As filed with the United States Securities and Exchange Commission on February 13, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________

Powermers Smart Industries, Inc.
(Exact name of registrant as specified in its charter)

_______________

Delaware	3690	88-4424414
(State or Other Jurisdiction of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 East 25th Street
New York, New York 10010
(212) 335-0088

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

_______________

Christopher Thorne
Chief Executive Officer
110 East 25th Street
New York, New York 10010
(212) 335-0088
(Name, address, including zip code and telephone number, including area code, of agent for service)

_______________

Copies to:

David A. Miller Jeffrey M. Gallant Eric T. Schwartz Graubard Miller 405 Lexington Avenue, 44th Floor New York, New York 10174 (212) 818-8800	Christian O. Nagler, P.C. Anthony J. Zangrillo Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described in this preliminary proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2024

PRELIMINARY PROXY STATEMENT/PROSPECTUS

LETTER TO OCA STOCKHOLDERS

PROXY STATEMENT FOR
THE SPECIAL MEETING OF STOCKHOLDERS OF
OCA ACQUISITION CORP.

PROSPECTUS FOR
22,238,436 SHARES OF COMMON STOCK AND 15,302,500 WARRANTS OF
POWERMERS SMART INDUSTRIES, INC.

OCA ACQUISITION CORP.
1345 Avenue of the Americas, 33rd Floor
New York, New York 10105

Dear OCA Acquisition Corp. Stockholder:

You are cordially invited to attend a special meeting of OCA Acquisition Corp., a Delaware corporation (“OCA”), which will be held on [•], 2024, at [•] [a.m./p.m.], Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned (the “Stockholder Meeting”).

You can participate in the virtual Stockholder Meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/ocaacquisition/[•]. Please see “Questions and Answers about the OCA Stockholder Proposals — How do I attend the virtual Stockholder Meeting?” in the accompanying proxy statement/prospectus for more information. Even if you are planning on attending the Stockholder Meeting online, please promptly submit your proxy vote online, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Stockholder Meeting.

On December 21, 2023, OCA entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among OCA, Powermers Smart Industries, Inc., a Delaware corporation (“PSI”), and POWR Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of PSI (“Merger Sub”). The Business Combination Agreement and the transactions contemplated thereby (the “Business Combination”) were approved by the board of directors of OCA (the “OCA Board”) and PSI. Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub will merge with and into OCA (the “Merger”), with OCA being the surviving corporation of such Merger and becoming a wholly-owned subsidiary of PSI. As used in this proxy statement/prospectus, “New PSI” refers to PSI after giving effect to the consummation of the Business Combination.

In connection with the Merger, each (i) share of OCA Class A Common stock, par value $0.0001 per share (the “OCA Class A Common Stock”), and (ii) share of OCA Class B common stock, par value $0.0001 per share (the “OCA Class B Common Stock” and, together with the OCA Class A Common Stock, the “OCA Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be automatically cancelled and extinguished and converted into the right to receive one share of common stock of PSI, par value $0.01 per share (“PSI Common Stock”). All shares of OCA Common Stock held in treasury will be cancelled and extinguished without consideration. At the Effective Time, each whole warrant issued as part of the units (the “Units”), each consisting of one share of OCA Class A Common Stock and one-half of one Public Warrant (the “Public Warrants”), sold in OCA’s initial public offering (the “IPO”) and certain of the whole warrants issued to OCA Acquisition Holdings LLC (the “Sponsor”) in a private placement simultaneously with the closing of the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “OCA Warrants”) that is outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase one share of PSI Common Stock, with each such warrant subject to substantially the same terms and conditions applicable to such respective Public Warrant and Private Placement Warrant prior to such conversion. Each Unit that is outstanding immediately prior to the Effective Time will be automatically separated into one share of OCA Class A Common Stock and one-half of one Public Warrant, which underlying securities will be converted as described above; provided, however, that no fractional warrants will be issued.

The Units, OCA Class A Common Stock and Public Warrants are currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “OCAXU,” “OCAX” and “OCAXW,” respectively. The closing price of the Units on February 8, 2024, OCA Class A Common Stock on February 12, 2024 and Public Warrants on January 30, 2024 was $10.84, $10.84 and $0.065, respectively.

The accompanying notice of the Stockholder Meeting and proxy statement/prospectus describe the business OCA will conduct at the Stockholder Meeting and provide information about OCA that you should consider when you vote your shares. As more fully described in the accompanying proxy statement/prospectus, which is dated [•], 2024, and is first being mailed to stockholders on or about that date, the Stockholder Meeting will be held for the purpose of considering and voting on the following proposals:

1.      Stockholder Proposal No. 1 — Business Combination Proposal — a proposal to adopt and approve the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination) (the “Business Combination Proposal”);

2.      Stockholder Proposal No. 2 — Nasdaq Proposal — a proposal to approve, for purpose of complying with Nasdaq Listing Rule 5635(a)(2), the issuance of shares of OCA Class A Common Stock in connection with the Insider PIPE Investment (as defined below) (the “Nasdaq Proposal”);

3.      Stockholder Proposal No. 3 — Equity Incentive Plan Proposal — a proposal to approve and adopt the 2024 Incentive Plan, established to be effective after the Closing (the “Equity Incentive Plan Proposal”); and

4.      Stockholder Proposal No. 4 — Stockholder Adjournment Proposal — a proposal to adjourn the Stockholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of OCA Common Stock in the capital of OCA represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, (ii) if the holders of shares of Public Stock (as defined below) have elected to redeem an amount of shares in connection with the Business Combination Proposal such that the shares of PSI Common Stock would not be approved for listing on Nasdaq, the New York Stock Exchange, NYSE American or any other national securities exchange or (iii) if OCA and PSI mutually determine that additional time is required to consummate the Business Combination (the “Stockholder Adjournment Proposal”).

Each of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal are more fully described in the accompanying proxy statement/prospectus. Please take the time to read carefully each of the proposals in the accompanying proxy statement/prospectus before you vote.

Concurrently with the execution of the Business Combination Agreement, Antara Total Return SPAC Master Fund LP, a Cayman Islands exempted limited partnership owning a majority economic, non-voting interest in the Sponsor (“Antara”), and PSI entered into a note purchase agreement (the “Note Purchase Agreement”), pursuant to which, among other things, Antara agreed to purchase, and PSI agreed to issue and sell to Antara, convertible promissory notes in up to an aggregate principal amount of $8,000,000 (the “Convertible Notes”). In connection with the Closing, the Convertible Notes will automatically convert into 800,000 shares of PSI Common Stock.

In addition, concurrently with the execution and delivery of the Business Combination Agreement, OCA entered into a subscription agreement (the “Insider Subscription Agreement”) with the Sponsor. Pursuant to the Insider Subscription Agreement, the Sponsor agreed to subscribe for and purchase, and OCA agreed to issue and sell to the Sponsor, immediately prior to the Merger, an aggregate of 200,000 shares of OCA Class A Common Stock for an aggregate purchase price of $2,000,000 (the “Insider PIPE Investment”). Upon Closing, each issued and outstanding share of OCA Common Stock purchased in the Insider PIPE Investment will be automatically cancelled, extinguished and converted into the right to receive one share of PSI Common Stock.

Pursuant to the Sponsor Support Agreement (the “Sponsor Support Agreement”), dated as of December 21, 2023, by and among the Sponsor, Antara, OCA, PSI and each of the officers and directors of OCA (together with the Sponsor, the “Insiders”), (i) the Sponsor and Antara agreed, subject to applicable securities laws, to vote all the shares of OCA Common Stock beneficially owned by them in favor of the proposals to approve the Business Combination and other matters to be voted upon at the Stockholder Meeting, (ii) effective as of immediately prior to the Effective Time, the Sponsor agreed to forfeit and surrender to OCA for cancellation all but 4,500,000 of the Private Placement

Warrants held by it (exclusive of any OCA Warrants purchased by the Sponsor in the open market and warrants described in the immediately following clause (iii)), (iii) effective as of immediately prior to the Effective Time, the Sponsor agreed to convert (A) the 2021 Note into Working Capital Warrants (as defined in the Warrant Agreement), (B) the 2022 Note into Extension Warrants (as defined in the Warrant Agreement), and (C) the 2023 Note and 2024 Note into Post-IPO Warrants (as defined in the Warrant Agreement) and (iv) the Sponsor agreed to use its best efforts to facilitate identifying and obtaining commitments from investors for a PIPE investment in an aggregate amount of $10,000,000 in exchange for shares of OCA Class A Common Stock.

Following consummation of the Business Combination, the PSI equityholders will beneficially own approximately 96.3% of the combined voting power of PSI Common Stock, assuming no redemptions by the holders of OCA’s Public Stock (the “Public Stockholders”). As a result, New PSI will be a “controlled company” as defined in the corporate governance rules of Nasdaq.

As contemplated by OCA’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), Public Stockholders may elect to redeem all or a portion of their shares of OCA Class A Common Stock issued as part of the Units in the IPO (the “Public Stock”) in exchange for their pro rata portion of the funds held in a trust account (the “Trust Account”) established in connection with the IPO to hold a portion of the proceeds of the IPO and the concurrent sale of Private Placement Warrants, if the Business Combination is consummated, regardless of how such Public Stockholders vote in regard to the Business Combination Proposal.

On February 12, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the redemption price per share was approximately $10.91 (which is expected to be the same approximate amount two business days prior to the Stockholder Meeting), based on the aggregate amount on deposit in the Trust Account of approximately $32,721,301 as of February 12, 2024 (including interest not previously released to OCA but net of expected franchise and income taxes payable), divided by the total number of then outstanding shares of Public Stock. The redemption price per share may increase between the date of this proxy statement/prospectus and the date that is two business days prior to the Stockholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date. The closing price of Public Stock on February 12, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, was $10.84 per share. If the closing price of the Public Stock was to remain the same until the date of the Stockholder Meeting, exercising redemption rights would result in a Public Stockholder receiving approximately $0.07 more per share than if the shares were sold in the open market (based on the current per share redemption price). OCA cannot assure stockholders that they will be able to sell their Public Stock in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

Each of the Business Combination Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal is conditioned on the approval and adoption of each of the Business Combination Proposal and the Nasdaq Proposal (collectively, the “Condition Precedent Proposals”). The Stockholder Adjournment Proposal is not conditioned upon the approval of any other proposal.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of OCA Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting.

The OCA Board has fixed the close of business on [•], 2024 (the “Record Date”) as the date for determining OCA’s stockholders entitled to receive notice of and vote at the Stockholder Meeting and any adjournment thereof. Only holders of record of OCA Common Stock on that date are entitled to have their votes counted at the Stockholder Meeting or any adjournment thereof.

See “Risk Factors” beginning on page 22 of the accompanying proxy statement/prospectus for a discussion of information that should be considered in connection with an investment in New PSI’s securities.

Information about the Stockholder Meeting, the Business Combination, the Merger and other related business to be considered by the stockholders of OCA at the Stockholder Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Stockholder Meeting, all stockholders of OCA are urged to carefully read the accompanying proxy statement/prospectus, including the Annexes and the accompanying financial statements of OCA and PSI carefully and in their entirety. In particular, you are urged to read carefully the section entitled “Risk Factors” beginning on page 22 of the accompanying proxy statement/prospectus.

After careful consideration, the OCA Board has approved the Business Combination Agreement and the Business Combination and recommends that stockholders of OCA vote “FOR” the Business Combination Proposal and “FOR” all other proposals presented to stockholders of OCA in the accompanying proxy statement/prospectus. When you consider the OCA Board’s recommendation of these proposals, you should keep in mind that certain directors and officers of OCA have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in the accompanying proxy statement/prospectus for additional information.

Your vote is very important.    Whether or not you plan to attend the Stockholder Meeting, please vote as soon as possible by following the instructions in the accompanying proxy statement to make sure that your shares are represented and voted at the Stockholder Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Stockholder Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Stockholder Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Stockholder Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Stockholder Meeting and will not constitute votes cast at the Stockholder Meeting and therefore will have the same effect as a vote “AGAINST” the Business Combination Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal and no effect on the approval of the Stockholder Adjournment Proposal. If you are a stockholder of record and you wish to attend the Stockholder Meeting and vote at the meeting, you may do so, even if you previously returned a proxy. If you previously returned a proxy, it will be automatically revoked if you attend the Stockholder Meeting and vote at the meeting.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR SHARES OF OCA COMMON STOCK ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OCA’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE INITIALLY SCHEDULED VOTE AT THE STOCKHOLDER MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER TENDERING OR DELIVERING YOUR SHARES OF OCA COMMON STOCK (AND CERTIFICATES (IF ANY)) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT OR BY TENDERING OR DELIVERING YOUR SHARES OF OCA COMMON STOCK (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Enclosed is the proxy statement/prospectus containing detailed information about the Stockholder Meeting, the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal. Whether or not you plan to attend the Stockholder Meeting, OCA urges you to read this material carefully and vote your shares.

By Order of the Board of Directors of OCA Acquisition Corp.

David Shen
Chief Executive Officer, President and Director

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by PSI (File No. [•]), constitutes a prospectus of PSI under Section 5 of the U.S. Securities Act of 1933, as amended, with respect to certain securities of PSI to be issued in connection with the Business Combination described below. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, for the Stockholder Meeting to be held in connection with the Business Combination and at which OCA stockholders will be asked to consider and vote upon a proposal to adopt the Business Combination Agreement and approve the Business Combination, among other matters.

ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus and any other publicly available information concerning OCA, without charge, by written request to OCA Acquisition Corp., 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105, or by telephone request at (212) 201-8533; or Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 (toll free), or banks and brokers can call (203) 658-9400, or by emailing info@investor.morrowsodali.com, or from the SEC through the SEC website at http://www.sec.gov.

In order for an OCA stockholder to receive timely delivery of the applicable documents in advance of the Stockholder Meeting to be held on [•], 2024, such stockholder must request the information no later than five business days prior to the date of the Stockholder Meeting, by [•], 2024.

OCA ACQUISITION CORP.
1345 Avenue of the Americas, 33rd Floor
New York, New York 10105

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
OF OCA ACQUISITION CORP.
TO BE HELD ON [•], 2024

To the Stockholders of OCA Acquisition Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of OCA Acquisition Corp., a Delaware corporation (“OCA”), will be held on [•], 2024, at [•] [a.m./p.m.], Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned (the “Stockholder Meeting”).

You can participate in the virtual Stockholder Meeting, vote, and submit questions via live webcast by visiting https://www.cstproxy.com/ocaacquisition/[•]. Please see “Questions and Answers about the OCA Stockholder Proposals — How do I attend the virtual Stockholder Meeting?” in the accompanying proxy statement/prospectus for more information. Even if you are planning on attending the Stockholder Meeting online, please promptly submit your proxy vote online, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Stockholder Meeting.

On December 21, 2023, OCA entered into an Agreement and Plan of Merger (the “Business Combination Agreement”), by and among OCA, Powermers Smart Industries, Inc., a Delaware corporation (“PSI”) and POWR Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of PSI (“Merger Sub”). The Business Combination Agreement and the transactions contemplated thereby (the “Business Combination”) were approved by the board of directors of OCA (the “OCA Board”) and PSI. Pursuant to the Business Combination Agreement, upon the closing of the Business Combination (the “Closing”), Merger Sub will merge with and into OCA (the “Merger”), with OCA being the surviving corporation of such Merger and becoming a wholly-owned subsidiary of PSI. As used in this proxy statement/prospectus, “New PSI” refers to PSI after giving effect to the consummation of the Business Combination.

You are cordially invited to attend the Stockholder Meeting that will be held for the purpose of considering and voting on (i) a proposal to adopt and approve the Business Combination Agreement and the transactions contemplated thereby (the “Business Combination Agreement”); (ii) a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a)(2), the issuance of shares of OCA’s Class A common stock, par value $0.0001 per share (the “OCA Class A Common Stock”), in connection with the Insider PIPE Investment (as defined in the accompanying proxy statement/prospectus) (the “Nasdaq Proposal”); (iii) a proposal to approve and adopt the 2024 Incentive Plan, established to be effective after the Closing (the “Equity Incentive Plan Proposal”); and (iv) a proposal to adjourn the Stockholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of OCA Class A Common Stock and OCA’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) in the capital of OCA represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, (ii) if the holders of shares of Public Stock have elected to redeem an amount of shares in connection with the Business Combination Proposal such that the shares of PSI Common Stock would not be approved for listing on Nasdaq, the New York Stock Exchange, NYSE American or any other national securities exchange or (iii) if OCA and PSI mutually determine that additional time is required to consummate the Business Combination (the “Stockholder Adjournment Proposal”), each as more fully described below in the accompanying proxy statement/prospectus, which is dated [•], 2024 and is first being mailed to stockholders on or about that date.

After careful consideration, the OCA Board has approved the Business Combination Agreement and the Business Combination and recommends that stockholders of OCA vote “FOR” the Business Combination Proposal and “FOR” all other proposals presented to stockholders of OCA in the accompanying proxy statement/prospectus. When you consider the OCA Board’s recommendation of these proposals, you should keep in mind that certain directors and officers of OCA have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in the accompanying proxy statement/prospectus for additional information.

As contemplated by OCA’s amended and restated certificate of incorporation (the “Certificate of Incorporation”), the holders of shares of OCA Class A Common Stock issued as part of the units sold in OCA’s initial public offering (the “Public Stock,” and, the holders of such Public Stock, the “Public Stockholders”) may elect to redeem all or a portion of their Public Stock in exchange for their pro rata portion of the funds held in a trust account (the “Trust Account”) established in connection with the IPO to hold a portion of the proceeds of OCA’s initial public offering (the “IPO”) and the concurrent sale of private placement warrants (the “Private Placement Warrants”), if the Business Combination is consummated, regardless of how such Public Stockholders vote in regard to the Business Combination Proposal.

On February 12, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the redemption price per share was approximately $10.91 (which is expected to be the same approximate amount two business days prior to the Stockholder Meeting), based on the aggregate amount on deposit in the Trust Account of approximately $31,721,301 as of February 12, 2024 (including interest not previously released to OCA but net of expected franchise and income taxes payable), divided by the total number of then outstanding shares of Public Stock. The redemption price per share may increase between the date of this proxy statement/prospectus and the date that is two business days prior to the Stockholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date. The closing price of Public Stock on February 12, 2024, the most recent practicable date prior to the date of this proxy statement, was $10.84 per share. If the closing price of the Public Stock was to remain the same until the date of the Stockholder Meeting, exercising redemption rights would result in a Public Stockholder receiving approximately $0.07 more per share than if the shares were sold in the open market (based on the current per share redemption price). OCA cannot assure stockholders that they will be able to sell their Public Stock in the open market, even if the market price per share is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.

Each of the Business Combination Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal is conditioned on the approval and adoption of each of the Business Combination Proposal and the Nasdaq Proposal (collectively, the “Condition Precedent Proposals”). The Stockholder Adjournment Proposal is not conditioned upon the approval of any other proposal.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR SHARES OF OCA COMMON STOCK ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OCA’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE STOCKHOLDER MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER TENDERING OR DELIVERING YOUR SHARES OF OCA COMMON STOCK (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) TO THE TRANSFER AGENT OR BY TENDERING OR DELIVERING YOUR SHARES OF OCA COMMON STOCK (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of OCA Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting.

Record holders of OCA Common Stock at the close of business on [•], 2024 (the “Record Date”) are entitled to vote or have their votes cast at the Stockholder Meeting. On the Record Date, there were 3,298,436 issued and outstanding shares of OCA Class A Common Stock and 3,437,500 issued and outstanding shares of OCA Class B Common Stock held by the Sponsor. OCA’s warrants do not have voting rights.

The Sponsor and OCA’s officers and directors intend, subject to applicable securities laws, to vote all of their OCA Common Stock in favor of the proposals being presented at the Stockholder Meeting and have, pursuant to a letter agreement, agreed to, among other things, waive their redemption rights with respect to any OCA Class A Common Stock held by them in connection with this Stockholder Meeting. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of the accompanying proxy statement/prospectus, the Sponsor holds approximately 55.5% of the issued and outstanding shares of OCA Common Stock and OCA’s officers and directors do not own any OCA Common Stock (excluding any securities indirectly owned by officers or directors as a result of his or her membership interest in the Sponsor). As a result, in addition to the Sponsor, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal will not require the affirmative vote of any shares of Public Stock.

The accompanying proxy statement/prospectus contains important information about the Stockholder Meeting, the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal. Whether or not you plan to attend the Stockholder Meeting, OCA urges you to read this material carefully and vote your shares.

The accompanying proxy statement is dated [•], 2024 and is first being mailed to stockholders on or about that date.

By Order of the Board of Directors of OCA Acquisition Corp.

David Shen
Chief Executive Officer, President and Director

i

FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

•        “Antara” means Antara Total Return SPAC Master Fund LP, a Cayman Islands exempted limited partnership owning a majority economic, non-voting interest in the Sponsor;

•        “ASC” means the FASB’s Accounting Standards Codification;

•        “Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Merger;

•        “Business Combination Agreement” means that certain Agreement and Plan of Merger, dated as of December 21, 2023, by and among OCA, PSI and Merger Sub, attached to this proxy statement/prospectus as Annex A;

•        “Business Combination Proposal” means the proposal to be considered at the Stockholder Meeting to approve the Business Combination;

•        “Certificate of Incorporation” means OCA’s amended and restated certificate of incorporation, as amended, in effect immediately prior to the Closing;

•        “Closing” means the closing of the Business Combination;

•        “Closing Date” means the date on which the Closing occurs;

•        “Code” means the Internal Revenue Code of 1986, as amended;

•        “Condition Precedent Proposals” means the Business Combination Proposal and the Nasdaq Proposal;

•        “Continental” means Continental Stock Transfer & Trust Company, trustee of OCA’s Trust Account, warrant agent of OCA’s Public Warrants and transfer agent of OCA’s securities;

•        “Convertible Note Investment” means Antara’s purchase of an aggregate principal amount of $8,000,000 of convertible promissory notes from PSI pursuant to the Note Purchase Agreement;

•        “Convertible Notes” means the convertible promissory notes issued by PSI to Antara in the Convertible Note Investment;

•        “DGCL” means the Delaware General Corporation Law, as amended;

•        “Exchange Act” means the Securities Exchange Act of 1934, as amended;

•        “Extension Amendments” means the amendments to the Certificate of Incorporation, dated as of January 19, 2023 and January 11, 2024, to extend the date by which OCA must complete an initial business combination;

•        “FASB” means the Financial Accounting Standard Board;

•        “Form 8-K” means a Current Report on Form 8-K;

•        “Founder Shares” means shares of the OCA Class B Common Stock and any shares of OCA Class A Common Stock issued upon the conversion of shares of OCA Class B Common Stock pursuant to the terms of the Certificate of Incorporation;

•        “GAAP” means the accounting principles generally accepted in the United States of America;

•        “Houlihan” means Houlihan Capital, LLC;

•        “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•        “Insider PIPE Investment” means the purchase by the Sponsor of 200,000 shares of OCA Class A Common Stock for an aggregate gross purchase price of $2,000,000;

•        “Insiders” means the Sponsor and each of the directors and officers of OCA;

•        “IPO” means the initial public offering OCA consummated on January 20, 2021;

•        “IPO Registration Statement” means the Registration Statement on Form S-1 filed with the SEC on December 23, 2020, as amended, and declared effective on January 14, 2021 (File No. 333-251617);

•        “IPO Underwriters” means Nomura Securities International, Inc. and Stifel, Nicolaus & Company, Incorporated;

•        “IRS” means the United States Internal Revenue Service;

•        “Merger” means the merger of Merger Sub with and into OCA, with OCA surviving the merger as a wholly-owned subsidiary of PSI;

•        “Merger Sub” means POWR Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of PSI;

•        “Nasdaq” means the Nasdaq Stock Market;

•        “Nasdaq Proposal” means the proposal to approve, for the purpose of complying with Nasdaq Listing Rule 5635, the issuance of PSI Common Stock in connection with the Business Combination and PIPE Financing;

•        “New PSI” means PSI, following the consummation of the Business Combination;

•        “New PSI Board” means the board of directors of New PSI;

•        “New PSI Bylaws” means the Bylaws of New PSI upon consummation of the Business Combination;

•        “New PSI Charter” means the Certificate of Incorporation, as amended, of New PSI upon consummation of the Business Combination;

•        “New PSI Public Warrants” means the warrants to purchase shares of PSI Common Stock issued upon the assumption of the Public Warrants by PSI in connection with the Closing;

•        “New PSI Sponsor Warrants” means the New PSI Public Warrants issued upon the assumption of the Private Placement Warrants by PSI in connection with the Closing and which shall be subject to substantially the same terms and conditions applicable to such Private Placement Warrants prior to such conversion;

•        “New PSI Warrants” means the New PSI Sponsor Warrants and the New PSI Public Warrants;

•        “Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 21, 2023, by and between Antara and PSI;

•        “OCA” means OCA Acquisition Corp., a Delaware corporation;

•        “OCA Board” means the board of directors of OCA;

•        “OCA Class A Common Stock” means OCA’s Class A Common Stock, par value $0.0001 per share;

•        “OCA Class B Common Stock” means OCA’s Class B Common Stock, par value $0.0001 per share;

•        “OCA Common Stock” means the OCA Class A Common Stock and OCA Class B Common Stock;

•        “OCA Warrants” means the Public Warrants and Private Placement Warrants;

•        “Olympus Capital” means Olympus Capital Holdings Asia, LLC, an affiliate of the Sponsor;

•        “PFIC” means passive foreign investment company under the Code;

•        “PIPE Financing” means the Insider PIPE Investment and the Third-Party PIPE Investment;

•        “PIPE Investors” means any investors participating in the Third-Party PIPE Investment;

•        “Private Placement Warrants” means (a) the 7,057,500 warrants sold to the Sponsor in a private placement simultaneously with the closing of the IPO if held by the Sponsor (or its permitted transferees), (b) any Working Capital Warrants (as defined in the Warrant Agreement) if held by the Sponsor (or its permitted transferees), and (c) any Extension Warrants (as defined in the Warrant Agreement) if held by the Sponsor (or its permitted transferees);

•        “Promissory Notes” means the 2021 Note, the 2022 Note, the 2023 Note and the 2024 Note;

•        “PSI” means Powermers Smart Industries, Inc., a Delaware corporation;

•        “PSI Common Stock” means PSI’s common stock, par value $0.01 per share;

•        “PSI Stockholder Support Agreement” means that certain Company Stockholder Support Agreement, dated as of December 21, 2023, by and among PSI, OCA and the stockholders of PSI party thereto;

•        “PSI Stock Split” means the stock split to be effectuated by PSI immediately prior to the Closing;

•        “Public Stock” means the OCA Class A Common Stock, excluding any Founder Shares;

•        “Public Stockholders” means holders of the Public Stock other than the Sponsor;

•        “Public Warrants” means (a) OCA’s redeemable warrants sold as part of the Units in the IPO (whether they are purchased in that offering or thereafter in the open market), (b) any Post-IPO Warrants (as defined in the Warrant Agreement), and (c) the Private Placement Warrants if held by third parties other than the Sponsor (or its permitted transferees);

•        “Record Date” means [•], 2024;

•        “Registration Rights Agreement” means the agreement to be entered into upon the Closing by and among PSI, certain of the stockholders of PSI, the Sponsor and Antara, pursuant to which the holders of PSI Common Stock party thereto will be entitled to certain piggyback registration rights and customary demand registration rights;

•        “Registration Statement” means this registration statement on Form S-4, as the same may be amended from time to time;

•        “SEC” means the U.S. Securities and Exchange Commission;

•        “Securities Act” means the Securities Act of 1933, as amended;

•        “Sponsor” means OCA Acquisition Holdings LLC, a Delaware limited liability company;

•        “Sponsor Letter Agreement” means that certain letter agreement, dated as of January 14, 2021, by and among OCA and the Insiders;

•        “Sponsor Support Agreement” means that certain Sponsor Support Agreement, dated as of December 21, 2023, by and among the Sponsor, Antara, OCA, PSI and each of the officers and directors of OCA;

•        “Stock Exchange” means the New York Stock Exchange, NYSE American, Nasdaq or any other national securities exchange;

•        “Stockholder Meeting” means the special meeting of OCA stockholders where holders of OCA Common Stock will be asked to consider and vote upon the Business Combination Proposal, among other proposals, and to approve the Business Combination and adopt the Business Combination Agreement;

•        “Third-Party PIPE Investment” means the potential commitments from PIPE Investors for an investment in an aggregate amount of $10,000,000 in exchange for a certain number of shares of OCA Class A Common Stock;

•        “Trust Account” means the trust account of OCA, which holds a portion of the proceeds of the IPO and concurrent sale of Private Placement Warrants together with interest earned thereon, less amounts released to pay taxes and redemptions by Public Stockholders in connection with the Extension Amendments;

•        “Unit” means the 14,950,000 units sold in the IPO that consists of one share of OCA Class A Common Stock and one-half of one redeemable warrant of OCA, with each full warrant entitling the holder thereof to purpose on share of OCA Class A Common Stock for $11.50 per share;

•        “Warrant Agreement” means the Warrant Agreement, dated as of January 14, 2021, by and between OCA and Continental, as warrant agent;

•        “2021 Note” means the promissory note, dated December 14, 2021, by and between OCA and the Sponsor;

•        “2022 Note” means the promissory note, dated July 20, 2022, by and between OCA and the Sponsor;

•        “2023 Note” means the promissory note, dated January 19, 2023, by and between OCA and the Sponsor;

•        “2024 Incentive Plan” means the PSI 2024 Equity Incentive Plan, attached to this proxy statement/prospectus as Annex B;

•        “2024 Note” means the promissory note, dated January 11, 2024, by and between OCA and the Sponsor.

v

TRADEMARKS

We have proprietary rights to certain of the trademarks, service marks, and trade names used in this prospectus. This proxy statement/prospectus also contains trademarks, service marks, and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, our trademarks, service marks, and trade names referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

PSI and its subsidiaries may own certain trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, PSI considers its name, logo and website name and address to be its trademarks or service marks or owned domain names. This proxy statement/prospectus also contains references to other trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry position and industry data and forecasts that PSI and OCA obtained or derived from internal company reports, independent third-party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.

Statements as to industry position are based on market data currently available. While neither PSI nor OCA are aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among other things, statements about the parties’ ability to close the Business Combination, the timing of the Closing, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of PSI, OCA and New PSI and the period following the consummation of the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “aim,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “develop,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” “design,” “future,” “look ahead,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on information available as of the date of this proxy statement/prospectus and on the current expectations, forecasts and assumptions of the management of PSI and OCA, involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by OCA and the following:

•        the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•        the inability to consummate the Business Combination, including due to any failure to obtain approval of the OCA stockholders or PSI stockholders or other conditions to the Closing in the Business Combination Agreement;

•        delays in obtaining, or the inability to obtain, any necessary regulatory approvals required to complete the Business Combination;

•        the inability to obtain, or maintain, the listing of the PSI Common Stock and New PSI Warrants on Nasdaq following the Business Combination;

•        costs related to the Business Combination;

•        PSI’s ability to execute its business model, including market acceptance of its products;

•        risks related to PSI’s limited operating history;

•        PSI’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•        changes in PSI’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;

•        PSI’s ability to attract and retain a large number of customers;

•        PSI’s future capital requirements and sources and uses of cash;

•        risks related to building out PSI’s supply chain;

•        PSI’s ability to attract and retain key personnel;

•        PSI’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•        changes in applicable laws or regulations; and

•        the possibility that PSI or OCA may be adversely affected by other economic, business, and/or competitive factors.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of PSI or OCA prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement/prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. PSI and OCA undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks New PSI describes in the reports it will file from time to time with the SEC after the date of this proxy statement/prospectus.

In addition, statements that “PSI believes” or “OCA believes” and similar statements reflect PSI’s and OCA’s respective beliefs and opinions on the relevant subject. These statements are based on information available to them as of the date of this proxy statement/prospectus, and while PSI and OCA respectively believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. PSI’s and OCA’s statements should not be read to indicate that they have respectively conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although PSI and OCA respectively believe the expectations reflected in the forward-looking statements were reasonable at the time made, they cannot guarantee future results, level of activity, performance or achievements. Moreover, neither PSI, OCA nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this proxy statement/prospectus and any subsequent written or oral forward-looking statements that may be issued by PSI, OCA or persons acting on their behalf.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to PSI or OCA or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, neither PSI nor OCA undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE OCA STOCKHOLDER PROPOSALS

The questions and answers below highlight only selected information from this document and only briefly address certain commonly asked questions about the proposals to be presented at the Stockholder Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that may be important to OCA stockholders. Stockholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and other documents referred to herein, to fully understand the proposals to be presented at the Stockholder Meeting and the voting procedures for the Stockholder Meeting.

Q:     Why am I receiving this proxy statement/prospectus?

A:     You are receiving this proxy statement/prospectus in connection with the Stockholder Meeting. OCA is holding the Stockholder Meeting to consider and vote upon the proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

OCA stockholders are being asked to consider and vote upon the Business Combination Proposal to approve the Business Combination Agreement and the Business Combination contemplated thereby. The Business Combination Agreement provides that, among other things, upon the Closing, Merger Sub will merge with and into OCA, with OCA being the surviving corporation of such Merger and becoming a wholly owned subsidiary of PSI. Each (i) share of OCA Class A Common Stock of OCA, and (ii) share of OCA Class B Common Stock, issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be automatically cancelled and extinguished and converted into the right to receive one share of PSI Common Stock. All shares of OCA Common Stock held in treasury will be cancelled and extinguished without consideration. At the Effective Time, each whole warrant issued as part of the Units, each consisting of one share of OCA Class A Common Stock and one-half of one Public Warrant, sold in the IPO and each whole Private Placement Warrant that is outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase one share of PSI Common Stock, with each such warrant subject to substantially the same terms and conditions applicable to such respective Public Warrant and Private Placement Warrant prior to such conversion. Each Unit that is outstanding immediately prior to the Effective Time will be automatically separated into one share of OCA Class A Common Stock and one-half of one Public Warrant, which underlying securities will be converted as described above.

OCA’s stockholders are also being asked to consider and vote upon the Nasdaq Proposal to approve, for the purpose of complying with Nasdaq Listing Rule 5635, the issuance of shares of OCA Class A Common Stock in connection with the Insider PIPE Investment. See the section entitled “Stockholder Proposal No. 2: The Nasdaq Proposal.”

OCA’s stockholders are also being asked to consider and vote upon the Equity Incentive Plan Proposal to approve the 2024 Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex B, to be effective upon approval by OCA’s stockholders. See the section entitled “Stockholder Proposal No. 3: The Equity Incentive Plan Proposal.”

Public Stockholders are also being asked to consider and vote upon the Stockholder Adjournment Proposal to adjourn the Stockholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of OCA Common Stock in the capital of OCA represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, (ii) if the holders of shares of Public Stock have elected to redeem an amount of shares in connection with the Business Combination Proposal such that the shares of PSI Common Stock would not be approved for listing on a Stock Exchange or (iii) if OCA and PSI mutually determine that additional time is required to consummate the Business Combination. See the section entitled “Stockholder Proposal No. 4: The Stockholder Adjournment Proposal.”

Q:     How do the Public Warrants differ from the Private Placement Warrants and what are the related risks for any holders of PSI Warrants following the Business Combination?

A:     The Private Placement Warrants are identical to the Public Warrants in all material respects, except that the Private Placement Warrants are not transferable, assignable or salable until 30 days after the completion of the Business Combination and they will not be redeemable by New PSI so long as they are held by the Sponsor or its permitted transferees. Additionally, the Sponsor, or its permitted transferees, will have the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by New PSI in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants.

As a result, following the Business Combination, New PSI may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby significantly impairing the value of such warrants. New PSI will have the ability to redeem outstanding PSI Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the shares of PSI Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrant holders. New PSI will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of PSI Common Stock issuable upon exercise of such warrants is effective and a current prospectus relating to those shares of PSI Common Stock is available throughout the 30-day redemption period. If and when the PSI Warrants become redeemable by New PSI, it may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding PSI Warrants could force you (i) to exercise your PSI Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your PSI Warrants at the then-current market price when you might otherwise wish to hold your PSI Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding PSI Warrants are called for redemption, is likely to be substantially less than the market value of your PSI Warrants.

New PSI may only call the PSI Warrants for redemption upon a minimum of 30 days’ prior written notice of redemption to each holder, provided that holders will be able to exercise their PSI Warrants prior to the time of redemption and, at New PSI’s election, any such exercise may be required to be on a cashless basis.

Q:     What is the expected per share value of the cash consideration to be received by New PSI in the Business Combination?

A:     As described in the sections entitled “Summary of the Proxy Statement/Prospectus — Sources and Uses of Funds for the Business Combination,” and “— What happens if a substantial number of Public Stockholders exercise their redemption rights?” the net cash to the balance sheet of New PSI and the total number of shares of PSI Common Stock will depend upon the extent to which Public Stockholders exercise their redemption rights. Although the parties to the Business Combination have deemed the value of the shares of PSI Common Stock to be equal to $10.00 per share for determining the number of shares of PSI Common Stock issuable to pre-Business Combination holders of shares of PSI Common Stock as a result of the PSI Stock Split, the cash value per share of PSI Common Stock and the trading price of PSI Common Stock following the Business Combination could be substantially less than $10.00 per share. Set forth below is a calculation of the net cash per share of PSI Common Stock resulting from the proceeds of the Trust Account in a no redemption scenario, 25% redemption scenario, 75% redemption scenario, and the maximum redemption scenario. Such calculations are based upon (i) cash held in the Trust Account as of February 12, 2024 of approximately $10.91 per share of

x

Public Stock (rounded to the nearest cent) and (ii) transaction expenses of $8 million. The calculations do not assume the receipt of any debt or equity financing in connection with the Closing other than the proceeds from the Insider PIPE Investment and the Convertible Note Investment.

	Assuming No Redemption(1)	Assuming 25% Redemption(2)	Assuming 75% Redemption(3)	Assuming 100% Redemption(4)
Shares of OCA Class A Common Stock Not Redeemed	2,998,436	2,248,827	749,609	—
Gross Cash Proceeds of Trust Account at $10.91 per Share	32,721,301	24,540,976	749,609	—
Gross Cash Proceeds of Insider PIPE Investment	$2,000,000	$2,000,000	$2,000,000	$2,000,000
Convertible Note Investment(5)	$8,000,000	$8,000,000	$8,000,000	$8,000,000
Estimated Transaction Expenses	$8,000,000	$8,000,000	$8,000,000	$8,000,000
Total Shares Outstanding	207,735,935	206,986,327	205,487,109	204,737,500
Net Cash per Share of PSI Common Stock Outstanding	0.17	0.13	0.05	0.01

____________

(1)      This scenario assumes that no shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendment Proposal.

(2)      This scenario assumes that 749,609 shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendment Proposal.

(3)      This scenario assumes that 2,248,827 shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendment Proposal.

(4)      This scenario assumes that 2,998,436 shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendment Proposal.

(5)      PSI received $3,000,000 in proceeds from the Convertible Note Investment on December 21, 2023. PSI is expected to receive the remaining $5,000,000 in proceeds from the Convertible Note Investment within ten days of PSI’s receipt of initial comments on this registration statement on Form S-4.

Q:     What are the specific proposals on which I am being asked to vote at the Stockholder Meeting?

A:     OCA stockholders are being asked to consider and vote on the following proposals:

1.      Stockholder Proposal No. 1 — Business Combination Proposal — a proposal to adopt and approve the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination);

2.      Stockholder Proposal No. 2 — Nasdaq Proposal — a proposal to approve, for purpose of complying with Nasdaq Listing Rule 5635, the issuance of shares of OCA Class A Common Stock in connection with the Insider PIPE Investment;

3.      Stockholder Proposal No. 3 — Equity Incentive Plan Proposal — a proposal to approve and adopt the 2024 Incentive Plan, to be effective on the Closing; and

4.      Stockholder Proposal No. 4 — Stockholder Adjournment Proposal — a proposal to adjourn the Stockholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of OCA Common Stock in the capital of OCA represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, (ii) if the holders of shares of Public Stock have elected to redeem an amount of shares in connection with the Business Combination Proposal such that the shares of PSI Common Stock would not be approved for listing on a Stock Exchange or (iii) if OCA and PSI mutually determine that additional time is required to consummate the Business Combination.

For more information, please see “Stockholder Proposal No. 1: The Business Combination Proposal,” “Stockholder Proposal No. 2: The Nasdaq Proposal,” “Stockholder Proposal No. 3: The Equity Incentive Plan Proposal” and “Stockholder Proposal No. 4: The Stockholder Adjournment Proposal”.

After careful consideration, the OCA Board has unanimously determined that the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal are advisable and in the best interests of OCA and its stockholders and unanimously recommends that you vote “FOR” or give instruction to vote “FOR” each of these proposals.

The existence of financial and personal interests of OCA’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of OCA and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Securities” for a further discussion of these considerations.

THE VOTE OF STOCKHOLDERS IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q:     Are the proposals conditioned on one another?

A:     Each of the Business Combination Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal is conditioned on the approval and adoption of each of the Condition Precedent Proposals. The Stockholder Adjournment Proposal is not conditioned upon the approval of any other proposal. The Stockholder Adjournment Proposal will only be put forth for a vote if there are insufficient shares of OCA Common Stock present at the Stockholder Meeting to constitute a quorum or there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal at the Stockholder Meeting, if due to redemptions in connection with the Business Combination Proposal, shares of PSI Common Stock would not be approved for listing on a Stock Exchange or if OCA and PSI mutually determine that additional time is required to consummate the Business Combination.

Q:     Why is OCA proposing the Business Combination Proposal?

A:     OCA was incorporated to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Since OCA’s organization, the OCA Board has sought to identify suitable candidates in order to effect such a transaction, with a focus on identifying a U.S. company in the technology-enabled business services (including healthcare and education) or financial services sectors for a business combination. In its review of PSI, the OCA Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the OCA Board has determined that the positive factors outweighed the negative factors and that the Business Combination presents a highly attractive business combination opportunity and is in the best interests of Public Stockholders. The OCA Board believes that, based on its review and consideration, the Business Combination with PSI presents an opportunity to increase stockholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Approval of the Business Combination by holders of OCA Common Stock is required by the Business Combination Agreement and the Certificate of Incorporation.

Q:     What will happen in the Business Combination?

A:     Pursuant to the terms of the Business Combination Agreement, a business combination between OCA and PSI will be effected. More specifically, and as described in greater detail in this proxy statement/prospectus, at the Effective Time:

•        Merger Sub will merge with and into OCA, with OCA being the surviving company following the Merger and continuing in existence as a wholly owned subsidiary of PSI;

•        each Unit that is outstanding immediately prior to the Effective Time will be automatically separated into one share of OCA Class A Common Stock and one-half of one Public Warrant;

•        each issued and outstanding share of OCA Common Stock will be automatically converted into one share of PSI Common Stock; and

•        each whole issued and outstanding Warrant that is outstanding immediately prior to the Effective Time shall be converted into a warrant to purchase one share of PSI Common Stock, with each such warrant subject to substantially the same terms and conditions applicable to such respective Public Warrant and Private Placement Warrant prior to such conversion.

Q:     What happens if a substantial number of Public Stockholders exercise their redemption rights?

A:     Public Stockholders are not required to vote “FOR” the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Stockholders are reduced as a result of redemptions by Public Stockholders.

The PSI Common Stock outstanding prior to the Business Combination will dilute the equity interests of OCA’s existing stockholders and may adversely affect prevailing market prices for shares of Public Stock and/or Public Warrants. The Public Stockholders who do not redeem their shares of Public Stock may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination. Additionally, New PSI following the Closing may determine, subject to the receipt of any stockholder or Stock Exchange approvals that may be required, to issue more of PSI Common Stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

The issuance of shares of PSI Common Stock (or other equity securities of equal or senior rank) could have the following effects for holders of shares of Public Stock who elect not to redeem their shares:

•        your proportionate ownership interest in New PSI following the Closing will decrease;

•        the relative voting strength of each previously outstanding share of PSI Common Stock following the Business Combination will be diminished; or

•        the market price of PSI Common Stock may decline.

It is anticipated that, upon completion of the Business Combination, and assuming no holders of shares of Public Stock exercise their redemption rights: (i) Public Stockholders will own approximately 1.4% of the outstanding PSI Common Stock; (ii) the Insiders will own approximately 1.8% of the outstanding PSI Common Stock (excluding ownership attributable to the Sponsor’s participation in the Insider PIPE Investment); (iii) the shares issued in the Insider PIPE Investment will represent approximately 0.1% of the outstanding PSI Common Stock; (iv) the existing stockholders of PSI will retain an ownership interest of approximately 96.3% of the outstanding PSI Common Stock; and (v) the shares issued upon the conversion of the Convertible Notes will represent approximately 0.4% of the outstanding PSI Common Stock. Assuming 100% of the holders of shares of Public Stock exercise their redemption rights: (i) the Insiders will own approximately 1.8% of the outstanding PSI Common Stock (excluding ownership attributable to the Sponsor’s participation in the Insider PIPE Investment); (ii) the shares issued in the Insider PIPE Investment will represent approximately 0.1% of the outstanding PSI Common Stock; (iii) the existing stockholders of PSI will retain an ownership interest of approximately 97.7% of the outstanding PSI Common Stock; and (iv) the shares issued upon the conversion of the Convertible Notes will represent approximately 0.4% of the outstanding PSI Common Stock. These levels of ownership assume that (A) at or after the Closing, no New PSI Warrants will be exercised and (B) no shares have been issued in connection with any Third-Party PIPE Investment.

The Insiders, PSI and/or their directors, officers, advisors or respective affiliates, may purchase shares of Public Stock from Public Stockholders in privately negotiated transactions or in the open market prior to or following the completion of the Business Combination. If such purchases are made, the public “float” of shares of Public Stock (prior to the Closing) or the PSI Common Stock (following the Closing) and the number of beneficial holders of shares of OCA Common Stock (prior to the Closing) or the PSI Common Stock (following the Closing) may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of such securities on Nasdaq or another national securities exchange or reducing the liquidity of the trading market for such securities.

The below sensitivity table shows the potential impact of redemptions on the share ownership by non-redeeming stockholders in a no redemption scenario, 25% redemption scenario, 75% redemption scenario, and 100% redemption scenario. The information in the below sensitivity table has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in the below sensitivity table. In addition, certain percentages presented in the below sensitivity table reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding.

	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming 100% Redemption(4)
Stockholders	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
Holders of shares of Public Stock	2,998,436	1.4%	2,248,827	1.1%	749,609	0.4%	—	—
Insiders’ Existing Shares	3,737,500	1.8%	3,737,500	1.8%	3,737,500	1.8%	3,737,500	1.8%
Insider PIPE Investment	200,000	0.1%	200,000	0.1%	200,000	0.1%	200,000	0.1%
Existing PSI stockholders	200,000,000	96.3%	200,000,000	96.6%	200,000,000	97.3%	200,000,000	97.7%
Convertible Note Investment	800,000	0.4%	800,000	0.4%	800,000	0.4%	800,000	0.4%
Total Shares Outstanding	207,735,936	100%	206,986,327	100%	205,487,109	100%	204,737,500	100%
	Assuming No Redemption(2)			Assuming 25% Redemption(3)			Assuming 75% Redemption(4)			Assuming 100% Redemption(5)
Additional Dilution Sources	Ownership in Shares	Equity %		Ownership in Shares	Equity %		Ownership in Shares	Equity %		Ownership in Shares	Equity %
New PSI Warrants(5)	15,302,500	[•]	%	15,302,500	[•]	%	15,302,500	[•]	%	15,302,500	[•]	%
2024 Incentive Plan	[•]	[•]	%	[•]	[•]	%	[•]	[•]	%	[•]	[•]	%
Total Additional Dilution Sources(6)	[•]	[•]	%	[•]	[•]	%	[•]	[•]	%	[•]	[•]	%

____________

(1)      This scenario assumes that no shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendments.

(2)      This scenario assumes that 749,609 shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendments.

(3)      This scenario assumes that 2,458,827 shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendments.

(4)      This scenario assumes that 2,998,436 shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendments.

(5)      The Sponsor has agreed that 2,557,500 Private Placement Warrants shall be automatically forfeited and surrendered to OCA for no additional consideration.

[(6)    The Equity % with respect to each Additional Dilution Source set forth above, including the Total Additional Dilution Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source set forth above, including the Total Additional Dilution Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source in the numerator and the full amount of shares issued with respect to the Total Additional Dilution Sources in the denominator, based on the stated assumptions. For example, in the 25% redemption scenario, the Equity % with respect to the New PSI Warrants would be calculated as follows: (a) [•] shares of PSI Common Stock issued pursuant to the New PSI Warrants; divided by (b) (i) [•] shares of PSI Common Stock (the number of shares of PSI Common Stock outstanding prior to any issuance pursuant to the New PSI Warrants) plus (ii) [•] shares of PSI Common Stock issued pursuant to the New PSI Warrants. The total number of shares of PSI Common Stock reserved for issuance upon a grant of equity incentive awards is expected to equal 10% of the Total Shares Outstanding.]

Q:     Did the OCA Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:     OCA retained Houlihan to evaluate the fairness, from a financial point of view, to the Public Stockholders of the Consideration (as defined below) to be paid to such holders in the Merger.

On December 7, 2023, at a meeting of the OCA Board held to evaluate the Business Combination, Houlihan rendered to the OCA Board an oral opinion, which was confirmed by delivery of a written opinion dated December 7, 2023 (the “Fairness Opinion”), to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in such opinion, the total consideration payable in respect of all the outstanding shares of capital stock, options (to the extent they are vested as of immediately prior to the Closing) and the other equity interest of PSI, in each case held by the equity holders of PSI as of immediately prior to the Closing (such total consideration, the “Consideration”) in the Business Combination is fair from a financial point of view to OCA.

The full text of the Fairness Opinion delivered to the OCA Board, dated December 7, 2023, is attached as Annex C and incorporated by reference into this proxy statement/prospectus in its entirety. The Fairness Opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Houlihan in rendering the Fairness Opinion. All stockholders of OCA are urged to, and should, read the Fairness Opinion carefully and in its entirety. The Fairness Opinion was directed to the OCA Board and addressed only the fairness from a financial point of view to the Public Stockholders, as of the date of the Fairness Opinion, of the Consideration to be paid by OCA pursuant to the Business Combination Agreement. The Fairness Opinion did not address any other aspect or implications of the Business Combination and does not constitute an opinion, advice or recommendation as to how any stockholder of OCA should vote at the Stockholder Meeting. In addition, the Fairness Opinion did not in any manner address the prices at which the shares of PSI Common Stock would trade following the consummation of the Business Combination or at any time. The summary of the Fairness Opinion set forth in this proxy solicitation/prospectus statement is qualified in its entirety by reference to the full text of the Fairness Opinion attached as Annex C hereto.

For purposes of rendering the Fairness Opinion, Houlihan, among other things:

•        held discussions with certain members of OCA management and PSI management regarding the Business Combination, PSI’s historical performance and financial projections and PSI’s future outlook;

•        reviewed information provided by OCA and PSI including, but not limited to:

•        Audited financial statements for PSI for the fiscal years ended December 31, 2021 and 2022;

•        Unaudited financial statements for PSI for the year-to-date (“YTD”) periods ended June 30, 2022 and 2023;

•        Projected revenue and EBITDA for PSI for the fiscal years ended December 31, 2023 and ending December 31, 2024;

•        The executed letter of intent between OCA and PSI, dated September 21, 2023;

•        Various presentations outlining PSI’s partners and business lines;

•        A draft Business Combination Agreement, dated November 15, 2023;

•        Certain joint venture and partnership agreements between PSI and its partners;

•        An illustrative Sources and Uses table for the Business Combination;

•        An illustrative pro forma capitalization table for the Business Combination;

•        developed indications of value for PSI using generally accepted valuation methodologies; and

•        reviewed certain other relevant, publicly available information, including economic, industry and PSI specific information.

In preparing the Fairness Opinion, Houlihan has relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax and other information discussed with or reviewed by Houlihan and has assumed such accuracy and completeness for purposes of rendering an opinion. Houlihan did not assume any responsibility for independent verification of, and did not independently verify, any of such information.

For more information, please see the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Opinion of Houlihan, Fairness Opinion Provider”.

Q:     By what date must OCA complete a business combination?

A:     OCA is a special purpose acquisition company formed as a Delaware corporation for the purpose of effecting an initial business combination with one or more businesses. OCA originally had until July 20, 2022 to consummate an initial business combination pursuant to OCA’s Certificate of Incorporation.

On July 15, 2022, the OCA Board elected to extend the date by which OCA had to consummate a business combination from July 20, 2022 to January 20, 2023, as permitted under the OCA’s Certificate of Incorporation. In connection with such extension, on July 20, 2022, the Sponsor deposited an aggregate of $747,500 into the Trust Account.

On January 19, 2023, OCA held a special meeting of stockholders to approve an amendment to the Certificate of Incorporation to further extend the date by which OCA has to consummate a business combination from January 20, 2023 to April 20, 2023 and to allow OCA, without another stockholder vote, to elect to extend the date by which OCA must consummate a business combination on a monthly basis up to nine times by an additional one month each time after April 20, 2023, by resolution of the OCA Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable termination date, until January 20, 2024, unless the closing of a business combination shall have occurred prior thereto. The stockholders of OCA approved such proposal and on January 19, 2023, OCA filed the requisite amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. Following April 20, 2023, the OCA Board approved all nine monthly extensions of the deadline to complete a Business Combination, extending the deadline to January 20, 2024 and drew an aggregate of $1,080,000 pursuant to the 2023 Note.

On January 9, 2024, OCA held another special meeting of stockholders to approve a further amendment to the Certificate of Incorporation to extend the date by which OCA had to consummate a business combination from January 20, 2024 to February 20, 2024 and to allow OCA, without another stockholder vote, to elect to extend the date by which OCA must consummate a business combination on a monthly basis up to eleven times by an additional one month each time after February 20, 2024, by resolution of the OCA Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable termination date, until January 20, 2025, unless the closing of a business combination shall have occurred prior thereto. The stockholders of OCA approved such proposal and on January 11, 2024, OCA filed the requisite amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with this extension, OCA issued the 2024 Note to the Sponsor.

Accordingly, OCA now has until up to January 20, 2025 to consummate an initial business combination.

Q:     How are the funds in the Trust Account currently being held?

A:     The Trust Account is located in the United States with Continental, acting as trustee, and, from the IPO through January 19, 2023, was invested only in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by OCA. To mitigate the risk of being viewed as operating an unregistered investment company (including pursuant to the subjective test of Section 3(a)(1)(A) of the Investment Company Act), on January 19, 2023, OCA liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. The funds in the Trust Account are now maintained in cash in an interest-bearing demand deposit account at a bank and will continue to be held in such manner until the earlier of consummation of a business combination and OCA’s liquidation. Interest on such deposit account is currently approximately 3.5-4.0% per annum, but such deposit account carries a variable rate, and OCA cannot assure you that such rate will not decrease or increase significantly.

Q:     What happens to the funds deposited in the Trust Account after completion of the Business Combination?

A:     After completion of the Business Combination, the funds in the Trust Account will be used to pay holders of Public Stock who exercise redemption rights, with the balance being used for working capital of New PSI. On February 12, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the redemption price per share was approximately $10.91 (which is expected to be the same approximate amount two business days prior to the Stockholder Meeting), based on the aggregate amount on deposit in the Trust Account of approximately $32,721,301 as of February 12, 2024 (including interest not previously released to OCA but net of expected franchise and income taxes payable), divided by the total number of then outstanding shares of Public Stock. The redemption price per share may increase between February 12, 2024 and the date that is two business days prior to the Stockholder Meeting due to any interest that accrues on the amount on deposit in the Trust Account prior to such date. These funds will not be released until the earlier of the completion of a business combination or OCA’s liquidation.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     Pursuant to the terms of the Business Combination Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among others, receipt of the requisite stockholder approvals contemplated by this proxy statement/prospectus. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Business Combination Agreement — Conditions to Closing.”

Q:     When do you expect the Business Combination to be completed?

A:     It is currently expected that the Business Combination will be completed in the second quarter of 2024. This timing depends, among other things, on the approval of the proposals to be presented at the Stockholder Meeting. However, such meeting could be adjourned if the Stockholder Adjournment Proposal is adopted at the Stockholder Meeting and OCA elects to adjourn the Stockholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of OCA Common Stock in the capital of OCA represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, (ii) if the holders of shares of Public Stock have elected to redeem an amount of shares in connection with the Business Combination Proposal such that the shares of PSI Common Stock would not be approved for listing on a Stock Exchange or (iii) if OCA and PSI mutually determine that additional time is required to consummate the Business Combination.

Q:     Why is OCA proposing the Nasdaq Proposal?

A:     Pursuant to Nasdaq Listing Rule 5635(a)(2), when a Nasdaq-listed company proposes to issue securities in connection with the acquisition of the stock or assets of another company, stockholder approval is required if any director, officer or substantial stockholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock (or securities convertible into or exercisable for common stock) could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq-listed company. Because the Sponsor currently owns greater than 5% of the OCA Common Stock, the Sponsor is considered a substantial stockholder of OCA under Nasdaq Listing Rule 5635(e)(3). In connection with the Insider PIPE Investment, the Sponsor is expected to be issued 200,000 shares of OCA Class A Common Stock.

In the event that the Nasdaq Proposal is not approved by the holders of OCA Common Stock, the Business Combination cannot be consummated. In the event that the Nasdaq Proposal is approved by the holders of OCA Common Stock, but the Business Combination is not consummated, OCA will not issue shares of OCA Class A Common Stock.

Q:     Why is OCA proposing the Equity Incentive Plan Proposal?

A:     The purpose of the 2024 Incentive Plan is to enable New PSI to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and New PSI’s stockholders. For more information, see the section entitled “Stockholder Proposal No. 3: The Equity Incentive Plan Proposal”.

Q:     Why is OCA proposing the Stockholder Adjournment Proposal?

A:     Public Stockholders are also being asked to consider and vote upon the Stockholder Adjournment Proposal to approve the adjournment of the Stockholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of OCA Common Stock in the capital of OCA represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, (ii) if the holders of shares of Public Stock have elected to redeem an amount of shares in connection with the Business Combination Proposal such that the shares of PSI Common Stock would not be approved for listing on a Stock Exchange or (iii) if OCA and PSI mutually determine that additional time is required to consummate the Business Combination. See the section entitled “Stockholder Proposal No. 4: The Stockholder Adjournment Proposal” for additional information.

Q:     When and where will the Stockholder Meeting be held?

A:     The Stockholder Meeting will be held on [•], 2024, at [•] [a.m./p.m.], Eastern Time, as a virtual meeting, or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned. Only stockholders who hold OCA Common Stock at the close of business on the Record Date will be entitled to vote at the Stockholder Meeting.

You can participate in the meeting, vote and submit questions via live webcast by visiting https://www.cstproxy.com/ocaacquisition/[•]. Please see “— How do I attend the virtual Stockholder Meeting?” for more information.

Q:     Who is entitled to vote at the Stockholder Meeting?

A:     OCA has fixed [•], 2024 as the Record Date. If you are a stockholder of OCA at the close of business on the Record Date, you are entitled to vote on matters that come before the Stockholder Meeting.

Q:     How do I vote?

A:     If you were a holder of record of shares of Public Stock on the Record Date, you may vote with respect to the proposals electronically, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail.    By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Stockholder Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Stockholder Meeting so that your shares will be voted if you are unable to attend the Stockholder Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 5:00 p.m., Eastern Time, on [•], 2024.

Voting Electronically.    You may attend and vote at the Stockholder Meeting by visiting https://www.cstproxy.com/ocaacquisition/[•] and entering the control number found on your proxy card, voting instruction form or notice included in the proxy materials.

Q:     How do I attend the virtual Stockholder Meeting?

A:     If you are a registered stockholder as of the Record Date, you will receive a proxy card from Continental, acting as transfer agent. The form contains instructions on how to attend the virtual Stockholder Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-262-2373, or email proxy@continentalstock.com.

You can pre-register to attend the virtual Stockholder Meeting starting [•], 2024, at 9:00 a.m., Eastern Time (two business days prior to the meeting date). Enter the URL address into your browser https://www.cstproxy.com/ocaacquisition/[•], enter your control number, name and email address. Once you pre-register, you can vote or enter questions in the chat box. At the start of the Stockholder Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the Stockholder Meeting.

Stockholders who hold their investments through a bank or broker will need to contact Continental to receive a control number. If you plan to vote at the Stockholder Meeting, you will need to have a legal proxy from your bank or broker or, if you would like to join and not vote, Continental will issue you a guest control number with proof of ownership. In either case you must contact Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have access to Internet, you can listen only to the meeting by dialing [+1 800-450-7155 (or +1 857-999-9155 if you are located outside the United States and Canada (standard rates apply))] and when prompted enter the pin number [•]#. Please note that you will not be able to vote or ask questions at the Stockholder Meeting if you choose to participate telephonically.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to OCA or by voting online at the Stockholder Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Under the rules of Nasdaq, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that Nasdaq determines to be “non-routine” without specific instructions from the beneficial owner. The Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal are “non-routine” matters and therefore, brokers are not permitted to exercise their voting discretion with respect to these proposals.

If you hold your shares of OCA in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal. Accordingly, your bank, broker, or other nominee can vote your shares on the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal at the Stockholder Meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares as soon as possible in accordance with directions you provide. If your broker does not vote, it will have the no effect on the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal or the Stockholder Adjournment Proposal.

Q:     What proposals must be passed in order for the Business Combination to be completed?

A:     The Business Combination will not be completed unless the Business Combination Proposal and the Nasdaq Proposal are approved. If OCA does not complete a Business Combination by the Termination Date, OCA’s Certificate of Incorporation requires that it cease all operations except for the purpose of winding up, redeem out of funds lawfully available therefor all then outstanding Public Stock, and dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

Q:     How does the OCA Board recommend that I vote?

A:     The OCA Board unanimously recommends that OCA’s stockholders entitled to vote on the proposals vote as follows:

•        “FOR” approval of the Business Combination Proposal;

•        “FOR” approval of the Nasdaq Proposal;

•        “FOR” approval of the Equity Incentive Plan Proposal; and

•        “FOR” approval of the Stockholder Adjournment Proposal, if presented.

Q:     How many votes do I have?

A:     Public Stockholders have one vote per each share of OCA Common Stock held by them on the Record Date for each of the proposals to be voted upon.

Q:     Who is OCA’s Sponsor?

A:     OCA’s sponsor is OCA Acquisition Holdings LLC, a Delaware limited liability company. The Sponsor currently owns 3,437,500 shares of OCA Class B Common Stock, 300,000 shares of OCA Class A Common Stock and 7,057,500 Private Placement Warrants of OCA. Olympus Capital Asia V, L.P. currently is the managing member of the Sponsor. Messrs. Shen, Glat and Mintz are managing directors of Olympus Capital, the investment adviser to Olympus Capital Asia V, L.P., and each own indirect interests in Olympus Capital Asia V, L.P. As such, each such person may be deemed to have or share beneficial ownership of the OCA Class B Common Stock held directly by the Sponsor. In July 2022, Antara acquired a majority economic, non-voting interest in the Sponsor. Antara was founded by Himanshu Gulati in 2018 and invests across a wide variety of financial instruments, including loans, bonds, convertible bonds, stressed/distressed credit and special situation equity investments.

The Sponsor is not “controlled” (as defined in 31 CFR § 800.208) by a foreign person, such that the Sponsor’s involvement in the Business Combination would be a “covered transaction” (as defined in 31 CFR § 800.213). However, it is possible, if a “foreign person” (as defined in 31 CFR § 800.224) becomes party to the Business Combination, that the Business Combination could become subject to the Committee on Foreign Investment in the United States (“CFIUS”) review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling foreign investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA, and subsequent implementing regulations that are now in force, subjects certain categories of investments to mandatory filings. A failure to notify CFIUS of a transaction where such notification was mandatory, or otherwise warranted based on the national security considerations presented by an investment target, may expose the Sponsor and/or New PSI to legal penalties, costs and/or other adverse reputational and financial effects, thus potentially diminishing the value of New PSI. CFIUS is actively pursuing transactions that were not notified to it and may ask questions regarding, or impose restrictions or mitigation on, the Business Combination post-closing.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our Business Combination. If we cannot complete a Business Combination by the Termination Date because the transaction is still under review or because our Business Combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, our Public Stockholders may only receive approximately $10.91 per share of Public Stock, and our warrants will expire worthless. This will also cause you to lose the investment opportunity in PSI and the chance of realizing future gains on your investment through any price appreciation in New PSI.

Q:     How do the Sponsor and OCA’s directors and officers intend to vote?

A:     Subject to applicable securities laws, the Sponsor and OCA’s directors and officers intend to vote any OCA Common Stock over which they have voting control in favor of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal.

The Sponsor is not entitled to redeem any OCA Common Stock held by it in connection with the Business Combination Proposal. On the Record Date, the Sponsor beneficially owned and was entitled to vote an aggregate of 3,437,500 shares of OCA Class B Common Stock and 300,000 shares of OCA Class A Common Stock, representing approximately 55.5% of OCA’s issued and outstanding shares of OCA Common Stock.

Q:     What interests do the Insiders, including OCA’s officers and directors, have that are different than the Public Stockholders?

A:     When you consider the recommendation of the OCA Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including OCA’s directors and our executive officers, have interests in such proposal that are different from, or in addition to, those of Public Stockholders generally. These interests include, among other things, the interests described below:

•        the fact that Antara acquired a majority economic, non-voting interest in the Sponsor;

•        the fact that the Sponsor and OCA’s officers and directors have certain economic interests in the Business Combination including:

•        the Sponsor paid an aggregate of $25,000 for 3,737,500 Founder Shares currently owned by the Sponsor, in which certain of OCA’s directors and executive officers hold a direct and indirect interest. The Founder Shares would be worthless if the Business Combination or another business combination is not consummated by the Termination Date because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $40,514,500 based upon the closing price of $10.84 per share of OCA Class A Common Stock on Nasdaq on February 12, 2024, particularly given the Termination Date;

•        the Sponsor paid an aggregate of $7,057,500 for 4,500,000 Private Placement Warrants (after giving effect to the forfeiture of 2,557,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement and excluding the impact of the conversion of the Promissory Notes into Working Capital Warrants, Extension Warrants and Post-IPO Warrants pursuant to the terms of the Business Combination Agreement and the Sponsor Support Agreement), each of which is identical to the Public Warrants, except that so long as they are held by the Sponsor or its permitted transferees, the Private Placement Warrants (i) will not be redeemable by OCA, (ii) may not (including the shares of OCA Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions be transferred, assigned or sold by the holders until 30 days after the completion of OCA’s initial business combination and (iii) may be exercised by the holders on a cashless basis, would become worthless if the Business Combination or another business combination is not consummated by the Termination Date. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $292,500, based upon the closing price of $0.065 per Public Warrant on Nasdaq on January 30, 2024;

•        the Sponsor and OCA’s officers and directors will lose their entire investment in OCA and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses incurred on OCA’s behalf related to identifying, investigating, negotiating and completing an initial business combination if the Business Combination is not consummated by the Termination Date. As of the date of this proxy statement/prospectus, $3,417,500 is outstanding under the Promissory Notes, and the Sponsor has incurred less than $[1.5 million] in aggregate fees due and out-of-pocket expenses to be repaid by OCA. Further, as of September 30, 2023, pursuant to the administrative services agreement between OCA and the Sponsor that was executed in connection with OCA’s initial public offering, OCA owes the Sponsor nothing in administrative services fees;

•        the Sponsor has agreed to convert (i) the 2021 Note into Working Capital Warrants, (ii) the 2022 Note into Extension Warrants and (iii) the 2023 Note and the 2024 Note into Post-IPO Warrants if the Business Combination is consummated, as described in the section entitled “Certain Relationships and Related Person Transactions”;

•        the following table summarizes the economic interests of the Sponsor and OCA’s officers and directors described in the preceding sub-bullets:

Insiders’ ownership of OCA’s securities and Promissory Notes prior to Closing

	Securities Held by Insiders		Insiders’ Cost
Founder Shares	3,737,500		$25,000
Private Placement Warrants	4,500,000	(1)	$7,057,500
Total Principal Amount of Promissory Notes	—		$3,417,500
Total			$10,500,000

____________

(1)      After giving effect to the forfeiture of 2,577,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement. Prior to such forfeiture, the Sponsor owns 7,057,500 Private Placement Warrants.

Insiders’ Ownership of New PSI Following Closing

	Securities Held by Insiders	Value per Share ($)(1)	Total Value
Shares of PSI Common Stock	3,737,500	$10.84	$40,514,500
New PSI Warrants(2)	4,500,000	$0.065	$292,500
New PSI Warrants(3)	3,417,500	$0.065	$222,138
Total			$41,029,138

____________

(1)      Value per security is based upon the closing price of $10.84 per share of OCA Class A Common Stock on February 12, 2024 and $0.065 per Public Warrant on Nasdaq on January 30, 2024.

(2)      Represents warrants issued in respect of the Private Placement Warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO. After giving effect to the forfeiture of 2,577,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement. Prior to such forfeiture, the Sponsor owns 7,057,500 Private Placement Warrants.

(3)      Represents warrants issued in respect of the Working Capital Warrants, Extension Warrants and Post-IPO Warrants issued upon the conversion of the Promissory Notes.

•        the fact that the Insiders have agreed not to redeem any shares of OCA Common Stock held by them in connection with a stockholder vote to approve a business combination;

•        the fact that the Insiders have agreed to vote any shares of OCA Common Stock owned by them in favor of the Business Combination Proposal, subject to applicable securities laws;

•        the fact that the Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and OCA fails to complete a business combination by the Termination Date;

•        the fact that the Business Combination Agreement provides for the continued indemnification of OCA’s existing directors and officers and requires New PSI to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain OCA directors and officers after the Business Combination;

•        the fact that the Sponsor and its affiliates can earn a positive rate of return on their investment, even if other OCA stockholders experience a negative rate of return;

•        the fact that if the Trust Account is liquidated, including in the event OCA is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify OCA to ensure that the proceeds in the Trust Account are not reduced below $10.15 per share of Public Stock, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which OCA has entered into an acquisition agreement or claims of any third party for services rendered or products sold to OCA, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the fact that if the Business Combination or another business combination is not consummated by the Termination Date, OCA will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding shares of Public Stock for cash and, subject to the approval of its remaining stockholders and the OCA Board, dissolving and liquidating;

•        the fact that the Registration Rights Agreement will be entered into with the Insiders, Antara, and certain PSI stockholders, which provides for registration rights to such persons and their permitted transferees;

•        the fact that the Sponsor entered into a subscription agreement to purchase 200,000 shares of OCA Common Stock in the Insider PIPE Investment, subject to the terms and conditions set forth therein; and

•        the fact that Antara will receive an aggregate of 800,000 shares of PSI Common Stock in connection with the conversion of the Convertible Notes, subject to the terms and conditions set forth therein

The personal and financial interests of the Insiders as well as OCA’s executive officers and directors may have influenced their motivation in identifying and selecting PSI as a business combination target, completing the Business Combination with PSI and influencing the operation of the business following the Business Combination. In considering the recommendations of the OCA Board to vote for the proposals, its stockholders should consider these interests. See this section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Q:     Am I being asked to vote on a proposal to elect directors?

A:     No. Holders of Public Stock are not being asked to vote on the election of directors at this time.

Q:     What are the U.S. federal income tax consequences as a result of the Business Combination?

A:     Subject to the assumptions, limitations and qualifications described in “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders,” the Merger (together with the PSI Stock Split and the conversion of the Convertible Notes into shares of PSI Common Stock in connection with the Closing) is intended to qualify as a tax-deferred exchange for the holders of OCA Common Stock for U.S. federal income tax purposes under Section 351 of the Code. In addition, subject to the assumptions, limitations and qualifications described in “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders,” including that as of immediately following the Closing the Trust Account retains at least 50 percent (50%) of its cash balance as of the date of this proxy statement/prospectus taking into account any exercise of redemption rights and payment of transaction expenses by OCA, the Merger is intended to qualify as a tax-deferred reorganization under Section 368(a) of the Code.

If the Merger only qualifies as a tax-deferred exchange under Section 351 of the Code and does not qualify as a tax-deferred reorganization under Section 368(a), then the exchange of OCA Warrants for PSI Warrants in the Merger would not qualify for tax-deferred treatment and would be taxable as further described in “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders.” The parties intend to report the Merger as a tax-deferred exchange described in Section 351 of the Code and, if the applicable Trust Account retention threshold is met, as a tax-deferred reorganization under Section 368(a) of the Code. However, there are significant factual and legal uncertainties as to whether the Merger will qualify as a tax-deferred reorganization under Section 368(a) of the Code. For example, under Section 368(a) of the Code, the acquiring corporation must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how the provisions of Section 368(a) of the Code apply in the case of an acquisition of a corporation with only investment-type assets, such as OCA, and there are significant factual and legal uncertainties concerning the determination of this requirement. Moreover, qualification of the Merger as a tax-deferred reorganization under Section 368(a) of the Code is based on facts (including the cash balance of the Trust Account immediately following the Closing) which will not be known until or following the Closing of the Business Combination. The Closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination will so qualify for the intended tax treatment, and neither OCA nor PSI intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the

Business Combination. Further, any change that is made after the date hereof in any of the foregoing bases for the intended tax treatment, including any inaccuracy of the facts or assumptions upon which such expectations were based, could adversely affect the intended tax treatment. Accordingly, no assurance can be given that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code or that the IRS will not challenge the intended tax treatment or that a court will not sustain a challenge by the IRS.

You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of the Business Combination to you. For a description of material U.S. federal income tax consequences of the Business Combination, see the section entitled “Certain Material United States Federal Income Tax Considerations.”

Q:     What constitutes a quorum?

A:     A quorum of our stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of stockholders holding a majority of the OCA Common Stock entitled to vote at the Stockholder Meeting constitutes a quorum at the Stockholder Meeting. Abstentions will be considered present for the purposes of establishing a quorum. The Sponsor, which beneficially owns approximately 55.5% of the issued and outstanding shares of OCA Common Stock as of the Record Date, will count towards this quorum. As a result, as of the Record Date, it is anticipated that a quorum will be met even if no additional shares of Public Stock are present at the Stockholder Meeting. Because the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal are “non-routine” matters, banks, brokers and other nominees will not have authority to vote on any proposals unless instructed. Therefore, we do not expect to receive any broker non-votes. However, if a broker receives instructions on one proposal and not the other, the broker may vote on the proposal for which it received instruction and record a broker non-vote with respect to the proposal upon which it did not receive instructions. Any such broker non-votes received will count towards quorum at the Stockholder Meeting. In the absence of a quorum, the chairman of the Stockholder Meeting has the power to adjourn the Stockholder Meeting.

Q:     What vote is required to approve the proposals presented at the Stockholder Meeting?

A:     The approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of OCA Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting. As of the date of the proxy statement/prospectus, the Sponsor holds approximately 55.5% of the issued and outstanding shares of OCA Common Stock. Accordingly, in addition to the Sponsor, the approval of the other proposals will not require the affirmative vote of any shares of OCA Common Stock held by Public Stockholders.

Q:     Who will have the right to nominate or appoint directors to the New PSI Board after the consummation of the Business Combination?

A:     Subject to the Business Combination Agreement, each holder of shares of PSI Common Stock has the exclusive right to vote for the election of directors following the consummation of the Business Combination. In the case of election of directors, all matters to be voted on by stockholders must be approved by a plurality of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Immediately following the consummation of the Business Combination, the PSI equityholders will hold a majority of the shares of the PSI Common Stock and accordingly will be able to approve the election of any nominee for director.

The New PSI Board will be initially comprised of Chris Thorne, PSI’s Chairman and Chief Executive Officer, and Douglas Brown, Craig Forrest and Martin R. Wade III, each of whom is currently an independent director of PSI. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

Public Stockholders are not being asked to vote on the election of directors at the Stockholder Meeting to which this proxy statement/prospectus relates.

Q:     What if I do not want to vote “FOR” the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal or the Stockholder Adjournment Proposal?

A:     If you do not want the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal or the Stockholder Adjournment Proposal to be approved, you may “ABSTAIN”, not vote, or vote “AGAINST” such proposal.

If you attend the Stockholder Meeting in person or by proxy, you may vote “AGAINST” the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal or the Stockholder Adjournment Proposal and your OCA Common Stock will be counted for the purposes of determining whether the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal or the Stockholder Adjournment Proposal (as the case may be) are approved.

However, if you fail to attend the Stockholder Meeting in person or by proxy, or if you do attend the Stockholder Meeting in person or by proxy but you “ABSTAIN” or otherwise fail to vote at the Stockholder Meeting, your shares of OCA Common Stock will not be counted for the purposes of determining whether the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal or the Stockholder Adjournment Proposal is approved, and your shares of OCA Common Stock which are not voted at the Stockholder Meeting will have no effect on the outcome of such vote.

The Stockholder Adjournment Proposal will only be put forth for a vote if there are insufficient shares of OCA Common Stock present at the Stockholder Meeting to constitute a quorum or there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal at the Stockholder Meeting, if due to redemptions in connection with the Business Combination Proposal, shares of PSI Common Stock would not be approved for listing on a Stock Exchange or if OCA and PSI mutually determine that additional time is required to consummate the Business Combination.

Q:     What happens if the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal is not approved?

A:     If there are insufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, OCA may put the Stockholder Adjournment Proposal to a vote in order to seek additional time to obtain sufficient votes in support of the Business Combination or the Equity Incentive Plan.

If the Business Combination Proposal or the Nasdaq Proposal is not approved at the Stockholder Meeting or at any adjournment thereof and a Business Combination is not completed, in each case on or before the Termination Date, then as contemplated by and in accordance with the Certificate of Incorporation, OCA will, promptly following the Termination Date: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the shares of Public Stock in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to OCA to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding shares of Public Stock, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the OCA Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

The Sponsor waived its right to participate in any liquidation distribution with respect to the 3,437,500 shares of OCA Class B Common Stock and 300,000 shares of OCA Class A Common Stock held by it. There will be no distribution from the Trust Account with respect to the OCA Warrants, which will expire worthless in the event OCA dissolves and liquidates the Trust Account.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. Stockholders may send a later-dated, signed proxy card to OCA Acquisition Corp. at 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105, so that it is received by OCA prior to the vote at the Stockholder Meeting (which is scheduled to take place on [•], 2024) or attend the virtual Stockholder Meeting and vote electronically. Stockholders also may revoke their proxy by sending a notice of revocation to OCA’s Chief Executive Officer, which must be received by OCA’s Chief Executive Officer prior to the vote at the Stockholder Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:     How are votes counted?

A:     Votes will be counted by the inspector of election appointed for the Stockholder Meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes, if any. The approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of OCA Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting.

Stockholders who attend the Stockholder Meeting, either in person or by proxy, will be counted (and the number of OCA Common Stock held by such stockholders will be counted) for the purposes of determining whether a quorum is present at the Stockholder Meeting. The presence, in person or by proxy, of stockholders holding a majority of the OCA Common Stock entitled to vote at the Stockholder Meeting constitutes a quorum at the Stockholder Meeting.

Abstentions will have no effect on the approval of the proposals. As the proposals are not “routine” matters, brokers will not be permitted to exercise discretionary voting on the proposals. Any broker non-votes received on the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal or the Stockholder Adjournment Proposal will not affect the outcome of the vote on such proposals.

Q:     Do I have appraisal rights if I object to the Business Combination Proposal?

A:     No. There are no appraisal rights available to OCA’s stockholders in connection with the Business Combination Proposal. However, as described herein, you may exercise redemption rights in connection with the Business Combination Proposal.

Q:     How do I exercise my redemption rights?

A:     If you are a holder of OCA Common Stock and wish to exercise your right to have your OCA Common Stock redeemed in connection with the Business Combination Proposal, you must:

(i)     (a) hold shares of Public Stock or (b) hold shares of Public Stock through Units and elect to separate your Units into the underlying Public Stock and Public Warrants prior to exercising your redemption rights with respect to the Public Stock;

(ii)    prior to 5:00 p.m., Eastern Time, on [•], 2024 (two business days prior to the initially scheduled vote at the Stockholder Meeting) (a) submit a written request to Continental, acting as transfer agent, that OCA redeem all or a portion of your Public Stock for cash and (b) identify yourself as the beneficial holder of the Public Stock and provide your legal name, phone number and address; and

(iii)   deliver your Public Stock to Continental, physically or electronically through DTC.

The address of Continental is listed under the question “— Who can help answer my questions?” below.

Holders of Units must elect to separate the underlying Public Stock and Public Warrants prior to exercising redemption rights with respect to the Public Stock. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Stock and Public Warrants, or if a holder holds Units registered in its own name, the holder must contact Continental directly and instruct it to do so.

In connection with the Business Combination Proposal, any holder of Public Stock will be entitled to request that their Public Stock be redeemed for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the Stockholder Meeting, including interest earned on the funds held in the Trust Account and not previously released to OCA to pay its franchise and income taxes (which interest shall be net of taxes payable), divided by the number of then-outstanding shares of Public Stock. As of February 12, 2024, this would have amounted to approximately $10.91 per share of Public Stock.

However, the proceeds deposited in the Trust Account could become subject to the claims of our creditors, if any, which have priority over the redemption rights of our Public Stockholders. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. We anticipate that the funds to be distributed to Public Stockholders electing to redeem their Public Stock will be distributed promptly after the Stockholder Meeting.

Any request for redemption, once made by a holder of Public Stock, may be withdrawn at any time until the deadline for exercising redemption requests. If you tender or deliver your shares for redemption to Continental, acting as transfer agent, and later decide prior to the deadline for exercising redemption requests not to elect redemption, you may request that OCA instruct Continental to return the shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed at the end of this section. We will be required to honor such request only if made prior to the deadline for exercising redemption requests (although the OCA Board may agree to honor such requests after such deadline in its sole discretion).

No request for redemption will be honored unless the holder’s shares have been tendered or delivered (either physically or electronically) to Continental by 5:00 p.m., Eastern Time, on [•], 2024 (two business days prior to the initially scheduled date of the Stockholder Meeting).

If a holder of Public Stock properly makes a request for redemption and the Public Stock is tendered or delivered as described above, then, OCA will, subject to the availability of lawful funds and consummation of the Business Combination, redeem Public Stock for a pro rata portion of funds deposited in the Trust Account, calculated as of two business days prior to the Stockholder Meeting. If you are a holder of Public Stock and you exercise your redemption rights, it will not result in the loss of any Public Warrants that you may hold.

If the Stockholder Meeting is abandoned for any reason, then holders of Public Stock shall not have the right to redeem their Public Stock at this time.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     We expect that a U.S. Holder that exercises its redemption rights to receive cash from the Trust Account in exchange for its shares of Public Stock will generally be treated as selling such shares in a taxable transaction resulting in the recognition of capital gain or loss. There may be certain circumstances in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of OCA Common Stock that such U.S. Holder owns or is deemed to own (including through the ownership of Public Warrants) prior to and following the redemption. For a more complete discussion of the U.S. federal income tax considerations of a U.S. Holder’s exercise of redemption rights, see “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences for U.S. Holders Exercising Redemption Rights.”

For a description of the tax consequences for Non-U.S. Holders exercising redemption rights in connection with the Business Combination, see the section entitled “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences for Non-U.S. Holders Exercising Redemption Rights.”

Q:     What should I do if I receive more than one set of voting materials for the Stockholder Meeting?

A:     You may receive more than one set of voting materials for the Stockholder Meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who will solicit and pay the cost of soliciting proxies for the Stockholder Meeting?

A:     OCA will pay the cost of soliciting proxies for the Stockholder Meeting. OCA has engaged Morrow Sodali to assist in the solicitation of proxies for the Stockholder Meeting and will pay Morrow Sodali a fee for such services. OCA will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Public Stock for their expenses in forwarding soliciting materials to beneficial owners of Public Stock and in obtaining voting instructions from those owners. The directors, officers and employees of OCA may also solicit proxies by telephone, by facsimile, by mail or on the Internet, but they will not be paid any additional amounts for soliciting proxies.

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement/prospectus and to consider how the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee, and determine if you desire to exercise redemption rights in connection with the Business Combination Proposal.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: [OCA]@investor.morrowsodali.com

You also may obtain additional information about OCA from documents filed with the SEC by following the instructions in the section entitled “— Where You Can Find More Information.” If you are a holder of Public Stock and you intend to seek redemption of your shares, you will need to tender or deliver your shares of Public Stock (and share certificates (if any) and other redemption forms) (either physically or electronically) to Continental, acting as transfer agent, at the address below prior to 5:00 p.m., Eastern Time, on [•], 2024 (two business days prior to the date of the Stockholder Meeting). If you have questions regarding the certification of your position tendering or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
E-mail: spacredemptions@continentalstock.com

Q:     If I am a holder of Units, can I exercise redemption rights with respect to my Units?

A:     No. Holders of issued and outstanding Units must elect to separate the Units into the underlying OCA Class A Common Stock and Public Warrants prior to exercising redemption rights with respect to the OCA Class A Common Stock. If you hold your Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Units into the underlying OCA Class A Common Stock and Public Warrants or, if you hold Units registered in your own name, you must contact Continental, as transfer agent, directly and instruct them to do so. The redemption right includes the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. You are required to cause your OCA Class A Common Stock to be separated and delivered to Continental by 5:00 p.m., Eastern Time, on [•], 2024 (two business days before the Stockholder Meeting) in order to exercise your redemption right with respect to your OCA Class A Common Stock.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination Proposal and the other proposals to be submitted for a vote at the Stockholder Meeting, whether or not you plan to attend such meeting, you should read this entire document carefully, including the Business Combination Agreement, attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection therewith. The Business Combination Agreement is also described in detail in this proxy statement/prospectus in the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — The Business Combination Agreement.” This proxy statement/prospectus also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Parties to the Business Combination

OCA

OCA is a special purpose acquisition company incorporated as a Delaware corporation on July 28, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business transaction with one or more operating businesses.

On January 20, 2021, OCA consummated its IPO of 14,950,000 Units, at a price of $10.00 per Unit generating gross proceeds of $149,500,000, which includes the full exercise of the underwriter’s option to purchase an additional 1,950,000 Units at the IPO’s price to cover over-allotments. The securities in the offering were registered under the Securities Act on the IPO Registration Statement. The SEC declared the IPO Registration Statement effective on January 14, 2021.

Simultaneously with the closing of the IPO, OCA consummated the sale of 7,057,500 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $7,057,500.

Following the closing of the IPO and the full exercise of the underwriters’ over-allotment, $151,742,500 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants were placed in the Trust Account, and invested in U.S. government securities, within the meaning set forth in the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act. On January 19, 2023, OCA liquidated the U.S. government treasury obligations or money market funds held in the Trust Account, placed the funds in the Trust Account in an interest-bearing demand deposit account at a bank and intends to keep the funds there until the earlier of consummation of an initial business combination and OCA’s liquidation. Interest on such deposit account is currently approximately 3.5 – 4.0% per annum, but such deposit account carries a variable rate, and we cannot assure you that such rate will not decrease or increase significantly.

The Units, Public Stock and Public Warrants are currently listed on Nasdaq under the symbols “OCAXU,” “OCAX” and “OCAXW,” respectively.

OCA’s executive offices are located at 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105 and its telephone number is (212) 201-8533.

PSI

Powermers Smart Industries, Inc. is a green-powered technology solutions and product platform company. PSI’s vision is to create a preeminent global, green-powered ecosystem to make a significant contribution to limiting carbon emissions in commercial transportation. PSI is seeking to position itself with modern engineering and fleet management solutions to transform the commercial transportation and industrial equipment industries on a global scale. PSI is working to build a solution focused ecosystem of partners, with a large and growing fulfillment capacity, that leverages platform-based solutions to shorten research and development (“R&D”) cycles, reduce capital expenditure requirements, and accelerate commercialization. PSI’s revenue-generative business model interlocks diverse offerings, including equipment sales and energy solutions with emerging and planned capabilities in logistics data services, financial services, marketplaces, and carbon credit solutions. PSI’s portfolio of intellectual property assets includes patents representing fundamental technology advancements for improving safety and performance for lithium-ion batteries and other energy storage devices.

PSI’s executive offices are located at 110 East 25th Street, New York, New York 10010 and its telephone number is (212) 335-0088.

PSI Merger Sub

POWR Merger Sub, LLC is a wholly-owned subsidiary of PSI formed solely for the purpose of effectuating the Merger. Merger Sub was incorporated under the laws of Delaware in December 2023. Merger Sub does not own any material assets and does not operate any business.

The mailing address of Merger Sub is 110 East 25th Street, New York, New York 10010 and its telephone number is (212) 335-0088. After the consummation of the Business Combination, Merger Sub will cease to exist as a separate legal entity.

OCA Stockholder Proposals

The following is a summary of the proposals to be submitted to the stockholders of OCA at the Stockholder Meeting. The Business Combination will be consummated only if the Condition Precedent Proposals are approved at the Stockholder Meeting.

Stockholder Proposal No. 1 — The Business Combination Proposal

As discussed in this proxy statement/prospectus, OCA is asking its stockholders to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination pursuant to which Merger Sub will merge with and into OCA, with OCA being the surviving corporation of such Merger and becoming a wholly-owned subsidiary of PSI. OCA stockholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled the “Stockholder Proposal No. 1: The Business Combination Proposal — The Business Combination Agreement” for additional information and a summary of the material terms of the Business Combination Agreement. You are urged to read the Business Combination Agreement in its entirety before voting on this proposal.

The consideration to be paid to the holders of shares of OCA Common Stock in connection with the Business Combination will include stock consideration and is based on an enterprise value of $2 billion of PSI. In consideration for the Business Combination and as a result of the Merger, among other things: (a) each share of OCA Common Stock issued and outstanding immediately prior to the time at which OCA and Merger Sub consummate the Merger by filing a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), other than the unissued shares of OCA Common Stock held in OCA’s treasury immediately prior to the Effective Time, will be automatically cancelled and extinguished and converted into the right to receive one share of PSI Common Stock; (b) all of the issued and outstanding limited liability company interests of Merger Sub will be converted into and become one thousand (1,000) validly issued, fully paid and non-assessable shares of OCA Common Stock, which will constitute 100% of the outstanding equity securities of OCA as of immediately following the Effective Time; (c) all unissued shares of OCA Common Stock held in OCA’s treasury immediately prior to the Effective Time will be automatically cancelled and extinguished, and no consideration will be paid or payable with respect thereto; and (d) at the Effective Time, each Public Warrant and certain of the Private Placement Warrants that are outstanding immediately prior to the Effective Time will be converted into warrants to purchase shares of PSI Common Stock, with each warrant subject to substantially the same terms and conditions applicable to such respective Public Warrant and Private Placement Warrant prior to such conversion. Please see the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal” for additional detail.

Stockholder Proposal No. 2 — The Nasdaq Proposal

As discussed in this proxy statement/prospectus, OCA is asking its stockholders to approve for the purposes of complying with the applicable provisions of the Nasdaq Stock Exchange Listing Rules (each, a “Nasdaq Listing Rule”) 5635(a), (b), (c) and (d), the issuance of shares of OCA Common Stock in connection with the Insider PIPE Investment, to the extent such issuance would require a stockholder vote under Nasdaq Listing Rule 5635(a), (b), (c) or (d). Please see the section entitled “Stockholder Proposal No. 2: The Nasdaq Proposal” for additional detail.

Stockholder Proposal No. 3 — The Equity Incentive Plan Proposal

As discussed in this proxy statement/prospectus, OCA is asking its stockholders to approve and adopt the 2024 Incentive Plan. An aggregate number of shares of PSI Common Stock equal to 10% of the shares of PSI Common Stock outstanding immediately following the Closing, subject to adjustment as provided for in the 2024 Incentive Plan, will be reserved for issuance under the 2024 Incentive Plan. The New PSI Board approved the 2024 Incentive Plan on [•], subject to approval by OCA’s stockholders at the Stockholder Meeting. If approved by the stockholders, the effective date of the 2024 Incentive Plan will be the Closing Date. If approved by the stockholders, the 2024 Incentive Plan will be administered by the New PSI Board or by the compensation committee of the New PSI Board, which will have the authority to make awards under the 2024 Incentive Plan. A copy of the 2024 Incentive Plan is attached as Annex B to this proxy statement/prospectus. Please see the section entitled “Stockholder Proposal No. 3: The Equity Incentive Plan Proposal” for additional detail.

Stockholder Proposal No. 4 — The Stockholder Adjournment Proposal

As discussed in this proxy statement/prospectus, OCA is asking its stockholders to approve the adjournment of the Stockholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of OCA Common Stock in the capital of OCA represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, (ii) if the holders of shares of Public Stock have elected to redeem an amount of shares in connection with the Business Combination Proposal such that the shares of PSI Common Stock would not be approved for listing on a Stock Exchange or (iii) if OCA and PSI mutually determine that additional time is required to consummate the Business Combination. Please see the section entitled “Stockholder Proposal No. 4: The Stockholder Adjournment Proposal” for additional detail.

OCA Board’s Reasons for Approval of the Business Combination

The OCA Board, in evaluating the Business Combination, consulted with OCA’s management team and its financial and legal advisors. In reaching its resolution (a) that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable and in the best interests of OCA and (b) to recommend that the OCA Stockholders adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, the OCA Board (i) consulted with OCA’s legal and financial advisors in connection with its evaluation of the Business Combination Agreement and the Business Combination, (ii) reviewed the results of due diligence conducted by OCA’s management team, together with its legal and financial advisors and (iii) considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the OCA Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The OCA Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. In approving the Business Combination, the OCA Board determined to obtain a fairness opinion. In addition, the officers and directors of OCA have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of OCA’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. Furthermore, OCA’s officers and directors and OCA’s advisors have substantial experience with mergers and acquisitions.

The OCA Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

•        Nascent and Expanding Growth Industry.    PSI is focused on the development of electric vehicle technology and operations, which has the potential to address substantial unmet customer needs across broad market indications. Based upon the commercial due diligence by OCA, there are limited resources currently available that sell and service commercial electric vehicles and vehicle fleets, replace and service electric vehicle batteries, provide associated technology platforms to assist transportation firms in better utilizing their electric vehicle fleets and provide an active marketplace to purchase and sell carbon credits;

•        Reasonableness of the aggregate consideration to be paid to PSI’s stockholders under the Business Combination Agreement.    Following a review of the financial data provided to OCA, including certain audited and unaudited financial information and models regarding PSI (including, where applicable, the assumptions underlying such unaudited financial information and models) and OCA’s due diligence review of PSI’s business, the OCA Board determined that the consideration to be paid to the PSI stockholders was reasonable in light of such data and financial information. In this context “reasonable” means (i) given the uniqueness of the PSI business model, that the work done by the third-party due diligence advisors supported the “reasonableness” of the assumptions used to validate the business model, (ii) that the variables considered by the OCA Board in relation to the financial analysis for the PSI business were a reasonable basis to compute the valuation and (iii) given the inherent uncertainties in any projections, that the assumptions underlying them supported their “reasonableness”;

•        Due Diligence.    The OCA Board reviewed and discussed in detail the results of the due diligence examination of PSI conducted by OCA’s management team and OCA’s financial, legal and regulatory advisors, including extensive telephonic and in-person meetings with the management team and advisors of PSI regarding PSI’s business plan, operations, prospects and forecasts including historical growth trends and market share information as well as end-market size and growth projection, evaluation analyses with respect to the Business Combination, review of material contracts, PSI’s audited and unaudited financial statements and other material matters as well as general financial, technical, legal, intellectual property, regulatory, tax and accounting due diligence;

•        Stockholder Liquidity.    The OCA Board believes that the obligation in the Business Combination Agreement to have the shares of PSI Common Stock issued as the Closing Share Consideration listed on a Stock Exchange has the potential to offer stockholders of OCA (other than Public Stockholders that properly tendered or delivered their shares of Public Stock for redemption) enhanced liquidity as a result of increased trading volume;

•        Financial Condition.    The OCA Board also considered factors such as PSI’s historical financial results, outlook, financial plan, debt structure and unit economics as well as mergers and acquisitions activity for companies in the renewable energy industry. In considering these factors, the OCA Board reviewed PSI’s historical growth and its current prospects for growth if PSI achieves its business plan and various historical and current balance sheet items of PSI. In reviewing these factors, the OCA Board noted that PSI will be well positioned to gain market share and expand its service and sales capabilities while continuing to improve its margins;

•        Experienced Management.    PSI has a strong management team with significant operating experience. Specifically, Chris Thorne, chief executive officer of PSI, has over two decades of experience as a chief executive officer who has worked in leadership roles in a number of industries. Mr. Thorne is the founder, chairman and chief executive officer of Broadline Capital, a global alternative investment firm focused on growth capital, late-stage venture, and sustainable investments. The senior management of PSI intends to remain with PSI in the capacity of officers and/or directors, and the OCA Board believes that the retention of such members of senior management will provide helpful continuity in advancing PSI’s strategic and growth goals;

•        Company Stockholder Lock-Up.    Certain PSI Stockholders (including Mr. Thorne) have agreed to be subject to a 180-day lockup in respect of their PSI Common Stock subject to certain customary exceptions, which will provide important stability to the leadership and governance of PSI;

•        Sponsor Lock-Up.    The Sponsor has agreed to be subject to a 12-month lockup in respect of its PSI Common Stock, with early release upon such shares of PSI Common Stock if the PSI Common Stock trades at a volume-weighted average price of $12.00 for twenty trading days within any thirty-trading day period commencing at least 150 days post-Closing;

•        Financing.    Antara agreed to provide an investment of up to $8 million into PSI in exchange for Convertible Notes prior to the Closing of the Business Combination, subject to the terms of the Note Purchase Agreement, and the Sponsor agreed to make a PIPE investment of $2 million, subject to the terms of the Insider Subscription Agreement;

•        Other Alternatives.    The OCA Board believes, after a thorough review of other business combination opportunities reasonably available to OCA, that the proposed Business Combination represents the best potential business combination for OCA and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets;

•        Negotiated Transaction.    The OCA Board considered the terms and conditions of the Transaction Agreements (as defined below) and the transactions contemplated thereby, each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, as well as the strong commitment by both OCA and PSI to complete the Business Combination. The financial and other terms of the Business Combination Agreement are reasonable and were the product of arm’s length negotiations between OCA and PSI; and

•        Fairness Opinion.    The OCA Board considered Houlihan’s fairness opinion, in which Houlihan opined that the Business Combination is “fair” to the stockholders of OCA from a financial perspective.

The OCA Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

•        Business Plan and Projections May Not Be Achieved.    The risk that PSI may not be able to execute on the business plan and realize the financial performance as set forth in the Model (as defined below), in each case, presented to OCA’s management team and the OCA Board;

•        Redemption Risk.    The potential that a significant number of Public Stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the Certificate of Incorporation, which would potentially make the Business Combination more difficult to complete. However, even in the event that a significant number of Public Stockholders elect to redeem their shares, this redemption would not prevent the consummation of the Business Combination;

•        Closing Conditions.    The potential risks and costs associated with the Business Combination failing to be consummated in a timely manner or that Closing might not occur despite the reasonable best efforts of the parties. The completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within OCA’s control, including the receipt of certain required regulatory approvals;

•        Litigation Related to the Business Combination.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

•        Listing Risks.    The challenges associated with preparing PSI for the applicable disclosure and listing requirements to which PSI will be subject as a publicly traded company in the United States;

•        Benefits May Not Be Achieved.    The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•        Market Volatility.    The possibility that the market for shares of OCA Class A Common Stock experiences volatility and disruptions, causing deal disruption;

•        Liquidation of OCA.    The risks and costs to OCA if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in OCA being unable to effect a business combination by the Termination Date;

•        Growth Initiatives May Not be Achieved.    The risk that PSI’s growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

•        Board and Independent Committees.    The risk that the New PSI Board and independent committees thereof do not possess adequate skill set within the context of PSI operating as a public company;

•        Regulation.    The risk that changes in the regulatory and legislative landscape or new industry developments may adversely affect the projected financial results and the other business benefits anticipated to result from the Business Combination;

•        Interests of Certain Persons.    The Sponsor, Antara and OCA’s officers and directors have interests in the Business Combination that are different from or in addition to (and which may conflict with) the interests of the Public Stockholders (see “— Interests of Certain Persons in the Business Combination”);

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination; and

•        Other Risk Factors.    Various other risk factors associated with the business of PSI, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The OCA Board concluded, in its business judgment, that the potential benefits that it expects OCA and its stockholders to achieve as a result of the Business Combination outweigh the potentially negative and other factors associated with the Business Combination. Accordingly, the OCA Board determined that the Business Combination and the transactions contemplated by the Business Combination Agreement (including the Merger) are fair and advisable to, and in the best interests of, OCA and its stockholders. The above discussion of the material factors considered by the OCA Board is not intended to be exhaustive but does set forth the principal factors considered by the OCA Board. This explanation of OCA’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Date, Time and Place of the Stockholder Meeting

The Stockholder Meeting will be held on [•], 2024, at [•] [a.m./p.m.], Eastern Time, via a virtual meeting, or at such other time, on such other date and at such place to which the meeting may be postponed or adjourned.

You may attend the Stockholder Meeting and vote your shares electronically during the Stockholder Meeting via live audio webcast by visiting www.cstproxy.com/ocaacquisition/[•]. You will need the control number that is printed on your proxy card to enter the Stockholder Meeting. OCA recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Stockholder Meeting starts. Please note that you will not be able to attend the Stockholder Meeting in person.

If you hold your OCA Common Stock through a bank or broker, you will need to contact Continental, OCA’s transfer agent, to receive a control number. If you plan to vote at the Stockholder Meeting, you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote, Continental can issue you a guest control number with proof of ownership. Either way you must contact the Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address below. Please allow up to 72 hours prior to the meeting for processing your control number.

You can pre-register to attend the virtual Stockholder Meeting starting [•], 2024 at 9:00 a.m., Eastern Time (two business days prior to the meeting date). Enter the following URL address into your browser www.cstproxy.com/ocaacquisition/[•], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Stockholder Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you want to vote during the Stockholder Meeting.

If you do not have access to the internet, you can listen only to the Stockholder Meeting by dialing [+1 800-450-7155] (or [+1 857-999-9155] if you are located outside of the United States and Canada (standard rates apply)) and when prompted enter the pin number [•]#. Please note you will not be able to vote or enter questions during the Stockholder Meeting if you choose to participate telephonically.

Record Date; Who is Entitled to Vote

The OCA Board has fixed the close of business on [•], 2024 as the Record Date for determining OCA stockholders entitled to notice of and to attend and vote at the Stockholder Meeting. As of the close of business on the Record Date, there were 6,735,936 shares of OCA Common Stock outstanding and entitled to vote, of which 3,298,436 are shares of OCA Class A Common Stock and 3,437,500 are shares of OCA Class B Common Stock. Each share of OCA Common Stock is entitled to one vote per share at the Stockholder Meeting.

The Insiders have agreed to vote their Founder Shares and, subject to applicable securities laws, any other shares of OCA Class A Common Stock acquired after the IPO, in favor of the proposals to be voted upon at the Stockholder Meeting. As of the date of this proxy statement/prospectus, the Insiders own approximately 55.5% of the total outstanding OCA Common Stock.

Quorum and Vote for Proposals for the Stockholder Meeting

A quorum of OCA stockholders is necessary to hold a valid meeting. A quorum will be present at the Stockholder Meeting if a majority of the voting power of all outstanding shares of OCA Common Stock entitled to vote as of the Record Date at the Stockholder Meeting is represented at the Stockholder Meeting virtually or by proxy. Abstentions will be counted as present for the purpose of determining a quorum. The Insiders, which currently hold approximately 55.5% of the issued and outstanding shares of OCA Common Stock, will count towards this quorum. As a result, as of the Record Date, it is anticipated that a quorum will be met even if no additional shares of Public Stock are present at the Stockholder Meeting virtually or by proxy.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal require the affirmative vote of a majority of the votes cast by holders of shares of the issued and outstanding shares of OCA Common Stock, voting together as a single class, at a meeting at which a quorum is present.

Each of the Business Combination Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal is conditioned on the approval and adoption of each of the Condition Precedent Proposals. The Stockholder Adjournment Proposal is not conditioned on the approval of any other proposal. If the Business Combination Proposal is not approved, the other proposals (except the Stockholder Adjournment Proposal) will not be presented to the stockholders for a vote. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then the Business Combination may not be consummated.

Redemption Rights

Pursuant to OCA’s Certificate of Incorporation, holders of shares of Public Stock may seek to redeem, out of funds legally available therefor, their shares for cash, regardless of whether they vote for or against, or whether they abstain from voting on, the Business Combination Proposal. Any stockholder holding Public Stock may demand that OCA redeem such shares for a full pro rata portion of the Trust Account (which, for illustrative purposes, was approximately $10.91 per share of Public Stock as of February 12, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to OCA to pay its franchise and income taxes (which interest shall be net of taxes payable). If a holder properly seeks redemption as described in this section and the Business Combination is consummated, OCA will, subject to funds being legally available therefor, redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination.

As a Public Stockholder, you will be entitled to receive cash for any shares of Public Stock to be redeemed only if you:

(i)     (a) hold Public Stock or (b) hold Public Stock through Units and elect to separate your Units into the underlying Public Stock and Public Warrants prior to exercising your redemption rights with respect to the Public Stock;

(ii)    submit a written request to Continental, OCA’s transfer agent, in which you (a) request that OCA redeem all or a portion of your Public Stock for cash and (b) identify yourself as the beneficial holder of the Public Stock and provide your legal name, phone number and address; and

(iii)   deliver your Public Stock (and share certificates (if any)) to Continental, OCA’s transfer agent, physically or electronically through DTC.

A Public Stockholder must complete the procedures for electing to redeem its shares of Public Stock in the manner described above prior to 5:00 p.m., Eastern Time, on [•], 2024 (two business days before the initially scheduled date of the Stockholder Meeting), in order for its shares to be redeemed.

The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. If the Business Combination is not consummated, the shares of Public Stock will be returned to the respective holder, broker or bank.

If you hold your shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares of Public Stock that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or tendering/delivering them through DTC’s DWAC system. Continental will typically charge the tendering broker a fee and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to stockholders for the return of their shares.

Any request for redemption, once made by a Public Stockholder, may be withdrawn at any time until the deadline for exercising redemption requests. If you tender or deliver your shares for redemption to Continental, acting as transfer agent, and later decide prior to the deadline for exercising redemption requests not to elect redemption, you may request that OCA instruct Continental to return the shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed at the end of this section. OCA will be required to honor such request only if made prior to the deadline for exercising redemption requests (although the OCA Board may agree to honor such requests after such deadline in its sole discretion).

If the Business Combination is not approved or completed for any reason, then the Public Stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the Trust Account, as applicable. In such case, OCA will promptly return any shares (and share certificates (if any)) tendered or delivered by Public Stockholders.

Our Insiders have waived their redemption rights with respect to their OCA Common Stock in connection with the stockholder vote to approve the Business Combination. Accordingly, such shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

For additional information, please see the section entitled “Special Meeting of OCA Stockholders — Redemption Rights.”

Appraisal Rights

There are no appraisal rights available to OCA’s stockholders in connection with the Business Combination. However, holders of Public Stock may elect to have their shares redeemed in connection with the adoption of the Business Combination Proposal, as described under “Redemption Rights” above and in the section entitled “Special Meeting of OCA Stockholders — Redemption Rights.”

Proxy Solicitation

OCA is soliciting proxies on behalf of the OCA Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. OCA has engaged Morrow Sodali to assist in the solicitation of proxies for the Stockholder Meeting.

If a stockholder of OCA grants a proxy, such stockholder may still revoke such proxy by attending the Stockholder Meeting and voting electronically. A stockholder of OCA may also change its vote by sending another proxy card with a later date, as described in the section entitled “Special Meeting of OCA Stockholders — Revoking Your Proxy.”

Interests of OCA’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of the OCA Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including OCA’s directors and our executive officers, have interests in such proposal that are different from, or in addition to, those of Public Stockholders generally. These interests include, among other things, the interests described below:

•        the fact that Antara acquired a majority economic, non-voting interest in the Sponsor;

•        the fact that the Sponsor and OCA’s officers and directors have certain economic interests in the Business Combination including:

•        the Sponsor paid an aggregate of $25,000 for 3,737,500 Founder Shares currently owned by the Sponsor, in which certain of OCA’s directors and executive officers hold a direct and indirect interest. The Founder Shares would be worthless if the Business Combination or another business combination is not consummated by the Termination Date because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $40,514,500 based upon the closing price of $10.84 per share of OCA Class A Common Stock on Nasdaq on February 12, 2024, particularly given the Termination Date;

•        the Sponsor paid an aggregate of $7,057,500 for 4,500,000 Private Placement Warrants (after giving effect to the forfeiture of 2,557,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement and excluding the impact of the conversion of the Promissory Notes into Working Capital Warrants, Extension Warrants and Post-IPO Warrants pursuant to the terms of the Business Combination Agreement and the Sponsor Support Agreement), each of which is identical to the Public Warrants, except that so long as they are held by the Sponsor or its permitted transferees, the Private Placement Warrants (i) will not be redeemable by OCA, (ii) may not (including the shares of OCA Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions be transferred, assigned or sold by the holders until 30 days after the completion of OCA’s initial business combination and (iii) may be exercised by the holders on a cashless basis, would become worthless if the Business Combination or another business combination is not consummated by the Termination Date. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $292,500, based upon the closing price of $0.065 per Public Warrant on Nasdaq on January 30, 2024;

•        the Sponsor and OCA’s officers and directors will lose their entire investment in OCA and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses incurred on OCA’s behalf related to identifying, investigating, negotiating and completing an initial business combination if the Business Combination is not consummated by the Termination Date. As of the date of this proxy statement/prospectus, $3,417,500 is outstanding under the Promissory Notes, and the Sponsor has incurred less than $[1.5 million] in aggregate fees due and out-of-pocket expenses to be repaid by OCA. Further, as of September 30, 2023, pursuant to the administrative services agreement between OCA and the Sponsor that was executed in connection with OCA’s initial public offering, OCA owes the Sponsor nothing in administrative services fees;

•        the Sponsor has agreed to convert (i) the 2021 Note into Working Capital Warrants, (ii) the 2022 Note into Extension Warrants and (iii) the 2023 Note and the 2024 Note into Post-IPO Warrants if the Business Combination is consummated, as described in the section entitled “Certain Relationships and Related Person Transactions”;

•        the following table summarizes the economic interests of the Sponsor and OCA’s officers and directors described in the preceding sub-bullets:

Insiders’ ownership of OCA’s securities and Promissory Notes prior to Closing

	Securities Held by Insiders		Insiders’ Cost
Founder Shares	3,737,500		$25,000
Private Placement Warrants	4,500,000	(1)	$7,057,500
Total Principal Amount of Promissory Notes	—		$3,417,500
Total			$10,500,000

____________

(1)      After giving effect to the forfeiture of 2,577,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement. Prior to such forfeiture, the Sponsor owns 7,057,500 Private Placement Warrants.

Insiders’ Ownership of New PSI Following Closing

	Securities Held by Insiders	Value per Share ($)(1)	Total Value
Shares of PSI Common Stock	3,737,500	$10.84	$40,514,500
New PSI Warrants(2)	4,500,000	$0.065	$292,500
New PSI Warrants(3)	3,417,500	$0.065	$222,138
Total			$41,029,138

____________

(1)      Value per security is based upon the closing price of $10.84 per share of OCA Class A Common Stock on February 12, 2024 and $0.065 per Public Warrant on Nasdaq on January 30, 2024.

(2)      Represents warrants issued in respect of the Private Placement Warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO. After giving effect to the forfeiture of 2,577,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement. Prior to such forfeiture, the Sponsor owns 7,057,500 Private Placement Warrants.

(3)      Represents warrants issued in respect of the Working Capital Warrants, Extension Warrants and Post-IPO Warrants issued upon the conversion of the Promissory Notes.

•        the fact that the Insiders have agreed not to redeem any shares of OCA Common Stock held by them in connection with a stockholder vote to approve a business combination;

•        the fact that the Insiders have agreed to vote any shares of OCA Common Stock owned by them in favor of the Business Combination Proposal, subject to applicable securities laws;

•        the fact that the Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and OCA fails to complete a business combination by the Termination Date;

•        the fact that the Business Combination Agreement provides for the continued indemnification of OCA’s existing directors and officers and requires New PSI to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain OCA directors and officers after the Business Combination;

•        the fact that the Sponsor and its affiliates can earn a positive rate of return on their investment, even if other OCA stockholders experience a negative rate of return;

•        the fact that if the Trust Account is liquidated, including in the event OCA is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify OCA to ensure that the proceeds in the Trust Account are not reduced below $10.15 per share of Public Stock, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which OCA has entered into an acquisition agreement or claims of any third party for services rendered or products sold to OCA, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the fact that if the Business Combination or another business combination is not consummated by the Termination Date, OCA will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding shares of Public Stock for cash and, subject to the approval of its remaining stockholders and the OCA Board, dissolving and liquidating;

•        the fact that the Registration Rights Agreement will be entered into with the Insiders, Antara, and certain PSI stockholders, which provides for registration rights to such persons and their permitted transferees;

•        the fact that the Sponsor entered into a subscription agreement to purchase 200,000 shares of OCA Common Stock in the Insider PIPE Investment, subject to the terms and conditions set forth therein; and

•        the fact that Antara will receive an aggregate of 800,000 shares of PSI Common Stock in connection with the conversion of the Convertible Notes, subject to the terms and conditions set forth therein.

The personal and financial interests of the Insiders as well as OCA’s executive officers and directors may have influenced their motivation in identifying and selecting PSI as a business combination target, completing the Business Combination with PSI and influencing the operation of the business following the Business Combination. In considering the recommendations of the OCA Board to vote for the proposals, its stockholders should consider these interests. See this section entitled Stockholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Recommendation of the OCA Board

The OCA Board has determined that the Business Combination, on the terms and conditions set forth in the Business Combination Agreement, is advisable and in the best interests of OCA and its stockholders and has directed that the proposals set forth in this proxy statement/prospectus be submitted to its stockholders for approval at the Stockholder Meeting on the date and at the time and place set forth in this proxy statement/prospectus. The OCA Board recommends that OCA’s stockholders vote “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Equity Incentive Plan Proposal and “FOR” the Stockholder Adjournment Proposal (if necessary). See the section entitled “Stockholder Proposal No. 1:  The Business Combination Proposal — Recommendation of the OCA Board and Reasons for the Business Combination” for additional information.

OCA’s directors and officers may have financial interests in the Business Combination that are different from, or in addition to, their interests as stockholders of OCA and the interests of stockholders of OCA generally. The existence of financial and personal interests of one or more of OCA’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of OCA and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Sources and Uses of Funds for the Business Combination

The following tables summarize the sources and uses for funding the Business Combination (i) assuming that no shares of Public Stock are redeemed in connection with the Business Combination and (ii) assuming that 100% of the shares of Public Stock are redeemed in connection with the Business Combination. For an illustration of the number of shares and percentage interests outstanding under scenarios that assume redemptions of the shares of Public Stock in illustrative redemption scenarios, see “Risk Factors — The Public Stockholders will experience immediate dilution as a consequence of the Business Combination.”

No Redemptions

Source of Funds (in millions)
PSI Equityholder Rollover	$2,000
Cash Held in the Trust Account(1)	33
Insider PIPE Investment	2
Convertible Note Investment	8
Total Sources	$2,043
Uses (in millions)
Stockholder Redemptions	$—
PSI Equityholder Rollover	2,000
Estimated Transaction Expenses	8
Estimated Remaining Cash to New PSI Balance Sheet	35
Total Sources	$2,043

100% Redemption

Source of Funds (in millions)
PSI Equityholder Rollover	$2,000
Cash Held in the Trust Account(1)	33
Insider PIPE Investment	2
Convertible Note Investment	8
Total Sources	$2,043
Uses (in millions)
Stockholder Redemptions	$33
PSI Equityholder Rollover	2,000
Estimated Transaction Expenses	8
Estimated Remaining Cash to New PSI Balance Sheet	2
Total Sources	$2,043

____________

(1)      As of February 12, 2024.

Certain Material United States Federal Income Tax Considerations

For a detailed discussion of material U.S. federal income tax consequences of the Business Combination, see the section entitled “Certain Material United States Federal Income Tax Considerations.”

Anticipated Accounting Treatment

It is anticipated that the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, OCA is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New PSI will represent a continuation of the financial statements of PSI with the Transactions treated as the equivalent of PSI issuing shares for the net assets of OCA, accompanied by a recapitalization. The net assets of OCA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PSI in future reports of New PSI.

Regulatory Matters

The Business Combination is not subject to any additional federal or state regulatory requirement or approval, except for (i) filings with the State of Delaware necessary to effectuate the Business Combination, and (ii) filings of solicitation materials required pursuant to Rule 14a-12 of the Exchange Act.

Comparative Per Share Information

Comparative Per Share Data of OCA

The following table sets forth the closing market prices per share of OCA’s Units, Public Stock and Public Warrants as reported by Nasdaq on December 21, 2023, the last trading day before the Business Combination was publicly announced.

Trading Date	Units (OCAXU)	Public Stock (OCAX)	Public Warrants (OCAXW)
December 21, 2023	$10.80	$10.79	$0.02

The market prices of OCA’s securities could change significantly. Because the consideration payable in the Business Combination pursuant to the Business Combination Agreement will not be adjusted for changes in the market prices of shares of Public Stock, the value of the consideration that the PSI stockholders will receive in the Business Combination may vary significantly from the value implied by the market prices of shares of Public Stock on the date of the Business Combination Agreement, the date of this proxy statement/prospectus, and the date on which OCA stockholders vote on the approval of the proposals. OCA stockholders are urged to obtain current market quotations for OCA’s securities before making their decision with respect to the approval of the Business Combination Agreement.

Comparative Per Share Data of PSI

Historical market price information regarding PSI is not provided because there is no public market for shares of PSI Common Stock.

Summary Risk Factors

The Business Combination, PSI and OCA are subject to numerous risks and uncertainties. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” of this proxy statement/prospectus. Such risks include, but are not limited to:

Risks Related to PSI’s Business and New PSI Following the Business Combination

•        PSI has incurred losses in the operation of its business and anticipates that it may continue to incur losses in the future. PSI may never achieve or sustain profitability.

•        PSI relies on suppliers and manufacturers for many of its products and services. A loss of any of these partners could negatively affect its business.

•        Increases in component costs, shipping costs, long lead times, supply shortages, and supply changes could disrupt PSI’s supply chain and factors such as wage rate increases, inflation and interest rate increases could have a material adverse effect on PSI’s business, results of operations, financial condition and prospects.

•        PSI may be exposed to volatility in demand and changes to customer forecasts or commitments on short notice, resulting in disruption to PSI’s operations and supply chain and increased costs. PSI may not be able to adjust its operations and costs on short notice to meet such demand fluctuations, which may adversely affect PSI’s profitability, cash flow and operations.

•        PSI may be exposed to claims against it by its customers for late delivery or delivery of products that do not meet desired specification. However, PSI may not have the same ability or strategic desire to make claims against all of its suppliers for late delivery or delivery of products that do not meet specifications.

•        PSI is exposed to price increases from suppliers and may not be able to pass those increases on to customers in full or at all.

•        If PSI is unable to attract, retain, and motivate key employees and hire qualified management, technical, engineering and sales personnel, its ability to compete and successfully grow its business would be harmed and could diminish anticipated benefits.

•        PSI may need additional capital in the future to meet its financial obligations and to pursue its business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise PSI’s ability to meet its financial obligations and grow its business.

•        PSI has a significant presence in international markets and plans to continue to expand its international operations, which exposes PSI to a number of risks that could affect its future growth.

•        PSI’s growth and success are highly correlated with, and thus dependent upon, the continuing rapid adoption of and demand for green-powered vehicles and equipment, as well as availability of critical components needed for these vehicles and equipment. Among other things, changes to electrification technology, alternative fuels, or rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of green-powered vehicles and related equipment, such as charging infrastructure, may negatively impact the market and, thus the demand for its products and services.

•        PSI is dependent on market acceptance of its new product and service introductions and innovations for future revenue, and PSI may not realize all of the revenue or achieve anticipated gross margins from products and services subject to existing awards or for which PSI is currently engaged in development. Moreover, PSI is developing complex products and services with inherently long and complicated product development cycles, which may undergo significant challenges, delays, or even cancellations leading to loss of invested time and capital into the new products.

Risks Related to Regulatory, Legal and Intellectual Property Matters

•        Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact PSI’s reputation, financial results or results of operations, and may expose it to environmental liabilities and litigation.

•        PSI’s business is subject to complex and evolving laws and regulations, many of which are subject to change and uncertain interpretation, which could result in changes to PSI’s business practices, reduced revenue and increased compliance costs or otherwise harm its business. Any failure to comply with laws or regulations may subject PSI to fines, injunctions and other penalties that could harm its business.

•        Failure to obtain or maintain permits necessary for PSI’s operations may subject it to delays or regulatory penalties or require it to adjust its business model.

•        The laws of the People’s Republic of China (“PRC”) with respect to protecting intellectual property rights are still evolving, and legal procedures for enforcing intellectual property rights may be inadequate in PRC. Accordingly, despite its efforts, PSI may not prevent third parties from infringing, misappropriating, diluting or otherwise violating its intellectual property in the PRC.

•        PSI’s operations in the PRC depend on the performance of the internet infrastructure and fixed telecommunications networks in PRC.

•        PSI is subject to governmental export and import controls and economic sanctions laws that could subject it to liability and impair its ability to compete in international markets.

•        If PSI fails to, is unable to, or incurs significant costs in order to obtain, maintain, protect, defend or enforce its intellectual property and other proprietary rights, its business and results of operations could be materially harmed.

•        PSI’s use of open-source software could subject its proprietary software to general release, adversely affect its ability to sell its products and services, subject it or its customers to increased risk of cyber-attack and subject it to possible litigation, claims, or proceedings.

•        Third parties may assert that PSI is infringing upon their intellectual property rights, which could divert management’s attention, cause it to incur significant costs, cause reputational harm, and prevent it from selling or using the technology to which such rights relate.

•        The PRC government has significant authority to exert influence on the PRC operations of an offshore holding company, and offerings conducted overseas and foreign investment in issuers with operations in the PRC, such as PSI. Changes in PRC’s economic, political and social conditions or government policies could have a material adverse effect on PSI’s business, results of operations, financial condition and the value of PSI’s securities.

•        Recent greater oversight by the Cyberspace Administration of the PRC (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder PSI’s ability in capital raising activities and materially and adversely affect its business and the value of your investment.

•        Uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could materially adversely affect PSI’s business.

•        PRC regulations relating to investments in offshore companies by PRC residents may subject PRC-resident beneficial owners or the PRC Subsidiaries to liability or penalties, limit PSI’s ability to inject capital into the PRC Subsidiaries or limit the PRC Subsidiaries’ ability to increase their registered capital or distribute profits to it, or may otherwise adversely affect PSI.

•        Failure to comply with the registration requirements for employee stock ownership plans or share option plans may subject PSI and its PRC equity incentive plan participants to fines and other legal or administrative sanctions.

•        Dividends payable to foreign investors and gains on the sale of PSI Common Stock by foreign investors may become subject to PRC tax law.

General Risk Factors Related to PSI

•        PSI is exposed to fluctuations in currency exchange rates, which could negatively affect its operating results.

•        PSI could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 or similar anti-bribery laws in other jurisdictions in which PSI operates.

•        Any security incident, other technology disruption or failure to comply with laws and regulations relating to privacy and the processing of personal information could result in damage to PSI’s brand and reputation, material financial penalties, fines, litigation, or other legal liability, any of which could negatively impact PSI’s business, results of operations and financial condition.

Risks Related to the Business Combination and OCA

•        The Insiders have entered into letter agreements with OCA to vote in favor of the Business Combination, regardless of how OCA’s Public Stockholders vote.

•        The consummation of the Business Combination is subject to a number of conditions and, if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

•        Since the Insiders, including OCA’s directors and executive officers, have interests that are different, or in addition to (and which may conflict with), the interests of the Public Stockholders, a conflict of interest may have existed in determining whether the Business Combination with PSI is appropriate as OCA’s initial business combination. Such interests include that the Sponsor will lose its entire investment in OCA if an initial business combination is not completed.

•        The process of taking a company public by means of a business combination with a SPAC is different from taking a company public through an underwritten offering and may create risks for unaffiliated investors. You may not have the same benefits as an investor in an underwritten public offering.

•        Past performance by OCA’s management team or their affiliates, including Olympus Capital, may not be indicative of future performance of an investment in OCA or New PSI.

•        OCA’s ability to successfully effect the Business Combination will be dependent upon the efforts of key personnel of New PSI, some of whom may be from OCA and PSI, and some of whom may join New PSI following the Business Combination. The loss of key personnel or the hiring of ineffective personnel after the Business Combination could negatively impact the operations and profitability of New PSI.

•        OCA has a limited ability to assess the management of PSI’s business and, as a result, cannot assure you that PSI’s’ management has all the skills, qualifications, or abilities to manage a public company.

•        During the pendency of the Business Combination, PSI and OCA are prohibited from entering into certain transactions that might otherwise be beneficial to PSI, OCA or their respective stockholders because of restrictions in the Business Combination Agreement. Furthermore, certain provisions of the Business Combination Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement.

•        To mitigate the risk that OCA might be deemed to be an investment company for purposes of the Investment Company Act, OCA has liquidated the investments held in the Trust Account and instead the funds are held in the Trust Account in cash items until the earlier of the consummation of an initial business combination or OCA’s liquidation. Following the liquidation of investments in the Trust Account, OCA has received minimal interest on the funds held in the Trust Account, which has reduced the dollar amount Public Stockholders would receive upon any redemption or liquidation of OCA.

•        The Business Combination will result in changes to the composition of the board of directors of PSI, which may affect the strategy of New PSI.

•        Nasdaq may delist shares of OCA Common Stock from its exchange prior to the Closing or Nasdaq may not list New PSI securities on its exchange, which could limit investors’ ability to make transactions in New PSI securities and subject New PSI to additional trading restrictions.

•        Reports published by analysts, including projections in those reports that differ from actual results, as well as the failure of research analysts to publish reports on OCA, could adversely affect the price and trading volume of the commons stock.

•        OCA may become involved in litigation, including securities class action litigation relating to the proposed Business Combination that may materially adversely affect it.

Risks Related to Redemptions

•        Public Stockholders who wish to redeem their shares of Public Stock for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If Public Stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of Public Stock for a pro rata portion of the funds held in the Trust Account.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, all references in this section to “Powermers Group” refer to PSI and its wholly owned subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined financial information of Powermers Group has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of OCA and PSI adjusted to give effect to the Business Combination and the other related events contemplated by the Business Combination Agreement. The unaudited pro forma condensed combined financial information of Powermers Group also gives effect to other financing events consummated by PSI that are not yet reflected in the historical financial information of PSI included elsewhere in this proxy statement/prospectus and are considered material transactions separate from the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical unaudited condensed consolidated balance sheet of OCA as of September 30, 2023 with the historical unaudited condensed consolidated balance sheet of PSI as of September 30, 2023 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on September 30, 2023.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 combines the historical unaudited condensed consolidated statement of operations of OCA for the nine months ended September 30, 2023 and the historical unaudited condensed consolidated statement of operations of PSI for the nine months ended September 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of OCA for the year ended December 31, 2022 with the historical audited consolidated statement of operations of PSI for the year ended December 31, 2022 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•        the historical unaudited condensed consolidated financial statements of OCA as of and for the nine months ended September 30, 2023 and the historical audited financial statements of OCA as of and for the year ended December 31, 2022;

•        the historical unaudited condensed consolidated financial statements of PSI as of and for the nine months ended September 30, 2023 and the historical audited consolidated financial statements of PSI as of and for the year ended December 31, 2022; and

•        other information set forth under the section entitled “Proposal No. 1 — The Business Combination Proposal” relating to OCA and PSI, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the section entitled “OCA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “PSI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement/prospectus.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of Powermers Group upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Powermers Group following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. OCA and PSI have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein assumes that the OCA stockholders approve the Business Combination. Pursuant to OCA’s Certificate of Incorporation, the Public Stockholders may elect to redeem their shares of Public Stock for cash even if they approve the Business Combination. OCA cannot predict how many of its Public Stockholders will exercise their right to redeem their shares of Public Stock for cash. The unaudited pro forma condensed combined financial information has been prepared assuming two redemption scenarios after giving effect to the Business Combination, as follows:

•        Assuming No Redemptions — this scenario assumes that no Public Stockholders exercise their redemption rights with respect to their Public Stock for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Redemptions — this scenario assumes that 2,998,436 shares of Public Stock are redeemed for an aggregate payment of approximately $32.0 million, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of approximately $10.68 per share based on funds held in the Trust Account as of September 30, 2023, after giving effect to the proceeds from the PIPE Investment, the redemption of shares of Public Stock that occurred in January 2024 and before giving effect to the payment of the estimated transaction costs incurred in connection with the Business Combination of $8.0 million, including deferred underwriting commissions from the IPO.

The following summarizes the pro forma PSI Common Stock issued and outstanding immediately after the Business Combination, presented under the two assumed redemption scenarios:

	Pro Forma Combined (Assuming No Redemptions)			Pro Forma Combined (Assuming Maximum Redemptions)
	Number of Shares		% Ownership	Number of Shares	% Ownership
PSI existing stockholders	200,000,000	(1)	96.28%	200,000,000	97.68%
Sponsor’s existing shares	3,737,500	(2)	1.80%	3,737,500	1.83%
Public Stockholders	2,998,436	(3)	1.44%	—	—
Insider PIPE Investment	200,000	(4)	0.10%	200,000	0.10%
Convertible Note Investment	800,000	(5)	0.39%	800,000	0.39%
Total	207,735,936		100.00%	204,737,500	100.00%

____________

(1)      Reflects a reverse stock split immediately prior to Closing such that 200,000,000 shares of PSI Common Stock are outstanding at the Closing.

(2)      Reflects the conversion of an aggregate of 3,737,500 Founder Shares into shares of PSI Common Stock on a one-to-one basis.

(3)      Reflects the immediate conversion of all 2,998,436 shares of Public Stock into shares of PSI Common Stock on a one-to-one basis in connection with the Business Combination.

(4)      Reflects the sale and issuance of 200,000 shares of PSI Common Stock to the Sponsor in connection with the Insider PIPE Investment at $10.00 per share.

(5)      Reflects the issuance of 800,000 shares of PSI Common Stock upon the conversion of the Convertible Notes.

The two alternative levels of redemptions assumed in the unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments for the issued and outstanding Public Warrants issued in connection with the IPO as such securities are not exercisable until 30 days after the Closing of the Business Combination.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2023

ASSETS	No redemption scenario	Maximum redemption scenario
	Pro Forma Combined	Pro Forma Combined
Current assets	45,012,457	13,119,186
Total Assets	46,216,867	14,323,596
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities	27,698,640	27,698,640
Total Liabilities	28,120,601	28,120,601
Total Shareholders’ Equity (Deficit)	18,183,550	(13,709,721)
Non-controlling interests	(87,284)	(87,284)
Total Equity (Deficit)	18,096,266	(13,797,005)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	46,216,867	14,323,596

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2023
(in thousands, except share and per share data)

	No redemption scenario	Maximum redemption scenario
	Pro Forma Combined	Pro Forma Combined
Revenue	$93,228,232	$93,228,232
Gross profit	92,608	92,608
Loss from operations	(6,331,733)	(6,331,733)
Net gain (loss)	(1,569,401)	(1,569,401)
Less: Net loss attribute to non-controlling interests	(7,301)	(7,301)
Net gain (loss) attribute to the shareholders of Powermers Group	(1,576,702)	(1,576,702)
Comprehensive gain (loss) attribute to the shareholders of Powermers Group	(933,892)	(933,892)
Net loss per share, basic and diluted	(0.01)	(0.01)
Weighted-average shares used to compute net loss per share, basic and diluted	207,735,290	204,737,500

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022
(in thousands, except share and per share data)

	No redemption scenario	Maximum redemption scenario
	Pro Forma Combined	Pro Forma Combined
Revenue	$28,072	$28,072
Gross profit	28,072	28,072
Loss from operations	(7,094,723)	(7,094,723)
Net gain (loss)	1,556,101	1,556,101
Total comprehensive income (loss) for the year	2,261,672	2,261,672
Net gain (loss) per share, basic and diluted	0.01	0.01
Weighted-average shares used to compute net gain (loss) per share, basic and diluted	207,735,290	204,737,500

PRESENTATION OF FINANCIAL INFORMATION

This proxy statement/prospectus contains:

•        the unaudited condensed consolidated financial statements of PSI as of and for the nine months ended September 30, 2023 and 2022, prepared in accordance with GAAP;

•        the audited combined financial statements of PSI as of and for the years ended December 31, 2022 and 2021, prepared in accordance with GAAP;

•        the unaudited condensed financial statements of OCA as of and for the nine months ended September 30, 2023 and 2022, prepared in accordance with GAAP; and

•        the audited financial statements of OCA as of December 31, 2022 and December 31, 2021, and for the years ended December 31, 2022 and 2021, prepared in accordance with GAAP.

The historical results presented in this proxy statement/prospectus are not necessarily indicative of the results to be expected for any future period. You should carefully read the section entitled “PSI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “OCA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”.

TICKER SYMBOLS AND DIVIDEND INFORMATION

OCA

Market Information

The Units, Public Stock and Public Warrants are currently listed on Nasdaq under the symbols “OCAXU,” “OCAX” and “OCAXW,” respectively. Immediately prior to the Effective Time, the Units will automatically separate into their component securities and, as a result, will no longer trade as an independent security. Upon the Closing, the shares of PSI Common Stock and PSI Warrants are expected to be listed on Nasdaq under the symbols “PSII” and “PSIIW,” respectively.

The closing price of the Units, the Public Stock and the Public Warrants on December 21, 2023, the last trading day before announcement of the execution of the Business Combination Agreement, was $10.80, $10.79 and $0.02, respectively.

Holders of the Units, Public Stock and Public Warrants should obtain current market quotations for their securities. The market price of these securities could vary at any time before the Business Combination.

Holders

As of February 12, 2024, there was 1 holder of record of Units, 2 holders of record of shares of OCA Class A Common Stock, 1 holder of record of shares of Class B Common Stock and 2 holders of record of OCA Warrants (1 of whom was a holder of Public Warrants). The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Units, Class A Common Stock and Public Warrants are held of record by banks, brokers and other financial institutions.

Dividends

OCA has not paid any cash dividends on the Units to date and does not intend to pay cash dividends prior to the completion of the Business Combination. Assuming the Business Combination is consummated, the payment of cash dividends in the future will be dependent, among other things, upon New PSI’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination as well as compliance with the New PSI Charter and New PSI Bylaws and the DGCL. See also “Description of New PSI Securities — Dividends.” The ability of New PSI to declare dividends may also be limited by the terms of financing or other agreements entered into by New PSI from time to time, as well as any foreign regulations that may restrict the payment of dividends in the future.

PSI

Market Information

PSI Common Stock is privately held and is not currently quoted or traded on any exchange.

Holders of Common Stock

As of February 12, 2024, there were 5,434.782609 shares of PSI Common Stock outstanding and 51 holders of record of PSI Common Stock.

Dividends

PSI has not paid any cash dividends to date.

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, PSI’s and OCA’s business, financial condition and results of operations. If any of the events described below occur, New PSI’s business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of New PSI’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of PSI, OCA and New PSI.

Risks Related to PSI’s Business and New PSI Following the Business Combination

Throughout this section, references to “we,” “us” and “our” are intended to refer to PSI and its Subsidiaries prior to the Business Combination and to PSI and its subsidiaries (including OCA) following the Business Combination.

We have incurred losses in the operation of our business and anticipate that we may continue to incur losses in the future. We may never achieve or sustain profitability.

We incurred a net loss attributed to the stockholders of $6,083,156 for the nine months ended September 30, 2023 and a net loss of $5,840,505 for the year ended December 31, 2022. Additional losses would impair our liquidity and may require us to raise additional capital or to curtail certain of our operations in an effort to preserve capital which might have a negative impact on investor confidence in our ability to manage our business effectively and result in a decline in the price of PSI Common Stock. Even if we achieve profitability, there can be no assurance that we will be able to maintain profitability in the future.

Our business operates in a highly competitive industry.

We operate in a global, competitive marketplace and face substantial competition from a number of established competitors, some of which may have greater financial resources than we do, may have a more extensive low-cost sourcing strategy and presence in low-cost regions than we do, or may receive significant governmental support. We face risks with brand awareness and customer acquisition in this competitive marketplace where products and solutions can be fragmented and positioned with cost-conscious customers and ever-changing economic pricing. Market pricing dynamics may create the need to benchmark performance across a competitive peer group to highlight the differences across product quality, pricing, contract workflow, leadership, expected delivery, service, and customer support. If our competitors invest heavily in innovation and develop products that are more efficient or effective than our products, we may not be able to compete effectively. There can be no assurance that competition in one or more of our markets will not adversely affect us and our results of operations.

We rely on suppliers and manufacturers for many of our products and services. A loss of any of these partners could negatively affect our business.

We rely on a limited number of suppliers to manufacture our components and systems, including in some cases only a single supplier for some products and components. This reliance on a limited number of manufacturers increases our risks, since we do not currently have proven reliable alternative or replacement manufacturers beyond these key parties. In the event of interruption, we may not be able to increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Thus, our business could be adversely affected if one or more of our suppliers is impacted by any interruption at a particular location.

In addition, we rely on licenses and joint venture agreements for access to certain technology and IP. Disruptions in our partnership with these partners may lead to disruptions and/or significant delays in our ongoing research and development programs or customer projects.

If we experience a significant increase in demand for our products, or if we need to replace an existing supplier, it may not be possible to supplement or replace them on acceptable terms, which may undermine our ability to deliver products to customers in a timely manner. For example, it may take a significant amount of time to identify and qualify a manufacturer that has the capability and resources to assemble electronic components used in our products in sufficient volume, quality and time. Identifying suitable suppliers and manufacturers could be an extensive process that requires us to become satisfied with their quality control, technical capabilities, responsiveness, service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant suppliers or manufacturers could have an adverse effect on our business, financial condition and operating results.

Increases in component costs, shipping costs, long lead times, supply shortages, and supply changes could disrupt our supply chain and factors such as wage rate increases, inflation and interest rate increases could have a material adverse effect on our business, results of operations, financial condition and prospects.

Meeting customer demand partially depends on our ability to obtain timely and adequate delivery of components for our products. We are subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify products or components. In addition, the lead times associated with certain commercial products are lengthy and preclude rapid changes in design, quantities, and delivery schedules. Our ability to meet demand has been, and may in the future be, impacted by our reliance on the availability of supplier inventory. We may in the future experience supply shortages, and the predictability of the availability of these products and components may be limited, which may be heightened in light of new or ongoing health concerns (such as COVID-19) and armed conflicts (such as those in Ukraine and Israel). In the event of an inventory shortage or supply chain interruption from suppliers, we may not be able to develop alternate sources in a timely manner. Developing alternate sources of supply for these products and components may be time-consuming, difficult, and costly and we may not be able to source inventory on terms that are acceptable to us, or at all, which may undermine our ability to fill our orders in a timely manner. Any interruption or delay in the supply of any of these product components, or the inability to obtain these product components from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to timely ship our products to our customers. Moreover, volatile economic conditions may make it more likely that our suppliers and logistics providers may be unable to timely deliver supplies, or at all, and there is no guarantee that we will be able to timely locate alternative suppliers of comparable quality at an acceptable price. In addition, international supply chains may be impacted by events outside of our control and limit our ability to procure timely delivery of supplies or finished goods and services.

The global economy is currently undergoing a period of high inflationary pressures, which may continue for the foreseeable future. The escalation or prolongment of hostilities in Ukraine and Israel may serve to accelerate these inflationary pressures. The ongoing military conflict between Russia and Ukraine has resulted in substantial increases in fuel costs worldwide, and the extent and duration of such increases cannot be predicted at this time. Inflation can adversely affect us by increasing costs of supplies, materials and labor. In addition, inflation is often accompanied by higher interest rates, which may reduce the consumer or commercial demand for our products, increase the borrowing cost, or increase our financing costs. In an inflationary environment, depending on other economic conditions, we may be unable to raise prices enough to keep up with the rate of inflation, which would reduce our profit margin. Increases in the prices of product inventory could negatively affect our margins. Changes in prices are dependent on a number of factors beyond our control, including macroeconomic factors that may affect commodity prices; changes in supply and demand; general economic conditions; significant political events; labor costs; competition; import duties, tariffs, anti-dumping duties and other similar costs; currency exchange rates and government regulation; and events such as natural disasters and widespread outbreaks of infectious diseases (such as COVID-19). If we are unable to increase our prices or experience a delay in our ability to increase our prices or to recover such increases in our costs, our business, financial condition and results of operations could be harmed.

PSI may be exposed to volatility in demand and changes to customer forecasts or commitments on short notice, resulting in disruption to PSI’s operations and supply chain and increased costs. PSI may not be able to adjust its operations and costs on short notice to meet such demand fluctuations, which may adversely affect PSI’s profitability, cash flow and operations.

Under some of PSI’s current customer contracts, which are typical of the industry, PSI’s customers place firm orders with only limited lead times. While these orders are legally binding, volume predictions or forecasts provided by the customer are non-binding forecasts that the customer can materially change from time to time.

Given that in many cases PSI’s arrangements with its suppliers require significantly longer lead times, PSI typically places orders for raw materials and other inventory with suppliers prior to having firm orders from customers. To be prepared for delivering in accordance with the customer’s forecast, PSI may also have already invested in labor and equipment without being able to adjust the investment if the customer orders less or more than forecasted on a short notice. In situations where the customer orders less than forecast, PSI may also incur additional storage costs for unused inventory and the shelf life of raw materials and other inventory may expire, leading to the risk of such obsolete inventory no longer being qualified to be used in production, which in turn may impact PSI’s costs and operations. A reduction in the ordering volume may also impact PSI’s ability to meet its revenue forecasts.

Conversely, the customer may significantly increase the volume in its binding orders compared to the forecast and that may lead to PSI being required to invest in additional labor or raw materials on short notice at higher costs, pay expedite fees that cannot otherwise be passed along to the customer, or otherwise be limited in its ability to fulfill orders in full or on time.

Materially higher or lower orders than expected may result in higher costs per unit and cost inefficiencies that can only be recovered from the customer to a limited extent. That in turn may have a material adverse impact on financial performance and prospects.

PSI may be exposed to claims against it by its customers for late delivery or delivery of products that do not meet desired specification. However, PSI may not have the same ability or strategic desire to make claims against all of its suppliers for late delivery or delivery of products that do not meet specifications.

Some of PSI’s contracts with its suppliers contain terms that make it difficult or commercially impracticable for PSI to enforce delivery on time or in compliance with the relevant quality requirements or design specifications, and/or limit PSI’s ability to recover from its suppliers in circumstances where the supplier has failed to deliver on time or in accordance with such specifications. A claim by a customer of PSI for which PSI has no recourse or limited recourse against PSI’s suppliers may impact PSI’s profitability and could have a material adverse effect on financial performance and prospects.

PSI is exposed to price increases from suppliers and may not be able to pass those increases on to customers in full or at all.

PSI’s suppliers may increase their prices based on an increase in prices of the supplier’s raw materials, labor costs, shipping and storage costs, governmental regulations, energy costs, and/or other economic related factors. While some contracts may require certain increase thresholds to be met before any price increase can be claimed, and evidence for the price increase factors to be given by the supplier PSI is at times exposed to price increases. If PSI cannot pass such price increases on to its customers, profitability may be impacted, which may adversely affect our financial performance and prospects.

Equipment failures, interruptions, delays in deliveries or extensive damage to our facilities, supply chains, distribution systems or information technology systems could adversely affect our business.

We are dependent on various information technology (“IT”) systems, including but not limited to networks, applications and outsourced services in connection with the current and planned operation of our business. All of our facilities, equipment, supply chains, distribution systems and IT systems are subject to the risk of catastrophic loss due to unanticipated events, such as cyber-attacks, systems failures, viruses, disease outbreak, fires, earthquakes, explosions, floods, tornadoes, hurricanes or other severe weather conditions as well as labor shortages or strikes. An interruption in our manufacturing capabilities (or those of our third party suppliers or manufacturers), supply chains, distribution systems or IT systems, whether as a result of inadequacy, catastrophic loss, failure to perform, or any other reason, could reduce, interrupt, prevent or delay our production and shipment of our product offerings, result in defective products or services, damage customer relationships and our reputation, and result in legal exposure, loss of existing or potential customers, and large repair or replacement expenses. This could result in the delay or termination of orders, the loss of future sales and a negative impact to our business and our reputation.

Any damages resulting directly or indirectly from PSI products or services may significantly harm our reputation and cause disruptions or lead to a complete loss of the existing contract or future contracts. In addition, equipment failures or quality control issues from PSI or its suppliers is a substantial risk. We actively work to mitigate this risk by focusing on products and products from our suppliers that conform to generally accepted international standards. Our contracts with our manufacturers and suppliers may not cover liabilities PSI may face as a result of such damages.

Third-party insurance coverage that we maintain with respect to such matters will vary from time to time in both type and amount depending on cost, availability and our decisions regarding risk retention, and may be unavailable or insufficient to protect us against losses. Any of these risks could materially adversely affect our business, results of operations and financial condition.

We currently face competition from a number of companies and expect to face significant competition in the future as the market for PSI’s products and services quickly develops.

The market for PSI’s products is relatively new and competition is still developing. Competing in this market requires early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. There are multiple competitors in this market with limited funding, which could cause poor experiences, hampering overall adoption of products in this market as much as trust in any particular provider.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put us at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of our current or future target markets, which could create price pressure. In light of these factors, even if our offerings are more effective and of higher quality than those of our competitors, current or potential customers may prefer our competitors’ solutions. If we fail to adapt to changing market conditions or continue to compete successfully with current charging platform providers or new competitors, our growth will be limited, which would adversely affect our early-stage business and results of operations.

If we are unable to attract, retain, and motivate key employees and hire qualified management, technical, engineering and sales personnel, our ability to compete and successfully grow our business would be harmed and could diminish anticipated benefits.

Our success depends, in part, on our continuing ability to identify, hire, attract, motivate, train, develop and retain highly qualified and talented personnel critical to our business and operations. The inability to do so effectively would adversely affect our business. Our success will depend in part on the attraction, retention and motivation of executive personnel. Executives may experience uncertainty about their future roles with us. In addition, competitors may recruit our management. If we are unable to attract, retain and motivate executive personnel that are critical to successful operations, we could face disruptions in operations, strategic relationships, key information, expertise or know-how and unanticipated recruitment and onboarding costs. For example, the resignation of an executive officer could cause us to expend resources to ensure a smooth transition with his or her successor due to the transfer of institutional knowledge and divert management attention away from executing our operational plan during this transition period.

Additionally, competition for employees can be intense. The ability to attract, hire and retain employees depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and failure to do so could adversely affect our business, including the execution of our global business strategy.

We may need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business.

While the funds that are made available to us from the Trust Account of OCA in connection with the transactions contemplated by the Business Combination Agreement, the Insider PIPE Investment and any potential Third-Party PIPE Investment may be sufficient to fund our operations for a period of time following the Closing of the Business Combination, our expectations may prove incorrect and we may need to raise additional capital to fund operations in the future or finance future acquisitions. We developed the financial Model based on assumptions regarding the availability of sufficient financing to implement our business plans.

If we seek to raise additional capital in order to meet various objectives, including developing existing or future technologies and solutions, increasing working capital, acquiring new clients, expanding geographically and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all. Lack of sufficient capital resources could significantly limit our ability to take advantage of business and strategic opportunities especially considering speed and time to market. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute share ownership. Our ability to raise equity and debt financing may be impacted by health concerns, increased market volatility, decreased market liquidity, adverse trends in employment levels, prolonged inflation, geopolitical instability or conflicts (including the ongoing conflicts involving Russia, Ukraine, Israel and Hamas), trade disruptions, economic or other sanctions, or a sustained capital market correction, among other events, and third-party financing being unavailable on terms acceptable to us or at all.

If adequate additional funds are not available, we may be required to delay, reduce the scope of, or eliminate material parts of our business strategy, including acquiring potential new clients or the continued development of new or existing technologies or solutions and geographic expansion. If we raise funds through the issuance of debt securities or through loan arrangements, the terms of such financing could require significant interest payments, contain covenants that restrict our business, or other unfavorable terms.

We have a significant presence in international markets and plan to continue to expand our international operations, which exposes us to a number of risks that could affect our future growth.

Expanding into new international markets requires additional management attention and resources in order to tailor our solutions to the unique circumstances of each country. In addition, we face additional risks associated with our planned expansion into international locations including, but not limited to:

•        incumbent competitors and lack of brand recognition in new markets;

•        challenges caused by distance, language and cultural differences;

•        longer payment cycles in some countries;

•        credit risk and higher levels of payment fraud;

•        compliance with applicable foreign laws and regulations, including laws and regulations with respect to technology, homologation of products, natural resources, environment, data privacy and security, consumer protection, spam and content, and the risk of penalties to our customers and individual members of management if its practices are deemed to be out of compliance, as well as laws and regulations related to employment of foreign individuals;

•        compliance with changing energy, electrical, and power regulations;

•        unique or different market dynamics or business practices;

•        currency exchange rate fluctuations;

•        foreign exchange controls;

•        political and economic instability and export restrictions;

•        potentially adverse tax consequences; and

•        higher costs associated with doing business internationally.

These risks could harm our international expansion efforts, which could have a materially adverse effect on our business, financial condition or results of operations.

If we fail to manage our growth effectively, our business, operating results and financial condition could be adversely affected.

Continued growth and expansion of our business may place a significant strain on management, business operations, financial condition, infrastructure and corporate culture, and we may not successfully anticipate our business and personnel needs in order to streamline the competitiveness of our products. For example, we may need to implement cost-saving initiatives to better align our cost structure with the current demand environment by means of a reduction in our workforce, which could take more time and be more costly than anticipated and could place substantial demands on management, which could lead to the diversion of management’s attention from other business priorities. Any reduction in force may yield unintended consequences and costs, such as attrition beyond the intended reduction in force, the distraction of employees and reduced employee morale, which could, in turn, adversely impact productivity, including through a loss of continuity, loss of accumulated knowledge or inefficiency during transitional periods. Any of these impacts could also adversely affect our reputation as an employer, make it more difficult for us to hire new employees in the future and increase the risk that we may not achieve the anticipated benefits.

To manage our operations and personnel, we will need to continue to improve our operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, timely delivery of our products, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, loss of key employees, failure to improve the quality of our products, information security vulnerabilities or other operational difficulties, any of which could adversely affect our business performance and operating results. Our strategy is based on a combination of growth and maintenance of performance, and any inability to scale, maintain customer experience related to our products may impact our growth trajectory and results of operations.

In addition, there is a significant risk that existing or potential new customers will not accept our new organizational structure as a reliable and sustainable partner and therefore attempt to terminate existing contracts or options or refuse to do future business with us. In addition, we may face similar pushback from original equipment manufacturer (“OEM”) partners who may choose to purchase from alternative suppliers.

Our growth and success are highly correlated with, and thus dependent upon, the continuing rapid adoption of and demand for green-powered vehicles and equipment, as well as availability of critical components needed for these vehicles and equipment. Among other things, changes to electrification technology, alternative fuels, or rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of green-powered vehicles and related equipment, such as charging infrastructure, may negatively impact the market and, thus the demand for our products and services.

Our potential profitability and growth are highly dependent upon the continued adoption of green-powered equipment, including vehicles, by businesses, cities and fleet operators and continued support from regulatory programs, any of which may not occur at the levels we currently anticipate or at all. The market for green-powered equipment is still rapidly evolving, characterized by rapidly changing technologies, evolving government regulation and industry standards, changing customer preferences and behaviors, intensifying levels of concern related to environmental issues, and governmental initiatives related to climate change and the environment generally. There is no guarantee of continuing future demand for green-powered vehicles and equipment. If the market for green-powered vehicles and equipment develops more slowly than expected, or if demand for green-powered vehicles and equipment decreases, our growth would be reduced and its business, prospects, financial condition and operating results would be harmed. The market for green-powered vehicles and equipment could be affected by numerous factors, such as:

•        perceptions about the vehicle or equipment features, quality, driver experience, safety, performance and cost;

•        volatility in the price of gasoline and diesel at the pump;

•        supply chain disruptions including, but not limited to, availability of certain components (such as semiconductors, microchips and lithium), ability of OEMs to ramp-up production, availability of batteries, and battery raw materials;

•        raw material regulations to protect the environment;

•        a shift to alternative fuel solutions like hydrogen instead of batteries;

•        concerns regarding the stability of the power supply and electrical grid;

•        availability of high performance computing-sufficient charging stations;

•        competition for sufficient energy availability between private, commercial and public energy users;

•        government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives, charging stations or decarbonization generally;

•        relaxation of government mandates or quotas regarding the sale of green-powered vehicles and equipment;

•        the number, price and variety of models available for purchase;

•        inflationary pressures on the cost of the vehicles and related equipment and the cost of financing purchases;

•        concerns about the future viability of green-powered vehicle manufacturers; and

•        market dominance by Asia-based OEMs with low pricing and ownership over a large portion of the supply chain.

It is uncertain how macroeconomic factors will impact demand for green-powered vehicles, particularly since they can be more expensive than traditional gasoline-powered vehicles. Furthermore, because fleet operators often make large purchases of green-powered vehicles, this cyclicality and volatility may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for electronic vehicle charging and our products and services in particular.

Certain federal, state and local governments provide incentives to end users and purchasers of green-powered vehicles and charging stations in the form of rebates, tax credits, and other financial and behavioral incentives, such as payments for regulatory credits. The green-powered vehicle market relies on these governmental rebates, tax credits, and other financial incentives to significantly lower the effective price of green-powered vehicles and charging stations. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. Any reduction in rebates, tax credits or other financial incentives could negatively affect the green-powered vehicle market and adversely impact our business operations and expansion potential.

Similarly, even if new legislation incentivizes green-powered vehicle adoption, we cannot predict what form such incentives may take at this time. If we are not eligible for grants or other incentives under such programs, while our competitors are, it may adversely affect our competitiveness or results of operation.

We are dependent on market acceptance of our new product and service introductions and innovations for future revenue, and we may not realize all of the revenue or achieve anticipated gross margins from products and services subject to existing awards or for which we are currently engaged in development. Moreover, we are developing complex products and services with inherently long and complicated product development cycles, which may undergo significant challenges, delays, or even cancellations leading to loss of invested time and capital into the new products.

Substantially all markets in which we operate are impacted by technological change or change in consumer tastes and preferences, which are rapid in certain markets. Our operating results depend substantially upon our ability to continually design, develop, introduce, and sell new and innovative products; to modify existing products; and to customize products to meet customer requirements driven by such change. There are numerous risks inherent in these processes, including the risk that we will be unable to anticipate the direction of technological change; underestimate the complexity of development and homologation; that we will be unable to develop and market profitable and competitive new products and applications before our competitors or in time to satisfy customer demands; the possibility that investment of significant time and resources will not be successful; the possibility that the marketplace does not accept our products or services; that we are unable to retain customers that adopt our new products or services; and the risk of additional liabilities, retrofit programs or additional warranty costs associated with these efforts.

Our ability to generate revenue from products pending customer purchases is subject to a number of important risks and uncertainties, many of which are beyond our control, including the number of products our customers will actually purchase, as well as the timing of such purchases. As a result, products for which we are currently incurring development expenses may not be purchased by our customers at all, or they may be purchased in smaller amounts than currently anticipated. Therefore, our anticipated future revenue from products relating to existing customer agreements or product development relationships may not result in firm orders from customers for the originally contracted amount.

We also incur capital expenditures and other costs and price our products based on estimated production volumes. If actual production volumes were significantly lower than estimated, our anticipated revenue and gross margin from those new products would be adversely affected. We cannot predict the ultimate demand for our customers’ products, nor can we predict the extent to which we would be able to pass through unanticipated per-unit cost increases to our customers.

In addition, we expect to spend a significant amount of time and resources to develop certain new complex products with inherently long and complicated product development cycles. In light of these long product development cycles, capital expenditures will be made well in advance of the prospect of deriving revenues from the sale of any new products. Our ability to commercially introduce and successfully market any new products is subject to a wide variety of challenges during this development cycle, including bugs, design defects and other matters that could delay introduction of these products to the marketplace. As a result, if we do not achieve market acceptance of new products, we may not be able to realize sufficient sales of our products in order to recoup research and development expenditures. The failure of any of our new products to achieve market acceptance would materially and adversely affect our business, results of operations and financial condition.

PSI operates in a highly competitive and rapidly evolving market, which makes it difficult to evaluate PSI’s prospects.

PSI operates in the green energy industry, which is highly competitive and rapidly evolving. Other participants in the industry may have difficulty distinguishing PSI’s platform from those of its competitors. As the industry and its business develop, PSI may modify its business model or change its platform, services or products. These changes may not achieve expected results and may materially adversely affect its financial condition and results of operations. You should evaluate PSI’s business and prospects in light of the risks and challenges that PSI is likely to face as a company seeking to develop in a rapidly evolving market.

Additionally, the regulatory framework governing the green energy industry is evolving and is expected to remain uncertain for the foreseeable future. A reversal of, or a slowdown in, the green energy industry could reduce demand for PSI’s services and products and adversely affect its growth prospects and profitability. Accordingly, if the industry declines or fails to grow, PSI’s business, results of operations and financial condition could suffer.

Selling products and services into the public sector poses unique challenges.

We expect to derive a portion of our revenue from sales of our products and services to state, county, and/or city governments, other federal or municipal agencies, and other public entities. We expect that sales to public sector clients will account for a portion of our revenue in the future. We face many risks and challenges associated with contracting with governmental entities, including:

•        resource limitations caused by budgetary constraints, which may provide for a termination of executed contracts due to a lack of future funding;

•        long and complex sales cycles;

•        contract payments at times being subject to achieving implementation milestones, and we may have differences with clients as to whether milestones have been achieved;

•        legislative changes affecting a local government’s authority to contract with third parties;

•        varying bid procedures and internal processes for bid acceptance; and

•        various other political factors, including changes in governmental administrations and personnel.

Each of these risks is outside our control. If we fail to adequately adapt to these risks and uncertainties, our financial performance could be adversely affected.

PSI’s business fluctuates seasonally.

PSI’s revenue and results of operations could vary significantly from period to period and fail to match expectations as a result of a variety of factors, some of which are outside of its control. PSI’s results may vary as a result of fluctuations in the number of consumers using its platform and seasonal promotions and purchase patterns of consumers. In addition, the green energy industry is subject to cyclical trends and uncertainties. The fluctuations caused thereby are likely to continue and results of operations for any period may not be indicative of PSI’s performance in any future period. In addition, PSI’s liquidity may suffer during periods in which PSI receives lower cash flows.

Risks Related to Regulatory, Legal and Intellectual Property Matters

Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact our reputation, financial results or results of operations, and may expose us to environmental liabilities and litigation.

PSI and its operations, as well as those of PSI’s contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or otherwise. These laws may require PSI or others in PSI’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on PSI’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for PSI’s operations or on a timeline that meets PSI’s commercial obligations, it may adversely impact its business.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste or batteries, could cause additional expenditures, restrictions and delays in connection with our operations as well as other future projects, the extent of which cannot be predicted.

Further, we currently rely on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of such wastes, regardless of whether such failure is PSI’s or its contractors, may result in liability under environmental laws, under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Additionally, we may not be able to secure contracts with third parties to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.

PSI’s business is subject to complex and evolving laws and regulations, many of which are subject to change and uncertain interpretation, which could result in changes to PSI’s business practices, reduced revenue and increased compliance costs or otherwise harm its business. Any failure to comply with laws or regulations may subject PSI to fines, injunctions and other penalties that could harm its business.

The green energy industry is subject to comprehensive government regulation and supervision. In recent years, the regulatory framework governing the green energy industry has changed significantly and may continue to change significantly in the future. Some laws were recently amended, and their interpretation following such amendments remains unclear. Compliance with these laws and regulations can be difficult and costly. New laws or regulations or changes to laws and regulations can impose additional compliance costs, reduce PSI’s revenue, require it to change its operations to ensure compliance or otherwise harm its business.

Additionally, considerable uncertainties exist with respect to the interpretation of existing laws and regulations and new laws and regulations governing sales activities of insurance products. PSI may need to adjust its business model in response to evolving regulatory requirements.

PSI may not have always been in full compliance with all applicable laws and regulations. Regulators may impose retroactive administrative penalties on PSI for past noncompliance. As of the date of this proxy statement/prospectus, PSI is not aware of any active inquires or investigation by relevant regulators with respect to the imposition of retroactive administrative penalties on PSI for such historical practices.

PSI expends significant time and resources to comply with regulatory requirements, which could divert the attention of its management team and key employees and adversely affect its business. Non-compliance with applicable regulations or requirements could subject PSI to, among others: (1) investigations, enforcement actions and sanctions; (2) mandatory changes to its business model or services; (3) mandatory disgorgement of profits, fines and damages;

(4) civil, administrative and criminal penalties or injunctions; (4) claims for damages by ecosystem participants and other third parties; (5) damage to its public image and market reputation; (6) invalidation or termination of contracts; and (7) loss of intellectual property rights.

Any of the foregoing could materially adversely affect PSI’s business, financial condition and results of operations.

Failure to obtain or maintain permits necessary for PSI’s operations may subject it to delays or regulatory penalties or require it to adjust its business model.

Many aspects of PSI’s business depend on obtaining and maintaining licenses, approvals, permits or qualifications. Obtaining such approvals, licenses, permits or qualifications depends on PSI’s compliance with regulatory requirements. PRC regulatory authorities also have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement laws and regulations.

The PRC subsidiaries and the affiliates may not be able to maintain existing licenses, permits and approvals and government authorities may subsequently require the PRC subsidiaries and the affiliates to obtain additional licenses, permits and approvals. If the PRC subsidiaries and the affiliates fail to obtain the necessary licenses, permits and approvals or inadvertently conclude that any permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and the PRC subsidiaries or the affiliates are required to obtain such permissions or approvals in the future, the PRC subsidiaries and the affiliates may be subject to fines, confiscation of revenues generated from incompliant operations or the suspension of relevant operations. The PRC subsidiaries and affiliates may also experience adverse publicity arising from such non-compliance with government regulations that negatively impact PSI’s brand.

The laws of the PRC with respect to protecting intellectual property rights are still evolving, and legal procedures for enforcing intellectual property rights may be inadequate in PRC. Accordingly, despite its efforts, PSI may not prevent third parties from infringing, misappropriating, diluting or otherwise violating its intellectual property in the PRC.

PSI’s success depends on its ability to protect the intellectual property and technologies that it has developed and contracted to use in its business. PSI cannot protect its intellectual property if it is unable to enforce its rights due to limitations in available procedures for enforcing such intellectual property, or does not detect unauthorized use of its intellectual property. If PSI fails to protect its intellectual property rights adequately, its competitors may be able to use its intellectual property or technology and PSI’s business could be adversely affected.

The laws of the PRC with respect to protecting and enforcing intellectual property rights are still evolving, and legal procedures for enforcing intellectual property rights may be inadequate in PRC. Accordingly, despite its efforts, PSI may not prevent third parties from infringing upon or misappropriating its intellectual property. Additionally, significant resources may be expended with respect to protecting and enforcing intellectual property rights, which may not be successful.

PSI’s operations in the PRC depend on the performance of the internet infrastructure and fixed telecommunications networks in PRC.

Substantially all access to the internet in PRC is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology (the “MIIT”). Third-party cloud providers host PSI’s applications, APIs, website, SaaS solutions and supporting services. These service providers may have limited access to alternative networks or services in the event of disruptions, failures or other problems with PRC’s internet infrastructure or fixed telecommunications networks.

As PSI’s business expands, it may need to upgrade its technology and infrastructure to keep up with the increasing number and variety of transactions on its platform. PSI could be unable to sufficiently scale its technology infrastructure and technology systems and the underlying internet infrastructure and fixed telecommunications networks in PRC may not support the demands of continued growth.

In addition, PSI does not control the costs of services provided by telecommunication service providers which may affect the cost of data center services. If the prices that PSI pays for data center services rise significantly, its financial condition and results of operations may be adversely affected.

Our business and the markets that we operate in are subject to changes of regulations, laws and policies.

As a growing company with operations commencing in new markets, we are exposed to various product and jurisdiction related regulations, laws and policies influencing our business activities and processes. We monitor the political and regulatory landscape in our key markets. We aim to adjust our business activities and processes to reflect the changed regulatory or market conditions. However, any changes in regulations, laws and policies could adversely affect our business activities and processes as well as our financial condition and results of operations.

If we fail to, are unable to, or incur significant costs in order to obtain, maintain, protect, defend or enforce our intellectual property and other proprietary rights, our business and results of operations could be materially harmed.

Our success depends to a significant degree on our ability to protect our intellectual property and other proprietary rights. We rely on a combination of patent, trademark, copyright, trade secret and unfair competition laws, as well as confidentiality agreements, and license rights and other contractual provisions, to gain access to, establish and protect our intellectual property and other proprietary rights. Such means may afford only limited protection of our intellectual property and may not (i) prevent our competitors from duplicating our processes or technology; (ii) prevent our competitors from gaining access to our proprietary information and technology; or (iii) permit us to gain or maintain a competitive advantage.

We have applied for, and expect to continue to apply for, patent protection relating to certain of our technologies, products, processes and services. We cannot guarantee that all of our patent applications will be approved. Even if approved, our patent claims could be narrowed during the prosecution process, and regardless, we cannot guarantee the patents that issue from our patent applications will be sufficiently broad to protect our proprietary technology or prevent competitors from developing similar technologies. Furthermore, third parties may challenge the validity or enforceability of our patents.

We may expend significant resources to monitor and protect our intellectual property rights. We may also pursue litigation to protect our intellectual property rights and protect its trade secrets. Litigation to protect and enforce its our intellectual property rights could be costly, time-consuming and distracting to management. Litigation could also result in the impairment or loss of portions of PSI’s intellectual property.

Defending our patents can be time consuming and resource-intensive. Additionally, our patents may only partially cover particular aspects of our technology, products, processes and services, and competitors and other third parties may be able to circumvent or design around our patents or develop and obtain patent protection for more effective technologies, designs or methods. There can be no assurance that third parties will not create products or methods that achieve similar or better results without infringing upon patents we own. If these developments occur, or if third parties successfully challenge our patents, our business operations, sales and market position could be adversely affected.

Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are often uncertain and subject to change. Changes to legal standards could adversely affect PSI’s ability to obtain, maintain, or enforce its intellectual property. Further, any patents, trademarks or other intellectual property rights that we obtain may be challenged by others or invalidated through administrative processes or litigation. PSI enters into confidentiality agreements with key employees and include confidentiality provisions in agreements with its business partners. These agreements may not be effective in controlling access to and distribution of PSI’s proprietary information.

Further, we rely on a number of contractual joint venture relationships for access to patents, and other intellectual property necessary for its business. If such joint ventures were to be terminated or otherwise end, PSI could lose access to material intellectual property and its business could be adversely affected. PSI may not have the right to enforce the intellectual property of its joint venture partners, and if such partners fail, or are unable, to enforce their intellectual property, PSI’s ability to compete effectively could be harmed.

We seek to maintain the confidentiality of trade secrets and certain other proprietary information related to our technology. We employ various methods of protection, such as entering into confidentiality agreements with parties who have or may have access to them, such as our employees, consultants, and other third parties. However, we cannot guarantee that we have entered into such agreements with each party that has or may have had access to our proprietary information, know-how or trade secrets. Moreover, no assurance can be given that these agreements will be effective in controlling access to, distribution, use, misuse, misappropriation, or disclosure of our proprietary information, know-how or trade secrets, or in preventing our competitors from independently developing trade secrets that are substantially equivalent or superior to ours.

We rely on our trademarks, trade names and brand names to distinguish our products from those of our competitors. If we seek to register these trademarks, we cannot be certain that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of our trademarks. If our trademarks are successfully challenged, we could be forced to rebrand our products and services, which could result in the loss of brand recognition, and could require us to devote resources advertising and marketing new brands. In addition, third parties may file for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If we are unable to establish name recognition based on our trademarks and trade names, our ability to compete in our markets may be adversely affected.

We are subject to governmental export and import controls and economic sanctions laws that could subject us to liability and impair our ability to compete in international markets.

Governments around the world have imposed controls, export license requirements and restrictions on the import or export of some goods and technologies. Certain of our products are subject to such export controls. Exports of our products must be made in compliance with these laws, including where necessary obtaining export licenses from relevant regulators. These laws and regulations can prohibit or restrict our ability to export, re-export or otherwise transfer in-country certain commodities, software and technology. We are also subject to international, national, and other economic and trade regulation, which may restrict our ability to engage in transactions or dealings with parties who are the target of sanctions under applicable regulation or who reside or are organized in embargoed regions. While we believe our export controls and sanctions policy and procedures are reasonably designed to maintain our compliance, there can be no assurance that we will continue to be in compliance in the future. For instance, even though we take precautions to prevent our products from being provided to targets of applicable sanctions, our products could be provided to those targets or provided by our customers despite such precautions. Any such noncompliance could have negative consequences, including government investigations, penalties and reputational harm. Our failure to obtain required import or export approval for our products could harm our international and domestic sales and adversely affect our revenue.

Our future technologies could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage our reputation with current or prospective customers, and/or expose us to product liability and other claims that could materially and adversely affect our business.

We have been and, in the future, could be subject to claims that our products and systems are defective or have otherwise malfunctioned, or even that persons were injured as a result of such defects, and our customers may bring legal claims against PSI to attempt to hold it liable, which could adversely affect our brand, reputation, and relationships with customers and vendors, resulting in liabilities, and negatively affect operating results or financial condition. Any insurance that we carry may not be sufficient or it may not apply to all situations. Similarly, if such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions and our contracts may not allow us to collect damages from such third parties in amounts sufficient to cover our damages.

Furthermore, our software platforms are complex, have been developed by many developers, and include a number of licensed third-party commercial and open-source software libraries. Our software may currently or in the future contain undetected defects or errors. We are continuing to evolve the features and functionality of our platform through updates and enhancements, and as we do, additional defects or errors may occur that may not be detected until after deployment to customers. In addition, if our products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result, or vulnerabilities could remain undetected.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect our business and results of our operations:

•        a stoppage or interruption in the operation of customers fleets;

•        expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

•        loss of existing or potential customers or partners;

•        interruptions or delays in deliveries and respective sales;

•        delayed or lost revenue;

•        delay or failure to attain market acceptance;

•        delay in the development or release of new functionality or improvements;

•        negative publicity and reputational harm;

•        sales credits or refunds;

•        exposure of confidential or proprietary information;

•        diversion of development and customer service resources;

•        breach of warranty claims;

•        legal claims under applicable laws, rules and regulations; and

•        an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although we have contractual protections, such as warranty disclaimers and limitation of liability provisions, in many of our agreements with customers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect from claims by customers, business partners or other third parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on our business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

Our use of open-source software could subject our proprietary software to general release, adversely affect our ability to sell our products and services, subject PSI or its customers to increased risk of cyber-attack and subject us to possible litigation, claims, or proceedings.

We may rely on open-source software and libraries, including some libraries licensed under “copyleft” licenses, for development of our products and expect to continue to rely on open-source software. From time to time, Companies using open-source software have faced claims challenging the use of open-source software and/or compliance with open-source license terms.

Some open-source software licenses may require users who distribute proprietary software containing, integrating, using or linking to open-source software to publicly disclose all or part of the source code to such proprietary software and/or make available any derivative works of the open-source code under the same open-source license, which could include our proprietary source code. Open-source software licenses may also restrict us from charging fees to licenses for their use of our software. To the extent that any efforts we use to ensure we comply with open source licenses or that we do not use licenses that could place our proprietary source code at risk of disclosure prove insufficient, our proprietary source code may not be fully protected and we may be involved in litigation involving our of open source software.

In addition to risks related to license requirements, use of certain open-source software may carry greater technical and commercial risks than does the use of third-party commercial software. For example, open-source software is generally provided as-is without any support or warranties or other contractual protections regarding infringement or the quality of the code, including the existence of security vulnerabilities. To the extent that our relevant platforms depend upon the successful operation of open-source software, any undetected errors or defects in open-source software that we use could impair the functionality of our systems and injure our reputation. In addition, the public availability of such software may make it easier for attackers to target and compromise our platforms through cyber-attacks. While we have taken commercially reasonable steps to mitigate these risks, any of the foregoing could have a material adverse effect on our business, financial condition, results of operations and prospects.

Third parties may assert that we are infringing upon their intellectual property rights, which could divert management’s attention, cause us to incur significant costs, cause reputational harm, and prevent us from selling or using the technology to which such rights relate.

Our competitors and other third parties hold patents and other intellectual property rights related to technology used in our markets, and claims of patent or other intellectual property right infringement or violation have been litigated against our competitors. We may also be subject to such claims and litigation. Regardless of their merit, responding to such claims can be time consuming, divert management’s attention and resources, and may cause us to incur significant expenses. While we try to avoid infringing the rights of others, we may unknowingly do so. Some patent applications are maintained in secrecy for a period of time after they are filed, and since publication of discoveries in scientific and patent literature tends to lag behind actual deliveries by several months, we cannot be certain that we are not infringing third parties’ patent rights or that we were the first to conceive or protect inventions covered by our patents or patent applications. Further, if we are determined to have infringed upon a third party’s patents, trademarks or other intellectual property rights, we may be required to do one or more of the following:

•        seek a license from the holder of the allegedly infringed intellectual property right, which may require the payment of substantial royalties, and which may not be otherwise available on reasonable terms, or at all;

•        stop manufacturing, selling, incorporating or using products that embody the asserted intellectual property;

•        rebrand our products and services;

•        pay substantial monetary damages;

•        indemnify our customers; or

•        expend significant resources to redesign the products that use the infringing technology, or to develop, acquire, or license non-infringing technology.

Any of these actions could result in loss of brand recognition, reputational harm, require significant expenditures of time and resources, and result in a substantial reduction in our revenue and could result in losses over an extended period of time.

The PRC government has significant authority to exert influence on the PRC operations of an offshore holding company, and offerings conducted overseas and foreign investment in issuers with operations in the PRC, such as PSI. Changes in PRC’s economic, political or social conditions or government policies could have a material adverse effect on PSI’s business, results of operations, financial condition, and the value of PSI’s securities.

PSI conducts business in the PRC. Accordingly, PSI’s business, results of operations and financial condition may be influenced to a significant degree by the PRC political, economic and social conditions. The PRC government may intervene or influence PSI’s operations at any time, which could result in a material change in its operations and/or the value of PSI’s securities following the Business Combination.

The economic, political and social conditions in the PRC differ from those of the countries in other jurisdictions in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises. These reforms have resulted in significant economic growth and social prospects. However, a substantial portion of productive assets in the PRC is still owned by the government. The PRC government exercises significant control over the PRC’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. Economic reform measures may also be adjusted, modified or applied inconsistently from industry to industry or across different regions of the country, and there can be no assurance that the Chinese government will continue to pursue a policy of economic reform or that the direction of reform will continue to be market friendly.

While the PRC economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. Various measures implemented by the PRC government to encourage economic growth and guide the allocation of resources may benefit the overall Chinese economy, but may also have a negative effect on PSI following the Business Combination. The results of operations and financial condition of PSI could be materially and adversely affected by government control over capital investments, foreign investment or changes in applicable tax regulations. The PRC government has also implemented certain measures in the past, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for PSI’s products and consequently have a material adverse effect on PSI’s business, results of operations and financial condition. Any severe or prolonged slowdown in the rate of growth of the Chinese economy may adversely affect PSI’s business and results of operations, leading to reduction in demand for its products and adversely affect its competitive position.

Additionally, the PRC government may promulgate laws, regulations or policies that seek to impose stricter scrutiny over, or completely revise, the current regulatory regime in certain industries or in certain activities. For instance, the PRC government has significant discretion over the business operations in the PRC and may intervene with or influence specific industries or companies as it deems appropriate to further regulatory, political and societal goals, which could have a material and adverse effect on the future growth of the affected industries and the companies operating in such industries. Any such actions may adversely affect PSI’s operations, and following the Business Combination, significantly limit or completely hinder its ability to offer or continue to offer securities to you and cause the value of its securities to significantly decline or be worthless.

PSI’s ability to successfully maintain or grow business operations in the PRC depends on various factors, which are beyond its control. These factors include, among others, macro-economic and other market conditions, political stability, social conditions, measures to control inflation or deflation, changes in the rate or method of taxation, changes in laws, regulations and administrative directives or their interpretation, and changes in industry policies. If PSI fails to take timely and appropriate measures to adapt to any of the changes or challenges, PSI’s business, results of operations and financial condition could be materially and adversely affected.

Recent greater oversight by the Cyberspace Administration of the PRC (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder PSI’s ability in capital raising activities and materially and adversely affect its business and the value of your investment.

On December 28, 2021, the CAC, jointly with 12 other governmental authorities, promulgated the revised Cybersecurity Review Measures (2021), which became effective on February 15, 2022. According to the Cybersecurity Review Measures (2021), critical information infrastructure operators that intend to purchase internet products and services which have or may have an adverse effect on national security must apply for cybersecurity review. Meanwhile, online platform operators holding personal information of over one million users that intend to list their securities on a foreign stock exchange must apply for cybersecurity review. In the meantime, the governmental authorities have the discretion to initiate a cybersecurity review on any data processing activity if they deem such a data processing activity affects or may affect national security.

On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-Border Transfer of Data, which took effect on September 1, 2022. These measures aim to regulate cross-border transfers of data, requiring among other things, that data processors that provide data overseas apply to CAC for security assessments if: (1) data processors provide important data overseas; (2) critical information infrastructure operators or data processors process personal information of more than one million individuals provide personal information to overseas parties; (3) data processors that have cumulatively provided personal information of 100,000 people or sensitive personal information of 10,000 people to overseas since January 1 of the previous year, provide personal information to overseas parties; or (4) other scenarios required by the CAC to apply for security assessments occur. In addition, these measures require data processors to carry out self-assessments of risks of providing data overseas before applying to the CAC for security assessments. As of the date of this proxy statement/prospectus, the Measures for the Security Assessment of Cross-Border Transfer of Data has not materially affected PSI’s business or results of operations. Since the Measures for the Security Assessment of Cross-Border Transfer of Data is relatively newly enacted, there remain substantial uncertainties about its interpretation and implementation, and it is unclear whether the relevant PRC regulatory authority would reach the same conclusion as PSI.

On February 24, 2023, the China Securities Regulatory Commission, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration released the revised Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Archives Rules”), which became effective on March 31, 2023. The Archives Rules regulate both overseas direct offerings and overseas indirect offerings, providing that, among other things:

•        in relation to the overseas listing activities of PRC enterprises, the PRC enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to implement their confidentiality and archives management responsibilities;

•        during the course of an overseas offering and listing, if a PRC enterprise needs to publicly disclose or provide to securities companies, securities service providers or overseas regulators, any materials that contain relevant state secrets, government work secrets or information that has a sensitive impact (i.e., be detrimental to national security or the public interest if divulged), the PRC enterprise should complete the relevant approval/filing and other regulatory procedures; and

•        working papers produced in the PRC by securities companies and securities service providers, which provide PRC enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and competent PRC authorities must approve the transmission of all such working papers to recipients outside the PRC.

Given that the above-mentioned newly promulgated laws, regulations and policies were recently promulgated or issued their interpretation, application and enforcement are subject to substantial uncertainties. Complying with new laws and regulations could cause PSI to incur substantial costs or require it to change its business practices in a manner materially adverse to its business.

Adverse changes in economic and political policies of the PRC government could negatively impact the PRC’s overall economic growth, which could materially adversely affect PSI’s business.

PSI’s business, financial condition, results of operations and prospects depend significantly on economic developments in the PRC. The PRC’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources.

While the PRC economy has grown significantly over the past few decades, this growth has remained uneven across different periods, regions and economic sectors. The PRC government also exercises significant control over the PRC’s economic growth by allocating resources, controlling the payment of foreign currency denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the PRC’s economy, which could materially adversely affect PSI’s business.

Uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could materially adversely affect PSI’s business.

PSI is exposed to certain risks arising from the legal system in the PRC, including risks and uncertainties regarding the interpretation and enforcement of laws and that rules and regulations in the PRC can change quickly with very short notice.

The PRC legal system is based on written statutes. Unlike under common law systems, decided legal cases have limited value as precedents in subsequent legal proceedings. In 1979, the PRC government began to publish a comprehensive system of laws and regulations governing economic matters in general, and forms of foreign investment (including wholly foreign-owned enterprises and joint ventures) in particular. These laws, regulations and legal requirements often change, and their interpretation and enforcement may raise uncertainties that could limit the reliability of the legal protections available to PSI, its Subsidiaries and Affiliates. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis, and which may have retroactive effect. As a result, PSI may not be aware of violation of these policies and rules until after the violation occurs.

PSI cannot predict future developments in the PRC legal system. After the completion of the Business Combination, PSI or its Subsidiaries may need to procure additional permits, authorizations and approvals for its operations, which they may not be able to obtain. PSI’s inability to obtain such permits or authorizations may materially adversely affect its business, financial condition and results of operations.

Administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities retain significant discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection that PSI may enjoy. These uncertainties may impede PSI’s ability to enforce contracts and could materially adversely affect its business, financial condition and results of operations.

PRC regulations relating to investments in offshore companies by PRC residents may subject PRC-resident beneficial owners or the PRC subsidiaries to liability or penalties, limit PSI’s ability to inject capital into its PRC subsidiaries or limit its PRC subsidiaries’ ability to increase their registered capital or distribute profits to it, or may otherwise adversely affect PSI.

On July 4, 2014, China’s State Administration of Foreign Exchange (“SAFE”) issued the Circular on Relevant Issues Concerning Foreign Exchange Administration on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (“Circular 37”). Circular 37 replaced the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-Raising and Reverse Investment Activities of Domestic Residents Conducted Through Offshore Special Purpose Companies, which became effective on November 1, 2005.

Circular 37 stipulates that prior to establishing or assuming control of an offshore company (the “Offshore SPV”), for financing that Offshore SPV with assets of, or equity interests in, an enterprise in the PRC, each PRC resident (whether a natural or legal person) who is a beneficial owner of the Offshore SPV must complete prescribed registration procedures with the local branch of SAFE. Pursuant to Circular 37, PRC residents must amend their SAFE registrations under certain circumstances, including upon any injection of equity interests in, or assets of, a PRC enterprise to the Offshore SPV or upon any material change in the capital of the Offshore SPV (including a transfer or swap of shares, a merger or division).

On February 13, 2015, SAFE issued the Notice on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, which states that local PRC banks will examine and handle foreign exchange registrations for overseas direct investment, including the initial foreign exchange registration and amendment registration, from June 1, 2015. However, substantial uncertainties remain with respect to the interpretation and implementation of this notice by governmental authorities and banks.

On December 26, 2017, the National Development of Reform Commission (the “NDRC”) issued the Measures for the Administration of Overseas Investment of Enterprises (“Measures 11”), which became effective from March 1, 2018. Measures 11 states that PRC enterprises must obtain approval from the NDRC or file with the NDRC their offshore investments made through controlled Offshore SPVs.

Pursuant to the Measures 11 and the Measures for the Administration of Outbound Investment published by the Ministry of Commerce of the PRC (“MOFCOM”) in September 2014, any outbound investment of PRC enterprises must be approved by or filed with MOFCOM, NDRC or their local branches. State-owned enterprises may also be required to complete approval or filing procedures with state-owned assets supervision and administration authorities with respect to certain outbound direct investments.

PSI has requested that its current stockholders and beneficial owners who, to its knowledge, are PRC residents complete the foreign exchange registrations and that those who, to its knowledge, are PRC enterprises comply with outbound investment related regulations. However, PSI may not be fully aware of the identities of beneficial owners who are PRC residents. PSI does not have control over its beneficial owners and cannot guarantee that all of its beneficial owners who are PRC residents will comply with the requirements under Circular 37 or related SAFE rules, or other outbound investment related regulations.

If any of PSI’s beneficial owners who are PRC residents fail to comply with Circular 37 or related SAFE rules or other outbound investment related regulations, PSI’s PRC subsidiaries could be subject to fines and legal penalties. Failure to comply with Circular 37 or related SAFE rules or other outbound investment related regulations could be deemed as evasion of foreign exchange controls and subject PSI to liability under the PRC law. As a result, SAFE could restrict PSI’s foreign exchange activities, including dividends and other distributions made by PSI’s PRC subsidiaries to PSI and its capital contributions to its PRC subsidiaries.

If any of PSI’s beneficial owners who are PRC residents fail to comply with Measures 11, the investments of such beneficial owners could be subject to suspension or termination, while such beneficial owners could be subject to warnings or applicable criminal liabilities. Any of the foregoing could materially adversely affect PSI’s operations, acquisition opportunities and financing alternatives.

Failure to comply with the registration requirements for employee stock ownership plans or share option plans may subject PSI and its PRC equity incentive plan participants to fines and other legal or administrative sanctions.

Pursuant to Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies due to their position as director, senior management or employee of the PRC Subsidiaries of overseas companies may submit applications to SAFE or its local branches for foreign exchange registration before exercising rights. PSI’s directors, executive officers and other employees who are PRC residents that have been granted options may follow Circular 37 to apply for foreign exchange registration.

Following the consummation of the Business Combination, PSI and its directors, executive officers and other employees who are PRC residents that have been granted options will be subject to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by SAFE in February 2012. According to the Notice, employees, directors, supervisors and other management members participating in any stock incentive plan of an overseas publicly listed company who are PRC residents must register with SAFE through a domestic qualified agent and complete certain other procedures.

Failure to complete SAFE registrations may subject PSI’s employees, directors, supervisors and other management members participating in its stock incentive plans to fines and legal sanctions or limit the PRC Subsidiaries’ ability to distribute dividends to PSI following the consummation of the Business Combination. Failure to complete SAFE registrations may also limit PSI’s ability to make payments under the share incentive plans or receive dividends or sales proceeds related thereto, or to contribute additional capital into the PRC Subsidiaries and the Affiliates in the PRC. In addition, PSI faces regulatory uncertainties that could restrict its ability to adopt additional share incentive plans for its directors and employees under the PRC law.

Dividends payable to foreign investors and gains on the sale of PSI Common Stock by foreign investors may become subject to PRC tax law.

Under the PRC Enterprise Income Tax Law and its implementing rules, in general, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises that do not have an establishment or place of business in the PRC, or have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, in each case to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of common stock by such investors that are non-resident enterprises may also be subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC.

If PSI, in each case is deemed as a PRC resident enterprise, dividends paid on the PSI Common Stock, and any gain realized from the transfer of the PSI Common Stock, will be treated as income derived from sources within the PRC and be subject to PRC taxation. Furthermore, if PSI is deemed as a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of the PSI Common Stock by such investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties.

If PSI or any of its Subsidiaries established outside the PRC are considered a PRC resident enterprise, it is unclear whether holders of the PSI Common Stock can claim the benefit of income tax treaties or agreements entered into between the PRC and other countries or areas. If dividends payable to non-PRC investors or gains from the transfer of the PSI Common Stock by such investors are subject to PRC tax, the value of your investment in the PSI Common Stock may decline significantly.

General Risk Factors Related to PSI

Our business and reputation could be negatively impacted by the increased scrutiny from our stakeholders and institutional investors on environmental, social and governance (“ESG”) practices.

There is an increased focus from a variety of stakeholders on corporate ESG practices, including climate change and related ESG disclosure requirements. Expectations regarding voluntary ESG initiatives and disclosures may result in increased costs (including, but not limited to, increased costs related to compliance, stakeholder engagement, contracting and insurance), changes in demand for certain products, enhanced compliance or disclosure obligations, or other adverse impacts to our business, financial condition, or results of operations.

While we may at times engage in voluntary initiatives (such as voluntary disclosures, certifications, or goals, among others) to improve the ESG profile of our company and/or products, such initiatives or achievements of such commitments may be costly and may not have the desired effect. Expectations around the management of ESG matters continues to evolve rapidly, in many instances due to factors that are out of our control. For example, we may not ultimately be able to complete certain goals or initiatives, either on the timelines originally anticipated or at all, due to technical, cost, or other factors, which may be in or out of our control. Moreover, actions or statements that we may take based on expectations, assumptions, or third-party information that we currently believe to be reasonable may subsequently be determined to be erroneous or be subject to misinterpretation. Even if this is not the case, our current actions may subsequently be determined to be insufficient by various stakeholders, including activist groups, and we may be subject to investor or regulator engagement on our ESG initiatives and disclosures, even if such initiatives are currently voluntary.

Certain market participants, including stockholders and other capital providers, use third-party benchmarks or scores to measure a company’s ESG practices and decide whether to invest in their common stock or engage with them to require changes to their practices. In addition, certain influential institutional investors are also increasing their focus on ESG practices and are placing importance on the implications and social cost of their investments. If our ESG practices do not meet the standards set by these stockholders, they may choose not to invest in our common stock or if our peer companies outperform us in their ESG initiatives, potential or current investors may elect to invest with our competitors instead. Increasing governmental and societal attention to ESG matters, including expanding mandatory and voluntary reporting, diligence and disclosure on topics such as climate change, human capital, labor and risk oversight, including such risk as it relates to suppliers, could also expand the nature, scope and complexity of matters that we are required to control, assess and report. For example, to the extent ESG matters negatively impact our reputation, even if concerns over such matters are based on inaccurate or misleading information, it may also impede our ability to compete as effectively to attract and retain employees, customers, or business partners, which may adversely impact our operations. We may be especially subject to scrutiny and liability on such matters given our efforts to portray our operations and products as a more sustainable and conscientious alternative to certain competitor products. In addition, the SEC has proposed rules that would require companies to provide significantly expanded climate-related disclosures in their periodic reporting, which may require us to incur significant additional costs to comply, including the implementation of significant additional internal controls processes and procedures regarding matters that have not been subject to such controls in the past, and impose increased oversight obligations on our management and our board of directors as a public company. These and other regulations, disclosure-related and otherwise, may increase our costs as well as increase scrutiny regarding our ESG efforts, which may enhance the risks discussed in this risk factor. If we do not comply with investor or stockholder expectations and standards in connection with our ESG initiatives, are perceived to have not responded appropriately to address ESG issues within our company or within our suppliers, or fail to adapt to or comply with all laws, regulations, policies and related interpretations, our business and reputation could be negatively impacted and our share price and access to or the cost of capital could be materially and adversely affected. Additionally, many of our customers and suppliers may be subject to similar expectations, which may augment or create additional risks, including risks that may not be known to us.

We are exposed to fluctuations in currency exchange rates, which could negatively affect our operating results.

PSI in the ordinary course of business enters into projects globally, which are denominated in currencies other than the US dollar and is therefore subject to fluctuations due to changes in foreign currency exchange rates. In particular, current geopolitical instability and fiscal and monetary policies have caused, and may continue to cause, significant volatility in the currency exchange rates, and such volatility may continue for the foreseeable future. If our exposure to currency fluctuations increases and we are not able to successfully hedge against all the risks associated with currency fluctuations, our operating results could be adversely affected. Furthermore, such currency fluctuations may also adversely impact our ability to accurately predict our future financial results. Therefore, from time to time, we seek to manage our exposure to foreign currency risk relating to these cash flow projects through entering into different types of hedging arrangements designed to reduce such risk exposure. However, there can be no assurance that our hedging activities will successfully reduce our risk exposure. In addition, there may be unforeseen events in geographic markets we serve or globally affecting our business that could lead us to be long in positions that we did not anticipate when such hedging transactions were put into place which in turn could lead to adverse effects on our financial position.

We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 or similar anti-bribery laws in other jurisdictions in which we operate.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 (the “U.K. Bribery Act”), and similar anti-bribery and anti-corruption laws in other jurisdictions in which we (or third parties acting on our behalf) conduct activities, which generally prohibit companies and their intermediaries from making, promising, authorizing or offering improper payments or other things of value to government officials or other persons for the purpose of obtaining or retaining business, directing business to another, or securing an improper advantage. In addition, the FCPA requires U.S. public companies to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. The U.K. Bribery Act also prohibits “commercial” bribery not involving government officials and the receipt of bribes. We have policies and procedures designed to promote compliance with anti-bribery and anti-corruption laws. However, we cannot provide assurance that our policies and procedures will always protect us from liability for acts committed by employees, agents or business partners. Any actual or alleged violation of the FCPA or other applicable anti-corruption laws could result in criminal and civil fines and penalties, disgorgement, injunctions, suspension or debarment from U.S. government contracts, collateral litigation, investigation costs, diversion of management time and attention, adverse media coverage, and other sanctions, any of which could have a material adverse effect on our reputation, as well as our business, financial condition, results of operations and prospects.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations and financial condition. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in shares of PSI Common Stock.

Any security incident, other technology disruption, or failure to comply with laws and regulations relating to privacy and processing of personal information could result in damage to our brand and reputation, material financial penalties, and legal liability, any of which could negatively impact our business, results of operations and financial condition.

Our business involves the processing of personal information (including personal information about our customers, suppliers and employees), sensitive and/or confidential information (such as trade secrets and financial and strategic information about us and our business partners), and other confidential intellectual property. We use computers in substantially all aspects of our business operations. We also use mobile devices, social networking and other online activities to connect with our employees, suppliers, manufacturers, distributors, customers and consumers. As we pursue new initiatives that grow our operations and cost structure, including acquisitions, we may also be required expand and improve our information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. Finally, security incidents can take a variety of forms and are constantly evolving due to the increasing sophistication of threat actors, each of which increases the difficulty of detecting and successfully defending against them. If we fail to assess identify, and respond to cybersecurity risks associated with the expansion and evolution of our business or the increasing sophistication of hackers, we may become increasingly vulnerable to such risks.

While we believe that we have implemented reasonable measures to prevent security incidents, there can be no assurances that such measures will be effective to protect our information technology systems and/or the relevant personal or sensitive information we process. As an early-stage company, our resources to invest in data security protection are limited, and we may not be sufficiently protected against security incidents. We may not have sufficient resources to adequately investigate and remediate any vulnerabilities related to security incidents, or to prevent them.

In addition to breach notification laws that may be triggered by security incidents or access or exfiltration of personal information by unauthorized persons, we may also be contractually required to notify customers or other counterparties of a security incident. Maintaining industry standard safeguards and, if needed, addressing a security incident may be costly. Complying with the numerous and complex regulations in the event of a data security breach would be potentially expensive, and resource-intensive and failure to comply could subject us to regulatory scrutiny and potential liability, including fines, penalties, or litigation. In addition, the theft, destruction, loss, misappropriation, or release of personal information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, reputational harm, violation of privacy laws, loss of customers, potential liability and competitive disadvantage, all of which could have a material adverse impact on our business, financial condition or results of operations.

We are subject to a range of data privacy and security laws globally, relating to the collection, use, disclosure, security and other processing of personal information. These privacy and data security laws, rules and regulations are not uniform and subject to change, which can lead to complex and at times conflicting interpretations and requirements for compliance.

Such data privacy laws, regulations and other obligations (such as contractual obligations) may require us to change our business practices and may negatively impact our ability to expand our business or pursue business opportunities in certain geographies or markets. We may incur significant expenses to comply with the laws, regulations and other obligations that apply to us. Any actual or perceived inability to comply with applicable privacy or data protection laws, regulations, or other obligations could result in significant cost and liability, litigation or governmental investigations or other actions, or reputational harm, all of which could adversely affect our business.

Even though we believe we and our vendors are generally in compliance with applicable laws, rules and regulations relating to privacy and data security, these laws are in some cases relatively new, and the interpretation and enforcement of these laws are often uncertain. Any failure or perceived failure by us to comply with data privacy laws, rules, regulations, industry standards, contractual obligations, or other requirements could result in proceedings or actions against us by individuals, consumer rights groups, government agencies, or others. We could incur significant costs in investigating and defending such claims and, if found liable, be required to pay significant damages, fines, or penalties, be subject to litigation, or be required to make changes to our business, products or services. Further, these proceedings and any subsequent adverse outcomes may subject us to significant negative publicity and an erosion of trust by our customers. If any of these events were to occur, our business, results of operations, and financial condition could be materially adversely affected.

If our estimates, judgments or assumptions relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with applicable standards requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “PSI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to revenue recognition, inventories, product warranty reserves, accounting for income taxes, and other expenses. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of securities analysts and investors, resulting in a decline in the price of PSI Common Stock.

We may be unable to successfully integrate new strategic acquisitions and investments, which could materially adversely affect our business, results of operations and financial condition.

In the past we have made, and in the future we may make, acquisitions of, and investments in, businesses, products and technologies that could complement or expand our business. If we identify an acquisition candidate, we may not be able to successfully integrate the acquired businesses, products or technologies into our existing business and products. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, amortization expenses and write-downs of acquired assets. We perform periodic reviews to determine if these investments are impaired, but such reviews are difficult and rely on significant judgment about PSI’s technology, ability to obtain customers, and ability to become cash flow positive and profitable. We may take future impairment charges which will have an adverse impact on our results of operations.

We may be subject to risks associated with strategic alliances or acquisitions.

We may from time to time consider entering into strategic alliances, including joint ventures, minority equity investments or other transactions, with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, with non-performance by the third party and with increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We may in the future be subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, results of operations and financial condition.

We may in the future be subject to various litigation matters from time to time, the outcome of which could have a material adverse effect on our business, results of operations and financial condition. Claims arising out of actual or alleged violations of law could be asserted against us by individuals, either individually or through class actions, by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to consumer finance laws, consumer protection laws, tort laws, environmental laws, intellectual property laws, privacy laws, labor and employment laws, securities laws, and employee benefit laws. We may also become subject to allegations of discrimination or other similar misconduct, which, regardless of the ultimate outcome, may result in adverse publicity that could harm our brand, reputation and operations.

Risks Related to the Business Combination and OCA

Throughout this section, unless otherwise indicated or the context otherwise requires, references to “OCA”, “we”, “us”, “our” and other similar terms refer to OCA Acquisition Corp. prior to the Business Combination and to New PSI and its subsidiaries following the Closing.

The Insiders have entered into letter agreements with us to vote in favor of the Business Combination, regardless of how our Public Stockholders vote.

The Insiders, pursuant to the Sponsor Letter Agreement and Sponsor Support Agreement, have, subject to applicable securities laws, agreed, among other things, to vote all of their shares of OCA Common Stock in favor of all the proposals being presented at the Stockholder Meeting, including the Business Combination Proposal and the transactions contemplated thereby. As of the date of this proxy statement/prospectus, the Insiders own approximately 55.5% of the issued and outstanding shares of OCA Common Stock and accordingly, the affirmative vote of any shares of OCA Common Stock held by Public Stockholders will not be needed to approve the proposals.

The consummation of the Business Combination is subject to a number of conditions and, if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

The Closing is subject to a number of conditions which must be fulfilled in order to complete the Business Combination. Those conditions include, but are not limited to, approval of the proposals required to effect the Business Combination by OCA and PSI equityholders, as well as receipt of requisite regulatory approvals, absence of orders prohibiting completion of the Business Combination, effectiveness of the Registration Statement of which this proxy statement/prospectus is a part, approval of the OCA Class A Common Stock to be issued to the PIPE Investors for listing on Nasdaq, the accuracy of the representations and warranties by the parties to the Business Combination Agreement (subject to the materiality standards set forth in the Business Combination Agreement) and the performance by the parties to the Business Combination Agreement of their covenants and agreements set forth in the Business Combination Agreement. These conditions to the Closing may not be fulfilled in a timely manner or at all, and, accordingly, the Closing may be significantly delayed or not occur at all. In addition, OCA and PSI can mutually decide to terminate the Business Combination Agreement at any time, before or after stockholder approval, or OCA or PSI may elect to terminate the Business Combination Agreement in certain other circumstances. See “Stockholder Proposal No. 1: The Business Combination Proposal — Business Combination Agreement — Conditions to Closing” and “Stockholder Proposal No. 1: The Business Combination Proposal — Business Combination Agreement — Termination.”

The market price of shares of PSI Common Stock after the Business Combination may be affected by factors different from those currently affecting the market price of shares of Public Stock.

Upon completion of the Business Combination, holders of securities of OCA will become holders of New PSI securities. Prior to the Business Combination, OCA’s operations have been limited to the identification of a suitable target for a business combination. Upon completion of the Business Combination, New PSI’s results of operations will depend upon the performance of New PSI’s businesses, which are affected by factors that are different from those currently affecting the results of operations of OCA. See “Risk Factors — Risks Related to PSI’s Business and New PSI Following the Business Combination” for more information.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern”.

As of September 30, 2023, OCA had $28,546 in its operating bank account. Further, we have incurred and expect to continue to incur significant costs in pursuit of our finance and acquisition plans, including the consummation of the Business Combination. We cannot assure you that our plans to raise additional capital or to consummate the Business Combination or another initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements of OCA contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from our inability to consummate our initial public offering or our inability to continue as a going concern.

Since the Insiders, including OCA’s directors and executive officers, have interests that are different, or in addition to (and which may conflict with), the interests of the Public Stockholders, a conflict of interest may have existed in determining whether the Business Combination with PSI is appropriate as our initial business combination. Such interests include that the Sponsor will lose its entire investment in us if an initial business combination is not completed.

When you consider the recommendation of the OCA Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including OCA’s directors and our executive officers, have interests in such proposal that are different from, or in addition to, those of Public Stockholders generally. These interests include that the Insiders will lose their entire investment in OCA if an initial business combination is not completed (other than with respect to shares of Public Stock they may have acquired or may acquire in the future), and that the Insiders will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to stockholders, rather than liquidate OCA. Further, the personal and financial interests of the Sponsor, as well as OCA’s executive officers and directors may have influenced their motivation in identifying and selecting PSI as a business combination target and completing the Business Combination with PSI. In considering the recommendations of the OCA Board to vote for the proposals, Public Stockholders should consider these interests as well as, among other things, the interests described below:

•        the fact that Antara acquired a majority economic, non-voting interest in the Sponsor;

•        the fact that the Sponsor and OCA’s officers and directors have certain economic interests in the Business Combination including:

•        the Sponsor paid an aggregate of $25,000 for 3,737,500 Founder Shares currently owned by the Sponsor, in which certain of OCA’s directors and executive officers hold a direct and indirect interest. The Founder Shares would be worthless if the Business Combination or another business combination is not consummated by the Termination Date because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $40,514,500 based upon the closing price of $10.84 per share of OCA Class A Common Stock on Nasdaq on February 12, 2024, particularly given the Termination Date;

•        the Sponsor paid an aggregate of $7,057,500 for 4,500,000 Private Placement Warrants (after giving effect to the forfeiture of 2,557,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement and excluding the impact of the conversion of the Promissory Notes into Working Capital Warrants, Extension Warrants and Post-IPO Warrants pursuant to the terms of the Business Combination Agreement and the Sponsor Support Agreement), each of which is identical to the Public Warrants, except that so long as they are held by the Sponsor or its permitted transferees, the Private Placement Warrants (i) will not be redeemable by OCA, (ii) may not (including the shares of OCA Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions be transferred, assigned or sold by the holders until 30 days after the completion of OCA’s initial business combination and (iii) may be exercised by the holders on a cashless basis, would become worthless if the Business Combination or another business combination is not consummated by the Termination Date. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $292,500, based upon the closing price of $0.065 per Public Warrant on Nasdaq on January 30, 2024;

•        the Sponsor and OCA’s officers and directors will lose their entire investment in OCA and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses incurred on OCA’s behalf related to identifying, investigating, negotiating and completing an initial business combination if the Business Combination is not consummated by the Termination Date. As of the date of this proxy statement/prospectus, $3,417,500 is outstanding under the Promissory Notes, and the Sponsor has incurred less than $[1.5 million] in aggregate fees due and out-of-pocket expenses to be repaid by OCA. Further, as of September 30, 2023, pursuant to the administrative services agreement between OCA and the Sponsor that was executed in connection with OCA’s initial public offering, OCA owes the Sponsor nothing in administrative services fees;

•        the Sponsor has agreed to convert (i) the 2021 Note into Working Capital Warrants, (ii) the 2022 Note into Extension Warrants and (iii) the 2023 Note and the 2024 Note into Post-IPO Warrants if the Business Combination is consummated, as described in the section entitled “Certain Relationships and Related Person Transactions”;

•        the following table summarizes the economic interests of the Sponsor and OCA’s officers and directors described in the preceding sub-bullets:

Insiders’ ownership of OCA’s securities and Promissory Notes prior to Closing

	Securities Held by Insiders		Insiders’ Cost
Founder Shares	3,737,500		$25,000
Private Placement Warrants	4,500,000	(1)	$7,057,500
Total Principal Amount of Promissory Notes	—		$3,417,500
Total			$10,500,000

____________

(1)      After giving effect to the forfeiture of 2,577,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement. Prior to such forfeiture, the Sponsor owns 7,057,500 Private Placement Warrants.

Insiders’ Ownership of New PSI Following Closing

	Securities Held by Insiders	Value per Share ($)(1)	Total Value
Shares of PSI Common Stock	3,737,500	$10.84	$40,514,500
New PSI Warrants(2)	4,500,000	$0.065	$292,500
New PSI Warrants(3)	3,417,500	$0.065	$222,138
Total			$41,209,138

____________

(1)      Value per security is based upon the closing price of $10.84 per share of OCA Class A Common Stock on February 12, 2024 and $0.065 per Public Warrant on Nasdaq on January 30, 2024.

(2)      Represents warrants issued in respect of the Private Placement Warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO. After giving effect to the forfeiture of 2,577,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement. Prior to such forfeiture, the Sponsor owns 7,057,500 Private Placement Warrants.

(3)      Represents warrants issued in respect of the Working Capital Warrants, Extension Warrants and Post-IPO Warrants issued upon the conversion of the Promissory Notes.

•        the fact that the Insiders have agreed not to redeem any shares of OCA Common Stock held by them in connection with a stockholder vote to approve a business combination;

•        the fact that the Insiders have agreed to vote any shares of OCA Common Stock owned by them in favor of the Business Combination Proposal, subject to applicable securities laws;

•        the fact that the Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and OCA fails to complete a business combination by the Termination Date;

•        the fact that the Business Combination Agreement provides for the continued indemnification of OCA’s existing directors and officers and requires New PSI to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain OCA directors and officers after the Business Combination;

•        the fact that the Sponsor and its affiliates can earn a positive rate of return on their investment, even if other OCA stockholders experience a negative rate of return;

•        the fact that if the Trust Account is liquidated, including in the event OCA is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify OCA to ensure that the proceeds in the Trust Account are not reduced below $10.15 per share of Public Stock, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which OCA has entered into an acquisition agreement or claims of any third party for services rendered or products sold to OCA, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the fact that if the Business Combination or another business combination is not consummated by the Termination Date, OCA will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding shares of Public Stock for cash and, subject to the approval of its remaining stockholders and the OCA Board, dissolving and liquidating;

•        the fact that the Registration Rights Agreement will be entered into with the Insiders, Antara, and certain PSI stockholders, which provides for registration rights to such persons and their permitted transferees;

•        the fact that the Sponsor entered into a subscription agreement to purchase 200,000 shares of OCA Common Stock in the Insider PIPE Investment, subject to the terms and conditions set forth therein; and

•        the fact that Antara will receive an aggregate of 800,000 shares of PSI Common Stock in connection with the conversion of the Convertible Notes, subject to the terms and conditions set forth therein.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates may purchase shares of Public Stock from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Stockholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Public Stock or vote their shares of Public Stock in favor of the proposals presented at the Stockholder Meeting. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates purchase shares of Public Stock in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares of Public Stock. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of shares of OCA Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Stockholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Sponsor and OCA’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and OCA’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor or our directors, officers, advisors or their affiliates were to purchase shares of Public Stock from Public Stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

Because we offered our Units to the public at a price per unit of $10.00 in the IPO, our Trust Account initially contained $10.15 per share of Public Stock and, as of February 12, 2024, the Trust Account contained $10.91 per share of Public Stock, Public Stockholders may be incentivized to redeem their shares of Public Stock at the time of the Business Combination.

We offered our Units to the public at a price per unit of $10.00 in the IPO, and our Trust Account contained $10.15 per share of OCA Class A Common Stock at the closing of the IPO. This is different than some other similarly structured special purpose acquisition companies (“SPACs”) for which the Trust Account only contains $10.00 per share of common stock. In addition, the Trust Account has generated more interest that originally assumed due to rising interest rates in 2023 and contributions by the Sponsor to the Trust Account in connection with the extensions of OCA’s time to complete a business combination, and, as a result, as of February 12, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the Trust Account contained approximately $10.91 per share of Public Stock. As a result of the additional funds that could be available to Public Stockholders upon redemption of shares of OCA Class A Common Stock, our Public Stockholders may be more incentivized to redeem their shares of Public Stock and not to hold their shares through the Business Combination. A higher percentage of redemptions by our Public Stockholders will decrease the public float of New PSI.

The process of taking a company public by means of a business combination with a SPAC is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors. You may not have the same benefits as an investor in an underwritten public offering.

Like other business combination transactions and spin-offs, in connection with the Business Combination, you will not receive the benefits of the diligence typically performed by the underwriters in an underwritten public offering. An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering creates statutory liability on the underwriters for material misstatements or omissions contained in the registration statement pursuant to which an issuer sells securities unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. Going public via a business combination with a SPAC does not involve any underwriters who would engage in the level of review required to establish a “due diligence” defense as would be customary in an underwritten offering. Moreover, the Sponsor, directors and officers of OCA will benefit from the completion of the Business Combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to Public Stockholders rather than liquidate. Additionally, the Sponsor may have an inherent conflict of interest because its shares and warrants will be worthless if an initial business combination is not completed with PSI or another company during a prescribed period of time. Therefore, there could be a heightened risk of an incorrect valuation of New PSI’s business, which could cause potential harm to investors.

In connection with this proxy statement/prospectus, no parties other than OCA and PSI have conducted an investigation of the disclosures contained herein. In addition, as an unaffiliated investor, you will not be afforded the opportunity to perform your own due diligence investigation of, or otherwise obtain information on, OCA or PSI beyond the information that is contained in this proxy statement/prospectus (or is otherwise publicly available). You therefore may not have the benefit of the same level of review as an investor in an underwritten public offering, who has the benefit of the underwriters’ evaluation and due diligence investigation of the issuer.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a transaction with a SPAC, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, PIPE Investors who agree to purchase shares at the time of the Business Combination. There was not any Third-Party PIPE Investment committed prior to the execution and announcement of the Business Combination Agreement. The process of establishing the value of a company in a business combination with a SPAC may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the Business Combination Agreement and the Closing. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is often no such book of demand built up in connection with SPAC transactions and no underwriters with the responsibility of stabilizing the share price, which may result in the share price being harder to sustain after the consummation of the Business Combination.

The exercise of OCA’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in OCA’s stockholders’ best interest.

In the period leading up to the Closing, events may occur that, pursuant to the Business Combination Agreement, would require OCA to agree to amend the Business Combination Agreement, to consent to certain actions taken by PSI or to waive rights that OCA is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of PSI’s business, a request by PSI to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on PSI’s business and would entitle OCA to terminate the Business Combination Agreement. In any of such circumstances, it would be at OCA’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of financial and personal interests of one or more members of the OCA Board may result in a conflict of interest on the part of such director(s) between what they may believe is best for OCA and its stockholders and what they may believe is best for themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, OCA does not believe there will be any changes or waivers that OCA’s directors and executive officers would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, OCA will circulate a new or amended proxy statement/prospectus and resolicit OCA’s stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the Business Combination Proposal.

Past performance by our management team or their affiliates, including Olympus Capital, may not be indicative of future performance of an investment in OCA or New PSI.

Past performance by our management team or their affiliates, including Olympus Capital, is not a guarantee of success with respect to the Business Combination. You should not rely on the historical record of our management team or their affiliates, including Olympus Capital, as indicative of the future performance of an investment in OCA or New PSI or the returns OCA or New PSI will, or is likely to, generate going forward.

If the Third-Party PIPE Investment is not identified by OCA or if such Third-Party PIPE Investment, if identified, is consummated on terms that are substantially different than those of the Insider PIPE Investment, and sufficient stockholders exercise their redemption rights in connection with the Business Combination, OCA may have less funds than anticipated by the Business Combination Agreement.

The Third-Party PIPE Investment may not be identified by OCA and, if identified, may be consummated on terms that are substantially different than those of the Insider PIPE Investment or may not close in connection with the Business Combination. The Third-Party PIPE Investment is currently contemplated to consist of an issuance of shares of OCA Class A Common Stock; however, there can be no assurances that the Third-Party PIPE Investment will be consummated on such terms. OCA will update this proxy statement/prospectus with additional information following the entry into any subscription agreements for the Third-Party PIPE Investment. Furthermore, the Third-Party PIPE Investment may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Further, if a large number of shares are submitted for redemption, OCA may lack sufficient funds to consummate the Business Combination. In addition, to the extent a large number of shares are submitted for redemption or OCA does not raise sufficient funds in the Third-Party PIPE Investment, New PSI could be required to make significant adjustments to its business plans in light of available capital resources. For example, New PSI could have to reduce future costs, which could materially impact its business plan or require New PSI not to pursue some of its strategic objectives.

OCA will not have any right to make damage claims against PSI for the breach of any representation, warranty or covenant made by PSI in the Business Combination Agreement.

The Business Combination Agreement provides that all of the representations, warranties and covenants of the parties contained therein shall not survive the Closing, except for those covenants that by their terms apply or are to be performed in whole or in part after the Closing, and then only with respect to breaches occurring after Closing. Accordingly, there are no remedies available to the parties with respect to any breach of the representations, warranties, covenants or agreements of the parties to the Business Combination Agreement after the Closing, except (i) for covenants to be performed in whole or in part after the Closing or (ii) in the case of Fraud (as defined therein).

As a result, in the absence of Fraud by PSI, OCA will have no remedy available to it if the Business Combination is consummated and it is later revealed that there was a breach of any of the representations, warranties and covenants made by PSI at the time of the Business Combination.

The Public Stockholders do not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefore, Public Stockholders may be forced to sell their shares of Public Stock and/or Public Warrants, potentially at a loss.

Our current Public Stockholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those shares of OCA Class A Common Stock that such stockholder properly elects to redeem, subject to the limitations described herein; (2) the redemption of any shares of Public Stock properly submitted for redemption in connection with a stockholder vote to amend our Certificate of Incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our shares of Public Stock if we do not complete our initial business combination by the Termination Date or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) the redemption of our shares of Public Stock if we have not completed an initial business combination by the Termination Date, subject to applicable law and as further described herein. Pursuant to the redemptions in connection with the Extension Amendments, on January 11, 2024 and January 20, 2023, holders of 902,281 and 11,049,283 shares of OCA Class A Common Stock, respectively, already exercised their right to redeem their shares for cash at an approximate price of $10.83 and $10.31 per share, respectively, for an aggregate payment of $9,778,698 and $114,017,035, respectively. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. Holders of Public Warrants will not have any right to the proceeds held in the Trust Account with respect to the Public Warrants. Accordingly, to liquidate an investment, Public Stockholders may be forced to sell their shares of Public Stock and/or Public Warrants, potentially at a loss.

The Business Combination may be completed even though material adverse effects may result from the public announcement or completion of the proposed Business Combination, general business or economic conditions, industry-wide changes, and other causes.

In general, either OCA or PSI can refuse to complete the Business Combination if there is a material adverse effect, event, change or occurrence affecting the other party between the signing date of the Business Combination Agreement and the planned Closing. However, certain types of changes, events, effects or occurrences are excluded from the definition of “Material Adverse Effect” in the Business Combination Agreement, and, therefore, neither party may refuse to complete the Business Combination under the terms of the Business Combination Agreement on the basis of one or a combination of the below exclusions occurring:

•        any change, development, condition or event generally affecting the industries or markets in which PSI operates;

•        general business or economic conditions;

•        any outbreak or escalation of war or hostilities, any military or terrorist attack, sabotage, civil unrest, cyberterrorism, riots, prolonged demonstrations or public disorders, or changes in global, national, regional, provincial, state or local political conditions, or any escalation or worsening thereof;

•        changes in the political, financial, banking, capital or securities markets generally;

•        changes or proposed changes in, or changes or proposed changes in the interpretation of, applicable laws, regulatory framework, or GAAP;

•        the negotiation, execution or delivery of the Business Combination Agreement, public announcement of the Business Combination Agreement or the pendency or consummation of the Business Combination, including losses or threatened losses resulting therefrom of customers, suppliers, vendors, distributors or others having relationships with the other party;

•        failure to meet any internal or published budgets, projections, forecasts, estimates or predictions;

•        any weather conditions, hurricane, tornado, flood, earthquake, tsunami, mudslide, wildfire, act of God or other natural disaster or comparable event;

•        any epidemics, pandemics, disease outbreaks or quarantines, including the resurgence of new variants of COVID-19, and any associated laws, directives or recommendations issued by a governmental authority (including business closures and “sheltering in place” or other restrictions); or

•        any action taken or not taken at the written request of the other party, any action taken by the party seeking to refuse to complete the Business Combination or any of its representatives or any action to which the party seeking to refuse to complete the Business Combination has consented in writing.

Furthermore, OCA or PSI may waive the occurrence of any material adverse effect affecting the other party. If a material adverse effect occurs and the parties still complete the Business Combination, New PSI’s financial condition and results of operations may be adversely affected.

The PSI stockholders will have significant influence over us after completion of the Business Combination.

Based on the assumptions discussed in “Business Combination Proposal — Ownership of New PSI,” upon the completion of the Business Combination, the PSI stockholders, will own, collectively, approximately 96.3% of the outstanding PSI Common Stock, assuming that none of OCA’s outstanding shares of Public Stock are redeemed in connection with the Business Combination, or approximately 97.7% of the outstanding PSI Common Stock, assuming that all of OCA’s outstanding shares of Public Stock are redeemed in connection with the Business Combination. Some of these persons or entities may have interests different than yours. For example, because many of these stockholders may have purchased their shares of PSI Common Stock at prices substantially below the price at which shares are being valued in this transaction and have held their shares for a longer period, they may be more interested in selling New PSI to an acquirer than other investors or they may want New PSI to pursue strategies that deviate from the interests of other stockholders.

OCA and PSI will incur significant transaction and transition costs in connection with the Business Combination.

OCA and PSI have incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination. OCA and PSI may also incur unanticipated costs associated with the Business Combination, including costs driven by New PSI becoming a public company and the listing of the PSI Common Stock on a Stock Exchange, and these unanticipated costs may have an adverse impact on the results of operations of PSI following the effectiveness of the Business Combination. All expenses incurred in connection with the Business Combination Agreement and the transactions contemplated thereby, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, (x) in the case the Business Combination is consummated, will be for the account of New PSI or (y) in the case the Business Combination is not consummated, will be for the account of the party incurring such fees, expenses and costs, in each case subject to the terms of the Business Combination Agreement.

OCA and PSI cannot provide assurance that the benefits of the Business Combination will offset the incremental transaction costs in the near term, if at all. Additionally, the costs related to the Business Combination could be significantly higher than anticipated, which could impact the benefits of the Business Combination.

The Business Combination may be subject to antitrust or foreign investment laws and regulations, which may adversely affect our business and results of operations.

The completion of the Business Combination may be subject to, among other things, the clearance by antitrust, competition, and foreign investment authorities pursuant to applicable antitrust and foreign investment laws and regulations. It is presently contemplated that if any such regulatory approvals or actions are required, those approvals or actions will be sought. The governmental agencies from which the parties may seek certain of these approvals and consents have broad discretion in administering the governing laws and regulations. We can provide no assurance that all required approvals and consents will be obtained. Moreover, as a condition to their approval of the Business Combination, agencies may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of New PSI’s business after the Closing. If PSI and OCA agree to any material requirements, limitations, costs, divestitures or restrictions in order to obtain any approvals required to consummate the Business Combination, these requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the consummation of the Business Combination or reduce the anticipated benefits of the Business Combination. This could have a material adverse effect on New PSI’s business and results of operations.

At any time before or after consummation of the Business Combination, applicable authorities could take such action under applicable antitrust and foreign investment laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under applicable antitrust and foreign investment laws under certain circumstances. We cannot assure you that the any government authority will not attempt to challenge the Business Combination on antitrust or foreign investment grounds, and, if such a challenge is made, we cannot assure you as to its result.

The Business Combination may be delayed or ultimately prohibited since such initial business combination may be subject to regulatory review and approval, including pursuant to foreign investment regulations and review by governmental entities such as CFIUS.

Certain transactions that involve a “U.S. business” (as defined in 31 C.F.R. § 800.252) and a non-U.S. individual or entity (a “foreign person”, as defined in 31 C.F.R. § 800.224) may be subject to review and approval by CFIUS. Whether a transaction is a “covered transaction” (as defined in 31 C.F.R. § 800.213), which CFIUS has jurisdiction to review, depends on, among other factors, the nature and structure of the transaction, the nationality of the parties, the level of beneficial ownership interest, and the nature of any information or governance rights involved.

For example, transactions that result in “control” (as defined in 31 C.F.R. § 800.208) of a U.S. business by a foreign person are subject to CFIUS jurisdiction. CFIUS also has jurisdiction to review non-“control” transactions that afford a foreign person certain information, governance, and/or access rights in an unaffiliated U.S. business that has a qualifying nexus to “critical technologies,” “covered investment critical infrastructure,” and/or “sensitive personal data” as those terms are defined in the CFIUS regulations (31 C.F.R. §§ 800.215, 212, 241). Foreign investments in U.S. businesses that deal in “critical technology” or that involve certain foreign government interests may be subject to mandatory pre-Closing CFIUS filing requirements. Failure to make a CFIUS filing where one is required may subject the transacting parties to significant civil fine. The parties believe that PSI does not operate a “TID U.S. business”, as that term is defined in 31 C.F.R. § 800.248, and as a result, the parties are not required to submit a CFIUS filing with respect to the Business Combination. Nevertheless, CFIUS may determine that it has jurisdiction over the Business Combination.

CFIUS may decide to investigate, delay, or block the Business Combination, or impose conditions with respect to it, which may delay or prevent the parties from consummating the Business Combination. Because we have only a limited time to complete our initial business combination, our failure to obtain any approvals within the requisite time period may require us to liquidate. In such event, our stockholders will miss the opportunity to benefit from the Business Combination and the potential appreciation in value of such investment and our warrants will become worthless.

Subsequent to the consummation of the Business Combination, New PSI may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the share price of our securities, which could cause you to lose some or all of your investment.

We cannot assure you that the due diligence conducted in relation to PSI has identified all material issues or risks associated with PSI, its business or the industry in which it competes, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of PSI’s control and outside of our control will not later arise. As a result of these factors, New PSI may incur additional costs and expenses and may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on New PSI’s financial condition and results of operations and could contribute to negative market perceptions about our securities or New PSI. Accordingly, any stockholders of OCA who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

In the event that a significant number of shares of Public Stock are redeemed, New PSI securities may become less liquid following the Business Combination.

Pursuant to the redemptions in connection with the Extension Amendments, on January 11, 2024 and January 20, 2023, holders of 902,281 and 11,049,283 shares of OCA Class A Common Stock, respectively, already exercised their right to redeem their shares for cash. Following the Business Combination, as a result of potential additional redemptions, OCA may be left with a significantly smaller number of stockholders. As a result, trading in the shares of PSI Common Stock may be limited, and your ability to sell your shares in the market could be adversely affected. New PSI intends to apply to list the PSI Common Stock on Nasdaq and Nasdaq may not list New PSI securities, which could limit investors’ ability to engage in transactions in OCA’s securities and subject OCA to additional trading restrictions. See “— Nasdaq may delist shares of OCA Common Stock from its exchange prior to the Closing or Nasdaq may not list New PSI’s securities on its exchange, which could limit investors’ ability to make transactions in New PSI’s securities and subject New PSI to additional trading restrictions.”

New PSI may amend the terms of the OCA Warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants.

The Public Warrants were issued and registered under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the warrants and the Warrant Agreement set forth in the IPO Registration Statement, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the interest of the registered holders of the warrants; provided that the approval by the holders of at least 50% of the then outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, New PSI may amend the terms of the Public Warrants following the Business Combination in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment and, solely with respect to any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants, 50% of the number of the then outstanding Private Placement Warrants. Although New PSI’s ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of PSI Common Stock purchasable upon exercise of a warrant.

Even if OCA consummates the Business Combination, there is no guarantee that the New PSI Public Warrants will ever be in the money, and they may expire worthless.

The exercise price for the Public Warrants is $11.50 per share of OCA Class A Common Stock and, if the Business Combination is consummated, the Public Warrants will be exchanged for New PSI Public Warrants. There is no guarantee that the New PSI Public Warrants will ever be in the money prior to their expiration and, as such, the New PSI Public Warrants may expire worthless.

New PSI may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

Once the Public Warrants become exercisable, New PSI will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of shares of the PSI Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which New PSI gives proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by New PSI, New PSI may not exercise its redemption right if the issuance of shares of PSI Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification. New PSI has agreed to use its best efforts to register or qualify such shares of PSI Common Stock under the blue sky laws of the state of residence in those states in which the warrants were offered. Redemption of the outstanding warrants could force you

(i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the Private Placement Warrants will be redeemable by New PSI so long as they are held by the Insiders or their permitted transferees.

In the event New PSI determines to redeem the warrants, holders of our redeemable warrants would be notified of such redemption as described in our Warrant Agreement. Specifically, in the event that New PSI elects to redeem all of the redeemable warrants as described above, New PSI will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by New PSI not less than 30 days prior to the Redemption Date to the registered holders of the redeemable warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. Accordingly, if a holder fails to actually receive the notice of or otherwise fails to respond on a timely basis, it could lose the benefit of being a holder of a Public Warrant. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via New PSI posting of the redemption notice to the Depository Trust Company (“DTC”). The closing price for shares of OCA Class A Common Stock as of the Record Date was and has never exceeded the $18.00 threshold that would trigger the right to redeem the Public Warrants following the Closing.

Our ability to successfully effect the Business Combination will be dependent upon the efforts of key personnel of New PSI. The loss of key personnel or the hiring of ineffective personnel after the Business Combination could negatively impact the operations and profitability of New PSI.

Our ability to successfully effect the Business Combination will be dependent upon the efforts of our key personnel. We expect New PSI’s current management to remain in place. We cannot assure you that we will be successful in integrating and retaining such key personnel, or in identifying and recruiting additional key individuals we determine may be necessary following the Business Combination.

The unaudited pro forma combined financial information included elsewhere in this proxy statement/prospectus may not be indicative of what New PSI’s actual financial position or results of operations will be.

The unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, New PSI being considered the accounting acquirer in the Business Combination, and the cash and cash equivalents of PSI at the Closing and the number of shares of Public Stock that are redeemed in connection with the Business Combination. Accordingly, such pro forma condensed combined financial information may not be indicative of New PSI’s future operating or financial performance and New PSI’s actual financial condition and results of operations may vary materially from the New PSI pro forma results of operations and balance sheet contained elsewhere in this proxy statement/prospectus, including as a result of such assumptions not being accurate. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Public Stockholders who redeem their shares of Public Stock may continue to hold any OCA Warrants they own, which results in additional dilution to non-redeeming Public Stockholders upon exercise of the OCA Warrants.

Public Stockholders that redeem their shares of Public Stock may continue to hold any OCA Warrants they owned prior to redemption, which results in additional dilution to non-redeeming Public Stockholders upon exercise of such warrants. Assuming all redeeming Public Stockholders acquired Units in the IPO and continue to hold the Public Warrants that were included in the Units, the redeeming Public Stockholders would recoup their entire investment and continue to hold New PSI Warrants with an aggregate market value of $485,875 (based on the market price of $0.065 of the Public Warrants as of January 30, 2024), while non-redeeming Public Stockholders would suffer additional dilution in their percentage ownership and voting interest in New PSI upon exercise of the warrants held by redeeming Public Stockholders. Pursuant to the redemptions in connection with the Extension Amendments, on January 11, 2024 and January 20, 2023, Public Stockholders of 902,281 and 11,049,283 shares of OCA Class A Common Stock, respectively, have already exercised their right to redeem their shares for cash.

OCA has a limited ability to assess the management of PSI’s business and, as a result, cannot assure you that PSI’s’ management has all the skills, qualifications, or abilities to manage a public company.

OCA’s ability to assess PSI’s management may be limited due to a lack of time, resources, or information. OCA’s assessment of the capabilities of PSI’s management, therefore, may prove to be incorrect, and PSI management may lack the skills, qualifications, or abilities that OCA believed PSI management had. Should PSI’s management not possess the skills, qualifications, or abilities necessary to manage a public company, the operations and profitability of New PSI may be negatively impacted.

During the pendency of the Business Combination, PSI and OCA are prohibited from entering into certain transactions that might otherwise be beneficial to PSI, OCA or their respective stockholders because of restrictions in the Business Combination Agreement. Furthermore, certain provisions of the Business Combination Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement.

Certain covenants in the Business Combination Agreement impede our ability to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, we may be at a disadvantage to our competitors during that period. In addition, while the Business Combination Agreement is in effect, neither we nor PSI may solicit, initiate, knowingly induce, knowingly encourage, knowingly facilitate, discuss or negotiate, directly or indirectly, any alternative acquisition proposal, such as a merger, material sale of assets or equity interests or other business combination, with any third party, even though any such alternative acquisition could be more favorable to our stockholders than the Business Combination. In addition, if the Business Combination is not completed, these provisions will make it more difficult to complete an alternative business combination following the termination of the Business Combination Agreement due to the passage of time during which these provisions have remained in effect.

Until the earlier of consummation of the Business Combination or termination of the Business Combination Agreement, PSI and OCA are subject to certain limitations on the operations of their businesses, as summarized under the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Business Combination Agreement”. The limitations on PSI’s and OCA’s conduct of their businesses during this period could have the effect of delaying or preventing other strategic transactions and may, in some cases, make it impossible to pursue business opportunities that are available only for a limited time.

The announcement and pendency of the Business Combination could adversely affect PSI’s business, cash flows, financial condition or results of operations.

The announcement and pendency of the Business Combination could cause disruptions in and create uncertainty surrounding PSI’s business, prospectus and growth, including with respect to PSI’s relationships with existing and future customers, suppliers and employees, which could have an adverse effect on PSI’s business, cash flows, financial condition or results of operations, irrespective of whether the Business Combination is completed. The business relationships of PSI may be subject to disruption as customers, suppliers and other persons with whom PSI has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships or consider entering into business relationships with other parties. The risk, and adverse effect, of any such disruptions could be exacerbated by a delay in the consummation of the Business Combination.

If the Business Combination is not completed, potential alternative target businesses may have leverage over us in negotiating an initial business combination and our ability to conduct due diligence on an initial business combination as we approach our dissolution deadline may decrease, which could undermine our ability to complete an initial business combination on terms that would produce value for our stockholders.

If the Business Combination is not completed, any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination by the Termination Date. Consequently, a potential target may obtain leverage over us in negotiating a business combination, knowing that we may be unable to complete a business combination with another target business by the Termination Date. OCA has paid an aggregate of $1,917,500 for extensions from July 20, 2022 through February 12, 2024 and agreed to make extension payments in an additional aggregate amount of up to $990,000. This risk will increase as we get closer to the time frame described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

The Sponsor, as well as PSI, and their respective directors, officers, advisors and their affiliates may elect to purchase shares of Public Stock or Public Warrants prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of our Public Stock.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates may purchase shares of Public Stock from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Stockholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Public Stock or vote their shares of Public Stock in favor of the proposals presented at the Stockholder Meeting. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates purchase shares of Public Stock in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares of Public Stock. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of shares of OCA Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Stockholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Sponsor and OCA’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and OCA’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor or our directors, officers, advisors or their affiliates were to purchase shares of Public Stock from Public Stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not consummated our initial business combination within the required time period, our Public Stockholders may receive only their pro rata portion of the funds in the Trust Account that are available for distribution to Public Stockholders, and the Public Warrants will expire worthless.

We have encountered, and expect to continue to encounter, intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other SPACs and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire should the Business Combination fail, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer Public Stockholders the right to redeem their shares of OCA Common Stock for cash at the time of our initial business combination in conjunction with a stockholder vote or via a tender offer. Target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we have not consummated our initial business combination within the required time period, the Public Stockholders may receive only their pro rata portion of the funds in the Trust Account that are available for distribution to Public Stockholders, and the Public Warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.15 per share.”

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.15 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.

Upon redemption of shares of Public Stock, if we are unable to complete our business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per share redemption amount received by Public Stockholders could be less than the $10.15 per share initially held in the Trust Account, due to claims of such creditors. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to us if and to the extent any claims by a third party vendor (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, even in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we have not asked the Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we may not be able to return to our Public Stockholders $10.00 per share (which was the offering price in our initial public offering).

The OCA Board may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the Public Stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.15 per share of Public Stock and (ii) the actual amount per share of Public Stock held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.15 per share of Public Stock due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to the Public Stockholders may be reduced below $10.15 per share of Public Stock.

If, after we distribute the proceeds in the Trust Account to the Public Stockholders in the event we are unable to consummate the Business Combination, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and the OCA Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our Public Stockholders in the event we are unable to consummate the Business Combination, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, the OCA Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing it and us to claims of punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If, before distributing the proceeds in the Trust Account to our Public Stockholders in the event we are unable to consummate the Business Combination, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our Public Stockholders in the event we are unable to consummate the Business Combination, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, only distributions received by stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our stockholders. Furthermore, the OCA Board may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

The SEC has recently issued final rules relating to certain activities of SPACs. Certain of the procedures that we, PSI, or others may determine to undertake in connection with such rules may increase our costs and the time needed to complete the Business Combination.

On January 24, 2024, the SEC issued final rules (the “2024 SPAC Rules”), effective no sooner than 125 days following the publication of the 2024 SPAC Rules in the Federal Register, that formally adopted some of the SEC’s proposed rules for SPACs that were released on March 30, 2022. The 2024 SPAC Rules, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, including requiring disclosure of all material bases of the projections and all material assumptions underlying the projections; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act. In the event that the Business Combination has not been consummated by the time the 2024 SPAC Rules become effective, such rules may materially adversely affect our business, including our ability to complete, and the costs associated with, the Business Combination, and results of operations.

If we are deemed to be an investment company for purposes of the Investment Company Act, we would be required to institute burdensome compliance requirements and our activities would be severely restricted. As a result, in such circumstances, unless we are able to modify our activities so that we would not be deemed an investment company, we may abandon our efforts to complete an initial business combination and instead liquidate OCA.

If we are deemed to be an investment company under the Investment Company Act, our activities would be severely restricted. In addition, we would be subject to burdensome compliance requirements. We do not believe that our principal activities will subject us to regulation as an investment company under the Investment Company Act. However, if we are deemed to be an investment company and subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. As a result, unless we are able to modify our activities so that we would not be deemed an investment company, we may abandon our efforts to complete an initial business combination and instead liquidate OCA. Were we to liquidate, our warrants would expire worthless, and our securityholders would lose the investment opportunity associated with an investment in New PSI, including any potential price appreciation of our securities.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we have liquidated the investments held in the Trust Account and instead the funds are held in the Trust Account in cash items until the earlier of the consummation of our initial business combination or our liquidation. Following the liquidation of investments in the Trust Account, we have received minimal interest on the funds held in the Trust Account, which has reduced the dollar amount our Public Stockholders would receive upon any redemption or liquidation of OCA.

Initially, the funds in the Trust Account had, since our initial public offering, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we liquidated the U.S. government treasury obligations or money market funds held in the Trust Account and instructed Continental, the trustee with respect to the Trust Account, to maintain the funds in the Trust Account in cash in an interest-bearing demand deposit account at a bank until the earlier of the consummation of our initial business combination or the liquidation of OCA. Interest on such deposit account is currently approximately 3.5-4.0% per annum, but such deposit account carries a variable rate and OCA cannot assure you that such rate will not decrease or increase significantly. Following such liquidation, we have received minimal interest on the funds held in the Trust Account. However, interest previously earned on the funds held in the Trust Account still may be released to us to pay our taxes, if any. As a result, the decision to hold all funds in the Trust Account in cash items has reduced the dollar amount our Public Stockholders would receive upon any redemption or liquidation of OCA.

In the adopting release for the 2024 SPAC Rules, the SEC provided guidance that a SPAC’s potential status as an “investment company” depends on a variety of factors, such as a SPAC’s duration, asset composition, business purpose and activities and “is a question of facts and circumstances” requiring individualized analysis. If we were deemed to be subject to compliance with and regulation under the Investment Company Act, we would be subject to additional regulatory burdens and expenses for which we have not allotted funds. Unless we are able to modify our activities so that we would not be deemed an investment company, we would either register as an investment company or wind down and abandon our efforts to complete an initial business combination and instead to liquidate OCA.

New PSI does not have experience operating as a public company subject to U.S. federal securities laws and may not be able to adequately develop and implement the governance, compliance, risk management and control infrastructure and culture required for a public company, including compliance with the Sarbanes-Oxley Act.

New PSI does not have experience operating as a public company subject to U.S. federal securities laws. Additionally, PSI’s officers and directors lack experience in managing a public company subject to U.S. federal securities laws, which makes their ability to comply with applicable laws, rules and regulations uncertain. New PSI’s failure to comply with all applicable laws, rules and regulations could subject New PSI to U.S. regulatory scrutiny or sanction, which could harm its reputation and share price.

Neither New PSI nor PSI has previously been required to prepare or file periodic or other reports with the SEC or to comply with the other requirements of U.S. federal securities laws. They have not previously been required to establish and maintain the disclosure controls and procedures, and internal control over financial reporting applicable to an entity that is a foreign private issuer under U.S. federal securities laws, including the Sarbanes-Oxley Act. New PSI may experience errors, mistakes and lapses in processes and controls, resulting in a failure to meet requisite U.S. standards.

As a public company subject to U.S. federal securities laws, New PSI will incur significant legal, accounting, insurance, compliance, and other expenses. Compliance with reporting, internal control over financial reporting and corporate governance obligations may require members of its management and its finance and accounting staff to divert time and resources from other responsibilities to ensure these new regulatory requirements are fulfilled.

If it fails to adequately implement the required governance and control framework, New PSI may fail to comply with the applicable rules or requirements associated with being a public company subject to U.S. federal securities laws. Such failure could result in the loss of investor confidence, could harm New PSI’s reputation, and cause the market price of PSI Common Stock to decline.

Due to inadequate governance and internal control policies, misstatements or omissions due to error or fraud may occur and may not be detected, which could result in failures to make required filings in a timely manner or result in making filings containing incorrect or misleading information. Any of these outcomes could result in SEC enforcement actions, monetary fines or other penalties, as well as damage to New PSI’s reputation, business, financial condition, operating results and stock price.

New PSI is an emerging growth company within the meaning of the Securities Act, and if New PSI takes advantage of certain exemptions from disclosure requirements available to “emerging growth companies”, this could make New PSI’s securities less attractive to investors and may make it more difficult to compare New PSI’s performance with other public companies.

New PSI is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. For as long as New PSI continues to be an emerging growth company, New PSI may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. New PSI could be an emerging growth company for up to five years, although New PSI could lose that status sooner if its revenues exceed $1.235 billion, if New PSI issues more than $1 billion in non-convertible debt in a three-year period, or if it becomes a large accelerated filer, as defined under the Exchange Act. We cannot predict if investors will find New PSI securities less attractive because New PSI relies on these exemptions. If some investors find New PSI securities less attractive as a result, there may be a less active trading market for New PSI securities, and the price of New PSI securities may be more volatile.

PSI’s share price may be volatile in the future, which could lead to losses by investors and costly securities litigation.

The trading price of PSI Common Stock may be subject to wide fluctuations in response to quarter-to-quarter variations in results of operations, announcements of technological innovations or new products introduced by us or our competitors, general conditions in the rail electrification, EV charging and batteries and solar industries, changes in earnings estimates by analysts or other events or factors. In addition, the public stock markets recently have experienced high price and trading volatility. The risks related to rising inflation and rising interest rates could have a material impact on our revenues and costs.

This volatility has significantly affected the market prices of securities of many of our publicly traded competitors for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of PSI Common Stock.

You may not be able to resell your PSI Common Stock at an attractive price due to a number of factors such as those listed in “Risks Related to PSI’s Business” and the following:

•        results of operations that vary from the expectations of securities analysts and investors;

•        results of operations that vary from those of our competitors;

•        guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•        changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•        declines in the market prices of stocks generally;

•        strategic actions by us or our competitors;

•        announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•        any significant change in our management;

•        changes in general economic or market conditions or trends in our industry or markets;

•        changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

•        future sales of our PSI Common Stock or other securities;

•        investor perceptions or the investment opportunity associated with our PSI Common Stock relative to other investment alternatives;

•        the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•        litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

•        the development and sustainability of an active trading market for our PSI Common Stock;

•        actions by institutional or activist stockholders;

•        the impact of the COVID-19 pandemic and its effect on our business and financial conditions;

•        changes in accounting standards, policies, guidelines, interpretations or principles; and

•        other events or factors, including those resulting from natural disasters, war, or the threat of war, in particular, the current conflict in Ukraine, acts of terrorism or responses to these events.

Broad market and industry fluctuations may adversely affect the market price of PSI Common Stock, regardless of actual operating performance, financial results or prospects. In addition, price volatility may be greater if the public float and trading volume of PSI Common Stock is low. Some companies that have had volatile market prices for their securities have been the target of a hostile takeover or subject to involvement by activist stockholders. If PSI were to become the target of such a situation, it could result in substantial costs and divert resources and the attention of executive management from the business.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If PSI becomes involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the business regardless of the outcome of such litigation.

It is not expected that New PSI will pay dividends in the foreseeable future after the Business Combination.

It is expected that New PSI will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that New PSI will pay any cash dividends in the foreseeable future.

Following completion of the Business Combination, the New PSI Board will have complete discretion as to whether to distribute dividends. Even if the New PSI Board decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by New PSI’s subsidiaries, New PSI’s financial condition, contractual restrictions and other factors deemed relevant by the New PSI Board. There is no guarantee that the PSI Common Stock will appreciate in value after the Business Combination or that the trading price of the PSI Common Stock will not decline.

The rights of holders of PSI Common Stock may be impaired by the possible future issuance of preferred stock.

PSI Board has the right, without approval of the holders of PSI Common Stock, to issue preferred stock with voting, dividend, conversion, liquidation and other rights which could adversely affect the voting power and equity interest of the holders of PSI Common Stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change-of-control. The possible negative impact on takeover attempts could adversely affect the price of PSI Common Stock. Although there is no present intention to issue any additional preferred stock, PSI may issue preferred stock in the future without further approval of the holders of the PSI Common Stock.

Broadline Capital CX LLC will own a majority of New PSI’s voting stock and thus may control certain actions requiring a stockholder vote.

Upon consummation of the Business Combination, Broadline Capital CX LLC will own approximately [•]% of New PSI’s issued common stock assuming no shares of Public Stock are redeemed and approximately [•]% of

New PSI’s issued common stock assuming all shares of Public Stock are redeemed. Accordingly, for the foreseeable future, Broadline Capital CX LLC will control New PSI and its corporate affairs. So long as Broadline Capital CX LLC continues to control more than 50% of the voting control of New PSI Common Stock, it will be able to direct the election of all the members of the New PSI Board. In addition, as long as Broadline Capital CX LLC continues to control more than 50% of the New PSI Common Stock, it will have the ability to take stockholder action without the approval of any other stockholder. Similarly, Broadline Capital CX LLC will have the ability to prevent the approval of any action submitted to the New PSI stockholders. If Broadline Capital CX LLC does not provide any requisite approval or consent allowing New PSI to take any such action when requested, New PSI will not be able to engage in the related activities and, as a result, New PSI’s business and its operating results may be harmed.

Due to the ownership by Broadline Capital CX LLC of the New PSI Common Stock, New PSI will be considered a “controlled company” under the Nasdaq rules. This will allow New PSI to avoid complying with certain of the Nasdaq corporate governance rules, including the rules that require New PSI to have a board comprised of at least 50% independent directors, to have board nominations either selected, or recommended for the board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors and to have officer compensation determined, or recommended to the board for determination, either by a compensation committee comprised solely of independent directors or by a majority of the independent directors.

Anti-takeover provisions in the PSI Organizational Documents could make an acquisition of PSI more difficult.

The PSI Organizational Documents contain provisions that may delay or prevent a change of control, discourage bids at a premium over the market price of PSI Common Stock, adversely affect the market price of PSI Common Stock, and adversely affect the voting and other rights of PSI stockholders. These provisions include: (i) advance notice procedures for seeking to bring business before New PSI’s annual meetings of stockholders or for nominating candidates for director, (ii) permitting the PSI Board to issue additional shares of common stock and to issue shares of preferred stock without the approval of PSI Stockholders, with such rights, preferences and privileges as they may designate; (iii) dividing the New PSI Board into classes, from and after the first date on which Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of PSI Common Stock; (iv) prohibiting actions by written consent of the New PSI stockholders in lieu of a meeting, from and after the first date on which Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of PSI Common Stock; (v) prohibiting the New PSI stockholders from calling a special meeting; and (vi) imposing a super-majority voting standard for amendment by the New PSI stockholders of the New PSI Bylaws or for amendment of certain provisions of the New PSI Charter. In addition, the PSI Board may adopt a stockholder rights plan upon such terms and conditions as it deems expedient in the interests of PSI.

Since the completion of OCA’s initial public offering, there has been a precipitous drop in the market values of companies formed through mergers involving SPACs. Accordingly, securities of companies such as ours or the securities of New PSI following the Business Combination may be more volatile than other securities and may involve special risks.

Since the completion of OCA’s initial public offering, there has been a precipitous drop in the market values of companies formed through mergers involving SPACs like ours. Throughout 2023, inflationary pressures, increases in interest rates and other adverse economic and market forces have contributed to these drops in market value. As a result, the New PSI securities are subject to potential downward pressures, which may result in high levels of exercise of redemptions rights, reducing the cash available from the Trust Account. If there are substantial redemptions, there will be a lower public float for the shares of PSI Common Stock following the Closing, which may cause further volatility in the price of New PSI securities and adversely impact New PSI’s ability to secure financing following the Closing.

Securities of companies formed through mergers with SPACs such as New PSI may experience a material decline in price relative to the share price of the SPACs prior to the merger.

As with most SPACs’ initial public offerings in recent years, OCA issued shares of OCA Common Stock as part of units for $10.00 per unit upon the closing of its initial public offering. As with other SPACs, the $10.00 per share price of OCA reflected each share of OCA Common Stock having a one-time right to redeem such share for a pro rata portion of the proceeds held in the Trust Account. Following Closing, the outstanding shares of OCA Common Stock will no longer have any such redemption right and may be dependent upon the fundamental value of New PSI, as well as other relevant factors such as market conditions and trading multiples, and the securities of other companies formed through mergers with SPACs in recent years may be significantly less than $10.00 per share.

A significant portion of our total outstanding shares of OCA Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of PSI Common Stock to drop significantly, even if New PSI’s business is doing well.

Sales of a substantial number of shares of PSI Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of OCA Common Stock intend to sell such shares, could reduce the market price of PSI Common Stock.

We may be required to file one or more registration statements prior to or shortly after the Closing to provide for the resale of certain restricted shares of OCA Common Stock from time to time. As restrictions on resale end and the registration statements are available for use, the market price of PSI Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. For more information, also see “Shares Eligible For Future Sale And Securities Act Restrictions On Resale Of PSI Common Stock.”

The Public Stockholders will experience immediate dilution as a consequence of the Business Combination.

The PSI Common Stock outstanding prior to the Business Combination will dilute the equity interests of OCA’s existing stockholders and may adversely affect prevailing market prices for shares of Public Stock and/or Public Warrants. The Public Stockholders who do not redeem their shares of Public Stock may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination. Additionally, New PSI following the Closing may determine, subject to the receipt of any stockholder or Stock Exchange approvals that may be required, to issue more of PSI Common Stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

The issuance of shares of PSI Common Stock (or other equity securities of equal or senior rank) could have the following effects for holders of shares of Public Stock who elect not to redeem their shares:

•        your proportionate ownership interest in New PSI following the Closing will decrease;

•        the relative voting strength of each previously outstanding share of PSI Common Stock following the Business Combination will be diminished; or

•        the market price of PSI Common Stock may decline.

It is anticipated that, upon completion of the Business Combination, and assuming no holders of shares of Public Stock exercise their redemption rights: (i) Public Stockholders will own approximately 1.4% of the outstanding PSI Common Stock; (ii) the Insiders will own approximately 1.8% of the outstanding PSI Common Stock (excluding ownership attributable to the Sponsor’s participation in the Insider PIPE Investment); (iii) the shares issued in the Insider PIPE Investment will represent approximately 0.1% of the outstanding PSI Common Stock; (iv) the existing stockholders of PSI will retain an ownership interest of approximately 96.3% of the outstanding PSI Common Stock; and (v) the shares issued upon the conversion of the Convertible Notes will represent approximately 0.4% of the outstanding PSI Common Stock. Assuming 100% of the holders of shares of Public Stock exercise their redemption rights: (i) the Insiders will own approximately 1.8% of the outstanding PSI Common Stock (excluding ownership attributable to the Sponsor’s participation in the Insider PIPE Investment); (ii) the shares issued in the Insider PIPE Investment will represent approximately 0.1% of the outstanding PSI Common Stock; (iii) the existing stockholders of PSI will retain an ownership interest of approximately 97.7% of the outstanding PSI Common Stock; and (iv) the shares issued upon the conversion of the Convertible Notes will represent approximately 0.4% of the outstanding PSI Common Stock. These levels of ownership assume that (A) at or after the Closing, no New PSI Warrants will be exercised and (B) no shares have been issued in connection with any Third-Party PIPE Investment.

The Insiders, PSI and/or their directors, officers, advisors or respective affiliates, may purchase shares of Public Stock from Public Stockholders in privately negotiated transactions or in the open market prior to or following the completion of the Business Combination. If such purchases are made, the public “float” of shares of Public Stock (prior to the Closing) or the PSI Common Stock (following the Closing) and the number of beneficial holders of shares of OCA Common Stock (prior to the Closing) or the PSI Common Stock (following the Closing) may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of such securities on Nasdaq or another national securities exchange or reducing the liquidity of the trading market for such securities.

The below sensitivity table shows the potential impact of redemptions on the share ownership by non-redeeming stockholders in a no redemption scenario, 25% redemption scenario, 75% redemption scenario, and 100% redemption scenario. The information in the below sensitivity table has been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column in the below sensitivity table. In addition, certain percentages presented in the below sensitivity table reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers or may not sum due to rounding.

	Assuming No Redemption(1)		Assuming 25% Redemption(2)		Assuming 75% Redemption(3)		Assuming 100% Redemption(4)
Stockholders	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %	Ownership in Shares	Equity %
Holders of shares of Public Stock	2,998,436	1.4%	2,248,827	1.1%	749,609	0.4%	—	—
Insiders’ Existing Shares	3,737,500	1.8%	3,737,500	1.8%	3,737,500	1.8%	3,737,500	1.8%
Insider PIPE Investment	200,000	0.1%	200,000	0.1%	200,000	0.1%	200,000	0.1%
Existing PSI stockholders	200,000,000	96.3%	200,000,000	96.6%	200,000,000	97.3%	200,000,000	97.7%
Convertible Note Investment	800,000	0.4%	800,000	0.4%	800,000	0.4%	800,000	0.4%
Total Shares Outstanding	207,735,936	100%	206,986,327	100%	205,487,109	100%	204,737,500	100%
	Assuming No Redemption(2)			Assuming 25% Redemption(3)			Assuming 75% Redemption(4)			Assuming 100% Redemption(5)
Additional Dilution Sources	Ownership in Shares	Equity %		Ownership in Shares	Equity %		Ownership in Shares	Equity %		Ownership in Shares	Equity %
New PSI Warrants(5)	15,302,500	[•]	%	15,302,500	[•]	%	15,302,500	[•]	%	15,302,500	[•]	%
2024 Incentive Plan	[•]	[•]	%	[•]	[•]	%	[•]	[•]	%	[•]	[•]	%
Total Additional Dilution Sources(6)	[•]	[•]	%	[•]	[•]	%	[•]	[•]	%	[•]	[•]	%

____________

(1)      This scenario assumes that no shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA —  Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendments.

(2)      This scenario assumes that 749,609 shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendments.

(3)      This scenario assumes that 2,458,827 shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendments.

(4)      This scenario assumes that 2,998,436 shares of Public Stock are redeemed by Public Stockholders, after taking into account shares of Public Stock redeemed by Public Stockholders in connection with the adoption of the Extension Amendment Proposal. See “Information about OCA — Extension of Time to Complete a Business Combination” for more information on the adoption of the Extension Amendments.

(5)      The Sponsor has agreed that 2,557,500 Private Placement Warrants shall be automatically forfeited and surrendered to OCA for no additional consideration.

[(6)    The Equity % with respect to each Additional Dilution Source set forth above, including the Total Additional Dilution Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source set forth above, including the Total Additional Dilution Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source in the numerator and the full amount of shares issued with respect to the Total Additional Dilution Sources in the denominator, based on the stated assumptions. For example, in the 25% redemption scenario, the Equity % with respect to the New PSI Warrants would be calculated as follows: (a) [•] shares of PSI Common Stock issued pursuant to the New PSI Warrants; divided by (b) (i) [•] shares of PSI Common Stock (the number of shares of PSI Common Stock outstanding prior to any issuance pursuant to the New PSI Warrants) plus (ii) [•] shares of PSI Common Stock issued pursuant to the New PSI Warrants. The total number of shares of PSI Common Stock reserved for issuance upon a grant of equity incentive awards is expected to equal 10% of the Total Shares Outstanding.]

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Public Stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our OCA Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our OCA Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

On the Closing Date, the trading price per share value of PSI Common Stock may be less than the per share value of the Trust Account.

Although the parties to the Business Combination have agreed the relative consideration to be provided to PSI stockholders and OCA stockholders on the basis that PSI Common Stock is valued at $10.00 per share, the cash backed value per share of PSI Common Stock following the Business Combination is expected to be substantially less than $10.00 per share. See “Questions and Answers for stockholders of OCA.” The cash held in the Trust Account as of February 12, 2024 was approximately $10.91 per share of Public Stock. Accordingly, Public Stockholders who do not exercise redemption rights will receive PSI Common Stock that will have a value to them ascribed by their trading price as of two business days prior to the Stockholder Meeting, which may be substantially less than the amount they would have received upon exercise of redemption rights. In particular, the shares of most companies that are the result of a recently completed business combinations between a SPAC and an operating company have traded at prices substantially below $10.00 per share. As such, Public Stockholders who do not exercise redemptions right may hold securities that never obtain a value equal to or exceeding the per share value of the Trust Account.

You should not assume that PSI Common Stock at Closing is valued at $10.00 per share.

The Closing Share Consideration to be issued in connection with the Business Combination refers to the aggregate number of PSI Common Stock that will be issued to the OCA and holders of OCA Common Stock, respectively, at Closing. The ascribed value of $10.00 of the PSI Common Stock in the Closing Share Consideration, or any valuation (express or implied) of the PSI Common Stock otherwise as used in this proxy statement/prospectus should not be viewed as the actual or likely value, or an implication thereof, of PSI Common Stock at Closing.

The Business Combination will result in changes to the composition of the board of directors of PSI, which may affect the strategy of New PSI.

Upon the consummation of the Business Combination, the composition of the New PSI Board will change from the current boards of directors of OCA and PSI. This new composition of the New PSI Board may affect New PSI’s business strategy and operating decisions upon the completion of the Business Combination.

Nasdaq may delist shares of OCA Common Stock from its exchange prior to the Closing or Nasdaq may not list New PSI’s securities on its exchange, which could limit investors’ ability to make transactions in New PSI’s securities and subject New PSI to additional trading restrictions.

OCA is listed on Nasdaq. Nasdaq IM-5101-2 requires that a special purpose acquisition company must complete one or more business combinations within thirty-six (36) months of the effectiveness of its IPO Registration Statement. Pursuant to the Extension Amendments, OCA’s stockholders voted to extend our ability to complete a business combination until the forty-eight (48) month anniversary of the IPO, which will take us beyond the permitted period for a business combination under the foregoing Nasdaq rule. On January 16, 2024, OCA received a notice from the staff of Nasdaq’s Listing Qualifications Department indicating that, unless OCA timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), trading of OCA’s securities on The Nasdaq Capital Market would be suspended at the opening of business on January 25, 2024, due to OCA’s non-compliance with Nasdaq IM-5101-2. OCA timely requested a hearing before the Panel to request sufficient time to complete the Business Combination. The hearing request will result in a stay of any suspension or delisting action pending the hearing. There can be no assurance that OCA will be able to satisfy Nasdaq’s continued listing requirements, regain compliance with Nasdaq IM-5101-2, and maintain compliance with other Nasdaq listing requirements.

An active trading market for New PSI’s securities following the Business Combination may never develop or, if developed, it may not be sustained. In connection with the Business Combination, in order to continue to maintain the listing of our securities on Nasdaq, we will be required to demonstrate compliance with Nasdaq’s listing requirements. We will apply to have New PSI’s securities listed on Nasdaq upon consummation of the Business Combination.

If Nasdaq delists any of OCA’s securities from trading on its exchange and OCA is not able to list such securities on another approved national securities exchange, OCA expects that such securities could be quoted on an over-the-counter market. If this were to occur, OCA could face significant material adverse consequences, including: (i) a limited availability of market quotations for OCA’s securities, (ii) reduced liquidity for OCA’s securities, (iii) a determination that shares of Public Stock are “penny stocks” which will require brokers trading in shares of Public Stock to adhere to more stringent rules, including being subject to the depository requirements of Rule 419 of the Securities Act, and possibly result in a reduced level of trading activity in the secondary trading market for OCA’s securities, (iv) a decreased ability to issue additional securities or obtain additional financing in the future, and (v) a less attractive acquisition vehicle to a target business in connection with an initial business combination.

Even if New PSI’s securities are listed on Nasdaq, Nasdaq may take steps to de-list the PSI Common Stock. If New PSI fails to meet the listing requirements and Nasdaq does not list its securities on its exchange, PSI would not be required to consummate the Business Combination. In the event that PSI elected to waive this condition, and the Business Combination was consummated without New PSI’s securities being listed on Nasdaq or on another Stock Exchange, New PSI could face significant material adverse consequences, including, but not limited to:

•        a limited availability of market quotations for New PSI’s securities;

•        reduced liquidity for New PSI’s securities;

•        a determination that PSI Common Stock is a “penny stock” which will require brokers trading in PSI Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New PSI’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Our Public Stock and Units, as well as the PSI Common Stock into which they will be converted upon the consummation of the Business Combination, qualify as covered securities under such statute. If Public Stock or PSI Common Stock, as applicable, were no longer listed on Nasdaq, such securities would not qualify as covered securities under such statute, and OCA or New PSI, as applicable, would be subject to regulation in each state in which we offer our securities.

If following Closing, PSI Common Stock and/or PSI Warrants ceases to be eligible for deposit and clearing within the facilities of DTC, then trading in those shares and warrants would be disrupted.

The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms.

DTC is not obligated to accept the PSI Common Stock and/or PSI Warrants for deposit and clearing within the DTC system. Even if DTC does initially accept the PSI Common Stock and/or PSI Warrants for deposit and clearing within its system, it will generally have the right, at its discretion, to cease to act as a depository and clearing agency for such securities.

If DTC determined prior to Closing that the PSI Common Stock and/or the PSI Warrants are not eligible for deposit and clearance within the DTC system, then we would not expect to complete the transactions contemplated by this proxy statement/prospectus in their current form.

If DTC initially accepts the PSI Common Stock and/or PSI Warrants for deposit and clearance within the DTC system, but determines at any time following Closing that the PSI Common Stock and/or PSI Warrants were not eligible for continued deposit and clearance within its facilities, then we believe the PSI Common Stock and/or PSI Warrants would not be eligible for continued listing on a national U.S. securities exchange and trading in PSI Common Stock and/or PSI Warrants would be disrupted. While we anticipate that PSI would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the PSI Common Stock and/or PSI Warrants.

Reports published by analysts, including projections in those reports that differ from our actual results, as well as the failure of research analysts to publish reports on us, could adversely affect the price and trading volume of our commons stock.

Securities research analysts may establish and publish their own periodic projections for New PSI following consummation of the Business Combination. New PSI does not control these analysts or the content and opinions included in their reports. Projections included in these reports may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our OCA Common Stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we expect research analyst coverage following consummation of the Business Combination, if no analysts commence coverage of us, the market price and volume for PSI Common Stock could be adversely affected.

We may become involved in litigation, including securities class action litigation relating to the proposed Business Combination that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Following the Business Combination, the share price of PSI Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Additionally, PSI may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on New PSI’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject New PSI to significant liabilities.

The fairness opinion delivered by Houlihan to the OCA Board will not reflect changes, circumstances, developments or events that may have occurred or may occur (or information that may become, or may have become, available) after the date of the opinion.

The opinion delivered by Houlihan, OCA’s financial advisor, to the OCA Board addresses the fairness of the consideration in the Business Combination from a financial point of view to the OCA Board. The OCA Board has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus and OCA does not expect to receive an updated fairness opinion prior to the Closing. Changes in the operations and prospects of PSI or OCA, general market and economic conditions and other factors that may be beyond their control, and on which the fairness opinion was based, may alter the value of PSI or OCA or the prices of shares of PSI Common Stock or shares of Public Stock by the time the Business Combination is completed. The opinion did not speak as of the time the transaction will be completed or as of any date other than the date of such opinion. The OCA Board’s recommendation that OCA’s stockholders vote “FOR” approval of the Business Combination Proposal, however, is made as of the date of this proxy statement/prospectus.

The opinion delivered by Houlihan is included as Annex C to this proxy statement/prospectus. For a description of the opinion and a summary of the material financial analysis performed in connection with rendering such opinion, please refer to “Stockholder Proposal No. 1: The Business Combination Proposal — Opinion of Houlihan, Fairness Opinion Provider”.

There may be tax consequences of the Business Combination that adversely affect OCA stockholders and warrant holders.

Subject to the assumptions, limitations and qualifications described in “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders”, the exchange of shares of OCA Common Stock for shares of PSI Common Stock pursuant to the Merger (together with the PSI Stock Split and the conversion of the Convertible Notes into shares of PSI Common Stock in connection with the Closing) is intended to qualify as a tax-deferred exchange for U.S. federal income tax purposes under Section 351 of the Code. In addition, subject to the assumptions, limitations and qualifications described in “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders”, including that as of immediately following the Closing, the Trust Account retains at least 50% of its cash balance as of the date of this proxy statement/prospectus taking into account any exercise of redemption rights and payment of transaction expenses by OCA, the Merger is intended to qualify as a tax-deferred reorganization under Section 368(a) of the Code. If the Merger only qualifies as a tax-deferred exchange under Section 351 of the Code and does not qualify as a tax-free reorganization under Section 368(a) of the Code, then the exchange of Public Warrants for PSI Warrants in the Merger would not qualify for tax-deferred treatment and would be taxable as further described in “Certain Material United States Federal Income Tax Considerations — U.S. Federal Income Tax Considerations to U.S. Holders.” There are significant factual and legal uncertainties as to whether the Merger will qualify as a tax-deferred reorganization under Section 368(a) of the Code. For example, under Section 368(a) of the Code, the acquiring corporation must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how the provisions of Section 368(a) of the Code apply in the case of an acquisition of a corporation with only investment-type assets, such as OCA, and there are significant factual and legal uncertainties concerning the determination of this requirement. Moreover, qualification of the Merger as a tax-deferred reorganization under Section 368(a) of the Code is based on facts (including the cash balance of the Trust Account immediately following the

Closing) which will not be known until or following the Closing of the Business Combination, and the Closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination will so qualify for the intended tax treatment. The parties intend to report the Merger as a tax-deferred exchange described in Section 351 of the Code and, if the applicable Trust Account retention threshold is met, as a tax-deferred reorganization under Section 368(a) of the Code. However, neither OCA nor PSI intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. Further, any change that is made after the date hereof in any of the foregoing bases for the intended tax treatment, including any inaccuracy of the facts or assumptions upon which such expectations were based, could adversely affect the intended tax treatment. Accordingly, no assurance can be given that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code or that the IRS will not challenge the intended tax treatment or that a court will not sustain a challenge by the IRS.

You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of the Business Combination to you. For a description of material U.S. federal income tax consequences of the Business Combination, see the section entitled “Certain Material United Stated Federal Income Tax Considerations.”

A 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our shares.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by “covered corporations” beginning in 2023, with certain exceptions (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from whom or which the stock is repurchased. Because we are a Delaware corporation and our securities are trading on Nasdaq, we believe that we are a “covered corporation” for this purpose. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of Treasury has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax and on December 27, 2022, issued a notice of its intent to issue proposed regulations addressing the application of the Excise Tax. Pursuant to such notice from the U.S. Department of Treasury, redemptions in connection with the complete liquidation of the Company may be exempt. Nevertheless, it remains uncertain whether, and/or to what extent, the Excise Tax could apply to any redemptions of shares of Public Stock, including any redemptions in connection with a Business Combination or in the event we do not consummate a Business Combination by the Termination Date.

Any redemption or other repurchase that we make in connection with the Business Combination may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with our initial business combination, (ii) the nature and amount of any “PIPE” or other equity issuances in connection with the Business Combination (or otherwise issued not in connection with the business combination but issued within the same taxable year of the Business Combination), (iii) whether we consummate a Business Combination by the Termination Date and (iv) the content of regulations and other guidance from the U.S. Department of Treasury. Prior to the consummation of the Business Combination, funds in the Trust Account, including any interest thereon, will not be used to pay for any Excise Tax. If we consummate the Business Combination, any Excise Taxes from redemptions of shares of Public Stock in 2023 or in connection with the Business Combination would reduce the funds available to New PSI for working capital following the Business Combination.

Risks Related to Redemptions

Public Stockholders who wish to redeem their shares of Public Stock for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of Public Stock for a pro rata portion of the funds held in the Trust Account.

A Public Stockholder will be entitled to receive cash for any shares of Public Stock to be redeemed only if such Public Stockholder: (i) holds shares of Public Stock; (ii) submits a written request to the Transfer Agent in which it (a) requests that OCA redeem all or a portion of its shares of Public Stock for cash, and (b) identifies itself as a beneficial holder of shares of Public Stock and provides its legal name, phone number and address; and (iii) delivers its shares of Public Stock to the Transfer Agent, physically or electronically through DTC. Holders must complete the procedures for electing to redeem their shares of Public Stock in the manner described above prior to 5:00 p.m., Eastern Time, on [•], 2024 (two business days before the Stockholder Meeting) in order for their shares to be redeemed. In order to obtain a physical share certificate, a stockholder’s broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. It is OCA’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because OCA does not have any control over this process or over DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, Public Stockholders who wish to redeem their shares of Public Stock may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

If the Business Combination is consummated, and if a Public Stockholder properly exercises its right to redeem all or a portion of the shares of Public Stock that it holds and timely delivers its shares to the Transfer Agent, OCA will redeem such shares of Public Stock for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account established at the consummation of our initial public offering, calculated as of two business days prior to the consummation of the Business Combination. Please see the section entitled “Special Meeting of OCA Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If a Public Stockholder fails to receive notice of OCA’s offer to redeem shares of Public Stock in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite OCA’s compliance with the proxy rules, a Public Stockholder fails to receive OCA’s proxy materials, such Public Stockholder may not become aware of the opportunity to redeem his, her or its shares of Public Stock. In addition, the proxy materials that OCA is furnishing to holders of shares of Public Stock in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem shares of Public Stock. In the event that a Public Stockholder fails to comply with these procedures, its shares of Public Stock may not be redeemed. Please see the section entitled “Special Meeting of OCA Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

OCA does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the Business Combination even if a substantial majority of OCA’s stockholders do not support it.

The Certificate of Incorporation does not provide a specified maximum redemption threshold. As a result, OCA may be able to complete the Business Combination even though a substantial portion of Public Stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to Sponsor, directors or officers or their affiliates. As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of shares of Public Stock by OCA or the persons described above have been entered into with any such investor or holder. OCA will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Stockholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons. For more information, also see “— The Sponsor, as well as PSI, and their respective directors, officers, advisors and their affiliates may elect to purchase shares of Public Stock or Public Warrants prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of our Public Stock.”

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of shares of Public Stock, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of shares of Public Stock.

A Public Stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of shares of Public Stock. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, OCA will require each Public Stockholder seeking to exercise redemption rights to certify to OCA whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to OCA at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which OCA makes the above-referenced determination. Your inability to redeem any such excess shares of OCA Common Stock will reduce your influence over OCA’s ability to consummate the Business Combination and you could suffer a material loss on your investment in OCA if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if OCA consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of shares of Public Stock and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. OCA cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of shares of Public Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge OCA’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, OCA’s stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

OCA can give no assurance as to the price at which a stockholder may be able to sell its shares of Public Stock in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in OCA’s share price, and may result in a lower value realized now than a stockholder of OCA might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of shares of Public Stock after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own financial advisor for assistance on how this may affect his, her or its individual situation.

Risks if the Stockholder Adjournment Proposal is Not Approved

If the Stockholder Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to approve the Condition Precedent Proposals, the OCA Board will not have the ability to adjourn the Stockholder Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.

The OCA Board is seeking approval to adjourn the Stockholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of OCA Common Stock in the capital of OCA represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, (ii) if the holders of shares of Public Stock have elected to redeem an amount of shares in connection with the Business Combination Proposal such that the shares of PSI Common Stock would not be approved for listing on a Stock Exchange or (iii) if OCA and PSI mutually determine that additional time is required to consummate the Business Combination. If the Stockholder Adjournment Proposal is not approved, the OCA Board will not have the ability to adjourn the Stockholder Meeting to a later date. As a result, the Business Combination may not be able to be completed.

Risks Related to Other Legal, Regulatory and Tax Matters

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results of operations and financial condition.

We may be subject to taxes by the U.S. federal, state, local and foreign tax authorities. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•        allocation of expenses to and among different jurisdictions;

•        changes in the valuation of our deferred tax assets and liabilities;

•        expected timing and amount of the release of any tax valuation allowances;

•        tax effects of stock-based compensation;

•        costs related to intercompany restructurings;

•        changes in tax laws, tax treaties, regulations or interpretations thereof; or

•        lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other taxes by U.S. federal, state, and local and foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

Changes in tax laws or regulations that are applied adversely to us or our customers may materially adversely affect our business, prospects, financial condition and operating results.

New income, sales, use or other tax laws, statutes, rules, regulation or ordinances could be enacted at any time, or interpreted, changed, modified or applied adversely to us or our customers, any of which could adversely affect our business, prospects, financial performance and operating results. In particular, presidential, congressional, state and local elections in the United States could result in significant changes in, and uncertainty with respect to, tax legislation, regulation and government policy directly affecting our business or indirectly affecting us because of impacts on our customers, suppliers and manufacturers. For example, the United States government has, from time to time, proposed and may enact significant changes to the taxation of business entities including, among others, an increase in the corporate income tax rate and the imposition of minimum taxes or surtaxes on certain types of income. The likelihood of these changes being enacted or implemented is unclear. We are currently unable to predict whether such changes will occur and, if so, the ultimate impact on our business. To the extent that such changes have a negative impact on us, our suppliers, manufacturers or our customers, including as a result of related uncertainty, these changes may materially and adversely affect our business, prospects, financial condition and operating results.

SPECIAL MEETING OF OCA STOCKHOLDERS

General

OCA is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the OCA Board for use at the Stockholder Meeting to be held on [•], 2024 and at any adjournment or postponement thereof. This proxy statement/prospectus provides OCA’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Stockholder Meeting.

Date, Time and Place of the Stockholder Meeting

The Stockholder Meeting will be held on [•], 2024, at [•] [a.m./p.m.], Eastern Time, via a virtual meeting, or at such other time, on such other date and at such place to which the meeting may be postponed or adjourned.

On or about [•], 2024, OCA commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the Stockholder Meeting. You may attend the Stockholder Meeting and vote your shares electronically during the Stockholder Meeting via live audio webcast by visiting www.cstproxy.com/ocaacquisition/[•]. You will need the control number that is printed on your proxy card to enter the Stockholder Meeting. OCA recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Stockholder Meeting starts. Please note that you will not be able to attend the Stockholder Meeting in person.

If you hold your OCA Common Stock through a bank or broker, you will need to contact Continental, OCA’s transfer agent, to receive a control number. If you plan to vote at the Stockholder Meeting, you will need to have a legal proxy from your bank or broker, or if you would like to join and not vote, Continental can issue you a guest control number with proof of ownership. Either way you must contact the Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address below. Please allow up to 72 hours prior to the meeting for processing your control number.

You can pre-register to attend the virtual Stockholder Meeting starting [•], 2024 at 9:00 a.m., Eastern Time (two business days prior to the meeting date). Enter the following URL address into your browser www.cstproxy.com/ocaacquisition/[•], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Stockholder Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you want to vote during the Stockholder Meeting.

If you do not have access to the internet, you can listen only to the Stockholder Meeting by dialing [+1 800-450-7155] (or [+1 857-999-9155] if you are located outside of the United States and Canada (standard rates apply)) and when prompted enter the pin number [•]#. Please note you will not be able to vote or enter questions during the Stockholder Meeting if you choose to participate telephonically.

Purpose of the Stockholder Meeting

At the Stockholder Meeting, OCA stockholders are being asked to vote on the following proposals:

1.      the Business Combination Proposal;

2.      the Nasdaq Proposal;

3.      the Equity Incentive Plan Proposal; and

4.      the Stockholder Adjournment Proposal (if necessary).

Each of the Business Combination Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal is conditioned on the approval and adoption of each of the Condition Precedent Proposals. The Stockholder Adjournment Proposal is not conditioned upon the approval of any other proposal.

Record Date; Who is Entitled to Vote

The OCA Board has fixed the close of business on [•], 2024 as the Record Date for determining OCA stockholders entitled to notice of and to attend and vote at the Stockholder Meeting. As of the close of business on the Record Date, there were 6,735,936 shares of OCA Common Stock outstanding and entitled to vote, of which 3,298,436 are shares of OCA Class A Common Stock and 3,437,500 are shares of OCA Class B Common Stock. Each share of OCA Common Stock is entitled to one vote per share at the Stockholder Meeting.

The Insiders have agreed to vote their shares of OCA Class B Common Stock and, subject to applicable securities laws, any shares of OCA Class A Common Stock acquired during or after the IPO, in favor of the proposals to be voted upon at the Stockholder Meeting. As of the date of this proxy statement/prospectus, the Insiders own approximately 55.5% of the total outstanding OCA Common Stock.

Quorum and Required Vote for Proposals for the Stockholder Meeting

A quorum of OCA stockholders is necessary to hold a valid meeting. A quorum will be present at the Stockholder Meeting if a majority of the voting power of all outstanding shares of OCA Common Stock entitled to vote as of the Record Date at the Stockholder Meeting is represented at the Stockholder Meeting virtually or by proxy. Abstentions will be counted as present for the purpose of determining a quorum. The Insiders, which currently hold approximately 55.5% of the issued and outstanding shares of OCA Common Stock, will count towards this quorum. As a result, as of the Record Date, it is anticipated that a quorum will be met even if no additional shares of Public Stock are present at the Stockholder Meeting virtually or by proxy.

Approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal require the affirmative vote of a majority of the votes cast by holders of shares of the issued and outstanding shares of OCA Common Stock, voting together as a single class, at a meeting at which a quorum is present.

Each of the Business Combination Proposal, the Nasdaq Proposal and the Equity Incentive Plan Proposal is conditioned on the approval and adoption of each of the Condition Precedent Proposals. The Stockholder Adjournment Proposal is not conditioned on the approval of any other proposal. If the Business Combination Proposal is not approved, the other proposals (except the Stockholder Adjournment Proposal) will not be presented to the stockholders for a vote. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then the Business Combination may not be consummated. If OCA does not consummate the Business Combination and fails to complete an initial business combination by the Termination Date, OCA will be required to dissolve and liquidate its Trust Account by redeeming 100% of the issued and outstanding Public Stock for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to OCA to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of Public Stock, subject to applicable law.

Based on the Insider’s ownership of OCA Common Stock, the Insiders can approve each of the above proposals without the affirmative vote of any of the Public Stockholders.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum and will have no effect on the approval of any of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal or the Stockholder Adjournment Proposal.

Under Nasdaq rules, if a stockholder holds their shares in “street” name through a bank, broker or other nominee and the stockholder does not instruct their broker, bank or other nominee how to vote their shares on a proposal, the broker, bank or other nominee has the authority to vote the shares in its discretion on certain “routine” matters. However, banks, brokers and other nominees are not authorized to exercise their voting discretion on any “non-routine” matters. This can result in a “broker non-vote,” which occurs on a proposal when (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of stockholders or has received instructions as to how to vote on some but not all of the “non-routine” proposals, (ii) there are one or more “non-routine” proposals to be voted on at the meeting for which the bank, broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and (iii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” matter.

We believe that all of the proposals to be voted on at the Stockholder Meeting will be considered non-routine matters. As a result, if you hold your shares in street name, your bank, brokerage firm or other nominee cannot vote your shares on any of the proposals to be voted on at the Stockholder Meeting without your instruction.

Because all of the proposals to be voted on at the Stockholder Meeting are “non-routine” matters, banks, brokers and other nominees will not have authority to vote on any proposals unless instructed, so OCA does not expect there to be any broker non-votes at the Stockholder Meeting.

Recommendation of the OCA Board

The OCA Board has determined that the Business Combination, on the terms and conditions set forth in the Business Combination Agreement, is advisable and in the best interests of OCA and its stockholders and has directed that the proposals set forth in this proxy statement/prospectus be submitted to its stockholders for approval at the Stockholder Meeting on the date and at the time and place set forth in this proxy statement/prospectus. The OCA Board recommends that OCA’s stockholders vote “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Equity Incentive Plan Proposal and “FOR” the Stockholder Adjournment Proposal (if necessary). See the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Recommendation of the OCA Board and Reasons for the Business Combination” for additional information.

OCA’s directors and officers may have financial interests in the Business Combination that are different from, or in addition to, their interests as stockholders of OCA and the interests of stockholders of OCA generally. The existence of financial and personal interests of one or more of OCA’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of OCA and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Voting Your Shares

If you were a holder of record of Public Stock as of the close of business on [•], 2024, the Record Date for the Stockholder Meeting, you may vote with respect to the proposals electronically, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Your proxy card shows the number of shares of Public Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of Public Stock at the Stockholder Meeting:

1.      Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Stockholder Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the Stockholder Meeting so that your shares will be voted if you are unable to attend the Stockholder Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by 5:00 p.m., Eastern Time, on [•], 2024.

2.      Voting Electronically. You may attend, vote and examine the list of stockholders entitled to vote at the Stockholder Meeting by visiting the website listed on your proxy card or voting instruction form and entering the control number found on your proxy card, voting instruction form or notice included in the proxy materials.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Stockholder Meeting or at the Stockholder Meeting by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify OCA’s Chief Executive Officer in writing to OCA Acquisition Corp., 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105, before the Stockholder Meeting that you have revoked your proxy; or

•        you may attend the Stockholder Meeting and vote electronically, as indicated above.

Vote of OCA’s Sponsor, Directors and Officers

The Sponsor and OCA’s officers and directors intend to vote all of their OCA Common Stock in favor of the proposals being presented at the Stockholder Meeting and have, pursuant to a letter agreement, agreed to, among other things, waive their redemption rights with respect to any shares of OCA Class A Common Stock held by them in connection with this Stockholder Meeting. Such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. As of the date of this proxy statement/prospectus, the Sponsor holds approximately 55.5% of the issued and outstanding shares of OCA Common Stock and OCA’s officers and directors do not own any OCA Common Stock (excluding any securities indirectly owned by officers or directors as a result of his or her membership interest in the Sponsor). As a result, in addition to the Sponsor, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal will not require the affirmative vote of any shares of Public Stock.

No Additional Matters May Be Presented at the Stockholder Meeting

The Stockholder Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal and the Stockholder Adjournment Proposal (if necessary). Under OCA’s bylaws, no other matters may be considered at the Stockholder Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Stockholder Meeting.

Who Can Answer Your Questions about Voting Your Shares?

If you are an OCA stockholder and have any questions about how to vote or direct a vote in respect of your OCA Common Stock, you may call Morrow Sodali, our proxy solicitor, by calling (800) 662-5200 (toll-free), or banks and brokers can call (203) 658-9400, or by emailing [OCA]@investor.morrowsodali.com.

Redemption Rights

Pursuant to OCA’s Certificate of Incorporation, holders of shares of Public Stock may seek to redeem, out of funds legally available therefor, their shares for cash, regardless of whether they vote for or against, or whether they abstain from voting on, the Business Combination Proposal. Any stockholder holding Public Stock may demand that OCA redeem such shares for a full pro rata portion of the Trust Account (which, for illustrative purposes, was approximately $10.91 per share of Public Stock as of February 12, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to OCA to pay its franchise and income taxes (which interest shall be net of taxes payable). If a holder properly seeks redemption as described in this section and the Business Combination is consummated, OCA will, subject to funds being legally available therefor, redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination.

As a Public Stockholder, you will be entitled to receive cash for any shares of Public Stock to be redeemed only if you:

(i)     (a) hold Public Stock or (b) hold Public Stock through Units and elect to separate your Units into the underlying Public Stock and Public Warrants prior to exercising your redemption rights with respect to the Public Stock;

(ii)    submit a written request to Continental, OCA’s transfer agent, in which you (a) request that OCA redeem all or a portion of your Public Stock for cash and (b) identify yourself as the beneficial holder of the Public Stock and provide your legal name, phone number and address; and

(iii)   deliver your Public Stock (and share certificates (if any)) to Continental, OCA’s transfer agent, physically or electronically through DTC.

A Public Stockholder must complete the procedures for electing to redeem its shares of Public Stock in the manner described above prior to 5:00 p.m., Eastern Time, on [•], 2024 (two business days before the initially scheduled date of the Stockholder Meeting), in order for its shares to be redeemed.

The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. If the Business Combination is not consummated, the shares of Public Stock will be returned to the respective holder, broker or bank.

If you hold your shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Shares of Public Stock that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or tendering/delivering them through DTC’s DWAC system. Continental will typically charge the tendering broker a fee and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to stockholders for the return of their shares.

Any request for redemption, once made by a Public Stockholder, may be withdrawn at any time until the deadline for exercising redemption requests. If you tender or deliver your shares for redemption to Continental, acting as transfer agent, and later decide prior to the deadline for exercising redemption requests not to elect redemption, you may request that OCA instruct Continental to return the shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed at the end of this section. OCA will be required to honor such request only if made prior to the deadline for exercising redemption requests (although the OCA Board may agree to honor such requests after such deadline in its sole discretion).

Notwithstanding the foregoing, a Public Stockholder, together with any affiliate of such Public Stockholder or any other person with whom such Public Stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its shares of Public Stock with respect to more than an aggregate of 15% of the Public Stock, without our prior consent. Accordingly, if a Public Stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the outstanding shares of Public Stock, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

If the Business Combination is not approved or completed for any reason, then the Public Stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the Trust Account, as applicable. In such case, OCA will promptly return any shares (and share certificates (if any)) tendered or delivered by Public Stockholders.

OCA’s transfer agent can be contacted at the following address:

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, New York 10004
Attn: SPAC Redemption Team
E-mail: spacredemptions@continentalstock.com

Our Insiders have waived their redemption rights with respect to their OCA Common Stock in connection with the stockholder vote to approve the Business Combination. Accordingly, such shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

The closing price of Public Stock on February 12, 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, was $10.84 per share. The cash held in the Trust Account on such date was approximately $32,721,301 (including interest not previously released to OCA to pay its franchise and income taxes) (approximately $[•] per share of Public Stock). Prior to exercising redemption rights, stockholders should verify the market price of

Public Stock as they may receive higher proceeds from the sale of their Public Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. OCA cannot assure its stockholders that they will be able to sell their Public Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of Public Stock exercises his, her or its redemption rights, then he, she or it will be exchanging its Public Stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption by tendering or delivering your shares of Public Stock (and share certificates (if any) and other redemption forms) (either physically or electronically) to OCA’s transfer agent as described above and the Business Combination is consummated.

For a discussion of certain material United States federal income tax considerations for stockholders with respect to the exercise of these redemption rights, see “Certain Material United States Federal Income Tax Considerations — Tax Consequences for U.S. Holders Exercising Redemption Rights — Redemption of Public Stock.” The consequences of a redemption to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the exercise of your redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws in light of your particular circumstances.

Appraisal Rights

There are no appraisal rights available to OCA’s stockholders in connection with the Business Combination. However, holders of Public Stock may elect to have their shares redeemed in connection with the adoption of the Business Combination Proposal, as described under “Redemption Rights” above.

Proxy Solicitation Costs

OCA is soliciting proxies on behalf of the OCA Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. OCA has engaged Morrow Sodali to assist in the solicitation of proxies for the Stockholder Meeting. OCA and its directors, officers and employees may also solicit proxies in person. OCA will ask banks, brokers and other institutions, nominees and fiduciaries to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

OCA will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of this proxy statement/prospectus and the related proxy materials. OCA will pay Morrow Sodali a fee of $[•], plus disbursements, reimburse Morrow Sodali for its reasonable out-of-pocket expenses and indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as OCA’s proxy solicitor. OCA will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement and the related proxy materials to OCA stockholders. Directors, officers and employees of OCA who solicit proxies will not be paid any additional compensation for soliciting.

Ownership of Sponsor

As of the Record Date for the Stockholder Meeting, the Insiders owned of record and were entitled to vote 3,437,500 shares of OCA Class B Common Stock and 300,000 shares of OCA Class A Common Stock. Such shares currently constitute approximately 55.5% of the outstanding shares of OCA Common Stock. The Insiders have agreed to vote all shares of OCA Common Stock they own in favor of the Business Combination. The OCA Class B Common Stock, 300,000 shares of OCA Class A Common Stock, which were issued to the Sponsor upon the conversion of 300,000 shares of OCA Class B Common Stock, and the OCA Private Placement Warrants have no right to participate in any redemption distribution and will be worthless if no business combination is completed by OCA.

Potential Purchases of Public Stock and/or Warrants

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates may purchase shares of Public Stock from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Stockholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Public Stock or vote their shares of Public Stock in favor of the proposals presented at the Stockholder Meeting. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates purchase shares of Public Stock in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares of Public Stock. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of shares of OCA Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Stockholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Sponsor and OCA’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and OCA’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor or our directors, officers, advisors or their affiliates were to purchase shares of Public Stock from Public Stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

STOCKHOLDER PROPOSAL NO. 1: THE BUSINESS COMBINATION PROPOSAL

Overview

OCA is asking its stockholders to approve the Business Combination Agreement and the transactions contemplated thereby, including the Merger pursuant to which Merger Sub will merge with and into OCA, with OCA being the surviving corporation of such Merger and becoming a wholly-owned subsidiary of PSI. OCA stockholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled the “— The Business Combination Agreement” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read the Business Combination Agreement in its entirety before voting on this proposal.

Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. You and other interested parties are urged to read the Business Combination Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel), because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the parties thereto made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties to the Business Combination Agreement and are subject to important qualifications and limitations agreed to in connection with negotiating the Business Combination Agreement, including by the underlying disclosure schedules of both OCA and PSI and its subsidiaries (the “OCA Schedules” and the “PSI Schedules” respectively, and together the “Schedules”), which are not filed publicly and are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties to the Business Combination Agreement rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person or entity should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations about the actual state of facts of the parties.

General Description of the Business Combination Agreement

On December 21, 2023, OCA entered into the Business Combination Agreement, pursuant to which, at the Closing, on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub will be merged with and into OCA, following which the separate existence of Merger Sub will cease and OCA will continue as the surviving entity and a wholly-owned subsidiary of PSI.

In connection with OCA’s entry into the Business Combination Agreement, Antara entered into the Note Purchase Agreement, pursuant to which, among other things, Antara agreed to purchase, and PSI agreed to issue and sell to Antara, the Convertible Notes in an aggregate principal amount of $8,000,000, with an aggregate initial purchase of $3,000,000 in Convertible Notes on the date of the Business Combination Agreement and an expected additional purchase of $5,000,000 within ten days of PSI’s receipt of initial comments on this registration statement on Form S-4. In connection with the Closing, the Convertible Notes will automatically convert into 800,000 shares of PSI Common Stock.

In addition, concurrently with the delivery of the Business Combination Agreement, OCA entered into the Insider Subscription Agreement with the Sponsor, pursuant to which the Sponsor agreed to subscribe for and purchase, and OCA agreed to sell and issue to the Sponsor, immediately prior to the Merger, an aggregate of 200,000 shares of

OCA Class A Common Stock for an aggregate purchase price of $2,000,000. Upon the Closing, each share of OCA Class A Common Stock purchased in the Insider PIPE Investment will be automatically cancelled, extinguished and converted into the right to receive one share of PSI Common Stock.

In connection with the transactions contemplated by the Business Combination Agreement, certain related agreements have been, or will be entered into on or prior to the Closing, including the Note Purchase Agreement, the Sponsor Support Agreement, the PSI Stockholder Support Agreement, the Insider Subscription Agreement, and the Registration Rights Agreement. See the section entitled “— Related Agreements” for additional information.

Consideration

The consideration to be paid to the holders of shares of OCA Common Stock in connection with the Business Combination will include stock consideration and is based on an enterprise value of $2 billion of PSI.

In consideration for the consummation of the Business Combination and as a result of the Merger, among other things:

(i)     Each share of OCA Common Stock issued and outstanding immediately prior to the time at which OCA and Merger Sub consummate the Merger by filing a certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”), other than the unissued shares of OCA Common Stock held in OCA’s treasury immediately prior to the Effective Time, will be automatically cancelled and extinguished and collectively converted into the right to receive one share of PSI Common Stock.

(ii)    All of the issued and outstanding limited liability company interests of Merger Sub will be converted into and become one thousand (1,000) validly issued, fully paid and non-assessable shares of OCA Common Stock, which will constitute 100% of the outstanding equity securities of OCA as of immediately following the Effective Time. From and after the Effective Time, all certificates representing the limited liability company interests of Merger Sub (if any) will be deemed for all purposes to represent the number of shares of OCA Common Stock into which they were converted in accordance with the immediately preceding sentence.

(iii)   All unissued shares of OCA Common Stock held in OCA’s treasury immediately prior to the Effective Time will be automatically cancelled and extinguished, and no consideration will be paid or payable with respect thereto.

(iv)   At the Effective Time, each Public Warrant and certain of the Private Placement Warrants that are outstanding immediately prior to the Effective Time will be converted into warrants to purchase shares of PSI Common Stock, with each warrant subject to substantially the same terms and conditions applicable to such respective Public Warrant and Private Placement Warrant prior to such conversion.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties by the parties thereto.

In the Business Combination Agreement, OCA made customary representations and warranties, including in relation to: its corporate organization, its subsidiaries, due authorization, non-contravention, litigation and proceedings, governmental authorities and required consents, Trust Account matters, real property and personal property, intellectual property, brokers’ fees, SEC filings and financial statements and liabilities relating thereto and undisclosed liabilities, business activities, taxes, employees and employee benefit plans, material contracts, capitalization, its listing on Nasdaq, related party transactions, its classification under the Investment Company Act and status as an emerging growth company, the absence of certain changes, restrictions on business activities and information supplied with respect to this proxy statement/prospectus.

In the Business Combination Agreement, PSI made representations and warranties regarding itself and its subsidiaries (including Merger Sub where applicable), including relating to: its corporate organization, its subsidiaries, due authorization, non-contravention, governmental authorities and required consents, capitalization, capitalization of subsidiaries, financial statements, the absence of certain changes, undisclosed liabilities, litigation and proceedings, compliance with laws, material contracts and no contractual defaults, employee benefit plans, labor matters, taxes, insurance, real property, intellectual property and IT security, environmental matters, brokers’ fees, related party transactions, international trade and anti-corruption matters, top customers and top suppliers, acquisitions and acquisition contracts, personal property, the condition of its assets, restrictions on business activities, information supplied with respect to this proxy statement/prospectus and stock issued in connection with the Business Combination.

No Survival

None of the representations, warranties, covenants, obligations or other agreements contained in the Business Combination Agreement or in any certificate delivered pursuant to the Business Combination Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, will survive the Closing, except for those covenants and agreements that by their respective terms contemplate performance after the Closing. For the avoidance of doubt, the terms of the Lockup Agreement (as defined below) and the Registration Rights Agreement (as defined below) are not limited by the non-survival language of the Business Combination Agreement.

Covenants of the Parties

PSI’s Covenants

PSI and its subsidiaries made certain covenants in the Business Combination Agreement, including (except as otherwise permitted under the Business Combination Agreement) agreement not to:

•        change, or amend or otherwise modify their governing documents;

•        make, declare, set aside, establish a record date for or pay any dividend, return of capital or other distribution of profits or assets (whether in cash, stock or property or other combination thereof), other than any dividends, return of capital or other distributions from any wholly-owned subsidiary of PSI either to PSI or any other wholly-owned subsidiaries of PSI;

•        enter into, modify, amend, terminate or waive any material right under certain contracts or real property leases, in each case, other than in the ordinary course of business consistent with past practice;

•        sell, transfer, convey, lease or license any land, building, structure, improvement or fixture located thereon, or any easement or other rights and interests appurtenant thereto, owned by PSI or its subsidiaries;

•        grant or otherwise create, or consent to the creation of, any lien (other than a Permitted Lien (as defined in the Business Combination Agreement)) on any equity securities of PSI or any of its subsidiaries;

•        sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to, grant or suffer to exist any lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties (including all owned real property of PSI, real property leased by PSI, and material intellectual property), other than (i) the sale of goods and services and/or grants of non-exclusive licenses of intellectual property to customers in the ordinary course of business, (ii) the sale or other disposition of tangible assets (excluding both the owned real property and the leased real property of PSI) or equipment reasonably deemed by PSI to be obsolete or otherwise warranted in the ordinary course of business, or (iii) transactions among PSI and its wholly-owned subsidiaries or among its wholly-owned subsidiaries (provided that, with respect to intellectual property, such transactions consist of non-exclusive licenses granted in the ordinary course of business);

•        settle or compromise any pending or threatened action, suit, complaint, demand, claim, charge, citation, notice of violation, audit, arbitration or other legal, judicial, regulatory or administrative proceeding (whether at law or in equity) by or before any governmental authority, including any inquiry or investigation, waive any material claims or rights, or enter into any consent decree or settlement agreement with any Governmental Authority against or affecting any of PSI or its subsidiaries or any assets of PSI or its subsidiaries, other than settlements where the amount paid does not exceed $250,000 per settlement or $1,000,000 in the aggregate;

•        except as otherwise required by the terms of any existing benefit plans as in effect on the date of the Business Combination Agreement, (i) increase the compensation or benefits of any current or former officer, director, employee or other individual service provider of PSI or its subsidiaries, other than annual base compensation raises and awards of bonus or other incentive compensation for employees in the ordinary course of business whose annual compensation after such increase does not exceed $250,000, (ii) pay or promise to pay, fund or promise to fund any new, enter into or make any grant of any, severance, change in control, transaction, retention or termination bonus to any current or former employees, officers, directors, consultants or individual service providers of PSI or its subsidiaries, (iii) establish any trust or take any action to accelerate any compensation or benefits, or accelerate the vesting, the time of payment or the funding, or secure the funding of any payments or benefits, payable or to become payable to any current or former employees, officers, directors, consultants or individual service providers of PSI or its subsidiaries or (iv) hire, engage, terminate (without cause), furlough or temporarily lay off any employee, director, independent contractor or other service provider of PSI or its subsidiaries with annual compensation in excess of $250,000, or (v) except as otherwise permitted by this paragraph, adopt, enter into, establish, terminate or amend any benefit plan, program, agreement or arrangement;

•        negotiate, modify, extend, or enter into any collective bargaining agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of PSI or its subsidiaries;

•        implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the Worker Adjustment and Retraining Notification Act of 1988;

•        waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor;

•        make any loans or advance any money or other property except (i) prepayments and deposits paid to suppliers of PSI or any of its subsidiaries in the ordinary course of business, (ii) trade credit extended to customers of PSI or any of its subsidiaries in the ordinary course of business, (iii) advances or other payments among PSI and its subsidiaries and (iv) advances in the ordinary course of business of PSI or its subsidiaries and consistent with past practice to employees, officers or directors of PSI or any of its subsidiaries for out-of-pocket expenses;

•        redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or acquire, any equity securities of PSI any of its subsidiaries other than transactions solely between PSI and its wholly-owned subsidiaries or solely between wholly-owned subsidiaries of PSI;

•        adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any equity securities of PSI or any of its subsidiaries;

•        make any change in accounting principles or methods of financial accounting affecting the reported consolidated assets, liabilities or results of operations of PSI and its subsidiaries (unless required by GAAP or applicable law);

•        (i) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of or a controlling equity interest in, any corporation, partnership, association, joint venture or other business organization or division thereof, (ii) make any acquisition of any assets, business, equity securities or other properties in excess of $100,000,000 individually or $200,000,000 in the aggregate, other than in the ordinary course of business, or (iii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of PSI or its subsidiaries;

•        modify the terms of PSI’s and its subsidiaries’ credit facilities in any respect that is material and adverse to PSI or Merger Sub (provided that expanding or increasing such credit facilities in order to (i) accomplish the future acquisitions disclosed to OCA or (ii) address operating capital needs consistent in all material respects with PSI’s annual capital expenditures budget for periods following the date of the Business Combination Agreement as disclosed to OCA are not considered adverse to PSI or Merger Sub);

•        take certain actions with respect to tax matters;

•        take any action or knowingly fail to take any action that could reasonably be expected to prevent (i) the Merger, (ii) the PSI Stock Split and (iii) the conversion of any outstanding Convertible Notes immediately prior to the Effective Time into shares of PSI Common Stock after the consummation of the PSI Stock Split and immediately prior to the Effective Time from qualifying for the Intended Income Tax Treatment (as defined in the Business Combination Agreement);

•        incur, create or assume any material indebtedness, other than draws under PSI’s and its subsidiaries’ credit facilities, and other than in the ordinary course of business and consistent with past practice;

•        other than in the ordinary course of business consistent with past practice, enter into any agreement that materially restricts the ability of PSI or its subsidiaries to (i) engage or compete in any existing line of business, (ii) enter into any agreement that materially restricts the ability of PSI or its subsidiaries to enter into a new line of business, or (iii) enter into any new line of business;

•        make any capital expenditures totaling over $1,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with PSI’s annual capital expenditures budget for periods following the date of the Business Combination Agreement;

•        enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Business Combination;

•        accelerate any annual or other bonuses or cash incentive payments ahead of the date on which such bonuses or cash incentive payments would have been paid in the ordinary course of business for fiscal year 2023;

•        form any non-wholly-owned subsidiary;

•        enter into any commodities or currency hedging transaction, other than in the ordinary course of business consistent with past practices;

•        waive any amount owed to any of PSI or any of its subsidiaries by a customer or transfer any material assets to a customer, in each case, outside the ordinary course of business;

•        enter into any contract between or among a related party and PSI or its subsidiaries;

•        fail to use reasonable best efforts to maintain certain material insurance policies currently in effect to which PSI or any of its subsidiaries is a party or express named insured in accordance with their respective terms (other than to replace existing policies with substantially comparable policies);

•        modify, amend or otherwise change the terms of any borrowing between a related party and PSI or its subsidiaries;

•        fail to maintain any material property or assets of PSI or its subsidiaries in substantially the same condition as of the date of the Business Combination Agreement (excepting ordinary wear and tear, casualty and condemnation); or

•        authorize, agree to or enter into any contract to do any of the foregoing.

Additionally, from the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, PSI and its subsidiaries agreed to, and PSI agreed to cause its subsidiaries to, except as expressly contemplated by the Business Combination Agreement, as required by applicable law or as consented to in writing by OCA (which consent will not be unreasonably conditioned, withheld or delayed) use reasonable best efforts to (i) conduct and operate their business in the ordinary course of business consistent with past practices, (ii) preserve intact the current business organization of PSI and its subsidiaries (including Merger Sub) and (iii) preserve their relationships with governmental authorities, material suppliers, customers, vendors, lessors and other persons having material business relationships with PSI and its subsidiaries.

OCA Covenants

OCA made certain covenants in the Business Combination Agreement, including (except as otherwise permitted under the Business Combination Agreement) agreement not to:

•        change, amend, restate, supplement or otherwise modify the Investment Management Trust Agreement, dated January 14, 2021, by and between OCA and Continental (the “Trust Agreement”) or OCA’s governing documents, other than in connection with the Extension Amendments;

•        (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding equity securities of OCA; (B) split, combine or reclassify any equity securities of OCA; or (C) other than in connection with the redemption of OCA Class A Common Stock in accordance with the terms of the Certificate of Incorporation and OCA’s bylaws, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any equity securities of OCA;

•        take certain actions with respect to tax matters;

•        take any action or knowingly fail to take any action that could reasonably be expected to prevent (i) the Merger, (ii) the PSI Stock Split and (iii) the conversion of any outstanding Convertible Notes immediately prior to the Effective Time into shares of PSI Common Stock after the consummation of the PSI Stock Split and immediately prior to the Effective Time from qualifying for the Intended Income Tax Treatment;

•        enter into, renew or amend in any material respect, any transaction or contract with an affiliate of OCA (including, for the avoidance of doubt, (x) the Sponsor and (y) any person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

•        waive, release, compromise, settle or satisfy any pending or threatened material claim or action or compromise or settle any liability that would require any payment from the Trust Account or that would impose non-monetary obligations on OCA or any of its affiliates (or PSI or any of its subsidiaries after the Closing);

•        incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness; provided, that OCA will be permitted to incur such indebtedness from its affiliates and OCA’s stockholders in order to meet its reasonable capital requirements, only as reasonably required by the operation of OCA, on a non-interest basis and on commercially reasonable terms and conditions (and repayable in cash at Closing);

•        (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any equity securities other than issuance of OCA Common Stock pursuant the PIPE Financing or (B) amend, modify or waive any of the terms or rights in any OCA Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein;

•        enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission that is payable by PSI or any of its affiliates, or by OCA in connection with the Business Combination; or

•        enter into any agreement, or otherwise become obligated, to do any action prohibited under the foregoing.

Additionally, OCA agreed to comply with, and continue performing under, as applicable, the Certificate of Incorporation and its bylaws, the Trust Agreement, the Transaction Agreements and all other agreements or contracts to which OCA is a party. OCA has agreed to bear any fees relating to any filings under competition laws (including the HSR Act) or investment screening laws.

Joint Covenants

OCA and PSI (and the Merger Sub where applicable) have agreed to certain additional joint covenants under the Business Combination Agreement (as applicable), including, among others, to:

•        use their reasonable best efforts to consummate the Business Combination in the most expeditious manner practicable (including executing and delivering the documents that are necessary for the consummation of the Business Combination);

•        give one another a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any governmental authority relating to the Business Combination;

•        not to participate in any substantive meeting or discussion, either in person or by telephone with any governmental authority in connection with the Business Combination unless it consults with the other party in advance and, to the extent not prohibited by such competition authority, gives the other party the opportunity to attend and participate in such meeting or discussion;

•        cooperate with each other to prepare and make certain SEC filings, including this Registration Statement and the proxy statement/prospectus included herein; and, if any party discovers any information that should be set forth in an amendment or supplement to the proxy statement/prospectus, so that the same would not include any misstatement of a material fact or omit to state any material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, such party will inform the other parties and with respect to PSI, promptly file an appropriate amendment or supplement describing such information with the SEC;

•        notify the other party in writing promptly after learning of any development or circumstances that would reasonably be expected to result in the failure of a Closing condition (including any stockholder demands or other stockholder proceedings (including derivative claims) relating to the Business Combination Agreement or the Business Combination);

•        no to directly or indirectly, initiate, solicit, encourage, provide any information with respect to or participate in (including through representatives acting on its behalf), discussions, negotiations or transactions with any person (other than OCA and its representatives (including the Sponsor)), or enter into or deliver any agreement (including a confidentiality agreement, letter of intent, term sheet, indication of interest, indicative proposal or other agreement or instrument), with respect to any sale or other disposition (however effected) of all or substantially all of the assets of PSI or its equity securities other than the Business Combination (a “PSI Alternative Transaction”) or permit any of its representatives (including any PSI stockholder) to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage or respond to any proposal with respect to a PSI Alternative Transaction, and to promptly advise each other of any inquiry or proposal regarding a PSI Alternative Transaction it may receive following the date of the Business Combination Agreement (including the terms related thereto);

•        cooperate in connection with certain tax matters and filings;

•        keep certain information confidential in accordance with the existing confidentiality agreement;

•        cooperate in connection with completing the PIPE Financing; and

•        use reasonable best efforts to cause the shares constituting a number of shares of PSI Common Stock to be issued in connection with the Business Combination to be (i) newly and validly issued, credited as fully paid, rank pari passu in all respects with the other shares of PSI Common Stock and be free and clear of any liens (other than generally applicable transfer restrictions under applicable securities laws, and the restrictions under the Lockup Agreement) (such shares, the “Closing Share Consideration”) and (ii) approved for listing on a Stock Exchange, subject only to official notice of issuance, as promptly as practicable.

Conditions to Closing

Joint Conditions

The obligations of OCA and PSI to consummate the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of the parties to the Business Combination Agreement:

•        the receipt of any applicable regulatory approvals, including expiration or termination of the waiting period under the HSR Act, and the rules and regulations promulgated thereunder (if it has been determined and agreed by the parties to the Business Combination Agreement that such filing or waiting period under the HSR Act is required in respect of the Business Combination);

•        the absence of laws prohibiting the consummation of the Business Combination;

•        the approval of the Business Combination Agreement and Business Combination by the equityholders of OCA, PSI and Merger Sub;

•        the approval of the shares constituting the Closing Share Consideration for listing on a Stock Exchange, subject to official notice of issuance; and

•        that each of the covenants and agreements of the other party to be performed or complied with under the Business Combination Agreement prior to or at Closing having been performed or complied with in all material respects.

PSI Conditions

The obligation of PSI to consummate or cause to be consummated the Business Combination is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by PSI in its sole discretion:

•        certain representations and warranties of OCA regarding its corporate organization, its subsidiaries, the authority of OCA to, among other things, consummate the Business Combination and broker fees being true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, will be true and correct on and as of such earlier date);

•        the representations and warranties of OCA regarding its capitalization being true and correct in all respects, other than de minimis inaccuracies, as of the Closing Date, as though then made;

•        each of the other representations and warranties of OCA being true and correct (without giving any effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, will be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect;

•        OCA having performed or complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Business Combination Agreement;

•        PSI having received a certificate signed by an officer of OCA, dated the Closing Date, certifying that the conditions set forth in the first four bullet points of this section have been satisfied;

•        OCA and the Sponsor having executed the Lockup Agreement;

•        the Sponsor having executed the Registration Rights Agreement;

•        OCA having made all necessary and appropriate arrangements with Continental related to the disbursement of the funds in the Trust Account;

•        OCA having consummated the PIPE Financing;

•        the Sponsor Support Agreement being in full force and effect; and

•        the amounts due to the underwriters of the IPO for their deferred underwriting commissions will have been waived or otherwise reduced such that the total amount thereof will be no greater than $1,000,000 plus up to $250,000 for direct out of pocket expenses incurred by the underwriters in connection with the Merger, upon presentation of invoices supporting such expenses.

OCA Conditions

The obligations of OCA to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by OCA in its sole discretion:

•        certain of the representations and warranties of PSI and Merger Sub regarding PSI’s corporate organization, PSI’s subsidiaries, the authority of PSI and Merger Sub to, among other things, consummate the Business Combination, taxes, environmental matters and broker fees being true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, will be true and correct on and as of such earlier date);

•        the representations and warranties of PSI regarding its capitalization being true and correct in all respects, other than de minimis inaccuracies, as of the Closing Date, as though then made;

•        each of the other representations and warranties of PSI and Merger Sub being true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, will be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

•        PSI and Merger Sub having performed or complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Business Combination Agreement;

•        OCA having received a certificate certifying that the conditions set forth in the first four bullets of this section have been satisfied;

•        certain of the PSI equityholders having executed the Lockup Agreement;

•        each loan made by PSI to its executive officers and directors in the amounts disclosed by PSI to OCA, together with all accrued but unpaid interest thereon identified to OCA having been repaid in full prior to the Closing Date;

•        certain subsidiaries having completed the assignment and transfer of certain material contracts to other subsidiaries;

•        PSI and/or its subsidiaries having purchased and acquired certain intellectual property, including entering into certain transfer agreements;

•        PSI and certain of its subsidiaries having consummated certain transactions;

•        PSI having acquired legal title to certain real property; and

•        New PSI having executed Registration Rights Agreement.

Termination

The Business Combination Agreement may be validly terminated, and the Business Combination may be abandoned, at any time prior to the Closing by:

•        mutual written agreement of OCA and PSI;

•        either OCA or PSI, if any governmental authority has enacted any final and non-appealable law or order that permanently prevents the consummation of the Business Combination or makes the Business Combination illegal;

•        either OCA or PSI, if the Business Combination is not consummated on or prior to September 30, 2024 (subject to an automatic extensions based on the effectiveness of this Registration Statement or the enactment of any investment screening laws, pursuant to the terms of the Business Combination Agreement) and the primary cause of the failure for the Closing to have occurred on or prior to such date is not due to a breach of the Business Combination Agreement by the party seeking to terminate;

•        either OCA or PSI, if OCA fails to obtain the required stockholder approval upon vote taken thereon at the Stockholder Meeting (provided that this right to terminate the Business Combination Agreement will not be available to any party that has materially breached the provisions of the Business Combination related to this proxy statement/prospectus or the Registration Statement of which it forms a part);

•        OCA if PSI or any of its subsidiaries (including Merger Sub) breaches or fails to perform in any material respect any of their respective representations or warranties or respective covenants or agreements, which breach or failure to perform would render a condition precedent to OCA’s applicable obligation to consummate the transactions not capable of being satisfied and after written notice of such breach or failure to perform, cannot be cured or has not been cured by PSI by the earlier of the third business day immediately prior to the Business Combination Agreement’s termination date and the forty-fifth day following receipt of written notice from OCA (provided that this right to terminate will not be available to OCA if it is in material breach of any representation, warranty, covenant or agreement and such breach would give rise to a failure of any condition to PSI’s applicable obligations to consummate the Business Combination);

•        PSI if OCA breaches or fails to perform in any material respect any of its representations or warranties or respective covenants or agreements, which breach or failure to perform would render a condition precedent to PSI’s applicable obligation to consummate the transactions not capable of being satisfied and after written notice of such breach or failure to perform, cannot be cured or has not been cured by OCA by the earlier of the third business day immediately prior to the Business Combination Agreement’s termination date and the forty-fifth day following receipt of written notice from PSI (provided that this right to terminate will not be available to PSI if it is in material breach of any representation, warranty, covenant or agreement and such breach would give rise to a failure of any condition to OCA’s applicable obligations to consummate the Business Combination); and

•        OCA if PSI fails to deliver the required PSI stockholder and Merger Sub member approval within five days following effectiveness of the Registration Statement (provided that OCA will have no right to terminate the Business Combination Agreement for this reason at any time following the delivery of the PSI stockholder and Merger Sub member approval, even if the PSI stockholder and Merger Sub member approval is delivered following such five-day period).

Governing Law

The Business Combination Agreement, and all actions or causes of action based upon, arising out of, or related to the Business Combination Agreement or the Business Combination, will be governed by, and construed in accordance with, the internal substantive laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

Third-Party PIPE Investment

During the period between signing the Business Combination Agreement and the Closing, the Sponsor agreed to use reasonable best efforts to identify and obtain commitments from PIPE Investors for an investment in an aggregate amount of $10,000,000 in exchange for a certain number of shares of OCA Class A Common Stock (the “Third-Party PIPE Investment”), to be consummated concurrently with the Closing but immediately before the Effective Time. In connection with the Merger, each PIPE Investor shall receive one share of PSI Common Stock of PSI for each share of OCA Class A Common Stock purchased in the Third-Party PIPE Investment. The terms of the Third-Party PIPE Investment shall be mutually agreed upon by OCA and PSI and set forth in subscription or purchase agreements in form and substance satisfactory to each of them (the “PIPE Agreements”). OCA will prepare the PIPE Agreements or cause the PIPE Agreements to be prepared. PSI shall reasonably cooperate in obtaining the Third-Party PIPE Investment and preparing the PIPE Agreements by, in a timely manner, (i) providing such information and assistance as OCA may reasonably request, (ii) granting such access to potential PIPE Investors and their representatives as may reasonably be necessary for their due diligence and (iii) causing PSI, its subsidiaries and its and their respective senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions and due diligence sessions with respect to the Third-Party PIPE Investment OCA shall use its best efforts to cause the Third-Party PIPE Investment to be consummated on the terms set forth in the PIPE Agreements, including using its best efforts to (i) maintain in full force and effect the PIPE Agreements in accordance with the terms thereof, (ii) satisfy on a timely basis all conditions to obtaining the Third-Party PIPE Investment set forth in the PIPE Agreements that are applicable to OCA and within the control of OCA, (iii) cause the investors to fund the Third-Party PIPE Investment concurrently with the Closing and (iv) comply on a timely basis with OCA’s obligations.

PSI Registration Statement on Form S-4

The parties made customary covenants to file with the SEC a registration statement on Form S-4 in connection with the registration under the Securities Act of the PSI Common Stock to be issued pursuant to the Business Combination Agreement to the stockholders of OCA. The Registration Statement is required to contain OCA’s proxy statement to solicit proxies from stockholders of OCA to approve, among other things, the Condition Precedent Proposals and such other matters as PSI and OCA may mutually determine to be necessary or appropriate in order to effect the Business Combination and the other transactions contemplated by the Business Combination Agreement.

Related Agreements

Sponsor Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, the Sponsor, Antara, OCA and PSI entered into the Sponsor Support Agreement, pursuant to which the Sponsor and Antara have agreed to take, or not take, certain actions during the period between the execution of the Sponsor Support Agreement and the consummation of the Merger. The Sponsor and Antara have each agreed to vote all the shares of OCA Common Stock beneficially owned by them in favor of the proposals presented at the Stockholder Meeting and the Extension Amendments. The Sponsor has agreed to (i) forfeit and surrender to OCA for cancellation all but 4,500,000 of the OCA Warrants then held by it (exclusive of any OCA Warrants purchased by the Sponsor in the open market and warrants described in the immediately following clause (ii)), (ii) convert all outstanding loans made to OCA into warrants to purchase OCA Class A Common Stock, (iii) be responsible for any necessary capital contributions, stockholder inducements or other incentives necessary to effectuate the Extension Amendments, and (iv) use its best efforts to facilitate the PIPE Financing.

PSI Stockholder Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, PSI, OCA and the PSI stockholders entered into the PSI Stockholder Support Agreement. The PSI Stockholder Support Agreement provides, among other things, that the PSI stockholders shall vote all the shares of PSI Common Stock beneficially owned by them in favor of the Business Combination.

Note Purchase Agreement

Concurrently with the execution of the Business Combination Agreement, Antara and PSI entered into the Note Purchase Agreement, pursuant to which, among other things, Antara agreed to purchase, and PSI agreed to issue and sell to Antara, the Convertible Notes in up to an aggregate principal amount of $8,000,000. In connection with the Closing, the Convertible Notes will automatically convert into 800,000 shares of PSI Common Stock.

Insider Subscription Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, OCA entered into the Insider Subscription Agreement with the Sponsor. Pursuant to the Insider Subscription Agreement, the Sponsor agreed to subscribe for and purchase, and OCA agreed to issue and sell to the Sponsor, immediately prior to the Merger, an aggregate of 200,000 shares of OCA Class A Common Stock for an aggregate purchase price of $2,000,000. Upon Closing, each issued and outstanding share of OCA Common Stock purchased in the Insider PIPE Investment will be automatically cancelled, extinguished and converted into the right to receive one share of PSI Common Stock.

Registration Rights Agreement & Lockup Agreement

In connection with the Closing, New PSI, certain of the PSI equityholders, the Sponsor, Antara and certain other persons will enter into a registration rights agreement (the “Registration Rights Agreement”), the form of which will be agreed among the parties thereto prior to the Closing, pursuant to which, among other things, certain of the PSI equityholders, the Sponsor, Antara and certain other persons will be granted registration rights with respect to their respective shares of PSI Common Stock.

Further, in connection with the Closing, OCA, the Sponsor, certain of the PSI equityholders and certain other persons will enter into a lockup agreement (the “Lockup Agreement”), the form of which will be agreed among the parties thereto prior to the Closing.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the OCA Board in favor of approval of the Business Combination Proposal, you should keep in mind that the Insiders, including OCA’s directors and our executive officers, have interests in such proposal that are different from, or in addition to, those of Public Stockholders generally. These interests include that the Insiders will lose their entire investment in OCA if an initial business combination is not completed (other than with respect to shares of Public Stock they may have acquired or may acquire in the future), and that the Insiders will benefit from the completion of a business combination and may be incentivized to complete a business combination, even if it is with a less favorable target company or on less favorable terms to stockholders, rather than liquidate OCA. Further, the personal and financial interests of the Sponsor, as well as OCA’s executive officers and directors may have influenced their motivation in identifying and selecting PSI as a business combination target and completing the Business Combination with PSI. In considering the recommendations of the OCA Board to vote for the proposals, Public Stockholders should consider these interests as well as, among other things, the interests described below:

•        the fact that Antara acquired a majority economic, non-voting interest in the Sponsor;

•        the fact that the Sponsor and OCA’s officers and directors have certain economic interests in the Business Combination including:

•        the Sponsor paid an aggregate of $25,000 for 3,737,500 Founder Shares currently owned by the Sponsor, in which certain of OCA’s directors and executive officers hold a direct and indirect interest. The Founder Shares would be worthless if the Business Combination or another business combination is not consummated by the Termination Date because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such securities may have a significantly higher value at the time of the Business Combination, and if unrestricted and freely tradable would be valued at approximately $40,514,500 based upon the closing price of $10.84 per share of OCA Class A Common Stock on Nasdaq on February 12, 2024, particularly given the Termination Date;

•        the Sponsor paid an aggregate of $7,057,500 for 4,500,000 Private Placement Warrants (after giving effect to the forfeiture of 2,557,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement and excluding the impact of the conversion of the Promissory Notes into Working Capital Warrants, Extension Warrants and Post-IPO Warrants pursuant to the terms of the Business Combination Agreement and the Sponsor Support Agreement), each of which is identical to the Public Warrants, except that so long as they are held by the Sponsor or its permitted transferees, the Private Placement Warrants (i) will not be redeemable by OCA, (ii) may not (including the shares of OCA Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions be transferred, assigned or sold by the holders until 30 days after the completion of OCA’s initial business combination and (iii) may be exercised by the holders on a cashless basis, would become worthless if the Business Combination or another business combination is not consummated by the Termination Date. Such securities may have a higher value at the time of the Business Combination and, if unrestricted and freely tradable, would be valued at approximately $292,500, based upon the closing price of $0.065 per Public Warrant on Nasdaq on January 30, 2024;

•        the Sponsor and OCA’s officers and directors will lose their entire investment in OCA and will not be reimbursed for any loans extended, fees due or out-of-pocket expenses incurred on OCA’s behalf related to identifying, investigating, negotiating and completing an initial business combination if the Business Combination is not consummated by the Termination Date. As of the date of this proxy statement/prospectus, $3,417,500 is outstanding under the Promissory Notes, and the Sponsor has incurred less than $[1.5 million] in aggregate fees due and out-of-pocket expenses to be repaid by OCA. Further, as of September 30, 2023, pursuant to the administrative services agreement between OCA and the Sponsor that was executed in connection with OCA’s initial public offering, OCA owes the Sponsor nothing in administrative services fees;

•        the Sponsor has agreed to convert (i) the 2021 Note into Working Capital Warrants, (ii) the 2022 Note into Extension Warrants and (iii) the 2023 Note and the 2024 Note into Post-IPO Warrants if the Business Combination is consummated, as described in the section entitled “Certain Relationships and Related Person Transactions”;

•        the following table summarizes the economic interests of the Sponsor and OCA’s officers and directors described in the preceding sub-bullets:

Insiders’ ownership of OCA’s securities and Promissory Notes prior to Closing

	Securities Held by Insiders		Insiders’ Cost
Founder Shares	3,737,500		$25,000
Private Placement Warrants	4,500,000	(1)	$7,057,500
Total Principal Amount of Promissory Notes	—		$3,417,500
Total			$10,500,000

____________

(1)      After giving effect to the forfeiture of 2,577,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement. Prior to such forfeiture, the Sponsor owns 7,057,500 Private Placement Warrants.

Insiders’ Ownership of New PSI Following Closing

	Securities Held by Insiders	Value per Share ($)(1)	Total Value
Shares of PSI Common Stock	3,737,500	$10.84	$40,514,500
New PSI Warrants(2)	4,500,000	$0.065	$292,500
New PSI Warrants(3)	3,417,500	$0.065	$222,138
Total			$41,029,138

____________

(1)      Value per security is based upon the closing price of $10.84 per share of OCA Class A Common Stock on February 12, 2024 and $0.065 per Public Warrant on Nasdaq on January 30, 2024.

(2)      Represents warrants issued in respect of the Private Placement Warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO. After giving effect to the forfeiture of 2,577,500 Private Placement Warrants pursuant to the terms of the Sponsor Support Agreement. Prior to such forfeiture, the Sponsor owns 7,057,500 Private Placement Warrants.

(3)      Represents warrants issued in respect of the Working Capital Warrants, Extension Warrants and Post-IPO Warrants issued upon the conversion of the Promissory Notes.

•        the fact that the Insiders have agreed not to redeem any shares of OCA Common Stock held by them in connection with a stockholder vote to approve a business combination;

•        the fact that the Insiders have agreed to vote any shares of OCA Common Stock owned by them in favor of the Business Combination Proposal, subject to applicable securities laws;

•        the fact that the Insiders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Business Combination is not approved and OCA fails to complete a business combination by the Termination Date;

•        the fact that the Business Combination Agreement provides for the continued indemnification of OCA’s existing directors and officers and requires New PSI to purchase, at or prior to the Closing, and maintain in effect for a period of six years after the Closing, a “tail” policy providing directors’ and officers’ liability insurance coverage for certain OCA directors and officers after the Business Combination;

•        the fact that the Sponsor and its affiliates can earn a positive rate of return on their investment, even if other OCA stockholders experience a negative rate of return;

•        the fact that if the Trust Account is liquidated, including in the event OCA is unable to complete an initial business combination within the required time period, the Sponsor has agreed to indemnify OCA to ensure that the proceeds in the Trust Account are not reduced below $10.15 per share of Public Stock, or such lesser per share amount as is in the Trust Account, by the claims of prospective target businesses with which OCA has entered into an acquisition agreement or claims of any third party for services rendered or products sold to OCA, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•        the fact that if the Business Combination or another business combination is not consummated by the Termination Date, OCA will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding shares of Public Stock for cash and, subject to the approval of its remaining stockholders and the OCA Board, dissolving and liquidating;

•        the fact that the Registration Rights Agreement will be entered into with the Insiders, Antara, and certain PSI stockholders, which provides for registration rights to such persons and their permitted transferees;

•        the fact that the Sponsor entered into a subscription agreement to purchase 200,000 shares of OCA Common Stock in the Insider PIPE Investment, subject to the terms and conditions set forth therein; and

•        the fact that Antara will receive an aggregate of 800,000 shares of PSI Common Stock in connection with the conversion of the Convertible Notes, subject to the terms and conditions set forth therein.

Background of the Business Combination

OCA is a Delaware special purpose acquisition company incorporated on July 28, 2020 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. In conducting a targeted search for a business combination target, as described in greater detail below, OCA utilized its management team’s many years of experience and relationships with leading businesses and their founders, executives and investors, the extensive geographical reach of the management team’s network and the management team’s prior experience in private market investing. The terms of the Business Combination Agreement and the related ancillary documents are the result of extensive, arm’s-length negotiations among OCA, PSI and their respective representatives and advisors. The following is a brief discussion of the background of these negotiations and the Business Combination.

During August 2020, prior to the closing of the IPO, OCA issued 5,031,250 shares of OCA Class B Common Stock to the Sponsor in exchange for $25,000 in cash. On December 21, 2020, the Sponsor surrendered an aggregate of 1,293,750 shares of OCA Class B Common Stock for no consideration, which were cancelled, resulting in an aggregate of 3,737,500 shares of OCA Class B Common Stock outstanding, including up to 487,500 shares of OCA Class B Common Stock which were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part. As a result of the underwriters’ election to fully exercise their over-allotment option on January 20, 2021, the 487,500 shares of OCA Class B Common Stock were no longer subject to forfeiture.

On January 20, 2021, OCA completed the IPO of 14,950,000 Units at a price of $10.00 per Unit (which included the full exercise by the underwriters of the over-allotment option to purchase an additional 1,950,000 Units) generating gross proceeds of $149,500,000. Concurrently with the closing of its IPO, OCA completed the private placement of 7,057,500 Private Placement Warrants at a purchase price of $1.00 per warrant. The Private Placement Warrants sold in the private placement are substantially identical to the Public Warrants, except that so long as they are held by the Sponsor, the IPO Underwriters or their permitted transferees: (1) they will not be redeemable by OCA; (2) they (including the shares of OCA Class A Common Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of OCA’s initial business combination; and (3) they may be exercised by the holders thereof on a cashless basis.

Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Nomura Securities International, Inc. (“Nomura”), as representatives of the underwriters of the IPO, became entitled to deferred underwriting commissions in connection with the consummation of OCA’s initial business combination.

Prior to the completion of the IPO, neither OCA, nor anyone on its behalf, identified any specific target business or initiated any substantive discussions, directly or indirectly, with any target business with respect to a transaction with OCA.

Following the completion of the IPO, at the direction of the OCA Board, OCA’s management team commenced a search for potential business combination targets, with a focus on identifying a U.S. company in the technology-enabled business services (including healthcare and education) or financial services sectors. The focus of this targeted search was potential business combination targets which the OCA Board and OCA’s management team believed, based on their experience, could satisfy certain key criteria for a business combination target, including, among others: (i) long term growth prospects; (ii) strong management teams; (iii) high barriers to entry; (iv) opportunities for further acquisitions; (v) potential for strong recurring revenues; and (vi) sustainable operating margins and attractive free cash flow characteristics. However, OCA was not limited by these target characteristics, which were not exhaustive, and evaluations relating to the merits of each potential business combination were based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that the OCA Board and OCA’s management team deemed relevant.

In the process that led to identifying PSI as an attractive investment opportunity, subsequent to the IPO through November 2023, OCA’s management team identified over 400 potential business combination targets in various industries, including businesses operating in the renewable energy and technology sectors, evaluated over 50 of such potential targets through initial meetings and entered into non-disclosure agreements with approximately 25 potential business combination targets (in addition to PSI). Of the potential targets with which OCA entered into non-disclosure agreements, OCA’s management team ultimately identified four potential business combination targets (including PSI) that OCA believed could satisfy one or more of its key criteria for a business combination target, engaged in varying levels of preliminary due diligence on each and evaluated and analyzed each as a potential business combination target based on, among other things, publicly available information and other market research available to OCA’s management team and the OCA Board and the OCA management team’s existing knowledge of the potential targets as a result of their network and existing relationships. This preliminary diligence, evaluation and analysis with respect to each potential business combination target identified was focused on business, operational and financial matters.

One of the potential targets (“Company A”) was a food technology and alternative protein company based in the United States. In February 2021, OCA executed a non-disclosure agreement and had an initial introductory meeting with Company A. From March through May 2021, members of OCA’s management team engaged in discussions with representatives of Company A regarding a potential business combination. OCA provided an indication of interest to Company A on April 19, 2021. Due to uncertainty regarding Company A’s future business and a high valuation being required by Company A, OCA decided not to pursue a potential transaction with Company A in May 2021 after completing more detailed due diligence.

A second potential target (“Company B”) was a technology service provider and operator in the gaming and e-sports industries based in the United States. In May 2022, OCA executed a non-disclosure agreement and had an initial introductory meeting with Company B. Thereafter, members of OCA’s management team engaged in discussions with representatives of Company B and started a preliminary assessment of its business performance. In July 2021, OCA and Company B entered into a non-binding letter of intent related to a potential business combination. From July through October 2021, OCA started the due diligence process (including legal, financial and tax diligence) and engaged in discussions with Company B’s management and investment banker regarding strategy, business plan, valuation and other key considerations. In October 2021, the letter of intent was terminated because Company B ultimately decided to raise capital in the private markets instead of becoming a public company through a combination with a SPAC due to market conditions at that time.

A third potential target (“Company C”) was a fractional aircraft business. In May 2023, OCA executed a non-disclosure agreement with Company C. From May through June 2023, members of OCA’s management team engaged in discussions with representatives of Company C regarding a potential business combination. In June 2023, the OCA Board approved a summary of terms for a transaction with Company C, but Company C did not accept the terms, and the transaction was abandoned.

In July 2022, Antara acquired a majority economic, non-voting interest in the Sponsor. Antara was founded by Himanshu Gulati in 2018 and invests across a wide variety of financial instruments, including loans, bonds, convertible bonds, stressed/distressed credit and special situation equity investments.

On July 15, 2022, the OCA Board elected to extend the date by which OCA had to consummate an initial business combination from July 20, 2022 to January 20, 2023, as permitted under the Certificate of Incorporation. In connection with such extension, on July 20, 2022, the Sponsor deposited an aggregate of $747,500 into OCA’s Trust Account.

On December 20, 2022, OCA engaged Kirkland & Ellis LLP (“K&E”) as its counsel in connection with OCA’s stockholder meeting to approve an extension of the time by which OCA had to complete a business combination. On January 19, 2023, OCA held a special meeting of stockholders to approve an amendment to the Certificate of Incorporation to extend the date by which OCA had to consummate an initial business combination from January 20, 2023 to April 20, 2023 and to allow OCA, without another stockholder vote, to elect to extend the date by which OCA had to consummate an initial business combination on a monthly basis up to nine times by an additional one month each time after April 20, 2023, by resolution of the OCA Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable expiration date, until January 20, 2024, unless the closing of a business combination shall have occurred prior thereto. The stockholders of OCA approved such proposal, and, on January 19, 2023, OCA filed the requisite amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with the stockholders’ vote to approve the Extension Amendment, holders of 11,049,283 shares of Public Stock exercised their right to redeem their shares for cash at an approximate price of $10.31 per share, which resulted in an aggregate payment to such redeeming holders of $114,017,035.26.

Following April 20, 2023, the OCA Board approved nine monthly extensions of the deadline to complete an initial business combination, extending the deadline to January 20, 2024, and drew an aggregate of $1,080,000 pursuant to the 2023 Note.

With respect to PSI, on August 8, 2023, representatives of PSI’s financial advisor, Cohen & Company Capital Markets (“Cohen”), contacted representatives of Antara via email to discuss the merits of a potential business combination with PSI. PSI had engaged Cohen to advise PSI in connection with potential business combination transactions, including with OCA. Ryan Bright, in his capacity as Senior Advisor to OCA and an outside consultant to Antara, spoke with Cohen regarding PSI on August 9, 2023. Following this introduction, Mr. Bright, Mr. Gulati and David Shen engaged in conversations with Cohen and PSI regarding a potential business combination between OCA and PSI. As a result of these discussions, OCA’s management team identified PSI as a business that potentially met OCA’s criteria as a business combination target. On August 17, 2023, OCA and PSI executed a non-disclosure agreement in order to facilitate the evaluation and review of PSI by OCA and its representatives and advisors in connection with a proposed business combination. On August 18, 2023, PSI provided representatives of OCA access to an online data room for purposes of conducting further business, financial, operational, accounting, legal, tax, intellectual property and other due diligence with respect to PSI, so that OCA could begin to conduct an evaluation of the PSI business.

On August 18, 2023, Cohen sent an initial draft of an investor deck to OCA which outlined the potential terms of the Business Combination and included information regarding PSI. This investor presentation was subsequently refined throughout the negotiation and execution of the Business Combination Agreement by PSI, OCA and their respective representatives and advisors.

On August 21, 2023, representatives of OCA, including Mr. Shen, Mr. Bright, Vanessa Nguyen (Executive Director of Olympus Capital) and Jie Sun (Associate of Olympus Capital) met via videoconference with representatives of Stifel to discuss PSI and the results of OCA’s initial due diligence with respect to PSI.

On August 22, 2023, Mr. Shen and Mr. Bright spoke with representatives of Cohen regarding PSI and the potential business combination between OCA and PSI. On August 23, 2023, Mr. Shen, Mr. Bright and other members of the OCA team first met via videoconference with the management team of PSI, including Chris Thorne, Doug Brown and other members of the PSI team. On August 24, 2023, Mr. Bright again spoke with representatives of Cohen regarding PSI.

On September 12, 2023, representatives of OCA submitted initial written diligence questions to the PSI team.

On September 15, 2023, Mr. Bright spoke with representatives of Cohen regarding the framework for a potential letter of intent between OCA and PSI. Following this discussion, on September 16, 2023, Mr. Bright and Mr. Gulati spoke with Mr. Thorne, Mr. Brown and representatives of Cohen regarding the framework for a potential business combination and a potential investment by Antara.

On September 17, 2023, representatives of OCA delivered an initial draft of a non-binding letter of intent (the “LOI”) to Mr. Thorne outlining the proposed transaction with OCA. The LOI included provisions regarding an exclusivity period (30 days after the date of the letter), non-disclosure terms, and a term sheet. The LOI, among other things, contemplated a pre-money, fully diluted enterprise value ranging from $1.5 billion dollars to $2.2 billion dollars, subject to further due diligence by OCA and further negotiation between the parties, an aggregate investment of $10 million dollars by the Sponsor and its members or affiliates consisting of a PIPE investment at a purchase price of $10 per share and convertible debt. The LOI also provided for entry into lock-up agreements, a registration rights agreement and a new management incentive plan.

On September 18, 2023, Mr. Bright, Mr. Shen and Jeffrey Glat, along with representatives from Purrington Moody Weil LLP in their capacity as outside legal counsel to OCA, met via videoconference to discuss the terms of the LOI with PSI.

On September 19, 2023, Mr. Bright and Mr. Gulati met with Mr. Thorne, Mr. Brown and representatives of Cohen to discuss the potential transaction.

On September 20, 2023, Mr. Bright and Mr. Thorne further discussed the terms of the LOI and on such date, OCA delivered to Cohen an updated draft of such LOI. Later that day, Cohen provided a revised draft of the LOI to representatives of OCA.

On September 21, 2023, OCA and PSI, with assistance from K&E and PSI’s legal counsel for the Business Combination, Graubard Miller (“GM”), respectively, further modified the LOI and ultimately executed it on such date. The final LOI was substantially similar to the initial draft circulated by OCA on September 17, 2023, but clarified that the convertible debt would be issued at the completion of certain milestones related to the Business Combination, including the signing of the definitive Business Combination Agreement and the receipt of a comment letter from the SEC relating to the Registration Statement. In addition, Sponsor and its affiliates agreed to use best efforts to raise an additional $10 million PIPE investment to be funded at the Closing. The LOI also specified that the award pool under the new management incentive plan would be equal to 10% of the combined company’s fully-diluted common stock after Closing and required OCA to use best efforts to obtain a waiver of deferred underwriting fees.

On October 1, 2023, OCA and its advisors sent a diligence request list, requesting PSI to produce certain documents and information not already contained in the virtual data room.

Between September 29, 2023 and December 17, 2023, representatives of OCA conducted business, operational, financial, and legal due diligence with respect to PSI, based on, among other things, information available in the online data room, including governing documents, commercial contracts, financial statements, performance metrics and other key legal and financial diligence materials, written responses from representatives of PSI and a customary due diligence calls with representatives and advisors of PSI, such due diligence calls further described below.

On October 19, 2023, PSI and OCA executed an agreement to extend the exclusivity period for the Business Combination until November 21, 2023.

On October 27, 2023, Han Kun Law Offices (“Han Kun”) was retained by OCA to assist with the due diligence of Chinese materials and Chinese law implications on the Business Combination.

On October 31, 2023, on behalf of PSI, GM distributed an initial draft of the Business Combination Agreement to K&E, which set forth the proposed terms and conditions of the Business Combination and provided, among other things, (a) that post-Closing, the combined company would have a single class of stock with one vote per share; (b) that PSI would be subject to customary no-shop provisions restricting its ability to consider alternative transactions, including financings, during the pendency of a business combination between OCA and PSI; (c) that OCA was required to raise an amount of incremental financing for a business combination between OCA and PSI through a private investment in public equity between signing and Closing in the amount of at least $10,000,000; and (d) for customary closing conditions for a business combination agreement.

On November 1, 2023, the OCA Board held a special meeting by videoconference in order to discuss the potential transaction with PSI. The OCA Board discussed PSI’s business and models, sources of revenue, ownership of intellectual property and other matters. At the meeting, the OCA Board, after discussing with the OCA’s management team and K&E, also determined to engage Houlihan Capital, LLC (“Houlihan”) as an independent advisor to provide a fairness opinion to the OCA Board if the transaction were to move forward.

On November 10, 2023, K&E, Han Kun, PSI, Cohen, GM, Stifel and OCA participated in a due diligence management call focused on legal due diligence of PSI and its operations.

On November 14, 2023, OCA formally engaged Houlihan as an independent advisor to provide the OCA Board with an opinion as to the fairness to OCA of the consideration to be paid in the Business Combination. Following its engagement, OCA provided to Houlihan draft financial projections of PSI and representatives of Houlihan participated in various meetings with representatives of OCA in connection with the fairness opinion to be rendered by Houlihan. For more information, see “— Opinion of Houlihan Capital, LLC”.

On November 15, 2023, on behalf of OCA, K&E distributed a revised draft of the Business Combination Agreement to GM. This draft, among other things, (a) refined the provisions of the Insider PIPE Investment and Convertible Note Investment; (b) expanded many of PSI’s representations and warranties, including adopting a lookback period of three years for certain representations and adjusting the materiality standard from “Material Adverse Effect” to simple materiality; (c) refined and expanded PSI’s interim operating covenants and created additional covenants requiring PSI to perform all of its obligations under PSI’s material contracts during the interim period and ensure the transfer of intellectual property from its affiliates and divested entities; (d) created a mutual covenant to cooperate to complete the required CFIUS filings; (e) introduced conditions to Closing of (i) company stockholder approval, (ii) CFIUS approval, (iii) the assignment of certain contracts and intellectual property material to PSI’s business to PSI or one of its subsidiaries and (iv) certain foreign regulatory filings, to the extent required by law; and (f) provided that each party to the Business Combination shall bear its own respective transaction expenses.

On November 20, 2023, on behalf of PSI, GM distributed a revised draft of the Business Combination Agreement to K&E, which proposed the following significant revisions to the previous draft of the Business Combination Agreement: (a) the Sponsor would be responsible for paying any excise taxes owed by OCA as a result of redemptions during 2023, in the event that the PIPE Investment is not consummated; (b) during the Interim Period, the OCA Board could not change its recommendation regarding the Business Combination in the event that, due to its fiduciary duties, it wishes to do so; (c) adjustment of PSI’s representations and warranties to start the lookback period on the date of PSI’s incorporation and to return to a “Material Adverse Effect” materiality standard; (d) removal of certain conditions precedent to Closing including (i) certain foreign regulatory filings, (ii) CFIUS approval and (iii) PSI stockholder approval; (e) addition of a condition precedent to Closing of reduction in the underwriters’ deferred commission to no more than $1,150,000; (f) carveouts from certain of PSI’s interim operating covenants to allow for the sale or lease of owned real property “in the ordinary course of business” and to allow for modification of PSI’s credit facilities during the interim period in order to accomplish acquisitions or obtain operating capital; and (g) removal of OCA’s director and officer indemnification covenant and introduction of a covenant that PSI must obtain a director and officer insurance “tail” policy.

On November 28, 2023, on behalf of OCA, K&E distributed a revised draft of the Business Combination Agreement to GM, reversing many of GM’s November 20, 2023 revisions. This revised draft of the Business Combination Agreement (a) removed Sponsor’s responsibility to pay OCA’s excise tax liability at Closing; (b) reinstated the three-year lookback period and materiality standard for PSI’s representations and warranties; (c) removed the interim operating covenant carveout allowing PSI to sell or lease owned real property “in the ordinary course of business” and added requirements that expansions of PSI’s credit facilities during the interim period can only be effected to (i) accomplish certain specified future acquisitions or (ii) address operating capital needs materially consistent with PSI’s scheduled budget; (c) allowed for a change in the OCA Board’s recommendation in keeping with its fiduciary duties and reinstated PSI’s obligation to investigate whether it had to comply with certain foreign regulatory filings; (d) reinstated OCA’s director and officer indemnification covenant; (e) reinstated the condition precedent pertaining to foreign regulatory filings; and (f) increased the cap on deferred underwriting fees from $1,150,000 to $1,250,000.

On December 1, 2023, Mr. Sun met with certain of PSI’s customers and OEMs to conduct due diligence related to the potential transaction.

On December 2, 2023, on behalf of PSI, GM distributed a revised draft of the Business Combination Agreement to K&E, in which it accepted many of K&E’s November 28, 2023 changes but made the following revisions, among others: (a) reincorporated its previous position on the OCA Board’s fiduciary duty out; (b) reinserted provisions requiring Sponsor to pay OCA’s excise tax liability, but proposed that Sponsor would only be responsible for paying 50% of such liabilities; and (c) decreased the cap on underwriting fees from $1,250,000 to $1,200,000.

On December 6, 2023, the OCA Board held a special meeting by videoconference at which (a) K&E described the structure of the transaction, reviewed the scope and results of its initial due diligence review of PSI, and provided advice on the fiduciary duties of the directors with regard to the transaction and (b) Houlihan presented the preliminary conclusions of its initial draft fairness opinion. Also on December 6, 2023, Mr. Glat met with Mr. Thorne, Mr. Brown, and Joel Thomas in person to discuss progress on the transaction.

On December 7, 2023, on behalf of OCA, K&E distributed a revised draft of the Business Combination Agreement to GM with such revised draft containing an updated transaction structure to, in accordance with the advice of the parties’ Chinese legal counsels, eliminate the need for certain foreign tax filings. This draft also (a) reinstated the OCA Board’s fiduciary out; (b) reversed GM’s proposed 50% Sponsor excise tax liability; and (c) increased the underwriting fee cap again to $1,250,000.

On December 11, 2023, on behalf of PSI, GM distributed a revised draft of the Business Combination Agreement and an initial draft of the PSI Stockholder Support Agreement to K&E. This draft of the Business Combination Agreement included a number of minor revisions but did not purport to address any of the remaining open business issues. GM reserved for further comments on such open business points by PSI and for further comments regarding the transaction structure by GM’s tax specialists.

Also on December 11, 2023, GM and K&E participated in a videoconference call to discuss outstanding legal items that needed to be resolved before the Business Combination Agreement could be signed by the parties.

On December 14, 2023, on behalf of PSI, GM distributed an initial draft of the PSI Schedules to K&E.

From December 14, 2023 to December 21, 2023, on behalf of PSI, OCA and Antara, K&E and GM negotiated the terms and exchanged drafts of the Note Purchase Agreement, relating to the Convertible Note Investment, particularly with respect to the representations and warranties of PSI and Antara, the interest rate upon certain events of default and termination provisions set forth in the Note Purchase Agreement.

From December 14, 2023 to December 21, 2023, on behalf of OCA, PSI and the Sponsor, K&E and GM negotiated the terms and exchanged drafts of the Insider Subscription Agreement, relating to the Insider PIPE Investment.

On December 15, 2023, on behalf of OCA, K&E distributed an initial draft of the Sponsor Support Agreement to GM.

On December 17, 2023, on behalf of OCA, K&E distributed a revised draft of the PSI Schedules to GM.

Also on December 17, 2023, on behalf of PSI, GM distributed a revised draft of the Business Combination Agreement to K&E. In this draft of the Business Combination Agreement, GM accepted that the OCA Board may change its recommendation regarding the transaction but only if the OCA Board receives a written opinion from its counsel opining that recommending the transaction would result in breach of the OCA Board’s fiduciary duties. GM also added requirements that OCA provide 48 hours’ notice to PSI of any OCA Board meeting where the recommendation of the OCA Board is reasonably expected to change. Finally, GM’s draft introduced as a condition to Closing, that certain loans from PSI to its employees be repaid at least one day in advance of Closing.

On December 18, 2023, on behalf of OCA, K&E distributed an initial draft of the OCA Schedules to GM.

On December 19, 2023, on behalf of OCA, K&E distributed a revised draft of the Sponsor Support Agreement to GM, in which there were no material disagreements between OCA and PSI.

Also on December 19, 2023, on behalf of PSI, GM distributed a revised draft of the OCA Schedules to K&E, in which there were no material disagreements between OCA and PSI.

Also on December 19, 2023, OCA and PSI (as well as their legal and financial advisors) held an “all-hands” videoconference to discuss the final outstanding items needing to be resolved before PSI and OCA could execute the Business Combination Agreement.

Between December 19, 2023, and December 21, 2023, K&E, on the one hand, and GM, on the other hand, exchanged four drafts of the Business Combination Agreement on December 19, 2023, December 20, 2023, December 20, 2023, and December 20, 2023, respectively, in which the parties discussed anti-dilution protections for Antara and the Sponsor in the event PSI should raise additional capital by issuing equity securities between the effective date of the Business Combination Agreement and the Closing. The parties also agreed that the OCA Board may exercise its fiduciary out upon the written advice of counsel and eliminating the requirement that OCA’s counsel deliver a written opinion.

During the same time period, and in conjunction with the ongoing negotiations and revisions of the Business Combination Agreement, K&E and GM exchanged revised drafts of the Sponsor Support Agreement, the PSI Stockholder Support Agreement and the Schedules and engaged in limited negotiations of such documents and agreements, for which there were no material disagreements between OCA, on the one hand, and PSI, on the other hand.

On December 20, 2023, OCA and PSI (as well as their legal and banking advisors) held an “all-hands” videoconference to discuss the status of the Business Combination Agreement and other ancillary agreements (together with the Business Combination Agreement, the “Transaction Agreements”).

Additionally, on December 20, 2023, the OCA Board held a special meeting by videoconference to review whether the transaction as contemplated in the Business Combination Agreement was advisable, fair to and in the best interests of OCA and its stockholders. During the meeting of the OCA Board, K&E described the structure of the transaction and the scope and result of its due diligence review of PSI and provided advice on the fiduciary duties of the directors with regard to the transaction. Houlihan also presented the conclusions of the fairness opinion previously delivered to the OCA Board. At the conclusion of the meeting, the OCA Board determined by vote of its directors that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination and the Merger, are advisable, fair to and in the best interests of OCA subject to finalization of the Transaction Agreements. The OCA Board then formed an ad hoc committee of directors David Shen, Jeffrey Glat, Christine Houston and Gary Bennett (the “Ad Hoc Committee”) and authorized the Ad Hoc Committee to review and approve the final forms of the Transaction Agreements.

Following the OCA Board’s conditional approval, K&E and GM exchanged proposed final versions of each of the Transaction Documents in which the parties agreed to anti-dilution protections for Antara and the Sponsor and made minor clean-up revisions. On December 21, 2023, the Ad Hoc Committee reviewed and unanimously approved the final forms of the Transaction Agreements and the parties entered into the Business Combination Agreement and applicable Transaction Agreements and certain other signatories thereto entered into the Company Stockholder Support Agreement and the Sponsor Support Agreement. Also, on December 21, 2023, the Note Purchase Agreement and the Insider Subscription Agreement were executed by the respective parties to such agreements.

On December 22, 2023, OCA and PSI issued a joint press release announcing the execution of the Business Combination Agreement. Later that day, OCA filed a Current Report on Form 8-K announcing the transactions contemplated by the Business Combination Agreement and filing with the SEC the Transaction Agreements.

At a special meeting of stockholders held on January 9, 2024 (the “Extension Meeting”), OCA’s stockholders approved, and OCA subsequently adopted, an amendment to the Certificate of Incorporation which (i) extended the date by which OCA has to complete an initial business combination to February 20, 2024 (the “Termination Date”) and provided that OCA may elect to extend the Termination Date on a monthly basis up to eleven times (or to up to January 20, 2025) if such additional monthly extensions are approved thereafter by the OCA Board and (ii) eliminated the limitation that OCA may not redeem shares of Public Stock to the extent that such redemption would result in OCA having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Act) of less than $5,000,001 (the “Redemption Limitation”) in order to allow OCA to redeem shares of Public Stock irrespective of whether such redemption would exceed the Redemption Limitation. In connection with the stockholders’ vote at the Extension Meeting, holders of 902,281 shares of OCA Class A Common Stock exercised their right to redeem their shares for cash at an approximate price of $10.83 per share, which resulted in an aggregate payment to such redeeming holders of $9,778,698. As of January 11, 2024 (after the payment referenced in the preceding sentence), the Trust Account balance was approximately $32,496,306.

On January 11, 2024, PSI provided a waiver of the provision in the Business Combination prohibiting OCA from issuing equity securities. Following the receipt of such waiver, the Sponsor converted 300,000 shares of OCA Class B Common Stock into newly issued shares of OCA Class A Common Stock on a one-for-one basis. The Sponsor waived any right to receive funds from the Trust Account with respect to the shares of OCA Class A Common Stock received upon such conversion and acknowledged that such shares will be subject to all of the restrictions applicable to the original shares of OCA Class B Common Stock under the Sponsor Letter Agreement.

Recommendation of the OCA Board and Reasons for the Business Combination

The OCA Board, in evaluating the Business Combination, consulted with OCA’s management team and its financial and legal advisors. In reaching its resolution (a) that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable and in the best interests of OCA and (b) to recommend that the OCA Stockholders adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, the OCA Board (i) consulted with OCA’s legal and financial advisors in connection with its evaluation of the Business Combination Agreement and the Business Combination, (ii) reviewed the results of due diligence conducted by OCA’s management team, together with its legal and financial advisors and (iii) considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the OCA Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The OCA Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.

In approving the Business Combination, the OCA Board determined to obtain a fairness opinion. In addition, the officers and directors of OCA have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of OCA’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. Furthermore, OCA’s officers and directors and OCA’s advisors have substantial experience with mergers and acquisitions.

The OCA Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

•        Nascent and Expanding Growth Industry.    PSI is focused on the development of electric vehicle technology and operations, which has the potential to address substantial unmet customer needs across broad market indications. Based upon the commercial due diligence by OCA, there are limited resources currently available that sell and service commercial electric vehicles and vehicle fleets, replace and service electric vehicle batteries, provide associated technology platforms to assist transportation firms in better utilizing their electric vehicle fleets and provide an active marketplace to purchase and sell carbon credits;

•        Reasonableness of the aggregate consideration to be paid to PSI’s stockholders under the Business Combination Agreement.    Following a review of the financial data provided to OCA, including certain audited and unaudited financial information and models regarding PSI (including, where applicable, the assumptions underlying such unaudited financial information and models) and OCA’s due diligence review of PSI’s business, the OCA Board determined that the consideration to be paid to the PSI stockholders was reasonable in light of such data and financial information. In this context “reasonable” means (i) given the uniqueness of the PSI business model, that the work done by the third-party due diligence advisors supported the “reasonableness” of the assumptions used to validate the business model, (ii) that the variables considered by the OCA Board in relation to the financial analysis for the PSI business were a reasonable basis to compute the valuation and (iii) given the inherent uncertainties in any projections, that the assumptions underlying them supported their “reasonableness”;

•        Due Diligence.    The OCA Board reviewed and discussed in detail the results of the due diligence examination of PSI conducted by OCA’s management team and OCA’s financial, legal and regulatory advisors, including extensive telephonic and in-person meetings with the management team and advisors of PSI regarding PSI’s business plan, operations, prospects and forecasts including historical growth trends and market share information as well as end-market size and growth projection, evaluation analyses with respect to the Business Combination, review of material contracts, PSI’s audited and unaudited financial statements and other material matters as well as general financial, technical, legal, intellectual property, regulatory, tax and accounting due diligence;

•        Stockholder Liquidity.    The OCA Board believes that the obligation in the Business Combination Agreement to have the shares of PSI Common Stock issued as the Closing Share Consideration listed on a Stock Exchange has the potential to offer stockholders of OCA (other than Public Stockholders that properly tendered or delivered their shares of Public Stock for redemption) enhanced liquidity as a result of increased trading volume;

•        Financial Condition.    The OCA Board also considered factors such as PSI’s historical financial results, outlook, financial plan, debt structure and unit economics as well as mergers and acquisitions activity for companies in the renewable energy industry. In considering these factors, the OCA Board reviewed PSI’s historical growth and its current prospects for growth if PSI achieves its business plan and various historical and current balance sheet items of PSI. In reviewing these factors, the OCA Board noted that PSI will be well positioned to gain market share and expand its service and sales capabilities while continuing to improve its margins;

•        Experienced Management.    PSI has a strong management team with significant operating experience. Specifically, Chris Thorne, chief executive officer of PSI, has over two decades of experience as a chief executive officer who has worked in leadership roles in a number of industries. Mr. Thorne is the founder, chairman and chief executive officer of Broadline Capital, a global alternative investment firm focused on growth capital, late-stage venture, and sustainable investments. The senior management of PSI intends to remain with PSI in the capacity of officers and/or directors, and the OCA Board believes that the retention of such members of senior management will provide helpful continuity in advancing PSI’s strategic and growth goals;

•        Company Stockholder Lock-Up.    Certain PSI stockholders (including Mr. Thorne) have agreed to be subject to a 180-day lockup in respect of their PSI Common Stock subject to certain customary exceptions, which will provide important stability to the leadership and governance of PSI;

•        Sponsor Lock-Up.    The Sponsor has agreed to be subject to a 12-month lockup in respect of its PSI Common Stock, with early release upon such shares of PSI Common Stock if the PSI Common Stock trades at a volume-weighted average price of $12.00 for twenty trading days within any thirty-trading day period commencing at least 150 days post-Closing.

•        Financing.    Antara agreed to provide an investment of up to $8 million into PSI in exchange for Convertible Notes prior to the Closing of the Business Combination, subject to the terms of the Note Purchase Agreement, and the Sponsor agreed to make a PIPE investment of $2 million, subject to the terms of the Insider Subscription Agreement;

•        Other Alternatives.    The OCA Board believes, after a thorough review of other business combination opportunities reasonably available to OCA, that the proposed Business Combination represents the best potential business combination for OCA and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets;

•        Negotiated Transaction.    The OCA Board considered the terms and conditions of the Transaction Agreements and the transactions contemplated thereby, each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Business Combination and the termination provisions, as well as the strong commitment by both OCA and PSI to complete the Business Combination. The financial and other terms of the Business Combination Agreement are reasonable and were the product of arm’s length negotiations between OCA and PSI; and

•        Fairness Opinion.    The OCA Board considered Houlihan’s fairness opinion, in which Houlihan opined that the Business Combination is “fair” to the stockholders of OCA from a financial perspective.

The OCA Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

•        Business Plan and Projections May Not Be Achieved.    The risk that PSI may not be able to execute on the business plan and realize the financial performance as set forth in the Model, in each case, presented to OCA’s management team and the OCA Board;

•        Redemption Risk.    The potential that a significant number of Public Stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to the Certificate of Incorporation, which would potentially make the Business Combination more difficult to complete. However, even in the event that a significant number of Public Stockholders elect to redeem their shares, this redemption would not prevent the consummation of the Business Combination;

•        Closing Conditions.    The potential risks and costs associated with the Business Combination failing to be consummated in a timely manner or that Closing might not occur despite the reasonable best efforts of the parties. The completion of the Business Combination is conditioned on the satisfaction of certain Closing conditions that are not within OCA’s control, including the receipt of certain required regulatory approvals;

•        Litigation Related to the Business Combination.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

•        Listing Risks.    The challenges associated with preparing PSI for the applicable disclosure and listing requirements to which PSI will be subject as a publicly traded company in the United States;

•        Benefits May Not Be Achieved.    The risks that the potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected timeframe;

•        Market Volatility.    The possibility that the market for shares of OCA Class A Common Stock experiences volatility and disruptions, causing deal disruption;

•        Liquidation of OCA.    The risks and costs to OCA if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in OCA being unable to effect a business combination by the Termination Date;

•        Growth Initiatives May Not be Achieved.    The risk that PSI’s growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;

•        Board and Independent Committees.    The risk that the New PSI Board and independent committees thereof do not possess adequate skill set within the context of PSI operating as a public company;

•        Regulation.    The risk that changes in the regulatory and legislative landscape or new industry developments may adversely affect the projected financial results and the other business benefits anticipated to result from the Business Combination;

•        Interests of Certain Persons.    The Sponsor, Antara and OCA’s officers and directors have interests in the Business Combination that are different from or in addition to (and which may conflict with) the interests of the Public Stockholders (see “— Interests of Certain Persons in the Business Combination”);

•        Fees and Expenses.    The fees and expenses associated with completing the Business Combination; and

•        Other Risk Factors.    Various other risk factors associated with the business of PSI, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The OCA Board concluded, in its business judgment, that the potential benefits that it expects OCA and its stockholders to achieve as a result of the Business Combination outweigh the potentially negative and other factors associated with the Business Combination. Accordingly, the OCA Board determined that the Business Combination and the transactions contemplated by the Business Combination Agreement (including the Merger) are fair and advisable to, and in the best interests of, OCA and its stockholders. The above discussion of the material factors considered by the OCA Board is not intended to be exhaustive but does set forth the principal factors considered by the OCA Board. This explanation of OCA’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Houlihan, Fairness Opinion Provider

OCA retained Houlihan to act as its financial advisor in connection with the Business Combination. OCA selected Houlihan to act as its financial advisor based on Houlihan’s qualifications, expertise and reputation, its knowledge of, and involvement in, recent transactions in the industry in which OCA operates and its knowledge of OCA’s business and affairs. On December 7, 2023, Houlihan rendered its oral opinion to the OCA Board that, subject to the qualifications, assumptions and limitations set forth in the Fairness Opinion (as defined below), as of such date, the total consideration payable in respect of all of the outstanding shares of capital stock, options (to the extent they are vested as of immediately prior to the Closing) and the other equity interest of PSI, in each case, held by equity holders of PSI as of immediately prior to the Closing (such total consideration, the “Consideration”), is fair, from a financial point of view, to the Public Stockholders. On December 7, 2023, Houlihan delivered a written opinion to the OCA Board (the “Fairness Opinion”), which confirmed Houlihan’s oral opinion as of such date. On December 20, 2023, the OCA Board updated Houlihan on the structure of the Business Combination. Following this update, Houlihan reaffirmed the conclusions of the Fairness Opinion.

The full text of the Fairness Opinion delivered to the OCA Board, dated December 7, 2023, is attached as Annex C and incorporated by reference into this proxy statement/prospectus in its entirety. The Fairness Opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Houlihan in rendering the Fairness Opinion. All stockholders of OCA are urged to, and should, read the Fairness Opinion carefully and in its entirety. The Fairness Opinion was directed to the OCA Board and addressed only the fairness from a financial point of view to the Public Stockholders, as of the date of the Fairness Opinion, of the Consideration to be paid by OCA pursuant to the Business Combination Agreement. The Fairness Opinion did not address any other aspect or implications of the Business Combination and does not constitute an opinion, advice or recommendation as to how any stockholder of OCA should vote at the Stockholder Meeting. In addition, the Fairness Opinion did not in any manner address the prices at which the shares of PSI Common Stock would trade following the consummation of the Business Combination or at any time. The summary of the Fairness Opinion set forth in this proxy solicitation/prospectus statement is qualified in its entirety by reference to the full text of the Fairness Opinion attached as Annex C hereto.

For purposes of rendering the Fairness Opinion, Houlihan, among other things:

•        held discussions with certain members of OCA management and PSI management regarding the Business Combination, PSI’s historical performance and financial projections and PSI’s future outlook;

•        reviewed information provided by OCA and PSI including, but not limited to:

•        Audited financial statements for PSI for the fiscal years ended December 31, 2021 and 2022;

•        Unaudited financial statements for PSI for the YTD periods ended June 30, 2022 and 2023;

•        Projected revenue and EBITDA for PSI for the fiscal years ended December 31, 2023 and ending December 31, 2024;

•        The executed letter of intent between OCA and PSI, dated September 21, 2023;

•        Various presentations outlining PSI’s partners and business lines;

•        A draft Business Combination Agreement, dated November 15, 2023;

•        Certain joint venture and partnership agreements between PSI and its partners;

•        An illustrative Sources and Uses table for the Business Combination;

•        An illustrative pro forma capitalization table for the Business Combination;

•        developed indications of value for PSI using generally accepted valuation methodologies; and

•        reviewed certain other relevant, publicly available information, including economic, industry and PSI specific information.

In addition, Houlihan had discussions with OCA management and PSI management and their respective advisors concerning the material terms of the Business Combination and PSI’s business and operations, assets, present condition and future prospects, and undertook such other studies, analyses and investigations as Houlihan deemed relevant, necessary or appropriate.

In compliance with Item 1015 of Regulation M-A, Houlihan hereby confirms that, within the past two years, neither Houlihan nor any of Houlihan’s representatives have had any material relationships or engagements with OCA or PSI. This includes, but is not limited to, any financial or advisory services, lending relationships, or any other material financial transactions or engagements. The purpose of this disclosure is to ensure transparency and to highlight Houlihan’s commitment to deliver an unbiased and independent fairness opinion. Houlihan has conducted a thorough internal review to verify the absence of any such relationships and remains committed to the principles of integrity and objectivity in its professional practice.

In preparing the Fairness Opinion, Houlihan has relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax and other information discussed with or reviewed by Houlihan and has assumed such accuracy and completeness for purposes of rendering an opinion. In addition, Houlihan has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of OCA or PSI, nor, except as stated herein, has Houlihan been furnished with any such evaluation or appraisal. Houlihan has not assumed responsibility for any independent verification of information provided by OCA management or PSI management nor has Houlihan assumed any obligation to verify this information. The Fairness Opinion, which is attached as Annex C hereto, is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Houlihan as of, the date of the Fairness Opinion. Houlihan is not a legal, tax, accounting, environmental, or regulatory advisor and Houlihan does not express any views or opinions as to the tax treatment that will be required to be applied to the Business Combination or any legal, tax, accounting, environmental or regulatory matters relating to OCA, PSI, the Business Combination, or otherwise. Houlihan did not consider any tax, accounting, legal or regulatory effects of the Business Combination or the structure of the transaction contemplated by the Business Combination Agreement on any person or entity and Houlihan assumed the correctness in all respects material to its analysis and opinion of all tax, accounting, legal and regulatory advice given to OCA.

Houlihan performed its analyses solely for purposes of providing its opinion to the OCA Board. In performing its analyses, Houlihan made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Houlihan are based upon forecasts of future results furnished to Houlihan by PSI management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Houlihan does not assume responsibility if future results are materially different from forecasted results.

The following is a summary of the material financial and comparative analyses that Houlihan deemed to be appropriate for the Business Combination that were reviewed with the OCA Board in connection with Houlihan’s delivery of its Fairness Opinion. The summary of Houlihan’s financial and comparative analyses described below is not a complete description of the analyses underlying the Fairness Opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

Summary of Financial Analyses

In assessing whether the Consideration is fair, from a financial point of view, to the Public Stockholders Houlihan compared $10.75, the per share redemption price of the OCA Class A Common Stock held by the Public Stockholders as of December 7, 2023, against an estimated range of per share equity value of PSI that would be received by the Public Stockholders. After considering the primary approaches that are traditionally used to appraise a business, as well as commonly used techniques and methods available under each approach, Houlihan decided, based on an assessment of company-specific factors and available market data, to rely solely upon the guideline public company analysis under the market approach in estimating the range of per share equity value of PSI. Houlihan noted the per share redemption price of the Public Stock held by the Public Stockholders was within the estimated range of per share equity value of PSI.

Guideline Public Company Analysis

Selection of Guideline Public Companies

Houlihan searched the universe of publicly traded companies for companies with operations that are similar to PSI and identified 14 reasonably similar companies. In selecting these guideline public companies, Houlihan searched for companies with similar business operations, size, prospects for growth, profitability and risk. Among other things, PSI’s business model, product lines, geography, market position and growth profile make it unique such that there are no perfectly comparable companies. The guideline public companies relied upon by Houlihan therefore includes companies that individually exhibit some of the traits of PSI and collectively encapsulate most of the factors that make PSI unique. The guideline public companies used by Houlihan were those that in Houlihan’s determination most closely resembled PSI in terms of operating and risk characteristics as of the date of Houlihan’s analysis. The guideline public company peer group relied upon by Houlihan is presented in the table below.

Ticker	Name
SWX:ABBN	ABB Ltd
TSX:BLDP	Ballard Power Systems Inc.
NasdaqGM:ENPH	Enphase Energy, Inc.
NasdaqGM:FCEL	FuelCell Energy, Inc.
NSEI:KPITTECH	KPIT Technologies Limited
NSEI:LTTS	L&T Technology Services Limited
NasdaqGS:MANH	Manhattan Associates, Inc.
NasdaqGS:NXT	Nextracker Inc.
NasdaqCM:PLUG	Plug Power Inc.
NasdaqGS:RIVN	Rivian Automotive, Inc.
NYSE:STEM	Stem, Inc.
TSX:DSG	The Descartes Systems Group Inc.
TSX:LEV	The Lion Electric Company
NasdaqCM:TYGO	Tigo Energy, Inc.

It was not possible to identify guideline public companies with characteristics identical to PSI. PSI’s primary competitors are either privately held companies or operate as divisions of larger, more diversified organizations for which no market value has been established for the specific division that competes with PSI. As a result, it is not possible to use such direct competitors as a basis for a comparable company analysis to determine an indicated market value for PSI. Therefore, Houlihan identified other guideline public companies that are broadly similar to PSI, but, again, cannot be considered identical to PSI. Houlihan notes that this is common practice in the professional valuation industry and is considered a generally accepted valuation methodology, since exactly comparable public companies can rarely be identified.

The guideline public companies used by Houlihan were those that in Houlihan’s determination most closely resembled PSI in terms of operating and risk characteristics as of the date of Houlihan’s analysis. In selecting guideline public companies, Houlihan searched for companies with similar business operations, size and prospects for growth.

Houlihan calculated a multiple of enterprise value (“EV”) divided by the Fiscal Year (“FY”) 2024 revenue. Houlihan applied the multiple to the following metrics of PSI, respectively:

•        FY2024 revenue as provided by OCA

The valuation multiples observed within Houlihan’s guideline public company analysis are summarized in the following table:

PSI

Guideline Public Company Analysis — Valuation Multiples

Ticker	Company Name	EV/Revenue
SWX:ABBN	ABB Ltd	2.33x
TSX:BLDP	Ballard Power Systems Inc.	2.30x
NasdaqGM:ENPH	Enphase Energy, Inc.	6.61x
NasdaqGM:FCEL	FuelCell Energy, Inc.	1.99x
NSEI:KPITTECH	KPIT Technologies Limited	7.31x
NSEI:LTTS	L&T Technology Services Limited	4.44x
NasdaqGS:MANH	Manhattan Associates, Inc.	13.51x
NasdaqGS:NXT	Nextracker Inc.	2.04x
NasdaqCM:PLUG	Plug Power Inc.	1.60x
NasdaqGS:RIVN	Rivian Automotive, Inc.	1.69x
NYSE:STEM	Stem, Inc.	1.14x
TSX:DSG	The Descartes Systems Group Inc.	10.63x
TSX:LEV	The Lion Electric Company	1.11x
NasdaqCM:TYGO	Tigo Energy, Inc.	1.26x
	Max	13.5x
	75th Percentile	6.1x
	Mean	4.1x
	Median	2.2x
	25th Percentile	1.6x
	Min	1.1x

Certain factors suggest that PSI would trade at a premium to the guideline public companies, and other factors indicate it would trade at a discount. Ultimately, Houlihan placed significant weight on the execution risk and low margins of PSI and applied a FY2024 revenue multiple around the first quartile of the guideline public companies and a FY2024 revenue multiple between the first quartile and median of the guideline public companies once certain outlier multiples were removed.

Based on the public company trading data and the considerations noted above, Houlihan concluded that reasonable valuation multiples to estimate a going-concern value for PSI would approximate range between the first quartile and median multiples as indicated by the guideline public company peer group identified. As a result, Houlihan selected the following multiples to apply to its guideline public company analysis:

	Low	High
	EV/2024 Revenue	EV/2024 Revenue
Selected Multiple	1.5x	1.8x

Houlihan calculated the product of PSI’s respective selected multiples stated above to determine a range of indicated equity values for PSI. It is common and generally accepted practice for financial advisors to develop a range of indicated values in this manner to account for the fact that it is difficult, if not impossible, to place an exact value on a company. The range of indicated fair values for PSI resulting from Houlihan’s guideline public company analysis are presented in the following table:

Indicated Fair Market Value of Enterprise Range (millions)
Low	High
$3,116.7	$3,740.1

Please be advised that none of the guideline public companies identified and included within Houlihan’s analysis have characteristics identical to PSI. An analysis of guideline public companies is not purely mathematical; rather it involves complex considerations and professional judgments concerning differences in financial and operating characteristics between those of PSI and the guideline public companies analyzed, as well as other internal and external factors that could affect the public trading prices of the guideline public companies and, therefore, the implied valuation multiples derived from such.

Houlihan does believe that this valuation methodology produced a range of indicated values for the equity of PSI that supports its overall conclusion within the broader context of its entire analysis and should be considered in conjunction with the results of the other valuation methodologies that Houlihan applied.

In summary, utilizing a reasonable range of the valuation multiples indicated by the guideline public companies identified (as adjusted for comparability between PSI and the guideline public companies), Houlihan calculated a range of indicated fair values for PSI. A summary of the results of Houlihan’s guideline public company analysis is as follows:

Indicated Fair Market Value of Equity Range (millions)
Low	High
$1,868.9	$2,492.3

As shown below, to determine the indicated fair market value of OCA Acquisition Corp. stock pro forma for the Business Combination, Houlihan started with the enterprise value of PSI, subtracted the pro forma debt of the combined company, subtracted the projected Business Combination expenses and the non-controlling interest, added the cash in the Trust Account and the funding expected to be raised from the Third-Party PIPE Investment, and subtracted the value of the OCA Warrants.

Houlihan calculated an equity value range for the surviving entity between approximately $8.42 per share and $11.23 per share.

The Fairness Opinion was reviewed and unanimously approved by Houlihan’s fairness opinion committee.

Houlihan is a nationally recognized investment banking firm and is regularly engaged as a financial advisor in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The OCA Board selected Houlihan to render its fairness opinion in connection with the Business Combination on the basis of its experience and reputation in acting as financial advisor in connection with mergers, acquisitions and other similar transactions.

Pursuant to the terms of the engagement letter between OCA and Houlihan, dated November 14, 2023, Houlihan rendered to the OCA Board a fairness opinion in connection with the Business Combination for which it will receive a fee of $200,000 from OCA (the “Opinion Fee”). The first $100,000 of the Opinion Fee was delivered upon execution of the engagement letter, and the second $100,000 will be delivered upon the consummation of the Business Combination. Houlihan may also receive up to $10,000 in reasonable expenses in connection with the delivery of the Fairness Opinion. The Opinion Fee is not contingent upon the conclusions reached in Houlihan’s opinion. Additionally, OCA has agreed to indemnify Houlihan against certain liabilities in connection with its services. Furthermore, Houlihan was not requested to, and did not, (i) participate in negotiations with respect to the Business Combination Agreement, (ii) solicit any expressions of interest from any other parties with respect to any business combination with OCA or any other alternative transaction or (iii) advise the OCA Board or any other party with respect to alternatives to the Business Combination. In addition, Houlihan was not requested to and did not provide advice regarding the structure or any other aspect of the Business Combination, or to provide services other than the delivery of its opinion. Houlihan has not otherwise acted as financial advisor to any party to the Business Combination. Houlihan has not received fees or other compensation from OCA or PSI in the past two years prior to the issuance of its opinion. Houlihan and its affiliates may from time to time perform various investment banking and financial advisory services for OCA and for other clients and customers that may have conflicting interests with OCA, for which Houlihan would expect to receive compensation.

Unaudited PSI Prospective Financial Information

PSI prepared an unaudited financial model for the remainder of fiscal year 2023 and fiscal year 2024 (the “Model”) in the third fiscal quarter of 2023, solely for internal use by PSI’s management to conduct scenario analysis, budgeting and planning. The Model incorporates various assumptions and estimates and is not intended to be relied upon by third parties, including investors. This Model has not been subsequently updated. This Model was not prepared to comply with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of forward-looking financial information. Readers are cautioned not to rely on the Model in making a decision regarding this investment opportunity or the Business Combination, as actual results may materially vary from the Model.

The Model was derived from PSI’s business strategy to serve as a solutions integrator for products and services intended to support the conversion of manufacturers and customers to reduce greenhouse gas (“GHG”) emissions in the industrial and commercial transportation sector. Among the various assumptions on which the Model was based was the assumption that PSI would be able to source and sell a portfolio of new energy industrial and commercial equipment including vehicles and services, on the timeline, in the geographies, and at the quantities planned at the time that the Model was prepared. The Model includes various product categories such as mining trucks and heavy trucks, as well as light and micro trucks.

The Model is based on cost assumptions and estimates related to the operation of the business, including vehicle costs from OEMs and costs related to managing and growing a complex global business. Underlying estimates for the Model include selling expenses for advertising, marketing, business development and associated salaries of $33.7 million, research and development expenses on the digital service platforms and related salaries and allowances of $36.5 million, as well as administrative and other operating expenses that include auditor fees, communication, insurance, legal and professional, rental and utilities, travel and entertainment, salaries and allowances of approximately $19.6 million, for total selling, general and administrative related operating expenses of $89.9 million that are scalable with revenue.

The Model is not based on PSI’s historical financial results or operating history, and the revenue and cost assumptions and estimates are based on available information. The Model is a forward-looking statement based on assumptions and estimates that are subject to uncertainties and contingencies, and some that may be beyond PSI’s control. There will be differences between actual results and data in the Model, and actual results may be materially different than reflected in the Model. Further, prospective financial information is not being included in this proxy statement/prospectus to influence investment decisions or decisions whether to vote in favor of any proposal presented at the Stockholder Meeting.

PSI provides no warrantee as to the accuracy, reliability, appropriateness or completeness of the Model to anyone, including OCA. PSI has not made any representations regarding the ultimate performance and financial results of PSI, and does not undertake any obligations to update or correct the Model to reflect changes or inaccuracies. Neither PSI’s management nor any of its representatives have made any representations regarding the ultimate performance of PSI compared to the information contained in the Model, and none of them intends to or undertakes any obligation to update or otherwise revise the Model to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the Model are shown to be inaccurate. As such, they should not be viewed as “guidance”. PSI will not refer back to the Model in its future periodic reports filed under the Exchange Act.

PSI does not typically provide public projections related to future sales, earnings or other financial results. PSI’s management has developed the forward-looking information in the Model for its internal uses and not for reliance on it by any third party. This information was not prepared with a plan for public disclosure or to comply with guidelines from the American Institute of Certified Public Accountants with respect to forward looking financial information. PSI’s management believes the Model was developed on a reasonable basis, with reasonable assumptions based on available information, estimates and judgments, and affirms that the Model reflects its current view as of the date of this proxy statement/prospectus. This information does not reflect statements of fact and should not be relied upon as being necessarily indicative of future performance, and readers of this prospectus should not place reliance on this forward-looking financial information. PSI’s independent auditors have not evaluated the Model and have not performed procedures with regard to the forward-looking financial information. As such, they assume no responsibility or association with the forward-looking financial information.

Components from the Model are summarized in the table below (amounts rounded to the nearest whole figure):

		FY 2023E	FY 2024E
$	USD in Millions
	Equipment Sales Revenue	$12	$1,404
	Growth %	—	11,712.9%
	Cost of Sales	(11)	(1,261)
	Equipment Sales Gross Profit	1	143
	Margin %	4.8%	10.2%

	Software Solutions and Other Service Revenue	$146	$673
	Growth %	—	361.8%
	Direct Costs	(146)	(656)
	Software Solutions and Other Service Gross Profit	0	17
	Margin %	0.1%	2.5%

	Total Gross Profit	1	160

	Selling Expenses	(0)	(34)
	Research and Development Expenses	(0)	(37)
	Administrative and Other Operating Expenses	(9)	(17)
	Other investment income	3	—

	Total EBITDA	$(6)	$73
	Margin %	(3.8)%	3.5%

	Depreciation & Amortization	(0)	(3)
	Interest Expense	(0)	(7)

	Income before Taxes	$(6)	$64
	Tax (Expense)/Benefit	2	(16)
	Net Income (Loss)	$(4)	$48

____________

(1)      EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization.

This information should be read in conjunction with PSI’s combined financial statements and the accompanying notes included in this prospectus, the information in the section entitled “PSI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.

As discussed above, BF Borgers CPA PC and WithumSmith+Brown, PC have not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying selected financial information included in the Model and, accordingly, BF Borgers CPA PC and WithumSmith+Brown, PC do not express an opinion or any other form of assurance with respect thereto. The BF Borgers CPA PC report and the WithumSmith+Brown, PC report included in this proxy statement/prospectus relate to PSI’s and OCA’s previously issued financial statements, respectively. They do not extend to the selected financial information included in the Model and should not be read to do so.

Non-GAAP Financial Measures

The forward-looking financial information set forth above contains certain non-GAAP financial measures, specifically EBITDA. EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization. This measure is not a measurement of PSI’s financial performance under GAAP and should not be considered in isolation or as an alternative to net income, net cash flows provided by operating activities, total net cash flows or any other performance or liquidity measures derived in accordance with GAAP. PSI and OCA believe EBITDA (including on a forward-looking basis) provides useful supplemental information to management and investors and is helpful in highlighting certain financial and business trends relating to PSI’s financial condition and results of operations. PSI and OCA believe that the use of EBITDA provides an additional tool for investors to use in evaluating projected operating results and trends. Management does not consider EBITDA in isolation or as alternatives to financial measures determined in accordance with GAAP. The use of EBITDA instead of GAAP measures has limitations as an analytical tool, and should not be used in isolation, or as a substitute for analysis of PSI’s results of operations and operating cash flows as reported under GAAP. For example, EBITDA does not reflect PSI’s cash expenditures or future requirements for capital expenditures; does not include changes in, or cash requirements for, PSI’s working capital needs; does not include interest expense; does not include any cash income taxes that PSI may be required to pay; and EBITDA also does not include depreciation or amortization of assets over their estimated useful lives or any cash requirements for the replacement of such assets and does not reflect non-cash income or expense items that are reflected in PSI’s statements of cash flows. The methods of calculating these non-GAAP financial measures are not uniform across companies, reducing their value for comparison purposes.

Reconciliations of net income to EBITDA are provided below based on available information, assumptions and estimates.

($ in thousands)	Fiscal Year Ended December 31,
	2023E	2024E
Net Income	(4.0)	47.8
Depreciation and Amortization	0.1	2.6
Finance Costs	—	6.8
Income Tax Expense	(2.2)	15.9
EBITDA	(6.0)	73.1

Satisfaction of 80% Test

It is a requirement under the Certificate of Incorporation that any business acquired by OCA have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of OCA generally used to approve the transaction, the OCA Board determined that this requirement was met. The OCA Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arm’s length, was fair to and in the best interests of OCA and its stockholders and appropriately reflected the value of PSI and its subsidiaries. In reaching this determination, the OCA Board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical expertise, as well as quantitative factors such as the strong growth prospects of PSI and its subsidiaries and PSI’s industry, and PSI’s potential for future growth in revenue and profits. The OCA Board believes that the financial skills and background of its members qualify it to conclude that the acquisition of PSI and its subsidiaries met this requirement and make the other determinations regarding the transaction.

Redemption Rights

Pursuant to OCA’s Certificate of Incorporation, holders of Public Stock may seek to redeem their shares for cash, regardless of whether they vote “FOR” or “AGAINST” the Business Combination Proposal. Any OCA stockholder holding Public Stock as of the Record Date may demand that OCA redeem such shares for a pro rata portion of the Trust Account (which, for illustrative purposes, was approximately $10.91 per share as of February 12. 2024), the most recent practicable date prior to the date of this proxy statement/prospectus, calculated as of two business days prior to the anticipated consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to OCA to pay its franchise and income taxes (which interest shall be net of taxes payable). If a holder properly seeks redemption and the Business Consummation is consummated, OCA will, subject to funds being legally available therefor, redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination. Please see the section entitled “Special Meeting of OCA Stockholders — Redemption Rights.”

Certain Material United States Federal Income Tax Considerations

For a detailed discussion of material tax consequences of the Business Combination, see the section entitled “Certain Material United States Federal Income Tax Considerations” in this proxy statement/prospectus.

Anticipated Accounting Treatment

It is anticipated that the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, OCA is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New PSI will represent a continuation of the financial statements of PSI with the Business Combination treated as the equivalent of PSI issuing shares for the net assets of OCA, accompanied by a recapitalization. The net assets of OCA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PSI in future reports of New PSI.

Regulatory Matters

The Business Combination is not subject to any additional federal or state regulatory requirement or approval, except for (i) filings with the State of Delaware necessary to effectuate the Business Combination, and (ii) filings of solicitation materials required pursuant to Rule 14a-12 of the Exchange Act.

Appraisal Rights

OCA stockholders do not have appraisal rights in connection with the Business Combination under the DGCL.

Vote Required for Approval

The approval of the Business Combination Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of OCA Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Stockholder Meeting and therefore will have no effect on the approval of the Business Combination Proposal. Broker non-votes, if any, will also have no effect on the approval of the Business Combination Proposal. If the other Condition Precedent Proposal is not approved, the Business Combination Proposal will not be presented at the Stockholder Meeting.

As of the date of this proxy statement/prospectus, the Insiders have agreed to vote any OCA Common Stock owned by them in favor of the Business Combination Proposal (subject to applicable securities laws). As of the date of this proxy statement/prospectus, the Sponsor owns approximately 55.5% of the issued and outstanding shares of OCA Common Stock and OCA’s directors and officers do not own any OCA Common Stock (excluding any securities indirectly owned by officers or directors as a result of his or her membership interest in the Sponsor). As a result, in addition to the Sponsor, the approval of the Business Combination Proposal will not require the affirmative vote of any shares of OCA Common Stock held by Public Stockholders.

Recommendation of the OCA Board

THE OCA BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, IF PRESENTED.

The existence of financial and personal interests of OCA’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of OCA and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, OCA’s officers may have interests in the Business Combination Proposal that may conflict with your interests as a stockholder. See the section entitled “— Interests of Certain Persons in the Business Combination” for a further discussion.

STOCKHOLDER PROPOSAL NO. 2: THE NASDAQ PROPOSAL

Overview

The Nasdaq Proposal asks stockholders of OCA to approve, for the purposes of complying with the applicable provisions of the Nasdaq Stock Exchange Listing Rules (each, a “Nasdaq Listing Rule”) 5635(a), (b), (c) and (d), the issuance of shares of OCA Common Stock in connection with the Insider PIPE Investment, to the extent such issuance would require a stockholder vote under Nasdaq Listing Rule 5635(a), (b), (c) or (d).

Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635

Under Nasdaq Listing Rule 5635(a)(1), stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Additionally, under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the registrant. Under Nasdaq Listing Rule 5635(c), stockholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants, subject to certain exceptions. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lesser of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Additionally, pursuant to Nasdaq Listing Rule 5635(a)(2), when a Nasdaq-listed company proposes to issue securities in connection with the acquisition of the stock or assets of another company, stockholder approval is required if any director, officer or substantial stockholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock (or securities convertible into or exercisable for common stock) could result in an increase in outstanding shares of common stock or voting power of 5% or more. Nasdaq Listing Rule 5635(e)(3) defines a substantial stockholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a Nasdaq-listed company. Because Sponsor currently owns greater than 5% of OCA’s Public Stock, the Sponsor is considered a substantial stockholder of OCA under Nasdaq Listing Rule 5635(e)(3). In connection with the Insider PIPE Investment, the Sponsor is expected to be issued 200,000 shares of OCA Class A Common Stock.

In the event that this proposal is not approved by the holders of OCA Common Stock, the Business Combination cannot be consummated. In the event that this proposal is approved by holders of OCA Common Stock, but the Business Combination Agreement is not consummated, OCA will not issue such shares of OCA Common Stock.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of OCA Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Stockholder Meeting and therefore will have no effect on the approval of the Nasdaq Proposal. Broker non-votes, if any, will also have no effect on the approval of the Nasdaq Proposal. If the other Condition Precedent Proposals is not approved, the Nasdaq Proposal will not be presented at the Stockholder Meeting.

As of the date of this proxy statement/prospectus, the Insiders have agreed to vote any OCA Common Stock owned by them in favor of the Nasdaq Proposal (subject to applicable securities laws). As of the date of this proxy statement/prospectus, the Sponsor owns approximately 55.5% of the issued and outstanding shares of OCA Common Stock and OCA’s directors and officers do not own any OCA Common Stock (excluding any securities indirectly owned by officers or directors as a result of his or her membership interest in the Sponsor). As a result, in addition to the Sponsor, the approval of the Nasdaq Proposal will not require the affirmative vote of any shares of OCA Common Stock held by Public Stockholders.

Recommendation of the OCA Board

THE OCA BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL, IF PRESENTED.

The existence of financial and personal interests of OCA’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of OCA and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, OCA’s officers may have interests in the Business Combination Proposal that may conflict with your interests as a stockholder. See the section entitled “Proposal 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

STOCKHOLDER PROPOSAL NO. 3: THE EQUITY INCENTIVE PLAN PROPOSAL

Overview

The Equity Incentive Plan Proposal asks stockholders of OCA to approve and adopt the 2024 Incentive Plan. An aggregate number of shares of PSI Common Stock equal to 10% of the shares of PSI Common Stock outstanding immediately following the Closing will be reserved for issuance under the 2024 Incentive Plan. The New PSI Board approved the 2024 Incentive Plan on [•], subject to approval by OCA’s stockholders at the Stockholder Meeting. If approved by the stockholders, the effective date of the 2024 Incentive Plan will be the Closing Date. The 2024 Incentive Plan is described in more detail below. A copy of the 2024 Incentive Plan is attached as Annex B to this proxy statement/prospectus. If approved by the stockholders, the 2024 Incentive Plan will be administered by the New PSI Board or by the compensation committee of the New PSI Board, which will have the authority to make awards under the 2024 Incentive Plan.

After careful consideration, the OCA Board believes that approving the 2024 Incentive Plan is in the best interests of OCA and its stockholders. The general purpose of the 2024 Incentive Plan is to attract and retain employees, directors and consultants who contribute to New PSI’s success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of New PSI. If approved, the 2024 Incentive Plan will enable New PSI to provide stock-based incentives that align the interests of employees, directors and consultants with those of the stockholders of New PSI by motivating such persons to achieve long-term results and rewarding them for their achievements.

Terms of the 2024 Incentive Plan

The following summary of the principal terms of the 2024 Incentive Plan is qualified in its entirety by the full text of the 2024 Incentive Plan, a copy of which is attached as Annex B to this proxy statement/prospectus. You may also obtain, free of charge, a copy of the 2024 Incentive Plan by writing to PSI at 110 East 25th Street, New York, New York 10010.

Administration.    The New PSI Board or one or more committees appointed by the New PSI Board will administer the 2024 Incentive Plan. For this purpose, the New PSI Board will delegate general administrative authority for the 2024 Incentive Plan to the compensation committee of the New PSI Board. The appropriate acting body, whether the New PSI Board, the compensation committee of the New PSI Board or another committee appointed by the New PSI Board, is referred to in this summary as the “Administrator”. The Administrator may also delegate to one or more persons the right to act on its behalf in such matters as authorized by the Administrator. The Administrator determines which eligible individuals shall be granted awards under the plan, provided that any award granted to a member of the compensation committee of the New PSI Board shall be subject to the approval or ratification of the New PSI Board. Along with other authority granted to the Administrator under the 2024 Incentive Plan, the Administrator may (i) select recipients of awards, (ii) determine the number of shares subject to awards, (iii) approve form award agreements, (iv) determine the terms and conditions of awards, and (v) allow participants to satisfy withholding tax obligations through a reduction of shares. The Administrator may not, however, effectuate a repricing or exchange of outstanding stock options.

Authorized Shares; Lapsed Awards.    An aggregate number of shares of PSI Common Stock equal to 10% of the shares of PSI Common Stock outstanding immediately following the Closing is the maximum number of shares of PSI Common Stock that may be issued or transferred pursuant to awards under the 2024 Incentive Plan, all of which may be subject to incentive stock option treatment. On the first day of each fiscal year of New PSI during the term of the 2024 Incentive Plan commencing on the first year following the Closing, the number of shares of PSI Common Stock that may be issued under the 2024 Incentive Plan will automatically increase by a number of shares of PSI Common Stock such that the number of shares that may be issued under the 2024 Incentive Plan shall equal [•]% of the fully diluted shares of PSI Common Stock as of the last day of the preceding fiscal year. If any outstanding award under the 2024 Incentive Plan expires, is forfeited or is cancelled, in whole or in part, then the number of shares subject to the 2024 Incentive Plan shall be increased by the portion of such awards so forfeited, expired or cancelled and such forfeited, expired or cancelled shares may again be awarded under the 2024 Incentive Plan. Shares tendered in payment of the exercise price or withholding taxes with respect to an award shall not become, or again be, available for awards under the 2024 Incentive Plan. The grant of awards that may not be satisfied by issuance of shares shall not count against the maximum number of shares of common stock subject to the 2024 Incentive Plan; however, shares attributable to awards that may be satisfied either by the issuance of shares or by cash or other consideration shall be counted against the maximum number of shares of common stock that may be issued under the 2024 Incentive Plan. If shares of PSI Common Stock issued in connection with any award granted under the 2024 Incentive Plan shall be repurchased by New PSI, in whole or in part, then the number of shares of PSI Common Stock subject to the 2024 Incentive Plan shall not be increased by that portion of the shares repurchased by New PSI, and such repurchased shares may not again be awarded pursuant to the provisions of the 2024 Incentive Plan.

Eligibility.    Individuals eligible to receive awards under the 2024 Incentive Plan include New PSI’s employees, directors and consultants. Approximately [•] employees, [•] directors and [•] consultants will be eligible to participate in the 2024 Incentive Plan, if approved, as of the Closing Date. The Administrator determines from time to time the participants to whom awards will be granted.

Incentive Awards.    The 2024 Incentive Plan authorizes stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, as well as other awards (described in the 2024 Incentive Plan) that are responsive to changing developments in management compensation. The 2024 Incentive Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Option.    A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a non-qualified stock option. ISO benefits are taxed differently from non-qualified stock options, as described under “Federal Income Tax Treatment of Awards under the 2024 Incentive Plan,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2024 Incentive Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs.    A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR, but will not be less than the fair market value of a share of PSI Common Stock on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Stock.    A restricted stock award is typically for a fixed number of shares of PSI Common Stock, subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares, the duration of the restriction period and the conditions under which the shares may be forfeited. The Administrator may waive any restriction period and any other conditions under appropriate circumstances (such as death or disability). Generally, during the restriction period, the participant will have all of the rights of a stockholder with respect to the shares of restricted stock, including the right to vote the shares of restricted stock and to receive dividends, provided that any such dividends will be subject to the same restrictions and other conditions as the restricted shares.

Restricted Stock Units.    Restricted stock units represent unfunded, unsecured rights to receive shares of PSI Common Stock or cash equal to the fair market value of shares of PSI Common Stock, or any combination thereof, as provided in the applicable award agreement. Prior to the settlement of an award of restricted stock units and the receipt of shares, if any, the participant will not have any rights as a stockholder with respect to such shares.

Other Awards.    The Administrator may also grant other forms of awards based upon, payable in or otherwise related to, in whole or in part, PSI Common Stock common stock, if the Administrator, in its sole discretion, determines that such other form of award is consistent with the purposes of the 2024 Incentive Plan. The terms and conditions of any such other form of award will be set forth in an applicable award agreement.

Transfer Restrictions.    Subject to certain exceptions, awards under the 2024 Incentive Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable during the recipient’s lifetime only by him or her.

Adjustments or Changes in Capitalization.    In the event of any change in the outstanding shares of PSI Common Stock by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar corporate transaction not involving the receipt of consideration by New PSI, the aggregate number of shares of PSI Common Stock available under the 2024 Incentive Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems necessary or appropriate.

Change in Control.    Upon a change in control of New PSI, unless the Administrator determines otherwise, the vesting of all outstanding awards under the 2024 Incentive Plan will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable. Upon a change in control where New PSI is not the surviving corporation (or survives only as a subsidiary), unless the Administrator determines otherwise, all outstanding stock options and SARs that are not exercised will be assumed, or replaced with comparable options or rights, by the surviving corporation. Alternatively, the Administrator may also (i) require participants to surrender their outstanding stock options and SARs in exchange for payment by New PSI in cash or common stock in an amount equal to the amount by which the then fair market value of the shares of PSI Common Stock subject to unexercised stock options and SARs exceeds the exercise price of the stock options or fair market value of the SARs on the award date, as applicable or (ii) after giving participants an opportunity to exercise outstanding stock options and SARs, terminate any or all unexercised stock options and SARs.

A change in control is defined to include (i) the sale of all or substantially all of New PSI’s assets, (ii) the acquisition of beneficial ownership by any person or entity, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of New PSI, (iii) certain changes in the majority of the New PSI Board and (iv) the consummation of certain mergers or consolidations.

Amendments to and Termination of the 2024 Incentive Plan.    The New PSI Board may amend the 2024 Incentive Plan at any time and in any manner without the consent of the stockholders, except that no amendment may be made to the 2024 Incentive Plan without stockholder approval that would (i) expand the types of awards available under the 2024 Incentive Plan or otherwise materially revise the 2024 Incentive Plan or (ii) increase the number of shares reserved for issuance under the 2024 Incentive Plan, modify the eligible individuals under the 2024 Incentive Plan or change the identity of the granting company. Generally speaking, outstanding awards may be amended, except that no amendment to the 2024 Incentive Plan or to any outstanding awards may be made that would impair the rights of any participant with respect to such outstanding award issued to such participant, without the consent of the participant. In addition, amendments to outstanding awards may not effectuate a repricing or exchange of outstanding stock options.

The New PSI Board may suspend or terminate the 2024 Incentive Plan at any time, provided that termination of the 2024 Incentive Plan will not impair or affect any award previously granted. Unless earlier terminated by New PSI’s Board, the 2024 Incentive Plan will automatically terminate on the tenth anniversary of the date it is approved by stockholders.

Clawback and Recoupment.    New PSI may cancel any award, require the participant to reimburse any or all amounts paid pursuant to an award or under the terms of the 2024 Incentive Plan and effect any other right of recoupment in accordance with any New PSI policies that may be adopted from time to time.

Federal Income Tax Treatment of Awards under the 2024 Incentive Plan

Federal income tax consequences relating to awards under the 2024 Incentive Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

For non-qualified stock options, New PSI is generally entitled to deduct, subject to Code limitations (and the optionee recognizes taxable income in), an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, New PSI is generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current U.S. federal income tax consequences of other awards authorized under the 2024 Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. New PSI will generally have a corresponding deduction at the time the participant recognizes income, subject to Code limitations. However, as discussed above, for those awards subject to ISO treatment, New PSI would generally have no corresponding compensation deduction.

If an award is accelerated under the 2024 Incentive Plan in connection with a change in control (as this term is used under the Code), New PSI may not be permitted to deduct the portion of the compensation attributable to the acceleration if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1 million.

New Plan Benefits

Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2024 Incentive Plan.

Securities Registration

Following the consummation of the Business Combination, when permitted by SEC rules, New PSI intends to file with the SEC a registration statement on Form S-8 covering the shares of PSI Common Stock issuable under the 2024 Incentive Plan.

Vote Required for Approval

The approval of the Equity Incentive Plan Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of OCA Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Stockholder Meeting and therefore will have no effect on the approval of the Equity Incentive Plan Proposal. Broker non-votes, if any, will also have no effect on the approval of the Equity Incentive Plan Proposal. If the Condition Precedent Proposals are not approved, the Equity Incentive Plan Proposal will not be presented at the Stockholder Meeting.

As of the date of this proxy statement/prospectus, the Insiders have agreed to vote any OCA Common Stock owned by them in favor of the Equity Incentive Plan Proposal (subject to applicable securities laws). As of the date of this proxy statement/prospectus, the Sponsor owns approximately 55.5% of the issued and outstanding shares of OCA Common Stock and OCA’s directors and officers do not own any OCA Common Stock (excluding any securities indirectly owned by officers or directors as a result of his or her membership interest in the Sponsor). As a result, in addition to the Sponsor, the approval of the Equity Incentive Plan Proposal will not require the affirmative vote of any shares of OCA Common Stock held by Public Stockholders.

Recommendation of the OCA Board

THE OCA BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL, IF PRESENTED.

The existence of financial and personal interests of OCA’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of OCA and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, OCA’s officers may have interests in the Business Combination Proposal that may conflict with your interests as a stockholder. See the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

STOCKHOLDER PROPOSAL NO. 4: THE STOCKHOLDER ADJOURNMENT PROPOSAL

Overview

The Stockholder Adjournment Proposal asks stockholders of OCA to approve the adjournment of the Stockholder Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares of OCA Common Stock in the capital of OCA represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or at the time of the Stockholder Meeting to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, (ii) if the holders of shares of Public Stock have elected to redeem an amount of shares in connection with the Business Combination Proposal such that the shares of PSI Common Stock would not be approved for listing on a Stock Exchange or (iii) if OCA and PSI mutually determine that additional time is required to consummate the Business Combination.

Consequences if the Stockholder Adjournment Proposal is Not Approved

If the Stockholders Adjournment Proposal is not approved by OCA’s stockholders, the OCA Board may not be able to adjourn the Stockholder Meeting to a later date in the event, that based on the tabulated votes, there are insufficient shares of OCA Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Stockholder Meeting or to approve the Business Combination Proposal, the Nasdaq Proposal or the Equity Incentive Plan Proposal, to allow Public Stockholders time to reverse their redemption requests in connection with the Business Combination Proposal or to allow OCA and PSI additional time in order to consummate the Business Combination.

Vote Required for Approval

The approval of the Stockholder Adjournment Proposal requires the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding shares of OCA Common Stock who are present in person or represented by proxy and entitled to vote thereon at the Stockholder Meeting. Abstentions will be considered present for the purposes of establishing a quorum but will not constitute votes cast at the Stockholder Meeting and therefore will have no effect on the approval of the Stockholder Adjournment Proposal. Broker non-votes, if any, will also have no effect on the approval of the Stockholder Adjournment Proposal.

As of the date of this proxy statement/prospectus, the Insiders have agreed to vote any OCA Common Stock owned by them in favor of the Stockholder Adjournment Proposal (subject to applicable securities laws). As of the date of this proxy statement/prospectus, the Sponsor owns approximately 55.5% of the issued and outstanding shares of OCA Common Stock and OCA’s directors and officers do not own any OCA Common Stock (excluding any securities indirectly owned by officers or directors as a result of his or her membership interest in the Sponsor). As a result, in addition to the Sponsor, the approval of the Stockholder Adjournment Proposal will not require the affirmative vote of any shares of OCA Common Stock held by Public Stockholders.

Recommendation of the OCA Board

THE OCA BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCKHOLDER ADJOURNMENT PROPOSAL, IF PRESENTED.

The existence of financial and personal interests of OCA’s directors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of OCA and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, OCA’s officers may have interests in the Business Combination Proposal that may conflict with your interests as a stockholder. See the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences to beneficial owners of OCA Common Stock and Public Warrants of (i) the redemption of their Public Stock for cash if the acquisition is completed (ii) the Business Combination and (iii) the ownership and disposition of shares of PSI Common Stock and New PSI Warrants acquired pursuant to the Business Combination. This summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service, which we refer to as the “IRS,” and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, including investors subject to special tax rules such as:

•        our Sponsor, officers, directors or other holders of OCA Class B Common Stock or Private Placement Warrants;

•        banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•        pension plans or tax-exempt organizations (including private foundations);

•        governments or agencies or instrumentalities thereof;

•        S corporations, partnerships, or other pass-through entities;

•        broker-dealers, or traders in securities that elect mark-to-market treatment;

•        trusts and estates;

•        investors that hold OCA Common Stock or Public Warrants or shares of PSI Common Stock or New PSI Warrants as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•        investors subject to the alternative minimum tax provisions of the Code;

•        U.S. Holders (as defined below) that have a functional currency other than the United States dollar;

•        U.S. expatriates (or former long-term residents of the United States) and investors subject to the U.S. “inversion” rules;

•        persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of the OCA securities (except to the limited extent provided below), or any class of PSI securities;

•        persons that received OCA securities or PSI securities as compensation for services;

•        controlled foreign corporations or passive foreign investment companies;

•        persons who purchase stock in PSI or OCA as part of the Insider PIPE Investment or other “PIPE” investment; or

•        actual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code, all of which may be subject to tax rules that differ materially from those summarized below. This summary does not discuss any state, local or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, the Medicare tax or Foreign Account Tax Compliance Act. This summary is limited to investors that hold OCA Common Stock or Public Warrants or shares of PSI Common Stock or New PSI Warrants as “capital assets” (generally, property held for investment) under the Code.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds OCA Common Stock or Public Warrants or shares of PSI Common Stock or New PSI Warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner in a partnership holding OCA Common Stock or Public Warrants or shares of PSI Common Stock or New PSI Warrants, you are urged to consult your tax advisor regarding the tax consequences of (i) the redemption of their Public Stock for cash if the acquisition is completed, (ii) the Business Combination and (iii) the ownership and disposition of shares of PSI Common Stock and New PSI Warrants acquired pursuant to the Business Combination.

Because each share of OCA Common Stock and Public Warrant that compose a Unit are separable at the option of the holder and because each such share and warrant so separated is listed and tradable on Nasdaq, each such share and warrant should be treated for U.S. federal income tax purposes as separate instruments and the unit itself should not be treated as an integrated instrument. No assurance can be given, however, that the IRS would not assert, or that a court would not sustain a contrary position. The remainder of this discussion assumes that each such share and warrant that compose a Unit is treated for U.S. federal income tax purposes as a separate instrument and the Unit itself is not treated as an integrated instrument. You are urged to consult your tax advisor concerning the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit).

U.S. Federal Income Tax Considerations to U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Public Stock or Public Warrants or shares of PSI Common Stock or New PSI Warrants, as the case may be, other than a partnership or other pass-through entity (or partners thereof), that is:

•        an individual who is a United States citizen or resident of the United States;

•        a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Tax Consequences for U.S. Holders Exercising Redemption Rights

This section is addressed to U.S. Holders of Public Stock that elect to have their Public Stock redeemed for cash as described in the section entitled “Special Meeting of OCA Stockholders — Redemption Rights.”

Redemption of Public Stock

In the event that a U.S. Holder’s shares of Public Stock are redeemed pursuant to the redemption provisions described in the section entitled “Special Meeting of OCA Stockholders — Redemption Rights,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of shares of Public Stock under Section 302 of the Code or as a distribution. Generally, whether the redemption qualifies for sale treatment will depend largely on the total number of shares of Public Stock owned by the U.S. Holder (including any stock constructively owned by the U.S. Holder as described below) relative to all shares of Public Stock treated as owned by the U.S. Holder both before and after the redemption. The redemption of Public Stock generally will be treated as a sale of the Public Stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only shares of Public Stock actually owned by the U.S. Holder, but also shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include shares of Public Stock which could be acquired pursuant to the exercise of the warrants (and, after the completion of the Business Combination, shares of PSI Common Stock which could be acquired by exercise of the warrants). In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of shares of Public Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of Public Stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of Public Stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares of stock owned by certain family members and the U.S. Holder does not constructively own any other shares and certain other requirements are met. The redemption of the shares of Public Stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under “— Taxation of Distributions.”

U.S. Holders of shares of Public Stock considering exercising their redemption rights are urged to consult their tax advisors to determine whether the redemption of their shares of Public Stock would be treated as a sale or as a distribution under the Code.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Stock

If the redemption qualifies as a sale of shares of Public Stock, a U.S. Holder must treat any gain or loss recognized upon a sale, taxable exchange or other taxable disposition of shares of Public Stock as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Public Stock so disposed of exceeds one year. It is unclear, however, whether the redemption provisions described in “Special Meeting of OCA Stockholders — Redemption Rights” may have suspended the running of the applicable holding period for this purpose. Generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received in such disposition (or, if the shares of Public Stock are held as part of Units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Public Stock based upon the then fair market values of the share of Public Stock and the Public Warrant included in the Unit) and (ii) the U.S. Holder’s adjusted tax basis in its shares of Public Stock so disposed of. A U.S. Holder’s adjusted tax basis in its shares of Public Stock generally will equal the U.S. Holder’s acquisition cost of the shares of Public Stock (which, if the shares of Public Stock were acquired as part of Units, is the portion of the purchase price of the Unit allocated to the Public Stock or, if the shares of Public Stock were received upon exercise of OCA Warrants the initial basis of the Public Stock upon exercise of the OCA Warrant (which will generally be as described below in “— Tax Consequences of Ownership and Disposition of Shares of PSI Common Stock and New PSI Warrants Exercisable for Shares of PSI Common Stock — Exercise or Lapse of a Warrant”)) less any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a preferential rate. The deduction of capital losses is subject to limitations.

Taxation of Distributions

If the redemption does not qualify as a sale of shares of Public Stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders will constitute taxable dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the shares of Public Stock. Any remaining excess will be treated as taxable gain realized on the sale or other disposition of the OCA Common Stock and will be treated as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Public Stock.” Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be taxable at a preferential rate.

WE URGE HOLDERS OF SHARES OF PUBLIC STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Tax Consequences of the Merger

Subject to the limitations set forth herein under the section entitled “Certain Material United States Federal Income Tax Considerations” and based upon customary assumptions and representations made by OCA and PSI, as well as certain covenants and undertakings of OCA and PSI, it is the opinion of [•] that the exchange by U.S. Holders of shares of OCA Common Stock for shares of PSI Common Stock pursuant to the Merger, together with the PSI Stock Split and conversion of shares, will constitute a tax-deferred transaction pursuant to Section 351 of the Code (the “Section 351 Opinion”).

Subject to the limitations set forth herein under the section entitled “Certain Material United Stated Federal Income Tax Considerations” and based upon customary assumptions, including that as of immediately following the Closing the Trust Account retains at least 50 percent (50%) of its cash balance as of the date of this proxy statement/prospectus taking into account any exercise of redemption rights and payment of transaction expenses by OCA, and representations made by OCA and PSI, as well as certain covenants and undertakings of OCA and PSI, it is also the opinion of [•] that the Merger is more likely than not treated as a reorganization described in Section 368(a) of the Code (the “Reorganization Opinion”). If the Merger only qualifies as a tax-deferred exchange under Section 351 of the Code and does not qualify as a tax-free reorganization under Section 368(a) of the Code, then the exchange of Public Warrants for New PSI Warrants in the Merger would not qualify for tax-deferred treatment and would be taxable as further described in “— Consequences to U.S. Holders that Exchange Public Warrants in the Merger.” Although this disclosure assumes that the Merger will so qualify, this treatment is not entirely free from doubt, and the IRS or a court could take a different position. U.S. Holders of shares of Public Stock and Public Warrants are urged to consult their tax advisors regarding the proper U.S. federal income tax treatment of the Merger, including with respect to its qualification as a “reorganization” under Section 368(a) of the Code. Moreover, the qualification of the reorganization will be based on facts and representations which cannot be confirmed until the time of Closing or following the Closing including the extent to which holders of shares of Public Stock exercise their redemption rights and the cash balance of the Trust Account immediately following the Closing.

To qualify as a reorganization, a transaction must satisfy certain requirements, including, among others, that the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Merger, its corporate parent) continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury Regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with only investment-type assets, such as OCA, the qualification of the Merger as a reorganization is not free from doubt.

The Closing is not conditioned upon the receipt of an opinion of counsel that the Merger will qualify as a transaction described in Section 351 of the Code or as reorganization under Section 368 of the Code (or any other tax-deferral provision of the Code), and neither OCA nor PSI intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. Accordingly, no assurance can be given that the IRS will not challenge the Business Combination’s qualification for Section 351 of the Code or as a reorganization under Section 368(a) of the Code or that a court will not sustain such a challenge by the IRS. Both the Section 351 Opinion and the Reorganization Opinion are given only as of the date of this proxy statement/prospectus. If any of the facts, covenants or undertakings by OCA or PSI is incorrect, incomplete or inaccurate or is violated, the accuracy of the opinion may be affected and the U.S. federal income tax consequences of the Merger could differ from those described herein.

Consequences to U.S. Holders that Exchange OCA Common Stock in the Merger

In transactions, like the Merger, that qualify for tax-deferred treatment under Section 351 of the Code or under Section 368(a) of the Code, no gain or loss will be recognized by a U.S. Holder of OCA Common Stock that exchanges OCA Common Stock solely for shares of PSI Common Stock in the Merger. Accordingly, the adjusted tax basis of the shares of PSI Common Stock received by a U.S. Holder of OCA Common Stock in the Merger will be the same as the adjusted tax basis of the OCA Common Stock surrendered in exchange therefor. In addition, the holding period of the shares of PSI Common Stock received in the Merger by a U.S. Holder of OCA Common Stock will include the period during which the U.S. Holder held such OCA Common Stock through the date of the Merger.

Consequences to U.S. Holders that Exchange Public Warrants in the Merger

The consequences to a U.S. Holder that exchanges Public Warrants for New PSI Warrants in the Merger depends on whether, at the Effective Time, the Merger qualifies as a reorganization described in Section 368(a) of the Code for U.S. federal income tax purposes. If the Merger so qualifies, then no gain or loss would be recognized by the U.S. Holder that exchanges Public Warrants for New PSI Warrants in the Merger, and accordingly, the adjusted tax basis of the New PSI Warrants received by such U.S. Holder of Public Warrants in the Merger would be the same as the adjusted tax basis of the Public Warrants surrendered in exchange therefor. In addition, the holding period of the New PSI Warrants received in the Merger by such a U.S. Holder of Public Warrants would include the period during which the U.S. Holder held such Public Warrants through the date of the Merger.

If the Merger does not qualify as a “reorganization” but only as a transaction described in Section 351 of the Code, the treatment of a U.S. Holder’s exchange of Public Warrants for New PSI Warrants in the Merger is uncertain. It is possible that the outstanding Public Warrants, which are currently exercisable for one-half (1/2) of one OCA Common Stock and will be exercisable for one-half (1/2) of one share of PSI Common Stock following the Merger, will be treated for U.S. federal income tax purposes as having been “exchanged” by the holders of such warrants for “new warrants.” In such case, a U.S. Holder would be required to recognize gain or loss in such deemed exchange in an amount equal to the difference between the fair market value of the New PSI Warrants held by such U.S. Holder immediately following the Merger and the adjusted tax basis of the Public Warrants held by such U.S. Holder immediately prior to the Merger. Alternatively, it is also possible that a U.S. Holder of Public Warrants could be treated as transferring its Public Warrants and OCA Common Stock to PSI in exchange for New PSI Warrants and shares of PSI Common Stock in an exchange governed by Section 351 of the Code. If so treated, a U.S. Holder should be required to recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of gain realized by such holder (generally, the excess of (x) the sum of the fair market values of the New PSI Warrants treated as received by such holder and the shares of PSI Common Stock received by such holder over (y) such holder’s aggregate adjusted tax basis in the Public Warrants and OCA Common Stock treated as having been exchanged therefor) and (ii) the fair market value of the New PSI Warrants treated as having been received by such holder in such exchange. Any such gain would generally be long-term capital gain if the U.S. Holder’s holding period for the shares of OCA Common Stock and Public Warrants was more than one year at the time of the Merger. It is unclear whether certain redemption rights (described above) may have suspended the running of the applicable holding period for this purpose. Long-term capital gains of non-corporate U.S. Holders (including individuals) currently are eligible for preferential U.S. federal income tax rates. However, the deductibility of capital losses is subject to limitations. The U.S. Holder’s tax basis in the New PSI Warrants treated as having been received in the exchange would be equal to the fair market value of such PSI Warrants at the time of the Merger, and such U.S. Holder’s holding period in such New PSI Warrants would begin the day after the Merger. Due to the absence of authority on the U.S. federal income tax consequences of an exchange of warrants if the Merger is not treated as a “reorganization” under Section 368(a) of the Code, U.S. Holders should consult their tax advisors.

Dividends and Other Distributions on Shares of PSI Common Stock

Distributions on shares of PSI Common Stock will generally be subject to the rules described above under “— Tax Consequences for U.S. Holders Exercising Redemption Rights — Taxation of Distributions.”

Dispositions of Shares of PSI Common Stock or New PSI Warrants

The sale, exchange or other disposition of shares of PSI Common Stock will generally be subject to the rules described above in “— Tax Consequences for U.S. Holders Exercising Redemption Rights — Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Public Stock.” A U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of New PSI Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such New PSI Warrants exceeds one year. The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and

(ii) the U.S. Holder’s adjusted tax basis in its PSI Warrant so disposed of. A U.S. Holder’s adjusted tax basis in its PSI Warrant generally will equal fair market value of such PSI Warrant at the time of the Merger. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at preferential rates. The deduction of capital losses is subject to certain limitations.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss on the acquisition of common stock upon exercise of a New PSI Warrant for cash. The U.S. Holder’s tax basis in the shares of PSI Common Stock received upon exercise of the New PSI Warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the New PSI Warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the New PSI Warrant) and the exercise price. The U.S. Holder’s holding period for the share of PSI Common Stock received upon exercise of the New PSI Warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the New PSI Warrants and will not include the period during which the U.S. Holder held the New PSI Warrants. If a New PSI Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the New PSI Warrant. Such loss will be long-term if the New PSI Warrant has been held for more than one year.

The tax consequences of a cashless exercise of a New PSI Warrant are not clear under current tax law. A cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s tax basis in the shares of PSI Common Stock received would equal the U.S. Holder’s tax basis in the New PSI Warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the shares of PSI Common Stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the New PSI Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of PSI Common Stock would include the holding period of the New PSI Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered New PSI Warrants having a value equal to the exercise price for the total number of New PSI Warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the shares of PSI Common Stock represented by the New PSI Warrants deemed surrendered and the U.S. Holder’s tax basis in the New PSI Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the shares of PSI Common Stock received would equal the sum of the fair market value of the shares of PSI Common Stock represented by the New PSI Warrants deemed surrendered and the U.S. Holder’s tax basis in the New PSI Warrants exercised. A U.S. Holder’s holding period for the shares of PSI Common Stock would commence on the date following the date of exercise (or possibly the date of exercise) of the New PSI Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If PSI redeems New PSI Warrants for cash pursuant to the redemption provisions described in the section entitled “Description of New PSI Securities — New PSI Warrants” or if PSI purchases New PSI Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Dispositions of Shares of PSI Common Stock or New PSI Warrants.” The tax consequences of an exercise of a PSI Warrant occurring after PSI gives notice of an intention to redeem the warrant as described in the section entitled “Description of New PSI Securities — New PSI Warrants” are unclear under current law. In the case of a cashless exercise, the exercise may be treated either as if PSI redeemed such New PSI Warrant for shares of PSI Common Stock or as an exercise of the New PSI Warrant. If the cashless exercise of a New PSI Warrant for shares of PSI Common Stock is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s basis in the shares of PSI Common Stock received should equal the U.S. Holder’s basis in the New PSI Warrant and the holding period of the shares of PSI Common Stock would include the holding period of the New PSI Warrant. If the cashless exercise of a New PSI Warrant for shares of PSI Common Stock is treated as an exercise of a New PSI Warrant for cash, the tax treatment generally should be as described above in this heading. Due to the lack of clarity under current law regarding the treatment of an exercise of a New PSI Warrant after PSI’s giving notice of an intention to redeem the New PSI Warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of a New PSI Warrant occurring after PSI’s giving notice of an intention to redeem the New PSI Warrant as described above.

Adjustment to Exercise Price

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares to be issued upon the exercise of a warrant or to the warrant’s exercise price, a U.S. Holder may be deemed to have received a constructive distribution with respect to the warrant, which could result in adverse consequences for the U.S. Holder, including the inclusion of dividend income. These rules governing constructive distributions are complex and U.S. Holders should consult their tax advisors on the tax consequences any such constructive distribution.

U.S. Federal Income Tax Considerations to Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of OCA Common Stock or Public Warrants, or shares of PSI Common Stock or New PSI Warrants, as the case may be, in each case that is not a U.S. Holder or a partnership or other pass-through entity (or any partner thereof).

Tax Consequences for Non-U.S. Holders Exercising Redemption Rights

This section is addressed to Non-U.S. Holders of Public Stock that elect to have their OCA Common Stock redeemed for cash as described in the section entitled “Special Meeting of OCA Stockholders — Redemption Rights.”

Redemption of Public Common Stock

The characterization for United States federal income tax purposes of the redemption of a Non-U.S. Holder’s shares of Public Stock pursuant to the redemption provisions described in the sections entitled “Special Meeting of OCA Stockholders — Redemption Rights” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s shares of Public Stock, as described under “Certain Material U.S. Federal Income Tax Considerations — Tax Consequences for U.S. Holders Exercising Redemption Rights.”

Non-U.S. Holders of shares of Public Stock considering exercising their redemption rights should consult their tax advisors as to whether the redemption of their shares of Public Stock will be treated as a sale or as a distribution under the Code.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of OCA Common Stock

If the redemption qualifies as a sale of shares of Public Stock, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale of its shares of Public Stock, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case the Non-U.S. Holder will generally be subject to tax at generally applicable U.S. federal income tax rates, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or lower rate as may be specified by an applicable income tax treaty) on the individual’s net capital gain for the year; or

•        we are or have been a “U.S. real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the shares of Public Stock, and, in the case where Public Stock is regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the OCA Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the Public Stock.

With respect to the third bullet point above (if applicable to a particular Non-U.S. Holder), gain recognized by such holder on the sale, exchange or other disposition of shares of OCA Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if the OCA Common Stock is not treated as regularly traded on an established securities market, a purchaser of OCA Common Stock from such Non-U.S. Holder would be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. There can be no assurance that OCA Common Stock will be treated as regularly traded on an established securities market. OCA does not believe that it has been or will be a “United States real property holding corporation” for U.S. federal income tax purposes but there can no assurance in this regard.

Taxation of Distributions

If the redemption does not qualify as a sale of shares of Public Stock, the Non-U.S. Holder will be treated as receiving a distribution. In general, any distributions we make to a Non-U.S. Holder on shares of OCA Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of OCA Common Stock (and subject to the third bullet point above under “— Tax Consequences for Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of OCA Common Stock,” to the extent such distribution does not exceed the adjusted tax basis such amount will generally not be subject to withholding) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of OCA Common Stock, which will be treated as described above under “— Tax Consequences for Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of OCA Common Stock.” Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to United States withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Tax Consequences of the Merger

The characterization for U.S. federal income tax purposes of an exchange of a Non-U.S. Holder’s shares of OCA Common Stock solely for shares of PSI Common Stock as a result of the Merger in connection with the Business Combination generally will correspond to the U.S. federal income tax characterization of such an exchange of a U.S. Holder’s shares of OCA Common Stock for shares of PSI Common Stock. Any such Non-U.S. Holder generally will not be subject to U.S. federal income tax on the exchange unless the exchange is treated as a taxable exchange and the Non-U.S. Holder falls within any of the circumstances described in the bullets above under “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of OCA Common Stock.”

Tax Consequences of Ownership and Disposition of Shares of PSI Common Stock and New PSI Warrants Exercisable for Shares of PSI Common Stock

Dividends and Other Distributions on Shares of PSI Common Stock

In general, any distributions made to a Non-U.S. Holder on shares of PSI Common Stock (and any constructive distributions a Non-U.S. Holder may be deemed to receive, as described above under “— U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences of Ownership and Disposition of Shares of PSI Common Stock and New PSI Warrants Exercisable for Shares of PSI Common Stock — Adjustment to Exercise Price”) will generally be subject to the rules described above under “— Tax Consequences for Non-U.S. Holders Exercising Redemption Rights — Taxation of Distributions.”

Exercise or Lapse of a Warrant

The U.S. federal income tax characterization of a Non-U.S. Holder’s exercise or lapse of a warrant generally will correspond to the U.S. federal income tax characterization of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences of Ownership and Disposition of Shares of PSI Common Stock and New PSI Warrants Exercisable for Shares of PSI Common Stock — Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the OCA Common Stock and Public Warrants. In addition, capital losses recognized by a Non-U.S. Holder on lapse of a warrant will generally be taken into account for U.S. income tax purposes only for purposes of calculating net capital gain described in the second bullet above in “— Tax Consequences for Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of OCA Common Stock.”

Disposition of Shares of PSI Common Stock or New PSI Warrants

The sale, exchange or other disposition of shares of PSI Common Stock or New PSI Warrants will generally be subject to the rules described above in “— Tax Consequences for Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of OCA Common Stock.”

Information Reporting and Backup Withholding

Payments of distributions and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus. Unless the context otherwise requires, all references in this section to “Powermers Group” refer to PSI and its wholly owned subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined financial information of Powermers Group has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of OCA and PSI adjusted to give effect to the Business Combination and the other related events contemplated by the Business Combination Agreement. The unaudited pro forma condensed combined financial information of Powermers Group also gives effect to other financing events consummated by PSI that are not yet reflected in the historical financial information of PSI included elsewhere in this proxy statement/prospectus and are considered material transactions separate from the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 combines the historical unaudited condensed consolidated balance sheet of OCA as of September 30, 2023 with the historical unaudited condensed consolidated balance sheet of PSI as of September 30, 2023 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on September 30, 2023.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 combines the historical unaudited condensed consolidated statement of operations of OCA for the nine months ended September 30, 2023 and the historical unaudited condensed consolidated statement of operations of PSI for the nine months ended September 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited statement of operations of OCA for the year ended December 31, 2022 with the historical audited consolidated statement of operations of PSI for the year ended December 31, 2022 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•        the historical unaudited condensed consolidated financial statements of OCA as of and for the nine months ended September 30, 2023 and the historical audited financial statements of OCA as of and for the year ended December 31, 2022;

•        the historical unaudited condensed consolidated financial statements of PSI as of and for the nine months ended September 30, 2023 and the historical audited consolidated financial statements of PSI as of and for the year ended December 31, 2022; and

•        other information set forth under the section entitled “Proposal No. 1 — The Business Combination Proposal” relating to OCA and PSI, including the Business Combination Agreement and the description of certain terms thereof.

The unaudited pro forma condensed combined financial information should also be read together with the section entitled “OCA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “PSI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement/prospectus.

1.      Description of the Business Combination

On December 21, 2023, OCA and PSI entered into the Business Combination Agreement, pursuant to which, at the Closing, on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the applicable provisions of the DGCL, Merger Sub will be merged with and into OCA, following which the separate existence of Merger Sub will cease and OCA will continue as the surviving entity and a wholly-owned subsidiary of PSI.

In consideration for the consummation of the Business Combination and as a result of the Merger, among other things:

(a)     Each share of OCA Common Stock issued and outstanding immediately prior to the Effective Time, other than the unissued shares of OCA Common Stock held in OCA’s treasury immediately prior to the Effective Time, will be automatically cancelled and extinguished and collectively converted into the right to receive one share of PSI Common Stock.

(b)    All of the issued and outstanding limited liability company interests of Merger Sub will be converted into and become one thousand (1,000) validly issued, fully paid and non-assessable shares of OCA Common Stock, which will constitute 100% of the outstanding equity securities of OCA as of immediately following the Effective Time. From and after the Effective Time, all certificates representing the limited liability company interests of Merger Sub (if any) will be deemed for all purposes to represent the number of shares of OCA Common Stock into which they were converted in accordance with the immediately preceding sentence.

All unissued shares of OCA Common Stock held in OCA’s treasury immediately prior to the Effective Time will be automatically cancelled and extinguished, and no consideration will be paid or payable with respect thereto.

At the Effective Time, each Public Warrant and certain of the Private Placement Warrants that are outstanding immediately prior to the Effective Time will be converted into warrants to purchase shares of PSI Common Stock, with each warrant subject to substantially the same terms and conditions applicable to such respective Public Warrant and Private Placement Warrant prior to such conversion.

In connection with OCA’s entry into the Business Combination Agreement, Antara executed and delivered the Note Purchase Agreement, pursuant to which, among other things, Antara agreed to purchase, and PSI agreed to issue and sell to Antara, the Convertible Notes in an aggregate principal amount of $8,000,000, with an aggregate initial purchase of $3,000,000 in Convertible Notes on the date of the Business Combination Agreement and an additional purchase of $5,000,000 with 10 days of the receipt of initial comments from the SEC on this registration statement on Form S-4. In connection with the Closing, the Convertible Notes will automatically convert into shares of PSI Common Stock.

In addition, concurrently with the delivery of the Business Combination Agreement, OCA entered into the Insider Subscription Agreement with the Sponsor, pursuant to which the Sponsor agreed to subscribe for and purchase, and OCA agreed to sell and issue to the Sponsor, immediately prior to the Merger, an aggregate of 200,000 shares of OCA Class A Common Stock for an aggregate purchase price of $2,000,000. Upon the Closing, each share of OCA Class A Common Stock purchased in the Insider PIPE Investment will be automatically cancelled, extinguished and converted into the right to receive one share of PSI Common Stock.

Expected Accounting Treatment of the Business Combination

We expect the Business Combination to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, OCA is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Powermers Group will represent a continuation of the financial statements of PSI with the Business Combination treated as the equivalent of PSI issuing shares for the net assets of OCA, accompanied by a recapitalization. The net assets of OCA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of PSI in future reports of Powermers Group.

PSI has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:

•        PSI stockholders will have a significant majority of the voting power of Powermers Group;

•        The board of directors of Powermers Group will have five members, and PSI will nominate all of the members of the board of directors pursuant to the Business Combination Agreement;

•        PSI’s senior management will comprise the senior management roles of Powermers Group and be responsible for the day-to-day operations;

•        The intended strategy and operations of Powermers Group will continue PSI’s current strategy and operations to develop the next generation of electric vehicle technology.

We currently expect the Private Placement Warrants held by the Sponsor to remain liability classified instruments upon the Closing.

2.      Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of Powermers Group upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Powermers Group following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. OCA and PSI have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information contained herein assumes that the OCA stockholders approve the Business Combination. Pursuant to OCA’s Certificate of Incorporation, the Public Stockholders may elect to redeem their shares of Public Stock for cash even if they approve the Business Combination. OCA cannot predict how many of its Public Stockholders will exercise their right to redeem their shares of Public Stock for cash. The unaudited pro forma condensed combined financial information has been prepared assuming two redemption scenarios after giving effect to the Business Combination, as follows:

•        Assuming No Redemptions — this scenario assumes that no Public Stockholders exercise their redemption rights with respect to their Public Stock for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Redemptions — this scenario assumes that 2,998,436 shares of Public Stock are redeemed for an aggregate payment of approximately $32.0 million, which is derived from the number of shares that could be redeemed in connection with the Business Combination at an assumed redemption price of approximately $10.68 per share based on funds held in the Trust Account as of September 30, 2023, after giving effect to the proceeds from the PIPE Investment, the redemption of shares of Public Stock that occurred in January 2024 and before giving effect to the payment of the estimated transaction costs incurred in connection with the Business Combination of $8.0 million, including deferred underwriting commissions from the IPO.

The following summarizes the pro forma PSI Common Stock issued and outstanding immediately after the Business Combination, presented under the two assumed redemption scenarios:

	Pro Forma Combined (Assuming No Redemptions)			Pro Forma Combined (Assuming Maximum Redemptions)
	Number of Shares		% Ownership	Number of Shares	% Ownership
PSI existing stockholders	200,000,000	(1)	96.28%	200,000,000	97.68%
Sponsor’s existing shares	3,737,500	(2)	1.80%	3,737,500	1.83%
Public Stockholders	2,998,436	(3)	1.44%	—	—
Insider PIPE Investment	200,000	(4)	0.10%	200,000	0.10%
Convertible Note Investment	800,000	(5)	0.39%	800,000	0.39%
Total	207,735,936		100.00%	204,737,500	100.00%

____________

(1)      Reflects a reverse stock split immediately prior to Closing such that 200,000,000 shares of PSI Common Stock are outstanding at the Closing.

(2)      Reflects the conversion of an aggregate of 3,737,500 Founder Shares into shares of PSI Common Stock on a one-to-one basis.

(3)      Reflects the immediate conversion of all 2,998,436 shares of Public Stock into shares of PSI Common Stock on a one-to-one basis in connection with the Business Combination.

(4)      Reflects the sale and issuance of 200,000 shares of PSI Common Stock to the Sponsor in connection with the Insider PIPE Investment at $10.00 per share.

(5)      Reflects the issuance of 800,000 shares of PSI Common Stock upon the conversion of the Convertible Notes.

The two alternative levels of redemptions assumed in the unaudited pro forma condensed combined balance sheet and statements of operations are based on the assumption that there are no adjustments for the issued and outstanding Public Warrants issued in connection with the IPO as such securities are not exercisable until 30 days after the Closing of the Business Combination.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2023

					No redemption scenario			Maximum redemption scenario
ASSETS	Historical OCA	Historical PSI	Other Financing Events	Notes	Transaction Accounting Adjustment	Notes	Pro Forma Combined	Additional Transaction Accounting Adjustment	Notes	Pro Forma Combined
Current assets:
Cash	$28,546	$1,222,596	$—		$41,726,550	A	$42,198,994	$(31,892,897)	K	$10,306,097
			—		2,000,000	B	—			—
			—		8,000,000	C	—			—
			—		(1,000,000)	D	—	—		—
			—		(9,778,698)	E	—	—		—
Other receivables	—	184,138	—		—		184,138	—		184,138
Prepaid expenses	49,480	2,287,100	—		—		2,336,580	—		2,336,580
Other current assets	—	97,745	—		—		97,745	—		97,745
Amounts due from related parties	—	195,000	—		—		195,000	—		195,000
Total current assets	78,026	3,986,579	—		40,947,852		45,012,457	(31,893,271)		13,119,186
Property, plant and equipment, net	—	272,146	—		—		272,146			272,146
Operating lease right-of-use assets	—	932,264	—		—		932,264			932,264
Cash and marketable securities held in Trust Account	41,726,550	—	—		(41,726,550)	A	—	—		—
TOTAL ASSETS	41,804,576	5,190,989	—		(778,698)		46,216,867	(31,893,271)		14,323,596
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:					—
Trade payables	—	69,971	—		—		69,971	—		69,971
Other payables and accrued expenses	138,960	2,003,250	—		—		2,142,210	—		2,142,210
Contract liabilities	—	1,989,856	—		—		1,989,856	—		1,989,856
Lease liabilities	—	959,039	—		—		959,039	—		959,039
Amounts due to related parties	1,391,052	18,063,857	—		—		19,454,909	—		19,454,909
Convertible promissory notes – related party	3,057,500	—	—		—		3,057,500	—		3,057,500
Income tax payable	25,155	—	—		—		25,155	—		25,155
Total current liabilities	4,612,667	23,085,973	—		—		27,698,640	—		27,698,640
Deferred underwriting fee	5,232,500	—	—		(5,232,500)	D	—	—		—
Warrant liability	726,625	—	—		(352,875)	F	373,750	—		373,750
Lease liabilities	—	48,211	—		—		48,211	—		48,211
TOTAL LIABILITIES	10,571,792	23,134,184	—		(5,585,375)		28,120,601	—		28,120,601

Stockholders’ Equity (Deficit)
OCA Class A Common Stock	41,671,595	—	—		(9,778,698)	E	—	—		—
					(31,892,897)	G	—	—		—
OCA Class B Common Stock	374	—	—		(374)	H	—	—		—
PSI Common Stock	—	50	—		(50)	I	—	—		—
Powermers Group common stock	—	—	—		31,892,897	G	41,893,321	(31,892,897)	K	10,000,050
			—		2,000,000	B	—	—		—
			—		8,000,000	C	—	—		—
			—		374	H	—			—
			—		50	I	—	—		—
Additional paid-in capital	—	52,452	—		(10,439,185)	J	(10,386,733)	—		(10,386,733)
Accumulated other comprehensive income	—	1,277,315	—		—		1,277,315	—		1,277,315
Accumulated deficit	(10,439,185)	(19,185,728)	—		10,439,185	J	(15,306,103)	—		(15,306,103)
			—		4,232,500	D	—			—
					352,875	F	—	—		—
Total Shareholders’ Equity (Deficit)	31,232,784	(17,855,911)	—		4,806,677		18,183,550	(31,893,271)		(13,709,721)
Non-controlling interests	—	(87,284)	—		—		(87,284)	—		(87,284)
TOTAL EQUITY (DEFICIT)	31,232,784	(17,943,195)	—		4,806,677		18,096,266	(31,893,271)		(13,797,005)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	41,804,576	5,190,989	—		(778,698)		46,216,867	(31,893,271)		14,323,596

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2023
(in thousands, except share and per share data)

					No redemption scenario			Maximum redemption scenario
	Historical OCA	Historical PSI	Other Financing Events	Notes	Transaction Accounting Adjustment	Notes	Pro Forma Combined	Additional Transaction Accounting Adjustment	Notes	Pro Forma Combined
Revenue	$—	$93,228,232	$—		$—		$93,228,232	$—		$93,228,232
Cost of revenue	—	(93,135,624)	—		—		(93,135,624)	—		(93,135,624)
Gross profit	—	92,608	—		—		92,608	—		92,608

Operating expenses:
General and administrative expenses	(241,011)	(5,430,513)	—		—		(5,671,524)	—		(5,671,524)
Professional expenses	—	(752,817)	—		—		(752,817)	—		(752,817)
Total operating expenses	(241,011)	(6,183,330)	—		—		(6,424,341)	—		(6,424,341)
Loss from operations	(241,011)	(6,090,722)	—		—		(6,331,733)	—		(6,331,733)

Other income(expense):
Interest earned on cash and marketable securities held in Trust Account	394,326	—	—		—		394,326	—		394,326
Change in fair value of warrant liability	(145,325)	—	—		352,875	AA	207,550	—		207,550
Other income	—	1,738	—		4,232,500	BB	4,234,238	—		4,234,238
Interest income	—	1,018	—		—		1,018	—		1,018
Net gain (loss) before income tax	7,990	(6,087,966)	—		4,585,375		(1,494,601)	—		(1,494,601)
Income tax expenses	(72,309)	(2,491)	—		—		(74,800)	—		(74,800)
Net gain (loss)	(64,319)	(6,090,457)	—		4,585,375		(1,569,401)	—		(1,569,401)

Other comprehensive income/(loss)
Foreign currency translation adjustment	—	579,420	—		—		579,420	—		579,420

Total comprehensive gain (loss) for the period	(64,319)	(5,511,037)	—		4,585,375		(989,981)	—		(989,981)

Net gain (loss) for the period	(64,319)	(6,090,457)	—		4,585,375		(1,569,401)	—		(1,569,401)
Less: Net loss attribute to non-controlling interests	—	(7,301)	—		—		(7,301)	—		(7,301)
Net gain (loss) attribute to the shareholders of Powermers Group	(64,319)	(6,083,156)	—		4,585,375		(1,576,702)	—		(1,576,702)

Other comprehensive income/(loss)
Foreign currency translation adjustment	—	579,420	—		—		579,420	—		579,420
Less: comprehensive (loss) income attributable to non-controlling interests	—	(48,788)	—		—		(48,788)	—		(48,788)
Comprehensive gain (loss) attribute to the shareholders of Powermers Group	(64,319)	(5,454,948)	—		4,585,375		(933,892)	—		(933,892)

Net loss per share, basic and diluted	(0.01)	(1,216.63)	—		—		(0.01)	—		(0.01)
Weighted-average shares used to compute net loss per share, basic and diluted	7,638,217	5,000	—		—		207,735,290	—		204,737,500

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022
(in thousands, except share and per share data)

					No redemption scenario			Maximum redemption scenario
	Historical OCA	Historical PSI	Other Financing Events	Notes	Transaction Accounting Adjustment	Notes	Pro Forma Combined	Additional Transaction Accounting Adjustment	Notes	Pro Forma Combined
Revenue	$—	$28,072	$—		$—		$28,072	$—		$28,072
Cost of revenue	—	—	—		—		—	—		—
Gross profit	—	28,072	—		—		28,072	—		28,072

Operating expenses:
General and administrative expenses	(1,250,458)	(5,165,919)	—		—		(6,416,377)	—		(6,416,377)
Professional expenses	—	(706,418)	—		—		(706,418)	—		(706,418)
Total operating expenses	(1,250,458)	(5,872,337)	—		—		(7,122,795)	—		(7,122,795)
Loss from operations	(1,250,458)	(5,844,265)	—		—		(7,094,723)	—		(7,094,723)

Other income(expense):
Interest earned on cash and marketable securities held in Trust Account	2,193,696	—	—		—		2,193,696	—		2,193,696
Change in fair value of warrant liability	6,837,333	—	—		—		6,837,333	—		6,837,333
Other income	—	—	—		—		—	—		—
Interest income	—	3,760	—		—		3,760	—		3,760
Net gain (loss) before income tax	7,780,571	(5,840,505)	—		—		1,940,066	—		1,940,066
Income tax expenses	(383,965)	—	—		—		(383,965)	—		(383,965)
Net gain (loss)	7,396,606	(5,840,505)	—		—		1,556,101	—		1,556,101

Other comprehensive income/(loss)
Foreign currency translation adjustment	—	705,571	—		—		705,571	—		705,571
Total comprehensive income (loss) for the year	7,396,606	(5,134,934)	—		—		2,261,672	—		2,261,672

Net gain (loss) per share, basic and diluted	0.40	(1,168.10)	—		—		0.01	—		0.01
Weighted-average shares used to compute net gain (loss) per share, basic and diluted	18,687,500	5,000	—		—		207,735,290	—		204,737,500

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.      Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, OCA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of PSI will represent a continuation of the financial statements of PSI with the Business Combination treated as the equivalent of PSI issuing shares for the net assets of OCA, accompanied by a recapitalization. The net assets of OCA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of PSI in future reports of New PSI.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives pro forma effect to the Business Combination and the other events as if consummated on September 30, 2023. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 gives pro forma effect to the Business Combination and the other events as if consummated on January 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•        the historical unaudited condensed financial statements of OCA as of and for the nine months ended September 30, 2023 and the historical audited financial statements of OCA as of and for the year ended December 31, 2022;

•        the historical unaudited condensed consolidated financial statements of PSI as of and for the nine months ended September 30, 2023 and the historical audited consolidated financial statements of PSI as of and for the year ended December 31, 2022; and

•        other information relating to OCA and PSI included in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with the sections entitled “OCA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “PSI’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this proxy statement/prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New PSI’s additional paid-in capital and are assumed to be cash settled.

2.      Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The maximum redemption scenario takes into consideration the effects of adjustments to the unaudited pro forma condensed combined financial information presented under the minimum redemption scenario plus additional adjustments necessary to present the unaudited pro forma condensed combined financial information under the maximum redemption scenario.

3.      Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(A)    Reflects the liquidation and reclassification of $41.7 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general corporate use by New PSI.

(B)    Reflects the proceeds of $2.0 million from the sale and issuance of 200,000 shares of PSI Common Stock to the Sponsor at a purchase price of $10.00 per share pursuant to the Insider PIPE Investment.

(C)    Reflects the proceeds of $8.0 million from the sale and issuance of Convertible Notes to Antara which will convert into 800,000 shares of PSI Common Stock pursuant to the Note Purchase Agreement before the impact of interest.

(D)    Reflects the deferred underwriting fee amounted to $5.2 million of the IPO, of which $4.2 million is expected to be cancelled pursuant to the Business Combination Agreement and the remaining $1.0 million is expected to be fully paid.

(E)    Reflects that on January 9, 2024, holders of OCA Class A Common Stock had redeemed a total of 902,281 shares for cash at a redemption price of approximately $10.84 per share, for an aggregate redemption amount of approximately $9.8 million.

(F)    Represented that 2,557,500 Private Placement Warrants owned by the Sponsor will be forfeited pursuant to the Business Combination Agreement.

(G)    Represented that the reclassification of OCA Class A Common Stock subject to possible redemption into permanent equity assuming no redemptions and immediate conversion of all 2,998,436 shares of OCA Class A Common Stock into shares of PSI Common Stock on a one-to-one basis in connection with the Business Combination.

(H)    Reflects the conversion of an aggregate of 3,737,500 Founder Shares into shares of PSI Common Stock on a one-to-one basis.

(I)     Reflects a reverse stock split immediately prior to the Closing at a ratio such that 200,000,000 shares of PSI Common Stock are outstanding at the Closing.

(J)     Reflects the elimination of OCA’s historical accumulated deficit with a corresponding adjustment to APIC for New PSI in connection with the reverse recapitalization at the Closing.

(K)    Represents the cash disbursed under the maximum redemptions scenario to redeem 2,998,436 shares of Public Stock in connection with the Business Combination at an assumed redemption price of approximately $10.68 per share based on funds held in the Trust Account as of September 30, 2023.

4.      Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 were as follows:

(AA) Represented that Private Placement Warrants to purchase an aggregate of 2,557,500 shares of OCA Class A Common Stock owned by the Sponsor will be forfeited pursuant the Business Combination Agreement.

(BB) Reflects the deferred underwriting fee amounted to $5.2 million of the IPO, of which $4.2 million is expected to be cancelled pursuant to the Business Combination Agreement and the remaining $1.0 million is expected to be fully paid.

5.      Net Loss per Share

Represents the net loss per share calculated using the pro forma basic and diluted weighted average shares outstanding of PSI Common Stock as a result of the pro forma adjustments. As the Business Combination is being reflected as if the reverse recapitalization had occurred on January 1, 2022, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share reflects the historical shares of PSI Common Stock outstanding as of the respective original issuance date and the Business Combination have been outstanding as of January 1, 2022, the beginning of the earliest period presented. Under the maximum redemptions scenario, the shares of Public Stock assumed to be redeemed by Public Stockholders are eliminated as of January 1, 2022.

The unaudited pro forma condensed combined per share information has been presented under the two assumed redemption scenarios as follows:

	Nine Months Ended September 30, 2023		Year Ended December 31, 2022
	Assuming No Redemptions Scenario	Assuming Maximum Redemptions Scenario	Assuming No Redemptions Scenario	Assuming Maximum Redemptions Scenario
Numerator:
Net gain (loss) attribute to common shareholders – basic and diluted	$(1,576,702)	$(1,576,702)	$1,556,101	$1,556,101
Denominator:
PSI existing stockholders	200,000,000	200,000,000	200,000,000	200,000,000
Sponsor’s existing shares	3,737,500	3,737,500	3,737,500	3,737,500
Public Stockholders	2,998,436	—	2,998,436	—
Insider PIPE Investment	200,000	200,000	200,000	200,000
Convertible Note Investment	800,000	800,000	800,000	800,000
Weighted average shares outstanding – basic and diluted	207,735,936	204,737,500	207,735,936	204,737,500
Net gain (loss) per share attribute to common shareholders – basic and diluted	$(0.01)	$(0.01)	$0.01	$0.01

INFORMATION ABOUT OCA

References in this section to “we,” “our,” or “us” refer to OCA Acquisition Corp.

General

We are a special purpose acquisition company incorporated as a Delaware corporation on July 28, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business transaction with one or more operating businesses. We are an early stage and emerging growth company and, as such, we are subject to all of the risk associated with early stage and emerging growth companies.

IPO and Private Placement

On January 20, 2021, OCA consummated its IPO of 14,950,000 Units, at a price of $10.00 per Unit generating gross proceeds of $149,500,000, which includes the full exercise of the underwriter’s option to purchase an additional 1,950,000 Units at the IPO’s price to cover over-allotments. The securities in the offering were registered under the Securities Act on the IPO Registration Statement. The SEC declared the IPO Registration Statement effective on January 14, 2021.

Simultaneously with the closing of the IPO, OCA consummated the sale of 7,057,500 Private Placement Warrants to the Sponsor at a price of $1.00 per Private Placement Warrant, generating gross proceeds of $7,057,500.

Following the closing of the IPO on January 18, 2021 and the full exercise of the underwriters’ over-allotment, $151,742,500 from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants were placed in a Trust Account, and invested in U.S. government securities, within the meaning set forth in the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act. On January 19, 2023, OCA liquidated the U.S. government treasury obligations or money market funds held in the Trust Account, placed the funds in the Trust Account in an interest-bearing demand deposit account at a bank and intends to keep the funds there until the earlier of consummation of an initial business combination and OCA’s liquidation. Interest on such deposit account is currently approximately 3.5 – 4.0% per annum, but such deposit account carries a variable rate, and we cannot assure you that such rate will not decrease or increase significantly.

Extension of Time to Complete a Business Combination

On July 15, 2022, the OCA Board elected to extend the date by which OCA has to consummate an initial business combination from July 20, 2022 to January 20, 2023, as permitted under OCA’s Certificate of Incorporation. In connection with such extension, on July 20, 2022, the Sponsor deposited an aggregate of $747,500 into OCA’s Trust Account. On January 19, 2023, OCA held a special meeting of stockholders to approve an amendment to the Certificate of Incorporation to extend the date by which OCA had to consummate an initial business combination from January 20, 2023 to April 20, 2023 and to allow OCA, without another stockholder vote, to elect to extend the date by which OCA was required to consummate an initial business combination on a monthly basis up to nine times by an additional one month each time after April 20, 2023, by resolution of the OCA Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable expiration date, until January 20, 2024, unless the closing of a Business Combination shall have occurred prior thereto. The stockholders of OCA approved such proposal and on January 19, 2023, OCA filed the requisite amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with the vote to approve the amendment to the Certificate of Incorporation, the holders of 11,049,283 shares of OCA Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.31 per share, for an aggregate redemption amount of approximately $114,017,035. Following April 20, 2023, the OCA Board approved nine monthly extensions of the deadline to complete an initial business combination, extending the deadline to January 20, 2024, and drew an aggregate of $1,080,000 pursuant to an unsecured promissory note in the principal amount of $1,080,000 OCA previously issued to the Sponsor.

At a special meeting of stockholders held on January 9, 2024 (the “Extension Meeting”), OCA’s stockholders approved, and OCA subsequently adopted, an amendment to the Certificate of Incorporation which (i) extended the date by which OCA has to complete an initial business combination to February 20, 2024 (the “Termination Date”)

and provided that OCA may elect to extend the Termination Date on a monthly basis up to eleven times (or to up to January 20, 2025) if such additional monthly extensions are approved thereafter by the OCA Board and (ii) eliminated the limitation that OCA may not redeem shares of Public Stock to the extent that such redemption would result in OCA having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Act) of less than $5,000,001 (the “Redemption Limitation”) in order to allow OCA to redeem shares of Public Stock irrespective of whether such redemption would exceed the Redemption Limitation. In connection with the stockholders’ vote at the Extension Meeting, holders of 902,281 shares of OCA Class A Common Stock exercised their right to redeem their shares for cash at an approximate price of $10.83 per share, which resulted in an aggregate payment to such redeeming holders of $9,778,698. As of January 11, 2024 (after the payment referenced in the preceding sentence), the Trust Account balance was $32,496,306.

Effecting a Business Combination

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, the target business or businesses that OCA acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (less any deferred underwriting commissions and taxes paid or payable on interest earned) at the time of the execution of a definitive agreement for OCA’s initial business combination. The fair market value of PSI was determined by the OCA Board in connection with its evaluation of the proposed Business Combination in reliance, in part, on the opinion of Houlihan described elsewhere in this proxy statement/prospectus. Our stockholders will be relying on the business judgment of the OCA Board and Houlihan in determining the value of PSI. As discussed in the section entitled “Stockholder Proposal No. 1: The Business Combination Proposal — Satisfaction of 80% Test,” the OCA Board determined that this test was met in connection with the Business Combination.

Stockholder Approval of the Business Combination

OCA is seeking stockholder approval of the Business Combination at the Stockholder Meeting to which this proxy statement/prospectus relates and, in connection with such meeting, holders of shares of Public Stock may redeem their shares for cash in accordance with the procedures described in this proxy statement/prospectus. Such redemption rights will be effected under the Certificate of Incorporation and the DGCL. The Insiders have agreed pursuant to the Sponsor Letter Agreement (i) to vote the OCA Class B Common Stock and (B) any other OCA Common Stock owned by the Insiders (subject to applicable securities laws), in favor of the Business Combination; and (ii) to not redeem any shares of Public Stock in connection with a stockholder vote to approve a proposed initial business combination, including the Business Combination, or a vote to amend the provisions of the Certificate of Incorporation relating to stockholders’ rights or pre-business combination activity. If the Business Combination is not completed, then Public Stockholders electing to exercise their redemption rights will not receive such payments and their shares will not be redeemed. As of the date of this proxy statement/prospectus, our Insiders own approximately 55.5% of the total outstanding shares of OCA Common Stock.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates may purchase shares of Public Stock from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Stockholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Public Stock or vote their shares of Public Stock in favor of the proposals presented at the Stockholder Meeting. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates purchase shares of Public Stock in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares of Public Stock. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of shares of OCA Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Stockholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Sponsor and OCA’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and OCA’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor or our directors, officers, advisors or their affiliates were to purchase shares of Public Stock from Public Stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

Redemption of Public Stock and Liquidation if No Business Combination

We will have only until the Termination Date to complete our initial business combination. If we have not completed our initial business combination within such period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the shares of Public Stock in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to OCA to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding shares of Public Stock, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the OCA Board in accordance with applicable law, dissolve and liquidate, subject in each case to OCA’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.

Our Certificate of Incorporation provides that only shares of Public Stock are entitled to redemption rights. Furthermore, the Insiders have entered into the Sponsor Letter Agreement with us, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our initial business combination within the prescribed time period. However, if the Insiders acquire shares of Public Stock, they will be entitled to liquidating distributions from the Trust Account with respect to such shares of Public Stock if we fail to complete our initial business combination within the allotted time frame to complete our initial business combination.

The Insiders have agreed, pursuant to the Sponsor Letter Agreement, that they will not propose any amendment to the Certificate of Incorporation (A) to modify the substance or timing of OCA’s obligation to allow redemption in connection with our initial business combination or to redeem 100% of the shares of Public Stock if OCA does not complete an initial business combination within the time period set forth in the Certificate of Incorporation or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless Public

Stockholders are provided with the opportunity to redeem their shares of OCA Class A Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (and not previously released to OCA to pay its franchise and income taxes), divided by the number of then issued and outstanding shares of Public Stock.

OCA expects that all costs and expenses associated with implementing a plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $28,546 of proceeds held outside the Trust Account as of September 30, 2023, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing OCA’s plan of dissolution, to the extent that there is any interest accrued in the Trust Account not previously released to OCA to pay its franchise and income taxes, OCA may request Continental to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

Without taking into account additional interest, if any, earned on the Trust Account and any additional tax payments or expenses for the dissolution, the per-share redemption amount received by the Public Stockholders upon our dissolution would be approximately $10.91 per share of Public Stock, based on the aggregate amount on deposit in the Trust Account of approximately $32,721,201 as of February 12, 2024. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of Public Stockholders. See “Risk Factors — Risks Related to the Business Combination and OCA — If, after we distribute the proceeds in the Trust Account to the Public Stockholders in the event we are unable to consummate the Business Combination, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and the OCA Board may be exposed to claims of punitive damages.” The actual per-share redemption amount received by Public Stockholders may be substantially less than $10.15. Under Section 281(b) of the DGCL, OCA’s plan of dissolution must provide for all claims against it to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before OCA can make any distribution of remaining assets to stockholders. While OCA intends to pay such amounts, if any, we cannot assure you that OCA will have funds sufficient to pay or provide for all creditors’ claims.

Although OCA will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which it does business execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Public Stockholders, there is no guarantee such agreements will be executed or even if such agreements are executed that they would be prevented from bringing claims against the Trust Account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third-party that has not executed a waiver only if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternatives. Examples of possible instances where OCA may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. The IPO Underwriters and the independent registered public accounting firm will not execute agreements waiving such claims to the monies held in the Trust Account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements will not seek recourse against the Trust Account for any reason.

If OCA liquidates, the Sponsor has agreed that it will be liable to OCA if and to the extent any claims by a third party for services rendered or products sold to OCA, or a prospective target business with which OCA has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per share of Public Stock and (ii) the actual amount per share of Public Stock held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per share due to reductions in the value of the trust assets, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the IPO Underwriters against certain liabilities, including liabilities under the Securities Act. However, OCA has not asked the Sponsor to reserve for such indemnification obligations, nor has OCA independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of OCA. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. Based upon the amount in the Trust Account as of February 12, 2024, we anticipate that the per-share price at which shares of Public Stock will be redeemed from cash held in the Trust Account will be approximately $10.91. Nevertheless, OCA cannot assure you that the per share distribution from the Trust Account, if OCA liquidates, will not be less than $10.91, due to unforeseen claims of creditors.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.15 per share of Public Stock and (ii) the actual amount per share of Public Stock held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per share due to reductions in the value of the trust assets, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, OCA’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While OCA currently expects that the independent directors would take legal action on OCA’s behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that the independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be substantially less than $10.15 per share. See “Risk Factors — Risks Related to the Redemption — If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.15 per share.” and other risk factors described above.

OCA has sought to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to Public Stockholders upon the redemption of shares of Public Stock in the event an initial business combination is not consummated within the required time period may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of the Trust Account distributed to Public Stockholders upon the redemption of shares of Public Stock in the event an initial business combination is not consummated within the required time period is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If an initial business combination is not consummated by the Termination Date, OCA will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the shares of Public Stock in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to OCA to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding shares of Public Stock, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the OCA Board in accordance with applicable law, dissolve and liquidate, subject in each case to OCA’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Accordingly, it is OCA’s intention to redeem shares of Public Stock as soon as reasonably possible before the Termination Date, and, therefore, OCA does not intend to comply with those procedures. As such, stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of stockholders may extend well beyond the third anniversary of such date.

Because OCA will not be complying with Section 280, Section 281(b) of the DGCL requires OCA to adopt a plan, based on facts known to it at such time that will provide for payment of all existing and pending claims or claims that may be potentially brought against OCA within the subsequent 10 years. However, because OCA is a special purpose acquisition company, rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from vendors (e.g., lawyers and investment bankers) or prospective target businesses. As described above, pursuant to the obligation contained in the underwriting agreement, OCA will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which it does business execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. As a result of this obligation, the claims that could be made are significantly limited and the likelihood that any claim that would result in any liability extending to the Trust Account is remote.

If OCA files a bankruptcy petition or an involuntary bankruptcy petition is filed against OCA that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law and may be included in the bankruptcy estate and subject to the claims of third parties with priority over the claims of stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you that we will be able to return $10.15 per share to our Public Stockholders. Additionally, if a bankruptcy petition is filed by OCA or an involuntary bankruptcy petition is filed against OCA that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer,” “fraudulent conveyance” or a “voidable transfer.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, the OCA Board may be viewed as having breached its fiduciary duty to creditors and/or may have acted in bad faith, thereby exposing itself and OCA to claims seeking damages, including punitive damages, by paying Public Stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against OCA for these reasons. See “Risk Factors — Risks Related to the Business Combination and OCA — If, after we distribute the proceeds in the Trust Account to the Public Stockholders in the event we are unable to consummate the Business Combination, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and the OCA Board may be exposed to claims of punitive damages.”

Public Stockholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) the completion of the initial business combination, and then only in connection with those shares of Public Stock that such stockholder properly elected to redeem, subject to the limitations described herein; (ii) the redemption of 100% of the shares of Public Stock if OCA does not complete its initial business combination by the date provided in the Certificate of Incorporation and (iii) the redemption of shares of Public Stock in connection with a vote seeking to amend any provisions of the Certificate of Incorporation to modify the substance or timing of the obligation to allow redemptions in connection with OCA’s initial business combination or to redeem 100% of the shares of Public Stock if an initial business combination is not completed by the Termination Date or with respect to any other provisions relating to stockholders’ rights or pre-initial Business Combination activity. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. Holders of warrants will not have any right to the proceeds held in the Trust Account with respect to the warrants.

Employees

OCA currently has no employees and two officers. These individuals are not obligated to devote any specific number of hours to OCA’s matters, but they devote as much of their time as they deem necessary to our affairs until OCA has completed an initial business combination. The amount of time they devote in any time period varies based on the stage of the initial business combination OCA is in.

Facilities

Our executive officers are located at 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105. OCA pays an affiliate of the Sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. We consider our current office space adequate for our current operations.

Legal Proceedings

There are no legal proceedings pending against OCA.

Periodic Reporting and Audited Financial Statements

OCA has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC.

Directors and Executive Officers

OCA’s current directors and officers are as follows:

Name	Age	Position
David Shen	56	Chief Executive Officer, President and Director
Jeffrey Glat	59	Director, Chief Financial Officer, Secretary and Treasurer
Daniel Mintz	62	Director
Gary Bennett	69	Director
Alec Ellison	60	Director
Christine Houston	69	Director
Emmanuel Pitsilis	55	Director
Jacob Robbins	64	Director

David Shen has served as our Chief Executive Officer, President and a Director since our inception. Mr. Shen has over 25 years of investment and financial experience in Asia and the U.S., joining Olympus Capital in Hong Kong in 1998 and leading its efforts in Japan while based in Tokyo from 2001-2010. Prior to joining Olympus Capital, Mr. Shen worked for William E. Simon & Sons (Asia), the Asian affiliate of the direct investment group founded by William Simon Sr., the former U.S. Treasury Secretary under Presidents Nixon and Ford. Before that, Mr. Shen was with Goldman Sachs in New York and Hong Kong. Mr. Shen holds an MBA from the Wharton School of University of Pennsylvania and a B.S. from Cornell University. We believe Mr. Shen’s broad operational and transactional experience, and his position as Chief Executive Officer, make him well qualified to serve on the OCA Board.

Jeffrey Glat has served as our Chief Financial Officer, Secretary and Treasurer, and a member of the OCA Board since our inception. Mr. Glat has over 30 years of experience in accounting for financial services companies. Prior to joining Olympus Capital in 2002, Mr. Glat managed the accounting and reporting for an $8 billion private equity portfolio managed by J.P. Morgan Partners. Mr. Glat was previously the Chief Financial Officer of WestLB Panmure Securities and a Senior Manager in the Financial Services Practice of Ernst & Young. Mr. Glat holds an MBA from the University of Buffalo and a B.S. in Finance and Economics from Ithaca College. We believe Mr. Glat’s broad operational and transactional experience, and his position as Chief Financial Officer, make him well qualified to serve on the OCA Board.

Daniel Mintz, a member of the OCA Board since our inception, has more than 30 years of private equity investment and M&A experience in Asia and the U.S. He co-founded Olympus Capital in 1997, where he has focused primarily on investments in the financial services industry. Mr. Mintz established and was head of Asia for Morgan Stanley Capital Partners (“MSCP”), the former private equity arm of Morgan Stanley, which managed over $4 billion of private equity capital. Mr. Mintz was a member of the worldwide Investment Committee of MSCP and served as a director on a number of boards of portfolio companies in Asia and the U.S. Mr. Mintz received an MBA from the Stanford Graduate School of Business Administration and a B.A. degree magna cum laude and Phi Beta Kappa from Brown University. He was a recipient of a Fulbright Fellowship and is a member of the Council on Foreign Relations. We believe Mr. Mintz’ broad operational and transactional experience makes him well qualified to serve on the OCA Board.

Gary Bennett, a member of the OCA Board since January 2021, has over 35 years of experience in the life insurance industry, working for a number of international companies in Australia, Asia and North America in senior leadership positions. Mr. Bennett has been the Chairman and Chief Executive of North Star Consulting since founding the company in 2014. North Star Consulting is a consulting company that provides high level strategic advice and operational support to organizations with particular strength in interim management, Mergers & Acquisitions, new business set ups, restructuring, distribution, product development, marketing, leadership and board, advisory and investor support. Prior to his current role, Mr. Bennett served as Chairman & CEO of Seguros Monterrey New York Life in Mexico from 2014 through 2018, where he continues to be a non-executive director, serving on the audit, investment and reinsurance committees. Prior to rejoining New York Life in Mexico, Mr. Bennett had a ten-year career with New York Life in Asia, where he most recently served as CEO of Asia of New York Life International, where he oversaw the company’s fully-owned and JV operations in the region and previously serving as Executive Vice President and CEO for Greater China, CEO for India and President and CEO of the company’s Hong Kong operation. Prior to joining New York Life International, Mr. Bennett was Managing Director of North Asia for Prudential Corporation Asia (PCA), where he previously served as a member of the PCA Regional Board, Life ExCo and Chairman & CEO of its life insurance companies in Japan and Korea as well as a director of PCA Asset Management, Japan. Prior to joining PCA in 2000, Mr. Bennett was Chairman and Chief Executive Officer of Colonial Mutual Group (CMG) Asia Life in Hong Kong. Mr. Bennett also currently serves as chairman of Fenix Holdings Ltd and Archer Wealth Ltd., vice chair of the board of directors of 25 Point Systems, Inc., as a director of Credit Access Life Insurance Company, Ooptify Limited and Pembroke Life Insurance Limited and on the advisory boards of Vivanta Limited, Chief of Staff.com, LLC and Lapetus Solutions, Inc. Mr. Bennett received a B.A. in Business Administration from the University of California, Berkeley. We believe Mr. Bennett’s broad operational and transactional experience makes him well qualified to serve on the OCA Board.

Alec Ellison, a member of the OCA Board since January 2021, is currently Houlihan Lokey’s Chief Innovation Officer, Global Head of its FinTech Group and a member of its Management Committee. Previously he served as U.S. Chairman and Executive Committee Chairman of OurCrowd International, G.P., one of the world’s leading digital investing platforms. Mr. Ellison joined OurCrowd after a nearly 30-year career in investment banking focused on the technology sector. Over the course of his career, Mr. Ellison advised on over 200 completed M&A transactions in the technology sector. Mr. Ellison was formerly a Vice Chairman of Jefferies LLC, the longtime head of the firm’s Technology Investment Banking Group, and a member of the firm’s Executive Committee. Mr. Ellison joined Jefferies as part of the firm’s 2003 acquisition of Broadview International, where he was President. Mr. Ellison began his investment banking career at Morgan Stanley. Mr. Ellison is a South Carolina native, resides in Connecticut, and holds a BA from Yale (summa cum laude) and an MBA with High Distinction from the Harvard Business School. We believe Mr. Ellison’s broad operational and transactional experience makes him well qualified to serve on the OCA Board.

Christine Houston, a member of the OCA Board since January 2021, is the Founder and Managing Director of Executive Strategies Group International Ltd. (“EGSI”), which she founded in 1998. Ms. Houston specializes in providing senior level human capital advisory services throughout Asia, Europe, and North America, with expertise in financial services and the professional services sector. Ms. Houston is also the Co-Founder and Managing Director of Corporate Governance Reality Check, a Board Advisory consultancy. Prior to forming EGSI, Ms. Houston was a Partner with TASA International (subsequently TMP Search), originally as a Partner in New York and from 1994 on as the Managing Partner of the Hong Kong office, concurrently heading the Financial Services and Technology Practices in Asia, including Japan. Prior to joining TASA in 1990, Ms. Houston was a Partner at Korn Ferry International, where she focused on leading cross-border searches between the US and Asia. Prior to entering the executive search profession, Ms. Houston was a Vice President and Managing Director of J. Walter Thompson — Japan. Her management positions at the corporate level include Director of Marketing for Revlon Japan, and executive positions with the International Division of Avon Products for the Japanese and Latin American markets. Ms. Houston is a past member of the Board of the C.G. Jung Foundation, and the Advisory Board of Catalyst. While based in Japan, she was a founding member Foreign Executive Women (FEW) in Japan. Ms. Houston holds an MBA from Fordham University, and a B.A. in Economics from Hofstra University. We believe Ms. Houston’s broad operational and transactional experience makes her well qualified to serve on the OCA Board.

Emmanuel Pitsilis, a member of the OCA Board since January 2021, started his career with McKinsey in 1993 and left as a Senior Partner in 2014. During his 21 years with McKinsey, Mr. Pitsilis focused on building the Firm’s presence in Asia Pacific with a focus initially on Southeast Asia and then on North Asia. Mr. Pitsilis built long-lasting and deep relationships with CEOs of leading global and Asian financial services clients and with senior regulators throughout Asia. Mr. Pitsilis also held various leadership and entrepreneurial roles within McKinsey — for example, he led the build-up of McKinsey’s financial services practice in Greater China between 2006 and 2013. Mr. Pitsilis remained a senior advisor to the Firm until February 2021. Between 2014 and early 2021, Mr. Pitsilis co-founded two early-stage ventures: Velotrade (a FinTech platform focused on trade-finance) and Zegal (a legaltech platform) and was an active investor in companies in deep tech, FinTech, and e-commerce with a focus on Asia Pacific. Since April 2021, Mr. Pitsilis has been co-head of Asia Pacific at Partners Capital, a global investment management firm with close to USD 50 billion in AUM. Mr. Pitsilis focuses on growing the client business in Asia Pacific as well as on the firm’s global fund distribution capabilities. Mr. Pitsilis holds an MBA from INSEAD, a Master of Sciences from Ecole Polytechnique and a Master in Engineering from Ecole des Mines de Paris. We believe Mr. Pitsilis’ broad operational and transactional experience makes him well qualified to serve on the OCA Board.

Jacob Robbins, a member of the OCA Board since January 2021, is the Chief Executive Officer of Emeterra, a company he founded in 2013 to focus on the agtech and foodtech sectors using his significant global experience in agribusiness and the food and beverage sector. Emeterra partners with promising companies and globally acclaimed research institutions on disruptive technologies spanning agricultural production, post-harvest preservation, processing and logistics. Prior to Emeterra, Mr. Robbins spent 20 years from 1993 to 2013 in various executive roles with The Coca-Cola Company in multi-geographic and global executive positions, including coverage of strategic inputs for Coca-Cola’s global brands and support for the end-to-end supply chain across Asia Pacific, the Middle East & Eastern Europe. Mr. Robbins’ last role with The Coca-Cola Company was that of Managing Director covering its global system’s major agricultural commodities and ingredients, leading the world’s largest supply chain of sugar and starch sweeteners. Spanning over 120 countries, this also represented the biggest single area of the global Coca-Cola system’s supply chain. Prior to joining Coca-Cola, Mr. Robbins was part of TAS, the flagship leadership development programme of the Tata Group, India’s largest business conglomerate. As part of the TAS programme, Mr. Robbins worked with Tata Steel, first in the office of the Chairman and subsequently successfully developed and led Tata Steel’s main international trading platform for agricultural commodities, establishing it with a global presence. Mr. Robbins qualified in Management with Honours, complemented by programmes at Wharton and the Harvard Business School. Mr. Robbins also holds a Bachelor of Science in Economics with Honours. We believe Mr. Robbins’ broad operational and transactional experience makes him well qualified to serve on the OCA Board.

Number and Terms of Office of Officers and Directors

The OCA Board consists of eight directors, divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Daniel Mintz and Emmanuel Pitsilis, expired at our first annual meeting of stockholders, held on June 22, 2023. Each of Mr. Mintz and Mr. Pitsilis was elected at such annual meeting to continue to serve as directors until our fourth annual meeting of stockholders. The term of office of the second class of directors, consisting of Alec Ellison, Jeffrey Glat and Jacob Robbins, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Gary Bennett, Christine Houston and David Shen, will expire at the third annual meeting of stockholders.

Prior to the completion of an initial business combination, any vacancy on the OCA Board may be filled by a nominee chosen by holders of a majority of the shares of OCA Class B Common Stock. In addition, prior to the completion of an initial business combination, holders of a majority of the shares of OCA Class B Common Stock may remove a member of the OCA Board for any reason.

Our officers are appointed by the OCA Board and serve at the discretion of the OCA Board, rather than for specific terms of office. The OCA Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairperson of the board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the OCA Board.

Director Independence

Nasdaq listing standards require that a majority of the OCA Board be independent within one year of our initial public offering. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The OCA Board has determined that each of each of Messrs. Bennett, Ellison, Pitsilis, Robbins and Ms. Houston is an “independent director” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our directors or executive officers has received directly from us any cash compensation for services rendered by us. Until the earlier of consummation of our initial business combination and our liquidation, except for payment pursuant to a support services agreement we have entered into with an affiliate of our Sponsor (we pay such affiliate of our Sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support), no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination (not including consulting fees for business and development services for personnel not affiliated with Olympus Capital funded by the Sponsor).

Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our executive officers or directors.

Committees of the OCA Board

The OCA Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee and nominating and corporate governance committee of a listed company each be comprised solely of independent directors. Each committee operates under a charter that complies with Nasdaq rules, has been approved by the OCA Board and has the composition and responsibilities described below. The charter of each committee is available on our website at www.ocaacquisition.com.

Audit Committee

Messrs. Bennett, Ellison and Robbins serve as the members of our audit committee, and Mr. Robbins is the chair of the audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Bennett, Ellison and Robbins meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and the OCA Board has determined that Mr. Bennett qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and the independent registered public accounting firm;

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures,

(2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “OCA’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Mr. Bennett and Ms. Houston serve as the members of our compensation committee. Under Nasdaq listing standards and applicable SEC rules, all members of the compensation committee must be independent. Each of Mr. Bennett and Ms. Houston are independent and Ms. Houston will chair the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations on an annual basis to the OCA Board with respect to (or approving, if such authority is so delegated by the OCA Board) the compensation, if any is paid by us, and any incentive-compensation and equity-based plans that are subject to board approval of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the OCA Board. The OCA Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are each of Messrs. Bennett, Ellison, Pitsilis and Robbins and Ms. Houston. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the OCA Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, our Public Stockholders will not have the right to recommend director candidates for nomination to the OCA Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees, which is available on our website at www.ocaacquisition.com. We filed a copy of our Code of Business Conduct and Ethics and our committee charters as exhibits to the IPO Registration Statement. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a Form 8-K.

Corporate Governance Guidelines

The OCA Board has adopted corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairperson of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

OCA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “our” or “us” refer to OCA Acquisition Corp. References to our “management” or our “management team” refer to our officers and directors.

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement/prospectus. This discussion includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this proxy statement/prospectus. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

Overview

We are a special purpose acquisition company incorporated as a Delaware corporation on July 28, 2020, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

On September 30, 2023, we had $28,546 in our operating bank account. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination, including the Business Combination, will be successful.

Business Combination Agreement

On December 21, 2023, OCA, PSI and Merger Sub entered into the Business Combination Agreement. The Business Combination Agreement contains certain customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described therein. In connection with the Business Combination Agreement, we also entered into the Sponsor Support Agreement and the Insider Subscription Agreement. See the section entitled “Certain Relationships and Related Person Transactions.”

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities through September 30, 2023 were organizational activities, those necessary to prepare for our initial public offering and identifying a target company to effectuate an initial business combination. We do not expect to generate any operating revenues until after completion of our initial business combination, at the earliest. We generate non-operating income in the form of interest income on the cash and funds held in the Trust Account. No material adverse change has occurred since the date of our audited financial statements. We expect to continue to incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, an initial business combination.

For the three months ended September 30, 2023, we had a net loss of approximately $0.1 million, which consisted of a loss from the change in fair value of warrant liabilities of $0.1 million, provision for income tax of approximately $0.1 million and loss from operations of approximately $0.3 million, offset by interest earned on the Trust Account of $0.4 million.

For the nine months ended September 30, 2023, we had a net loss of approximately $0.5 million, which included a loss from the change in fair value of warrant liabilities of $0.6 million, provision for income tax of approximately $0.3 million and loss from operations of approximately $1.0 million, offset by interest earned on Trust Account of $1.4 million.

For the three months ended September 30, 2022, we had a net loss of approximately $0.1 million, which included loss from operations of approximately $0.7 million and provision for income tax of approximately $0.1 million, offset by interest earned on Trust Account of approximately $0.7 million.

For the nine months ended September 30, 2022, we had a net income of approximately $5.7 million, which included a gain from the change in fair value of warrant liabilities of $6.3 million and interest earned on Trust Account of $0.9 million, offset by loss from operations of approximately $1.3 million and provision for income tax of $124,400.

During the year ended December 31, 2022, we had net income of $7.4 million which included a gain from the change in fair value of warrant liabilities of $6.8 million and interest earned on Trust Account of $2.2 million, offset by loss from operations of approximately $1.3 million and provision for income tax of $0.4 million.

For the year ended December 31, 2021, we had a net income of approximately $4.6 million which included a gain from the change in fair value of warrant liabilities of $7.5 million and interest earned on Trust Account of approximately $0.1 million, offset by loss from operations of approximately $2.6 million and offering cost expense allocated to warrants of approximately $0.4 million.

Liquidity and Capital Resources

As of September 30, 2023, we had $28,546 in our operating bank account. As of December 31, 2022 and 2021, we had $985 and $194,034 in our operating bank account, respectively.

On January 20, 2021, we consummated our IPO of 14,950,000 Units, including the issuance of 1,950,000 Units as a result of the underwriters’ exercise of their over-allotment option in full. Each Unit sold consisted of one share of OCA Class A Common Stock and one-half of one redeemable OCA Public Warrant, with each whole OCA Public Warrant entitling the holder thereof to purchase one share of OCA Class A Common Stock at a price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $149,500,000. Simultaneously with the closing of our IPO, we completed the private placement of 7,057,500 OCA Private Placement Warrants to the Sponsor, at a purchase price of $1.00 per OCA Private Placement Warrant, generating total proceeds to us of $7,057,500.

Following the IPO, approximately $151.7 million ($10.15 per unit, which does not take into account contributions to the Trust Account by the Sponsor in connection with our charter Extension Amendments) of the net proceeds of the sales of the units in the IPO and the OCA Private Placement Warrants were placed in the Trust Account.

On January 19, 2023, OCA held a special meeting of stockholders to extend the time OCA had to consummate an initial business combination, which such extension was approved by OCA’s stockholders. In connection with the vote to approve the amendment to the Certificate of Incorporation, the holders of 11,049,283 shares of OCA Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.31 per share, for an aggregate redemption amount of approximately $114,017,035. As of September 30, 2023, we had funds held in the Trust Account of $41,726,550 (including approximately $394,326 and $1,352,094 of interest income earned on funds for the three and nine months ended September 30, 2023, respectively). Interest earned on the balance in the Trust Account may be used by us to pay taxes. Through September 30, 2023, we have withdrawn $1,134,837 of interest earned from the Trust Account to pay taxes.

As of December 31, 2022, we had cash and marketable securities held in the Trust Account of $153,980,991 (including $2,193,696 of interest income earned on marketable securities). Interest income on the balance in the Trust Account may be used by us to pay taxes. Through December 31, 2022, we have withdrawn $735,337 of interest earned from the Trust Account to pay taxes.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account and not previously released to OCA to pay its franchise and income taxes (which interest shall be net of taxes payable thereon and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes, and we expect the only taxes payable by us out of the funds in the Trust Account will be related to income and franchise taxes, which we expect the interest earned on the amount in the Trust Account will be sufficient to pay. To the extent that shares of our common stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2023, we had available to us $28,546 of cash held outside the Trust Account. As of December 31, 2022, we had available to us $985 of cash held outside the Trust Account. We intend to use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure and negotiate and complete an initial business combination and to pay taxes to the extent the interest earned on the Trust Account is not sufficient to pay our taxes.

Our liquidity needs up to our IPO had been satisfied through a capital contribution from the Sponsor of $25,000 for the Founder Shares and the loan under an unsecured promissory note from the Sponsor for $145,000. The outstanding balance on the promissory note from the Sponsor was paid in full from the IPO proceeds on February 26, 2021. Subsequent to the consummation of the IPO, our liquidity needs had been satisfied through (i) the net proceeds from the consummation of the sale of the Private Placement Warrants not held in the Trust Account, (ii) an unsecured promissory note, dated as of December 14, 2021, in the principal amount of up to $1,500,000 issued to the Sponsor, (ii) an unsecured promissory note, dated as of July 20, 2022, in the principal amount of up to $747,500 issued to the Sponsor, and (iii) an unsecured promissory note, dated as of January 19, 2023, in the principal amount of $1,080,000 issued to the Sponsor. We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business prior to our initial business combination, other than any funds available from loans from our Sponsor, its affiliates or members of our management team. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. Pursuant to the Business Combination Agreement, the Sponsor has agreed to convert all outstanding Promissory Notes to warrants in connection with the Closing of the Business Combination. The warrants will be subject to substantially the same terms and conditions applicable to such respective Public Warrant and Private Placement Warrant prior to such conversion. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account.

At the Extension Meeting, OCA’s stockholders approved, and OCA subsequently adopted, an amendment to the Certificate of Incorporation which (i) extended the date by which OCA has to complete an initial business combination to February 20, 2024 (the “Termination Date”) and provided that OCA may elect to extend the Termination Date on a monthly basis up to eleven times (or to up to January 20, 2025) if such additional monthly extensions are approved thereafter by the OCA Board and (ii) eliminated the limitation that OCA may not redeem shares of Public Stock to the extent that such redemption would result in OCA having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Act) of less than $5,000,001 (the “Redemption Limitation”) in order to allow OCA to redeem shares of Public Stock irrespective of whether such redemption would exceed the Redemption Limitation. In connection with the stockholders’ vote at the Extension Meeting, holders of 902,281 shares of OCA Class A Common Stock exercised their right to redeem their shares for cash at an approximate price of $10.83 per share, which resulted in an aggregate payment to such redeeming holders of approximately $9,778,697. As of January 11, 2024 (after the payment referenced in the preceding sentence), the Trust Account balance was $32,496,306.

On January 11, 2024, OCA issued the 2024 Note, which does not bear interest and matures upon closing of an initial business combination. As indicated above, the Sponsor has agreed to convert (i) the 2021 Note into Working Capital Warrants (as defined in the Warrant Agreement), (ii) the 2022 Note into Extension Warrants (as defined in the Warrant Agreement), and (iii) the 2023 Note and 2024 Note into Post-IPO Warrants (as defined in the Warrant Agreement) if the Business Combination is consummated. In the event that OCA does not consummate an initial business combination, the Promissory Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Pursuant to the Certificate of Incorporation, the Sponsor deposited $90,000 into the Trust Account in order for the time available for OCA to consummate an initial business combination to be extended. If OCA anticipates that it may not be able to consummate the initial business combination by the Termination Date, and, subject to the Sponsor depositing additional funds into the Trust Account pursuant to the

Promissory Note, OCA’s time to consummate a business combination shall be extended for up to an additional eleven months until January 20, 2025. For each monthly extension, the Sponsor will deposit $90,000 into the Trust Account.

If we have not completed an initial business combination by the Termination Date, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of Public Stock, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the OCA Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On January 11, 2024, pursuant to the terms of the Certificate of Incorporation, the Sponsor converted 300,000 shares of OCA Class B Common Stock held by it on a one-for-one basis into shares of OCA Class A Common Stock with immediate effect. Following such conversion and taking into account the redemptions described above, there are 3,298,436 shares of OCA Class A Common Stock issued and outstanding and 3,437,500 shares of OCA Class B Common Stock issued and outstanding as of the date of this proxy statement/prospectus.

Off-Balance Sheet Arrangements

As of September 30, 2023, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than (i) an agreement to pay an affiliate of our Sponsor a monthly fee of $15,000 for office space, utilities and secretarial and administrative support, (ii) deferred underwriting fees of $5,232,500, (iii) $1,500,000 outstanding under the 2021 Note and (iv) $1,391,052 of amounts due to the Sponsor at September 30, 2023.

We became contractually obligated to pay the administrative service fees to the Sponsor on January 20, 2021, and will continue to be contractually obligated to pay these fees monthly until the earlier of the completion of the initial business combination and our liquidation. For the year ended December 31, 2022 and the three and nine months ended September 30, 2023, OCA incurred $135,000, $0 and $90,000 in administrative service fees, respectively.

The IPO Underwriters are entitled to a deferred fee of $0.35 per Unit, or $5,232,500 in the aggregate. The deferred fee will become payable to the IPO Underwriters from the amounts held in the Trust Account solely in the event that we complete an initial business combination and certain other conditions are met.

Critical Accounting Estimates

Use of Estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of our financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Warrants Liability

We evaluated the warrants in accordance with FASB’s ASC Topic 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that a provision in the Warrant Agreement, dated January 14, 2021, by and between OCA and Continental, as warrant agent, related to certain tender or exchange offers as well as provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, precludes the warrants from being accounted for as components of equity. As the warrants meet the definition of a “derivative” as contemplated in ASC 815-40 and are not eligible for an exception from derivative accounting, the warrants are recorded as derivative liabilities on the balance sheets in the accompanying financial statements of OCA and measured at fair value at inception (on the date of the initial public offering) and at each reporting date in accordance with ASC Topic 820, “Fair Value Measurement”, with changes in fair value recognized in the Statements of Operations in the accompanying financial statements in the period of change.

The estimates used to calculate the fair value of our derivative assets and liabilities change at each balance sheet date based on our stock price and other assumptions. If our assumptions change or we experience significant volatility in our stock price or interest rates, the fair value calculated from one balance sheet period to the next could be materially different.

Recent Accounting Pronouncements

OCA’s management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements of OCA.

INFORMATION ABOUT PSI

Unless the context otherwise requires, all references in this section to “the Company,” “we,” “us,” or “our” refer to PSI and its subsidiaries prior to the consummation of the Business Combination and New PSI and its subsidiaries following the consummation of the Business Combination.

Overview

To date, our business has primarily involved partnering with, or acquiring controlling interests in, major OEMs to deliver green energy powered commercial and industrial equipment, including vehicles. Recognizing that a significant amount of the transport of goods in the commercial transportation sector involves commodity transport, we have also established a commodity trading solution in order to expand our relationships across the commodity trading value chain and to gain insights into buyers’ and sellers’ needs relating to logistics and new offerings. In addition to the foregoing, we have a pipeline of potential offerings in advanced stages that we may offer in the future including energy solutions, logistics data solutions, carbon credit services and establishing a marketplace for customers to procure product and service offerings.

Our goal is to deliver tomorrow’s commercial transportation and industrial equipment and surround it with an ecosystem of platform products and service offerings designed to help reduce GHG emissions. We are led by an experienced and cohesive leadership team with extensive industry knowledge and a track record of driving scale and sustainable growth. The core executive team is focused on implementing a plan aimed to create value for all of our stockholders by helping to enable and lead the world towards a greener energy future. We believe that our management’s business experience and relationships have enabled them to both identify and form partnerships with the leading companies in the sector. We further believe our management’s global relationships will continue to result in faster development periods and a faster path to expanding globally.

Mission and Vision

Our mission is to transform the global landscape of commercial transportation and industrial equipment by creating a unique green ecosystem that we believe will accelerate the world’s shift to green-powered solutions. Our vision is a world where sustainable transportation and industrial equipment are the norm, empowering conscious choices for a healthier planet. We seek to match purpose with profit, creating a unique business model to generate profitable returns for our stockholders while actively mitigating greenhouse gas emissions.

We aspire to be a driving force in commercializing the best green technologies, while inspiring others to join us on this path towards a more sustainable future. We aim to set new standards and push the boundaries of innovation to propel the transition to a greener world. We envision a future where our reliance on fossil fuels is reduced thereby significantly curbing GHG emissions and further empowering energy independence at home and abroad. We strive to empower businesses and individuals with more accessible and affordable options to make conscious choices that drive positive environmental impact, fostering a healthier planet for generations to come. We believe that economic prosperity and environmental stewardship can coexist, and that the power of sustainable transportation and industrial solutions will propel us towards a greener, more sustainable future.

Market Opportunity

GHG emissions are a massive global problem. According to “Our World in Data”, a recognized publication that provides statistics on GHG, the commercial transportation industry accounts for approximately 60% of GHG emissions from the transportation sector. We believe the global total addressable market for the commercial vehicle and industrial machinery industries which constitute the bulk of the commercial transportation industry is an estimated $2.02 trillion. This total comprises $1.35 trillion from the commercial vehicles market and $0.67 trillion from the industrial machinery market. We seek to offer a differentiated approach, providing a comprehensive suite of technologies and financial and marketplace offerings as a solutions integrator. By investing in partnerships with leading global companies and providing a centralized marketplace to exhibit and sell our products and solutions, we believe our ability to deliver and integrate enabling technologies will help fully realize green energy solutions for our global customers.

Local, state and national governments continue to pursue policies that either encourage electric vehicle (“EV”) usage via subsidies or enact usage taxes on fleet operators that continue to operate fossil fuel vehicles. In the United States, the federal government has committed to have 100% of the vehicles it acquires be zero-emission vehicles by 2035, including 100% of the light-duty vehicles it acquires to be zero-emission vehicles by 2027. Similarly, according to a UNESCO Science Report, Asia, the world’s largest carbon market, more than doubled its academic output from scientists on carbon pricing between 2012 and 2015, and 2016 and 2019 in an effort to further speed up the development of technologies related to zero-emission vehicles and their effective deployment. In July 2021, China introduced the world’s largest national emissions trading scheme and PSI obtained the right to serve as the exclusive agent for construction and operation rights of the carbon credit data infrastructure for the transportation sector for a 55-year term. Using software tools as well as data from industry partners, PSI expects to support the development of an ecosystem to bolster the measurement, reporting, and verification of data which may be relevant to transportation companies’ interests in earning and monetizing carbon credits.

Increasing awareness of environmental, social and governance considerations, coupled with decreasing cost of EV ownership, is prompting fleet operators to explore green alternatives to traditional internal combustion engine vehicles. Simultaneously, OEMs are adapting their production process to focus more on battery-electric vehicles, driven by the rising demand for EVs. With compelling factors pushing fleet operators to embrace green technology, we believe there will be a surge in demand for modernization services and fleet management solutions as businesses make the transition from combustion vehicles to zero-emission EVs.

By leveraging our specialized partners, highly experienced management team and relationships with green energy industry leaders and industrial battery manufacturers, we are confident in our ability to take advantage of this expanding market opportunity. As the transportation sector shifts toward zero-emission vehicles, we believe that our green energy powered commercial and industrial equipment will position us to capture an augmented market share in this evolving landscape.

Furthermore, we believe the existence of several business specific tailwinds will bolster the demand for our future business strategy. For instance, the accessibility and quality of a wide range of solutions across a variety of OEMs, product types and energy systems are expected to play a pivotal role in the widespread adoption of electrified commercial vehicle fleets. The elevated power requirements, continuous service necessity and operational limitations of existing providers contribute to an increased demand for green energy powered infrastructure, product and services. The electric light commercial vehicles sales worldwide nearly doubled from 2021 to 2022. Taking advantage of this trend, PSI aspires to be a leader in the fast-growing green energy light truck market by providing vehicles, supply chain services and maintenance solutions.

Go-To-Market Strategy

We believe a critical factor to the success of our business strategy is outsourcing our manufacturing of products through our partners in Asia. In outsourcing the manufacturing of our products, we select a “preferred” partner for each product, having such preferred partner manufacture a large majority of our products. In addition, we allocate small amounts of our orders to “backup/contingency” manufacturers to maintain flexibility and create a sense of competition to ensure each preferred partner is motivated to show strong performances. In selecting our preferred partners, we expect to extend to such partners most favored nation status on pricing, payment terms, product model access and financing.

We are also active in the commercial transportation market with orders already delivered or in the process of delivery. Once delivered and the customer order fulfilled, we intend to market additional services that are available through our partner ecosystem. We believe this will provide sustainable revenues beyond the original customer sale. In addition, as our product platform expands, we expect to be able to monetize the measurement and validation of carbon credits in the commercial transportation sector. This market-relevant priority is also a unique differentiator of our long-range go-to-market strategy.

Our Current and Expected Future Offerings

Equipment Offerings

PSI currently partners with major OEMs to deliver green energy powered commercial and industrial equipment, including vehicles. By working with leading manufacturers, we expect to expand this category and offer a diverse portfolio of customizable commercial equipment products including heavy and light duty trucks, forklifts and agricultural machinery.

We are able to integrate a wide range of various power systems into commercial vehicles and industrial equipment and accelerate their commercialization by leveraging our extensive partnerships with specialty vehicle manufacturers, battery manufacturers, financial institutions and well-established distributors and dealers. The product portfolios of our industry partners include logistics vehicles, heavy hauling vehicles for the construction and mining industries, light-duty trucks, micro trucks, forklifts and agricultural equipment.

We are working to become a preferred solutions integrator in green-powered equipment by leveraging our ecosystem of specialized OEM partners, green energy technology and industrial battery manufacturers. When selecting industry partners, we prioritize vendor qualifications, technology, manufacturing and safety to help fleet customers fulfill their needs. We intend to primarily focus on the following types of commercial equipment to become a solutions provider:

1.      Heavy duty trucks;

2.      Light duty trucks;

3.      Materials handling equipment; and

4.      Agricultural machinery.

PSI has also established a commodity trading solution in order to deepen its relationships across the commodity trading value chain and to gain insights into customers’ needs relating to logistics and new offerings. To this end, we have primarily generated revenue from the sales of metal for vehicles.

Energy Solutions

PSI currently offers several equipment solutions, as a solutions integrator, to public transport companies, fleet operators and vehicle manufacturers. Such equipment solutions include heavy duty trucks, light duty trucks, materials handling equipment, and agricultural machinery. We also expect to integrate various energy systems into vehicle platforms including lithium-ion batteries, sodium-ion batteries, solid-state batteries and hydrogen fuel cells.

Logistics Data Solutions

Transportation and logistics serves an important function in the global economy. As a result, we intend to create and market logistics software that optimizes transportation efficiency and measures key data for fleet operators and drivers. The ultimate purpose of commercial transportation and industrial equipment is to transport or handle valued products and materials. Our global approach to serving the commercial transportation sector is to take an end-to-end view of the supply chain to identify unmet needs and opportunities to address pain points in the supply chain.

Carbon Credits

We expect that transportation companies who use our solutions will be able to track and monetize carbon credits in a predictable manner, thereby accelerating the use and value of carbon credits in the market. We also expect green-powered products in our ecosystem portfolio will earn certain carbon credits that we can sell or exchange with third parties. As carbon reduction practices are implemented, this allows for measurement, reporting, and verification of commercial transportation-related carbon credit data. We expect this solution offering to unlock opportunities and generate revenue in a frictionless operating model with our expected online marketplace. It is expected that our ability to measure, report and validate carbon credits will be an additional source of revenue.

Financial Services

PSI intends to offer a comprehensive array of financial services targeting logistics and supply chain, which we expect to include payment and settlement, finance/leasing matchmaking and digital asset securitization services.

Marketplace Services

PSI intends to offer showroom integration services that would offer our customers a unique purchasing experience. We intend to work with partners to design and build online and offline showrooms for the exhibition, sale and financing of green-powered commercial equipment and projects.

Ecosystem Partners

We have established a portfolio of joint ventures with premier suppliers and industry partners to offer commercial transportation customers a diverse selection of green-powered equipment technology solutions and services. Our operating model includes flexible funding options with supply chain finance services. PSI’s network of industry partners across the value chain includes OEMs, technology providers, fleet upfitters, distributors and dealers. We believe there are substantial growth opportunities through our ecosystem of partners and OEMs with cost-effective and resilient processes to deliver on customer commitments. Our partner relationships create the platform fabric of sustainable product capabilities for our planned marketplace to serve target customers.

Competitive Strengths

We believe we have the following competitive strengths that help, or will help, us stand out compared to our competitors:

Experienced Management Team:    The PSI executive team brings over 100 collective years of industry knowledge and a successful record of financing and deal execution experience. We believe this knowledge and experience positions PSI for growth and financial success.

Innovative Business Model:    Our ecosystem of partners and growing fulfillment capacity leverage already existing platform-based solutions that we believe will position us to realize shorter research and development (“R&D”) cycles, reduced capital expenditure requirements and accelerated commercialization. We have demonstrated the ability to convert customer relationships into realized revenues. As we expand our current customer footprint and execute our growth strategies, we expect to continue generating significant growth in 2024 as deliveries of our products accelerate.

Continuous Innovation:    We believe we already have access to a series of value-added solutions with the potential to transform the green energy and carbon credit sectors. Following the Business Combination, we expect to deploy capital to accelerate innovation in breakthrough technologies and products.

Trusted Partners:    Our successful partnership model with leading manufacturers of green energy commercial vehicles and other equipment offers a large and growing fulfilment capacity, as well as access to technology-enabled platforms.

Technology

Our approach to technology advancement covers modern engineering and product platforms. We have invested in R&D that resulted in carbon-free lithium-ion and solid-state batteries. PSI has developed batteries that feature drop-in replacement materials, replacing inactive combustible cathode components as a relevant demonstration on the mission to improve battery safety.

Competition

We face competition with our business offering ecosystem and capabilities in the commercial transportation and industries equipment market as well as those positioned adjacent to our business model. The following are established or emerging companies that we believe we compete with based on product characteristics, solution integration enablement, company scale, global financial service capabilities, and supply chain innovation:

•        CME Group Inc;

•        Enphase Energy, Inc;

•        Heramba Electric PLC;

•        Intercontinental Exchange, Inc;

•        KPIT Technologies Limited;

•        Manhattan Associates, Inc.;

•        Merchants Fleet; and

•        The Descartes Systems Group Inc.

We believe the primary competitive factors on which we will compete include, but are not limited to (1) supplier product quality, reliability and safety, (2) supplier product efficiency and performance, (3) technology-enabled capabilities with data-driven analytics, (4) service and post-sales support, (5) management team experience with electrification and disruptive technologies, (6) supply chain and lead time variability, (7) brand strategy and customer acquisition and (8) economic pricing of products and services.

We expect competition in our industry to intensify in the future with a significant increase in global demand for green energy commercial transportation. As a solutions integrator, we seek to offer a more comprehensive and technology-enabled suite of solutions with modern innovation.

Government Regulations

Our business activities are subject to various regulatory requirements, including US import and export and technology sharing regulations, and the commercial transportation and industrial equipment market segments are subject to substantial regulations. We believe all of the segments of our business comply with all current applicable government regulations at the federal, state and international levels, and the varying level of regulations by mode of transportation and type of cargo. For international shipping, additional regulations may be governed by treaties or other agreements between countries. The recent Bipartisan Infrastructure Law adopted in the United States may also require new regulatory considerations.

As a solutions integrator, we are required to adhere to data privacy and security laws for collecting, using, disclosing, and processing information related to identifiable individuals, such as our employees, and representatives of business partners and vendors. We believe we comply with all applicable U.S. and international privacy and security laws and regulations. However, these laws and regulations impose comprehensive compliance requirements that are constantly evolving and we may be required to change our compliance methods to keep in line with such evolving requirements.

Environmental and Compliance

The environmental laws and regulations to which we are or may become subject to relate to carbon emissions, green energy sources, the storage, treatment, transportation and disposal of hazardous materials, and the use of recycled materials with batteries being a primary component in our product offering. We intend to take meaningful actions to reduce emissions and operate in accordance with regulations with our ecosystem partners. We believe we currently comply with these standards according to our current business operations and expect to be able to comply with these standards in the future as we expand our business offerings.

Safety and Quality

Safety is a core theme of our business model. We believe our comprehensive approach empowers our customers to navigate the evolving landscape of battery safety and vehicle regulations, ensuring compliance and safety while maximizing efficiency and mitigating business risks across a global supply chain.

Ensuring lithium-ion battery safety in the global market demands navigating a complex landscape of certifications. International standards like the International Electrotechnical Commission’s 61508 and its derivative energy storage related standards (e.g. UL 1973, International Electrotechnical Commission’s 62619) for stationary applications, and International Organization for Standardization’s 26262 standard for on-road electric vehicles establish essential certification benchmarks. In addition, vehicle homologation, which is the approval process through which vehicles must go to get approval under applicable safety standards, adds another dimension of regulatory steps specific to each geographic market.

Intellectual Property

We rely on a combination of patent, trademark, copyright, unfair competition and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish, maintain and protect our proprietary rights.

We have a patent portfolio that includes ownership of 38 US and international patents and patent applications. We also have licenses to a broader pool of patents across various fields, including power, energy storage, vehicle design and transportation technology. Included within our patent portfolio, we have eight U.S. patents and patent applications for energy storage devices including methods for electrodes and cathodes. Our portfolio of owned or licensed intellectual property assets includes patents representing fundamental technology advancements for improving safety and performance for lithium-ion batteries and other energy storage devices. These assets are commercially important to the business and to concepts covering safety, energy density, thermal risk tradeoffs, and performance attributes. The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained and upon when they were issued. In the United States, the patent term is approximately 20 years from the earliest date of filing a non-provisional patent application. The average remaining life of our patents was approximately 7 years as of September 30, 2023.

Cybersecurity

We employ procedures designed to identify, protect, detect and respond to and manage reasonably foreseeable cybersecurity risks and threats. To protect our information systems from cybersecurity threats, we use various security tools that help prevent, identify, escalate, investigate, resolve and recover from identified vulnerabilities and security incidents in a timely manner. These include, but are not limited to, internal reporting, monitoring and detection tools, employee education, password encryption, frequent password change events, firewall detection systems, anti-virus software and frequent backups.

We regularly assess risks from cybersecurity and technology threats and monitor our information systems for potential vulnerabilities. We conduct regular reviews and tests of our information security program and also utilize other exercises to evaluate the effectiveness of our information security program and improve our security measures and planning.

To date, we have not experienced any attacks intended to lead to interruptions and delays in our service and operations as well as loss, misuse or theft of personal information (of third parties or employees) and other data, confidential information or intellectual property. Any significant disruption to our service or access to our systems in the future could adversely affect our business and results of operation.

The PSI Board oversees our enterprise risk assessment, where we assess key risks within the company, including security and technology risks and cybersecurity threats. The Audit Committee of the Board oversees our cybersecurity risk and receives regular reports from our management team on various cybersecurity matters, including risk assessments, mitigation strategies, areas of emerging risks, incidents and industry trends, and other areas of importance.

Facilities

We lease an aggregate of 46,143 square feet of office space in three locations: New York City, New York; Columbus, Ohio; and Beijing, PRC, in addition a remote workforce across the United States. We do not own any office properties. Our New York City location includes a dedicated 127 square-foot office suite with access to additional space as needed, while our Columbus location provides a dedicated 400 square-foot office suite with access to additional space as needed, and our Beijing location has 45,616 square feet of office space.

Employees

We have 45 full-time employees in the United States and Asia. Our business is also supported by 19 independent contractors of which 8 are full-time and located in the United States, Europe and Asia.

PSI’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with PSI’s unaudited Condensed Consolidated and Combined Financial Statements as of and for the nine months ended September 30, 2023 and 2022, and PSI’s audited Combined Financial Statements as of and for the years ended December 31, 2022 and 2021, together with the related notes thereto included elsewhere in this proxy statement/prospectus. In addition to historical information, the following discussion also contains forward-looking statements that include numerous risks and uncertainties, including, but not limited to, those described under “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. Please refer to “Cautionary Note Regarding Forward-Looking Statements” for more information on such statements.

Throughout this section, unless otherwise indicated or the context otherwise requires, references to “we”, “us”, “our” and other similar terms refer to PSI.

Components of Results of Operations

Revenue

To date, we have primarily generated revenue from commodity trading services involving the sales of bulk commodities mainly including metals, sales of industrial and commercial vehicles, and sales of related services. Our customers generally have the right to return defective or non-conforming products to our producing OEM partners; such product returns have been immaterial in prior periods. These sources of revenue are intended to provide building blocks as we pursue our vision to create a unique ecosystem that we expect to accelerate the world shift to green-powered solutions.

Cost of Revenue

Cost of revenue was primarily related to commodity trading services and equipment sales and was driven by product and material acquisition, shipping and handling, various support services and personnel costs. Our cost of revenue includes vehicle and equipment costs from OEMs, direct labor cost, amortization, and other related costs.

Operating Expenses

Our operating expenses consist of selling, general and administrative costs including professional expenses.

Selling Expenses

Selling expenses consist primarily of personnel-related costs, as well as general selling, marketing, market research and advertising costs.

Research and Development

R&D expenses consist primarily of software development related expenses, vehicle designs, and technology integration as part of our function as a solutions integrator.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related expenses for employees and contractors involved in general corporate, including executive management and administration, information technology, legal, accounting, finance, tax, and human resources. Personnel-related expenses primarily include salaries and benefits. General and administrative expenses also include allocated facilities costs, such as office, rent and depreciation expenses and other general corporate expenses.

Professional Expenses

Our professional expenses consist primarily of costs associated with consulting, legal, accounting, reporting, registration, investor relations and human resource services fees. Additionally, we expect expenses to ensure compliance with rules and regulations of the SEC and Nasdaq.

Interest Income

Interest income consists mainly of interest income earned on our cash and cash equivalents.

Provision for Income Taxes

Our provision for income taxes consists of an estimate for U.S. federal and state income taxes and foreign income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We maintain a valuation allowance against the full value of our U.S. federal and state net deferred tax assets because we believe it is more likely than not that the recoverability of these deferred tax assets will not be realized.

Results of Operations

The following tables set forth our results of operations for the periods presented:

	Nine Months Ended September 30,				Year Ended December 31,
	2023	2022	$ change	% change	2022	2021	$ change	%change
	(in thousand)				(in thousand)
Revenue	$93,228	$28	$93,200	*	$28	$101	$(73)	(72)%
Cost of sales	(93,135)	—	(93,135)	*	—	(76)	76	(100)%
Gross profit	93	28	65	*	28	25	3	*

Operating expenses:
General and administrative expenses	(5,431)	(4,704)	(727)	15%	(5,166)	(5,491)	325	(6)%
Professional expenses	(753)	(708)	(45)	6%	(706)	(804)	98	(12)%
Total operating expenses	(6,184)	(5,412)	(772)	14%	(5,873)	(6,295)	422	(7)%

Loss from operations	(6,091)	(5,384)	(707)	13%	(5,845)	(6,270)	425	(7)%

Other income (expense):
Other income	2	—	2	*	—	—	—	*
Interest Income	1	3	(2)	(67)%	4	1	3	300%
Total other income (expense), net	3	3	—	*	4	1	3	300%

(Loss) income before provision for income taxes	(6,088)	(5,381)	(707)	13%	(5,841)	(6,269)	428	(7)%
Provision for income taxes	(2)	—	(2)	*	—	—	—	*
Net (loss) income	$(6,090)	$(5,381)	$(709)	13%	$(5,841)	$(6,269)	$428	(7)%

Other comprehensive income(loss):
Foreign currency translation adjustment	579	837	(258)	(31)%	706	(156)	862	(553)%
Total comprehensive loss	(5,511)	(4,544)	(967)	21%	(5,135)	(6,425)	1,290	(20)%

____________

* — Less than 1%

Comparison of the Nine Months Ended September 30, 2023 and 2022

Revenue

Revenue increased by $93.2 million, or over 100%, for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022. The increase was mainly attributable to an increase in our metal trading business.

Cost of Revenue, Gross Profit and Gross Margin

Cost of revenue increased by $93.1 million, or 100%, for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022. The increase was primarily due to the increase of our metal trading business. Gross profit increased by $0.1 million, or over 100%, primarily due to an increase in revenue partially offset by an increase in cost of revenue. Gross margin decreased 0.1% primarily due to the metal trading revenue generated starting from 2023 compared to a vehicle related service fee during the nine months ended September 30, 2022.

Operating Expenses

General and administrative expenses increased by $0.7 million, or 15%, for the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022. The increase was primarily attributable to increases in personnel-related expenses due to growth in headcount as we grew our salesforce and expanded general and administrative functions needed to scale our business.

Professional expenses increased by $0.05 million, or 6%, during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022.

Interest Income

Interest expenses did not significantly fluctuate during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022.

Other Income

Other income did not significantly fluctuate during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022.

Provision for Income Taxes

The provision for income taxes did not significantly fluctuate during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022.

Comparison of Years Ended December 31, 2022 and 2021

Revenue

Revenue decreased by $0.1 million, or (72)%, for the year ended December 31, 2022 compared to the year ended December 31, 2021 attributable to the fact that we provided vehicle related service to one customer during 2022 and provided sales of vehicle accessories during 2021.

Cost of Revenue, Gross Profit and Gross Margin

Cost of revenue decreased by $0.1 million, or (100)%, for the year ended December 31, 2022 compared to the year ended December 31, 2021 primarily due to the change of revenue projects. Gross profit did not significantly fluctuate during the year ended December 31, 2022 compared to the year ended December 31, 2021. Gross margin increased from 24.8% to 100% for the year ended December 31, 2022 compared to the year ended December 31, 2021, primarily due to the change of revenue projects.

Operating Expenses

General and administrative expense and professional expenses did not significantly fluctuate during the year ended December 31, 2022 as compared to the year ended December 31, 2021.

Interest Income

Interest expenses did not significantly fluctuate during the year ended December 31, 2022 as compared to the year ended December 31, 2021.

Other Income

Other income was immaterial for the years ended December 31, 2022 and 2021.

Provision for Income Taxes

Provision for income taxes was immaterial for the years ended December 31, 2022 and 2021.

We have accumulated net operating losses at the federal and state level as we have not yet started commercial operations. We maintain a full valuation allowance against our net deferred tax assets. The income tax benefits shown above are primarily related to sales of metal trading and related services for vehicles.

Liquidity and Capital Resources

Sources of Liquidity

Since inception, we have financed our operations primarily from loans from our stockholders. As of September 30, 2023 we had $1.2 million of cash and cash equivalents.

As an early-stage growth company in the stage of development, we have incurred net losses since inception. We expect to incur net income in accordance with our operating plan as we are expanding our vehicles equipment sales and other green energy and carbon credit sector services. We anticipate capital expenditures of up to $30.0 million over the next year to support industrial and commercial equipment sales and other services offerings. As of December 31, 2022, our non-cancellable commitments, as disclosed below in “— Contractual Obligations and Commitments,” do not include any commitments related to these capital expenditures as we do not have any commitments that we cannot cancel without a significant penalty. In addition to our capital expenditures, we expect our operating expenses to increase as we expand our commercial sales and service team and continue to invest in research and development. We expect these investments to be a key driver of our long-term growth and competitiveness, but will impact our free cash flow. We have based these estimates on assumptions that may prove to be wrong, and we could be forced to utilize our available capital resources sooner than we currently anticipate.

We believe that our cash on hand following the consummation of the Business Combination, including the proceeds from the PIPE Financing, will be sufficient to meet our anticipated potential capital expenditures and working capital requirements for a period of at least twelve months from the date of this proxy statement/prospectus. We expect to require additional capital to finance our operations, which may include seeking additional capital through equity offerings or debt financings. The amount and timing of our future funding and our business expansion requirements, if any, will depend on many factors, including the pace and results of our research and development efforts and our business expansion efforts. We may be unable to obtain any such additional financing on reasonable terms or at all. Our ability to access capital when needed is not assured and, if capital is not available to us when, and in the amounts needed, we could be required to delay, scale back or abandon some or all of our development programs and other operations, which could materially harm our business, prospects, financial condition and operating results.

The expenditures associated with the development and business expansion of our industrial and commercial vehicle equipment sales and international expansion of our business operations are subject to significant risks and uncertainties, many of which are beyond our control, which may affect the timing and magnitude of these anticipated expenditures. These risk and uncertainties are described in more detail in this proxy statement/prospectus in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Historical Cash Flows

The following table summarizes our cash flows for the periods presented:

	Nine Months Ended September 30,		Fiscal Year Ended December 31,
	2023	2022	2022	2021
	(in thousand)
Cash used in operating activities	$(4,404)	$(2,698)	$(2,980)	$(7,183)
Cash used in investing activities	(59)	(193)	(522)	(1,765)
Cash provided by (used in) financing activities	4,953	(1,534)	(1,192)	13,306
Effect of exchange rate changes on cash	633	737	720	(362)
Net increase in cash and cash equivalent	1,123	(3,688)	(3,974)	3,996

Cash Used in Operating Activities

Our cash flows used in operating activities to date have been primarily comprised of costs related to payroll and other general and administrative activities. As we continue to increase hiring ahead of starting further commercial operations, we expect our cash used in operating activities to increase significantly before we start to generate any material cash flows from our business.

Net cash used in operating activities of $4.4 million for the nine months ended September 30, 2023 primarily consisted of $6.1 million of net losses, adjusted for $1.1 million of non-cash charges and a decrease in net operating assets and liabilities of $0.6 million. The non-cash charges primarily included depreciation and amortization of $1.1 million. The decrease in net operating assets and liabilities primarily related to increases in operating liabilities of $2.8 million, partially offset by decreases in operating assets of $2.2 million.

Net cash used in operating activities of $2.7 million for the nine months ended September 30, 2022 primarily consisted of $5.4 million of net losses, adjusted for $1.9 million of non-cash charges and a decrease in net operating assets and liabilities of $0.8 million. The non-cash charges primarily included depreciation and amortization of $1.9 million. The decrease in net operating assets and liabilities primarily related to decrease in operating assets of $0.7 million and increases in operating liabilities of $0.1 million.

Net cash used in operating activities of $3.0 million for the year ended December 31, 2022 primarily consisted of $5.8 million of net losses, adjusted for $2.3 million of non-cash charges and a decrease in net operating assets and liabilities of $0.5 million. The non-cash charges primarily included depreciation and amortization of $2.3 million. The decrease in net operating assets and liabilities primarily relate to increases in operating liabilities of $0.5 million.

Net cash used in operating activities of $7.2 million for the year ended December 31, 2021 primarily consisted of $6.3 million of net losses, adjusted for $0.3 million of non-cash charges and an increase in net operating assets and liabilities of $1.2 million. The non-cash charges primarily included depreciation and amortization of $0.3 million. The increase in net operating assets and liabilities primarily relate to increases in operating assets of $0.5 million and decreases in operating liabilities of $0.7 million.

Cash Used in Investing Activities

We continue to experience negative cash flows from investing activities as we expand our business and continue to build our infrastructure. Cash flows from investing activities primarily relate to capital expenditures to support our growth.

Net cash used in investing activities of $0.1 million and $0.2 million for the nine months ended September 30, 2023 and 2022, respectively, was entirely attributable to capital expenditures.

Net cash used in investing activities of $0.5 million and $1.8 million for the years ended December 31, 2022 and 2021, respectively, was entirely attributable to capital expenditures.

Cash Provided by Financing Activities

Through September 30, 2023, we financed our operations primarily through loans.

Net cash provided by financing activities of $4.9 million for the nine months ended September 30, 2023 was entirely attributable to loans.

Net cash used in financing activities of $1.5 million for the nine months ended September 30, 2022 was entirely attributable to the repayment of loans.

Net cash used in financing activities of $1.2 million for the year ended December 31, 2022 was entirely attributable to the repayment of loans.

Net cash provided by financing activities of $13.3 million for the year ended December 31, 2021 was entirely attributable to loans.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations as of September 30, 2023:

		Payments Due by Periods
	Total	<1 year	1 – 3 years
	(in thousands)
Operating lease obligations	$1,007	$959	$48

Operating lease obligations — Operating leases include lease agreements PSI entered into for offices in New York, Ohio and Beijing, with lease expiration dates ranging from August 2024 through April 2025. Base rent for these leases range from $0.1 million to $1.3 million per annum. As of September 30, 2023, the remaining operating lease commitments were $1.0 million. These commitments are reflected in the table above.

Off-Balance Sheet Arrangements

During the periods presented as well as currently, that are not any off-balance sheet activities, arrangements or relationships.

Disclosures about Market Risk

Market risk, including the risk of loss, may impact our financial position as a result of adverse changes to financial market prices and rates.

Foreign Currency Risk

Our sales and expenses are primarily denominated not only in US dollars, but also various foreign currencies. Our functional currency is US dollars, and as such, we are subject to fluctuations in various foreign currencies relative to the US dollar.

Interest Rate Risk

We had cash and cash equivalents totaling $1.2 million as of September 30, 2023. Cash and cash equivalents are primarily for working capital purposes. Cash investments are focused on capital preservation and supporting our liquidity requirements. We do not invest in financial instruments for trading or speculative purposes.

Seasonality

We do not expect seasonality to have a significant impact on our results of operations until we scale our business. In many of our current markets sales of industrial and commercial vehicles are frequently at lower levels during the first quarter of the calendar year with increased sales during the second and third quarters. Our limited operating history has not revealed an effect of this seasonality.

Accounting Policies

PSI’s condensed consolidated and combined financial statements included in this prospectus and have been prepared in accordance with GAAP and pursuant to the rules and regulations of the SEC. The preparation of these financial statements incorporates estimates and assumptions based on experience and other factors that we believe to be reasonable, and that form the basis for making judgments about the carrying value of assets and liabilities that may not be readily apparent from other sources. We believe, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our financial position and results of operations, and cash flows have been made. The audited and unaudited condensed consolidated and combined financial statements are presented in United States dollars.

Reference is made herein to the FASB and the ASC. This is the source of authoritative GAAP recognized by the FASB to be applied to non-governmental entities. Our significant accounting policies are included in Note 2 of our condensed consolidated and combined financial statements.

MANAGEMENT OF NEW PSI FOLLOWING THE BUSINESS COMBINATION

Executive Officers and Directors of New PSI After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of New PSI will be managed by or under the direction of the New PSI Board. The New PSI Board will initially consist of four members, each of which will hold office until his or her term expires at the next annual meeting of stockholders or until his or her death, resignation, or removal; provided, however, that once Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of New PSI Common Stock, the New PSI Board shall be reconstituted and divided into three classes. The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as executive officers and directors of New PSI following the completion of the Business Combination:

Name	Age	Position Held
Christopher Thorne	55	Director, Chairman of the Board, Chief Executive Officer
Joel Thomas	57	Chief Financial Officer and Executive Vice President
Douglas Brown	69	Director, Vice Chair of the Board
Craig Forrest	62	Director
Martin R. Wade III	74	Director

Executive Officers

Christopher Thorne has served as PSI’s Chairman and Chief Executive Officer since February 2023. Mr. Thorne also serves as a Harvard Faculty Member, where he was appointed by Harvard Law School in December 2021. Mr. Thorne was Co-Founder and Executive Chairman of Powermers Inc., an energy storage innovator founded in January 2010, which PSI acquired in February 2024. Mr. Thorne is Founder, Chairman and Chief Executive Officer of Broadline Capital, a global alternative investment firm which focuses primarily on growth capital, late-stage venture, and sustainable investments, since 2005. Previously, Mr. Thorne served as a Senior Management Consultant at McKinsey and Company, the global strategic consultancy. Mr. Thorne has served as Chairman of the Board for Cytonus Therapeutics, Inc., a biotechnology company, since January 2019, and Chairman of the Board for Endosphere Inc., a medical technology company, since December 2010. In April 2000, Mr. Thorne founded and served as Chairman and Chief Executive Officer of Maverick Xchange Inc. (now iTradeNetwork Inc.), a Software-as-a-Service (SaaS) innovator which created fundamental advancements in the development of inter-enterprise solutions. The company was sold to Roper Technologies (NASDAQ: ROP) in a $525 million all-cash transaction in July 2010. Mr. Thorne previously served on the board of directors of Cenntro Electric Group, Inc. and China Rapid Finance, Inc. Mr. Thorne holds a B.A. from Harvard University, graduating Magna Cum Laude, a Doctor of Law (J.D.) with honors from Harvard Law School, and an M.B.A. from Harvard Business School, receiving final-year honors. While attending Harvard, Mr. Thorne served as president of the university-wide student government, competed in three intercollegiate sports, and founded the Harvard Negotiation Law Review. PSI believes that Mr. Thorne is qualified to serve on the board of New PSI due to his business experience, including in the energy industry, business contacts and relationships.

Joel Thomas has served as PSI’s Chief Financial Officer and Executive Vice President since October 2023. Mr. Thomas retired from Pyxus International, Inc. in November 2021, where he was Executive Vice President and Chief Financial Officer from January 2014, and Vice President and Treasurer from December 2005 to December 2013. In June 2020, Pyxus filed, and successfully completed in August 2020, a prepackaged plan of reorganization in the United States Bankruptcy Court for the District of Delaware. From January 2001 to November 2005, Mr. Thomas served as a Director at Wachovia Securities and as a Vice President from January 1996 to December 2000. Mr. Thomas holds an M.B.A. from Nova Southeastern University and a Bachelor of Arts from the University of California at Berkeley. Additionally, Mr. Thomas was a U.S. Olympic Gold Medalist in swimming in 1992.

Non-Employee Directors

Douglas Brown has been PSI’s Vice Chairman of the Board of Directors since March 2023. Previously, Mr. Brown served in various positions at Morgan Stanley from March 1993 to February 2006, including Vice Chairman of Investment Banking and Co-head of the Global Financial Institutions Group. Mr. Brown founded DLB Capital, a venture capital firm, in February 2006 and has been serving as its Chairman since such time. Mr. Brown has served on several industry boards, including serving as the first Chairman of the Board and the initial institutional investor in HighTower Advisors, a wealth management firm, and as a board member of Transamerica Corp for over 12 years. Mr. Brown has served as an independent non-executive director of SOS Ltd, a provider of data-driven marketing solutions, blockchain and cryptocurrency operations, and commodity trading, since 2007. Mr. Brown holds a B.A. in Government and Legal Studies from Bowdoin College. PSI believes that Mr. Brown is well-qualified to serve on the board of New PSI due to his business experience, including investment experience, relationships and contacts.

Craig Forrest has been a member of PSI’s Board of Directors since March 2023 Mr. Forrest served as Vice President of Hardware Engineering at Apple Inc. from April 2006 to May 2009, where he led multiple engineering teams, including one that developed the application processors for the first three iPhone models. Mr. Forrest founded csForrest Ventures, an engineering consulting firm, in November 2016 and has been serving as its managing member since such date. Prior to the founding of csForrest Ventures, Mr. Forrest served as the Chief Technology Officer at Arteris IP, a semiconductor technology firm, from February 2014 to November 2016. From November 2003 to March 2006, and from December 1989 to March 1993, Mr. Forrest was a Distinguished Engineer at Sun Microsystems, where he was a core member of the team that created the Java Language. From 1996 to 1998, Mr. Forrest was a co-founder and Director of Systems Engineering for Epigram, a startup developing products for broadband DSL and residential networking, which was acquired by Broadcom in April 1999. Mr. Forrest holds a B.Sc. (1st Class Honors) from the University of Melbourne and a B.Sc. from the University of Queensland, both in Australia. PSI believes that Mr. Forrest is well-qualified to serve on the board of New PSI due to his business experience, including technological experience, relationships and contacts.

Martin R. Wade III has been a member of PSI’s Board of Directors since February 2023. Since March 2023, Mr. Wade has served as Chief Executive Officer of Mid-Atlantic Clean Hydrogen Hub LLC, the coalition that supports the production, processing, delivery, storage, and end use of clean hydrogen throughout Southeastern Pennsylvania, Southern New Jersey, and Delaware. Since 2007, Mr. Wade has served as Partner-in-Residence with Catalyst Acquisition Group. Previously, Mr. Wade served as Chief Executive Officer for nine companies, served as the National Head of Investment Banking at Price Waterhouse LLP, and held senior-level positions at Lehman Brothers, Kuhn Loeb and Salomon Brothers. Mr. Wade also serves on the board of directors for MNG Enterprises, Inc., which owns media properties including Boston Herald, The Denver Post, The New York Daily News, Orange County Register and San Jose Mercury News. Mr. Wade holds an M.B.A. from the University of Wyoming and a B.S. from West Virginia University. PSI believes that Mr. Wade is well-qualified to serve on the board of New PSI due to his business experience, including in the energy industry, relationships and contacts.

Composition of the Board of Directors

The Company’s business affairs will be managed under the direction of the New PSI Board. Subject to the terms of the New PSI Charter and the New PSI Bylaws, the number of directors will be fixed by the New PSI Board. The New PSI Board will initially consist of four members, each of which will hold office until his or her term expires at the next annual meeting of stockholders or until his or her death, resignation, or removal.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the New PSI Board to satisfy its oversight responsibilities effectively in light of its business and structure, the New PSI Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Controlled Company Exemption

Upon the Closing, PSI’s majority shareholder, Broadline Capital CX LLC, will hold a majority of the voting stock of New PSI. As a result, Broadline Capital CX LLC will control a majority of the voting power of the PSI Common Stock, and PSI will be a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements (a) that a majority of the board consists of independent directors; (b) for an annual performance evaluation of the nominating and corporate governance and compensation committees; (c) that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and (d) that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility. PSI may rely on certain of these exemptions from the corporate governance requirements of Nasdaq. As a result, OCA’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. In the event that New PSI ceases to be a “controlled company” and its shares continue to be listed on Nasdaq, it will be required to comply with these provisions within the applicable transition periods.

Family Relationships

Upon consummation of the Business Combination, we do not anticipate that there will be any family relationships between any of New PSI’s executive officers and directors or director nominees.

Director Independence

The New PSI Board will initially consist of four members, three of whom are expected to qualify as independent within the meaning of the independent director guidelines of Nasdaq.

Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq. As a controlled company, New PSI will be largely exempt from the foregoing requirements. Nonetheless, the New PSI Board will initially be comprised of a majority of independent directors and its committees will satisfy the foregoing requirements.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The New PSI Board has undertaken a review of the independence of each director and considered whether each director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, PSI and OCA anticipate that each of Messrs. Brown, Forrest and Wade will be considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

Committees of the New PSI Board

Upon consummation of the Business Combination, New PSI Board will have an audit committee, compensation committee and a nominating and governance committee. All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The responsibilities of each of the committees of the New PSI Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the New PSI Board.

Audit Committee

The Company’s audit committee will be responsible for, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing New PSI’s independent registered public accounting firm;

•        discussing with New PSI’s independent registered public accounting firm their independence from management;

•        reviewing, with New PSI’s independent registered public accounting firm, the scope and results of their audit;

•        approving all audit and permissible non-audit services to be performed by New PSI’s independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and New PSI’s independent registered public accounting firm the quarterly and annual financial statements that New PSI files with the SEC;

•        overseeing New PSI’s financial and accounting controls and compliance with legal and regulatory requirements;

•        reviewing New PSI’s policies on risk assessment and risk management;

•        reviewing related person transactions; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Upon the completion of the Business Combination, New PSI’s audit committee will consist of Messrs. [•], [•] and [•]. The parties have affirmatively determined that each expected member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All expected members of New PSI’s audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, the parties also believe that [•] will qualify as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. The written charter for the audit committee will be available on New PSI’s corporate website at [•] upon the completion of the Business Combination. The information on any of New PSI’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Compensation Committee

New PSI’s compensation committee will be responsible for, among other things:

•        reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of New PSI’s Chief Executive Officer, and the Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

•        overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the New PSI Board regarding the compensation of New PSI’s other executive officers;

•        reviewing and approving or making recommendations to the New PSI Board regarding New PSI’s incentive compensation and equity-based plans, policies and programs;

•        reviewing and approving all employment agreement and severance arrangements for New PSI’s executive officers;

•        making recommendations to the New PSI Board regarding the compensation of New PSI’s directors; and

•        retaining and overseeing any compensation consultants.

Upon the completion of the Business Combination, New PSI’s compensation committee will consist of Messrs. [•], [•] and [•]. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The new written charter for the compensation committee will be available on New PSI’s corporate website at [•] upon the completion of the Business Combination. The information on any of New PSI’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Nominating and Governance Committee

New PSI’s nominating and corporate governance committee will be responsible for, among other things:

•        identifying individuals qualified to become members of the New PSI Board, consistent with criteria approved by the New PSI Board;

•        overseeing succession planning for New PSI’s Chief Executive Officer and other executive officers;

•        periodically reviewing the New PSI Board’s leadership structure and recommending any proposed changes to the New PSI Board;

•        overseeing an annual evaluation of the effectiveness of the New PSI Board and its committees; and

•        developing and recommending to the New PSI Board a set of corporate governance guidelines.

Upon completion of the Business Combination, New PSI’s nominating and corporate governance committee will consist of Messrs. [•], [•] and [•]. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules. The new written charter for the nominating and corporate governance committee will be available on New PSI’s corporate website at [•] upon the completion of the Business Combination. The information on any of New PSI’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Code of Ethics

New PSI will have a new code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on New PSI’s corporate website at [•] upon the completion of the Business Combination. New PSI intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Form 8-K. The information on any of New PSI’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Risk Oversight

The New PSI Board will have extensive involvement in the oversight of risk management related to New PSI and its business and will accomplish this oversight through the regular reporting to the New PSI Board by the audit committee. The audit committee will represent the board of directors by periodically reviewing New PSI’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.

New PSI Non-Employee Director Compensation Policy

After the completion of the Business Combination, New PSI intends to implement a compensation policy for its non-employee directors. Such policy is expected to include an annual cash retainer for all directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our Chief Executive Officer and Chief Financial Officer whom we refer to as our “named executive officers.” For fiscal year ended December 31, 2023, our named executive officers and their positions were as follows:

•        Christopher Thorne, Chief Executive Officer and Chairman; and

•        Joel Thomas, Chief Financial Officer, Executive Vice President.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		All Other Compensation ($)	Total ($)
Christopher Thorne Chief Executive Officer and Chairman	2023	277,277	(2)	100,000	(3)	—	377,277
Joel Thomas Chief Financial Officer, Executive Vice President	2023	110,610		—		—	110,610

____________

(1)      Mr. Thorne and Mr. Thomas assumed their respective positions in February and October 2023, and accordingly received prorated base salaries.

(2)      Mr. Thorne’s base salary increased in accordance with Mr. Thorne’s employment agreement from $250,000 to $442,400 in October 2023.

(3)      Mr. Thorne received a one-time sign-on bonus of $100,000.

Narrative Disclosure to the Summary Compensation Table

Employment Arrangements with Named Executive Officers

PSI entered into offer letters with Messrs. Thorne and Thomas each of which provide for at-will employment and do not include a specified employment term.

In addition, Mr. Thorne’s offer letter provided for a one-time signing bonus of $100,000, earned and paid in 2023.

Further, Mr. Thomas’ offer letter provides for a transaction bonus of $331,800, earned and payable upon the consummation of the Business Combination.

Generally, named executive officers are eligible for a separation payment paid out in accordance with the Severance and Change of Control Policies, to be established by the Board of Directors, which is described more fully above in the section entitled “— Severance and Change of Control Benefits”.

Annual Bonus Compensation

As of fiscal year ended December 31, 2023, PSI did not maintain any cash-based annual bonus plan. Pursuant to the terms of their respective offer letters, named executive officers will be eligible to earn annual bonuses based on the establishment and subsequent approval of such bonus programs by the Compensation Committee following the consummation of the Business Combination.

Equity-Based Incentives

As of fiscal year ended December 31, 2023, PSI did not provide equity-based incentives to the named executive officers. Pursuant to the terms of their respective offer letters and other relevant agreements, the named executive officers are eligible to participate in equity-based incentive programs, upon the establishment and subsequent approval of such programs by the Compensation Committee. Upon consummation of the Business Combination, New PSI will have the 2024 Incentive Plan in effect and may make grants of awards under such plan.

Additional Narrative Disclosure

Retirement Benefits

PSI does not provide a pension plan for employees and none of the named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended December 31, 2023.

Employee Benefits and Perquisites

Health/Welfare Plans.

PSI intends to provide the following benefits to the named executive officers on the same basis provided to all of employees, pending approval from the Compensation Committee:

•        health insurance; and

•        a health savings account.

The Board of Directors is expected to establish severance and change of control policies within the 2024 fiscal year. PSI has entered into an offer letter with Mr. Thomas that makes him eligible for payments and benefits upon termination of his employment without cause, contingent upon the execution of standard documents, such as a severance agreement.

DIRECTOR COMPENSATION

The following table presents the total compensation paid to our non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)		All Other Compensation ($)		Total ($)
Douglas Brown	133,334	(1)	250,000	(2)	383,334
Martin R. Wade III	12,500	(3)	—		12,500
Craig Forrest	133,334	(4)	—		133,334

____________

(1)      Mr. Brown joined PSI as Vice Chairman of the Board of Directors in March 2023 and received a prorated director fee based on an annual fee of $150,000.

(2)      Represents Mr. Brown’s signing bonus of $175,000 and the prorated compensation for Mr. Brown’s additional duties in the role of Vice Chairman of the Board of Directors for PSI, based on an annual fee of $100,000.

(3)      Represents Mr. Wade’s prorated director fee of $12,500 for 2023 based on an annual fee of $150,000. Payment commenced in December 2023.

(4)      Mr. Forrest joined PSI as a member of our Board of Directors in March 2023 and earned a prorated director fee based on an annual fee of $150,000.

Non-Employee Director Compensation Policy

PSI’s directors currently receive cash compensation for their services as directors or as board committee members. PSI’s directors did not otherwise receive any additional compensation for their service in their capacity as directors in the year ended December 31, 2023. In connection with their election to PSI’s board of directors, independent directors are granted cash compensation and may receive equity-based incentives pursuant to the terms of their respective director appointment letters and other relevant agreements, upon the establishment and subsequent approval of such programs by the Compensation Committee.

PSI Executive Officer Compensation Following the Business Combination

Overview of Anticipated Executive Compensation Program

Following the Closing of the Business Combination, decisions with respect to the compensation of New PSI’s executive officers, including its named executive officers, will be made by the compensation committee of the New PSI Board. New PSI anticipates that compensation for its executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits and severance protections. Base salaries, employee benefits and severance protections will be designed to attract and retain senior management talent. New PSI will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of its executive officers with the long-term interests of its stockholders and enhances executive retention.

2024 Incentive Plan

Prior to the consummation of the Business Combination, the board of directors of PSI approved and adopted, subject to approval by the stockholders of OCA, the 2024 Incentive Plan. If the 2024 Incentive Plan is approved by the stockholders of OCA, New PSI will be authorized to grant equity awards to eligible service providers following consummation of the Business Combination. The purpose of the 2024 Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of New PSI by offering them an opportunity to participate in New PSI’s future performance through the grant of equity awards.

If stockholders of OCA approve the 2024 Incentive Plan, it will become effective on the consummation of the Business Combination. The material terms of the 2024 Incentive Plan are described in “Proposal 3: The Equity Incentive Plan Proposal — Material Terms of the 2024 Incentive Plan” in the proxy statement/prospectus.

PSI Executive Officer Compensation Following the Business Combination

Overview of Anticipated Executive Compensation Program

Following the Closing of the Business Combination, decisions with respect to the compensation of New PSI’s executive officers, including its named executive officers, will be made by the compensation committee of the New PSI Board. New PSI anticipates that compensation for its executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits and severance protections. Base salaries, employee benefits and severance protections will be designed to attract and retain senior management talent. New PSI will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of its executive officers with the long-term interests of its stockholders and enhances executive retention.

2024 Incentive Plan

Prior to the consummation of the Business Combination, the board of directors of PSI approved and adopted, subject to approval by the stockholders of OCA, the 2024 Incentive Plan. If the 2024 Incentive Plan is approved by the stockholders of OCA, New PSI will be authorized to grant equity awards to eligible service providers following consummation of the Business Combination. The purpose of the 2024 Incentive Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of New PSI by offering them an opportunity to participate in New PSI’s future performance through the grant of equity awards.

If stockholders of OCA approve the 2024 Incentive Plan, it will become effective on the consummation of the Business Combination. The material terms of the 2024 Incentive Plan are described in “Proposal 3: The Equity Incentive Plan Proposal — Material Terms of the 2024 Incentive Plan” in the proxy statement/prospectus.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

OCA Related Party Transactions

Sponsor and Insider Fees and Reimbursement

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by OCA to the Insiders, or any of their respective affiliates, prior to, or in connection with any services rendered in order to effectuate, the consummation of the Business Combination. OCA does not have a policy that prohibits the Insiders, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. OCA’s audit committee reviews on a quarterly basis all payments that were made to the Insiders or OCA’s or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on OCA’s behalf.

Founder Shares

In July 2020, OCA issued an aggregate of 5,031,250 Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.005 per share. In December 2020, the Sponsor returned to OCA, at no cost, an aggregate of 1,293,750 Founder Shares, which OCA cancelled, resulting in an aggregate of 3,737,500 Founder Shares outstanding and held by the Sponsor. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares of OCA Common Stock upon completion of the IPO.

Private Placement Warrants

The Sponsor purchased 7,057,500 Private Placement Warrants at a price of $1.00 per warrant ($7,057,500 in the aggregate) in a private placement that occurred simultaneously with the closing of the IPO. Each Private Placement Warrant entitles the holder thereof to purchase one share of OCA Class A Common Stock at a price of $11.50 per share. The Private Placement Warrants (including the Working Capital Warrants and Extension Warrants) are identical to the Public Warrants, except that the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by OCA, (ii) may not (including the OCA Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the OCA’s initial business combination and (iii) may be exercised by the holders thereof on a cashless basis.

Administrative Services Agreement

OCA pays an affiliate of the Sponsor a total of $15,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination or OCA’s liquidation, OCA will cease paying these monthly fees.

Related Party Loans

The Sponsor agreed to loan OCA up to $300,000 to be used for a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of March 31, 2021, or the closing of the IPO. The loan was repaid upon the closing of the IPO out of the estimated $825,000 of offering proceeds that has been allocated to the payment of offering expenses (other than underwriting commissions).

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of OCA’s directors and officers may, but are not obligated to, loan us funds as may be required. Pursuant to the Business Combination Agreement, the Sponsor has agreed to convert all outstanding Promissory Notes to warrants in connection with the Closing of the Business Combination. The warrants will be subject to substantially the same terms and conditions applicable to such respective Public Warrant and Private Placement Warrant prior to such conversion. Prior to the completion of OCA’s initial business combination, OCA does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

On December 14, 2021, OCA issued the 2021 Note, a promissory note in the principal amount of up to $1,500,000 in order to fund OCA’s working capital expenses to the Sponsor. The 2021 Note does not bear interest and matures upon the closing of OCA’s initial business combination. In the event that OCA does not consummate an initial business combination, OCA may use a portion of the working capital held outside the Trust Account to repay the 2021 Note but no proceeds from the Trust Account will be used to repay the 2021 Note. Pursuant to the Business Combination Agreement, the Sponsor has agreed to convert the 2021 Note into Working Capital Warrants at a price of $1.00 per warrant in connection with the Closing. As of the date of this proxy statement/prospectus, there was $1,500,000 outstanding under the 2021 Note, which will convert into 1,500,000 Working Capital Warrants prior to the Merger.

On July 20, 2022, OCA issued the 2022 Note in the principal amount of up to $747,500 to the Sponsor in order to fund a deposit into the Trust Account in connection with an extension of OCA’s time to complete a business combination. The 2022 Note does not bear interest and matures upon closing of OCA’s initial business combination. In the event that OCA does not consummate an initial business combination, the 2022 Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Pursuant to the Business Combination Agreement, the Sponsor has agreed to convert the 2022 Note into Extension Warrants at a price of $1.00 per warrant in connection with the Closing. As of the date of this proxy statement/prospectus, there was $747,500 outstanding under the 2022 Note, which will convert into 747,500 Extension Warrants prior to the Merger.

On January 19, 2023, OCA issued the 2023 Note in the principal amount of up to $1,080,000 to the Sponsor in order to fund deposits into the Trust Account in connection with the first Extension Amendment. The 2023 Note does not bear interest and matures upon closing of OCA’s initial business combination. In the event that OCA does not consummate an initial business combination, the 2023 Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Pursuant to the Business Combination Agreement, the Sponsor has agreed to convert the 2023 Note into Post-IPO Warrants at a price of $1.00 per warrant in connection with the Closing. As of the date of this proxy statement/prospectus, there was $1,080,000 outstanding under the 2023 Note, which will convert into 1,080,000 Post-IPO Warrants prior to the Merger.

On January 11, 2024, OCA issued the 2024 Note in the principal amount of up to $1,080,000 to the Sponsor in order to fund deposits into the Trust Account in connection with the second Extension Amendment. The 2024 Note does not bear interest and matures upon closing of OCA’s initial business combination. In the event that OCA does not consummate an initial business combination, the 2024 Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Pursuant to the Certificate of Incorporation, on January 18, 2024, the Sponsor deposited $90,000 into the Trust Account in order to extend the time available for OCA to consummate its initial business combination. If OCA anticipates that it may not be able to consummate its initial business combination by the Termination Date, and subject to the Sponsor depositing additional funds into the Trust Account pursuant to the 2024 Note, OCA’s time to consummate an initial business combination shall be extended for up to an additional eleven months until January 20, 2025. For each monthly extension, the Sponsor will deposit $90,000 into the Trust Account. As of the date of this proxy statement/prospectus, there was $90,000 outstanding under the 2024 Note, which will convert into 90,000 Post-IPO Warrants prior to the Merger.

Registration and Stockholder Rights

Pursuant to the existing registration and stockholder rights agreement, dated January 14, 2021, the holders of Founder Shares and Private Placement Warrants are entitled to registration rights, and, upon consummation of the Business Combination, to nominate three individuals for election to our board of directors. In connection with the Business Combination, the existing registration and stockholder right agreement will terminate upon the execution of the Registration Rights Agreement. See “Stockholder Proposal No. 1: The Business Combination Proposal — Business Combination Agreement — Related Agreements” for additional information on the Registration Rights Agreement.

Pursuant to the Sponsor Letter Agreement, OCA will provide a right of first offer to the Sponsor if, in connection with or prior to the Closing of the Business Combination, OCA proposes to raise additional capital by issuing any equity securities, or securities convertible into, exchangeable or exercisable for equity securities (other than warrants in respect of Working Capital Loans (as defined below) as described above or to any seller in such business combination).

PSI Related Party Transactions

Loans

Lan Yang

As of December 31, 2023, PSI received unsecured loans in the amount of $3,246,984.65 from Lan Yang, a beneficial stockholder of a previous stockholder of PSI. The loan availability period is from February 2021 to December 2026. These loans are non-interest bearing and are payable one year after demand notice, after which the loan will start accruing interest at 1% per month if unpaid one year after the demand notice. The demand notice has not occurred to-date.

Sun Seven Stars Investment Group

As of December 31, 2023, PSI received unsecured loans in the amount of $19,592,421.93 from Sun Seven Stars Investment Group, an entity whose beneficial shareholder is Lan Yang. The loan availability period is from February 2021 to December 2026. These loans are non-interest bearing and are payable one year after demand, after which the loan will start accruing interest at 1% per month if unpaid one year after the demand notice. The demand notice has not occurred to-date.

Acquisitions

PSI entered into a merger agreement with Powermers, Inc., an energy storage company, on December 20, 2023. The transaction was consummated on February 8, 2024. Pursuant to the transaction, PSI acquired Powermers, Inc. in exchange for 434.78261 shares of PSI stock, representing an 8% stake in PSI. Christopher Thorne, PSI’s Chief Executive Officer and Chairman, co-founded Powermers, Inc. and served as its chairman.

Related Person Transactions Following the Business Combination

It is not anticipated that the New PSI Board will adopt a formal written related person transactions policy following consummation of the Business Combination. However, New PSI’s audit committee will be tasked with the identification, review, consideration and oversight of related person transactions. For these purposes, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which New PSI or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any related person has a material interest. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of New PSI’s voting securities (including its common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Transactions involving compensation for services provided to New PSI or any of its subsidiaries as an employee, officer or director would not be considered related person transactions.

It is anticipated that the related person in question or, in the case of transactions with a holder of more than 5% of any class of New PSI’s voting securities, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to New PSI’s audit committee (or to another independent body of the New PSI Board) for review. To identify related person transactions in advance, New PSI expects to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, New PSI’s audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risks, costs, and benefits to New PSI;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties.

New PSI’s audit committee will approve only those transactions that it determines are fair to New PSI and in its best interests.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to OCA and PSI regarding the beneficial ownership of OCA Common Stock as of February 12, 2024 (pre-Business Combination) and PSI Common Stock immediately following the consummation of the Business Combination (post-Business Combination), assuming (i) no shares of Public Stock are redeemed and (ii) 100% of the shares of Public Stock are redeemed, by:

•        each person who is known by New PSI to be the beneficial owner of more than 5% of the outstanding shares of OCA Common Stock either on February 12, 2024 (pre-Business Combination) or of shares of PSI Common Stock outstanding after the consummation of the Business Combination (post-Business Combination);

•        each of OCA’s current executive officers and directors;

•        each person who will (or is expected to) become an executive officer or director of New PSI upon the consummation of the Business Combination; and

•        all executive officers and directors of OCA as a group prior to the consummation of the Business Combination, and all executive officers and directors of New PSI as a group after the consummation of the Business Combination.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter (such as the OCA Warrants that will be become exercisable within 60 days following the Closing), are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The beneficial ownership of OCA Common Stock prior to the consummation of the Business Combination is based on 3,298,436 shares of OCA Class A Common Stock issued and outstanding as of the Record Date (including those shares held as a constituent part of OCA’s Units) and 3,437,500 shares of OCA Class B Common Stock issued and outstanding as of such Record Date. As of the Record Date, the Insiders owned of record an aggregate of 300,000 shares of OCA Class A Common Stock and 3,437,500 shares of OCA Class B Common Stock, representing 55.5% of the issued and outstanding shares of OCA Common Stock.

The expected beneficial ownership of shares of PSI Common Stock following the consummation of the Business Combination assumes two scenarios:

1.      The “No Redemption” scenario assumes (i) no shares of Public Stock are redeemed in connection with the Business Combination, (ii) PSI issues 3,298,436 shares of PSI Common Stock to the holders of outstanding shares of OCA Class A Common Stock (excluding the shares of OCA Class A Common Stock to be issued in connection with the Insider PIPE Investment), (iii) PSI issues 3,347,500 shares of PSI Common Stock to the holders of the outstanding shares of OCA Class B Common Stock (which will convert into shares of OCA Class A Common Stock at a ratio of one-to-one immediately prior to the Closing), (iv) PSI issues 200,000 shares of PSI Common Stock upon the conversion of the shares of OCA Class A Common Stock issued in the Insider PIPE Investment, (v) prior to the Closing, no OCA Warrants are exercised, (vi) at or after the Closing, no PSI Warrants will be exercised, (vii) none of the investors set forth in the table below has purchased or will purchase shares of OCA Class A Common Stock in the open market, and (viii) there will be an aggregate of 207,735,936 shares of PSI Common Stock outstanding at the Closing.

2.      The “100% Redemption” scenario assumes (i) 2,998,436 shares of Public Stock are redeemed in connection with the Business Combination, (ii) PSI issues 300,000 shares of PSI Common Stock to the holders of the remaining shares of OCA Class A Common Stock (excluding the shares of OCA Class A Common Stock to be issued in connection with the Insider PIPE Investment), (iii) PSI issues 3,347,500 shares of

PSI Common Stock to the holders of the outstanding shares of OCA Class B Common Stock (which will convert into shares of OCA Class A Common Stock at a ratio of one-to-one immediately prior to the Closing), (iv) PSI issues 200,000 shares of PSI Common Stock upon the conversion of the shares of OCA Class A Common Stock issued in the Insider PIPE Investment, (v) prior to the Closing, no OCA Warrants are exercised, (vi) at or after the Closing, no PSI Warrants will be exercised, (vii) none of the investors set forth in the table below has purchased or will purchase shares of OCA Class A Common Stock in the open market, and (viii) there will be an aggregate of 204,737,500 shares of PSI Common Stock outstanding at the Closing.

If the actual facts are different from the foregoing assumptions, ownership figures in New PSI and the columns under Post-Business Combination in the table that follows will be different.

Unless otherwise indicated and subject to applicable community property and similar laws, PSI and OCA believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. To our knowledge, no shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

The expected beneficial ownership of shares of PSI Common Stock Post-Business Combination is provided for illustrative purposes only, as actual outcomes may prove different from the assumptions. In particular, the actual number of Public Stockholders who will exercise their redemption rights is uncertain.

	Prior to the Business Combination			Post-Business Combination
				Assuming No Redemption		Assuming 100% Redemption
Name and Address of Beneficial Owners	Number of Shares		%	Number of Shares	%	Number of Shares	%
Executive Officers and Directors of OCA(1)
David Shen(2)	3,737,500	(3)	55.5	3,737,500	1.8	3,737,500	1.8
Jeffrey Glat(4)	—		—	—	—	—	—
Daniel Mintz(2)	3,737,500	(3)	55.5	3,737,500	1.8	3,737,500	1.8
Alec Ellison(4)	—		—	—	—	—	—
Gary Bennett(4)	—		—	—	—	—	—
Christine Houston(4)	—		—	—	—	—	—
Emmanuel Pitsilis(4)	—		—	—	—	—	—
Jacob Robbins(4)	—		—	—	—	—	—
All directors and executive officers as a group (eight individuals)	3,737,500		55.5	3,737,500	1.8	3,737,500	1.8
Executive Officers and Directors of New PSI After the Business Combination(4)
Christopher Thorne
Joel Thomas
Doug Brown
Craig Forrest
Martin R. Wade III
All directors and executive officers as a group (five individuals)
Greater than 5% Holders:
OCA Acquisition Holdings LLC(1)(2)	3,737,500	(3)	55.5	3,737,500	1.8	3,737,500	1.8
Fir Tree Capital Management, L.P.(5)	800,000		11.9	800,000	*	—	—
Karpus Investment Management(6)	676,565		10.0	676,565	*	—	—
Broadline Capital CX LLC(7)

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the following individuals is 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105.

(2)      Interests shown held by the Sponsor. Olympus Capital Asia V, L.P. (“Olympus”) currently is the managing member of the Sponsor. Olympus Capital Holdings Asia, LLC (“Olympus Capital”) is the investment advisor to Olympus, and David Shen and Daniel Mintz possess certain consent rights over decisions with respect to the investments of Olympus and therefore may be deemed to have or share beneficial ownership of the Class A Common Stock held directly by OCA. Each of Mr. Shen and Mr. Mintz disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein.

(3)      Interests shown consist of 3,437,500 shares of OCA Class B Common Stock and 300,000 shares of OCA Class A Common Stock.

(4)      OCA Acquisition Holdings LLC is the record holder of the shares reported herein. Each of Messrs. Ellison, Bennett, Pitsilis and Robbins and Ms. Houston own non-managing member interests in OCA Acquisition Holdings LLC and have no power to vote or dispose of our shares owned by OCA Acquisition Holdings LLC. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(5)      According to a Schedule 13G filed with the SEC on February 14, 2023, by Fir Tree Capital Management LP, a Delaware limited partnership (“Fir Tree”). The business address of Fir Tree is 500 5th Avenue, 9th Floor, New York, New York 10110.

(6)      According to a Schedule 13G filed with the SEC on June 10, 2021, as amended through October 6, 2023 (the “Schedule 13G”) by Karpus Management, Inc., d/b/a Karpus Investment Management (“Karpus”). Karpus is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940 and shares of OCA Class A Common Stock reported in the Schedule 13G are owned directly by the accounts managed by Karpus. Karpus is controlled by City of London Investment Group plc (“CLIG”), which is listed on the London Stock Exchange. However, in accordance with SEC Releaes No. 34-49538 (January 12, 1998), effective informational barriers have been established between Karpus and CLIG such that voting and investment power over the subject securities is exercised by Karpus independently of CLIG, and accordingly, attribution of beneficial ownership is not required between Karpus and CLIG. The business address of Karpus is 183 Sully’s Trail, Pittsford, New York, 14534.

(7)      Broadline Capital CX LLC is managed by its sole managing entity, Broadline Capital XV LLC, a Delaware LLC. The managing members of the managing entity are Kevin Wu and Christopher Thorne.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding us or our securities, the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates may purchase shares of Public Stock from institutional and other investors who vote, or indicate an intention to vote, against any of the proposals presented at the Stockholder Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Public Stock or vote their shares of Public Stock in favor of the proposals presented at the Stockholder Meeting. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Insiders, PSI, New PSI and/or their respective directors, officers, advisors or respective affiliates purchase shares of Public Stock in privately negotiated transactions from Public Stockholders who have already elected to exercise their redemption rights, such selling stockholder would be required to revoke their prior elections to redeem their shares of Public Stock. The purpose of such share purchases and other transactions would be to decrease the number of shares that have been or may be submitted for redemption.

Entering into any such arrangements may have a depressive effect on the market price of shares of OCA Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he or she owns, either at or prior to the Business Combination.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. We will file or submit a Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Stockholder Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

If any shares were so purchased, the purchaser would not vote any such shares in favor of approval of the Business Combination Proposal. Additionally, the purchaser would waive any redemption rights with respect to any securities so purchased.

Any purchases by the Sponsor and OCA’s officers and directors and/or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. The Sponsor and OCA’s officers and directors and/or their respective affiliates will not make purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event the Sponsor or our directors, officers, advisors or their affiliates were to purchase shares of Public Stock from Public Stockholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.

DESCRIPTION OF NEW PSI SECURITIES

The following summary sets forth the material terms of New PSI’s securities following the completion of the Business Combination. This summary is not intended to be a complete summary of the rights and preferences of such securities. The full text of the New PSI Charter is attached as Annex D to this proxy statement/prospectus. You are encouraged to read the applicable provisions of the DGCL, the New PSI Charter and the New PSI Bylaws in their entirety for a complete description of the rights and preferences of New PSI’s securities following the Business Combination.

Authorized and Outstanding Stock

The New PSI Charter authorizes the issuance of [•] shares of all classes of capital stock of New PSI consisting of (i) [•] shares of common stock, par value $[•] per share, and (ii) [•] shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting.    Holders of shares of PSI Common Stock will exclusively possess all voting power with respect to New PSI and are entitled to one vote per share of PSI Common Stock on all matters submitted to New PSI stockholders for their vote or approval. Under the terms of the New PSI Bylaws, directors will be elected by a plurality of the votes cast by New PSI’s stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to New PSI’s stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by New PSI’s stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the New PSI Charter (as further described below), the New PSI Bylaws or applicable Stock Exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

Dividends.    The holders of shares of PSI Common Stock are entitled to receive dividends, as and if declared by the New PSI Board out of legally available funds.

Liquidation Rights.    Upon the liquidation or dissolution of New PSI, the holders of shares of PSI Common Stock are entitled to share ratably in those of New PSI’s assets that are legally available for distribution to New PSI stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Stock

New PSI is authorized to issue up to [•] shares of preferred stock, par value $0.0001 per share. The New PSI Board will be expressly authorized to provide, out of the unissued shares of the preferred stock, one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the New PSI Board providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL, and the New PSI Board is expressly vested with the authority to the full extent provided by law to adopt any such resolution or resolutions.

New PSI Warrants

Effective upon the consummation of the Business Combination, each OCA Warrant outstanding for the purchase of one share of OCA Class A Common Stock will be exercisable for one share of PSI Common Stock, with all other terms of such warrants remaining unchanged. The following is a description of the New PSI Warrants.

Each whole New PSI Warrant will entitle the registered holder to subscribe for one share of PSI Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing Date, provided that New PSI has an effective registration statement under the Securities Act covering the shares of PSI Common Stock issuable upon exercise of the New PSI Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. In the event that the foregoing conditions are not satisfied with respect to a New PSI Warrant, the holder of such New PSI Warrant will not be entitled to exercise such New PSI Warrant and such New PSI Warrant may have no value and expire worthless. In no event will New PSI be required to net cash settle any New PSI Warrant. Pursuant to the Warrant Agreement, a New PSI warrant holder may exercise its New PSI Warrants only for a whole number of shares of PSI Common Stock. This means only a whole New PSI Warrant may be exercised at a given time by a New PSI warrant holder. The New PSI Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

New PSI has agreed that as soon as practicable, but in no event later than 15 business days after the Closing Date, New PSI will use best efforts to file with the SEC a registration statement covering registration under the Securities Act of the shares of PSI Common Stock issuable upon exercise of the New PSI Warrants. New PSI will use best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the New PSI Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of PSI Common Stock issuable upon exercise of the New PSI Warrants is not effective by the sixtieth (60th) business day after the Closing Date, New PSI warrant holders may, until such time as there is an effective registration statement and during any period when New PSI will have failed to maintain an effective registration statement, exercise New PSI Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

Redemption of New PSI Warrants

Once the New PSI Warrants become exercisable, New PSI may call the New PSI Warrants for redemption for cash (except as described herein with respect to the New PSI Sponsor Warrants):

•        in whole and not in part;

•        at a price of $0.01 per New PSI Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each New PSI warrant holder; and

•        if, and only if, the last reported sale price of the shares of PSI Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30-trading day period ending three trading days before New PSI sends the notice of redemption to the New PSI warrant holders.

New PSI will not redeem the New PSI Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of PSI Common Stock issuable upon exercise of the New PSI Warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period.

New PSI has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the New PSI Warrant exercise price. If the foregoing conditions are satisfied and New PSI issues a notice of redemption of the New PSI Warrants, each New PSI warrant holder will be entitled to exercise his, her or its New PSI Warrant prior to the scheduled redemption date. However, the price of the shares of PSI Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 exercise price after the redemption notice is issued.

If New PSI calls the New PSI Warrants for redemption as described above, New PSI management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” New PSI management will consider, among other factors, New PSI’s cash position, the number of New PSI Warrants that are outstanding and the dilutive effect on New PSI’s stockholders of issuing the maximum number of shares of PSI Common Stock issuable upon the exercise of the warrants. If New PSI’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of PSI Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of PSI Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the PSI Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is received by the holders of warrants. If New PSI’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of PSI Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. New PSI believes this feature is an attractive option if it does not need the cash from the exercise of the warrants after the Business Combination. If New PSI calls the warrants for redemption and management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a New PSI Warrant may notify New PSI in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such New PSI Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of PSI Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments

If the number of issued shares of PSI Common Stock is increased by a stock dividend payable in shares of PSI Common Stock, or by a split-up of shares of PSI Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of PSI Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of PSI Common Stock. A rights offering to holders of PSI Common Stock entitling holders to purchase shares of PSI Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of PSI Common Stock equal to the product of (i) the number of shares of PSI Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for PSI Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of PSI Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for PSI Common Stock, in determining the price payable for PSI Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of PSI Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of PSI Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if New PSI, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of PSI Common Stock on account of such shares of PSI Common Stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (c) to satisfy the redemption rights of the holders of OCA Common Stock in connection with the Business Combination, (d) to satisfy the redemption rights of the holders of OCA Common Stock in connection with a stockholder vote to amend the Certificate of Incorporation (i) to modify the substance or timing of OCA’s obligation to redeem 100% of the OCA Common Stock if OCA does not complete the Business Combination within the required time period or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of the shares of Public Stock upon failure to complete the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of PSI Common Stock in respect of such event.

If the number of outstanding shares of PSI Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of PSI Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of PSI Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of PSI Common Stock.

Whenever the number of shares of PSI Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of PSI Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of PSI Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of PSI Common Stock (other than those described above or that solely affects the par value of such shares of PSI Common Stock), or in the case of any merger or consolidation of New PSI with or into another corporation (other than a consolidation or merger in which New PSI is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of PSI Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of New PSI as an entirety or substantially as an entirety in connection with which New PSI is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of PSI Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of PSI Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the Warrant Holder for the loss of the option value portion of the warrant due to the requirement that the Warrant Holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The New PSI Warrants will be issued in registered form under the Warrant Agreement by and among Continental, the warrant agent (if other than Continental), OCA and New PSI. The Warrant Agreement will provide that the terms of the New PSI Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding New PSI Warrants. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the New PSI Warrants.

New PSI Sponsor Warrants

The New PSI Sponsor Warrants (including the PSI Common Stock issuable upon exercise of the New PSI Sponsor Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except for certain limited exceptions) and they will not be redeemable by New PSI so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the New PSI Sponsor Warrants on a cashless basis. Except as described below, the New PSI Sponsor Warrants have terms and provisions that are identical to those of the New PSI Public Warrants, including as to exercise price, exercisability and exercise period. If the New PSI Sponsor Warrants are held by holders other than the Sponsor or its permitted transferees, they will be redeemable by New PSI and exercisable by the holders on the same basis as the New PSI Public Warrants.

If holders of the New PSI Sponsor Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of PSI Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of PSI Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the PSI Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Exclusive Forum

The New PSI Charter provides that, unless New PSI consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall to the fullest extent permitted by law be the sole and exclusive forum for any New PSI stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of New PSI, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New PSI to New PSI or New PSI’s stockholders, (iii) any action asserting a claim against New PSI, its directors, officers or employees arising pursuant to any provision of the DGCL or the New PSI Charter or the PSI Bylaws, or (iv) any action asserting a claim against New PSI, its directors, officers or employees governed by the internal affairs doctrine; except for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

Anti-Takeover Effects of Provisions of the New PSI Charter and Bylaws

The provisions of the New PSI Charter and the PSI Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of PSI Common Stock.

The New PSI Charter and the PSI Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the New PSI Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of New PSI unless such takeover or change in control is approved by the New PSI Board.

These provisions include:

Advance Notice Procedures.    The PSI Bylaws provide that New PSI stockholders seeking to bring business before New PSI’s annual meeting of stockholders, or to nominate candidates for election as directors at New PSI’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by New PSI secretary at New PSI’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in New PSI’s annual proxy statement must comply with the notice periods contained therein. The PSI Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude New PSI’s stockholders from bringing matters before New PSI’s annual meeting of stockholders or from making nominations for directors at New PSI’s annual meeting of stockholders.

Authorized but Unissued Shares.    New PSI’s authorized but unissued shares of PSI Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the PSI Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of New PSI Warrants and employee benefit plans. The existence of authorized but unissued shares of PSI Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of PSI Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Classified Board Upon Change in Controlling Stockholder.    From and after the first date on which Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of PSI Common Stock, the New PSI Board shall be divided into three classes, Class A, Class B and Class C. Class A will serve for a term expiring at the first annual meeting after such change, Class B will serve for a term expiring at the second annual meeting after such change and Class C will serve for a term expiring at the third annual meeting after such change. Commencing at the first annual meeting of stockholders after such change, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the New PSI Board when compared to a corporation with an unclassified board. It may take two annual meetings for the PSI stockholders to effect a change in control of the New PSI Board, because in general less than a majority of the members of the New PSI Board will be elected at a given annual meeting. Once the New PSI Board is classified, and because the New PSI Charter does not otherwise provide, under Delaware law, PSI’s directors may only be removed for cause.

No Written Consents Upon Change in Controlling Stockholder.    From and after the first date on which Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of PSI Common Stock, any action required or permitted to be taken by the PSI stockholders must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

Special Meetings of Stockholders.    The PSI Bylaws provide that special meetings of New PSI’s stockholders may be called only by the Chairman, the Chief Executive Officer or the New PSI Board.

Super-majority voting.    From and after the first date on which Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of PSI Common Stock, certain provisions of the New PSI Charter, including certain of the provisions described in this section which may discourage an attempt to obtain control of New PSI, and the New PSI Bylaws, in their entirety, may be amended only with the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of capital stock of New PSI, voting together as a single class.

Business Combinations.    New PSI is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

•        prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•        on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual meeting stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring New PSI to negotiate in advance with the New PSI Board because the stockholder approval requirement would be avoided if the New PSI Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent of New PSI will be Continental Stock Transfer & Trust Company and its contact information is:

Continental Stock Transfer & Trust Company
1 State Street Plaza, 30th Floor
New York, New York 10004

Listing of Common Stock and New PSI Warrants

New PSI intends to apply for the listing of the PSI Common Stock and New PSI Warrants on Nasdaq following the completion of the Business Combination under the symbols “PSII” and “PSIIW,” respectively.

Dividends

The payment of cash dividends in the future will be dependent upon New PSI’s revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the New PSI Board at such time.

COMPARISON OF STOCKHOLDERS’ RIGHTS

General

New PSI is incorporated under the laws of the State of Delaware and the rights of New PSI’s stockholders will be governed by the laws of the State of Delaware, including the DGCL, the New PSI Charter and the New PSI Bylaws. OCA is incorporated under the laws of the State of Delaware and the rights of OCA’s stockholders are governed by the laws of the State of Delaware, including the DGCL, the Certificate of Incorporation and the OCA Bylaws.

As a result of the Business Combination, stockholders of OCA that do not redeem their shares will become New PSI stockholders. Thus, following the Business Combination, the rights of OCA stockholders that do not redeem their shares will continue to be governed by Delaware law but will no longer be governed by OCA’s Certificate of Incorporation and instead will be governed by the New PSI Charter and the New PSI Bylaws.

Comparison of Stockholders’ Rights

Set forth below is a summary comparison of material differences between the rights of OCA stockholders under the Certificate of Incorporation and the OCA Bylaws (left column), the rights of PSI stockholders under the PSI Charter and the PSI Bylaws (center column), and the rights of New PSI stockholders under the New PSI Charter and the New PSI Bylaws (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the Certificate of Incorporation and the OCA Bylaws incorporated by reference as annexes to this registration statement on Form S-4, of which this proxy statement/prospectus forms a part, the PSI Charter, the PSI Bylaws, and the form of the New PSI Charter, which is attached to this proxy statement/prospectus as Annex D, and the New PSI Bylaws, which is attached to this proxy statement/prospectus as Annex E, as well as the relevant provisions of the DGCL.

Capitalized terms used in the OCA provisions, PSI provisions and New PSI provisions columns below and not defined below have the meanings assigned to them in the Certificate of Incorporation and the OCA Bylaws, the PSI Charter and the PSI Bylaws, and the New PSI Charter and the New PSI Bylaws, respectively.

OCA	PSI	New PSI
Authorized Capital Stock

OCA’s authorized shares consist of 111,000,000 shares of capital stock par value of $0.0001, consisting of (a) 110,000,000 shares of common stock, including (i) 100,000,000 shares of OCA Class A Common Stock and (ii) 1,000,000 shares of OCA Class B Common Stock, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share.

PSI’s authorized shares consist of 100,000 shares of common stock, par value $0.01 per share.

The New PSI Charter will authorize New PSI to issue [•] shares, consisting of (i) [•] shares of PSI Common Stock, par value $0.0001 per share, and (ii) [•] shares of preferred stock, par value $0.0001 per share, of New PSI.

Conversion

Class B Common Stock.    Shares of OCA Class B Common Stock are convertible into shares of OCA Class A Common Stock on a one-for-one basis, such that one share of OCA Class B Common Stock is convertible to one share of OCA Class A Common Stock, (A) at any time and from time to time at the option of the holder thereof and (B) automatically on the closing of an initial business combination.

	The holders of common stock do not have any conversion rights by virtue of their ownership of the common stock.	There are no conversion provisions in the New PSI Charter or the New PSI Bylaws.

OCA	PSI	New PSI

Class A Common Stock.    In the event that a business combination is consummated by OCA or OCA holds a vote of its stockholders to amend its Certificate of Incorporation prior to the consummation of a business combination, any stockholder who (i) followed the procedures contained in the proxy materials to perfect the holder’s right to have the holder’s OCA Class A Common Stock redeemed for cash, if any, or (ii) tendered the holder’s OCA Class A Common Stock as specified in the tender offer materials therefore, shall be entitled to receive cash for the holder’s OCA Class A Common Stock.

OCA shall, promptly after the consummation of the Business Combination or the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, redeem such shares for cash.

Number and Qualification of Directors

The OCA Board shall consist of one or more members. The number of directors shall be fixed by the board of directors and may thereafter be changed from time to time by resolution of the board of directors.

The entire board of directors shall not consist of less than one director or more than nine directors. The number of directors constituting the entire board of directors shall be three until otherwise fixed by a majority of the entire board or directors.

The number of directors which shall constitute the New PSI Board shall be fixed exclusively by one or more resolutions adopted from time to time by the New PSI Board, in accordance with the New PSI Bylaws. The New PSI Bylaws provide that the board of directors shall consist of not less than one nor more than nine directors.

Structure of Board; Election of Directors

The OCA Board is divided into three classes designated as Class I, Class II and Class III, respectively. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the whole OCA Board.

The OCA Bylaws provide that directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The PSI Bylaws provide that directors will be elected at a meeting of the stockholders and the directors to be elected at such meeting shall be elected by a plurality of votes given at such election.

The New PSI Charter provides that, beginning with New PSI’s first annual meeting of stockholders after consummation of the Business Combination, the directors, including any of those elected by the holders of any series of preferred stock, shall be elected to hold office for a term expiring at the next annual meeting of the stockholders of New PSI and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office; provided, however, that once Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of New PSI Common Stock, the Board shall be reconstituted and divided into three classes.

OCA	PSI	New PSI
Removal of Directors

Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of OCA capital stock entitled to vote generally in the election of directors, voting together as a single class.

Under the DGCL, any director may be removed only by the vote of stockholders representing not less than a majority of the voting power of the issued and outstanding stock entitled to vote.

Subject to the special rights of the holders of one or more series of preferred stock to elect directors, any director may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of New PSI entitled to vote on the election of such director; provided, however, that once Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of New PSI Common Stock, under Delaware law, directors may only be removed for cause.

Voting

OCA Common Stock.    The holders of the OCA Common Stock shall exclusively possess all voting power and each share of OCA Common Stock shall have one vote.

OCA Class A Common Stock.    Unless provided under Delaware Law, the holders of OCA Class A Common Stock do not hold separate voting rights from the holders of OCA Class B Common Stock under the terms of the Certificate of Incorporation and the OCA Bylaws.

OCA Class B Common Stock. For so long as any shares of OCA Class B Common Stock shall remain outstanding, OCA shall not, without the prior vote or written consent of the holders of a majority of the shares of OCA Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of the Certificate of Incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the OCA Class B Common Stock.

	Each holder of shares of PSI Common Stock is entitled to one vote per share on all matters submitted to a vote of the common stockholders.	The holders of the PSI Common Stock shall exclusively possess all voting power and each share of PSI Common Stock shall have one vote.

OCA	PSI	New PSI
Supermajority Voting Provisions

No amendment to Article IX of the Certificate of Incorporation is effective prior to the consummation of the initial business combination unless approved by the affirmative vote of the holders of at least 65% of all then outstanding shares of the OCA Common Stock.

There are no supermajority voting provisions in the PSI Charter or the PSI Bylaws.

Once Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of New PSI Common Stock, the New PSI Charter requires the approval by an affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of New PSI entitled to vote generally in the election of directors, in order for the stockholders of New PSI to adopt, amend, alter or repeal the New PSI Bylaws.

In addition, once Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of New PSI Common Stock, the New PSI Charter requires the approval of at least 75% of the voting power of all then outstanding shares of capital stock of New PSI entitled to vote generally in the election of directors in order to amend, alter, or repeal, or adopt any provision inconsistent with, any provision of Article Fifth of the New PSI Charter (relating to the size and classification, and the filling of vacancies on, the New PSI Board), Article Sixth of the New PSI Charter (relating, among other things, to the voting standard for amendments to the New PSI Bylaws, the ability to act by written consent, and the ability to call a special meeting), or Article Eleventh of the New PSI Charter (relating to the voting standard for amendments to the New PSI Charter).

OCA	PSI	New PSI
Vacancies on the Board of Directors

Subject to the rights, if any, of the holders of any outstanding series of the preferred stock, newly created directorships resulting from an increase in the number of directors and any vacancies on the OCA Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by OCA’s stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, or by the PSI stockholders. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors or by the PSI stockholders. A director elected by the board of directors to fill a vacancy shall be elected to hold office until the expiration of the term for which they were elected and until his successor shall have been elected and shall have qualified.

Except as Delaware law may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the New PSI Board, including unfilled vacancies resulting from the removal of directors with or without cause, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Bylaws), or by the sole remaining director. Any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Special Meetings of the Board of Directors

Subject to the rights, if any, of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of stockholders of OCA may be called only by the chairman of the OCA Board, chief executive officer, or the OCA Board pursuant to a resolution adopted by a majority of the OCA Board, and the ability of OCA’s stockholders to call a special meeting is specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of OCA may not be called by another person or persons.

Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairperson of the board, the chief executive officer, the president or, if the chief executive officer and the president are absent or unable or refuse to act, by any vice president or by any three directors.

Subject to the rights, if any, of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of stockholders of New PSI may be called only by the chairman of the New PSI Board or a majority of the entire New PSI Board. Except as provided in the foregoing sentence, special meetings of stockholders of New PSI may not be called by another person or persons.

OCA	PSI	New PSI
Amendment to Certificate of Incorporation

OCA reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the Certificate of Incorporation (including any Preferred Stock Designation (as defined in the Certificate of Incorporation)), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by the Certificate of Incorporation and the DGCL.

Under the DGCL, the PSI Charter can be amended upon the approval of PSI’s board of directors and PSI stockholders holding shares representing at least a majority of the voting power of PSI.

New PSI reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the New PSI Charter (including any Preferred Stock Designation (as defined in the New PSI Charter)), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by the New PSI Charter and the DGCL. Notwithstanding the foregoing, the New PSI Charter requires that once Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of New PSI Common Stock, the approval by an affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the New PSI Common Stock shall be required to amend, alter, or repeal, or adopt any provision inconsistent with, any provision of Article Fifth, Article Sixth or Article Eleventh of the New PSI Charter.

Amendment of Bylaws

The Certificate of Incorporation requires the approval by an affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of OCA entitled to vote generally in the election of directors to adopt, amend, alter or repeal the bylaws.

The PSI Bylaws provide that PSI’s board of directors reserves the power to amend the bylaws. The bylaws may also be adopted, amended, altered, changed, rescinded or repealed in whole or in part at any annual or special meeting of the stockholders by the affirmative vote of two-thirds (2∕3) of the shares of PSI outstanding and entitled to vote thereon.

The New PSI Charter requires that once Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of New PSI Common Stock, the approval by an affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all then outstanding shares of capital stock of New PSI entitled to vote generally in the election of directors shall be required for the PSI stockholders to adopt, amend, alter or repeal the bylaws.

OCA	PSI	New PSI
Quorum

Board of Directors.    The OCA Bylaws provide that a majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law, by the Certificate of Incorporation or the OCA Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Stockholders.    The presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of OCA representing a majority of the voting power of all outstanding shares of capital stock of OCA entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Board of Directors.    A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number be required by law or by the PSI Charter.

Stockholders.    The presence in person or by proxy of persons entitled to vote a majority of the votes entitled to be cast by each separate class or voting group specified in the PSI Charter at any meeting shall constitute a quorum for the transaction of business.

Board of Directors.    The New PSI Bylaws provide that a majority of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law, by the New PSI Charter or the New PSI Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Stockholders.    The presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of New PSI representing a majority of the voting power of all outstanding shares of capital stock of New PSI entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Stockholder Action by Written Consent

Except as may be otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of preferred stock, subsequent to the consummation of the IPO, any action required or permitted to be taken by OCA stockholders must be effected by a duly called annual or special meeting of such OCA stockholders and may not be effected by written consent of the OCA stockholders other than with respect to the OCA Class B Common Stock with respect to which action may be taken by written consent.

Pursuant to the PSI Bylaws, except where otherwise required by Delaware law, action without a meeting is permitted to be taken by the PSI stockholders.

The New PSI Charter requires that once Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of New PSI Common Stock, no action may be taken by written consent of the stockholders of New PSI.

OCA	PSI	New PSI
Special Stockholder Meetings

Subject to the rights, if any, of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of OCA Stockholders may be called only by the chairman of the OCA Board, chief executive officer, or the OCA Board pursuant to a resolution adopted by a majority of the OCA Board, and the ability of OCA stockholders to call a special meeting is specifically denied. Except as provided in the foregoing sentence, special meetings of OCA stockholders may not be called by another person or persons.

Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors. Special meetings of PSI stockholders may only be called by any other person or persons as required by applicable law.

Subject to the rights, if any, of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of stockholders of New PSI may be called only by the chairman of the New PSI Board, chief executive officer, or the New PSI Board, and the ability of New PSI stockholders to call a special meeting is specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of New PSI may not be called by another person or persons.

Notice of Stockholder Meetings

Written notice of the meeting stating the place, day and hour of the meeting and, in the case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either by hand delivery, mail, or overnight delivery service, or if prior consent has been given by a stockholder by electronic transmission to each stockholder of record entitled to vote at such meeting.

Written notice of each annual meeting shall be given to each PSI stockholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such stockholder at stockholder’s address appearing on the books of PSI or given by a PSI stockholder to PSI for the purpose of notice. All such notices shall be sent to each PSI stockholder entitled thereto not less than 10 nor more than 60 days before each annual meeting.

Written or printed notice of the meeting stating the place, day and hour of the meeting and, in the case of a special meeting, stating the purpose or purposes for which the meeting is called, and in the case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either by hand delivery, mail or overnight delivery service, or if prior consent has been given by a stockholder, by electronic transmission to each stockholder of record entitled to vote at such meeting.

OCA	PSI	New PSI
Stockholder Proposals (Other than Nomination of Persons for Election as Directors)

In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by an OCA stockholder, such OCA stockholder must have given timely notice thereof in proper written form to the secretary of OCA and such business must otherwise be a proper matter for OCA stockholder action. An OCA stockholder’s notice to the secretary with respect to such business, to be timely, must be received by the secretary at the principal executive offices of OCA not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of OCA stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the OCA stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by OCA.

Stockholders must properly bring a proposal before any meeting of PSI stockholders by such PSI stockholder giving timely notice thereof in writing to the secretary of PSI by delivering such notice to the principal executive offices of PSI not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to PSI stockholders, notice by the PSI stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a New PSI stockholder, such New PSI stockholder must have given timely notice thereof in proper written form to the secretary of New PSI. A New PSI stockholder’s notice to the secretary with respect to such business, to be timely, must be received at the principal executive offices of New PSI not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

OCA	PSI	New PSI
Stockholder Nominations of Persons for Election as Directors

Nominations of persons for election to the OCA Board at any annual meeting of OCA stockholders, or at any special meeting of OCA stockholders called for the purpose of electing directors as set forth in OCA’s notice of such special meeting, may be made (i) by or at the direction of the OCA Board or (ii) by any OCA stockholder (x) who is an OCA stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in the OCA Bylaws and on the record date for the determination of OCA stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in the OCA Bylaws.

The PSI Charter and PSI Bylaws do not have specific provisions addressing the nomination of persons for election as directors.

Nominations of persons for election to the New PSI Board at any meeting of New PSI stockholders may be made by or at the direction of the New PSI Board, by any committee or persons appointed by the New PSI Board or by any New PSI stockholder who complies with the notice and other procedures set forth in the New PSI Bylaws. A New PSI stockholder’s notice to the secretary with respect to a nomination, to be timely, must be received at the principal executive offices of New PSI not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Exclusive Forum

Unless OCA consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall to the fullest extent permitted by law be the sole and exclusive forum for any OCA stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of OCA, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of OCA to OCA or OCA stockholders, (iii) any action asserting a claim against OCA, its directors, officers or employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or (iv) any action asserting a claim against OCA, its directors, officers or employees governed by the internal affairs doctrine.

The PSI Charter and Bylaws do not have exclusive forum provisions.

Unless New PSI consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall to the fullest extent permitted by law be the sole and exclusive forum for any New PSI stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of New PSI, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of New PSI to New PSI or stockholders, (iii) any action asserting a claim against New PSI, its directors, officers or employees arising pursuant to any provision of the DGCL or the New PSI Charter or (iv) any action asserting a claim against New PSI, its directors, officers or employees governed by the internal affairs doctrine, subject to certain exceptions, including an exception for any action arising under the Securities Act or the Exchange Act for which there is exclusive federal or concurrent federal and state jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of New PSI shall be deemed to have notice of and consented to this provision.

OCA	PSI	New PSI
Limitation of Liability of Directors and Officers

A director of OCA shall not be personally liable to OCA or OCA stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph by the OCA stockholders shall not adversely affect any right or protection of a director of OCA with respect to events occurring prior to the time of such repeal or modification.

Under the DGCL, a director or officer is not individually liable for damages as a result of an act or failure to act in their capacity as a director or officer unless (a) the presumption of good faith is rebutted or (b) such officer or director breached their fiduciary duty and such breach involved intentional misconduct, fraud, or violation of law.

An officer or director of New PSI shall not be personally liable to New PSI or New PSI stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph by New PSI stockholders shall not adversely affect any right or protection of a director of New PSI with respect to events occurring prior to the time of such repeal or modification.

Indemnification of Directors, Officers, Employees and Agents

OCA, to the fullest extent permitted by applicable law, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by OCA in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by OCA as authorized hereby.

PSI, to the fullest extent authorized by Delaware law, shall indemnify directors, officers, employees or agents against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The right to indemnification shall be a contract right and shall include the right to be paid by PSI the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Delaware law requires, the payment of such expenses incurred by a director or officer in their capacity as such in advance of the final disposition of a proceeding, shall be made only upon delivery to PSI of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

New PSI, to the fullest extent permitted by applicable law, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by New PSI in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by New PSI as authorized hereby.

OCA	PSI	New PSI
Dividends, Distributions and Stock Repurchases

Distributions.    A holder of Offering Shares shall be entitled to receive distributions only as provided by Section 9.2(a), Section 9.2(b), Section 9.2(d) or Section 9.7 of the Certificate of Incorporation. In no other circumstances shall a holder of Offering Shares have any right or interest of any kind in or to the Trust Account.

Dividends.    Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock and the provisions of Article IX of the Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of OCA) when, as and if declared thereon by the Board from time to time out of any assets or funds of OCA legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Distributions.    During such time as the preferred stock is outstanding, if PSI declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of PSI Common Stock, by way of return of capital or otherwise at any time after the issuance of the preferred stock, then, in each such case, the holder shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of PSI Common Stock acquirable upon complete conversion of such holder’s preferred stock.

Dividends.    Holders of preferred stock shall be entitled to receive dividends on shares of preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of PSI Common Stock) actually paid on shares of PSI Common Stock when, as and if such dividends (other than dividends in the form of PSI Common Stock) are paid on shares of PSI Common Stock. Other than as set forth in the previous sentence, no other dividends shall be paid on shares of preferred stock.

PSI’s Board of Directors reserves to itself alone the power to declare dividends.

Dividends.    Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of PSI Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of New PSI) when, as and if declared thereon by the Board from time to time out of any assets or funds of New PSI legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation

Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock and the provisions of Article IX of the Certificate of Incorporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of OCA, after payment or provision for payment of the debts and other liabilities of OCA, the holders of shares of OCA Common Stock shall be entitled to receive all the remaining assets of OCA available for distribution to OCA Stockholders, ratably in proportion to the number of shares of OCA Class A Common Stock (on an as converted basis with respect to the OCA Class B Common Stock) held by them.

Upon any liquidation, dissolution or winding-up of PSI, whether voluntary or involuntary, after the satisfaction in full of the debts of PSI and the payment of any liquidation preference owed to the holders of shares of capital stock of PSI ranking prior to the preferred stock upon liquidation, the holders of the preferred stock shall participate pari passu with the holders of PSI Common Stock (on an as-if-converted-to-common-stock basis without regard to any limitation on the conversion of the preferred stock) in the net assets of PSI.

Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of New PSI, after payment or provision for payment of the debts and other liabilities of New PSI, the holders of shares of PSI Common Stock shall be entitled to receive all the remaining assets of New PSI available for distribution to stockholders, ratably in proportion to the number of shares of PSI Common Stock held by them.

OCA	PSI	New PSI
Choice of Law

If any action, the subject matter of which is within the scope of Section 12.1 of the Certificate of Incorporation, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any OCA Stockholder, such OCA Stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 of the Certificate of Incorporation (an “FSC Enforcement Action”) and (ii) having service of process made upon such OCA Stockholder in any such FSC Enforcement Action by service upon such OCA Stockholder’s counsel in the Foreign Action as agent for such OCA Stockholder. Any person or entity purchasing or otherwise acquiring any interest in any security of OCA shall be deemed to have notice of and consented to Article XII of the Certificate of Incorporation.

There are no choice of law provisions in the PSI Charter or PSI Bylaws.

If any action, the subject matter of which is within the scope of Section 10.1 of the New PSI Charter, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any New PSI stockholder, such New PSI stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 of the New PSI Charter (an “Enforcement Action”) and (ii) having service of process made upon such New PSI stockholder in any such Enforcement Action by service upon such New PSI stockholder’s counsel in the Foreign Action as agent for such New PSI stockholder. Any person or entity purchasing or otherwise acquiring any interest in any security of New PSI shall be deemed to have notice of and consented to this provision.

APPRAISAL RIGHTS

Holders of shares of OCA Common Stock are not entitled to appraisal rights in connection with the Business Combination under Delaware law.

HOUSEHOLDING INFORMATION

Unless OCA has received contrary instructions, OCA may send a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside if OCA believes the stockholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce OCA’s expenses. However, if stockholders prefer to receive multiple sets of OCA’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of OCA’s disclosure documents, the stockholders should follow these instructions:

•        If the shares are registered in the name of the stockholders, the stockholders should contact us at our offices at OCA Acquisition Corp., 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105, to inform us of his or her request; or

•        If a bank, broker or other nominee holds the stock, the stockholders should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for OCA’s securities is Continental Stock Transfer & Trust Company, 1 State Street Plaza, 30th Floor, New York, New York 10004. The transfer agent for shares of PSI Common Stock and warrant agent for the New PSI Warrants upon Closing will be Continental Stock Transfer & Trust Company.

SUBMISSION OF PROPOSALS

The OCA Board knows of no matter other than those described herein that will be presented for consideration at the Stockholder Meeting. However, should any other matters properly come before the Stockholder Meeting or any adjournments or postponements thereof, it is the intention of the person(s) named in the accompanying proxy to vote in accordance with their best judgment in the interests of OCA.

FUTURE PROPOSALS

If the Business Combination is completed, you will be entitled to attend and participate in New PSI’s annual meetings of stockholders. Stockholders may submit proposals on matters appropriate for stockholder action at New PSI’s subsequent annual meetings consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals or nominations to be considered timely, they must be received in writing by the Secretary of New PSI no later than 120 days before the date on which New PSI first sent its proxy materials for the prior year’s annual meeting of stockholders. However, if New PSI did not hold an annual meeting the previous year, as will be the case for New PSI’s first annual meeting subsequent to the consummation of the Business Combination, or if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before New PSI begins to print and send its proxy materials. Such proposals should be directed to Powermers Smart Industries, Inc., 110 East 25th Street, New York, New York 10010, Attention: Corporate Secretary. Any proposal may be included in New PSI’s proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require New PSI to include in its proxy statement or its proxy relating to any meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC. The New PSI Board or the chairperson of the annual meeting may exclude matters that are not properly presented in accordance with these requirements.

New PSI’s Proposed Bylaws, which will be effective upon the consummation of the Business Combination, provide notice procedures for stockholders to propose director nominations and other business to be considered by stockholders at an annual meeting. Pursuant to the New PSI Bylaws, no business may be brought before an annual meeting unless such business is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the New PSI Board or by a stockholder entitled to vote at the meeting who has delivered written notice to the Secretary of New PSI at the principal executive offices of New PSI (containing certain information specified in New PSI’s Proposed Bylaws about the stockholder and the proposed action). In addition, no director nomination may be brought before an annual meeting unless such nomination is done by or at the direction of the New PSI Board, by or at the direction of any party to the [Director Designation Agreement], provided that such [Director Designation Agreement] remains in effect and only to the extent permitted by New PSI’s Proposed Bylaws, or by a stockholder entitled to vote at the meeting who has delivered written notice to the Secretary of New PSI at the principal executive offices of New PSI (containing certain information specified in New PSI’s Proposed Bylaws about the stockholder and the proposed director nominee(s) and that otherwise complies with Rule 14a-19 under the Exchange Act).

For matters other than those proposed pursuant to Rule 14-8 of the Exchange Act to be timely under New PSI’s Proposed Bylaws, a stockholder’s notice relating to a proposed director nomination or other business must be received by the Secretary of New PSI at the principal executive offices of New PSI not later than the close of business on the 120th day nor earlier than the close of business on the 150th day before the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed by more than 70 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 150th day prior to such annual meeting and not later than the later of (x) the close of business on the 120th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by New PSI. The notice must contain the information required by New PSI’s Proposed Bylaws. The foregoing provisions of New PSI’s Proposed Bylaws do not affect a stockholder’s ability to request inclusion of a proposal in New PSI’s proxy statements in connection with annual meetings of stockholders within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules.

A form of New PSI’s Proposed Bylaws is attached hereto as Annex D.

WHERE YOU CAN FIND MORE INFORMATION

OCA files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information filed on OCA at the SEC website, which contains reports, proxy statements and other information, at: www.sec.gov.

This proxy statement/prospectus is available without charge to OCA’s stockholders upon written or oral request. If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the Proposals to be presented at the Stockholder Meeting, you should contact OCA in writing at OCA Acquisition Corp., 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105, or by telephone at (212) 201-8533.

If you have questions about the proposals or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Morrow Sodali, the proxy solicitor for OCA, by calling (800) 662-5200 (toll-free), or banks and brokers can call (203) 658-9400, or by emailing info@investor.morrowsodali.com. You will not be charged for any of the documents that you request.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the meeting, or no later than [•], 2024.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to OCA has been supplied by OCA and all such information relating to PSI has been supplied by PSI. Information provided by OCA or PSI does not constitute any representation, estimate or projection of the other.

This document is a proxy statement/prospectus of OCA for the Stockholder Meeting. OCA has not authorized anyone to give any information or make any representation about the Business Combination, OCA or PSI that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

LEGAL MATTERS

Graubard Miller, New York, NY will pass upon the validity of the shares of PSI Common Stock to be issued in connection with the Business Combination. Kirkland & Ellis, LLP, New York, New York, has passed upon certain U.S. federal income tax considerations of the Business Combination to OCA stockholders.

EXPERTS

The financial statements of OCA Acquisition Corp. as of December 31, 2022 and 2021 and for the years then ended included in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein (which contains an explanatory paragraph relating to OCA Acquisition Corp.’s ability to continue as a going concern), and included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of PSI, Inc. as of December 31, 2022 and 2022 and for the year ended December 31, 2022 and December 31, 2021 respectively, included in this proxy statement/prospectus of OCA Acquisition Corp., which is referred to and made a part of this proxy statement/prospectus and Registration Statement, have been audited by B F Borgers CPA PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the OCA Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of OCA Acquisition Corp., 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105. Following the Business Combination, such communications should be sent in care of Powermers Smart Industries, Inc., 110 East 25th Street, New York, New York 10010, Attention: Corporate Secretary. Each communication will be forwarded, depending on the subject matter, to the OCA Board, the New PSI Board, the appropriate committee chairperson or all non-management directors.

INDEX TO FINANCIAL STATEMENTS

OCA Acquisition Corp.

Audited Financial Statements

Powermers Smart Industries, Inc.

Unaudited Financial Statements

Unaudited Condensed Consolidated and Combined Balance Sheets as of September 30, 2023 and December 31, 2022	F-43
Unaudited Condensed Consolidated and Combined Statements of Operations and Comprehensive Income (Loss) for the Nine-months Ended September 30, 2023 and 2022	F-44
Unaudited Condensed Consolidated and Combined Statements of Shareholders’ (Deficit) Equity for the Nine-months Ended September 30, 2023 and 2022	F-45
Unaudited Condensed Consolidated and Combined Statements of Cash Flows for the Nine-months Ended September 30, 2023 and 2022	F-46
Notes to Unaudited Condensed Consolidated and Combined Financial Statements	F-47

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	F-56
Combined Balance Sheets as of December 31, 2022 and 2021	F-57
Combined Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2022 and 2021	F-58
Combined Statements of Shareholders’ (Deficit) Equity for the Years Ended December 31, 2022 and 2021	F-59
Combined Statements of Cash Flows for the Years Ended December 31, 2022 and 2021	F-60
Notes to Combined Financial Statements	F-61

OCA ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current Assets:
Cash	$28,546	$985
Prepaid expenses	49,480	—
Total current assets	78,026	985
Cash and marketable securities held in Trust Account	41,726,550	153,980,991
Total Assets	$41,804,576	$153,981,976

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$138,960	$248,060
Due to related party	1,391,052	391,118
Convertible promissory notes – related party	3,057,500	2,247,500
Income tax payable	25,155	11,965
Total current liabilities	4,612,667	2,898,643

Deferred underwriting fee	5,232,500	5,232,500
Warrant liability	726,625	145,325
Total liabilities	10,571,792	8,276,468

Commitments
Class A common stock subject to possible redemption, 3,900,717 and 14,950,000 shares issued and outstanding at redemption value of $10.68 and $10.30 at September 30, 2023 and December 31, 2022, respectively	41,671,595	153,928,977

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding (excluding 3,900,717 and 14,950,000 shares subject to possible redemption) at September 30, 2023 and December 31, 2022	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,737,500 shares issued and outstanding at September 30, 2023 and December 31, 2022	374	374
Additional paid-in capital	—	—
Accumulated deficit	(10,439,185)	(8,223,843)
Total stockholders’ deficit	(10,438,811)	(8,223,469)
Total Liabilities and Stockholders’ Deficit	$41,804,576	$153,981,976

The accompanying notes are an integral part of these unaudited condensed financial statements.

OCA ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative expenses	$241,011	$674,197	$974,043	$1,298,018
Loss from operations	(241,011)	(674,197)	(974,043)	(1,298,018)

Other income (expense):
Interest earned on cash and marketable securities held in Trust Account	394,326	686,993	1,352,094	907,224
Change in fair value of warrant liability	(145,325)	—	(581,300)	6,256,033
Total other income (expense), net	249,001	686,993	770,794	7,163,257

(Loss) income before provision for income taxes	7,990	12,796	(203,249)	5,865,239
Provision for income taxes	(72,309)	(115,367)	(252,440)	(124,400)
Net (loss) income	$(64,319)	$(102,571)	$(455,689)	$5,740,839

Weighted average shares outstanding of Class A common stock	3,900,717	14,950,000	4,629,241	14,950,000
Basic and diluted net (loss) income per share, Class A common stock	$(0.01)	$(0.01)	$(0.05)	$0.31
Weighted average shares outstanding of Class B common stock	3,737,500	3,737,500	3,737,500	3,737,500
Basic and diluted net (loss) income per share, Class B common stock	$(0.01)	$(0.01)	$(0.05)	$0.31

The accompanying notes are an integral part of these unaudited condensed financial statements.

OCA ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class B Common stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance as of January 1, 2023	3,737,500	$374	$—	$(8,223,843)	$(8,223,469)
Accretion of Class A common stock subject to redemption	—	—	—	(693,911)	(693,911)
Net loss	—	—	—	(986,895)	(986,895)
Balance as of March 31, 2023 (unaudited)	3,737,500	374	—	(9,904,649)	(9,904,275)
Accretion of Class A common stock subject to redemption	—	—	—	(476,571)	(476,571)
Net income	—	—	—	595,525	595,525
Balance as of June 30, 2023 (unaudited)	3,737,500	374	—	(9,785,695)	(9,785,321)
Accretion of Class A common stock subject to redemption	—	—	—	(589,171)	(589,171)
Net loss	—	—	—	(64,319)	(64,319)
Balance as of September 30, 2023 (unaudited)	3,737,500	$374	$—	$(10,439,185)	$(10,438,811)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Class B Common stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Deficit
	Shares	Amount
Balance as of January 1, 2022	3,737,500	$374	$—	$(13,433,972)	$(13,433,598)
Net income	—	—	—	4,241,710	4,241,710
Balance as of March 31, 2022 (unaudited)	3,737,500	374	—	(9,192,262)	(9,191,888)
Net income	—	—	—	1,601,700	1,601,700
Balance as of June 30, 2022 (unaudited)	3,737,500	374	—	(7,590,562)	(7,590,188)
Accretion of Class A common stock subject to redemption	—	—	—	(1,218,002)	(1,218,002)
Net loss	—	—	—	(102,571)	(102,571)
Balance as of September 30, 2022 (unaudited)	3,737,500	$374	$—	$(8,911,135)	$(8,910,761)

The accompanying notes are an integral part of these unaudited condensed financial statements.

OCA ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Cash Flows from Operating Activities:
Net (loss) income	$(455,689)	$5,740,839
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on cash and marketable securities held in Trust Account	(1,352,094)	(907,224)
Change in fair value of warrant liability	581,300	(6,256,033)
Changes in operating assets and liabilities:
Prepaid expenses	(49,480)	48,738
Accrued expenses	(109,100)	215,731
Due to related party	999,934	140,777
Income tax payable	13,190	85,400
Net cash used in operating activities	(371,939)	(931,772)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(747,500)
Deposit into Trust for Extension	(810,000)	—
Interest withdrawn from Trust Account to pay for franchise and federal income taxes	399,500	252,863
Cash withdrawn for redemptions	114,017,035	—
Net cash provided by (used in) investing activities	113,606,535	(494,637)

Cash Flows from Financing Activities:
Proceeds from promissory note – related party	810,000	500,000
Proceeds from convertible promissory note – related party	—	747,500
Redemption of common stock	(114,017,035)	—
Net cash (used in) provided by financing activities	(113,207,035)	1,247,500

Net change in cash	27,561	(178,909)
Cash, beginning of period	985	194,034
Cash, end of the period	$28,546	$15,125

The accompanying notes are an integral part of these unaudited condensed financial statements.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 1 — Organization and Business Operations

OCA Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on July 28, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”).

As of September 30, 2023, the Company had not commenced any operations. All activity through September 30, 2023 relates to the Company’s formation and the IPO (as defined and described below), and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the IPO.

The registration statement for the Company’s IPO was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 14, 2021 (the “Registration Statement”). The Company’s sponsor is OCA Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). On January 20, 2021, the Company consummated an initial public offering of 14,950,000 units at $10.00 per unit (the “Units”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,950,000 Units, generating gross proceeds of $149,500,000, which is discussed in Note 3 (the “IPO”).

Simultaneously with the closing of the IPO, the Company consummated the sale of 7,057,500 private placement warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, pursuant to a warrant purchase agreement with the Sponsor, generating gross proceeds of $7,057,500, which is discussed in Note 4 (the “Private Placement”).

Transaction costs of the IPO amounted to $8,765,734, consisting of $2,990,000 of underwriting fee, $5,232,500 of deferred underwriting fee, and $543,234 of other offering costs.

Following the closing of the IPO on January 20, 2021, $151,742,500 (approximately $10.15 per Unit, which does not take into account contributions to the trust account by the Sponsor in connection with the Company’s charter extension amendments) from the net offering proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants were placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from this offering and the sale of the private placement warrants will not be released from the Trust Account until the earliest of (a) the completion of the Company’s initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination by the Termination Date (as defined below). On January 19, 2023, the Company liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. The funds in the Trust Account will be maintained in cash in an interest-bearing deposit account until the earlier of the Company’s initial Business Combination or its liquidation. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.15 per share, which does not take into account contributions to the trust account by the Sponsor in connection with the Company’s charter extension amendments, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 1 — Organization and Business Operations (cont.)

The shares of Common Stock (as defined in Note 2) subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

On July 15, 2022, the board of directors of the Company (the “Board”) elected to extend the date by which the Company has to consummate a Business Combination from July 20, 2022 to January 20, 2023 (the “Extension”), as permitted under the Company’s amended and restated certificate of incorporation. On July 20, 2022, the Company issued a promissory note in the principal amount of up to $747,500 to the Company’s Sponsor, and on July 25, 2022, the Sponsor deposited $747,500 (representing $0.05 per public share) into the Company’s Trust Account for its public stockholders. This deposit enabled the Company to extend the date by which the Company has to complete its initial business combination from July 20, 2022 to January 20, 2023. On January 19, 2023, OCA held the Extension Meeting to approve an amendment to OCA’s amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date (the “Termination Date”) by which OCA has to consummate a business combination from January 20, 2023 (the “Original Termination Date”) to April 20, 2023 (the “Charter Extension Date”) and to allow OCA, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to nine times by an additional one month each time after the Charter Extension Date, by resolution of the Board, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until January 20, 2024, or a total of up to twelve months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment Proposal”). The stockholders of OCA approved the Extension Amendment Proposal at the Extension Meeting and on January 19, 2023, OCA filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 11,049,283 public shares of common stock of OCA properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.31 per share, for an aggregate redemption amount of approximately $114,017,035.

As a result of the Extension and the Charter Amendment, the Company will have up to 36 months from January 20, 2021, the closing of the IPO to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described in the Registration Statement, and then seek to dissolve and liquidate. On April 17, 2023, May 16, 2023, June 15, 2023, July 12, 2023, August 15, 2023, September 20, 2023 and October 17, 2023, the Board approved an extension of the Termination Date from April 20, 2023 to May 20, 2023, from May 20, 2023 to June 20, 2023, from June 20, 2023 to July 20, 2023, from July 20, 2023 to August 20, 2023, from August 20, 2023 to September 20, 2023, from September 20, 2023 to October 20, 2023 and from October 20, 2023 to November 20, 2023, respectively, and drew an additional $630,000 ($90,000 per each one-month extension) ($810,000 for the nine months ended September 30, 2023 and $900,000 in the aggregate) pursuant to the Extension Note (as defined below). The extension to November 20, 2023 is the seventh of nine one-month extensions permitted under the Company’s amended and restated certificate of incorporation and provides the Company with additional time to complete its initial business combination.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares (as defined in Note 5) and public shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 1 — Organization and Business Operations (cont.)

vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Combination Period.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Liquidity and Going Concern Consideration

As of September 30, 2023, the Company had $28,546 in its operating bank account.

During the three and nine months ended September 30, 2023, the Company satisfied its liquidity needs primarily through funding by its Sponsor. Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 20, 2023 (or up to January 20, 2024, if extended at the request of the Company’s sponsor) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date and an extension not requested by the Sponsor, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur and an extension is not requested by the Sponsor, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 20, 2023 (or up to January 20, 2024, if extended at the request of the Company’s sponsor). On April 17, 2023, May 16, 2023, June 15, 2023, July 12, 2023, August 15, 2023, September 20, 2023 and October 17, 2023, the Board approved an extension of the Termination Date from April 20, 2023 to May 20, 2023, from May 20, 2023 to June 20, 2023, from June 20, 2023 to July 20, 2023, from July 20, 2023 to August 20, 2023, from August 20, 2023 to September 20, 2023, from September 20, 2023 to October 20, 2023 and from October 20, 2023 to November 20, 2023, respectively, and drew an additional $630,000 ($90,000 per each one-month extension) ($810,000 for the nine months ended September 30, 2023 and $900,000 in the aggregate) pursuant to the Extension Note (as defined below). The extension to November 20, 2023 is the seventh of nine one-month extensions permitted under the Company’s amended and restated certificate of incorporation and provides the Company with additional time to complete its initial business combination.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 1 — Organization and Business Operations (cont.)

Risks and Uncertainties

The Company’s results of operations and its ability to complete an initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact its business and its ability to complete and initial Business Combination.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On January 18, 2023, the Company’s stockholders redeemed 11,049,283 public shares of common stock for a total of $114,017,035. The Company evaluated the classification and accounting of the stock redemption under ASC 450, “Contingencies”. ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated the current status of completing a Business Combination as well as variability of its liquidation date as of September 30, 2023 and determined no excise tax liability should be recorded at this time. If the Company enters into and closes a business combination, or liquidates after December 31, 2023, the excise tax, if any, will become payable.

On March 10, 2023, the Company’s bank, Silicon Valley Bank, became insolvent. State regulators closed the bank and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as its receiver. The Company held deposits with this bank. As a result of the actions by the FDIC, the Company’s insured and uninsured deposits have been restored.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The interim results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future interim periods.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2022.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 2 — Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2023 and December 31, 2022, the Company did not have any cash equivalents.

Cash and Marketable Securities Held in Trust Account

At September 30, 2023 the investment in the Trust Account was held in a demand deposit account. At December 31, 2022, the investment in the Trust Account was held in marketable securities which are reported at fair market value. The Company’s portfolio of marketable securities held in the Trust Account was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, investments in money market funds that invest in U.S. government securities, cash, or a combination thereof. Gains and losses resulting from the change in fair value of these securities were included in gain on investment held in Trust Account. The estimated fair values of the marketable securities held in the Trust Account were determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the FDIC coverage limit of $250,000. The Company has not experienced losses on these accounts. However, any loss or lack of access to such funds could have a material adverse impact on the Company’s financial condition, results of operations and cash flows.

Warrant Liabilities

The Company evaluated the Warrants in accordance with ASC Topic 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815-40”), and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815-40, the Warrants are recorded as derivative liabilities on the balance sheets and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement” (“ASC 820”), with changes in fair value recognized in the unaudited condensed statements of operations in the period of change.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs,” and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the IPO that were directly related to the IPO. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred and presented as non-operating expenses in the unaudited condensed statements of operations. Offering costs associated with the Class A Common Stock (as defined below) were charged to temporary equity upon the completion of the IPO.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A Common Stock subject to possible redemption in accordance with the guidance enumerated in ASC 480. Class A Common Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A Common Stock (including Class A Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A Common Stock is classified as stockholders’ equity (deficit). The Company’s Class A Common

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 2 — Significant Accounting Policies (cont.)

Stock contains certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2023 and December 31, 2022, 3,900,717 and 14,950,000 shares of Class A Common Stock subject to possible redemption are presented as, at redemption value, as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets, respectively.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A Common Stock to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit. As of September 30, 2023 and December 31, 2022, the Company recorded an accretion of $1,759,653 and $2,186,477, respectively, which is in accumulated deficit.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2023 and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it. The effective tax rate was 905.00% and 2.00% for the three months ended September 30, 2023 and 2022, respectively, and 124.20% and 2.10% for the nine months ended September 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2023 and 2022, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company has been subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Common Share

The Company has two classes of common stock, Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Earnings and losses are shared pro rata between the two classes of shares. The Company has not considered the effect of the warrants sold in the IPO and the Private Placement to purchase an aggregate of 14,532,500 of the Company’s Class A Common Stock in the calculation of diluted (loss) income per share for the three and nine months ended September 30, 2023 and 2022, since the exercise

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 2 — Significant Accounting Policies (cont.)

of the warrants is contingent upon the occurrence of future events. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the period. Accretion associated with the redeemable shares of Class A Common Stock is excluded from earnings per share as the redemption value approximates fair value.

Reconciliation of Net (Loss) Income per Common Share

The Company’s condensed statements of operations include a presentation of (loss) income per share for common stock subject to redemption in a manner similar to the two-class method of (loss) income per share. Accordingly, basic and diluted (loss) income per common share of Class A common stock and Class B common stock is calculated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income per share for Class A common stock:
Net (loss) income	$(64,319)	$(102,571)	$(455,689)	$5,740,839
Less: Allocation of income (loss) to Class B common stock	31,472	20,514	203,560	(1,148,168)
Adjusted net (loss) income	$(32,847)	$(82,057)	$(252,129)	$4,592,671

Weighted average shares outstanding of Class A common stock	3,900,717	14,950,000	4,629,241	14,950,000
Basic and diluted net (loss) income per share, Class A common stock	$(0.01)	$(0.01)	$(0.05)	$0.31

Net (loss) income per share for Class B common stock:
Net (loss) income	$(64,319)	$(102,571)	$(455,689)	$5,740,839
Less: Allocation of income (loss) to Class A common stock	32,847	82,057	252,129	(4,592,671)
Adjusted net (loss) income	$(31,472)	$(20,514)	$(203,560)	$1,148,168

Weighted average shares outstanding of Class B common stock	3,737,500	3,737,500	3,737,500	3,737,500
Basic and diluted net (loss) income per share, Class B common stock	$(0.01)	$(0.01)	$(0.05)	$0.31

Fair Value of Financial Instruments

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 2 — Significant Accounting Policies (cont.)

obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Current assets and liabilities approximate fair market value. See Note 8 for additional information on assets and liabilities measured at fair value.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. As a smaller reporting company, ASU 2020-06 is effective January 1, 2024 for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The adoption of ASU 2020-06 will not have an impact on the Company’s financial statements.

The Company’s management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

Note 3 — Initial Public Offering

Public Units

On January 20, 2021, the Company sold 14,950,000 Units, at a purchase price of $10.00 per Unit, which included the full exercise by the underwriters of the over-allotment option to purchase an additional 1,950,000 Units. Each Unit consists of one share of Class A Common Stock, and one-half of one redeemable warrant to purchase one share of Class A Common Stock (the “Public Warrants”).

Public Warrants

Each whole warrant entitles the holder to purchase one share of the Company’s Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 3 — Initial Public Offering (cont.)

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Board and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price (as further described below) will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus is current. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company send the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 7,057,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,057,500, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 4 — Private Placement (cont.)

Each Private Placement Warrant was identical to the Public Warrants sold in the IPO, except that the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, and (iii) may be exercised by the holders on a cashless basis. The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and public shares in connection with the completion of the Company’s initial Business Combination, (ii) waive its redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial Business Combination by April 20, 2023 (or up to January 20, 2024, if extended at the request of the Company’s sponsor) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive its rights to liquidating distributions from the Trust Account with respect to its founder shares if the Company fails to complete its initial Business Combination by April 20, 2023 (or up to January 20, 2024, if extended at the request of the Company’s sponsor). On April 17, 2023, May 16, 2023, June 15, 2023, July 12, 2023, August 15, 2023, September 20, 2023 and October 17, 2023, the Board approved an extension of the Termination Date from April 20, 2023 to May 20, 2023, from May 20, 2023 to June 20, 2023, from June 20, 2023 to July 20, 2023, from July 20, 2023 to August 20, 2023, from August 20, 2023 to September 20, 2023, from September 20, 2023 to October 20, 2023 and from October 20, 2023 to November 20, 2023, respectively, and drew an additional $630,000 ($90,000 per each one-month extension) ($810,000 for the nine months ended September 30, 2023 and $900,000 in the aggregate) pursuant to the Extension Note (as defined below). The extension to November 20, 2023 is the seventh of nine one-month extensions permitted under the Company’s amended and restated certificate of incorporation and provides the Company with additional time to complete its initial business combination.

Note 5 — Related Party Transactions

Founder Shares

During August 2020, the Company issued 5,031,250 shares of Common Stock to the Sponsor for $25,000 in cash, or approximately $0.005 per share, in connection with formation (the “founder shares”). On December 21, 2020, the Sponsor surrendered an aggregate of 1,293,750 shares of Class B Common Stock for no consideration, which were cancelled, resulting in an aggregate of 3,737,500 shares of Class B Common Stock outstanding including up to 487,500 shares which were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part. As a result of the underwriters’ election to fully exercise of their over-allotment option on January 20, 2021, the 487,500 shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell its founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last sale price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Promissory Note — Related Party

On July 28, 2020, the Company issued an unsecured promissory note to the Sponsor for an aggregate of up to $300,000 to cover expenses related to the IPO (the “2020 Note”). The 2020 Note was non-interest bearing and payable on the earlier of June 30, 2021 or the completion of the IPO. At December 31, 2020, the Company had drawn

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 5 — Related Party Transactions (cont.)

$141,451 under the 2020 Note. During the period from January 1, 2021 to January 18, 2021, the Company had additional borrowings of $10,800 under the 2020 Note. On January 20, 2021, the Company paid the full $152,251 balance on the 2020 Note from the proceeds of the IPO, and the 2020 Note is no longer available to be drawn upon.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans.

On December 14, 2021, the Company issued a promissory note in the principal amount of up to $1,500,000 to the Sponsor (the “2021 Note”). The 2021 Note was issued in connection with advances the Sponsor has made, and may make in the future, to the Company for working capital expenses. At the election of the Sponsor, all or a portion of the unpaid principal amount of the 2021 Note may be converted into warrants of the Company at a price of $1.00 per warrant (the “Conversion Warrants”). The Conversion Warrants and their underlying securities are entitled to the registration rights set forth in the 2021 Note. As of September 30, 2023 and December 31, 2022, there were amounts of $1,500,000 outstanding, under the 2021 Note.

Related Party Extension Loans

On July 15, 2022, the Board elected to extend the date by which the Company has to consummate a business combination from July 20, 2022 to January 20, 2023 (the “Extension”), as permitted under the Company’s amended and restated certificate of incorporation. In connection with the Extension, on July 20, 2022, the Company’s sponsor, OCA Acquisition Holdings LLC, deposited an aggregate of $747,500 (representing $0.05 per public share) into the Company’s Trust Account. The Extension provides the Company with additional time to complete its initial business combination. The loan may be settled in whole warrants to purchase Class A common stock of the Company at a conversion price equal to $1.00 per warrant. The loan will not bear any interest and will be repayable to OCA Acquisition Holdings LLC upon the earlier of the date on which the Company consummates its initial Business Combination and the date that the winding up of the Company is effective.

On January 19, 2023, the Company issued the Extension Note, a promissory note in the principal amount of up to $1,080,000. The Extension Note does not bear interest and matures upon closing of the initial business combination. In the event that the Company does not consummate an initial business combination, the Extension Note will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Pursuant to the charter, the Sponsor deposited $270,000 into the trust account in order for the time available for the Company to consummate the initial business combination to be extended. If the Company anticipates that it may not be able to consummate the initial business combination by August 20, 2023, and subject to the Sponsor depositing additional funds into the trust account pursuant to the Extension Note, the Company’s time to consummate a business combination shall be extended for up to an additional nine months until January 20, 2024. For each monthly extension, the Sponsor will deposit $90,000 into the trust account. On April 17, 2023, May 16, 2023, June 15, 2023, July 12, 2023, August 15, 2023, September 20, 2023 and October 17, 2023, the Board approved an extension of the Termination Date from April 20, 2023 to May 20, 2023, from May 20, 2023 to June 20, 2023, from June 20, 2023 to July 20, 2023, from July 20, 2023 to August 20, 2023, from August 20, 2023 to September 20, 2023, from September 20, 2023 to October 20, 2023 and from October 20, 2023 to November 20, 2023, respectively, and drew an additional $630,000 ($90,000 per each one-month extension) ($810,000 for the nine months ended September 30, 2023 and $900,000 in the aggregate) pursuant to the Extension Note.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 5 — Related Party Transactions (cont.)

The Note does not bear interest and matures upon closing of the Company’s initial business combination. In the event that the Company does not consummate a Business Combination, the Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Within five (5) business days after the date of the Extension Meeting, the proceeds of the Note will be deposited in the Trust Account in connection with the Charter Amendment.

Administrative Service Fee

Effective January 20, 2021, the Company agreed to pay an affiliate of the Company’s Sponsor a monthly fee of $15,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months ended September 30, 2023 and 2022, the Company incurred $0 and $45,000 in administrative service fees, respectively. For the nine months ended September 30, 2023 and 2022, the Company incurred $90,000 and $135,000 in administrative service fees, respectively. At September 30, 2023 and December 31, 2022, the Company owed the Sponsor’s affiliate $0 and $135,000, respectively, for amounts under this administrative support services agreement. This amount has been recorded in due to related party.

For the three months ended September 30, 2023 and 2022, the Company incurred an additional $9,088 and $10,496, respectively, for shared service expenses from the Sponsor primarily relating to legal services. For the nine months ended September 30, 2023 and 2022, the Company incurred an additional $86,272 and $41,042, respectively, for shared service expenses from the Sponsor primarily relating to legal services. This amount has been recorded in due to related party.

Advances from Sponsor

At September 30, 2023 and December 31, 2022, the Company has recorded a total of $1,214,780 and $278,780 in due to related party for advances from the Sponsor to cover expenses, respectively.

Note 6 — Commitments

Registration Rights

The holders of the founder shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have piggyback registration rights to include their securities in other registration statements filed by the Company.

Underwriting Agreement

The underwriters had a 45-day option from the date of the IPO to purchase up to an aggregate of 1,950,000 additional Units at the public offering price less the underwriting commissions to cover over-allotments, if any. On January 20, 2021, the underwriters fully exercised their over-allotment option and was paid a cash underwriting discount of $0.20 per Unit, or $2,990,000 in the aggregate.

The underwriters are entitled to deferred underwriting fee of 3.5% of the gross proceeds of the IPO, or $5,232,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 7 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue a total of 100,000,000 Class A Common Stock. At September 30, 2023 and December 31, 2022, there were 3,900,717 and 14,950,000 shares issued and outstanding, respectively, including 3,900,717 and 14,950,000 shares subject to possible redemption.

Class B Common Stock — The Company is authorized to issue a total of 10,000,000 Class B Common Stock. At September 30, 2023 and December 31, 2022, there were 3,737,500 shares issued and outstanding.

The Company’s initial stockholders have agreed not to transfer, assign or sell its founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last sale price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any founder shares.

The shares of Class B Common Stock will automatically convert into shares of the Company’s Class A Common Stock at the time of its initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A Common Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial Business Combination, the ratio at which shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B Common Stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of Common Stock outstanding upon the completion of this offering plus all shares of Class A Common Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination or any private placement-equivalent units issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Holders of the Class A Common Stock and holders of the Class B Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of Common Stock entitling the holder to one vote.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 8 — Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	September 30, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Public Warrants Liability	$373,750	$—	$373,750	$—
Private Placement Warrants Liability	352,875	—	—	352,875
	$726,625	$—	$373,750	$352,875

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable Securities held in Trust Account	$153,980,991	$153,980,991	$—	$—
	$153,980,991	$153,980,991	$—	$—
Liabilities:
Public Warrants Liability	$74,750	$—	$74,750	$—
Private Placement Warrants Liability	70,575	—	—	70,575
	$145,325	$—	$74,750	$70,575

The warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liability in the condensed statements of operations.

The Company established the initial fair value of the Public Warrants on January 20, 2021, the date of the Company’s IPO, using a Monte Carlo simulation model, and as of September 30, 2023 and December 31, 2022 by using the associated trading price of the Public Warrants. The Company established the initial fair value of the Private Placement Warrants on January 20, 2021 and on June 30, 2023 and December 31, 2022 by using a modified Black Scholes calculation. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs. The most significant unobservable input was the volatility. Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement. The Public Warrants were subsequently transferred out of Level 3 and classified as Level 1, as of December 31, 2021, as the subsequent valuation was based upon the trading price of the Public Warrants. The Public Warrants were then transferred out of Level 1 and classified as Level 2 as of December 31, 2022, as there was no trading activity to support Level 1 valuation as of December 31, 2022. The Private Placement Warrants were classified as Level 3 at September 30, 2023 and December 31, 2022 due to the use of unobservable inputs.

OCA ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023

Note 8 — Fair Value Measurements (cont.)

There were no transfers to/from Level 1, 2, or 3 during the three months ended September 30, 2023. The following table presents the changes in the fair value of Level 3 warrant liabilities for the three and nine months ended September 30, 2023 and 2022:

Level 3 Warrant Liabilities
Fair value as of December 31, 2022	$70,575
Change in fair value	494,025
Fair value as of March 31, 2023	564,600
Change in fair value	(282,300)
Fair value as of June 30, 2023	282,300
Change in fair value	70,575
Fair value as of September 30, 2023	$352,875
Level 3 Warrant Liabilities
Fair value as of December 31, 2021	$3,394,658
Change in fair value	(2,265,458)
Fair value as of March 31, 2022	1,129,200
Change in fair value	(776,325)
Fair value as of June 30, 2022	352,875
Change in fair value	—
Fair value as of September 30, 2022	$352,875

The key inputs into the modified Black Scholes calculation as of September 30, 2023 and December 31, 2022 were as follows:

	September 30, 2023	December 31, 2022
Inputs
Risk-free interest rate	5.50%	4.73%
Expected term (years)	0.69	1.00
Expected volatility	5.49%	4.14%
Exercise price	$11.50	$11.50
Stock price	$10.64	$10.27

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheets date up to the date that the unaudited condensed financial statements were issued. Based upon this review, besides the event described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On October 17, 2023, the Board approved an extension of the Termination Date from October 20, 2023 to November 20, 2023 and drew an additional $90,000 pursuant to the Extension Note. This extension is the seventh of nine one-month extensions permitted under the Company’s amended and restated certificate of incorporation. As of October 20, 2023, there was $900,000 outstanding under the Extension Note.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

OCA Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of OCA Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a business combination by April 20, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

March 31, 2023

PCAOB ID Number 100

OCA ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets:
Current Assets
Cash	$985	$194,034
Prepaid expenses	—	63,613
Total current assets	985	257,647

Marketable securities held in trust account	153,980,991	151,775,132
Total Assets	$153,981,976	$152,032,779

Liabilities and Stockholders’ Deficit
Current liabilities
Accrued expenses	$248,060	$391,496
Due to related party	391,118	117,223
Convertible promissory notes – related party	2,247,500	1,000,000
Income tax payable	11,965	—
Total current liabilities	2,898,643	1,508,719

Deferred underwriting fee	5,232,500	5,232,500
Warrant liability	145,325	6,982,658
Total Liabilities	8,276,468	13,723,877

Commitments
Class A common stock subject to possible redemption, 14,950,000 shares issued and outstanding at redemption value of $10.30 and $10.15 at December 31, 2022 and 2021, respectively	153,928,977	151,742,500

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at December 31, 2022 and 2021	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; none issued and outstanding (excluding 14,950,000 and no shares subject to possible redemption) at December 31, 2022 and 2021	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 3,737,500 shares issued and outstanding at December 31, 2022 and 2021	374	374
Additional paid-in capital	—	—
Accumulated deficit	(8,223,843)	(13,433,972)
Total Stockholders’ Deficit	(8,223,469)	(13,433,598)
Total Liabilities and Stockholders’ Deficit	$153,981,976	$152,032,779

The accompanying notes are an integral part of the financial statements.

OCA ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2022	2021
Formation and operating costs	$1,250,458	$2,556,567
Loss from operations	(1,250,458)	(2,556,567)

Other income (expense):
Interest earned on marketable securities held in Trust Account	2,193,696	32,632
Offering costs allocated to warrants	—	(438,287)
Change in fair value of warrant liability	6,837,333	7,549,843
Total other income, net	9,031,029	7,144,188

Income before provision for income taxes	7,780,571	4,587,621
Provision for income taxes	(383,965)	—
Net income	$7,396,606	$4,587,621

Weighted average shares outstanding of Class A common stock	14,950,000	14,130,822
Basic and diluted net income per share, Class A common stock	$0.40	$0.26
Weighted average shares outstanding of Class B common stock	3,737,500	3,737,500
Basic and diluted net income per share, Class B common stock	$0.40	$0.26

The accompanying notes are an integral part of the financial statements.

OCA ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Class B Common stock		Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of January 1, 2021	3,737,500	$374	$24,626	$(1,272)	$23,728
Accretion of Class A common stock subject to redemption	—	—	(24,626)	(18,020,321)	(18,044,947)
Net Income	—	—	—	4,587,621	4,587,621
Balance as of December 31, 2021	3,737,500	$374	$—	$(13,433,972)	$(13,433,598)
Accretion of Class A common stock subject to redemption	—	—	—	(2,186,477)	(2,186,477)
Net Income	—	—	—	7,396,606	7,396,606
Balance as of December 31, 2022	3,737,500	$374	$—	$(8,223,843)	$(8,223,469)

The accompanying notes are an integral part of the financial statements.

OCA ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$7,396,606	$4,587,621
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,193,696)	(32,632)
Offering costs allocated to warrants	—	438,287
Change in fair value of warrant liability	(6,837,333)	(7,549,843)
Changes in operating assets and liabilities:
Prepaid expenses	63,613	(63,613)
Other assets	—	—
Accrued expenses	(143,436)	321,049
Due to related party	273,895	117,223
Income tax payable	11,965	—
Net cash used in operating activities	(1,428,386)	(2,181,908)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(747,500)	(151,742,500)
Interest withdrawn from Trust Account to pay for franchise and federal income taxes	735,337	—
Net cash used in investing activities	(12,163)	(151,742,500)

Cash Flows from Financing Activities:
Proceeds from issuance of Units, net of underwriting discount	—	146,510,000
Proceeds from issuance of Private Placement Warrants	—	7,057,500
Proceeds from promissory note – related party	500,000	1,010,800
Proceeds from convertible promissory note – related party	747,500	—
Repayment of promissory note – related party	—	(152,251)
Payment of offering costs	—	(307,641)
Net cash provided by financing activities	1,247,500	154,118,408

Net change in cash	(193,049)	194,000
Cash, beginning of year	194,034	34
Cash, end of the year	$985	$194,034

Supplemental disclosure of cash flow information:
Deferred underwriting commissions payable charged to additional paid in capital	$—	$5,232,500

The accompanying notes are an integral part of the financial statements.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 1. ORGANIZATION AND BUSINESS OPERATIONS

OCA Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on July 28, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

As of December 31, 2022, the Company had not commenced any operations. All activity through December 31, 2022 relates to the Company’s formation and the IPO (as defined and described below), and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the IPO.

The registration statement for the Company’s IPO was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 14, 2021 (the “Registration Statement”). The Company’s sponsor is OCA Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). On January 20, 2021, the Company consummated an initial public offering of 14,950,000 units at $10.00 per unit (the “Units”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,950,000 Units, at $10.00 per Unit, generating gross proceeds of $149,500,000, which is discussed in Note 3 (the “IPO”).

Simultaneously with the closing of the IPO, the Company consummated the sale of 7,057,500 private placement warrants (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, pursuant to a warrant purchase agreement with the Sponsor, generating gross proceeds of $7,057,500, which is discussed in Note 4 (the “Private Placement”).

Transaction costs of the IPO amounted to $8,765,734 consisting of $2,990,000 of underwriting fee, $5,232,500 of deferred underwriting fee, and $543,234 of other offering costs.

Following the closing of the IPO on January 20, 2021, $151,742,500 (approximately $10.15 per Unit, which does not take into account contributions to the trust account by the Sponsor in connection with our charter extension amendments) from the net offering proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants were placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from this offering and the sale of the private placement warrants will not be released from the Trust Account until the earliest of (a) the completion of the Company’s initial Business Combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination by the Termination Date (as defined below). On January 19, 2023, the Company liquidated the U.S. government treasury obligations or money market funds held in the Trust Account. The funds in the Trust Account will be maintained in cash in an interest-bearing deposit account until the earlier of the Company’s initial Business Combination or its liquidation. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.15 per share, which does not take into account contributions to the trust account by the Sponsor in connection with our charter extension amendments, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 1. ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The shares of Common Stock (as defined in Note 2) subject to redemption were recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

On July 15, 2022, the board of directors of the Company elected to extend the date by which the Company has to consummate a Business Combination from July 20, 2022 to January 20, 2023 (the “Extension”), as permitted under the Company’s amended and restated certificate of incorporation. On July 20, 2022, the Company issued a promissory note in the principal amount of up to $747,500 to the Company’s Sponsor, and on July 25, 2022, the Sponsor deposited $747,500 (representing $0.05 per public share) into the Company’s Trust Account for its public stockholders. This deposit enabled the Company to extend the date by which the Company has to complete its initial business combination from July 20, 2022 to January 20, 2023. On January 19, 2023, OCA held the Extension Meeting to approve an amendment to OCA’s amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date (the “Termination Date”) by which OCA has to consummate a business combination from January 20, 2023 (the “Original Termination Date”) to April 20, 2023 (the “Charter Extension Date”) and to allow OCA, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to nine times by an additional one month each time after the Charter Extension Date, by resolution of OCA’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until January 20, 2024, or a total of up to twelve months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment Proposal”). The stockholders of OCA approved the Extension Amendment Proposal at the Extension Meeting and on January 19, 2023, OCA filed the Charter Amendment with the Delaware Secretary of State (Note 10). As a result of the Extension and the Charter Amendment, the Company will have up to 36 months from January 20, 2021, the closing of the IPO to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described in the Registration Statement, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares (as defined in Note 5) and public shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Combination Period.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 1. ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Liquidity and Going Concern Consideration

As of December 31, 2022 and 2021, the Company had $985 and $194,034 in cash, respectively, and working capital deficit of $2,897,658 and $1,251,072, respectively, which would be reduced by expenses incurred working on a Business Combination after the balance sheet dates.

During the year ended December 31, 2022, the Company satisfied its liquidity needs primarily through funding by its Sponsor. Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until April 20, 2023 (or up to January 20, 2024, if extended at the request of the Company’s sponsor) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date and an extension not requested by the Sponsor, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur and an extension is not requested by the Sponsor, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after April 20, 2023 (or up to January 20, 2024, if extended at the request of the Company’s sponsor). The Company intends to complete a Business Combination before the mandatory liquidation date.

Risks and Uncertainties

Our results of operations and our ability to complete an initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in Ukraine. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete and initial Business Combination.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 1. ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On March 10, 2023, the Company’s bank, Silicon Valley Bank, became insolvent. State regulators closed the bank and the Federal Deposit Insurance Corporation (FDIC) was appointed as its receiver. The Company held deposits with this bank. As a result of the actions by the FDIC, the Company’s insured and uninsured deposited have been restored.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2022 and 2021, the Company did not have any cash equivalents.

Marketable Securities Held in Trust Account

At December 31, 2022 and 2021, the investment in the Trust Account was held in marketable securities which are reported at fair market value. The Company’s portfolio of marketable securities held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, investments in money market funds that invest in U.S. government securities, cash, or a combination thereof. Gains and losses resulting from the change in fair value of these securities are included in gain on investment held in Trust Account. The estimated fair values of the marketable securities held in the Trust Account are determined using available market information.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts. However, any loss or lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Warrant Liabilities

The Company evaluated the Warrants in accordance with ASC Topic 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815-40, the Warrants are recorded as derivative liabilities on the balance sheets and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statements of operations in the period of change.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs,” and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the IPO that were directly related to the IPO. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred and presented as non-operating expenses in the statements of operations. Offering costs associated with the Class A Common Stock (as defined below) were charged to temporary equity upon the completion of the IPO.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A Common Stock subject to possible redemption in accordance with the guidance enumerated in ASC 480. Class A Common Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Class A Common Stock (including Class A Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A Common Stock is classified as stockholders’ equity (deficit). The Company’s Class A Common Stock contains certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022 and 2021, 14,950,000 shares of Class A Common Stock subject to possible redemption are presented as, at redemption value, as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Class A Common Stock to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit. As of December 31, 2022 and 2021, the Company recorded an accretion of $2,186,477 and $18,044,947, respectively, which is in accumulated deficit.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. At December 31, 2022 and 2021, the Company’s deferred tax assets was $780,567 and $622,333 and a valuation allowance of $780,567 and $622,333, respectively (See Note 9).

The Company has identified the United States as its only “major” tax jurisdiction.

Net Income (Loss) per Common Share

The Company has two classes of common stock, Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and Class B common stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Earnings and losses are shared pro rata between the two classes of shares. The Company has not considered the effect of the warrants sold in the IPO and the Private Placement to purchase an aggregate of 14,532,500 of the Company’s Class A Common Stock in the calculation of diluted income per share for the years ended December 31, 2022 and 2021, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted net income per common share is the same as basic net loss per common share for the period. Accretion associated with the redeemable shares of Class A Common Stock is excluded from earnings per share as the redemption value approximates fair value.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Reconciliation of Net Income (Loss) per Common Share

The Company’s statements of operations include a presentation of income (loss) per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Accordingly, basic and diluted income (loss) per common share of Class A common stock and Class B common stock is calculated as follows:

	Year Ended December 31,
	2022	2021
Net income per share for Class A common stock:
Net income	$7,396,606	$4,587,621
Less: Allocation of income to Class B common stock	(1,479,321)	959,588
Adjusted net income	$5,917,285	$3,628,033

Weighted average shares outstanding of Class A common stock	14,950,000	14,130,822
Basic and diluted net income per share, Class A common stock	$0.40	$0.26

Net income per share for Class B common stock:
Net income	$7,396,606	$4,587,621
Less: Allocation of income to Class A common stock	(5,917,285)	3,628,033
Adjusted net income	$1,479,321	$959,588

Weighted average shares outstanding of Class B common stock	3,737,500	3,737,500
Basic and diluted net income per share, Class B common stock	$0.40	$0.26

Fair Value of Financial Instruments

The Company follows the guidance in ASC Topic 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Current assets and liabilities approximate fair market value. See Note 8 for additional information on assets and liabilities measured at fair value.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. As a smaller reporting company, ASU 2020-06 is effective January 1, 2024 for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The adoption of ASU 2020-06 would not have an impact on our financial statements.

The Company’s management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Public Units

On January 20, 2021, the Company sold 14,950,000 Units, at a purchase price of $10.00 per Unit, which included the full exercise by the underwriters of the over-allotment option to purchase an additional 1,950,000 Units. Each Unit consists of one share of Class A Common Stock, and one-half of one redeemable warrant to purchase one share of Class A Common Stock (the “Public Warrants”).

Public Warrants

Each whole warrant entitles the holder to purchase one share of the Company’s Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

In addition, if (x) the Company issues additional shares of Class A Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price (as further described below) will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 3. INITIAL PUBLIC OFFERING (cont.)

prospectus is current. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company send the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 7,057,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,057,500, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account.

Each Private Placement Warrant was identical to the Public Warrants sold in the IPO, except that the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, and (iii) may be exercised by the holders on a cashless basis. The Company’s Sponsor has agreed to (i) waive its redemption rights with respect to its founder shares and public shares in connection with the completion of the Company’s initial Business Combination, (ii) waive its redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial Business Combination by April 20, 2023 from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity and (iii) waive its rights to liquidating distributions from the Trust Account with respect to its founder shares if the Company fails to complete its initial Business Combination by April 20, 2023. In addition, the Company’s Sponsor has agreed to vote any founder shares held by them and any public shares purchased during or after the IPO (including in open market and privately negotiated transactions) in favor of the Company’s initial Business Combination.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

During August 2020, the Company issued 5,031,250 shares of Common Stock to the Sponsor for $25,000 in cash, or approximately $0.005 per share, in connection with formation (the “founder shares”). On December 21, 2020, the Sponsor surrendered an aggregate of 1,293,750 shares of Class B Common Stock for no consideration, which were cancelled, resulting in an aggregate of 3,737,500 shares of Class B Common Stock outstanding including up to 487,500 shares which were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part. As a result of the underwriters’ election to fully exercise of their over-allotment option on January 20, 2021, the 487,500 shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell its founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last sale price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Promissory Note — Related Party

On July 28, 2020, the Company issued an unsecured promissory note to the Sponsor for an aggregate of up to $300,000 to cover expenses related to the IPO (the “2020 Note”). The 2020 Note was non-interest bearing and payable on the earlier of June 30, 2021 or the completion of the IPO. At December 31, 2020, the Company had drawn $141,451 under the 2020 Note. During the period from January 1, 2021 to January 18, 2021, the Company had additional borrowings of $10,800 under the 2020 Note. On January 20, 2021, the Company paid the full $152,251 balance on the 2020 Note from the proceeds of the IPO, and the 2020 Note is no longer available to be drawn upon.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans.

On December 14, 2021, the Company issued a promissory note in the principal amount of up to $1,500,000 to the Sponsor (the “2021 Note”). The 2021 Note was issued in connection with advances the Sponsor has made, and may make in the future, to the Company for working capital expenses. At the election of the Sponsor, all or a portion of the unpaid principal amount of the 2021 Note may be converted into warrants of the Company at a price of $1.00 per warrant (the “Conversion Warrants”). The Conversion Warrants and their underlying securities are entitled to the registration rights set forth in the 2021 Note. As of December 31, 2022 and 2021, there were amounts of $1,500,000 and $1,000,000 outstanding, respectively, under the 2021 Note.

Related Party Extension Loans

On July 15, 2022, the Company’s board of directors has elected to extend the date by which the Company has to consummate a business combination from July 20, 2022 to January 20, 2023 (the “Extension”), as permitted under the Company’s amended and restated certificate of incorporation. In connection with the Extension, on July 20, 2022,

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

the Company’s sponsor, OCA Acquisition Holdings LLC, deposited an aggregate of $747,500 (representing $0.05 per public share) into the Company’s Trust Account. The Extension provides the Company with additional time to complete its initial business combination. The loan may be settled in whole warrants to purchase Class A common stock of the Company at a conversion price equal to $1.00 per warrant. The loan will not bear any interest, and will be repayable to OCA Acquisition Holdings LLC upon the earlier of the date on which the Company consummates its initial Business Combination and the date that the winding up of the Company is effective.

On January 19, 2023, the Company issued the Extension Note, a promissory note in the principal amount of up to $1,080,000. The Extension Note does not bear interest and matures upon closing of our initial business combination. In the event that we do not consummate an initial business combination, the Extension Note will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. Pursuant to the charter, our sponsor deposited $270,000 into the trust account in order for the time available for us to consummate our initial business combination to be extended. If we anticipate that we may not be able to consummate our initial business combination by April 20, 2023, and subject to our sponsor depositing additional funds into the trust account pursuant to the Extension Note, our time to consummate a business combination shall be extended for up to an additional nine months until January 20, 2024. For each monthly extension, our sponsor will deposit $90,000 into the trust account.

Administrative Service Fee

Effective January 20, 2021, the Company agreed to pay an affiliate of the Company’s Sponsor a monthly fee of $15,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees. For the years ended December 31, 2022 and 2021, the Company incurred $180,000 and $172,500, respectively, in administrative service fees. At December 31, 2022 and 2021, the Company owed the Sponsor $45,000 and $30,000, respectively, for amounts under this administrative support services agreement. This amount has been recorded in due to related party.

For the year ended December 31, 2022 the Company incurred an additional $108,678 for shared service expenses from the Sponsor primarily relating to legal services. The Company paid the Sponsor for the shared services and has a $67,338 balance at December 31, 2022. As of December 31, 2021, the Company owed the affiliate $87,223 ($117,223 in total, including the amount owed under the administrative support services agreement) for expenses paid on behalf of the Company. These amounts have been recorded in due to related party.

Advances from Sponsor

At December 31, 2022, the Company has recorded a total of $278,780 in due to related party for advances from the Sponsor to cover expenses. As of December 31, 2021, the Company owed the affiliate $87,223 ($117,223 in total, including the amount owed under the administrative support services agreement) for expenses paid on behalf of the Company.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the founder shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The underwriter had a 45-day option from the date of the IPO to purchase up to an aggregate of 1,950,000 additional Units at the public offering price less the underwriting commissions to cover over-allotments, if any. On January 20, 2021, the underwriter fully exercised its over-allotment option and was paid a cash underwriting discount of $0.20 per Unit, or $2,990,000 in the aggregate.

The underwriters are entitled to deferred underwriting fee of 3.5% of the gross proceeds of the IPO, or $5,232,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At December 31, 2022 and 2021, there were no shares of preferred stock issued and outstanding.

Class A Common Stock — The Company is authorized to issue a total of 100,000,000 Class A Common Stock at par value of $0.0001 each. At December 31, 2022 and 2021, there were 14,950,000 shares issued and outstanding, including 14,950,000 shares subject to possible redemption.

Class B Common Stock — The Company is authorized to issue a total of 10,000,000 Class B Common Stock at par value of $0.0001 each. At December 31, 2022 and 2021, there were 3,737,500 shares issued and outstanding.

The Company’s initial stockholders have agreed not to transfer, assign or sell its founder shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last sale price of the Company’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any founder shares.

The shares of Class B Common Stock will automatically convert into shares of the Company’s Class A Common Stock at the time of its initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A Common Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial Business Combination, the ratio at which shares of Class B Common Stock shall convert into shares of Class A Common Stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B Common Stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A Common Stock issuable upon conversion of all shares of Class B Common Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of Common Stock outstanding upon the completion of this offering plus all shares of Class A Common Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination or any private placement-equivalent units issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Holders of the Class A Common Stock and holders of the Class B Common Stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of Common Stock entitling the holder to one vote.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 8. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable Securities held in Trust Account	$153,980,991	$153,980,991	$—	$—
	$153,980,991	$153,980,991	$—	$—
Liabilities:
Public Warrants Liability	$74,750	$—	$74,750	$—
Private Placement Warrants Liability	70,575	—	—	70,575
	$145,325	$—	$74,750	$70,575

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Marketable Securities held in Trust Account	$151,775,132	$151,775,132	$—	$—
	$151,775,132	$151,775,132	$—	$—

Liabilities:
Public Warrants Liability	$3,588,000	$3,588,000	$—	$—
Private Placement Warrants Liability	3,394,658	—	—	3,394,658
	$6,982,658	$3,588,000	$—	$3,394,658

The warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statements of operations.

The Company established the initial fair value of the Public Warrants on January 20, 2021, the date of the Company’s IPO, using a Monte Carlo simulation model, and as of December 31, 2022 and 2021 by using the associated trading price of the Public Warrants. The Company established the initial fair value of the Private Placement Warrants on January 20, 2021 and on December 31, 2022 and December 31, 2021 by using a modified Black Scholes calculation. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs. The most significant unobservable input was the volatility. Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement. The Public Warrants were subsequently transferred out of Level 3 and classified as Level 1, as of December 31, 2021, as the subsequent valuation was based upon the trading price of the Public Warrants. The Public Warrants were then transferred out of Level 1 and classified as Level 2 as of December 31, 2022, as there was no trading activity to support Level 1 valuation as of December 31, 2022. The Private Placement Warrants were classified as Level 3 at December 31, 2022 and 2021 due to the use of unobservable inputs.

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 8. FAIR VALUE MEASUREMENTS (cont.)

The following table presents the changes in the fair value of Level 3 warrant liabilities for the years ended December 31, 2022 and 2021:

Level 3 Warrant Liabilities
Fair value as of December 31, 2021	$3,394,658
Change in fair value	(3,324,083)
Fair value as of December 31, 2022	$70,575
Level 3 Warrant Liabilities
Fair Value as of December 31, 2020	$—
Initial measurement on January 20, 2021	15,026,525
Change in valuation as of December 31, 2021	(6,474,118)
Transfer of Public Warrants to Level 1	(5,157,749)
Fair Value as of December 31, 2021	$3,394,658

The key inputs into the modified Black Scholes calculation as of December 31, 2022 and 2021 were as follows:

	December 31, 2022	December 31, 2021
Inputs
Risk-free interest rate	4.73%	1.31%
Expected term (years)	1.00	5.50
Expected volatility	4.14%	8.46%
Exercise price	$11.50	$11.50
Stock price	$10.27	$9.92

NOTE 9. INCOME TAXES

The Company’s net deferred tax assets are as follows:

	December 31, 2022	December 31, 2021
Deferred tax asset
Organizational costs/Start-up costs	$780,662	$537,146
Federal net operating loss	(95)	85,187
Total deferred tax asset	780,567	622,334
Valuation allowance	(780,567)	(622,334)
Deferred tax asset, net of allowance	$—	$—

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 9. INCOME TAXES (cont.)

The income tax provision consists of the following:

	December 31, 2022	December 31, 2021
Federal
Current	$383,965	$—
Deferred	(158,233)	622,334
State
Current
Deferred	—	—
Change in valuation allowance	158,233	(622,334)
Income tax provision	$383,965	$—

The Company had no net operating loss carryforward as of December 31, 2022 and 2021.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2022 and 2021, the change in the valuation allowance was $158,233 and $622,334, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.00%	21.00%
Deferred tax liability change in rate
Permanent book/tax differences	(18.46)%	-34.56%
Acquisition facilitative expenses	0.34%	0.00%
Change in valuation allowance	2.00%	13.56
Income tax provision	4.88%	0.00%

The permanent book/tax differences relate to unrealized gains on warrant liability valuation change of $6,837,333, acquisition facilitative expenses of $124,504 and tax interest and penalties of $7,173. The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities, since inception.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to the date that the financial statements were issued. Based upon this review, other than stated below and as discussed in Note 1, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 19, 2023, the stockholders of OCA approved the Extension Amendment Proposal at the Extension Meeting. Accordingly, on January 19, 2023, OCA issued an unsecured promissory note in the principal amount of $1,080,000 to the Sponsor. The Note does not bear interest and matures upon closing of OCA’s initial business combination. In the event that OCA does not consummate a Business Combination, the Note will be repaid only from

OCA ACQUISITION CORP.
Notes to Financial Statements

NOTE 10. SUBSEQUENT EVENTS (cont.)

funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Within five (5) business days after the date of the Extension Meeting, the proceeds of the Note will be deposited in the Trust Account in connection with the Charter Amendment.

On January 19, 2023, OCA held the Extension Meeting to approve an amendment to OCA’s amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date (the “Termination Date”) by which OCA has to consummate a business combination from January 20, 2023 (the “Original Termination Date”) to April 20, 2023 (the “Charter Extension Date”) and to allow OCA, without another stockholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis up to nine times by an additional one month each time after the Charter Extension Date, by resolution of OCA’s board of directors, if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until January 20, 2024, or a total of up to twelve months after the Original Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment Proposal”). The stockholders of OCA approved the Extension Amendment Proposal at the Extension Meeting and on January 19, 2023, OCA filed the Charter Amendment with the Delaware Secretary of State.

In connection with the vote to approve the Charter Amendment, the holders of 11,049,283 public shares of common stock of OCA properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.31 per share, for an aggregate redemption amount of approximately $114,017,035.

POWERMERS SMART INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In U.S. Dollars, except share data or otherwise stated)

	As of September 30, 2023	As of December 31, 2022
ASSETS
Current Assets
Cash	$1,222,596	$99,423
Other receivables	184,138	174,072
Prepaid expenses	2,287,100	20,564
Other current assets	97,745	98,204
Amounts due from related parties	195,000	240,000
Total Current Assets	3,986,579	632,263

Non-Current Assets
Property, plant and equipment, net	272,146	351,897
Operating lease right-of-use assets	932,264	1,773,041
Total Non-Current Assets	1,204,410	2,124,938
TOTAL ASSETS	$5,190,989	$2,757,201

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Trade payables	69,971	—
Other payables and accrued expenses	2,003,250	165,343
Contract liabilities	1,989,856	—
Lease liabilities	959,039	1,912,926
Amounts due to shareholders	18,063,857	13,111,140
Total Current Liabilities	23,085,973	15,189,409

Non-Current Liabilities
Lease liabilities	48,211	—
Total Non-Current Liabilities	48,211	—
TOTAL LIABILITIES	23,134,184	15,189,409

Commitments and contingencies (Note 11)

SHAREHOLDERS’ (DEFICIT) EQUITY
Common Stock (US$0.01 par value; 100,000 shares authorized, 5,000 shares issued and outstanding as of September 30, 2023 (5,000 shares authorized, issued and outstanding as of December 31, 2022)	50	50
Share allotment receivable	—	(50)
Additional paid-in capital	52,452	52,452
Accumulated other comprehensive income	1,277,315	649,107
Accumulated deficit	(19,185,728)	(13,102,572)
Total Shareholders’ Deficit	(17,855,911)	(12,401,013)
Non-controlling interests	(87,284)	(31,195)
TOTAL DEFICIT	(17,943,195)	(12,432,208)
TOTAL LIABILITIES AND (DEFICIT) EQUITY	$5,190,989	$2,757,201

See accompanying notes to unaudited condensed combined financial statements.

POWERMERS SMART INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In U.S. Dollars, except share data or otherwise stated)

	Nine-months ended September 30,
	2023	2022
Revenue	$93,228,232	$28,072
Cost of sales	(93,135,624)	—
Gross profit	92,608	28,072

Operating expenses:
General and administrative expenses	(5,430,513)	(4,704,890)
Professional expenses	(752,817)	(707,633)
Total operating expenses	(6,183,330)	(5,412,523)

Loss from operations	(6,090,722)	(5,384,451)

Other income(expense)
Other income	1,738	—
Interest income	1,018	3,423
Net loss before income tax	(6,087,966)	(5,381,028)
Income tax expenses	(2,491)	—
Net loss	(6,090,457)	(5,381,028)

Other comprehensive income/(loss)
Foreign currency translation adjustment	579,420	837,430
Total comprehensive loss for the period	$(5,511,037)	$(4,543,598)

Net loss for the period	(6,090,457)	(5,394,905)
Less: Net loss attribute to non-controlling interests	(7,301)	13,877
Net loss attribute to the shareholders of Powermers Smart Industries, Inc.	(6,083,156)	(5,381,028)

Other comprehensive income/(loss)
Foreign currency translation adjustment	579,420	837,430
Less: comprehensive (loss) income attributable to non-controlling interests	(48,788)	(2,129)
Comprehensive income attribute to the shareholders of Powermers Smart Industries, Inc.	$(5,454,948)	$(4,541,469)
Net loss per share, basic and diluted	$(1,216.63)	$(1,076.21)
Weighted-average shares used to compute net loss per share, basic and diluted	5,000	5,000

See accompanying notes to unaudited condensed combined financial statements.

POWERMERS SMART INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF
SHAREHOLDERS’ EQUITY (DEFICIT)
(In U.S. Dollars, except share data or otherwise stated)

	Common Stock		Share allotment receivable	Additional paid-in capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity (Deficit)	Non- controlling Interests	Total Equity (Deficit)
	Shares	Value
Balance as of January 1, 2023	5,000	$50	$(50)	$52,452	$(13,102,572)	$649,107	$(12,401,013)	$(31,195)	$(12,432,208)
Net loss for the period	—	—	—	—	(6,083,156)	—	(6,083,156)	(7,301)	(6,090,457)
Foreign currency translation adjustments	—	—	—	—	—	628,208	628,208	(48,788)	579,420
Capital injection	—	—	50	—	—	50	—	—	50
Balance as of September 30, 2023	5,000	$50	$—	$52,452	$(19,185,728)	$1,277,365	$(17,855,961)	$(87,284)	$(17,943,195)

Balance as of January 1, 2022	—	$—	$—	$52,452	$(6,622,035)	$(97,365)	$(6,666,948)	$(47,387)	$(6,714,335)
Net loss for the period	—	—	—	—	(5,394,905)	—	(5,394,905)	13,877	(5,381,028)
Foreign currency translation adjustments	—	—	—	—	—	839,559	839,559	(2,129)	837,430
Issue of new shares	5,000	50	(50)	—	—	—	—	—	—
Balance as of September 30, 2022	5,000	$50	$(50)	$52,452	$(12,016,940)	$742,194	$(11,222,294)	$(35,639)	$(11,257,933)

See accompanying notes to unaudited condensed combined financial statements.

POWERMERS SMART INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In U.S. Dollars, except share data or otherwise stated)

	Nine-months ended September 30,
	2023	2022
Cash flow from operating activities
Net loss	$(6,090,457)	$(5,381,028)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,123,708	1,857,671
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Other receivables	(10,066)	(70,025)
Inventory	—	512,426
Prepaid expenses and other assets	(2,266,077)	289,983
Amounts due from related parties	45,000	—
Trade payables	69,971	(58,852)
Contract liabilities	1,989,856	—
Operating lease liabilities	(1,104,061)	—
Other payables and accrued expenses	1,837,907	151,904
Net cash used in operating activities	(4,404,219)	(2,697,921)

Cash flow from investing activities
Purchase of property and equipment	(59,258)	(192,883)
Net cash flow used in investing activities	(59,258)	(192,883)

Cash flow from financing activities
Capital injection	50	—
Borrowings from the related parties	5,944,188	8,143,988
Repayments to the related parties	(991,471)	(9,677,874)
Net cash provided by (used in) financing activities	4,952,767	(1,533,886)

Effect of exchange rate changes on cash	633,883	736,936
Net increase (decrease) in cash	1,123,173	(3,687,754)
Cash – beginning of period	99,423	4,073,227
Cash – end of period	$1,222,596	$385,473

See accompanying notes to unaudited condensed combined financial statements.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The Group is a provider of clean energy solutions using integrated proprietary technologies and designs for developing the business across the energy and commercial vehicle sectors.

The Company was founded on January 24, 2022 in Delaware of the United States of America. As at the date of this report, the Company is currently holding four subsidiaries, namely Red Rock Global Capital Limited, Interstellar Chain Group Inc. (formerly known as Giga Carbon Neutrality Korea Inc.), Beijing Powermers Smart Technology Co. (formerly known as Giga Energy (Beijing) Co., Ltd.) (“Beijing Powermers”), and Gloria Capital Group Limited, which are incorporated in the Unites States, Korea, People’s Republic of China, and Cayman Islands, respectively. Beijing Powermers, Red Rock Global Capital Limited and Gloria Capital Group Limited are wholly owned subsidiaries of the Company. The Company holds 74.9316% majority equity interest in Interstellar Chain Group Inc.. Beijing Powermers holds five subsidiaries, including Powermers Love Platform Technology Co., Ltd., Beijing Powermers Carbon Energy Technology Service Ltd. (formerly known as Beijing Giga Carbon Energy Technology Services Co., Ltd.), Giga Smart Industries Ltd. (formerly known as Beijing Giga Carbon Neutrality Intelligent Heavy Equipment Technology Co., Ltd.), CRMT (Shanxi) Smart Technology Ltd. (formerly known as China Railway Intermodal (Shanxi) Intelligent Technology Co., Ltd.), and Hangzhou Lvlinda New Energy Technology Ltd., holding 100%, 80%, 60%, 51%, and 51% equity interest, respectively.

In January and February 2022, the Company reorganized its operations and disposed of the following wholly-owned subsidiaries: Shanghai Ares Hydrogen Energy Technology Co., Ltd. (formerly known as Jicen Technology (Shanghai) Co., Ltd.), Shanghai Chixinghang Motors Co Ltd., and Hangzhou Ares Hydrogen Energy Technology Co. Ltd., at nominal considerations. In August 2022, the Company further disposed its subsidiaries, Fujian Giga Hydrogen Energy Technology Co. Ltd., Hainan Weixiang Hydrogen Energy Co., Limited and Beijing Giga Beike New Energy Technology Co. Ltd., at nominal considerations. In June 2023, the Company acquired Interstellar Chain Group Inc. and its subsidiaries at nominal consideration. In August 2023, the Company incorporated Xinyang Zhongzhu Giga Green Energy Management Ltd. (“Xinyang Zhongzhu”) with 40% equity interest; as of September 30, 2023, Xinyang Zhongzhu did not yet have operations.

The following diagram illustrates the Company’s subsidiaries as of September 30, 2023:

Powermers Smart Industries, Inc.
100%
Red Rock Global Capital Ltd.
74.9316%
Interstellar Chain Group Inc.
100%
Beijing Powermers Smart Technology Co.
100%
Gloria Capital Group Limited
100%
Beijing Seven Stars Giga Technology Service Ltd.
100%
Baoji Space Tomorrow Ltd.
100%
Fujian GCN IoT Ltd.
100%
Fujian Oxylus Space Ocean Group Ltd.
100%
Powermers Love Platform Technology Co., Ltd.
80%
Beijing Powermers Carbon Energy Technology Service Ltd.
60%
Giga Smart Industries Ltd.
51%
CRMT (Shanxi) Smart Technology Ltd.
100%
Baoji CRMT IoT Ltd.
51%
Hangzhou Lvlinda New Energy Technology Ltd.
40%
Xinyang Zhongzhu Giga Green Energy Management Ltd.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

On June 30, 2023 and July 13, 2023, the Company completed its acquisitions (the “Acquisition”) of Beijing Powermers and Interstellar Chain Group Inc. pursuant to the internal reorganization plan of the Group, since when the substantial operating entities has been consolidated to the Group. The Acquisition resulted in a change in reporting entity and required retrospective combination of the entity for all periods presented, as if the combination had been in effect since the inception of the common control. Accordingly, the condensed consolidated and combined financial statements of the Group reflect the accounting of the combined acquired subsidiary at history carrying values.

The Group’s condensed consolidated and combined financial statements included in this report have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of the Group’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our financial position as at September 30, 2023 and December 31, 2022, and results of operations, and cash flows for the nine-months ended September 30, 2023 and 2022 have been made. The unaudited condensed consolidated and combined financial statements are presented in United States dollars.

Reference is frequently made herein to the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”). This is the source of authoritative US GAAP recognized by the FASB to be applied to non-governmental entities.

The accompanying unaudited condensed combined financial statements include the financial position and results of operations of Powermers Smart Industries, Inc., Beijing Powermers Smart Technology Co., Gloria Capital Group Limited, Interstellar Chain Group Inc., Red Rock Global Capital Ltd., Giga Smart Industries Ltd., CRMT (Shanxi) Smart Technology Ltd., Beijing Powermers Carbon Energy Technology Service Ltd., Powermers Love Platform Technology Co., Ltd., Hangzhou Lvlinda New Energy Technology Ltd., Beijing Seven Stars Giga Technology Service Ltd., Baoji CRMT IoT Ltd., Fujian GCN IoT Ltd., Baoji Space Tomorrow Ltd. and Fujian Oxylus Space Ocean Group Ltd. All material intercompany transactions and balances have been eliminated in combination. These unaudited condensed financial statements have been combined under common ownership and management.

This unaudited interim report of Powermers Smart Industries, Inc. (formerly known as Ares (USA) Smart Industries Inc.) (“PSI” or the “Company”) and its subsidiaries (collectively the “Group”) includes the unaudited consolidated and combined financial statements of the Company, as of December 31, 2022, and results of operations and cash flows for the year ended September 30, 2022, as further described below.

In June 2023, pursuant to the share purchase agreement, the Group completed the acquisition of 74.9316% equity interest of Interstellar Chain Group Inc. (formerly known as Giga Carbon Neutrality Korea Inc.), an entity engaged in bulk commodity trading and supply chain plus related digital bank settlement network under common control, in nominal consideration. Accordingly, the Company had retrospectively presented the financial position as of December 31, 2022, and results of operations and cash flows for the year ended December 31, 2022 as the ownership interests were under common control.

The consolidated and combined financial statements of the Group included in this unaudited interim report include the accounts of Interstellar Chain Group Inc. for the period from June 30, 2023 to September 30, 2023 and all prior periods presented as the ownership interests were under common control of Interstellar Chain Group Inc. during the respective periods.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table summarizes the retrospective effects on certain key items of the Company’s previously issued financial statements for the year ended December 31, 2022:

	As of December 31, 2022
	As Previously Reported	Acquisition under Common Control	As Retrospectively Presented
Selected balance sheet amounts
Cash	$99,355	$68	$99,423
Prepaid expenses	20,189	375	20,564
Amounts due from related parties	—	240,000	240,000
Other current assets	88,999	9,205	98,204
Total current assets	382,615	249,648	632,263
Property and equipment, net	342,799	9,098	351,897
Total Non-Current Assets	2,115,840	9,098	2,124,938
Total assets	2,498,455	258,746	2,757,201
Other payables and accrued expenses	124,445	40,898	165,343
Amounts due to shareholders	12,761,140	350,000	13,111,140
Total Current liabilities	14,798,511	390,898	15,189,409
Total liabilities	14,798,511	390,898	15,189,409
Additional paid-in capital	—	52,452	52,452
Accumulated other comprehensive income	600,015	49,092	649,107
Accumulated deficit	(12,900,071)	(202,501)	(13,102,572)
Total shareholders’ deficit	(12,300,056)	(100,957)	(12,401,013)
Non-controlling interests	—	(31,195)	(31,195)
Total deficit	(12,300,056)	(132,152)	(12,432,208)
Total liabilities and (deficit) equity	2,498,455	258,746	2,757,201

Business Combinations

Under ASC 805-50-05-5 and ASC 805-50-45-2, Business Combination, in connection with an acquisition of business under common control, the assets transferred to the Company are generally not stepped up to fair value but are derecognized by the transferring entities and recognized by the receiving entity at the historical cost of the parent of the entities, and the assets and liabilities transferred to the Company are recorded at the historical cost of the parent of the entities under common control, with the offset being recorded as an increase or decrease to accumulated deficit.

Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated and combined financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Group and on various other assumptions that the Group believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the valuation of accounts receivable, allowance for deferred tax assets, uncertain tax position, revenue recognition and other provisions and contingencies. Actual results could differ from those estimates.

Foreign Currencies Translation and Transaction

The reporting currency of the Group is U.S. Dollar (US$). The functional currency of the Company is US$. The Group’s principal places of current operations are the United States of America, the People’s Republic of China (“PRC”), and South Korea. The financial position and results of its operations in PRC and Korea are determined

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

using Renminbi (“RMB”) and Korean Won as their functional currency, respectively. The results of operations and the unaudited condensed combined and consolidated statement of cash flows denominated in functional currencies are translated to US$ at the average rates of exchange using the reporting period. The functional currencies are the respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

In the unaudited condensed consolidated and combined financial statements, the financial information of entities whose functional currency is other than US$ has been translated into US$. Assets and liabilities are translated at the exchange rates on the balance sheet date, equity amounts are translated at historical exchange rates, and revenues, and expenses, gains and losses are translated using the average rate for the period. The resulting translation adjustment is reflected as accumulated other comprehensive income, which are included in the accompanying unaudited condensed consolidated and combined statements of income and comprehensive income.

Cash

Cash consist of cash on hand, and bank deposits with original maturities of three months or less, all of which are unrestricted as to withdrawal. The Group maintains the bank accounts in USA, Korea and PRC.

Accounts Receivable

On January 1, 2023, the Group adopted ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASC 326”). ASC 326 requires the application of a credit loss model based prospectively on current expected credit losses (CECL), and replaces the previous model based retrospectively on past incurred losses. The Group adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost, of which the Group reported only accounts receivable as of December 31, 2022. Results for reporting periods beginning January 1, 2023 are presented under ASC 326.

The Group carries accounts receivable at the face amounts less a reserve for estimated credit losses. The Group determined that the estimated credit losses is immaterial as of September 30, 2023 and December 31, 2022.

As of September 30, 2023, the accounts receivable is nil.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Repair and maintenance costs are expensed as incurred. Depreciation is recorded on a straight-line basis over each asset’s estimated useful life.

Property and Equipment	Useful life (years)
Furniture and fixtures	5 – 10 years

Leases

Operating lease right-of-use (ROU) assets represent our right to use an underlying asset for the lease term and operating lease liabilities represent our obligation to make lease payments arising from the lease. At the inception of a contract management assesses whether the contract is, or contains, a lease. The assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the right to substantially all the economic benefit from the use of the asset throughout the period is obtained, and (3) whether the Group has the right to direct the use of the asset. At the inception of a lease, management allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Group accounts for lease components (e.g., fixed payments including rent, real estate taxes and insurance costs) separately from the non-lease components (e.g., common-area maintenance costs).

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Leases may include one or more options to renew, with renewal terms that can extend the lease term from one year or more. Renewal periods are included in the lease term only when renewal is reasonably certain, which is a high threshold and requires management to apply judgment to determine the appropriate lease term. The Group’s leases do not include options to purchase the leased property. The depreciable life of assets and leasehold improvements are limited by the expected lease term. Certain lease agreements include rental payments adjusted periodically for inflation. The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. All of the Group’s leases are classified as operating leases. The Group has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less. The effect of short-term leases and initial direct costs on our right-of-use asset and lease liability was not material.

ASC 842, Leases, (“ASC 842”) requires the Group to make certain assumptions and judgments in applying the guidance, including determining whether an arrangement includes a lease, determining the term of a lease when the contract has renewal or cancellation provisions, and determining the discount rate.

As the rate implicit in the lease is not usually available, the Group used an incremental borrowing rate based on the information available at the adoption date of ASC 842 in determining the present value of lease payments for existing leases. The Group uses information available at the lease commencement date to determine the discount rate for any new leases.

Revenue Recognition

The Group generates revenue from the business of trading metals during the current period. The Group adopted ASC 606 Revenue from Contract with Customers (“ASC606”) for all periods presented. According to ASC 606, revenue is recognized when control of the promised goods is transferred to the customer in an amount that reflects the consideration the Group expects to receive in exchange for those goods, after considering price concessions, discount and value added tax (“VAT”). Consistent with the criteria of ASC 606, the Group follows five steps for its revenue recognition: (i) identify the contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Revenue is recognized on a gross basis as the Group is acting as a principal in these transactions, is responsible for fulfilling the promise to provide the specified merchandise and also has pricing discretion. The Group recognizes revenues net of discounts and return allowances when the goods are delivered to the customers, when control of the products has transferred, being when the products are delivered to the customer. Delivery occurs when the products have been delivered to the point of receipt by customer.

The Group is engaging in the business of trading metals. Revenue for trading contracts is recognized at a point in time. Sales are recognized when control of the products has transferred, being when the products are delivered to the customer. Delivery occurs when the products have been delivered to the point of receipt by customer.

Classification of contract assets and liabilities

The Group’s condensed consolidated and combined balance sheets present contract liabilities that contain deferred revenue that represent any costs incurred on contracts in process for which revenue has not yet been recognized.

As of September 30, 2023, the contract liabilities amounted to $1,989,856 are expected to be recognized as revenue within one year.

Cost of Sales

Cost of sale is primarily comprised of the cost of goods and other director cost associated with providing trading of metals. These costs are expenses as incurred.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

U.S. GAAP requires the categorization of financial assets and liabilities, based on the inputs to the valuation technique, into a three-level fair value hierarchy. The various levels of the fair value hierarchy are described as follows:

•        Level 1 — Unadjusted quoted market prices for identical assets and liabilities in an active market that the Group has the ability to access.

•        Level 2 — Quoted prices in markets that are not active or model inputs that are observable for substantially the full term of the asset or liability.

•        Level 3 — Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Group reviews the valuation techniques used to determine if the fair value measurements are still appropriate on an annual basis, and evaluates and adjusts the unobservable inputs used in the fair value measurements based on current market conditions and third-party information.

Our financial assets and liabilities that are measured at fair value on a recurring basis include cash and cash equivalents, trade payable, accrued other expenses, and other current liabilities. The fair values of these assets and liabilities approximate carrying amounts because of the short-term nature of these instruments.

Our financial and non-financial assets and liabilities that are measured at fair value on a nonrecurring basis.

Impairment of Long-Lived Assets

The Group evaluate long-lived assets or asset groups with finite lives for impairment whenever events indicate that the carrying value of an asset or asset group may not be recoverable based on expected future cash flows attributable to that asset or asset group. Recoverability of assets held and used is measured by comparing the carrying amount of an asset or an asset group to estimated undiscounted future net cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds estimated undiscounted future cash flows, then an impairment charge would be recognized based on the excess of the carrying amount of the asset or asset group over its fair value. Assets to be disposed of are reported at the lower of their carrying amount or fair value, less costs to sell. There were no impairment charges recognized related to long-lived assets during the nine-months ended September 30, 2023 and 2022.

Earnings (loss) Per Share

Basic earnings (loss) per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is computed by dividing net loss by the weighted-average number of common shares.

Related parties

Related parties are affiliates of the Group; entities for which investments are accounted for by the equity method by the Group; trusts for the benefit of employees; principal owners of the Group; its management; members of the immediate families of principal owners of the Group and its management; and other parties with which the Group may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Another party also is a related party if it can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Issued Accounting Standards, not yet Adopted by the Group

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the unaudited condensed consolidated and combined financial statements upon adoption. The Group does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its unaudited condensed consolidated and combined balance sheets, statements of income and comprehensive income, cash flows or disclosures.

NOTE 3 — BALANCE SHEET COMPONENTS

Prepaid Expenses

As of September 30, 2023, prepaid expenses consist of prepayment for the metal of $2,094,648, prepayment for warehouse of $2,981 (December 31, 2022: nil) and prepayment for professional fee and office expense totaling of $189,471 (December 31, 2022: $20,564).

Property, Plant and Equipment

Property, plant and equipment consist of the following as of September 30, 2023 and December 31, 2022, respectively:

	As of September 30, 2023	As of December 31, 2022
Office equipment, furniture and fixtures	$540,935	$470,684
Accumulated depreciation and amortization	(268,789)	(118,787)
Total property, plant and equipment, net	$272,146	$351,897

Depreciation expense was $125,456 and $66,136 for the nine months ended September 30, 2023 and 2022, respectively.

Right of Use Assets and Lease Liabilities

(a)     Right of use assets

The carrying amount of the Group’s right of use assets and the movements during the year are as follows:

Leased Properties
As at January 1, 2023	$1,773,041
Additions	159,738
Amortization expenses	(959,605)
Exchange difference	(40,910)
As of September 30, 2023	$932,264

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 3 — BALANCE SHEET COMPONENTS (cont.)

(b)    Lease Liabilities

Total
As at January 1, 2023	$1,912,926
Additions	159,738
Interest	38,647
Repayment	(1,049,117)
Exchange difference	(54,944)
As of September 30, 2023	$1,007,250

(c)     The following table summarizes the maturity of operating lease liabilities:

Total
Lease payments within a period of more than one year but not more than two years	48,211
Lease payments within one year	980,058
Less: Interest	21,019
As of September 30, 2023	$1,007,250

NOTE 4 — REVENUE

Revenue consists of the following:

	Nine-months ended September 30,
	2023	2022
Carbon neutrality consulting service	$—	$28,072
Sales of metals	93,228,232	—
	93,228,232	28,072

NOTE 5 — RELATED PARTY TRANSACTIONS

Amounts due from related parties

As of September 30, 2023, during the nine-months ended September 30, 2023, under a series of loan agreements signed between the ultimate holding company of the Company and SSSIG, the Group had a total loan to its ultimate holding company, which amounted $14,816,872 and $9,371,043 as of September 30, 2023 and December 31, 2022, respectively. These loans are non-interest bearing, non-secured and are payable on demand.

Amounts due to related parties

During the nine-months ended September 30, 2023, under a series of loan agreements signed between the ultimate holding company of the Company and SSSIG, the Group had a total loan to its ultimate holding company, which amounted $14,816,872 and $9,371,043 as of September 30, 2023 and December 31, 2022, respectively. These loans are non-interest bearing, non-secured and are payable on demand.

In addition, under a loan agreement signed between the ultimate holding company of the Company and its ultimate beneficial shareholder Ms. Lan Yang, the Group had a total loan to its ultimate holding company, which amounted $3,246,985 and $3,390,097 as of September 30, 2023 and December 31, 2022, respectively. This loan is non-interest bearing, non-secured and is payable on demand.

As of September 30, 2023 and December 31, 2022, the total amount of the loan outstanding from these loans amounts to $18,063,857 and $12,761,140 respectively.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED AND COMBINED
FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 6 — CAPITAL STRUCTURE

Common Stock

The par value of the Company’s common stock is $0.01 per share. As at the balance sheet date on September 30, 2023, the Company had 100,000 shares authorized, 5,000 shares issued and outstanding. As at the balance sheet date on December 31, 2022, the Company had 5,000 shares authorized, issued and outstanding.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Commitments

As of September 30, 2023 and December 31, 2022, the Group did not have any significant capital and other commitments.

Contingencies

As of September 30, 2023 and December 31, 2022, the Group is not a party to any material legal or administrative proceedings.

NOTE 8 — OTHER PAYABLES AND ACCRUED EXPENSES

As of September 30, 2023, other payables and accrued expenses consist of payables for rental of $1,028,117, payables for staff cost of $819,866, payables for professional service of $114,910, tax payables of $20,100 and others of $20,257.

As of December 31, 2022, other payables and accrued expenses consist of payables for rental of $114,482 and others of $50,861.

NOTE 9 — SUBSEQUENT EVENTS

Except as disclosed below, there is no other matter or circumstance arisen since September 30, 2023, which has significantly affected the operations of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.

Acquisition of subsidiary

Subsequent to the balance sheet date, the Group incorporated a subsidiary in the United States of America. A wholly owned subsidiary named Powermers Inc. was acquired via a merger transaction agreement executed on December 20, 2023.

Business acquisition agreement

On December 21, 2023, OCA Acquisition Corp., a Delaware corporation (“OCA”), entered into an Agreement and Plan of Merger, by and among OCA, the Group and POWR Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Group.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of
directors of Ares (USA) Smart Industries Inc.

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of Ares (USA) Smart Industries Inc. (the “Company”) as of December 31, 2022 and 2021, the related combined statements of operations and comprehensive income (loss), stockholders’ (deficit) equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States.

Going concern uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ B F Borgers CPA PC (PCAOB ID 5041)

We have served as the Company’s auditor since 2020.

Lakewood, Colorado

August 15, 2023

POWERMERS SMART INDUSTRIES, INC.
COMBINED BALANCE SHEETS
(In U.S. Dollars, except share data or otherwise stated)

	As of December 31, 2022	As of December 31, 2021
ASSETS
Current Assets
Cash	$99,355	$4,073,227
Other receivables	—	128,521
Prepaid expenses	20,189	287,244
Inventories	—	512,426
Other current assets	263,071	102,172
Total Current Assets	382,615	5,103,590

Non-Current Assets
Property and equipment, net	342,799	331,424
Right of use assets	1,773,041	195,606
Deposits for investment	—	1,412,296
Intangible assets, net	—	6,094
Total Non-Current Assets	2,115,840	1,945,420
TOTAL ASSETS	$2,498,455	$7,049,010

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable	$—	$58,852
Other payables and accrued expenses	124,445	170,203
Lease liabilities	1,912,926	31,832
Amounts due to related parties	12,761,140	13,305,714
Total Current Liabilities	14,798,511	13,566,601
Total Liabilities	14,798,511	13,566,601

SHAREHOLDERS’ (DEFICIT) EQUITY
Common Stock (US$0.01 par value; 5,000 shares authorized, issued and outstanding as of December 31, 2022)	50	—
Share allotment receivable	(50)	—
Accumulated other comprehensive income (loss)	600,015	(154,969)
Accumulated deficit	(12,900,071)	(6,362,622)
Total Shareholders’ Equity (Deficit)	(12,300,056)	(6,517,591)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$2,498,455	$7,049,010

See accompanying notes to combined financial statements.

POWERMERS SMART INDUSTRIES, INC.
COMBINED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In U.S. Dollars, except share data or otherwise stated)

	Year ended December 31
	2022	2021
Revenue	$28,072		$100,925
Cost of sales	—		(75,945)
Gross profit	28,072		24,980

Operating expenses:
General and administrative expenses	(5,165,919)		(5,482,168)
Professional expenses	(706,418)		(804,264)
Total operating expenses	(5,872,337)		(6,286,432)

Loss from operations	(5,844,265)		(6,261,452)

Interest income	3,760		1,210
Interest expense	—		(8,864)
Net loss for the year	(5,840,505)		(6,269,106)

Other comprehensive income/(loss)
Foreign currency translation adjustment	705,571		(155,916)
Total comprehensive loss for the year	$(5,134,934)		$(6,425,022)

Net loss for the year available to the shareholders of Ares (USA) Smart Industries Inc.	$(5,840,505)		$(6,269,106)

Net loss per share, basic and diluted	$(1,168.10)	$	n/a
Weighted-average shares used to compute net loss per share, basic and diluted	5,000		n/a

See accompanying notes to combined financial statements.

POWERMERS SMART INDUSTRIES, INC.
COMBINED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
(In U.S. Dollars, except share data or otherwise stated)

	Common Stock (Number of Shares)	Common Stock	Share allotment receivable	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity (Deficit)
Balance as of December 31, 2021	—	$—	$—	$(6,362,622)	$(154,969)	$(6,517,591)
Net loss for the year	—	—	—	(5,840,505)	—	(5,840,505)
Foreign currency translation adjustments	—	—	—	—	705,571	705,571
Issue of new shares	5,000	50	(50)	—	—	—
Disposal of subsidiaries	—	—	—	(696,944)	49,413	(647,531)
Balance as of December 31, 2022	5,000	$50	$(50)	$(12,900,071)	$600,015	$(12,300,056)

Balance as of December 31, 2020	—	$—	$—	$(93,516)	$947	$(92,569)
Net loss for the year	—	—	—	(6,269,106)	—	(6,269,106)
Foreign currency translation adjustments	—	—	—	—	(155,916)	(155,916)
Balance as of December 31, 2021	—	$—	$—	$(6,362,622)	$(154,969)	$(6,517,591)

See accompanying notes to combined financial statements.

POWERMERS SMART INDUSTRIES, INC.
COMBINED STATEMENTS OF CASH FLOWS
(In U.S. Dollars, except share data or otherwise stated)

	Year ended December 31,
	2022	2021
Cash flow from operating activities
Net loss	$(5,840,505)	$(6,269,106)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,175,111	281,415
Non-cash interest expense	181,973	8,864
Bad debt expense	—	9,828
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Inventories, net	—	(512,426)
Prepaid expenses and other assets	12,316	(517,813)
Other payables and accrued expenses	939,474	40,111
Payment for lease liabilities	(448,036)	(223,490)
Net cash used in operating activities	(2,979,667)	(7,182,617)

Cash flow from investing activities
Purchase of property and equipment	(182,023)	(351,386)
Purchase of intangible assets	—	(1,245)
Disposal of subsidiaries under common control	(340,397)	—
Payment for potential acquisition	—	(1,412,296)
Net cash flow used in investing activities	(522,420)	(1,764,927)

Cash flow from financing activities
Borrowings from the related parties	9,702,201	15,064,797
Repayments to the related parties	(10,894,306)	(1,759,083)
Net cash (used in) provided by financing activities	(1,192,105)	13,305,714

Effect of exchange rate changes on cash	720,320	(362,109)
Net (decrease) increase in cash	(3,973,872)	3,996,061
Cash – beginning of year	4,073,227	77,166
Cash – end of year	$99,355	$4,073,227

See accompanying notes to combined financial statements.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Ares (USA) Smart Industries Inc. (formerly known as Giga Carbon Neutrality (USA) Inc.) (“Ares USA” or the “Company”) and its subsidiaries (collectively the “Group”) is a provider of clean energy solutions using integrated proprietary technology and designs for developing business across the energy and commercial vehicles sectors.

The Company was founded on January 24, 2022 in Delaware of the United States of America. As at the date of this report, the Company is currently holding three subsidiaries, namely Giga Energy (Beijing) Co., Ltd. (“Giga Beijing”), Red Rock Global Capital Limited and Irones Co., Ltd. which are incorporated in the People’s Republic of China, Unites States and Kazakhstan, respectively. Giga Beijing, Red Rock Global Capital Limited are wholly owned subsidiaries of the Company while Irones Co., Ltd. is with 60% equity interest. Irones Co. Ltd. was established in December 2022 for business development, sales and distribution of carbon neutral transportation solutions and equipment in Kazakhstan. Giga Beijing currently holds three subsidiaries, Beijing Giga Carbon Neutrality Intelligent Heavy Equipment Technology Co., Ltd., China Railway Intermodal (Shanxi) Intelligent Technology Co., Ltd., and Beijing Giga Carbon Energy Technology Services Co., Ltd. with 60%, 51% and 80% equity interest, respectively. Beijing Giga Carbon Neutrality Intelligent Heavy Equipment Technology Co. Ltd. was incorporated in December 2022, Beijing Giga Carbon Energy Technology Services Co., Ltd. was incorporated in April 2023, China Railway Intermodal (Shanxi) Intelligent Technology Co., Ltd. was acquired by Giga Beijing at nominal consideration in December 2022.

In January and February 2022, the Company reorganized its operations and disposed of its wholly owned subsidiaries Shanghai Ares Hydrogen Energy Technology Co., Ltd. (formerly known as Jicen Technology (Shanghai) Co., Ltd.), Shanghai Chixinghang Motors Co Ltd. and Hangzhou Ares Hydrogen Energy Technology Co. Ltd. at nominal considerations.

In August 2022, the Company further disposed its subsidiaries, Fujian Giga Hydrogen Energy Technology Co. Ltd., Hainan Weixiang Hydrogen Energy Co., Limited and Beijing Giga Beike New Energy Technology Co. Ltd. at nominal considerations.

The following diagram illustrates all the subsidiaries of the Company as at the date of this report:

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (cont.)

Going Concern

At December 31, 2022, the Company had cash of $99,355, negative working capital of $14,415,896, and accumulated losses of $12,900,071. The Company has incurred and expects to continue to incur significant costs in pursuit of its business plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a public offering of its shares through an initial public offering or a business combination with a public listed company. There is no assurance that the Company’s plans to raise capital or to consummate the business combination will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

On July 13, 2023, the Company completed its acquisition (the “Acquisition”) of Giga Beijing pursuant to the internal reorganization plan of Giga Carbon Neutrality Inc., the ultimate controlling shareholder of Ares USA.

The Company’s combined financial statements included in this report have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments and reclassifications and non-recurring adjustments) necessary to present fairly our financial position, results of operations, and cash flows for the years ended December 31, 2022 and 2021 have been made. The combined financial statements are presented in United States dollars.

Reference is frequently made herein to the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”). This is the source of authoritative US GAAP recognized by the FASB to be applied to non-governmental entities.

The accompanying combined financial statements include the financial position and results of operations of Areas (USA) Smart Industries Inc., Giga Energy (Beijing) Co., Ltd., Red Rock Global Capital Ltd., Ironres Co., Ltd., Beijing Giga Smart Industries Co., Ltd., China Railway Union (Shanxi) Intelligent Technology Co., Ltd., Beijing Giga Carbon Energy Technology Services Co., Ltd, and Beijing China Railway Union IoT Co., Ltd. All material intercompany transactions and balances have been eliminated in combination. These financial statements have been combined under common ownership and management.

Comprehensive Loss

Comprehensive loss includes all changes in equity during a period from non-owner sources. Through December 31, 2022, the comprehensive loss consists of foreign currency translation adjustments, which are not included in net loss are included in the statement of operation and comprehensive income(loss). The functional currency of all the Chinese subsidiaries is the RMB. The reporting currency of the Company is in US Dollar.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities, if any, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying combined financial statements include the estimates of useful lives for depreciation, and valuation of the operating lease liability and related right-of-use asset.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash

Cash includes cash on hand and at banks.

Accounts Receivable

Accounts receivable are recognized at invoiced amounts and do not bear interest. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company reviews its allowance for doubtful accounts receivable on an ongoing basis. In establishing the required allowance, management considers any historical losses, the customer’s financial condition, the accounts receivable aging, and the customer’s payment patterns. After all attempts to collect a receivable have failed and the potential for recovery is remote, the receivable is written off against the allowance. The accounts receivable was acquired in the business combination. During the year ended December 31, 2022, allowance for doubtful accounts receivable in the amount of nil has been provided (2021: $9,967).

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the standard cost basis and includes all costs to acquire and other costs to bring the inventories to their present location and condition. The Company also reviews inventory to determine whether its carrying value exceeds the net amount realizable upon the ultimate sale of the inventory. This requires the determination of the estimated selling price of the vehicles and other products less the estimated cost to convert inventory on hand into a finished product. The physical condition (e.g., age and quality) of the inventories is also considered in establishing its valuation. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from the amounts that the Company may ultimately realize upon the disposition of inventories if future economic conditions, customer inventory levels, product discontinuances, sales return levels or competitive conditions differ from the Company’s estimates and expectations.

Business Combinations

The Company includes the results of operations of the businesses that are acquired as of the acquisition date. The excess of the purchase price over the fair values of identifiable assets and liabilities is recorded as goodwill. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

ASC 805-50-15-6, Business Combination, requires for acquisition of business under common control, the assets transferred to the Company are generally not stepped up to fair value but are derecognized by the transferring entities and recognized by the receiving entity at the historical cost of the parent of the entities, and the assets and liabilities transferred to the Company are recorded at the historical cost of the parent of the entities under common control, with the offset being recorded as an increase or decrease to accumulated deficit.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Repair and maintenance costs are expensed as incurred. Depreciation is recorded on a straight-line basis over each asset’s estimated useful life.

Property and Equipment	Useful life (years)
Furniture and fixtures	5 – 10 years
Leasehold improvement	5 years

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible Assets with Indefinite Useful Lives, and Other Intangible Assets

Intangible assets, consisting of trademarks and patent, are stated at cost less accumulated amortization. All intangible assets have been determined to have finite lives and are amortized on a straight-line basis over their estimated remaining economic lives.

The amortization expenses are included in selling, general, and administrative expense within the statements of operations.

External costs incurred to renew or extend the term of the identifiable intangible assets are capitalized and amortized over the estimated useful life.

Intangible Assets	Amortization Period
Trademarks	10 years
Softwares	10 years
Patent	10 – 20 years

Leases

Operating lease right-of-use (ROU) assets represent our right to use an underlying asset for the lease term and operating lease liabilities represent our obligation to make lease payments arising from the lease. At the inception of a contract management assesses whether the contract is, or contains, a lease. The assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether the right to substantially all the economic benefit from the use of the asset throughout the period is obtained, and (3) whether the Company has the right to direct the use of the asset. At the inception of a lease, management allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company accounts for lease components (e.g., fixed payments including rent, real estate taxes and insurance costs) separately from the non-lease components (e.g., common-area maintenance costs).

Leases may include one or more options to renew, with renewal terms that can extend the lease term from one year or more. Renewal periods are included in the lease term only when renewal is reasonably certain, which is a high threshold and requires management to apply judgment to determine the appropriate lease term. The Company’s leases do not include options to purchase the leased property. The depreciable life of assets and leasehold improvements are limited by the expected lease term. Certain lease agreements include rental payments adjusted periodically for inflation. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. All of the Company’s leases are classified as operating leases. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less. The effect of short-term leases and initial direct costs on our right-of-use asset and lease liability was not material.

ASC 842, Leases, (“ASC 842”) requires the Company to make certain assumptions and judgments in applying the guidance, including determining whether an arrangement includes a lease, determining the term of a lease when the contract has renewal or cancellation provisions, and determining the discount rate.

As the rate implicit in the lease is not usually available, the Company used an incremental borrowing rate based on the information available at the adoption date of ASC 842 in determining the present value of lease payments for existing leases. The Company uses information available at the lease commencement date to determine the discount rate for any new leases.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value Measurements

U.S. GAAP requires the categorization of financial assets and liabilities, based on the inputs to the valuation technique, into a three-level fair value hierarchy. The various levels of the fair value hierarchy are described as follows:

•        Level 1 — Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

•        Level 2 — Quoted prices in markets that are not active or model inputs that are observable for substantially the full term of the asset or liability.

•        Level 3 — Prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company reviews the valuation techniques used to determine if the fair value measurements are still appropriate on an annual basis, and evaluates and adjusts the unobservable inputs used in the fair value measurements based on current market conditions and third-party information.

Our financial assets and liabilities that are measured at fair value on a recurring basis include cash and cash equivalents, accounts receivable, accounts payable, accrued other expenses, and other current liabilities. The fair values of these assets and liabilities approximate carrying amounts because of the short-term nature of these instruments.

Our financial and non-financial assets and liabilities that are measured at fair value on a nonrecurring basis include intangible assets only for which the measurement alternative of cost less impairment plus or minus observable price changes is used.

Impairment of Long-Lived Assets

The Company evaluate long-lived assets or asset groups with finite lives for impairment whenever events indicate that the carrying value of an asset or asset group may not be recoverable based on expected future cash flows attributable to that asset or asset group. Recoverability of assets held and used is measured by comparing the carrying amount of an asset or an asset group to estimated undiscounted future net cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds estimated undiscounted future cash flows, then an impairment charge would be recognized based on the excess of the carrying amount of the asset or asset group over its fair value. Assets to be disposed of are reported at the lower of their carrying amount or fair value, less costs to sell. There were no impairment charges recognized related to long-lived assets during the years ended December 31, 2022 and 2021.

Revenue Recognition

The Company also follows ASU No. 2014-09, “Revenue from Contracts with Customers”. In accordance with the guidance, the Company’s policy is to recognize revenue at an amount that reflects the consideration that the Company expects that it will be entitled to receive in exchange for transferring goods or services to its customers. The Company’s policy is to record revenue when or as the control of the goods or services is transferred upon delivery to customers. Depending on the terms of the contract and the laws that apply to the contract, control of the goods and services may be transferred over time or at a point in time.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

If control of the goods and services transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the goods and services.

Net sales are comprised of gross revenues from sales of products less expected product returns, trade discounts and customer allowances.

Cost of Sales

Cost of sales includes all of the costs to manufacture the Company’s products. For products manufactured in the Company’s own facilities, such costs include raw materials and supplies, direct labor and factory overhead. For products manufactured for the Company by third-party contractors, such cost represents the amounts invoiced by the contractors. Cost of sales also includes the cost of inventory write-downs associated with adjustments of held inventories to their net realizable value, when circumstances indicate that the carrying value of inventories is in excess of their recoverable value, and to provide for inventories that are either obsolete or in excess of forecasted demand.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted-average number of common shares.

NOTE 3 — BALANCE SHEET COMPONENTS

Prepaid Expenses

As of December 31, 2022, prepaid expenses consist of prepayment for model vehicle of nil (December 31, 2021: $265,198) and prepayment for professional fee and office expense totaling of $20,189 (December 31, 2021: $22,046).

Inventories

Inventories consist of the following:

	As of December 31, 2022	As of December 31, 2021
Finished goods	$—	$512,426

Finished goods primarily consist of vehicles, vehicle parts and accessories ready in transit to fulfill customer orders.

Property and Equipment

Property and equipment consist of the following at December 31, 2022 and December 31, 2021, respectively:

	As of December 31, 2022	As of December 31, 2021
Office equipment, furniture and fixtures	$455,220	$355,664
Accumulated depreciation and amortization	(112,421)	(24,240)
Total property and equipment, net	$342,799	$331,424

Depreciation expense was $152,451 and $23,747 for the year ended December 31, 2022 and 2021, respectively.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 3 — BALANCE SHEET COMPONENTS (cont.)

Right of Used Assets and Lease Liabilities

(a)     Right of use assets

The carrying amount of the Group’s right of use assets and the movements during the year are as follows:

Leased Properties
As at January 1, 2022	$195,606
Additions	3,759,746
ROU modification due to early surrender	(195,606)
Depreciation expenses (Note 6)	(1,932,652)
Exchange difference	(54,053)
As at December 31, 2022	$1,773,041

(b)    Lease Liabilities

Total
As at January 1, 2022	$31,832
Additions	3,759,746
Lease liability modification due to early surrender	(31,832)
Net settlement of deposits for investment (Note 6)	(1,860,332)
Interest	181,973
Exchange difference	(168,461)
As at December 31, 2022	$1,912,926

(c)     The following table summarizes the maturity of operating lease liabilities:

Total
Lease payments for the year ending December 31, 2024	548,559
Lease payments for the year ending December 31, 2023	1,431,025
Less: Interest	66,658
As at December 31, 2022	$1,912,926

NOTE 4 — INTANGIBLE ASSETS, NET

The cost and accumulated amortization of separately identifiable intangible assets are as follows:

	As of December 31, 2022			As of December 31, 2021
	Cost	Accumulated Amortization	Net Carrying Amount	Cost	Accumulated Amortization	Net Carrying Amount
Trademark and softwares	$—	$—	$—	$1,527	$83	$1,444
Patents	—	—	—	5,332	682	4,650
Total intangible assets	$—	$—	$—	$6,859	$765	$6,094

Amortization expense was nil and $540 for the year ended December 31, 2022 and 2021, respectively.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 5 — DEPOSITS FOR INVESTMENT

In July 2021, the Company’s wholly owned subsidiary — Beijing Ares Hydrogen Energy Technology Co., Ltd. (“Ares Beijing”) entered into a share subscription agreement with Beijing Guantang Cultural and Arts Holdings Limited (“Beijing Guantang”) for subscription of 20% equity interest in Beijing Guantang. The share subscription payment totaled RMB 209,000,000 or approximately $32,656,000 which shall be payable in the following schedule:

Three days upon signing of agreement:	RMB 5 million or $781,000
Payable before July 15, 2021:	RMB 4 million or $625,000
Payable within 30 days of the Company’s successful listing in the United States:	RMB 20 million or $3,125,000
Payable within 15 days of Beijing Guantang’s official delisting from the New Third Board in China:	RMB 100 million or $15,625,000
Payable within 90 days of Beijing Gauntang’s official delisting from the New Third Board in China:	RMB 80 million or $12,500,000

The expected date of Beijing Guantang’s delisting from the New Third Board in China is December 31, 2021. According to the share subscription agreement, Ares Beijing will be registered as the shareholder of Beijing Guantang when the above share subscription payments are fully paid. Upon the payment of first two installments totaled RMB 9 million, Ares Beijing is entitled to use the office premise beneficially owned by Beijing Guantang without rental charge. The office premise is located in the Beijing Guantang Art District with a total floor area of 4,237.95 square metres which is solely for office use of Ares Beijing. The right of use period is from actual handover date of the office premise to May 31, 2064 given the above share subscription payments are payable according to the above payment schedule. During the right of use period, Ares Beijing is allowed to sublease the office premise to other parties with the written consent of Beijing Guantang.

If the share subscription payments are not fully paid by Ares Beijing for any reasons according to the above payment schedule, the share subscription agreement can be terminated by Beijing Guantang and Ares Beijing will no longer be entitled the right for use of the office premise free of charge. The amount of share subscription payment paid by Ares Beijing will be considered as rental payment. The rental for the period from July 15, 2021 to December 31, 2021 is agreed at the rate of RMB 4.6 million per annum and the rental for the years thereafter is agreed at RMB 9.2 million per annum excluding utility and property management fees. The initial lease period is agreed from July 15, 2021 to May 31, 2024 and the lease is renewable upon agreement between two parties on the rental and lease period entered before 6 months on maturity date of the lease.

Ares Beijing paid the share subscription payments of RMB 5 million and 4 million to Beijing Guantang in July and September 2021, respectively, and Ares Beijing has been using the office premise since July 2021.

On October 8, 2021 Beijing Guantang was officially delisted from the New Third Board in China. In accordance to the above payment schedule the Company should have paid RMB100 million or $15.625 million on or before October 23, 2021 and a further RMB80 million or $12.5 million was to be paid on or before January 6, 2022; however, both payments were not made by the Company.

On April 24, 2022, Ares Beijing and Beijing Guantang entered into an extension agreement for the share subscription agreement to have the remaining amount of subscription payments of RMB 200 million to be due and payable on or before September 30, 2022. Ares Beijing is entitled to the agreed 20% equity interest in Beijing Guantang if the above subscription payments are fully paid on or before September 30, 2022. This 20% equity interest shall be adjusted proportionately downward for any share subscription capital received from other investors prior to Ares Beijing paying the remaining subscription payments.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 5 — DEPOSITS FOR INVESTMENT (cont.)

If the share subscription payments are still not fully paid by Ares Beijing for any reasons on or before September 30, 2022, the share subscription agreement will be immediately terminated by Beijing Guantang and Ares Beijing will no longer be entitled the right for use of the office premise free of charge. The amount of share subscription payments paid by Ares Beijing will be treated as rental payments for the lease period commencing from July 15, 2021 at the agreed rental as disclosed above.

As the share subscription payments were not subsequently paid out by September 30, 2022, the amount of share subscription payments paid by Giga Beijing were therefore treated as rental payments which was net settled by the lease liabilities for the lease period commencing from July 15, 2021.

NOTE 6 — REVENUE

Revenue consists of the following:

	Year ended December 31, 2022		Year ended December 31, 2021
Vehicle accessories	$		$100,925
Carbon neutrality consulting services		28,072	—
		28,072	100,925

NOTE 7 — RELATED PARTY TRANSACTIONS

Amounts due to related parties

During the year ended December 31, 2022 and December 31, 2021, under a series of loan agreements signed between the ultimate holding company of the Company and SSSIG, the Company had a total loan to its ultimate holding company, which amounted to $9,371,043 and $9,588,236 as at December 31, 2022 and 2021, respectively. These loans are non-interest bearing, non-secured and are payable on demand.

In addition, under a loan agreement signed between the ultimate holding company of the Company and its ultimate beneficial shareholder Ms. Lan Yang, the Company had a total loan to its ultimate holding company, which amounted $3,390,097 and $3,717,478 as at December 31, 2022 and 2021, respectively. This loan is non-interest bearing, non-secured and is payable on demand.

As at December 31, 2022 and December 31, 2021 the total amount of the loan outstanding from these loans amounts to $12,761,140 and $13,305,714 respectively.

NOTE 8 — CAPITAL STRUCTURE

Common Stock

The par value of the Company’s common stock is $0.01 per share and the authorized shares is 5,000 shares. As at the balance sheet date on December 31, 2022 and December 31, 2021, the Company had 5,000 common stocks issued and outstanding.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 9 — RISKS AND UNCERTAINTIES

Impact of COVID-19 Outbreak

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While the closures and limitations on movement, domestically and internationally, are expected to be temporary, if the outbreak continues on its current trajectory the duration of the supply chain disruption could reduce the availability, or result in delays, of materials or supplies to and from the Company, which in turn could materially interrupt the Company’s business operations. Given the speed and frequency of the continuously evolving developments with respect to this pandemic, the Company cannot reasonably estimate the magnitude of the impact to its results of operations.

NOTE 10 — BUSINESS COMBINATIONS

Acquisition of China Railway Intermodal (Shanxi) Intelligent Technology Co. Ltd.

On December 14, 2022, the Company completed the acquisition of 51% equity interest in China Railway Intermodal (Shanxi) Intelligent Technology Co. Ltd. at nominal consideration. This company has not yet commenced business and no assets nor liabilities have been acquired or assumed as at date of acquisition.

Acquisition of Red Rock Global Capital Ltd.

On December 20, 2022, the Company completed the acquisition of 100% equity interest in Red Rock Global Capital Ltd. at nominal considerations. This company has not yet commenced business and no assets nor liabilities have been acquired or assumed as at date of acquisition.

NOTE 11 — DISPOSAL OF SUBSIDIARIES

In August 2022, the Company reorganized its operations and disposed of its subsidiaries Giga Fujian, Hainan Weixiang and Giga Beike at nominal considerations.

The following table summarize the amounts of the assets and liabilities disposed on the date of disposal.

Assets
Property and equipment	$18,197
Intangible assets	4,074
Inventories	459,055
Cash	340,397
Prepaid expenses and other current assets	222,361
Accounts payable	(5,764)
Other payables and accrued expenses	(1,038,320)
Net assets disposed	—

Purchase consideration received	—

Net cash disposed from these disposal transactions amounted to $340,397 and no gain or disposal was arising from these transactions.

POWERMERS SMART INDUSTRIES, INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(In U.S. Dollars, except share data or otherwise stated)

NOTE 12 — SUBSEQUENT EVENTS

Except as disclosed below, there is no other matter or circumstance arisen since December 31, 2022, which has significantly affected the operations of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.

(i)     Incorporation of subsidiaries

Subsequent to the balance sheet date, the Company incorporated two subsidiaries in the People’s Republic of China. A wholly owned subsidiary named Beijing Seven Stars Giga Technology Co. Ltd., was incorporated in March 2023 and another subsidiary with 80% equity interest, named Beijing GCN Carbon Energy Technology Services Co. Ltd. was incorporated in April 2023. As at the date of this report, these subsidiaries have not commenced any business activities.

(ii)    Acquisition of subsidiaries

In March 2023, the Company acquired 100% equity interest in Fujian GCN IoT Ltd. and its wholly owned subsidiary, Fujian Oxylus Hailianxing Network Group Co. Ltd., which are engaged in the business of Internet of Things (IoT) on logistics and distribution of various metal and energy products.

(iii)   Change of shareholder

In May 2023, Giga Smart Industries Limited, the shareholder of the Company who had 75% equity shares of the Company entered into a share purchase agreement with Global Carbon Neutrality Inc., pursuant to which Giga Smart Industries Limited will transfer all the equity shares to Global Carbon Neutrality Inc.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

OCA ACQUISITION CORP.,

POWR MERGER SUB, LLC,

and

POWERMERS SMART INDUSTRIES, INC.

dated as of

December 21, 2023

Annex A-i

Annex A-ii

Annex A-iii

Exhibits and Schedules

Exhibit A	—	Note Purchase Agreement
Exhibit B	—	Sponsor Support Agreement
Exhibit C	—	Company Stockholders Support Agreement
Exhibit D	—	Insider Subscription Agreements
Exhibit E	—	Pro Forma Capitalization

Schedule 1.01(a)	—	Liens
Schedule 1.01(b)	—	Permitted Payments
Schedule 1.04(a)	—	Knowledge of the Company Parties
Schedule 1.04(b)	—	Knowledge of the Acquirer
Schedule 4.02	—	Subsidiaries
Schedule 4.04	—	No Conflict
Schedule 4.05	—	Governmental Authorities
Schedule 4.06(a)	—	Authorized Capital Stock of Company
Schedule 4.06(c)	—	Equity Securities of the Company
Schedule 4.07(c)	—	Equity Securities in any Person
Schedule 4.08	—	Financial Statements
Schedule 4.09	—	Absence of Certain Changes
Schedule 4.11	—	Litigation and Proceedings
Schedule 4.13(a)	—	Contracts
Schedule 4.14	—	Company Benefit Plan
Schedule 4.17	—	Insurance Policies
Schedule 4.18(a)	—	Real Property
Schedule 4.19(a)	—	Intellectual Property Registrations
Schedule 4.19(b)	—	Exceptions to Intellectual Property Registrations
Schedule 4.21	—	Brokers’ Fees
Schedule 4.22	—	Contracts
Schedule 4.24(a)	—	Top Customers
Schedule 4.24(b)	—	Top Suppliers
Schedule 4.25(a)	—	Acquisitions and Acquisition Contracts
Schedule 4.25(b)	—	Earnouts
Schedule 4.28	—	Restrictions on Business Activities
Schedule 5.02	—	Subsidiaries
Schedule 5.03(b)	—	Acquiror Stockholder Matters
Schedule 5.07	—	Governmental Authorities
Schedule 5.11	—	Brokers’ Fees
Schedule 5.13(c)	—	Other Transaction Agreements
Schedule 5.13(d)	—	No Liabilities
Schedule 5.16	—	Contracts
Schedule 5.17(a)	—	Equity Securities Outstanding
Schedule 5.17(a)(i)	—	Issued and Outstanding Acquiror Equity Securities & Warrants
Schedule 5.17(a)(ii)	—	Acquiror Preferred Stock
Schedule 5.22	—	Restrictions on Business Activities
Schedule 6.01	—	Conduct of Business
Schedule 6.01(q)	—	Company’s Annual Capital Expenditures
Schedule 6.07	—	Repayment of Employee Loans
Schedule 7.01	—	Conduct of Acquiror During the Interim Period
Schedule 8.01(a)	—	Competition Authorities — Jurisdictions
Schedule 8.06	—	Post-Closing Directors and Officers
Schedule 9.02(f)	—	Assignment and Transfer of Material Contracts to PRC Subsidiaries
Schedule 9.02(h)	—	Consummation of Acquisitions
Schedule 9.02(i)	—	Legal Title to Real Property
Schedule 10.01(c)	—	Governmental Authorities

Annex A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 21, 2023, by and among OCA Acquisition Corp., a Delaware corporation (“Acquiror”), Powermers Smart Industries, Inc., a Delaware corporation (the “Company”), and POWR Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub” and together with the Company, the “Company Parties” and each of the Company and Merger Sub a “Company Party”). Acquiror, Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Acquiror is a blank check company incorporated in Delaware and formed to acquire one or more operating businesses through a Business Combination (as defined below);

WHEREAS, the Company owns 100% of the issued and outstanding limited liability company interests of Merger Sub;

WHEREAS, prior to the Closing Date, the Company shall have taken all necessary corporate action to effectuate a restructuring (“Company Restructuring”) of its outstanding Company Common Stock (as defined below) to reflect the ownership set forth on Schedule 4.06 and thereafter to effectuate a stock split, such that on the Closing Date and prior to the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will convert into a number of newly issued shares of Company Common Stock as determined in accordance with Schedule A (the “Stock Split”);

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), on the Closing Date, immediately following the consummation of the Stock Split, Merger Sub will merge with and into Acquiror (the “Merger”), with Acquiror being the surviving corporation of the Merger (Acquiror, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Acquisition Entity”) and each share of Acquiror Common Stock shall convert into one share of Company Common Stock;

WHEREAS, for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows the U.S. federal income tax treatment), each of the Parties intends that (A) the Stock Split will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Acquiror and the Company, as applicable, are parties under Section 368(b) of the Code, and that this Agreement be, and hereby is, adopted as a separate “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations for the Stock Split, and (B) the Merger, together with the Stock Split and the Note Conversion, be treated as an exchange described in Section 351(a) of the Code;

WHEREAS, the board of directors of Acquiror has unanimously (i) determined that it is in the best interests of Acquiror and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and the Transactions (as defined below), including the Merger, in accordance with the DGCL, on the terms and subject to the conditions of this Agreement, (iii) determined that the fair market value of the Company is equal to at least 80% of the balance in the Trust Account (as defined below) not including deferred underwriting discounts and commissions, and (iv) adopted a resolution recommending to its stockholders the approval of the Acquiror Stockholder Matters (as defined below) (the “Acquiror Board Recommendation”);

WHEREAS, the Company, as the sole member of Merger Sub, has approved this Agreement and the Transactions, including the Merger;

WHEREAS, the board of directors of the Company has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved this Agreement and the Transactions, including the Merger, in accordance with the DGCL and the DLLCA, on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending this Agreement and the Transactions, including the Merger, be adopted and approved by the stockholders of the Company (the “Company Stockholders”);

Annex A-1

WHEREAS, concurrently with the execution and delivery of this Agreement, Sponsor (as defined below), certain Affiliates of the Sponsor (the “Sponsor Affiliate Investors”) and the Company have executed and delivered the Note Purchase Agreement attached hereto as Exhibit A (the “Note Purchase Agreement”), which provides, among other things, that the Sponsor and the Sponsor Affiliate Investors shall make an investment in the aggregate amount of $8,000,000 (the “Convertible Note Investment”), with $3,000,000 funded on the date hereof and $5,000,000 funded within 10 business days of the receipt of initial comments from the SEC related to the filing of the Registration Statement, into the Company pursuant to convertible promissory notes (the “Convertible Notes”), and pursuant to the terms and conditions thereof, the Convertible Notes, to the extent outstanding as of immediately prior to the Effective Time, shall convert into shares of Company Common Stock after the consummation of the Stock Split and immediately prior to the Effective Time (the “Note Conversion”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor Affiliate Investors and Acquiror have executed and delivered the subscription agreements, substantially in the form attached hereto as Exhibit D (the “Insider Subscription Agreements”), pursuant to which, among other things, the Sponsor and the Sponsor Affiliate Investors agree to subscribe for and accept, and the Acquiror is agreeing to issue in the aggregate to the Sponsor and the Sponsor Affiliate Investors, on the Closing Date (immediately prior to the Effective Time), 200,000 shares of Acquiror Class A Common Stock in exchange for a subscription price of $10.00 per share of Acquiror Class A Common Stock, for an aggregate investment amount of $2,000,000 (the “Insider PIPE Investment” and, together with the Convertible Note Investment, the “Investment”), on the terms and subject to the conditions set forth in the Insider Subscription Agreements;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor, the Sponsor Affiliate Investors, the Acquiror and the Company have executed and delivered the Sponsor Support Agreement attached hereto as Exhibit B (the “Sponsor Support Agreement”), which provides, among other things, that (i) the Sponsor and the Sponsor Affiliate Investors shall vote all the shares of Acquiror Common Stock beneficially owned by them in favor of the Acquiror Stockholder Matters and the Extension Proposal (as defined below), (ii) effective as of immediately prior to the Effective Time, the Sponsor shall forfeit and surrender to Acquiror for cancellation all but 4,500,000 of the Acquiror Warrants then held by it (exclusive of any Acquiror Warrants purchased by the Sponsor in the open market and warrants described in the immediately following clause (iii)), (iii) effective as of immediately prior to the Effective Time, the Sponsor shall convert all outstanding loans made to Acquiror into warrants to purchase Acquiror Class A Common Stock; (iv) the Sponsor shall be responsible for any necessary capital contributions, stockholder inducements or other incentives necessary to effectuate the Extension Proposal, and (v) the Sponsor shall use its best efforts to facilitate the PIPE Investment (as defined below);

WHEREAS, concurrently with the execution and delivery of this Agreement, certain of the Company Stockholders, Acquiror and the Company have executed and delivered the Company Stockholder Support Agreement attached hereto as Exhibit C (the “Company Stockholders Support Agreement”), providing that, among other things, such Company Stockholders will vote their shares of Company Common Stock in favor of this Agreement, the Merger and the other Transactions contemplated by this Agreement;

WHEREAS, in connection with the consummation of the Merger, the Company, certain of the Company Stockholders, Sponsor, the Sponsor Affiliate Investors and certain other Persons shall enter into a registration rights agreement substantially in the form to be agreed by the Parties (the “Registration Rights Agreement”), pursuant to which, among other things, the Company Stockholders, Sponsor, the Sponsor Affiliate Investors and certain other Persons will be granted certain registration rights with respect to their respective shares of Company Common Stock; and

WHEREAS, in connection with the consummation of the Merger, Acquiror, Sponsor, certain of the Company Stockholders and certain other Persons will enter into a lockup agreement in the form to be agreed by the Parties (the “Lockup Agreement”).

Annex A-2

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I
Certain Definitions

Section 1.01 Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Acquiror Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Common Stock” means the Acquiror Class A Common Stock and the Acquiror Class B Common Stock.

“Acquiror Material Adverse Effect” means any change, event, occurrence, effect or circumstance that, individually or in the aggregate, would or would reasonably be expected to (i) prevent, materially delay or materially impede the performance by Acquiror of its obligations under this Agreement or the other Transaction Agreements or the consummation of the transactions contemplated hereby or thereby, or (ii) otherwise have a material adverse effect on the Transactions or on the Company and its Subsidiaries, taken as a whole, after the Closing; provided, however, that none of the the matters (or the effects of any of them) described in clauses (a) through (j) of the definition of Company Material Adverse Effect (which shall apply as to Acquiror, mutatis mutandis), alone or in combination, shall be deemed to constitute, or be taken into account in determining whether there has been or will be, an Acquiror Material Adverse Effect with respect to clause (ii) above, except, in the case of clauses (a), (b), (c), (g) or (h) thereof, if any such change, event or effect has a disproportionate and adverse effect on Acquiror relative to other similarly situated blank check companies.

“Acquiror Organizational Documents” means Acquiror’s Certificate of Incorporation and bylaws, each as amended.

“Acquiror Stockholder Matters” means (i) the adoption and approval of this Agreement and the Transactions, including the Merger, (ii) the approval of the issuance of the Acquiror Class A Common Stock in connection with the Insider PIPE Investment (and, if applicable, the PIPE Investment) as required by Nasdaq listing requirements; (iii) the adoption and approval of each other proposal that the SEC or the applicable Stock Exchange (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement and Proxy Statement or in correspondence related thereto; (iv) the adoption and approval of each other proposal reasonably agreed to by Acquiror and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Transaction Agreements, and (v) the adoption and approval of a proposal for the adjournment of the Special Meeting if additional time is necessary to consummate the Transactions for any reason, including, for avoidance of doubt, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing, or to allow reasonable time for the board of directors of Acquiror to accept reversals of elections to redeem shares of Acquiror Class A Common Stock by the Acquiror Stockholders (as defined below), provided that a Special Meeting is reconvened as promptly as practical thereafter.

“Acquiror Stockholder Redemption” means the redemption of Acquiror Class A Common Stock in accordance with the terms of the Acquiror Organizational Documents.

“Acquiror Transaction Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to the Company pursuant to the terms of this Agreement or any other Transaction Document) by, Acquiror and/or Sponsor in connection with the negotiation, preparation or execution of this Agreement or any other Transaction Document, the performance of its covenants or agreements in this Agreement or any other Transaction Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, placement agents or other agents or service providers of Acquiror and/or Sponsor, (b) 100% of any filing fees related to the Registration Statement and Proxy Statement, and any fees relating to any filings under Competition Laws (including HSR) or Investment Screening Laws, (c) 100% of any filing fees, legal fees and disbursements, accountings fees, and other costs, and expenses related to the Extension Proxy Statement and (d) any other fees, expenses, commissions or other amounts that are expressly allocated to Acquiror pursuant to this Agreement or any other Transaction Document. Notwithstanding the foregoing or anything to the contrary herein, Acquiror Transaction Expenses shall not include any Company Transaction Expenses.

Annex A-3

“Acquiror Warrant” means each warrant to purchase one share of Acquiror Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement.

“Action” means any action, suit, complaint, demand, claim, charge, citation, notice of violation, audit, arbitration or other legal, judicial, regulatory or administrative proceeding (whether at law or in equity) by or before any Governmental Authority. References to “Action” shall include any inquiry or investigation.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided that, in no event shall the Company or any of its Subsidiaries be considered an Affiliate of any Portfolio Company of any Company Stockholder (other than the Company and its Subsidiaries) nor of any investment fund of any Company Stockholder nor shall any such portfolio company (other than the Company and its Subsidiaries) of any such investment fund be considered an Affiliate of the Company or any of its Subsidiaries.

“Affiliate Agreement” means any Contract between the Company or any of its Subsidiaries, on the one hand, and any Affiliate, present or former stockholder of the Company, officer or director of the Company or its Subsidiaries, on the other hand, except in each case, for (i) Contracts for employment or fringe benefits or otherwise for compensation paid to directors, officers, employees and consultants consistent with previously established policies, (ii) Contracts for reimbursement of expenses incurred by directors, officers, employees and consultants in connection with their employment or service, (iii) Company Benefit Plans and Contracts entered into pursuant to Company Benefit Plans, and (iv) Contracts with Portfolio Companies, including, in each case, any Contract disclosed, or that should have been disclosed, on Schedule 4.22.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, and any other applicable U.S. and non-U.S. Laws relating to the prevention of corruption or bribery, and (b) the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act (Pub. L. No. 107-56), and the Bank Secrecy Act (31 U.S.C. §§ 5311-5332), the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, and any other applicable U.S. and non-U.S. Laws related to terrorist financing or money laundering, including financial recordkeeping and reporting requirements mandated by such Laws.

“BIS” means the U.S. Department of Commerce’s Bureau of Industry and Security.

“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136, as well as any related sections of such statute, and any regulations promulgated thereunder or requirements of the United States Small Business Administration, the United States Department of Treasury or the Federal Reserve with respect to such act, in each case as any may be further amended, and the related Paycheck Protection Program and Healthcare Enhancement Act of 2020 and Paycheck Protection Program Flexibility Act of 2020.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Acquiror, as in effect on the date hereof.

“Closing Per Share Stock Consideration” means one share of Company Common Stock.

“Code” means the Internal Revenue Code of 1986.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Material Adverse Effect” means any change, event, occurrence, effect or circumstance whether known or unknown as of the date hereof, that, individually or in the aggregate, (i) would prevent, delay, impair or materially impede the ability of the Company to consummate the Merger or (ii) would or reasonably would be expected to have a materially adverse effect on the business, financial condition or results of operations of Company and its Subsidiaries

Annex A-4

(taken as a whole); provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect” on or in respect of the Company and its Subsidiaries under clause (ii) of this definition: (a) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof after the date of this Agreement; (b) any change in interest rates or economic, political, business or financial market conditions generally (including any changes in credit, financial, commodities, securities or banking markets); (c) any change affecting any of the industries in which the Company and its Subsidiaries operate or the economy as a whole; (d) any epidemic, pandemic or disease outbreak, or any Law, directive, guidelines or recommendations issued by a Governmental Authority, the Centers for Disease Control and Prevention or the World Health Organization providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak; (e) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, including losses or threatened losses of customers, suppliers, vendors, distributors or others having relationships with the Company and its Subsidiaries resulting therefrom; (f) any action taken or not taken at the written request of Acquiror; (g) any weather conditions, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event; (h) any acts of terrorism, sabotage, war, riot, the outbreak or escalation of hostilities, or change in geopolitical conditions; (i) any failure of the Company or its Subsidiaries to meet, with respect to any period or periods, any internal or industry analyst projections, forecasts, estimates or business plans (provided, however, that this clause (i) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (j) any action taken by Acquiror, the Sponsor or any of their respective Affiliates; or (k) any matter to which Acquiror has consented in writing; except, in the case of clauses (a), (b), (c), (g) or (h) above, if any such change, event or effect has a disproportionate and adverse effect on the Company and its Subsidiaries relative to other similarly situated businesses in the industries in which the Company and its Subsidiaries operate; provided that in determining whether a Company Material Adverse Effect has occurred or would occur, any rights to proceeds from insurance or other third party contribution or indemnification in respect of the event giving rise thereto available to the Company or its Subsidiaries shall be taken into account to the extent that such proceeds have been actually paid, or, with respect to insurance, the carrier has acknowledged that such event gives rise to a covered claim, to the Company or its Subsidiaries.

“Company Organizational Documents” means the Company’s certificate of incorporation and bylaws, each as amended, and each of its respective Subsidiaries’ certificate of formation or certificate of incorporation and bylaws or limited liability company agreement, or other organizational documents (including, for the avoidance of doubt, Merger Sub’s certificate of formation and limited liability company agreement), as applicable.

“Company Stockholder Approval” means the approval of the Merger by the Company as the sole stockholder of Merger Sub, pursuant to the Company Organizational Documents and Section 251 of the DGCL, and the adoption and approval of this Agreement and the Transactions by the written consent of the Company Stockholders, pursuant to the Company Organizational Documents.

“Company Transaction Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to Acquiror pursuant to the terms of this Agreement or any other Transaction Document) by, the Company Group in connection with the negotiation, preparation or execution of this Agreement or any other Transaction Document, the performance of its covenants or agreements in this Agreement or any other Transaction Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, placement agents or other agents or service providers of the Company Group, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company Group pursuant to this Agreement or any other Transaction Document. Notwithstanding the foregoing or anything to the contrary herein, Company Transaction Expenses shall not include any Acquiror Transaction Expenses.

“Competition Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable, the Directorate General for Competition of the European Commission, and any other Governmental Authority that enforces Competition Laws in the jurisdictions set forth on Schedule 8.01(a).

Annex A-5

“Competition Laws” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, abuse of dominance or restraint of trade or lessening competition through merger or acquisition, including all antitrust, competition, merger control and unfair competition Laws.

“Confidentiality Agreement” means the confidentiality agreement, dated as of August 11, 2023, by and between the Company and Acquiror (as amended, modified or supplemented from time to time).

“Consent” means any approval, consent, clearance, waiver, exemption, waiting period expiration or termination, Governmental Order or other authorization issued by or obtained from any Governmental Authority.

“Contracts” means any contract, agreement, license, sublicense, subcontract, lease, sublease, purchase order, note, indenture, mortgage, warrant, loan, instrument, obligation or other commitment, in each case, that is legally binding on the Person in question (including all amendment, supplements and modifications thereto).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any Governmental Authority (including the Centers for Disease Control and Prevention, the World Health Organization or an industry group) in relation to, arising out of, in connection with or in response to an epidemic, pandemic or disease outbreak (including COVID-19), or any change in such Law, directive, guideline, recommendation or interpretation thereof.

“Data Protection Laws” means all applicable Laws pertaining to Processing of Personal Data, data protection, data privacy, data security, data breach notification, data localization or data transfers.

“Data Protection Requirements” means (i) Data Protection Laws and (ii) to the extent relating to the Processing of Personal Data, data protection, data security, data breach notification, data localization, or data transfers, (a) the Company’s or its Subsidiaries’ policies and notices, (b) industry standards to which the Company purports to be bound (including the Payment Card Industry Data Security Standard) and (c) Contracts to which the Company or any of its Subsidiaries are bound.

“Divested PRC Entities” means Shanghai Ares Hydrogen Energy Technology Co., Ltd. (上海翼龙集兆嘉能源有限公司), Shanghai Chixinhang Motors Co Ltd. (上海阿雷斯智行汽车有限公司), Hangzhou Ares Hydrogen Energy Technology Co., Ltd.(杭州阿雷斯氢能科技有限公司), Fujian Giga Hydrogen Energy Technology Co. Ltd., (福建集兆嘉氢能科技有限公司), Hainan Weixiang Hydrogen Energy Co., Limited (海南威享氢能科技有限公司) and Beijing Giga Beike New Energy Technology Co. Ltd. (北京集兆嘉北科新能源科技有限公司), which had been disposed of by the Company in 2022.

“DPA” means the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and its implementing regulations located at 31 C.F.R. Parts 800, 802.

“EAR” has the meaning specified in the definition of Trade Control Laws.

“Environmental Laws” means any and all Laws relating to pollution, protection of the environment (including endangered or threatened species or cultural, biological, archaeological or natural resources) or worker or public health and safety (solely to the extent related to exposure to Hazardous Materials), including those related to the manufacture, generation, use, storage, distribution, transport, importing, labeling, handling, Release, or cleanup of, or exposure of any Person to, Hazardous Materials.

“Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, such Person, (ii) bonds, debentures, notes or other Indebtedness having the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) on any matters on which stockholders of such Person, in their capacity as such, would have the right to vote (“Voting Debt”), (iii) any securities of such Person convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (iv) any warrants, calls, subscriptions, options or other rights (including preemptive rights) to subscribe for, purchase or acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock, Voting Debt or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable

Annex A-6

for shares of capital or capital stock, Voting Debt or other voting securities of, or other ownership interests in, such Person, or (v) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities, profit participation, equity-based awards, or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, such Person or any business, products or assets of such Person.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated), that, together with the Company or any of their respective Subsidiaries, is (or at the relevant time has been or would be) considered under common control, or treated as a single employer, under or within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension Stockholders’ Meeting” means a special meeting of the stockholders of the Acquiror in accordance with the Acquiror Organizational Documents and the DGCL for the purpose of voting to approve the Extension Proposal.

“Fraud” means with respect to a Party, actual common law fraud with respect to the making of the express representations and warranties by such Party in Article IV or Article V, as applicable; provided, however, that such fraud of a Party shall only be deemed to exist if such Party had actual knowledge (and not imputed or constructive knowledge) at the time of making the applicable representations or warranties of a material misrepresentation with respect to the representations and warranties made by such Party in Article IV or Article V, as applicable, as qualified by the Schedules, and such material misrepresentation was made with the actual intention of deceiving another Party who is relying on such representation or warranty.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Government Official” means any officer or employee of a Governmental Authority, state-owned entity or public organization, or any person acting in an official capacity for or on behalf of any such Governmental Authority, state-owned entity or public organization.

“Governmental Authority” means any United States or foreign federal, national, state, provincial, municipal or local government or subdivision thereof, any authority, regulatory or administrative agency, commission, department, board, bureau or instrumentality thereof, any quasi-governmental authority, or any court, arbitral body (public or private) or tribunal of competent jurisdiction.

“Governmental Order” means any order, judgment, verdict, subpoena, injunction, decree, writ, ruling, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined, including as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning), under, or for which standards of conduct or liability may be imposed pursuant to, Environmental Laws, including petroleum or any fraction or byproduct thereof, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, per- and polyfluoroalkyl substances, flammable or explosive substances, or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person as of any time, and including any accrued and unpaid interest, other payment obligations (including prepayment and redemption premiums or penalties (if any), breakage costs, fees and other costs and expenses associated with repayment), and accrued and unpaid commitment fees thereon, the following obligations (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (including debt-like instruments) or debt securities, the payment of which such Person is responsible or liable for, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred and unpaid purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such earn-out obligation becomes a liability on the balance sheet

Annex A-7

of such Person in accordance with GAAP and has not been paid more than 60 days after being due and payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by such Person of Indebtedness of others (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and (g) all obligations in respect of leases that would be required to be capitalized in accordance with GAAP (expressly excluding the application of ASC 842).

“Intellectual Property” means all: (i) issued patents, patent applications (including divisionals, continuations, continuations-in-part, extensions, reexaminations and reissues thereof), and intellectual property rights in inventions (whether or not patentable or reduced to practice), (ii) trademarks, service marks, trade names, trade dress, slogans, and other indicia of origin, all goodwill associated with the foregoing, and all registrations, applications and renewals in connection therewith, (iii) copyrights, any other intellectual property rights in works of authorship, and all registrations applications, and renewals in connection therewith, (iv) internet domain names and social media handles, (v) rights in Software, computer applications, source code and object code, (vi) trade secrets and other rights in know-how, technologies, databases, processes, techniques, protocols, methods, formulae, algorithms, layouts, designs, specifications and confidential information and (vii) all other intellectual property rights of any kind or nature arising anywhere in the world.

“Intellectual Property Registrations” means all Intellectual Property that is issued by or registered or applied-for with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain name registrations, copyright registrations, issued and reissued patents, and pending applications for any of the foregoing, in each case, that is included in Owned Intellectual Property.

“Investment Screening Laws” means any applicable U.S. or foreign Laws intended to screen, prohibit or regulate foreign investments on public interest or national security grounds, including the DPA.

“IT Systems” means all software, computer and information technology systems, servers, networks, databases, computer hardware and equipment, information, records, communications equipment, telecommunications equipment, interfaces, platforms, and peripherals that are owned, used or controlled by or for the business of the Company or any of its Subsidiaries.

“ITAR” has the meaning specified in the definition of “Trade Control Laws.”

“Law” means any statute, act, code, law (including common law), ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Letters of Credit” means any obligation for the reimbursement of an obligor of any letter of credit, banker’s acceptance or similar Contract.

“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, encumbrance, charge, security interest, easement, condition, covenant, restriction, conditional sale or other title retention agreement, preemptive right, collateral assignment, option, right of first refusal, right of first offer, license, or other lien of any kind, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease, finance lease or title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing (other than, in the case of a security, any restriction on transfer of such security arising under securities Laws).

“NASDAQ” means the Nasdaq Stock Exchange.

“OFAC” has the meaning specified in the definition of Sanctions Laws.

“Open Source Software” means any (a) Software licensed or distributed as free software, open source software, or under similar licensing or distribution models (including under any Software licensed under a license approved by the Open Source Initiative at www.opensource.org), or (b) Software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), Copyleft Software, Common Public License, the Artistic License (e.g., PERL), BSD, MIT, the Mozilla Public License, the Netscape Public License, the Sun Community Source License (SCSL), Affero General Public License (AGPL), the Sun Industry Source License (SISL), or the Apache Software License.

Annex A-8

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or its Subsidiaries, whether solely or jointly with others.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means all permits, licenses, franchises, approvals, consents, authorizations, registrations, certificates, variances, approvals and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions or that may thereafter be paid without penalty to the extent appropriate reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales Contracts (to the extent not concerning real property) and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, (iv) easements, covenants, rights of way and similar restrictions that (A) are matters of record, and (B) do not materially interfere with the present uses, occupancy, or value of such real property affected thereby, (v) non-exclusive licenses of Intellectual Property granted to customers entered into in the ordinary course of business consistent with past practices, (vi) Liens securing credit facilities existing as of the date of this Agreement or established in accordance with this Agreement, (vii) Liens that secure obligations that are reflected as liabilities on the Most Recent Balance Sheet, (viii) Real Property Leases and leases of equipment or other personal property in the ordinary course of business consistent with past practices, (ix) Liens described on Schedule 1.01(a), and (x) Liens that do not materially impair the value or the continued use and operation of the personal property to which they relate.

“Permitted Payments” means each of the following: (a) any payment or transfer expressly required to be made pursuant to this Agreement, (b) any payment or transfer referred to in Schedule 1.01(b), (c) any payment or transfer with the prior written consent of Acquiror, (d) other than payments, transfers to or other transactions with any Stockholder Related Party, any payment to, transfer to or other transaction with, on arm’s length terms to a bona fide third party customer, supplier or vendor of the Company in the ordinary course of business consistent with applicable past practice, provided that, notwithstanding anything herein or otherwise to the contrary, (i) for purposes of this clause (d), the term “Stockholder Related Party” shall not include any Portfolio Companies, and (ii) for the avoidance of doubt, any such payments or transfers to any Portfolio Companies shall be considered, and be, Permitted Payments for all purposes hereunder (e) any payments (including in respect of interest, expense reimbursement, indemnities or otherwise) under the Contracts governing the Company’s or any of its Subsidiaries’ credit facilities existing as of the date of this Agreement (whether paid directly to the counterparties to such Contracts or indirectly through any Stockholder Related Party), (f) payment of any indemnification or insurance to (including payment of any insurance premiums on behalf of) any directors or officers of the Company or its Subsidiaries pursuant to the Company Organizational Documents or Contracts in effect as of the date hereof that have been disclosed to Acquiror and the reimbursement of any out-of-pocket expenses incurred by any directors and officers consistent with past practice, (g) any payment by the Company or its Subsidiaries in respect of salary or other ordinary course compensation, reimbursement or advancement of reasonable expenses, or other benefits due to an individual in his or her capacity as an employee or Service Provider of the Company or its Subsidiaries, in the ordinary course of business consistent with past practice and (h) any payments between the Company and any of its wholly-owned Subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Personal Data” means any data or information (i) relating to an identified natural person (or information that, in combination with other information, could reasonably allow the identification of a natural person), including demographic, health, behavioral, biometric, financial, nonpublic, and geolocation information, IP addresses, employee information, and any other information defined as “personal data,” “personal information,” “personally identifiable information,” or any similar term under applicable Law or (ii) that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual, household, or device.

Annex A-9

“Portfolio Company” means any “portfolio company” (as such terms is customarily used in the private equity industry) of any investment fund, investment vehicle or similar entity affiliated with, advised or managed by any Company Stockholder or any of their Affiliates.

“PRC” or “China” means the People’s Republic of China, which, for purposes of this Agreement, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Process” means, with respect to any data, information, or IT System, any operation or set of operations performed thereon, including access, collection, use, storage, maintenance, processing, recording, distribution, transfer, protection, modification, destruction, retrieval, disposal, sharing, or disclosure.

“Real Property” means, collectively, the Leased Real Property and Owned Real Property.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, abandonment, disposing or other release into, on, under or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Required Acquiror Stockholder Approval” means the approval of the Acquiror Stockholder Matters by the affirmative vote of the holders of the requisite number of shares of Acquiror Common Stock entitled to vote thereon, whether in person or by proxy at a Special Meeting (or any adjournment thereof), in accordance with the Acquiror Organizational Documents and applicable Law.

“Sanctioned Country” means any country or territory or government thereof that is the subject or target of Sanctions Laws or a comprehensive embargo under Trade Control Laws (currently, Cuba, Iran, North Korea, Syria, Venezuela and the Crimea region of Ukraine and the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means any Person that is (or was at the relevant time) (i) the subject or target of Sanctions Laws or Trade Control Laws, (ii) listed on any restricted or prohibited party list under Sanctions Laws or Trade Control Laws, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, OFAC’s Non-SDN Communist Chinese Military Companies List, BIS’ Entity List, BIS’ Denied Persons List, BIS’ Unverified List, the UN Security Council Consolidated List, UK Consolidated Financial Sanctions List, and the EU Consolidated List; (iii) incorporated, organized, located, or resident in, or a national of, a Sanctioned Country; or (iv) in the aggregate, 50 percent or greater owned, directly or indirectly, or controlled by Person(s) described under clauses (i), (ii) or (iii).

“Sanctions Laws” means all U.S. and applicable non-U.S. economic or trade sanctions Laws, including those administered or enforced by the United States (including by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the United Kingdom, the European Union and each of its Member States, Canada, Singapore, and Japan.

“Schedules” means the disclosure schedules of the Company and its Subsidiaries or Acquiror, as applicable.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign Governmental Authority and the rules and regulations promulgated thereunder.

“Service Provider” means any bona fide third-party service provider other than any Stockholder Related Party.

“Software” means all computer software (in object code or source code format), data and collections of data, and all information and manuals related to any of the foregoing.

“Sponsor” means OCA Acquisition Holdings, LLC, a Delaware limited liability company.

Annex A-10

“Stock Exchange” means the New York Stock Exchange, New York Stock Exchange American, Nasdaq or any other national securities exchange.

“Stockholder Related Party” means the Company Stockholders and any Affiliate of any Company Stockholder, in each case other than the Company or its Subsidiaries. Notwithstanding anything herein to the contrary, in no event shall Stockholder Related Parties include (or be considered to include): (i) any limited partners or other direct or indirect investors in any investment fund affiliated with, advised or managed by any Company Stockholder or any of their respective Affiliates, or any of the respective Affiliates of any such limited partners or investors or (ii) any director, officer or employee of the Company or its Subsidiaries that is not otherwise affiliated with a Company Stockholder.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the Equity Securities having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member. For the avoidance of doubt, the Company’s “Subsidiaries” shall include Merger Sub.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, escheat or unclaimed property, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge, in each case imposed by any Governmental Authority, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto (or in lieu thereof) by a Governmental Authority.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Trade Control Laws” means (a) all U.S. and non-U.S. Laws relating to customs or import Laws, export, reexport, transfer and retransfer control and trade Laws, including the Export Administration Regulations (“EAR”), the International Traffic in Arms Regulations (“ITAR”), the customs and import Laws administered by U.S. Customs and Border Protection, the EU Dual Use Regulation, UK Export Control Act 2002, and UK Export Control Order 2008, SI 2008/3231; (b) Laws relating to information technology and communication supply chain (including U.S. Executive Order 13873); and (c) U.S. Antiboycott Laws.

“Transaction Agreements” means this Agreement, the Lockup Agreement, the Sponsor Support Agreement, the Subscription Agreements, the Registration Rights Agreement, the Company Stockholder Support Agreement and the Confidentiality Agreement (as defined above) and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” means the transactions contemplated by this Agreement, including the Stock Split, the Investment, the PIPE Investment and the Merger.

“Treasury Regulations” means the regulations promulgated under the Code.

“Warrant Agreement” means the warrant agreement, dated as of January 14, 2021, by and between Acquiror and the Trustee.

“Willful Breach” means, with respect to a Party, a material breach of a representation, warranty, covenant or agreement set forth in this Agreement, as applicable, that is the consequence of a willful and intentional act or omission by such Party with the actual knowledge such Party that such act or omission would result in such a material breach.

Section 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including

Annex A-11

without limitation,” (vi) the word “or” shall be disjunctive but not exclusive and have the meaning represented by the term “and/or”, and (vii) the phrase “to the extent” means the degree to which a subject matter or other thing extends, and such phrase shall not mean simply “if”.

(b) Unless the context of this Agreement otherwise requires, references to Contracts shall be deemed to include all subsequent amendments and other modifications thereto (subject to any restrictions on amendments or modifications set forth in this Agreement).

(c) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to Laws shall be construed as including all Laws consolidating, amending or replacing the Law.

(d) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(e) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f) The phrases “provided to Acquiror,” “delivered to Acquiror”, “furnished to Acquiror,” “made available to Acquiror” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been made available to Acquiror no later than 5:00 p.m. on the day prior to the date of this Agreement (i) in the virtual “data room” maintained by Ansarada that has been set up by the Company in connection with this Agreement or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form.

(g) References to “$” or “dollar” or “US$” shall be references to Untied States dollars.

(h) all references to “or” shall be construed in the inclusive sense of “and/or.”

Section 1.03 Equitable Adjustments. Without limiting anything contained in this Agreement (including Section 6.01), if, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock or shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split or combination or exchange of shares, then any number or amount contained herein which is based upon the number of shares of Company Common Stock or shares of Acquiror Common Stock, will be appropriately adjusted to provide to the holders of Company Common Stock or the holders of Acquiror Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided that, for the avoidance of doubt, this Section 1.03 shall not be construed to permit Acquiror, the Company or the Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement. For clarity, this Section 1.03 shall not apply to the transactions expressly contemplated by this Agreement, including (a) the issuance of Acquiror Common Stock pursuant to (i) the Insider Subscription Agreements or (ii) the Subscription Agreements or (b) the issuance of Company Common Stock pursuant to (i) the Note Conversion, (ii) the Company Restructuring or (iii) the Stock Split.

Section 1.04 Knowledge. As used herein, (i) the phrase “to the Knowledge of” or “the Knowledge of” the Company shall mean the knowledge of the individuals identified on Schedule 1.04(a) and (ii) the phrase “to the Knowledge” or “the Knowledge of” of Acquiror shall mean the knowledge of the individuals identified on Schedule 1.04(b), in each case, as such individuals would have actually acquired in the exercise of a reasonable inquiry of his, her or their direct reports.

Article II
The Merger

Section 2.01 The Merger.

(a) At the Effective Time (as defined below), on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DGCL, Merger Sub shall be merged with and into Acquiror, following which the separate corporate existence of Merger Sub shall cease and Acquiror shall continue as the Surviving Acquisition Entity after the Merger and as a direct, wholly-owned subsidiary of the Company.

Annex A-12

Section 2.02 Effective Time of Merger. On the terms and subject to the conditions set forth herein, at the Closing, immediately following the consummation of the Stock Split, the Acquiror and Merger Sub shall cause the Merger to be consummated by filing a certificate of merger in the form to be agreed by the Parties pursuant to Section 8.01(a) (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL and DLLCA, and the time of such filing, or such later time as may be agreed in writing by the Company and Acquiror and specified in the Certificate of Merger, will be the effective time of and constitute the consummation of the Merger (the “Effective Time”).

Section 2.03 Effect of the Merger. The effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and Acquiror shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Acquisition Entity.

Section 2.04 Governing Documents. As of the Effective Time, the certificate of incorporation and bylaws of the Surviving Acquisition Entity shall be the certificate of incorporation and bylaws of Acquiror as in effect immediately prior to the Effective Time.

Section 2.05 Directors and Officers. Immediately after the Effective Time, (a) the individuals who constituted the board of directors of the Company as of immediately prior to the Effective Time shall constitute the board of directors of the Surviving Acquisition Entity and (b) the officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Acquisition Entity.

Section 2.06 Further Assurances. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Acquisition Entity following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Acquiror and Merger Sub, the applicable directors, officers and members of the Acquiror and Merger Sub (or their designees) are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Article III
Merger Consideration; Closing

Section 3.01 Effect of the Merger on Acquiror Common Stock. On the terms and subject to the conditions set forth herein, at the Effective Time, by virtue of the Merger and without any further action on the part of any Party or any other Person, the following shall occur:

(a) Each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be automatically cancelled and extinguished and collectively converted into the right to receive the Closing Per Share Stock Consideration, which shall be issued pursuant to Section 3.02(b). The anticipated pro forma capitalization of Acquiror after the Closing is set forth on Exhibit E attached hereto.

(b) All of the issued and outstanding limited liability company interests of Merger Sub shall be converted into and become one thousand (1,000) validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Acquisition Entity, which shall constitute 100% of the outstanding Equity Securities of the Surviving Acquisition Entity as of immediately following the Effective Time. From and after the Effective Time, all certificates representing the limited liability company interests of Merger Sub (if any) shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Acquisition Entity into which they were converted in accordance with the immediately preceding sentence.

(c) All shares of Acquiror Common Stock held in Acquiror’s treasury immediately prior to the Effective Time (“Excluded Shares”) shall be automatically cancelled and extinguished, and no consideration shall be paid or payable with respect thereto.

Section 3.02 Closing.

(a) Subject to the terms and conditions of this Agreement, the consummation of the Merger (the “Closing”) shall take place at the offices of Graubard Miller, 405 Lexington Avenue, 44th Floor, New York, New York 10174 or electronically by the mutual exchange of electronic signatures (including portable document format (“pdf”))

Annex A-13

on the date that is two (2) Business Days following the date on which all conditions set forth in Article IX have been satisfied or waived (other than those conditions that by their terms or nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, time or date as Acquiror and the Company may mutually agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.”

(b) At the Closing and simultaneously with the Effective Time, the Company shall issue and deliver to each Acquiror Stockholder a number of shares of Company Common Stock equal to (i) the number of shares of Acquiror Common Stock owned by such Acquiror Stockholder immediately prior to the Effective Time, multiplied by (ii) the Closing Per Share Stock Consideration, which such shares shall be newly and validly issued, credited as fully paid, rank pari passu in all respects with the other shares of Company Common Stock and be free and clear of any Liens (other than generally applicable transfer restrictions under applicable securities Laws, and the restrictions under the Lockup Agreement) (the shares of Company Common Stock issued to the stockholders of Acquiror (“Acquiror Stockholders”) pursuant to this Section 3.02(b), collectively the “Closing Share Consideration”). The Closing Share Consideration so issued will be delivered in book entry form.

Section 3.03 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, the Acquiror, the Merger Sub, the Company, and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided that the Person intending to withhold shall use commercially reasonable efforts to provide advance notice to the Person to whom amounts would otherwise be payable (provided, however, that the notice requirement set forth in this Section 3.03 shall not apply to any withholding required under applicable Law as a result of a failure to deliver the forms described in Section 6.05), which notice shall include the anticipated amount of withholding and a description of the factual and legal basis therefor. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall reasonably cooperate to minimize the amount of any deductions or withholding.

Article IV

Representations and Warranties of the Company PARTIES

Except as set forth in the Schedules to this Agreement, the Company represents and warrants to Acquiror as of the date of this Agreement and as of the Closing Date as follows:

Section 4.01 Corporate Organization of the Company Parties. Each of the Company Parties has been duly incorporated or formed, is validly existing as a corporation or limited liability company and is in good standing under the Laws of the State of Delaware and has the corporate or limited liability company power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted. The Company has made available to Acquiror true and correct copies of the Company Organizational Documents as in effect as of the date hereof. Each of the Company Parties is duly licensed, registered or qualified and in good standing (or the equivalent thereof) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed, registered or qualified, except where failure to be so licensed, registered or qualified would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.02 Subsidiaries. The Subsidiaries of the Company, together with details of their respective jurisdiction of incorporation or organization, are set forth on Schedule 4.02(a). The Subsidiaries of the Company have been duly formed or organized, are validly existing under the laws of their jurisdiction of incorporation or organization and have the power and authority to own, operate and lease their respective properties, rights and assets and to conduct their business as it is now being conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly licensed, registered or qualified and in good standing (or the equivalent thereof) as a foreign entity in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be in good standing or so licensed, registered or qualified, except where the failure to be in good standing or so licensed, registered or qualified would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Schedule 4.02(b), Merger Sub has no direct or indirect Subsidiaries or participants in joint ventures or other entities, and does not own, directly or indirectly, any capital stock or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. The Company owns one hundred percent (100%) of the issued and outstanding membership interests of Merger Sub.

Annex A-14

Section 4.03 Due Authorization. Each of the Company Parties has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party and (subject to the approvals described in Section 4.05) to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of each Company Party, and no other corporate proceeding on the part of any Company Party is necessary to authorize this Agreement or any other Transaction Agreements or any Company Party’s performance hereunder or thereunder, other than the Company Stockholder Approval. This Agreement has been, and each such other Transaction Agreement to which such Company Party is a party (when executed and delivered by such Company Party) will be, duly and validly executed and delivered by such Company Party and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such other Transaction Agreement will constitute, a valid and binding obligation of such Company Party, enforceable against each Company Party in accordance with its terms, subject to (x) obtaining the Company Stockholder Approval and (y) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”). The minute books of each of the Company and its Subsidiaries contain true, complete and accurate records of all meetings and consents in lieu of meetings of such Person’s board of directors (and any committees thereof), similar governing bodies and holders of Equity Securities. Copies of such records of each of the Company and its Subsidiaries have been heretofore made available to the Company or its counsel.

Section 4.04 No Conflict. Subject to the receipt of the consents, approvals, authorizations and the other requirements set forth in Section 4.05 and on Schedule 4.04, and subject to obtaining the Company Stockholder Approval, the execution, delivery and performance by any Company Party of this Agreement and the Transaction Agreements to which such Company Party is or will be a party and the consummation by such Company Party of the transactions contemplated hereby and thereby do not and will not, (a) contravene or conflict with the Company Organizational Documents, (b) contravene or conflict with or constitute a violation of any provision of any Data Protection Requirement or any Law, Permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Specified Contract or Real Property Lease or (d) result in the creation or imposition of any Lien on any asset, property or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Liens) or result in a violation of, a termination (or right of termination) or cancellation of, or default under, or the creation or acceleration of any obligation or the loss or reduction of a benefit under, any provision of, any Specified Contract or Real Property Lease, except in the case of each of clauses (b) through (d) for such violations, contraventions, conflicts, creations, impositions, violations, terminations, breaches or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.05 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Acquiror contained in this Agreement, no action by, consent, approval, Permit or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of any Company Party with respect to the execution, delivery and performance of this Agreement and the Transaction Agreements by such Company Party to which such Company Party is a party and the consummation of the transactions contemplated hereby and thereby, except for (i) obtaining the consents of, or submitting notifications, filings, notices or other submissions to, the Governmental Authorities listed on Schedule 4.05, (ii) the filing with the SEC of (A) the Registration Statement (and the effectiveness thereof) and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby, (iii) the filing of the Certificate of Merger in accordance with the DGCL and DLLCA and (iv) any actions, consents, approvals, Permits or authorizations, the absence of which would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole.

Section 4.06 Capitalization.

(a) The authorized capital stock of each Company Party is set forth on Schedule 4.06(a). All of the Equity Securities of each Company Party to be issued and outstanding immediately following the Company

Annex A-15

Restructuring are set forth on Schedule 4.06(a), all of which will be held by the Company Stockholders or the Company, as applicable. The Equity Securities of the Company Parties are, and the Equity Securities issued in the Company Restructuring will be, free and clear of all Liens (other than Permitted Liens), and have not been and will not be issued in violation of any Contract, preemptive or similar rights or applicable Law. The issued and outstanding Equity Securities of the Company have been, and the Equity Securities issued in the Company Restructuring will be, duly authorized and validly issued and fully paid and non-assessable. Except as set forth on Schedule 4.06(a), immediately following the Company Restructuring and as of the Closing Date (but before giving effect to the Stock Split), there will be no Equity Securities of the Company issued and outstanding.

(b) There are no outstanding or authorized options, warrants, contingent value rights, equity appreciation, phantom stock, profit participation or similar rights with respect to the Equity Securities of, or other equity or voting interest in, any Company Party, or other securities convertible into or exercisable or exchangeable into Equity Securities of any Company Party, including any commitments, calls, conversion rights, rights of exercise or privilege (whether pre-emptive, contractual or by matter of law), plans or agreements providing for the issuance of additional shares (or other Equity Securities of any Company Party), other than in connection with the Company Restructuring and the Stock Split and as otherwise contemplated by this Agreement. No Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of any Company Party. There are no outstanding contractual obligations of any Company Party to repurchase, redeem or otherwise acquire any Equity Securities of such Company Party. There are no outstanding bonds, debentures, notes or other Indebtedness of any Company Party having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which such Company Party’s stockholders may vote.

(c) Except as set forth on Schedule 4.06(c), and other than in connection with the Company Restructuring and the Stock Split, (i) there are no declared but unpaid dividends or distributions in respect of any Equity Securities of any Company Party and (ii) since December 31, 2021 through the date of this Agreement, no Company Party has made, declared, set aside, established a record date for or paid any dividends or distributions.

(d) The Company is not the subject of any bankruptcy, dissolution, liquidation or similar legal proceedings.

Section 4.07 Capitalization of Subsidiaries.

(a) The issued and outstanding Equity Securities of each of the Company’s Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.07(a), the registered capital of each PRC Subsidiary of the Company has been fully contributed in accordance with applicable PRC Laws. The issued and outstanding Equity Securities of each Subsidiary owned by the Company are as set forth on Schedule 4.02, and such Equity Securities are owned free and clear of any Liens (other than the restrictions under applicable Securities Laws, the terms of the Governing Documents of such Subsidiary, and Permitted Liens) and have not been issued in violation of preemptive or similar rights.

(b) There are no outstanding or authorized equity appreciation, phantom stock, profit participation or similar rights with respect to the Equity Securities of, or other equity or voting interest in, any Subsidiary of the Company. No Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of any Subsidiary of the Company. Except for Equity Securities in any direct or indirect wholly-owned Subsidiary of the Company, neither the Company nor any of its Subsidiaries owns any Equity Securities in any Person (other than publicly traded securities held for cash management purposes). There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Equity Securities of any Subsidiary of Company. There are no outstanding bonds, debentures, notes or other Indebtedness of any Subsidiary of the company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which such Subsidiaries’ stockholders may vote. No Person (other than those set forth on Schedule 4.02) has any rights with respect to the governance, management and/or economic interest in any of the Company’s Subsidiaries. There is no pending or to the Knowledge of the Company, threatened (in writing), dispute or Action with respect to, or which could adversely affect the Company’s ownership of any of the Company’s Subsidiaries in any material respect.

(c) Except as set forth on Schedule 4.07(c), neither the Company nor any of its Subsidiaries owns any Equity Securities in any Person.

Annex A-16

Section 4.08 Financial Statements.

(a) Attached as Schedule 4.08 hereto are copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2022 and 2021, and the related audited consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for the periods then ended, together with the auditor’s reports thereon (the “Audited Financial Statements”), and (ii) the unaudited consolidated condensed balance sheet of the Company as at June 30, 2023 (the balance sheet as of June 30, 2023, the “Most Recent Balance Sheet” and the date thereof, the “Most Recent Balance Sheet Date”) and the related unaudited consolidated condensed statements of income and comprehensive income, stockholders’ equity and cash flows for the six-month period ended June 30, 2023 (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”).

(b) The Financial Statements present fairly, in all material respects, the consolidated financial position, cash flows, income, changes in equity and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP during the periods involved (except as otherwise indicated in such statements and, in the case of the Interim Financial Statements, subject to the absence of footnotes and other presentation items and for normal or immaterial year-end adjustments) and were derived from, the books and records of the Company and its Subsidiaries (which books and records are, in all material respects, true and complete and have been maintained in all material respects in accordance with commercially reasonable business practices).

(c) The Company and its Subsidiaries have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company’s and its Subsidiaries’ assets. The Company has engaged an auditing firm that has at all required times since the date of enactment of the Sarbanes-Oxley Act been (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (y) “independent” with respect to the Company and each of its Subsidiaries within the meaning of Regulation S-X under the Exchange Act, and (z) in compliance with subsections (g) through (l) of Section 11A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

(d) As of the date of this Agreement, the principal balance outstanding under the Company’s and its Subsidiaries’ collective credit facilities is not in excess of $20,000,000.

(e) The Company has not identified or been made aware of any, and to the Knowledge of the Company, there is no (i) “significant deficiency” in the internal accounting controls of the Company, (ii) “material weakness” in the internal controls over financial reporting of the Company or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal accounting controls of the Company.

Section 4.09 Absence of Certain Changes. Except as set forth on Schedule 4.09, since the Most Recent Balance Sheet Date through the date of this Agreement, (a) except as expressly contemplated by this Agreement, the other Transaction Agreements or in connection with the transactions contemplated hereby or thereby, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practices, (b) there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without Acquiror’s consent, would constitute a violation of Section 6.01.

Section 4.10 Undisclosed Liabilities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities or obligations (a) reflected or reserved for in the Financial Statements or disclosed in any notes thereto, (b) that have arisen since the Most Recent Balance Sheet Date in the ordinary course of business of the Company and its Subsidiaries and are not material to the Company and its Subsidiaries, taken as a whole, (c) incurred or arising under or in connection with the Transactions, including expenses related thereto, (d) disclosed in the Schedules, (e) under any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound,

Annex A-17

or (f) that do not exceed $3,000,000 in the aggregate. Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted, and prior to the Closing will not conduct, any business and has no, and prior to the Closing will have no, assets, liabilities or obligations of any nature other than, in each case, those incidental to its formation and pursuant to this Agreement and any other Transaction Agreements to which it is a party, as applicable, and the Transactions and such Transaction Agreements, as applicable.

Section 4.11 Litigation and Proceedings. Except as set forth on Schedule 4.11, there are no, and for the past three (3) years, there have been no, pending or, to the Knowledge of the Company, threatened (in writing) Actions by or against the Company or any of its Subsidiaries that, if adversely decided or resolved, would be, or would reasonably be expected to be, material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. There is no Governmental Order imposed upon the Company or any of its Subsidiaries, except as would not have, or would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities or obligations, that would, individually or in the aggregate, reasonably be expected to materially inhibit the ability of the Company or any of its Subsidiaries to enter into and perform its obligations under this Agreement.

Section 4.12 Compliance with Laws. The Company and its Subsidiaries are, and for the past three (3) years have been, in compliance in all material respects with all applicable Laws. None of the Company or its Subsidiaries has received any written notice from any Governmental Authority of a material violation of any applicable Law at any time in the past three (3) years. The Company and its Subsidiaries hold, and for the past three (3) years have held, all Permits necessary for the lawful conduct of the business of the Company, except for such Permits where the failure to so hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (the “Company Permits”). The Company and its Subsidiaries are, and for the past three (3) years have been, in compliance with and not in default under such Company Permits, in each case except for such noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.13 Contracts; No Defaults.

(a) Schedule 4.13(a) contains a true, correct and complete list of all Contracts described in clauses (i) through (xvii) of this Section 4.13(a) to which, as of the date of this Agreement, the Company or any of its Subsidiaries is a party other than Company Benefit Plans and Real Property Leases (all such Contracts as described in clauses (i) through (xvii), collectively, the “Specified Contracts”).

(i) Each Contract with a Top Customer or Top Supplier;

(ii) Each Contract, other than a customer Contract, that involves aggregate payments or consideration furnished (x) by the Company or by any of its Subsidiaries of more than $1,000,000 or (y) to the Company or to any of its Subsidiaries of more than $1,000,000, in each case, in the calendar year ended December 31, 2022 or any subsequent calendar year;

(iii) (x) Each Contract relating to Indebtedness having an outstanding principal amount, together with any undrawn commitments to fund Indebtedness under such Contract, in excess of $1,000,000 and (y) each outstanding Letter of Credit with commitments in excess of $1,000,000;

(iv) Each Contract that is a purchase and sale or similar agreement for the acquisition of any Person or any business unit thereof, in each case, involving payments in excess of $500,000 and with respect to which there are any material ongoing obligations;

(v) Each joint venture, partnership or similar Contract (other than Contracts between wholly-owned Subsidiaries of the Company) that is material to the Company and its Subsidiaries, taken as a whole;

(vi) Each Contract under which the Company or any of its Subsidiaries (x) is a licensee or otherwise receives any right with respect to any Intellectual Property material to the Company or the operation of its business (excluding (A) non-exclusive click-wrap and shrink-wrap licenses and (B) non-exclusive licenses for off-the-shelf software and other non-exclusive licenses of unmodified software that is commercially available to the public generally, in each case with one-time or annual aggregate fees of less than $250,000), (y) is a licensor or otherwise grants to a third party any rights to use any item of Intellectual

Annex A-18

Property, other than non-exclusive licenses or sublicenses granted to customers in the ordinary course of business, or (z) are subject to any material restriction on the Company or its Subsidiaries ability to use or exploit any Intellectual Property;

(vii) Each Contract requiring capital contributions or other capital expenditures after the date of this Agreement in an amount in excess of $500,000 in the aggregate;

(viii) Each collective bargaining agreement or other Contract with any labor union, labor organization, works council, or employee representative body (each a “CBA”);

(ix) Each employment or independent contractor agreement or similar Contract with any current officer or director, employee or individual service provider of the Company or any of its Subsidiaries that (i) provides for an annual base salary or fee in excess of $100,000 or (ii) cannot be terminated upon thirty days’ notice or less without payment or liability;

(x) Each Contract with any current or former employee, director or other individual service provider of the Company or any of its Subsidiaries that provides for change in control or transaction-based payments and/or benefits and triggered by the Merger;

(xi) Each Contract which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company and its Subsidiaries, taken as a whole;

(xii) Each Contract containing covenants of the Company or any of its Subsidiaries, (A) prohibiting or limiting the right of the Company or any of its Subsidiaries to engage in or compete with any Person in any line of business or (B) prohibiting or restricting the Company’s and its Subsidiaries’ ability to conduct their business with any Person in any geographic area, in each case, that currently has or would reasonably be expected to have a material and adverse effect on the business, as currently operated, of the Company and its Subsidiaries, taken as a whole, in each case other than, for the avoidance of doubt, customary non-solicitation and no-hire provisions entered into in the ordinary course of business;

(xiii) Each Contract that grants to any third Person any “most favored nation rights”;

(xiv) Each Contract that is a settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligation after the date of this Agreement;

(xv) Each Contract entered into primarily for the purpose of interest rate or foreign currency hedging;

(xvi) Each Affiliate Agreement; and

(xvii) Each Contract that relates to the acquisition or disposition of any Equity Securities in, or assets or properties of, the Company or any of its Subsidiaries (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which (A) any deferred or contingent payment obligations by or to the Company or any of its Subsidiaries remain outstanding or (B) any indemnification payment obligations remain outstanding (excluding acquisitions or dispositions in the ordinary course of business consistent with past practice or of assets that are obsolete, worn out, surplus or no longer used in the conduct of the Company’s business).

(b) The Company has made available to Acquiror complete and accurate copies of each Specified Contract as in effect as of the date of this Agreement and, to the Knowledge of the Company, no service order, statement of work, or other agreement not provided to Acquiror modifies any material terms of the applicable Specified Contract. Except for any Contract that will terminate upon the expiration of the stated term thereof prior to the Closing Date or as would not reasonably be expected, individually or in the aggregate, to be materially adverse to the Company and its Subsidiaries, taken as a whole, each Specified Contract is (i) in full force and effect and (ii) represents the legal, valid and binding obligations of the Company or one or more of its Subsidiaries party thereto and, to the Knowledge of the Company, represents the legal, valid and binding obligations of the other parties thereto, in each case, subject to the Enforceability Exceptions. Except, in each case, where the occurrence of such breach or default or failure to perform would not reasonably be expected, individually or in the aggregate, be materially adverse to the Company and

Annex A-19

its Subsidiaries, taken as a whole, (x) the Company and its Subsidiaries have performed in all respects all respective obligations required to be performed by them to date under such Specified Contracts, and (y) none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in breach of or default of any Specified Contract and during the last 12 months, neither the Company nor any of its Subsidiaries has received any claim or notice of termination or breach of or default under any such Specified Contract.

Section 4.14 Company Benefit Plans.

(a) Schedule 4.14(a) sets forth a true, correct, and complete list of each Company Benefit Plan (as defined below) and, with respect to each Company Benefit Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not United States Law also applies) or primarily for the benefit of current or former employees, directors or other service providers of the Company or its Subsidiaries who reside or work primarily outside of the United States (including any statutory pension, work injury, maternity, medical or unemployment insurance, housing funds or other benefit plans sponsored or maintained by any of the Subsidiaries for current or former employees of the Subsidiaries pursuant to the any applicable PRC Laws) (each, a “Foreign Plan”), separately identifies each such Foreign Plan. For purposes of this Agreement, the term “Company Benefit Plan” means each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and each equity ownership, equity purchase, equity option, phantom equity, equity or other equity-based award, severance, separation, employment, individual consulting, retention, change-in-control, transaction bonus, fringe benefit, collective bargaining, bonus, incentive, compensation, deferred compensation, employee loan, health, welfare and each other benefit or compensation plan, agreement, program, policy, practice, Contract or other compensation or benefits arrangement, in each case, whether or not subject to ERISA, whether written or unwritten, (i) which is contributed to, required to be contributed to, sponsored by or maintained by, in each case, the Company or any of its respective Subsidiaries including for the benefit of any current or former employees, officers, directors, consultants or independent contractors of the Company or any of its respective Subsidiaries, (ii) under or with respect to which any current or former employee, officer, director, consultant or independent contractor of the Company or any of its respective Subsidiaries has any present or future right to benefits, or (iii) under or with respect to which the Company or any of its respective Subsidiaries has any liability or obligation, contingent or otherwise.

(b) With respect to each Company Benefit Plan, the Company has provided or made available to Acquiror true, complete and correct copies of, to the extent applicable: (i) each Company Benefit Plan document and all amendments thereto (or, if not written a written summary of its terms) and any trust agreement, insurance contracts or other funding instrument or vehicles and amendments thereto relating to such plan, (ii) the most recent summary plan description and summary of material modifications, (iii) the most recent annual report on Form 5500 and all attachments thereto, (iv) the most recent actuarial valuation and audited financial statements, (v) the most recent determination, advisory or opinion letter issued by the Internal Revenue Service, and (vi) any material non-routine correspondence with any Governmental Authority.

(c) Each Company Benefit Plan has been established, maintained, funded and administered, in each case, in accordance, in all material respects, with its terms and in compliance, in all material respects, with all applicable Laws, including ERISA and the Code, and all contributions, premiums or other payments and/or amounts that are required to be made or due with respect to any Company Benefit Plan have been timely made or, if not yet due, properly accrued and reflected in the Company’s or one of its Subsidiaries’ (as applicable) financial statements to the extent required by GAAP.

(d) Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and (A) has received a favorable determination or opinion letter as to its qualification prior to the date of this Agreement or (B) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, in either case, nothing has occurred, whether by action or failure to act or otherwise, that could reasonably be expected to adversely affect such qualification or result in the loss of such qualification.

(e) No event has occurred and no condition exists that would subject the Company or any of their respective Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any material Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable Law, including any Tax or penalty under Sections 4980B, 4980H, 6721 or 6722 or the Code. There do not exist any pending or, to the Company’s knowledge, threatened (in writing) claims or Actions (other than routine claims for benefits) or other actions, suits,

Annex A-20

audits, arbitration or legal, judicial or administrative proceeding (whether in law or in equity), or investigations with respect to any Company Benefit Plan and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, or other actions, suits, audits, arbitration or legal, judicial or administrative proceeding (whether in law or in equity), or investigations. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.

(f) Neither the Company nor any of its Subsidiaries maintains or sponsors or has any obligation to provide or has incurred any liability in respect of post-employment, post-service or post-ownership health, medical, life or welfare benefits for any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries or other Person, except as required under Section 4980B of the Code and at the sole expense of the applicable current or former employee, officer, director, consultant or independent contractor of the Company or any of its respective Subsidiaries or other Person.

(g) Neither the Company nor any of its Subsidiaries nor their respective ERISA Affiliates sponsors, maintains, contributes to or has an obligation to contribute to or at any time during the preceding six (6) years has sponsored, maintained, contributed to or was required to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to: (1) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA or Section 4001(a)(3) of the Code), (2) a “defined benefit plan” (within the meaning of Section 3(35) of ERISA), whether or not subject thereto or any other “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is or was subject to Section 302 or Title IV of ERISA or Section 412, Section 430 or Section 4971 of the Code, (3) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (4) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). Neither the Company, its Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability under Section 4201 of ERISA that has not been fully satisfied. Neither the Company nor any of its Subsidiaries has any current or contingent liability or obligation as a consequence of at any time being considered a single employer with any other Person under Section 414 of the Code.

(h) Neither the execution and delivery of this Agreement by the Company, shareholder approval of this Agreement, nor the consummation of the transactions contemplated by this Agreement could reasonably be expected to (whether alone or in connection with any subsequent event(s)): (A) result in the acceleration, increase, funding or vesting of any compensation or benefits to, or the forgiveness of debt with respect to, any current or former employee, officer, director, consultant or individual service provider of the Company or any of its Subsidiaries under any Company Benefit Plan or otherwise; (B) entitle any current or former employee, officer, director, consultant or individual service provider of the Company or any of its Subsidiaries to any severance pay or other compensation or benefits or to any increase in severance pay or other compensation or benefits; (C) limit the right or ability to terminate or amend any Company Benefit Plan; or (D) directly or indirectly cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any benefits under any Company Benefit Plans.

(i) (A) No amount, payment, right or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer, director, shareholder, consultant or other individual service provider of the Company, any of its Subsidiaries or their Affiliates who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be or is expected to be characterized as, or give rise to, separately or in the aggregate, an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) or be nondeductible under Section 280G of the Code, as a result of the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)), and (B) neither the Company nor any of its Subsidiaries has any obligation to indemnify, gross-up or reimburse, or otherwise make whole any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.

(j) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has been operated and maintained in all material respects in compliance with Section 409A of the Code, and all applicable regulations and notices issued thereunder.

(k) With respect to each Foreign Plan: (A) all employer and employee contributions to each Foreign Plan required by Law or by the terms of such Foreign Plan have been timely made, or, if applicable, accrued in accordance with normal accounting practices; (B) each Foreign Plan required to be registered or intended to meet

Annex A-21

certain regulatory or requirements for favorable Tax treatment has been timely and properly registered and has been maintained in good standing in all material respects with applicable regulatory authorities and there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect such plan; and (C) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund, gratuity or similar plan or arrangement or has any unfunded or underfunded liabilities, and adequate reserves have been established with respect to any Foreign Plan that is not required to be funded.

Section 4.15 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is party to or bound by any CBA or arrangements with a labor union, works council or labor organization and no employees are represented by any labor union, labor organization or works council with respect to their employment with the Company or any of its Subsidiaries. There are no and for the past three (3) years there have been no pending or threatened (in writing) activities or proceedings to organize any current or former employees, officers, or directors of the Company or its Subsidiaries and there is no, and for the past three (3) years there has been no, strike, lockout, picketing, handbilling, slowdown, concerted refusal to work overtime, or work stoppage against or affecting the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. For the past three (3) years, no labor union, works council, other labor organization, or group of employees of the Company or its Subsidiaries has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or to the Knowledge of the Company threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. With respect to the transactions contemplated by this Agreement, the Company and each of its Subsidiaries has satisfied any notice, consultation or bargaining obligations owed to its employees or their representatives under applicable Law, collective bargaining agreement or other Contract. There are no, and for the past three (3) years there have been no, material labor grievances, material unfair labor practice charges, material labor arbitrations or other material labor disputes pending, or, to the Knowledge of the Company, threatened against the Company nor any of its Subsidiaries.

(b) Neither the Company nor any of its Subsidiaries has incurred any material liability or other obligation under the Worker Adjustment and Retraining Notification Act or any similar Law (the “WARN Act”).

(c) The Company and its Subsidiaries are, and for the past three (3) years have been, in compliance in all material respects with all Laws respecting labor, employment and employment practices, including all Laws and provisions thereof relating to fair employment practices, terms and conditions of employment, collective bargaining, labor relations, unfair labor practices, reductions in force, plant closings and layoffs (including the WARN Act), equal employment opportunity, discrimination, harassment, retaliation, civil rights, safety and health, disability rights and benefits, employee benefits, workers’ compensation, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), whistleblowing, restrictive covenants, pay transparency, employee trainings and notices, background checks, paid or unpaid leave, classification of employees as exempt or non-exempt and classification of independent contractors, wages and hours, COVID-19, affirmative action and unemployment insurance.

(d) Except as would not result in material liability for the Company or its Subsidiaries: (i) the Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that have come due and payable to their current or former employees and independent contractors under applicable Law, Contract or Company policy; and (ii) each individual who is providing or within the past three (3) years has provided services to the Company and its Subsidiaries and is or was classified and treated as an independent contractor, consultant, leased employee, or other non-employee service provider is and has been properly classified and treated as such for all applicable purposes.

(e) To the Knowledge of the Company, no current or former employee or independent contractor of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsoliciation agreement, restrictive covenant or other obligation: (i) owed to the Company or its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or its Subsidiaries.

Annex A-22

(f) To the Knowledge of the Company, no current employee of the Company or its Subsidiaries with annualized compensation at or above $100,000, intends to terminate his or her employment prior to the one (1) year anniversary of the Closing.

(g) For the past three (3) years, no charges or complaints of sexual or other harassment or retaliation based on sex, race, or any other protected characteristic have been made by or against any current or former officer, director or employee of the Company or any Subsidiary. The Company and its Subsidiaries have promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations of which any of them is aware. With respect to each such allegation with potential merit, the Company and its Subsidiaries have taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company and its Subsidiaries do not reasonably expect any material liabilities with respect to any such allegations and are not aware of any allegations relating to officers, directors, employees, contractors, or agents of the Company and its Subsidiaries, that, if known to the public, would bring the Company and its Subsidiaries into material disrepute.

Section 4.16 Taxes.

(a) All income and other material Tax Returns required to be filed by the Company or its Subsidiaries have been timely filed (taking into account applicable extensions) and all such Tax Returns are true, correct and complete in all material respects.

(b) All income and other material Taxes required to be paid (whether or not shown on any Tax Return) by the Company and its Subsidiaries have been duly and timely paid.

(c) No Tax audit, examination or other proceeding with respect to a material amount of Taxes or a material Tax Return of the Company or any of its Subsidiaries is ongoing, pending or has been threatened in writing.

(d) The Company and its Subsidiaries have withheld (or collected) from amounts owing to (or received from) any employee, creditor or other Person all material amounts of Taxes (including sales or other similar Taxes) required by Law to be withheld (or collected), and the Company and its Subsidiaries have paid over to the proper Governmental Authority in a timely manner all such amounts required to have been so paid over, and complied in all material respects with all applicable Laws relating to the collection and withholding of Taxes.

(e) There are no written assessments, deficiencies, adjustments or other claims set forth in writing with respect to any material Taxes or any material Tax Return that have been asserted or assessed against the Company or its Subsidiaries that have not been fully paid or otherwise resolved.

(f) Neither the Company nor any of its Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) during the two year period ending on the date of this Agreement.

(g) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(h) There are no Liens with respect to Taxes on any of the assets of the Company or its Subsidiaries, other than Permitted Liens.

(i) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by operation of Law or (iv) by contract.

(j) Neither the Company nor any of its Subsidiaries (i) is currently the beneficiary of any extension of time within which to file any material Tax Return (excluding extensions granted automatically under applicable Law) or (ii) granted, requested or received a request to extend or waive the statute of limitations with respect to the assessment or collection of Taxes that would remain outstanding after the Closing Date.

(k) No written and unresolved claim has been received by the Company or any of its Subsidiaries from a Governmental Authority in respect of Tax of a particular type in a jurisdiction where the Company or any of its Subsidiaries, as applicable, does not file Tax Returns of such type that the Company or any of its Subsidiaries, as applicable, is or may be subject to taxation of such type by that jurisdiction.

Annex A-23

(l) Neither the Company nor any of its Subsidiaries will be required to include any material amount in, or exclude any material item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date, (ii) installment sale, intercompany transaction or open transaction disposition made prior to the Closing outside the ordinary course of business, (iii) prepaid amount received or deferred revenue realized prior to the Closing outside the ordinary course of business, (iv) change in (or incorrect) method of accounting for a taxable period ending on or prior to the Closing Date made (or used) prior to the Closing, or (v) “closing agreements” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) or other written agreement with respect to Tax matters with any Governmental Authority executed prior to the Closing.

(m) Neither the Company nor any of its Subsidiaries has made a written request for an advance tax ruling or similar guidance that is in progress or pending with any Governmental Authority with respect to any material Taxes.

(n) Neither the Company nor any of its Subsidiaries is a party to any Tax indemnification or Tax sharing or similar agreement (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes).

(o) Neither the Company nor any of its Subsidiaries has taken any action that could reasonably be expected to prevent the Merger, together with the Stock Split and the Note Conversion, from qualifying for the Intended Income Tax Treatment, and to the Knowledge of the Company, there are not any facts or circumstances that could reasonably be expected to prevent the Merger, together with the Stock Split and the Note Conversion, from qualifying for the Intended Income Tax Treatment.

(p) Neither the Company nor any of its Subsidiaries has elected to defer any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) or any other Tax obligations pursuant to or in connection with the CARES Act, any COVID-19 Measure or any administrative or other guidance published with respect thereto by any Governmental Authority that has not been fully and timely paid.

(q) Neither the Company nor any of its Subsidiaries (i) has made an election pursuant to Section 965(h) of the Code or has any liability for Taxes in respect of any amounts required to be included in income under Section 965 of the Code, (ii) is subject to income Tax in a jurisdiction outside the country of its organization.

Section 4.17 Insurance. Schedule 4.17 sets forth a complete and accurate list, as of the date hereof, of each material insurance policy currently in effect to which the Company or any of its Subsidiaries is a party or express named insured (collectively, the “Insurance Policies”), together with a claims history for claims in excess of $1,000,000 since the Most Recent Balance Sheet Date. The Company has made available to Acquiror true and accurate copies of each Insurance Policy. With respect to each such Insurance Policy, except as set forth on Schedule 4.17 and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Insurance Policy is valid, binding and in full force and effect and enforceable in accordance with its terms with extended coverage, sufficient in amount to allow the Company or any of its Subsidiaries (as applicable) to replace any of its material properties that might be damaged or destroyed, except for the Insurance Policies that have expired under their terms in the ordinary course of business; (b) all premiums with respect thereto have been paid; (c) neither the Company nor any of its Subsidiaries is in default under any such Insurance Policy; and (d) as of the date hereof, no written notice of cancellation or nonrenewal has been received by the Company or any of its Subsidiaries with respect to such Insurance Policy. No insurer has denied or disputed coverage of any material claim made by the Company or its Subsidiaries under any Insurance Policy within the last twelve (12) months. None of the Company nor its Subsidiaries has any self-insurance or co-insurance programs.

Section 4.18 Real Property.

(a) Schedule 4.18(a) lists as of the date hereof: (i) all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or its Subsidiaries (the “Owned Real Property”); and (ii) all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or its Subsidiaries (the “Leased Real Property”). Schedule 4.18(a) also identifies with respect to

Annex A-24

the Leased Real Property, each lease, sublease, license and any other Contract under which such Leased Real Property is occupied or used by the Company or any of its Subsidiaries, including the date of and legal name of each of the parties to such lease, sublease, license or other Contract, and each amendment, restatement, modification, renewal, guaranty, supplement or other agreement thereto (together with the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder, the “Real Property Leases”). The Company has delivered or made available to Acquiror, complete, accurate and correct copies of all Real Property Leases, and in the case of any oral Real Property Lease, a written summary of the material terms of such Real Property Lease.

(b) The Company or its applicable Subsidiary, as applicable, has good and marketable indefeasible fee simple title to the Owned Real Property, in each case free and clear of all Liens, except Permitted Liens. The Company and its Subsidiaries have not leased or otherwise granted any Person the right to use or occupy any Owned Real Property or any portion thereof. Except as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor its Subsidiaries has received written notice of any, and to the Knowledge of the Company, there is no, default under any restrictive covenants affecting the Owned Real Property.

(c) Except as would not reasonably be expected, individually or in the aggregate, to be materially adverse to the Company and its Subsidiaries, taken as a whole, (i) the Company or its applicable Subsidiary has a legal, valid, binding and enforceable leasehold, subleasehold or license interest (as applicable) in all Leased Real Property and (ii) all Real Property Leases under which the Company or any of its Subsidiaries is a lessee or sublessee are in full force and effect and are enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. The Company’s, or the applicable Subsidiary’s, possession and quiet enjoyment of the Leased Real Property under each Real Property Lease has not been disturbed, and to the Knowledge of the Company or the applicable Subsidiary there are no disputes with respect to such Real Property Lease. None of the Company or any of its Subsidiaries has received any written notice of any, and, to the Knowledge of the Company, there is no, breach or default under any such Real Property Lease and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Real Property Lease, except as would not reasonably be expected, individually or in the aggregate, to be materially adverse to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has (i) exercised any termination rights with respect to any Real Property Lease, or (ii) received written notice from the landlord under any Real Property Lease indicating that the landlord has exercised a termination right with respect to such Real Property Lease. Neither the Company nor its Subsidiaries have collaterally assigned or granted any other security interest in any Real Property Lease, or any interest therein. Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof.

(d) The interests of the Company and its Subsidiaries in the Real Property constitutes all interests in real property (i) currently used, occupied or held for use in connection with the business of the Company and its Subsidiaries as presently conducted and (ii) necessary for the continued operation of the business of the Company and its Subsidiaries.

(e) There do not exist any actual, pending, or, to the Knowledge of the Company, threatened condemnation, expropriation or eminent domain proceedings that affect any interests of the Company or any of its Subsidiaries in the Real Property or any part thereof, and none of the Company nor its applicable Subsidiary have received any notice, oral or written, of the intention of any Governmental Authority or other Person to take or use any interest in the Real Property or any part thereof or interest therein. Neither the Company nor any of its Subsidiaries have received any currently outstanding and uncured written notice alleging that any Real Property or the use or occupation thereof is in violation of any applicable Laws in any material respect.

(f) Neither the Company nor any of its Subsidiaries is a party to any purchase option, right of first refusal or other contractual right or obligation to sell, assign or dispose of its interests in the Real Property, and there are no outstanding options, rights of first offer or rights of first refusal to purchase or lease the Owned Real Property or any portion thereof or interest therein. Neither the Company nor any Subsidiary is currently party to any agreement to purchase any real property or interest therein.
Annex A-25

Section 4.19 Intellectual Property and IT Security.

(a) Schedule 4.19(a) contains a complete and accurate list of all Intellectual Property Registrations included in the Owned Intellectual Property as of the date of this Agreement and as of the Closing. There is no Action pending, or, to the Knowledge of the Company, threatened in writing, challenging the validity, enforceability, ownership, registration, or use of any Intellectual Property Registrations or other Owned Intellectual Property.

(b) Except as set forth in Schedule 4.19(b), the Company or its applicable Subsidiary (i) is the sole and exclusive owner of all right, title, and interest in and to the Owned Intellectual Property, and (ii) either owns or has the right to use all other Intellectual Property that is material to the conduct of their respective businesses as currently conducted, in each case of (i) and (iii), free and clear of any Liens other than Permitted Liens. All Persons who have participated in the invention, creation, authorship, or development of any material Intellectual Property for or on behalf of the Company or its Subsidiaries have executed and delivered to the Company or its Subsidiary, a valid and enforceable written agreement (x) providing for the non-disclosure by such Person of any confidential information of or used by the Company and its Subsidiaries and (y) providing for the present assignment by such Person to the Company or its Subsidiary of all right, title, and interest in all Intellectual Property arising out of such Person’s employment by, engagement by or contract with the Company or a Subsidiary, except where ownership of such Intellectual Property would vest in the Company or a Subsidiary by operation of law. No Governmental Authority or academic institution owns or retains any rights or licenses in or to any material Owned Intellectual Property.

(c) The execution, delivery and performance by the Company of this Agreement and the Transaction Agreements to which it is or will be a party and the consummation by the Company of the transactions contemplated hereby and thereby will not result in the loss, termination or impairment of any right of the Company or any of its Subsidiaries in or to any material Intellectual Property.

(d) Except as would not reasonably be expected, individually or in the aggregate, to be materially adverse to the Company and its Subsidiaries, taken as a whole, (i) the conduct of the business of the Company and its Subsidiaries as currently conducted is not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any third party, and has not infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any third party in the past three (3) years, (ii) to the Knowledge of the Company, no third party is, or has been in the past three (3) years, infringing upon, misappropriating or otherwise violating any material Owned Intellectual Property and (iii) the Company and its Subsidiaries have not received from any Person any unresolved written notice in the past three (3) years that the Company or any of its Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person (including any offers to take a license or cease and desist letters).

(e) The Company and its Subsidiaries have in place commercially reasonable measures to protect and maintain the confidentiality of any material trade secrets included in the Owned Intellectual Property or otherwise used by the Company. To the Knowledge of the Company, there has been no unauthorized access, use or disclosure of any such material trade secrets included in the Owned Intellectual Property.

(f) The Company and its Subsidiaries are in material compliance with all the terms and conditions of all licenses applicable to all Open Source Software used in any material software included in Owned Intellectual Property. To the Knowledge of the Company, no proprietary Software owned or purported to be owned by the Company or its Subsidiaries contains, incorporates, is derived from, or is linked to any Open Source Software that would require, based on the current use or distribution of such Software, the licensing or making available of material source code for such Software, including for the purposes of making derivative works. No Person has any present or contingent right or license to access any material proprietary source code owned or purported to be owned by the Company or its Subsidiaries, other than employees or service providers working for the Company or its Subsidiaries who are subject to reasonable written confidentiality agreements.

(g) The Company and its Subsidiaries have in place commercially reasonable measures to protect the confidentiality, integrity, availability and security of the IT Systems, and commercially reasonable back-up and disaster recovery procedures for the continued operation of their businesses in the event of a failure of the IT Systems. The Company and its Subsidiaries have used reasonable best efforts to prevent the introduction into the IT Systems, any malware, ransomware, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that would permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of the IT Systems, and to the Knowledge of the Company, the IT Systems do not contain any of the foregoing. The

Annex A-26

IT Systems have not suffered any critical failures, errors, breakdowns or other adverse events that have caused any material disruption in the operation of the business of the Company and its Subsidiaries in the past three (3) years. The IT Systems are in good working order in all material respects and are sufficient in all material respects for the existing needs of the business of the Company and its Subsidiaries.

(h) The Company and its Subsidiaries are in material compliance, and for the past three (3) years have been in material compliance, with all applicable Data Protection Requirements, including all such requirements regarding the collection, retention, storage, security, disclosure, transfer, disposal, use, or other Processing of Personal Data. There is no Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to their collection, retention, storage, security, disclosure, transfer, disposal, use, or other processing of any Personal Data.

(i) For the past three (3) years, to the Knowledge of the Company, the Company and its Subsidiaries have not suffered any security breach or incident or any other event resulting in any unauthorized or unlawful access, acquisition, exfiltration, manipulation, erasure, loss, use, disclosure or other Processing that compromised the confidentiality, integrity, availability or security of Personal Data or the IT Systems, any unauthorized or unlawful Processing of Personal Data or the IT Systems, or that triggered any reporting requirement under any breach notification Law. To the Knowledge of the Company, no service provider (in the course of providing services for or on behalf of the Company and its Subsidiaries) has suffered any security breach or incident that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

Section 4.20 Environmental Matters.

(a) The Company and its Subsidiaries are, and for the last three (3) years have been, in compliance with all Environmental Laws, which includes and has included complying with all Permits required under Environmental Laws, in each case except where such failure to be, or to have been, in compliance with such Environmental Laws or Permits as has not, and would not, reasonably be expected, individually or in the aggregate, to be materially adverse to the Company and its Subsidiaries, taken as a whole.

(b) Each Permit required under Environmental Laws for the development, design, construction, engineering, installation, permitting, commissioning, testing, supply, operation (including commercial operation), ownership, use and/or maintenance of any projects or facilities in development by the Company or any of its Subsidiaries has been obtained by the Company or its Subsidiaries, or to the Knowledge of the Company, will be obtained in due course and without material unanticipated cost or material adverse conditions prior to the time the same is required to be obtained under Environmental Laws.

(c) In the last three (3) years (or earlier if unresolved), none of the Company or its Subsidiaries has received any notice, report, Governmental Order, directive or other information from any Person regarding any actual or alleged violation of, or liability arising under, any Environmental Law, except for any such matter which, individually or in the aggregate, has not been and would not reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole, there are no Actions pending against or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging, any violations of or liability under any Environmental Law.

(e) Neither the Company nor any of its Subsidiaries is subject to any Governmental Order relating to the Company’s or any of its Subsidiaries’ compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company or its Subsidiaries, taken as a whole.

(f) Neither the Company nor any of its Subsidiaries has manufactured, distributed, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released, or exposed any Person to, or owned or operated any property or facility which is or was contaminated by, any Hazardous Materials, except, in each case, as has not given or would not give rise to any liability under any Environmental Laws that would reasonably be expected to be materially adverse to the Company or its Subsidiaries, taken as a whole.

Annex A-27

(g) Neither the Company nor any of its Subsidiaries has become subject to, provided an indemnification with respect to, retained or assumed, by contract or operation of law, any liabilities or obligations of any other Person arising under Environmental Law or relating to Hazardous Materials, except as would not, reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole.

(h) There are no presently existing conditions, events or circumstances relating to the facilities, properties or operations of the Company or its Subsidiaries would reasonably be expected to prevent, hinder or limit continued compliance with Environmental Laws or give rise to liabilities under such Environmental Laws, except in each case as would not, reasonably be expected to be materially adverse to the Company and its Subsidiaries, taken as a whole.

(i) The Company and its Subsidiaries have made available to Acquiror all environmental audits, assessments, studies or reports relating to the current or former properties, facilities or operations of the Company and its Subsidiaries and all other documents materially bearing on the Company’s and its Subsidiaries’ compliance with or liability under Environmental Laws, in each case, which are in their possession or under their reasonable control.

Section 4.21 Brokers’ Fees. Other than as set forth on Schedule 4.21, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the Transactions based upon arrangements made by or on behalf of the Company, any of its Subsidiaries or any of their Affiliates.

Section 4.22 Related Party Transactions. Except for the Contracts set forth on Schedule 4.22 or Contracts that will be terminated prior to Closing without any liability to the Company or its Subsidiaries continuing following the Closing, there are no Affiliate Agreements.

Section 4.23 International Trade; Anti-Corruption.

(a) The Company and its Subsidiaries are and for the past three (3) years have been in compliance with all applicable Sanctions Laws and Trade Control Laws. Neither the Company, nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the Knowledge of the Company, any of their respective employees, agents or other third-party representatives acting on behalf of the Company or any of its Subsidiaries, is currently, or has been at any time in the past three (3) years: (i) a Sanctioned Person, (ii) engaged, directly or indirectly, in any dealings or transactions on behalf of, with, or otherwise involving any Sanctioned Person in violation of Sanctions Laws, or (iii) otherwise engaged, directly or indirectly, in any dealings or transactions in violation of applicable Sanctions Laws or Trade Control Laws. Neither the Company nor any of its Subsidiaries (y) has assets, operations or business dealings located in, or otherwise directly or indirectly derives revenue from investments, activities, or transactions in or with any Sanctioned Country, or (z) directly or indirectly derives revenues from investments, activities or transactions in or with, any Sanctioned Person. In the past three (3) years, neither the Company nor any of its Subsidiaries has exported, reexported, or transferred (in-country) any products, services, technology, technical data, or any other item for which a license, approval, license exception, registration, or similar authorization is or was required under applicable Trade Control Laws or Sanctions Laws or, to the Knowledge of the Company, by any other Governmental Authority.

(b) The Company and its Subsidiaries are and for the past three (3) years have been in compliance in all material respects with all Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers, nor to the Knowledge of the Company, any of their respective employees, agents or other third-party representatives acting on behalf of the Company or any of its Subsidiaries, has in the past three (3) years (i) made any unlawful payment or unlawfully given, offered, promised, or authorized or agreed to give, solicited, or received, any money or thing of value, directly or indirectly, to or from any Government Official, any political party or official thereof or any candidate for political office; any member of any Governmental Authority, any private individual or commercial entity (including employees, agents, directors and officers of such commercial entity), or any other Person in any such case while knowing that all or a portion of such money or thing of value may be given, offered, promised, or authorized or agreed to be given, solicited, or received, directly or indirectly, to any Person or member of any Governmental Authority or any candidate for political office for the purpose of any of the following: (x) influencing any action or decision of such Person, in such Person’s official or commercial capacity, including a decision to fail to perform such Person’s official or commercial function, (y) inducing such Person to use such Person’s influence with any Governmental Authority, private individual or commercial entity to affect or influence any act or decision of such Governmental Authority, private individual or commercial entity to assist the Company or any of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person, or (z) where

Annex A-28

such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or any of its Subsidiaries in obtaining or retaining business for, with, or directing business to, any Person, or (ii) otherwise violated any Anti-Corruption Laws. The Company and its Subsidiaries have maintained accurate books and records, practices and internal controls in compliance with Anti-Corruption Laws and have had in place practices and internal controls reasonably designed to ensure that receipts and expenses were accurately recorded and were based on accurate and sufficient supporting documentation.

(c) In the past three (3) years, (i) there has been no Action pending or, to the Knowledge of the Company, threatened, against the Company, or any of its Subsidiaries, or, to the Knowledge of the Company, any of their respective officers, directors, employees or agents, that relates to an actual or potential violation of Sanctions Laws, Trade Control Laws, or Anti-Corruption Laws; and (ii) neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; conducted any internal investigation or audit concerning, or has any Knowledge of any actual or potential violation or wrongdoing by the Company, its Subsidiaries, or any of their respective officers, directors, employees or agents, in each case of this Section 4.23(c) related to Trade Control Laws, Sanctions Laws, or Anti-Corruption Laws. The Company and its Subsidiaries have instituted and, at all times in the past three (3) years, maintained and enforced policies, procedures and internal controls reasonably designed to promote compliance by the Company, its Subsidiaries, and their respective officers, directors, employees, and agents, with Anti-Corruption Laws, Sanctions Laws, and Trade Control Laws.

(d) Neither the Company nor any of its Subsidiaries is a “TID U.S. Business” as defined in 31 CFR § 800.248. Neither the Company nor any of its Subsidiaries is currently or has ever engaged in any “covered transaction” as defined in 31 CFR § 800.213.

Section 4.24 Top Customers and Top Suppliers.

(a) Schedule 4.24(a) sets forth a true, correct and complete list of the names of the top ten (10) customers by dollar sales volume paid by such customers to the Company and its Subsidiaries for the year ended December 31, 2022 (each, a “Top Customer”). None of the Top Customers has (i) terminated or given written notice to the Company or any of its Subsidiaries expressly stating its intention to terminate its relationship with the Company or any of its Subsidiaries, (ii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, it plans to reduce substantially the quantity of products or services that it purchases from the Company or any of its Subsidiaries or (iii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, it desires to renegotiate its Contract with the Company or any of its Subsidiaries or the terms on which the Company or any of its Subsidiaries provides services to such Top Customer.

(b) Schedule 4.24(b) sets forth a true, correct and complete list of the names of the top ten (10) suppliers by dollar sales volume paid by the Company and its Subsidiaries to such supplier for the year ended December 31, 2022 (each, a “Top Supplier”). None of the Top Suppliers has (i) terminated or given written notice to the Company or any of its Subsidiaries expressly stating its intention to terminate its relationship with the Company or any of its Subsidiaries, (ii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, it plans to reduce substantially the quantity of products or services that it provides to the Company or any of its Subsidiaries or (iii) given written notice to the Company or any of its Subsidiaries expressly stating that, following the date of this Agreement, that it desires to renegotiate its Contract with the Company or any of its Subsidiaries or the terms on which the Company or any of its Subsidiaries receives services or products from such Top Supplier.

Section 4.25 Acquisitions and Acquisition Contracts. Except as set forth on Schedule 4.25, in the past three (3) years, no written dispute, demand, claim (including any claim for indemnification) or other Action has been made in writing or initiated in writing or threatened in writing by or against the Company or any of its Subsidiaries, under any Contract to which the Company or its Subsidiaries are parties that relates to any acquisition (whether by merger, sale of stock, sale of assets or otherwise) by the Company or any of its Subsidiaries of a business, business unit or Person (each, an “Acquisition”) (an “Acquisition Contract”). As of the date hereof, except as set forth in Schedule 4.25 , there are no “earn-outs,” contingent payment obligations or other similar obligations of the Company or any of its Subsidiaries in respect of any Acquisition under any Acquisition Contract.

Annex A-29

Section 4.26 Personal Property. The Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in or right to use, all material personal property and other material property and assets owned, used or held for use by the Company and its Subsidiaries in connection with the business of the Company and/or its Subsidiaries or reflected in the Most Recent Balance Sheet (the “Personal Property”), other than Personal Property disposed of in the ordinary course of business after the Most Recent Balance Sheet Date, in each case free and clear of all Liens, except for Permitted Liens. The Permitted Liens would not reasonably be expected, individually or in the aggregate, to materially adversely affect or interfere with the current use or operation of the Personal Property.

Section 4.27 Condition of Assets. The Real Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components (collectively, the “Improvements”), are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to the Real Property or the Improvements, whether latent or otherwise. The tangible Personal Property has been maintained in the ordinary course of business, is in good operating condition, subject to normal wear and tear, and is suitable for the purposes for which it is currently used.

Section 4.28 Restrictions on Business Activities. Except as disclosed in Schedule 4.28, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or its or their assets or to which Company or any of its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect: any business practice of the Company or any of its Subsidiaries, any acquisition of property by Company or any of its Subsidiaries or the conduct of business by Company or any of its Subsidiaries as currently conducted.

Section 4.29 Certain Provided Information. The information relating to the Company and its Subsidiaries supplied or to be supplied by the Company or its Affiliates or Representatives for inclusion in the Registration Statement and Proxy Statement will not, as of the date on which the Registration Statement and Proxy Statement, or any amendment or supplement thereto is filed with the SEC, is declared effective by the SEC, is first distributed to the holders of Acquiror Common Stock and Acquiror Warrants or at the time of a Special Meeting (as defined below), contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: statements made or incorporated by reference therein based on information supplied by Acquiror for inclusion or incorporation by reference in the Registration Statement and Proxy Statement or any SEC Reports.

Section 4.30 Stock Issued in Transactions. When shares of Company Common Stock are issued in the Merger as contemplated by this Agreement, such shares of Company Common Stock will be duly authorized, validly issued and non-assessable, and will be received by the Acquiror Stockholders to whom they are issued free and clear of all Liens or restrictions on transfer, other than (i) restrictions on transfer imposed by this Agreement, the Company Organizational Documents and the Lockup Agreements, and (ii) restrictions on transfer imposed by applicable Securities Laws.

Section 4.31 No Other Representations. Except as provided in this Article IV (as modified by the Schedules), neither the Company, nor any Company Stockholder, nor their respective Representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of the Company, the Company’s Subsidiaries or any Company Stockholder. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Company, nor any Company Stockholder, nor any of their respective Representatives, nor any other Person has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts or estimates or budgets made available to Acquiror, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company, whether or not included in any management presentation or in any other information made available to Acquiror, its Affiliates or any of their respective Representatives, and that any such representations or warranties are expressly disclaimed.

Annex A-30

Article V
Representations and Warranties of Acquiror

Except as set forth in the Schedules to this Agreement or in the SEC Reports filed or furnished by Acquiror prior to the date of this Agreement (excluding (x) any disclosures in such SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” or other disclosures that are predictive, cautionary or forward-looking in nature and (y) any exhibits or other documents appended thereto), Acquiror represents and warrants to the Company Parties as follows:

Section 5.01 Corporate Organization. Acquiror is duly incorporated or formed and is validly existing as a corporation in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Acquiror has made available to the Company true and correct copies of the Acquiror Organizational Documents in effect as of the date hereof. Acquiror is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in the Acquiror Organizational Documents. Acquiror is duly licensed, registered or qualified and in good standing (or the equivalent thereof) as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed, registered or qualified.

Section 5.02 Subsidiaries. Except as set forth in Schedule 5.02, Acquiror has no direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any capital stock or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.

Section 5.03 Due Authorization.

(a) Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors of Acquiror and no other corporate proceeding on the part of Acquiror is necessary to authorize this Agreement or such other Transaction Agreements or Acquiror’s performance hereunder or thereunder (except that obtaining the Required Acquiror Stockholder Approval is a condition to the consummation of the Merger). This Agreement has been, and each such other Transaction Agreement to which Acquiror will be party will be, duly and validly executed and delivered by Acquiror and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such other Transaction Agreement to which Acquiror will be party, will constitute a legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, subject to the Enforceability Exceptions. The minute books of Acquiror contain true, complete and accurate records of all meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of Equity Securities. Copies of such records of Acquiror have been heretofore made available to the Company or its counsel.

(b) The only votes of any of Acquiror’s capital stock necessary in connection with the entry into this Agreement by Acquiror, the consummation of the transactions contemplated hereby, including the Closing, and the approval of the Acquiror Stockholder Matters are as set forth on Schedule 5.03(b).

(c) At a meeting duly called and held, the board of directors of Acquiror has: (i) determined that this Agreement and the Transactions are fair to and in the best interests of the Acquiror Stockholders, (ii) determined that the fair market value of the Company is equal to at least 80% (eighty percent) of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) as of the date hereof, (iii) approved the Transactions as a Business Combination and (iv) resolved to recommend to the Acquiror Stockholders’ approval of each of the Acquiror Stockholder Matters.

Section 5.04 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.07, and subject to obtaining the Required Acquiror Stockholder Approval, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which Acquiror is or will be a party, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of the Acquiror Organizational Documents, (b) conflict with or result in any violation of any provision of any Law or Governmental Order binding on or applicable to Acquiror, (c) violate, conflict

Annex A-31

with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Acquiror is a party, or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror (including the Trust Account), except in the case of each of clauses (b) through (d) as would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.05 Compliance. Acquiror has materially complied and is in material compliance with all Law applicable to the conduct of its business, or the ownership or operation of its business. No written notice of non-compliance with any material Law has been received by Acquiror, and Acquiror has no Knowledge of any such notice related to Acquiror delivered to any other Person.

Section 5.06 Litigation and Proceedings. Since September 30, 2023, there has been no pending or, to the Knowledge of Acquiror, threatened (in writing) Actions by or against Acquiror that, if adversely decided or resolved, had, individually or in the aggregate, an Acquiror Material Adverse Effect. There is no Governmental Order imposed upon Acquiror that has had, individually or in the aggregate, an Acquiror Material Adverse Effect. Acquiror is not party to any settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or liabilities (of any nature) that has had, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.07 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of the Company and its Subsidiaries contained in this Agreement, no action by, consent, approval, Permit or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of Acquiror with respect to Acquiror’s execution, delivery and performance of this Agreement and the Transaction Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, except for (i) obtaining the consents of, or submitting notifications, filings, notices or other submissions to, the Governmental Authorities listed on Schedule 5.07, (ii) the filing with the SEC of (A) the Proxy Statement (and the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act or, in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC) and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Transaction Agreements or the transactions contemplated hereby or thereby, (iii) the filing of the Certificate of Merger in accordance with the DGCL and the DLLCA, (iv) compliance with and filings under the HSR Act, and (v) any actions, consents, approvals, Permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.

Section 5.08 Trust Account.

(a) As of the date hereof there is at least $41,804,576 held in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated January 14, 2021, by and between Acquiror and the Trustee on file with the SEC Reports of Acquiror as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account has been, nor may be, released except in accordance with the Trust Agreement, Acquiror Organizational Documents and Acquiror’s final prospectus dated January 19, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement and the Trust Account, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending, or to the Knowledge of Acquiror, threatened with respect to the Trust Account or the funds contained therein. At the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the Transactions. From and after the Effective Time, no stockholder of Acquiror shall be entitled to receive any amount from, or any amount previously held in, the Trust Account except to the extent such

Annex A-32

stockholder shall have elected to tender its shares of Acquiror Class A Common Stock for redemption pursuant to the Acquiror Stockholder Redemption prior to such time. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or otherwise modified, in any respect, and, to the Knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated or anticipated. There are no side letters or other Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (ii) entitle any Person (other than stockholders of Acquiror who shall have elected to redeem their shares of Acquiror Class A Common Stock pursuant to the Acquiror Stockholder Redemption, the underwriters of Acquiror’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement) or any Taxes payable) to any portion of the proceeds in the Trust Account.

(b) As of the date hereof, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date. As of the date hereof, Acquiror does not have any Contract, arrangement or understanding to enter into or incur, any Contract or other obligations with respect to or under any Indebtedness.

Section 5.09 Real Property; Personal Property. Acquiror does not own or lease any real property or personal property.

Section 5.10 Intellectual Property. Acquiror does not own, license, or otherwise have any right, title or interest in any Intellectual Property.

Section 5.11 Brokers’ Fees. Other than as set forth on Schedule 5.11, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the transactions contemplated by this Agreement or any other potential Business Combination transaction considered or engaged in by or on behalf of Acquiror based upon arrangements made by Acquiror or any of its Affiliates or otherwise in respect of which Acquiror or any of its Affiliates may have any liability or obligation.

Section 5.12 SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) Acquiror has filed or furnished in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC (collectively, including any statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC subsequent to the date of this Agreement, each as it has been amended since the time of its filing and including all exhibits thereto, the “SEC Reports”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes as permitted by Form 10-Q of the SEC) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. Acquiror has no material off-balance sheet arrangements that are not disclosed in the SEC Reports.

(b) Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror is made known to Acquiror’s principal executive officer and its principal financial officer. To the Knowledge of Acquiror, such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s financial statements included in Acquiror’s periodic reports required under the Exchange Act.

Annex A-33

(c) Acquiror has established and maintains systems of internal accounting controls that are designed to provide reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Acquiror’s assets. Acquiror maintains books and records of Acquiror in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Acquiror in all material respects.

(d) Acquiror has not identified or been made aware of any, and to the Knowledge of Acquiror, there is no (i) “significant deficiency” in the internal controls over financial reporting of Acquiror, (ii) “material weakness” in the internal controls over financial reporting of Acquiror or (iii) fraud, whether or not material, that involves management or other employees of Acquiror who have a significant role in the internal controls over financial reporting of Acquiror.

(e) To the Knowledge of Acquiror, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the Knowledge of Acquiror, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(f) Other than as set forth on Schedule 5.12(f), each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(g) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror.

Section 5.13 Business Activities.

(a) Acquiror was formed for the purpose of effecting a Business Combination with one or more businesses or entities. It completed an initial public offering of units consisting of Acquiror Class A Common Stock and Acquiror Warrants in January 2021, and placed certain of the net proceeds of its initial public offering and simultaneous private placement of Acquiror Warrants in the Trust Account. Acquiror has never conducted any business activities except raising funds through sales of securities, causing its securities to be listed on Nasdaq, complying with applicable regulatory requirements of the SEC, Nasdaq, and State of Delaware, seeking to find a company or companies with which to complete an initial business combination and negotiating the terms of the Transactions. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Acquiror or to which Acquiror is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which would not reasonably be expected to have an Acquiror Material Adverse Effect. Acquiror has never engaged in any business activities, has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any other Transaction Agreement to which it is a party and has never generated any revenues or expenses other than expenses related to the Transactions.

(b) Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation , partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) Except for this Agreement and the other Transaction Agreements or as set forth on Schedule 5.13(c), Acquiror is not, and at no time has been, party to any Contract with any Person that would require payments by Acquiror after the date hereof in excess of $250,000 in the aggregate.

(d) As of the date hereof, Acquiror has no liabilities or obligations, except for liabilities or obligations (i) reflected or reserved for on Acquiror’s consolidated balance sheet as of June 30, 2023 or disclosed in the notes thereto, (ii) that have arisen since the date of Acquiror’s consolidated balance sheet as of December 31, 2022 in the ordinary course of the operation of business of Acquiror, disclosed in the Schedules, included as set forth on Schedule 5.13(c) and as set forth on Schedule 5.13(d) or (iii) incurred in connection with or contemplated by this Agreement and/or the Transactions, including with respect to professional fees for legal and accounting advisors incurred by Acquiror in connection with the Transactions.

Annex A-34

Section 5.14 Taxes.

(a) All income and other material Tax Returns required to be filed by Acquiror have been timely filed (taking into account applicable extensions) and all such Tax Returns are true, correct and complete in all material respects.

(b) All income and other material Taxes required to be paid (whether or not shown on any Tax Return) by Acquiror have been duly and timely paid.

(c) No Tax audit, examination or other proceeding with respect to a material amount of Taxes or a material Tax Return of Acquiror is ongoing, pending or has been threatened in writing.

(d) Acquiror has withheld (or collected) from amounts owing (or received from) to any employee, creditor or other Person all material amounts of Taxes (including sales or other similar Taxes) required by Law to be withheld (or collected), and the Acquiror has paid over to the proper Governmental Authority in a timely manner all such amounts required to have been so paid over, and complied in all material respects with all applicable Laws relating to the collection and withholding of Taxes.

(e) There are no written assessments, deficiencies, adjustments or other claims set forth in writing with respect to any material Taxes or any material Tax Return that have been asserted or assessed against Acquiror that have not been fully paid or otherwise resolved.

(f) Acquiror (or any predecessor thereof) has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for income tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) during the two-year period ending on the date of this Agreement.

(g) Acquiror has not participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(h) There are no Liens with respect to Taxes on any of the assets of Acquiror, other than Permitted Liens.

(i) Acquiror has no material liability for the Taxes of any Person (other than Acquiror) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by operation of Law or (iv) by contract.

(j) Acquiror (i) is not currently the beneficiary of any extension of time within which to file any material Tax Return (excluding extensions granted automatically under applicable Law) and (ii) has not granted, requested or received a request to extend or waive the statute of limitations with respect to the assessment or collection of Taxes that would remain outstanding after the Closing Date.

(k) Acquiror has not made a written request for an advance tax ruling or similar guidance that is in progress or pending with any Governmental Authority with respect to any material Taxes.

(l) Acquiror has not taken any action that could reasonably be expected to prevent the Merger, together with the Stock Split and the Note Conversion, from qualifying for the Intended Income Tax Treatment, and to the Knowledge of Acquiror there are not any facts or circumstances that could reasonably be expected to prevent the Merger, together with the Stock Split and the Note Conversion, from qualifying for the Intended Income Tax Treatment.

(m) Acquiror is not subject to any Tax sharing, allocation or similar agreement (other than such Agreements that have been disclosed in public filings with respect to Acquiror or that are customary commercial contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes and entered into with persons who are not Affiliates of, or direct or indirect equity holders in, the Sponsor).

(n) Acquiror is not currently the beneficiary of any extension of time within which to file any material Tax Return (excluding extensions granted automatically under applicable Law).

Annex A-35

(o) No written and unresolved claim has been received by Acquiror from a Governmental Authority in respect of Tax of a particular type in a jurisdiction where Acquiror does not file Tax Returns of such type that Acquiror is or may be subject to taxation of such type by that jurisdiction.

(p) Acquiror will not be required to include any material amount in, or exclude any material item of deduction or loss from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) for any taxable period (or portion thereof) ending after the Closing Date, (ii) installment sale, intercompany transaction or open transaction disposition made prior to the Closing outside the ordinary course of business, (iii) prepaid amount received or deferred revenue realized prior to the Closing outside the ordinary course of business, (iv) change in (or incorrect) method of accounting for a taxable period ending on or prior to the Closing Date made (or used) prior to the Closing, or (v) “closing agreements” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) or other written agreement with respect to Tax matters with any Governmental Authority executed prior to the Closing.

(q) Acquiror has not elected to defer any “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) or any other Tax obligations pursuant to or in connection with the CARES Act, any COVID-19 Measure or any administrative or other guidance published with respect thereto by any Governmental Authority that has not been fully and timely paid.

(r) Acquiror (i) has not made an election pursuant to Section 965(h) of the Code or has any liability for Taxes in respect of any amounts required to be included in income under Section 965 of the Code and (ii) is not subject to income Tax in a jurisdiction outside the country of its organization.

Section 5.15 Employees; Employee Benefit Plans.

(a) Other than any officers or as described in the Acquiror SEC Reports, Acquiror has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Acquiror’s officers and directors in connection with activities on Acquiror’s behalf in an aggregate amount not in excess of the amount of cash held by Acquiror outside of the Trust Account, Acquiror has no unsatisfied material liability with respect to any employee.

(b) Other than as contemplated by this Agreement, Acquiror does not currently maintain, sponsor, contribute to or have any direct liability under any “employee benefit plan” (within the meaning of Section 3(3) of ERISA).

Section 5.16 Contracts. Schedule 5.16 sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Acquiror is a party, other than any such material contract previously filed with the SEC.

Section 5.17 Capitalization.

(a) The authorized capital stock of Acquiror consists of 111,000,000 shares of capital stock, including (i) 100,000,000 shares of Acquiror Class A Common Stock, (ii) 10,000,000 shares of Acquiror Class B Common Stock and (iii) 1,000,000 shares of preferred stock (“Acquiror Preferred Stock”). Schedule 5.17(a) sets forth the total number and amount of all of the issued and outstanding Acquiror Equity Securities of Acquiror (including Acquiror Warrants), and further sets forth the amount and type of Acquiror Equity Securities of Acquiror owned or held by each of Sponsor and each of Sponsor’s Affiliates. No shares of Acquiror Preferred Stock have been issued or are outstanding. All of the issued and outstanding shares of Acquiror Equity Securities of the Acquiror (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in full compliance with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or Contract.

(b) Except as set forth on Schedule 5.17(a), there are no Equity Securities of Acquiror authorized, reserved, issued or outstanding. Except as disclosed in the SEC Reports or the Acquiror Organizational Documents, there are no outstanding obligations of Acquiror to repurchase, redeem or otherwise acquire any Equity Securities of Acquiror. There are no outstanding bonds, debentures, notes or other Indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Acquiror Stockholders may vote. Except as disclosed in the SEC Reports, Acquiror is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to Acquiror Common Stock or any other Equity Securities of Acquiror.

Annex A-36

(c) Acquiror does not own any Equity Securities in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into Equity Securities of such Person.

Section 5.18 NASDAQ Stock Market Listing. As of the date of this Agreement, (i) the issued and outstanding units of Acquiror, each such unit comprised of one share of Acquiror Class A Common Stock and one-half of one Acquiror Warrant, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “OCAXU”; (ii) the issued and outstanding shares of Acquiror Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “OCAX”; and (iii) the issued and outstanding Acquiror Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol “OCAXW”. There is no Action pending or, to the Knowledge of Acquiror, threatened against Acquiror by the NASDAQ or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or Acquiror Warrants or terminate the listing of Acquiror Class A Common Stock or Acquiror Warrants on the NASDAQ. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Class A Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement. Acquiror has not received any notice from the NASDAQ or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Acquiror Class A Common Stock from the NASDAQ or the SEC.

Section 5.19 Related Party Transactions. Except as expressly set forth in the SEC Reports and the Subscription Agreements, there are no Contracts, transactions, arrangements or understandings between Acquiror or its Affiliates, on the one hand, and Sponsor, any Affiliate of Sponsor or any director, officer, employee, stockholder, warrant holder or Affiliate of Acquiror, on the other hand.

Section 5.20 Investment Company Act; JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case, within the meaning of the Investment Company Act of 1940, as amended. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.21 Absence of Changes. Since December 31, 2022, (a) there has not been any event or occurrence that has had, individually or in the aggregate, an Acquiror Material Adverse Effect and (b) Acquiror has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 5.22 Restrictions on Business Activities. Except as disclosed in Schedule 5.22, to the Knowledge of the Acquiror, there is no agreement, commitment, judgment, injunction, order or decree binding upon Acquiror or its assets or to which Acquiror is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Acquiror, any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted.

Section 5.23 Certain Provided Information. The information relating to the Acquiror supplied or to be supplied by the Acquiror or its Affiliates or Representatives for inclusion in the Proxy Statement will not, as of the date on which the Proxy Statement, or any amendment or supplement thereto, is first distributed to the holders of Acquiror Common Stock and Acquiror Warrants or at the time of each Special Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Registration Statement and Proxy Statement or any SEC Reports.

Section 5.24 No Other Representations. Except as provided in this Article V (as modified by the Schedules), neither Acquiror, nor any of its respective Representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of the Acquiror.

Annex A-37

Article VI
Covenants of the Company PARTIES

Section 6.01 Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company Parties shall, and Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement, as required by applicable Law or as consented to in writing by Acquiror (which consent shall not be unreasonably conditioned, withheld or delayed) use reasonable best efforts to (i) conduct and operate their business in the ordinary course of business consistent with past practices, (ii) preserve intact the current business organization of the Company and its Subsidiaries (including Merger Sub) and (iii) preserve their relationships with Governmental Authorities, material suppliers, customers, vendors, lessors and other Persons having material business relationships with the Company and its Subsidiaries. Without limiting the generality of the foregoing, except as contemplated by this Agreement, as set forth on Schedule 6.01 or as consented to by Acquiror in writing (such consent not to be unreasonably conditioned, withheld or delayed), or as required by applicable Law, the Company Parties shall not, and the Company shall cause its Subsidiaries not to, during the Interim Period:

(a) change, or amend or otherwise modify any of the Company Organizational Documents;

(b) make, declare, set aside, establish a record date for or pay any dividend, return of capital or other distribution of profits or assets (whether in cash, stock or property or other combination thereof), other than any dividends, return of capital or other distributions from any wholly-owned Subsidiary of the Company either to the Company or any other wholly-owned Subsidiaries of the Company;

(c) enter into a Contract that would be a Specified Contract or Real Property Lease if entered into prior to the date hereof, or modify, amend, terminate or waive any material right under any Specified Contract or any Real Property Lease, in each case other than in the ordinary course of business consistent with past practice;

(d) sell, transfer, convey, lease or license any Owned Real Property;

(e) authorize for issuance, issue, deliver, sell, transfer, pledge or dispose of or otherwise place or suffer to exist any Lien (other than a Permitted Lien) on, any Equity Securities of the Company or any of its Subsidiaries;

(f) sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, subject to, grant or suffer to exist any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties (including all Owned Real Property, Leased Real Property, and material Intellectual Property), other than (i) the sale of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of tangible assets (excluding the Owned Real Property and the Leased Real Property) or equipment deemed by the Company in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business, (iii) grants of non-exclusive licenses of Intellectual Property to customers in the ordinary course of business, or (iv) transactions among the Company and its wholly-owned Subsidiaries or among its wholly-owned Subsidiaries (provided that, with respect to Intellectual Property, such transactions consist of non-exclusive licenses granted in the ordinary course of business);

(g) settle or compromise any pending or threatened Action, waive any material claims or rights, or enter into any consent decree or settlement agreement with any Governmental Authority against or affecting any of the Company or its Subsidiaries or any assets of the Company or its Subsidiaries, other than settlements where the amount paid in settlement or compromise does not exceed $250,000 individually or $1,000,000 in the aggregate;

(h) except as otherwise required by the terms of any existing Company Benefit Plans as in effect on the date hereof, (i) increase the compensation or benefits of any current or former officer, director, employee or other individual service provider of the Company or its Subsidiaries, other than annual base compensation raises and awards of bonus or other incentive compensation for employees in the ordinary course of business whose annual compensation after such increase does not exceed $250,000, (ii) pay or promise to pay, fund or promise to fund any new, enter into or make any grant of any, severance, change in control, transaction bonus, retention or termination bonus to any current or former employees, officers, directors, consultants or individual service providers of the Company or its Subsidiaries, (iii) establish any trust or take any action to accelerate any compensation or benefits, or accelerate the vesting, the time of payment or the funding, or secure the funding of any payments or benefits, payable or to become payable to any current or former employees, officers, directors, consultants or individual service providers of the Company or its Subsidiaries or (iv) hire, engage, terminate (without cause), furlough, or temporarily lay off any employee, director,

Annex A-38

independent contractor or other service provider of the Company or its subsidiaries with annual compensation in excess of $250,000, or (v) except as otherwise permitted by this paragraph, adopt, enter into, establish, terminate or amend any Company Benefit Plan or any other plan, program, agreement or arrangement that would constitute a Company Benefit Plan if in effect on the date hereof;

(i) negotiate, modify, extend, or enter into any CBA or (ii) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;

(j) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act;

(k) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(l) make any loans or advance any money or other property to any Person, except (i) prepayments and deposits paid to suppliers of the Company or any of its Subsidiaries in the ordinary course of business, (ii) trade credit extended to customers of the Company or any of its Subsidiaries in the ordinary course of business, (iii) advances or other payments among the Company and its Subsidiaries and (iv) advances in the ordinary course of business of the Company or its Subsidiaries and consistent with past practice to employees, officers or directors of the Company or any of its Subsidiaries for out-of-pocket expenses;

(m) redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or acquire, any Equity Securities of the Company any of its Subsidiaries other than transactions solely between the Company and its wholly-owned Subsidiaries or solely between wholly-owned Subsidiaries of the Company;

(n) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any Equity Securities of the Company or any of its Subsidiaries;

(o) make any change in accounting principles or methods of financial accounting affecting the reported consolidated assets, liabilities or results of operations of the Company and its Subsidiaries, other than as may be required by GAAP or applicable Law;

(p) (i) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of or a controlling equity interest in, any corporation, partnership, association, joint venture or other business organization or division thereof, (ii) make any acquisition of any assets, business, Equity Securities or other properties in excess of $100,000,000 individually or $200,000,000 in the aggregate, other than in the ordinary course of business, or (iii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries;

(q) modify the terms of the Company’s and its Subsidiaries’ credit facilities in any respect that is material and adverse to the Company or Merger Sub (it being understood that expanding or increasing such credit facilities in order to (i) accomplish the future acquisitions set forth on Schedule 6.01(q) or (ii) address operating capital needs consistent in all material respects with the Company’s annual capital expenditures budget for periods following the date hereof set forth in Schedule 6.01(q) (the “Budget”) is not considered adverse to the Company or Merger Sub);

(r) make, change or revoke any material Tax election in a manner inconsistent with past practice, adopt, change or revoke any material accounting method with respect to Taxes, amend any Tax Return, settle or compromise any Tax claim or Tax liability, enter into any closing agreement or other written agreement with any Governmental Authority with respect to any Tax, surrender any right to claim a refund of Taxes, consent to or request any extension or waiver of the limitation period applicable to any Tax or Tax Return;

(s) take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger, together with the Stock Split and the Note Conversion, from qualifying for the Intended Income Tax Treatment;

(t) other than draws under the Company’s and its Subsidiaries’ credit facilities, and other than in the ordinary course of business and consistent with past practices, incur, create or assume any material Indebtedness;

Annex A-39

(u) other than in the ordinary course of business consistent with past practice, enter into any agreement that materially restricts the ability of the Company or its Subsidiaries to engage or compete in any existing line of business, enter into any agreement that materially restricts the ability of the Company or its Subsidiaries to enter into a new line of business, or enter into any new line of business;

(v) make any capital expenditures that in the aggregate exceed $1,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Budget;

(w) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;

(x) accelerate any annual or other bonuses or cash incentive payments ahead of the date on which such bonuses or cash incentive payments would have been paid in the ordinary course of business for fiscal year 2023;

(y) form any non-wholly-owned Subsidiary;

(z) enter into any commodities or currency hedging transaction, other than in the ordinary course of business consistent with past practices;

(aa) waive any amount owed to any of the Company or any of its Subsidiaries by a customer or transfer any material assets to a customer, in each case, other than in the ordinary course of business;

(bb) enter into any Contract between or among a Stockholder Related Party and the Company or its Subsidiaries;

(cc) fail to use reasonable best efforts to maintain the Insurance Policies in accordance with their respective terms (other than to replace existing policies with substantially comparable policies);

(dd) modify, amend or otherwise change the terms of any borrowing between a Stockholder Related Party and the Company or its Subsidiaries;

(ee) fail to maintain any material property or assets of the Company or its Subsidiaries, in substantially the same condition as of the date of this Agreement, ordinary wear and tear, casualty and condemnation excepted; or

(ff) authorize, agree or enter into any Contract to do any action prohibited under Section 6.01(a) through (ee).

Notwithstanding anything to the contrary contained herein (including this Section 6.01), nothing in this Section 6.01 is intended to give Acquiror or any of its Affiliates, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries prior to the Closing, and prior to the Closing, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses and operations.

Section 6.02 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information which (x) is prohibited from being disclosed by applicable Law or (y) on the advice of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure, the Company Parties shall, and Company shall cause its Subsidiaries to, afford to Acquiror and its Representatives reasonable access during the Interim Period, and with reasonable advance notice, in such manner as to not interfere unreasonably with the normal operation of the Company and its Subsidiaries and so long as reasonably feasible or permissible under applicable Law, to the properties, facilities, books, Tax Returns, records and appropriate officers and employees of the Company and its Subsidiaries, and shall use their reasonable best efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries that are in the possession of the Company or its Subsidiaries, in each case, as Acquiror and its Representatives may reasonably request; provided that such access shall not include any invasive or intrusive investigations or testing, sampling or analysis of any properties, facilities or equipment of the Company or its Subsidiaries, without the Company’s prior written consent. The Parties shall use reasonable best efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Acquiror and its Representatives under this Agreement shall be subject to the Confidentiality Agreement.

Annex A-40

Section 6.03 No Claim Against the Trust Account. The Company acknowledges that it has read Acquiror’s final prospectus, dated January 19, 2021, the other SEC Reports and the Acquiror Organizational Documents and understands that Acquiror has established the Trust Account described therein for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances of (i) Acquiror Stockholders holding shares of Acquiror Class A Common Stock sold in Acquiror’s initial public offering who shall have elected to redeem their shares of Acquiror Class A Common Stock pursuant to the Acquiror Organizational Documents in connection with a Special Meeting or Extension Stockholders’ Meeting; (ii) with respect to deferred underwriting commissions or franchise and income taxes; or (iii) if Acquiror fails to complete a business combination within the allotted time period in accordance with the Acquiror Organizational Documents and liquidates the Trust Account, subject to the terms of the Trust Agreement, Acquiror (in limited amounts to permit Acquiror to pay the expenses of the liquidation, dissolution and winding up of Acquiror) and then the Acquiror Stockholders. The Company further acknowledges that, if the Transactions, or, in the event of a termination of this Agreement, another Business Combination, are not consummated by January 20, 2024 or such later date as approved by the Acquiror Stockholders to complete a Business Combination, Acquiror will be obligated to return to the Acquiror Stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates and equityholders) hereby waives any past, present or future claims (whether based on contract, tort, equity or any other theory of legal liability) of any kind in or any right to access any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom to Acquiror Stockholders as a result of, or arising out of, in connection with or relating in any way to this Agreement or the Transactions with Acquiror; provided that notwithstanding anything herein or otherwise to the contrary (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the Transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Acquiror Stockholder Redemption) to the Company in accordance with the terms of this Agreement and the Trust Agreement), and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than to the Acquiror Stockholders in connection with redemptions effected prior to a Business Combination) and any assets that have been purchased or acquired by Acquiror or any successor thereof or any of their respective Affiliates with any such funds or otherwise following a Business Combination). This Section 6.03 shall survive the termination of this Agreement for any reason. In the event that, following the valid termination of this Agreement, the Company, its Subsidiaries or any of their controlled Affiliates commences any Legal Proceeding against or involving the Trust Account, the Acquiror shall be entitled to recover from such Person its reasonable out of pocket legal fees and costs in connection with any such Legal Proceeding.

Section 6.04 Preparation and Delivery of Additional Company Financial Statements. The Company Parties will use commercially reasonable efforts to provide Acquiror with (i) the Company’s consolidated audited financial statements for the fiscal year ending December 31, 2023 by March 31, 2024 and (ii) the Company’s consolidated interim financial statements for each quarterly period ending on or after September 30, 2023 (other than a quarterly period ending on the last day of an annual period) by the 60th (sixtieth) calendar day following the end of each such quarterly period (other than the quarterly period ending September 30, 2023 which shall be delivered as soon as practicable). All of the financial statements to be delivered pursuant to this Section 6.04 (the “Additional Financial Statements”) will be prepared under GAAP (except as may be indicated in the notes thereto) in accordance with requirements of the PCAOB for public companies. The Additional Financial Statements will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act for financial statements required to be included in the Registration Statement and Proxy Statement. The Additional Financial Statements will fairly present in all material respects the financial position and results of operations of the Company as of the date or for the periods indicated, except as otherwise indicated in such statements and, in the case of interim financial statements, subject to the absence of footnotes and other presentation items and for normal or immaterial year-end adjustments. The Company Parties will use commercially reasonable efforts to promptly provide additional Company financial information (including customary pro forma financial statements) reasonably requested by Acquiror for inclusion in the Proxy Statement and any other filings, including on Form 8-K, to be made by Acquiror with the SEC.

Section 6.05 FIRPTA. At the Closing, the Company Parties shall each deliver to Acquiror a duly executed and valid (a) certificate on behalf of such Company Party, dated as of the Closing Date and prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c)(3) and

Annex A-41

reasonably satisfactory to Acquiror, certifying that no interest in either Company Party is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and a duly executed and valid notice to the Internal Revenue Service prepared in a manner consistent and in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2) and reasonably satisfactory to Acquiror. After the Closing Date, Acquiror shall mail the notice referred to above to the Internal Revenue Service within the time frame provided in Treasury Regulations Section 1.897-2(h)(2)(v).

Section 6.06 No Acquiror Stock Transactions. The Company Parties acknowledge and agree that they are aware, and that each Company Party’s Affiliates are aware (and, to the Knowledge of the Company, each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Acquiror, will be advised) of the restrictions imposed by U.S. federal securities Laws and the rules and regulations of the SEC promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws and NASDAQ on a Person possessing material nonpublic information about a publicly traded company. The Company Parties hereby agree that, while they are in possession of such material nonpublic information, they shall not purchase or sell any securities of Acquiror (other than to engage in the Transactions), take any other action with respect to Acquiror in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

Section 6.07 Repayment of Employee Loans. The Company Parties shall cause each loan identified on Schedule 6.07 made by the Company to its executive officers and directors in the amounts set forth next to each such borrower’s name on Schedule 6.07, together with all accrued but unpaid interest thereon (collectively, the “Employee Loans”), to be repaid in full and terminated without any further force and effect and without any further liability or other obligation to the Company and its Subsidiaries, no later than one (1) Business Day prior to the Closing Date.

Section 6.08 Notification. During the Interim Period, the Company Parties shall use reasonable best efforts to notify Acquiror, promptly upon gaining Knowledge thereof, in writing if there has occurred any event or occurrence that (i) causes any covenant or agreement of any Company Party contained in this Agreement to be breached, (ii) that renders inaccurate any representation or warranty of any Company Party contained in this Agreement or (iii) that would reasonably be expected to result in a Company Material Adverse Effect, in each case of clauses (i) - (iii), such that it would result in the failure of any of the conditions set forth in Section 9.02 to be satisfied on or before the Termination Date. The delivery of any such notice pursuant to this Section 6.08 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder. Notwithstanding anything to the contrary, the Company Parties shall not be in breach of this Section 6.08 (including for purposes of the conditions set forth in Section 9.02) unless and to the extent that it has committed a Willful Breach of this Section 6.08.

Section 6.09 Company Stockholder Approval. The Company shall, as promptly as practicable after the Registration Statement Effectiveness Date, give notice in accordance with the DGCL and the certificate of incorporation and bylaws of the Company to all the Company Stockholders calling for a special meeting of such stockholders to consider and vote upon the adoption of this Agreement and the approval of the Merger and the other Transactions contemplated hereby (including the adoption and approval of the Incentive Equity Plan), and shall hold such meeting as promptly as practicable after such notice is given (“Company Stockholder Meeting”). The Company and its board of directors shall cause the Company Stockholder Meeting to take place in accordance with the foregoing and in compliance with the Securities Act, the DGCL and the certificate of incorporation and bylaws of the Company and use commercially reasonable best efforts to secure the Company Stockholder Approval at the Company Stockholder Meeting. Notwithstanding the foregoing, at the election and option of the Company, the Company shall be permitted to obtain the Company Stockholder Approval, without a need for calling a Company Stockholder Meeting, by obtaining the written consent of holders of shares of voting capital stock of the Company representing the Company Stockholder Approval that is executed and delivered by such holders after the Registration Statement Effectiveness Date; provided, that, in the event that the Company elects to obtain the Company Stockholder Approval pursuant to such written consent, consents with respect to this Agreement, the Merger and the other Transactions contemplated hereby will be solicited from all holders of shares of capital stock of the Company entitled to vote with respect to such matters. The Company shall use its commercially reasonable best efforts to cause the Company Stockholders to (i) to vote (in person, by proxy or by action by written consent, as applicable) all of their shares of capital stock of the Company entitled to vote with respect to such matters in favor of, and adopt, the Merger and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger and (ii) to execute and deliver all related documentation and take such other action in support of the Merger as shall reasonably be requested by the Company in connection with the Merger.

Annex A-42

Section 6.10 Performance of Material Contracts of PRC Subsidiaries. During the Interim Period, the Company Parties shall, and shall cause the Company’s Subsidiaries to, use reasonable best efforts to perform and cause the other parties to perform, in a timely manner and in all material respects, the Contracts to which the Company or any of its Subsidiaries is a party, including the Contracts as set forth on Schedule 4.13(a) and Schedule 4.18(a), in accordance with the terms and conditions thereof. The Company Parties shall notify Acquiror, promptly upon gaining Knowledge thereof, in writing if there has occurred any event or occurrence that causes or would reasonably be expected to cause any of the Contracts to be breached or otherwise impossible to perform, unless such event or occurrence would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 6.11 Transfer of Intellectual Property to PRC Subsidiaries. The Company shall, and shall cause its Subsidiaries and the Divested PRC Entities (as applicable) to, as promptly as practicable after the execution of the transfer agreements and documentation contemplated under Section 9.02(g), effect and complete the registrations of the assignment and transfer of the Intellectual Property, including the Intellectual Property as set forth on Schedule 4.19(a), to the Company and/or its Subsidiaries with the relevant Governmental Authorities, and shall cooperate in all material respects to effect and complete such registrations.

Section 6.12 Indemnification and Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, the Company shall and shall cause the Surviving Acquisition Entity to indemnify and hold harmless each present and former director, officer and employee of the Company Parties and Acquiror and each of Company’s respective Subsidiaries (the “D&O Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, claims, damages or losses incurred in connection with any claim, Action or threatened Action, whether civil, criminal, administrative, investigative or otherwise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, as applicable, whether asserted or claimed prior to, at or after the Effective Time, as applicable, to the fullest extent permitted under applicable Law (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Company shall and shall cause the Surviving Acquisition Entity and each of its Subsidiaries to, (i) maintain for a period of not less than six years from the Effective Time, as applicable, (x) provisions in the Company Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of D&O Indemnitees that are no less favorable to those Persons than the provisions of the Acquiror Organizational Documents and the Company Organizational Documents as of the date of this Agreement, and (y) all rights to indemnification now existing in favor of the D&O Indemnitees in any indemnification agreements with the Acquiror or the Company, as applicable, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) At or prior to the Effective Time, as applicable, the Company shall obtain and fully pay the premium for a six-year director’s and officers’ liability insurance “tail” policy, covering those Persons who are covered by the Company’s and Acquiror’s current directors’ and officers’ liability insurance policies with respect to claims that are based upon or arising out of any actual or alleged act, error or omission committed, or allegedly committed, prior to the Effective Time, as applicable, with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than the coverage provided under Acquiror’s existing policies. Provided, however, that in no event shall the Company be required to pay more than 300% of the amount paid for such insurance in the last 12-month period prior to the date of this Agreement. In the event the aggregate premiums of such insurance coverage exceed such amount, the Company shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) For a period of six years from the Effective Time, as applicable, the Company shall or shall cause the Surviving Acquisition Entity to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Acquiror’s or the Company’s or any of its Subsidiaries’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided that if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 6.12 shall be continued in respect of such claim until the final disposition thereof.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.12 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on the Company, the Surviving Acquisition Entity and all successors and assigns of the Company and the Surviving Acquisition Entity. In the event that the Company or the Surviving Acquisition Entity or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of

Annex A-43

such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Acquisition Entity, as the case may be, shall succeed to the obligations set forth in this Section 6.12.

(e) The D&O Indemnitees are express third-party beneficiaries of this Section 6.12.

Section 6.13 Section 16 Matters. Prior to the Effective Time, the Company’s board of directors or an appropriate committee thereof shall take all such steps as may be required to adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Company Common Stock pursuant to this Agreement by any officer or director of Acquiror or the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) of the Exchange Act) of Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder will be an exempt transaction under such rules and regulations.

Section 6.14 Incentive Equity Plan. Prior to the Closing Date, the Company shall adopt, subject to approval of the Company Stockholders, an incentive equity plan, in a form to be mutually agreed upon between the Acquiror and the Company, that provides for grants of awards to eligible service providers (the “Incentive Equity Plan”). The Incentive Equity Plan shall have (a) an initial share reserve equal to 10% of the aggregate number of shares of Company Common Stock outstanding immediately following the Closing, on a fully diluted (calculated after giving effect to the Transactions), and (ii) an annual “evergreen” increase feature as mutually agreed upon between the Acquiror and the Company.

Section 6.15 Company Preferred Equity Financing. The Company shall not issue any shares of preferred stock of the Company at any time during the ninety (90) days immediately prior to the Effective Time.

Article VII
Covenants Of Acquiror

Section 7.01 Conduct of Acquiror During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 7.01, as required by this Agreement, as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed, except in the case of clause (ix) below which consent will be granted or withheld in the Company’s sole discretion), or as required by applicable Law (including Laws that are COVID-19 Measures), Acquiror shall not:

(i) change, amend, restate, supplement or otherwise modify any of the Trust Agreement or the Acquiror Organizational Documents, other than in connection with an Extension Stockholders’ Meeting;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding Equity Securities of Acquiror; (B) split, combine or reclassify any Equity Securities of Acquiror; or (C) other than in connection with the Acquiror Stockholder Redemption, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities of Acquiror;

(iii) make, change or revoke any material Tax election in a manner inconsistent with pact practices, adopt, change or revoke any material accounting method with respect to Taxes, settle or compromise any Tax claim or Tax liability, enter into any closing agreement or other written agreement with any Governmental Authority with respect to any Tax, amend any Tax Return, surrender any right to claim a refund of Taxes, or consent to or request any extension or waiver of the limitation period applicable to any Tax or Tax Return;

(iv) take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Merger, together with the Stock Split and the Note Conversion, from qualifying for the Intended Income Tax Treatment;

(v) enter into, renew or amend in any material respect, any transaction or Contract with an Affiliate of Acquiror (including, for the avoidance of doubt, (x) the Sponsor and (y) any Person in which any Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(vi) waive, release, compromise, settle or satisfy any pending or threatened material claim or Action or compromise or settle any liability that would require any payment from the Trust Account or that would impose non-monetary obligations on Acquiror or any of its Affiliates (or the Company or any of its Subsidiaries after the Closing);

Annex A-44

(vii) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness; provided, that Acquiror shall be permitted to incur such Indebtedness from its Affiliates and the Acquiror Stockholders in order to meet its reasonable capital requirements, with any such loans to be made only as reasonably required by the operation of Acquiror in due course on a non-interest basis and otherwise on commercially reasonable terms and conditions and repayable in cash at Closing;

(viii) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Equity Securities other than issuance of Acquiror Common Stock pursuant the Subscription Agreements or (B) amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant or the applicable warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein; or

(ix) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission that is payable by the Company or any of its Affiliates, or by Acquiror in connection with the Transactions; or (xi) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 7.01(a).

(b) During the Interim Period, Acquiror shall comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the Trust Agreement, the Transaction Agreements and all other agreements or Contracts to which Acquiror is a party.

Section 7.02 Trust Account Proceeds. Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with and pursuant to the Trust Agreement, (a) at the Closing, Acquiror (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its reasonable best efforts to cause the Trustee to (w) pay (or distribute to the Company for payment) as and when due any income and other Tax obligations from any income earned in the Trust Account, (x) pay as and when due all amounts payable to the Acquiror Stockholders pursuant to the Acquiror Stockholder Redemption, (y) pay the amounts due to the underwriters of Acquiror’s initial public offering for their deferred underwriting commissions as, in the amount, and subject to the terms set forth in Section 7.06 and in the Trust Agreement and (z) pay all remaining amounts then available in the Trust Account to Acquiror for immediate use, or as otherwise directed by the Acquiror and agreed to by the Company, subject to this Agreement and the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided in the Trust Agreement.

Section 7.03 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror by third parties that may be in Acquiror’s possession from time to time, and except for any information which (x) is prohibited from being disclosed by applicable Law or (y) on the advice of legal counsel of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure, Acquiror shall afford to the Company Parties, their Affiliates and respective Representatives reasonable access during the Interim Period, and with reasonable advance notice, so long as reasonably feasible or permissible under applicable Law, to the books, Tax Returns, records and appropriate officers and employees of Acquiror, and shall use its reasonable best efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Acquiror, in each case as the Company Parties and their Representatives may reasonably request for purposes of the Transactions. The Parties shall use reasonable best efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company Parties and their Representatives under this Agreement shall be subject to the Confidentiality Agreement.

Section 7.04 Acquiror Public Filings. From the date hereof through the Closing, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 7.05 Acquiror Board Recommendation. The board of directors of Acquiror shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, amend, qualify or modify, or (privately or publicly) propose to change, withdraw, withhold, amend, qualify or modify, the Acquiror Board Recommendation for any reason, other than to the extent that the board of directors of Acquiror determines in good faith, after consultation with, and upon receipt of written advice from, its outside counsel, that maintaining the Acquiror Board Recommendation would result in a breach of fiduciary duty by the board of directors of Acquiror. The board of directors of Acquiror shall publicly reaffirm the Acquiror Board Recommendation within five (5) Business Days of receipt of a written request

Annex A-45

therefor from the Company; provided that Acquiror shall be obligated to make only two (2) such public reaffirmations. If Acquiror shall determine that a change in the Acquiror Board Recommendation is required to satisfy the board’s fiduciary duties as described in the first sentence of this section, Acquiror shall notify the Company promptly (but in no event later than 24 hours) after it makes such determination. In such notice, Acquiror shall specify the reason for making the change in Acquiror Board Recommendation in material detail and provide a copy of the written advice provided by Acquiror’s outside counsel. Acquiror shall provide the Company with at least 48 hours prior notice of any meeting of the Acquiror board of directors (or such lesser notice as is provided to the members of the board) at which the Acquiror board is reasonably expected to consider the need for a change in the Acquiror Board Recommendation.

Section 7.06 Underwriting Commission Reduction. Acquiror shall use best efforts to obtain the agreement from the underwriters of its initial public offering waiving their rights to all deferred underwriting commissions from the initial public offering in excess of $1,000,000.

Section 7.07 Extension of Time to Consummate a Business Combination.

(a) Acquiror shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on and approve in writing (which approval shall not be unreasonably withheld, conditioned or delayed, provided that the Acquiror shall have considered the comments of the Company in good faith) any amendments or supplements to the proxy statement (such proxy statements, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend the Acquiror Organizational Documents, on terms and conditions agreed by the Parties, to extend the period of time Acquiror is afforded under the Acquiror Organizational Documents to consummate a business combination until February 20, 2024 (or up to January 20, 2025 if eleven (11) additional monthly extensions are approved thereafter by the board of directors of Acquiror) (such date the “Extension Date” and such amendment, the “Extension Proposal”). Acquiror will advise the Company promptly after: (A) the filing of any supplement or amendment to the Extension Proxy Statement; (B) any request by the SEC for amendment of the Extension Proxy Statement; (C) any comments from the SEC relating to the Extension Proxy Statement and responses thereto (and shall provide the Company with a copy or, in the case of oral communications, summary of such comments); (D) requests by the SEC for additional information (and shall provide the Company with a copy or, in the case of oral communications, summary of such request); and (E) any other communication, whether written or oral, from the SEC (and shall provide the Company with a copy or, in the case of oral communications, summary of such communication).

(b) Each Party shall promptly correct any information provided by it for use in the Extension Proxy Statement if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws.

(c) Acquiror (x) shall solicit proxies from the Acquiror Stockholders to vote in favor of the Extension Proposal, and shall duly convene and hold the Extension Stockholders’ Meeting, (y) shall use its commercially reasonable efforts to obtain, from the holders of Acquiror Common Stock the approval of the Extension Proposal, and (z) shall provide the Acquiror Stockholders with the opportunity to elect to convert their Acquiror Class A Common Stock into a pro rata portion of the Trust Account in connection with the extension as provided for in the Acquiror Organizational Documents. Acquiror may only adjourn the Extension Stockholders’ Meeting, by not more than ten (10) Business Days for any such adjournment, (i) to solicit additional proxies for the purpose of obtaining approval of the Extension Proposal or to or to allow reasonable time for the board of directors of Acquiror to accept reversals of elections from the holders that elect to convert their Acquiror Class A Common Stock into a pro rata portion of the Trust Account, (ii) if a quorum is not present (either in person or by proxy) at the Extension Stockholders’ Meeting, for the purpose of obtaining such a quorum, (iii) to amend the Extension Proposal, (iv) to allow reasonable time for the board of directors of Acquiror to accept reversals of elections to redeem shares of Acquiror Class A Common Stock or (v) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel and with the Company is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Acquiror Stockholders prior to the Extension Stockholders’ Meeting; provided that the Extension Stockholders’ Meeting is reconvened as promptly as practical thereafter. Acquiror agrees that if the approval of the Extension Proposal shall not have been obtained at any such Extension Stockholders’ Meeting, then Acquiror shall continue to use commercially reasonable efforts to hold additional Extension Stockholders’ Meetings in order to obtain the approval of the Extension Proposal until the termination of this Agreement in accordance with its terms. Notwithstanding anything to the contrary herein, if the Closing occurs prior to January 20, 2024, Acquiror shall cancel the Extension Stockholders’ Meeting.

Annex A-46

(d) Acquiror shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Extension Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Extension Stockholders’ Meeting. Without limiting the foregoing, Acquiror and the Company shall each ensure that the Extension Proxy Statement does not, as of the date on which it is first distributed to the Acquiror Stockholders, and as of the date of the Extension Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading (provided that no Party shall be responsible for the accuracy or completeness of any information relating to another Party or any other information furnished by another Party for inclusion in the Extension Proxy Statement).

(e) Acquiror, acting through its board of directors, shall otherwise use commercially reasonable efforts to obtain approval of the Extension Proposal. Neither Acquiror’s board of directors nor any committee or agent or Representative thereof shall withdraw (or modify in a manner adverse to the Company) or propose to withdraw (or modify in a manner adverse to the Company) Acquiror’s board of director’s recommendation that the Acquiror Stockholders vote in favor of the adoption of the Extension Proposal.

(f) All filing fees, legal fees and disbursements, accountings fees, and other costs, and expenses for and in relation to any extension of the period of time Acquiror is afforded under the Acquiror Organizational Documents to consummate a business combination, including the Extension Proxy Statement and Extension Stockholders’ Meeting, shall be borne solely by Acquiror. Acquiror shall not issue any of its Equity Securities, or rights to acquire Equity Securities, or enter into any Contracts or commitments to do the foregoing, in connection with the Extension Proposal or the solicitation of stockholder approval of favor of the Extension Proposal without the prior written consent of the Company.

Article VIII
Joint Covenants

Section 8.01 Efforts to Consummate.

(a) Subject to the terms and conditions herein, each of the Parties shall use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions contemplated by this Agreement (including (i) preparation and agreement upon the form of each of (A) the matters to be considered for the Company Stockholder Approval (including the Incentive Equity Plan), (B) the Lockup Agreement, (C) the Registration Rights Agreement and (D) the Certificate of Merger , (ii) the satisfaction of the closing conditions set forth in Article IX and (iii) consummating the PIPE Investment in accordance with Section 8.07). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to: (A) obtain any Consents from, or file any notices to, any Governmental Authorities or other Persons necessary to change the name of the authorized permittee of any Permits held by the Company to the name of the Surviving Acquisition Entity, as necessary for the continued lawful conduct of the business of the Company after Closing, and (B) obtain, file with or deliver to, as applicable, any Consents of, or notices to, any Governmental Authorities (including any applicable Competition Authorities) or other Persons necessary to consummate the Transactions and the transactions contemplated by the Transaction Agreements. Each Party shall (I) make any appropriate filings pursuant to the HSR Act with respect to the Transactions promptly (and in any event within ten (10) Business Days) following the date of this Agreement, (II) submit notifications (including draft notifications, as applicable), filings, notices and other required submissions pursuant to the Competition Laws or Investment Screening Laws of the other jurisdictions set forth on Schedule 8.01(a) with respect to the transactions contemplated by this Agreement as promptly as practicable following the date of this Agreement (and any filing fees associated with any such filings shall be paid by Acquiror) and (III) respond as promptly as reasonably practicable to any requests by any Governmental Authority (including any Competition Authorities) for additional information and documentary material that may be requested pursuant to any Competition Laws (including the HSR Act) or Investment Screening Laws. Acquiror shall promptly inform the Company of any communication between Acquiror, on the one hand, and any Governmental Authority (including any Competition Authorities), on the other hand, and the Company shall promptly inform Acquiror of any communication between the Company Parties, on the one hand, and any Governmental Authority, on the other hand, in either case, regarding any of the Transactions or any Transaction Agreement. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or any other Competition Laws or Investment Screening Laws or enter into any agreement with any Governmental Authority not to consummate the Transactions or by the other Transaction Agreements, except with the prior written consent of Acquiror and the Company.

Annex A-47

(b) During the Interim Period, Acquiror, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of Acquiror) or Acquiror (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Authority (including any Competition Authorities) relating to the Transactions or the Transaction Agreements. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Authority in connection with the Transactions unless it consults with, in the case of Acquiror, the Company, or, in the case of the Company, Acquiror in advance and, to the extent not prohibited by such Competition Authority, gives, in the case of Acquiror, the Company, or, in the case of the Company, Acquiror, the opportunity to attend and participate in such meeting or discussion.

(c) Notwithstanding anything to the contrary in the Agreement, (i) in the event that this Section 8.01 conflicts with any other covenant or agreement in this Agreement that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict and (ii) other than for de minimis costs and expenses, in no event shall Acquiror, Merger Sub, the Company or the Company’s Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company or its Subsidiaries is a party or otherwise in connection with the consummation of the Transactions; provided that any fees relating to any filings under Competition Laws (including HSR) or Investment Screening Laws shall be borne by Acquiror.

(d) During the Interim Period, Acquiror, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder proceedings (including derivative claims) relating to this Agreement, any other Transaction Agreements or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Acquiror, Acquiror or any of its respective Representatives (in their capacity as a representative of Acquiror) or, in the case of the Company, any Subsidiary of the Company or any of their respective Representatives (in their capacity as a representative of the Company or its Subsidiaries). Acquiror and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, in no event shall either of the Company or the Acquiror (or any of their respective Representatives) settle or compromise any Transaction Litigation without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed).

Section 8.02 Registration Statement; Proxy Statement; Special Meeting.

(a) Registration Statement and Proxy Statement. As promptly as reasonably practicable after the execution of this Agreement, Acquiror and the Company shall jointly prepare and the Company shall file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) registering the securities to be issued in the Merger and the shares of Company Common Stock to be issued to the Acquiror Stockholders as Closing Share Consideration for offer and sale under the Securities Act. The Registration Statement shall include a proxy statement/prospectus in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be filed by the Acquiror on Schedule 14A and used for soliciting proxies from holders of Acquiror Class A Common Stock to vote at a Special Meeting, as adjourned or postponed, in favor of the Acquiror Stockholder Matters. Acquiror will provide the Company, as promptly as reasonably practicable, with such information concerning Acquiror as may be necessary for the information concerning the Company in the Registration Statement, Proxy Statement (including delivering customary Tax representation letters to counsel to enable counsel to deliver any Tax opinions requested or required by the SEC or to be submitted in connection therewith) and Other Filings (as defined below) to comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and the DGCL in connection with the preparation, filing and distribution of the Registration Statement and Proxy Statement and the solicitation of proxies thereunder, the calling and holding of each Special Meeting and the preparation and filing of the Other Filings. The information relating to Acquiror furnished by or on behalf of Acquiror in writing expressly for inclusion in such filings will not, (i) in the case of the Registration Statement and the Proxy Statement, as of (A) the Registration Statement Effectiveness Date, (B) the date of mailing of the Proxy Statement to the holders of Acquiror Common Stock, (C) the date and time of each Special Meeting or (D) the Effective Time, or (ii) in the case of any Other Filing, on the date of its filing, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact

Annex A-48

required to be stated therein or necessary in order to make the statements therein, at such time and in light of the circumstances under which they were made, not false or misleading. Without limiting the foregoing, the Company will use its best efforts to ensure that (1) the Registration Statement and Proxy Statement do not, as of (I) the Registration Statement Effectiveness Date, (II) the date of mailing of the Proxy Statement to the holders of Acquiror Common Stock, (III) the date and time of each Special Meeting, or (IV) the Effective Time, and (2) any Other Filing does not, as of the date of its filing, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (provided that Acquiror will not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished in writing by the expressly for inclusion in Registration Statement and Proxy Statement). Whenever any information is discovered or event occurs which would reasonably be expected to result in the Registration Statement or Proxy Statement containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, Acquiror or the Company, as the case may be, will promptly inform the other Party of such occurrence and cooperate in Acquiror filing with the SEC or its staff or any other Governmental Authority, and/or mailing to stockholders of Acquiror, an amendment or supplement to the Registration Statement or Proxy Statement, as applicable. Each of the Parties shall use its commercially reasonable efforts to (1) cause the Registration Statement and Proxy Statement and Other Filings to, when filed with the SEC, comply in all material respects with all legal requirements applicable thereto, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement and Proxy Statement, (3) cause all comments from the SEC on the Registration Statement and Proxy Statement to be cleared as promptly as practicable and (4) keep the Registration Statement effective as long as is necessary to consummate the Transactions. The Company shall not file the Registration Statement, Proxy Statement, Other Filing or any amendment or supplement thereto or any other document proposed to be filed in connection therewith with the SEC without the prior written consent of Acquiror, such consent not to be unreasonably withheld, conditioned or delayed. Any fees relating to the filing of the Registration Statement or the Proxy Statement shall be borne by Acquiror.

(b) Comment Period. The Company will notify Acquiror promptly upon the receipt of any comments from the SEC or its staff or any request by the SEC, its staff or any other Governmental Authority for amendments or supplements to the Registration Statement, Proxy Statement or any Other Filing (as defined below) or for additional information, and will provide a copy of all written correspondence (or, to the extent such correspondence is oral, a complete summary thereof) from the SEC, its staff or any other Governmental Authority. Acquiror and the Company shall jointly prepare and the Company shall file with the SEC any response letters to any comments from the SEC. The Company shall not file any such response letter without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Prior to the Registration Statement Effectiveness Date (as defined below), Acquiror will take all action necessary under applicable Law to, in consultation with the Company, establish a record date for each Special Meeting (as defined below).

(c) Effectiveness; Mailing; Proxy Solicitation. Acquiror shall cause the Proxy Statement to be mailed to the Acquiror Stockholders as soon as practicable after the date on which all SEC comments to the Registration Statement and Proxy Statement have been cleared and the Registration Statement becomes effective (the “Registration Statement Effectiveness Date”) (but in any event, no later than fifteen (15) calendar days following such date, or such later time as may be agreed by Acquiror and the Company) for the purpose of soliciting the proxies described in Section 8.02(a). Acquiror shall include the Acquiror Board Recommendation in the Proxy Statement, shall not withdraw or modify the Acquiror Board Recommendation (except in accordance with Section 7.05) and shall otherwise take all lawful action to solicit and obtain the Required Acquiror Stockholder Approval. Acquiror will keep the Company reasonably informed regarding all matters relating to the proxy solicitation process, including by promptly furnishing any voting or proxy solicitation reports received by Acquiror and similar updates regarding any requests for redemptions of Acquiror Class A Common Stock. With respect to any such stockholder outreach by, the Company shall use commercially reasonable efforts to provide to Acquiror, and will use its commercially reasonable efforts to cause its Affiliates and Representatives, including legal and accounting representatives, to provide to Acquiror, all cooperation reasonably requested by Acquiror that is customary and reasonable in connection with such outreach including, among other things, (i) furnishing Acquiror reasonably promptly following Acquiror’s request, with information reasonably available to it regarding the Company (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company) customary for such outreach activities, (ii) causing each of its Representatives with appropriate seniority and expertise to participate in a reasonable number of meetings, presentations, due diligence sessions and drafting sessions in connection with

Annex A-49

such outreach activities, (iii) assisting with the preparation of marketing materials and similar documents required in connection with such outreach activities, (iv) providing reasonable assistance to Acquiror in connection with the preparation of pro forma financial information to be included in any marketing materials to be used in any outreach activities, and (v) cooperating with requests for due diligence to the extent customary and reasonable.

(d) Special Meeting. Acquiror will use its reasonable best efforts to take, in accordance with applicable Law, NASDAQ rules and the Acquiror Organizational Documents, all action necessary to duly call, give notice of, convene and hold a meeting of the Acquiror Stockholders (each such meeting, a “Special Meeting”) as promptly as reasonably practicable after the Registration Statement Effectiveness Date (but in no event later than 30 Business Days after the Registration Statement Effectiveness Date), to (i) consider and vote upon the approval of the Acquiror Stockholder Matters and to cause such vote to be taken and (ii) provide the stockholders of Acquiror with the opportunity to elect to effect a redemption of Acquiror Class A Common Stock in exchange for a pro rata portion of the proceeds of the Trust Account. Acquiror may only elect (in consultation with the Company) to postpone or adjourn such meeting (i) to solicit additional proxies for the purpose of obtaining approval of the Acquiror Stockholder Matters or to allow reasonable time for the board of directors of Acquiror to accept reversals of elections from the holders that elect to convert their Acquiror Class A Common Stock into a pro rata portion of the Trust Account, (ii) if a quorum is not present (either in person or by proxy) at a Special Meeting, for the purpose of obtaining such a quorum, (iii) to amend the Acquiror Stockholder Matters, (iv) to provide reasonable additional time to consummate the Transactions or (v) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel and with the Company is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Acquiror prior to a respective Special Meeting; provided that such meeting (I) may not be adjourned to a date that is more than ten (10) business days after the date for which a Special Meeting was originally scheduled (except to the extent required by applicable Law) and (II) shall not be held later than three (3) Business Days prior to the Termination Date without the prior written consent of the Company. Acquiror shall, following the Registration Statement Effectiveness Date, use its reasonable best efforts to take all actions necessary (in its discretion or at the request of the Company) to obtain the approval of the Acquiror Stockholder Matters at each Special Meeting, including as such Special Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting from its stockholders proxies in favor of the Acquiror Stockholder Matters and including in the Proxy Statement the Acquiror Board Recommendation. Each party shall keep the other party reasonably informed regarding all matters relating to the Acquiror Stockholder Matters and each Special Meeting, including by promptly furnishing any voting or proxy solicitation reports received by such party in respect of such matters and similar updates regarding any Acquiror Stockholder Redemptions.

(e) Other Filings. As promptly as reasonably practicable after the execution of this Agreement (or as promptly as reasonably practical after the occurrence of any event or circumstance requiring the filing, issuance or other submission or public disclosure of any such filing, notice, statement, report or other document), Acquiror and the Company will, in consultation with each other, prepare and file, issue or submit or publicly disclose any other filings, notices, statements, reports or other documents required under, and in accordance with, the Exchange Act, the Securities Act, applicable NASDAQ listing rules, the DGCL, DLLCA or any other Laws relating to the Transactions (collectively, the “Other Filings”). At a reasonable time prior to the filing, issuance or other submission or public disclosure of any Other Filing, the Acquiror and/or Company, as applicable, shall be given an opportunity to review and comment upon drafts of such Other Filings, all reasonable comments to be accepted and incorporated by the Party of whom such Other Filing is required, and give its prior written consent to the form thereof prior to filing, issuance, submission or disclosure thereof, such consent not to be unreasonably withheld, conditioned or delayed.

Section 8.03 Exclusivity.

(a) During the Interim Period, neither the Company, nor any of its Representatives acting on its behalf (including the Company Stockholders) will (and the Company will cause its Representatives (including the Company Stockholders) not to), directly or indirectly, initiate, solicit, encourage, provide any information with respect to, or participate in, discussions, negotiations or transactions with any Person (other than Acquiror and its Representatives (including Sponsor)), or enter into or deliver any agreement (including a confidentiality agreement, letter of intent, term sheet, indication of interest, indicative proposal or other agreement or instrument), with respect to any sale or other disposition (however effected) of all or substantially all of the assets of the Company or its Equity Securities other than the Transactions contemplated by this Agreement (a “Company Alternative Transaction”) nor shall it permit any of its Representatives (including any Company Stockholder) to take, whether directly or indirectly,

Annex A-50

any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage or respond to any proposal with respect to a Company Alternative Transaction. The Company shall promptly advise Acquiror of any inquiry or proposal regarding a Company Alternative Transaction it may receive following the date hereof (including the terms related thereto). The Company and its Representatives (including the Company Stockholders) shall immediately discontinue any discussions or negotiations relating to any Company Alternative Transaction.

(b) During the Interim Period, neither Acquiror nor any of its Representatives acting on its behalf (including Sponsor) will (and SPAC will cause its Representatives (including Sponsor) not to), directly or indirectly, initiate, solicit, encourage, provide any information with respect to, or participate in, discussions, negotiations and/or transactions with any person (other than the Company and its Representatives (including the Company Stockholders)), and/or enter into or deliver any agreement or instrument (including a confidentiality agreement, letter of intent, term sheet, indication of interest, indicative proposal or other agreement or instrument), with respect to any business combination transaction involving Acquiror and all or a material portion of the asset(s) and/or business(es) of any other person(s), whether by way of stock purchase, asset purchase, merger, business combination or otherwise, other than the Transactions contemplated by this Agreement (a “SPAC Alternative Transaction”) nor shall it permit any of its Representatives (including the Sponsor) to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage or respond to any proposal with respect to a SPAC Alternative Transaction. Acquiror and its Representatives (including Sponsor) shall immediately discontinue any and all discussions or negotiations relating to any SPAC Alternative Transaction.

(c) Notwithstanding anything to the contrary, no Party shall be in breach of this Section 8.03 (including for the purposes of any of the conditions set forth in Section 9.02 or Section 9.03) unless and to the extent that such Party has committed a Willful Breach of this Section 8.03.

Section 8.04 Tax Matters.

(a) For U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows the U.S. federal income tax treatment), each of Acquiror, the Merger Sub and the Company intend that the Merger, together with the Stock Split and the Note Conversion, be treated as an exchange described in Section 351(a) of the Code (the “Intended Income Tax Treatment”). In addition, the Parties intend for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows the U.S. federal income tax treatment) for the Stock Split to qualify as a reorganization described in Section 368(a)(1)(E) of the Code. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) with respect to the Stock Split. The Parties will prepare and file all Tax Returns in a manner consistent with the Intended Income Tax Treatment and the intended tax treatment of the Stock Split set forth in this Section 8.04(a) and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code. Each of Acquiror, the Merger Sub and the Company agrees to promptly notify all other Parties of any challenge to the Intended Income Tax Treatment or the Merger, by any Governmental Authority. Acquiror, the Merger Sub and the Company shall reasonably cooperate with each other and their respective counsel to document and support the treatment of the Merger in a manner consistent with the Intended Income Tax Treatment, including by providing customary factual support letters, if requested.

(b) None of Acquiror, the Merger Sub or the Company shall take or cause to be taken, or knowingly fail to take or cause to be taken, any action which could reasonably be expected to prevent the Merger from qualifying for the Intended Income Tax Treatment. The Surviving Acquisition Entity shall not be liquidated for a period of twenty-four (24) months following the Closing Date, and the Surviving Acquisition Entity shall retain sufficient assets during such twenty-four (24) months such that the Surviving Acquisition Entity is not considered to be deemed to be liquidated for U.S. federal income tax purposes (which assets shall not be less than twenty-five percent (25%) of the cash in the Trust Account immediately following the deduction of amounts required to satisfy the Acquiror Stockholder Redemptions). For purposes of the immediately preceding sentence, the Surviving Acquisition Entity may make loans to other Persons and the obligations to the Surviving Acquisition Entity as a result of such loans shall be taken into account in determining the assets of the Surviving SPAC. Acquiror, the Merger Sub or the Company shall not take any other action that is inconsistent with the intended tax treatment of the Stock Split and Merger described in Section 8.04(a).

Annex A-51

(c) All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby (“Transfer Taxes”) will be borne by Acquiror. Each of Acquiror, the Merger Sub and the Company shall use reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be reasonably necessary to mitigate, reduce or eliminate any Transfer Tax that could be imposed in connection with the transactions contemplated hereby.

(d) If, in connection with the preparation and filing of the Registration Statement and Proxy Statement, the SEC requests or requires that Tax opinions be prepared and submitted in such connection, the Parties, as applicable, shall use commercially reasonable efforts to deliver to Kirkland & Ellis LLP (or such other reputable law or accounting firm with expertise in U.S. federal income Tax matters mutually agreed (an “Alternative Advisor”)) customary Tax representation letters satisfactory to Kirkland & Ellis LLP (or such Alternative Advisor, as the case may be) dated and executed as of the date the Registration Statement and Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement and Proxy Statement, and, if required, Kirkland & Ellis LLP (or such Alternative Advisor, as applicable) shall furnish an opinion to Acquiror, subject to customary assumptions and limitations, to the effect that the intended U.S. federal income tax treatment should apply to the applicable Transactions.

Section 8.05 Confidentiality; Publicity.

(a) Acquiror acknowledges that the information being provided to it in connection with this Agreement and the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby.

(b) None of Acquiror, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Acquiror, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law, in which case Acquiror or the Company, as applicable, shall use their reasonable best efforts to coordinate such announcement or communication with the other Party, prior to announcement or issuance; provided, that each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the Transactions to their respective Representatives and indirect current or prospective limited partners or investors or otherwise in the ordinary course of their respective businesses, in each case, so long as such recipients are obligated to keep such information confidential without the consent of any other Party; and provided, further, that the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent or with any Governmental Authorities under Section 8.01.

Section 8.06 Post-Closing Directors and Officers. Conditioned upon the occurrence of the Closing, Company shall take all such action within its power as may be necessary or appropriate such that effective as of the Effective Time, the board of directors and officers of Company will be comprised of the persons appointed by the Company.

Section 8.07 PIPE Investment. During the Interim Period, Acquiror shall use reasonable best efforts to identify and obtain commitments from PIPE Investors for an investment in an aggregate amount of $10,000,000 (“PIPE Investment”) in exchange for a certain number of shares of Acquiror Class A Common Stock (“PIPE Securities”) of the Acquiror, to be consummated concurrently with the Closing but immediately before the Effective Time. In connection with the Merger, each PIPE Investor shall receive one share of PIPE Securities of the Company for each share of PIPE Securities of the Acquiror. The terms of the PIPE Investment shall be mutually agreed upon by Acquiror and the Company and set forth in subscription or purchase agreements in form and substance satisfactory to each of them (the “PIPE Agreements”). Acquiror will prepare the PIPE Agreements, or cause the PIPE Agreements to be prepared. The Company shall reasonably cooperate in obtaining the PIPE Investment and preparing the PIPE Agreements by, in a timely manner, (i) providing such information and assistance as the Acquiror may reasonably request, (ii) granting such access to potential PIPE Investors and their Representatives as may reasonably be necessary for their due diligence and (iii) causing its and its Subsidiaries’ respective senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to the PIPE Investment, subject, in the case of clauses (i) and (ii), to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties, and except, in the case of clauses (i) and (ii), for any information which (x) is

Annex A-52

prohibited from being disclosed by applicable Law or (y) on the advice of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure. Acquiror shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the PIPE Investment to be consummated on the terms set forth in the PIPE Agreements, including using its best efforts to (i) maintain in full force and effect the PIPE Agreements in accordance with the terms thereof, (ii) satisfy on a timely basis all conditions to obtaining the PIPE Investment set forth in the PIPE Agreements that are applicable to Acquiror and within the control of Acquiror, (iii) cause the investors to fund the PIPE Investment concurrently with the Closing, (iv) comply on a timely basis with Acquiror’s obligations under the PIPE Agreements, and (v) enforce Acquiror’s rights under the PIPE Agreements.

Section 8.08 Stock Exchange Listing. From the date hereof through the Closing, Acquiror and the Company shall use their reasonable best efforts to cause the shares constituting the Closing Share Consideration to be approved for listing on a Stock Exchange, subject only to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date and to cause the Company to satisfy any applicable initial listing requirements of the applicable Stock Exchange.

Section 8.09 Sponsor Investment Adjustment. If, after the Registration Statement Effectiveness Date and before the Effective Time, the Company issues any Equity Securities (limited, in the case of Equity Securities that are convertible into or exchangeable for shares of any class or series of stock of the Company, to such Equity Securities that would be converted into or exchanged for such shares in connection with the Transactions, and excluding (i) adjustment issuances as a result of stock splits, dividends and recapitalizations and (ii) equity awards issued to employees (“Excluded Securities”)), the Parties hereby agree as follows:

(a) If the Company issues any such Equity Securities other than Excluded Securities to any Person or Persons at an average cost basis (the “New Purchase Price”) that is less than $10.00 per share of Company Common Stock (or, in the case of any Equity Securities other than Excluded Securities that are convertible into or exchangeable for shares of any class or series of stock of the Company, that are convertible or exchangeable for shares of any class or series of stock of the Company at an effective conversion rate of less than $10.00 per share of Company Common Stock), then (i) the Convertible Notes shall be deemed to be amended to reflect that the number of shares of Company Common Stock issuable upon conversion of the Convertible Notes shall be equal to the Outstanding Amount (used in this Section 8.09 as defined in the Convertible Notes) divided by the New Purchase Price and (ii) the Insider Subscription Agreements shall be deemed to be amended to reflect that the number of shares of Class A Common Stock (used in this Section 8.09 as defined in the Insider Subscription Agreements) to be issued to the Investor (used in this Section 8.09 as defined in the Insider Subscription Agreements) shall be equal to the Subscription Amount (used in this Section 8.09 as defined in the Insider Subscription Agreements) divided by the New Purchase Price (the “New Share Amount”).

(b) If the Company issues any such Equity Securities other than Excluded Securities to any Person or Persons that are not Affiliates of the Sponsor, the Company, or any officer or director of the Company (it being acknowledged and agreed that for this purpose Affiliates shall include any individual related by blood (including through adoption) or marriage or any domestic partnership or similar legal arrangement to any officer or director of the Company) at a New Purchase Price that is greater than $10.00 per share of Company Common Stock (or, in the case of any Equity Securities other than Excluded Securities that are convertible into or exchangeable for shares of any class or series of stock of the Company, that are convertible or exchangeable for shares of any class or series of stock of the Company at an effective conversion rate of more than $10.00 per share of Company Common Stock), then (i) the Convertible Notes shall be deemed to be amended to reflect that the number of shares of Company Common Stock issuable upon conversion of the Convertible Notes shall be equal to the Outstanding Amount divided by the New Purchase Price and (ii) the Insider Subscription Agreements shall be deemed to be amended to reflect that the number of shares of Class A Common Stock to be issued to the Investor shall be equal to the New Share Amount.

Article IX
Conditions to Obligations

Section 9.01 Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of the Parties:

(a) Competition Approvals. The applicable waiting period under the HSR Act in respect of the Transactions shall have expired or been terminated, or it shall have been determined and agreed by the Parties that no filing or waiting period under the HSR Act is required in respect of the Transactions.

Annex A-53

(b) No Prohibition. There shall not be in force and effect any (i) Law or (ii) Governmental Order by any Governmental Authority of competent jurisdiction, in either case, enjoining, prohibiting, or having the effect of making illegal the consummation of the Merger.

(c) Acquiror Stockholder Approval. The Required Acquiror Stockholder Approval shall have been obtained.

(d) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(e) Stock Exchange Approval. The shares constituting the Closing Share Consideration shall have been authorized for listing on a Stock Exchange, subject to official notice of issuance.

Section 9.02 Additional Conditions to Obligations of Acquiror. The obligations of Acquiror to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by Acquiror in its sole discretion:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company Parties contained in Section 4.01 (Corporate Organization of the Company), Section 4.02 (Subsidiaries) Section 4.03 (Due Authorization), Section 4.16 (Taxes), Section 4.20 (Environmental Matters) and Section 4.21 (Brokers’ Fees) (collectively, the “Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of the Company contained in Section 4.06 (Capitalization) shall be true and correct in all respects, other than de minimis inaccuracies, as of the Closing Date, as though then made.

(iii) Each of the other representations and warranties of the Company contained in Article IV shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Agreements and Covenants. The covenants and agreements of the Company in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) Officer’s Certificate. The Company shall have delivered to Acquiror a certificate, dated the Closing Date, to the effect that the conditions specified in Section 9.02(a) and Section 9.02(b) have been satisfied.

(d) Lockup Agreement. The Company Stockholders shall have each duly executed and delivered a copy of the Lockup Agreement to Acquiror and the Sponsor.

(e) Repayment of Employee Loans. Each Employee Loan identified on Schedule 6.07 shall have been repaid in full prior to the Closing Date.

(f) Assignment and Transfer of Material Contracts to PRC Subsidiaries. The Company shall procure that the relevant PRC Subsidiaries shall have completed the assignment and transfer of the material Contracts as set forth in Schedule 9.02(f) to the relevant PRC Subsidiaries.

(g) Transfer of Intellectual Property. The Company and/or its Subsidiaries shall have purchased and acquired all the Intellectual Property as set forth on Schedule 4.19(a), including entering into transfer agreements with affiliates of the Company or the Divested PRC Entities, as applicable, and submitting all necessary filings with the relevant Governmental Authorities for the assignment and transfer of the Intellectual Property to the Company or its Subsidiaries (as applicable).

Annex A-54

(h) Consummation of Acquisitions. The Company or any of its Subsidiaries, as applicable, shall have consummated the transactions set forth on Schedule 9.02(h).

(i) Legal Title to Real Property. The Company shall have acquired legal title to the Real Property set forth on Schedule 9.02(i).

(j) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed by the Company.

Section 9.03 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (in whole or in part) in writing by the Company in its sole discretion:

(a) Representations and Warranties.

(i) Each of the representations and warranties of Acquiror contained in Section 5.01 (Corporate Organization), Section 5.02 (Subsidiaries), Section 5.03 (Due Authorization) and Section 5.11 (Brokers’ Fees) shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of Acquiror contained in Section 5.17 (Capitalization) shall be true and correct in all respects, other than de minimis inaccuracies, as of the Closing Date, as though then made.

(iii) Each of the other representations and warranties of Acquiror contained in Article V shall be true and correct (without giving any effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, an Acquiror Material Adverse Effect.

(b) Agreements and Covenants. The covenants and agreements of Acquiror in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) Officer’s Certificate. Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.03(a) and Section 9.03(b) have been satisfied.

(d) Lockup Agreement. Acquiror and Sponsor shall have each duly executed and delivered a copy of the Lockup Agreement to the Company Stockholders.

(e) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed by the Sponsor.

(f) Trust Account. In accordance with and pursuant to the Trust Agreement, Acquiror shall have made all necessary and appropriate arrangements with the trustee to the Trust Account to have, subject to Section 7.02, all of the funds contained in the Trust Account disbursed to Acquiror, all of the funds contained in the Trust Account shall have been actually disbursed to Acquiror, and all such funds disbursed from the Trust Account to Acquiror shall be available to Acquiror in respect of all of the obligations of Acquiror set forth in this Agreement.

(g) Financing. The Acquiror shall have consummated the Investment in accordance with the terms of the Note Purchase Agreement and the Insider Subscription Agreements.

(h) Sponsor Support Agreement. The Sponsor Support Agreement shall be in full force and effect.

Annex A-55

(i) Underwriting Commission Reduction. The amounts due to the underwriters of Acquiror’s initial public offering for their deferred underwriting commissions shall have been waived or otherwise reduced such that the total amount thereof shall be no greater than $1,000,000 plus up to $250,000 for direct out of pocket expenses incurred by the underwriters in connection with the Merger, upon presentation of invoices supporting such expenses.

Article X
Termination/Effectiveness

Section 10.01 Termination. This Agreement may be validly terminated and the Transactions may be abandoned at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Acquiror and the Company;

(b) by either Acquiror or the Company, if there shall be in effect any (i) Law or (ii) Governmental Order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (y) in the case of clause (ii) such Governmental Order shall have become final and non-appealable;

(c) by either Acquiror or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on September 30, 2024 (the “Termination Date”); provided, however, that (i) if the SEC has not declared the Proxy Statement effective on or prior to September 1, 2024, the Termination Date shall be automatically extended to October 31, 2024 and (ii) in the event that any Investment Screening Law is enacted, after the date of this Agreement, by any Governmental Authority in the jurisdiction set forth on Schedule 10.01 with effectiveness prior to the Closing that require the consent of such Governmental Authority for the consummation of the Merger, the Termination Date shall automatically be extended by 90 days from the effective date of such Investment Screening Law; provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(c) will not be available to any Party whose material breach of any provision of this Agreement caused or resulted in the failure of the Merger to be consummated by such time;

(d) by either Acquiror or the Company, if Acquiror fails to obtain the Required Acquiror Stockholder Approval upon vote taken thereon at a Special Meeting (or at a meeting of its stockholders following any adjournment or postponement thereof); provided that the right to terminate this Agreement under this Section 10.01(d) shall not be available to any Party if such Party has materially breached Section 8.02;

(e) by Acquiror, if a Company Party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 9.02(a) or Section 9.02(b) to be satisfied at the Closing and (ii) is not capable of being cured by such Company Party by the Termination Date or, if capable of being cured by such Company Party by the Termination Date, is not cured by such Company Party before the earlier of (x) the third (3rd) Business Day immediately prior to the Termination Date and (y) the forty-fifth (45th) day following receipt of written notice from Acquiror of such breach or failure to perform: provided that Acquiror shall not have the right to terminate this Agreement pursuant to this Section 10.01(e) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement;

(f) by the Company, if Acquiror has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in Section 9.03(a) or Section 9.03(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by Acquiror by the Termination Date, is not cured by Acquiror before the earlier of (x) the 3rd (third) Business Day immediately prior to the Termination Date and (y) the 45th (forty-fifth) day following receipt of written notice from the Company of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(f) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement; or

(g) by Acquiror, by written notice to the Company, if the Company fails to deliver the Company Stockholder Approval, duly executed by the Company Stockholders, within five (5) days following the Registration Statement Effectiveness Date; provided that Acquiror shall have no right to terminate this Agreement pursuant to this Section 10.01(g) at any time following the delivery of the Company Stockholder Approval, even if the Company Stockholder Approval is delivered following such five (5) day period.

Annex A-56

Section 10.02 Effect of Termination. Except as otherwise set forth in this Section 10.02 or Section 11.13, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its Affiliates, or its Affiliates’ Representatives, other than liability of any Party for any Fraud or any Willful Breach of this Agreement by such Party occurring prior to such termination. The provisions of Section 8.05 (Confidentiality; Publicity), this Section 10.02 (Effect of Termination) and Article XI (Miscellaneous) (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, shall in each case survive any termination of this Agreement.

Article XI
Miscellaneous

Section 11.01 Waiver. At any time and from time to time prior to the Closing, Acquiror and the Company may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, as applicable; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance by the other Party with any of the agreements or conditions contained herein applicable to such Party (it being understood that the Company and Merger Sub shall each be deemed a single Party for purposes of this Section 11.01). Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

Section 11.02 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a) If to Acquiror to:

OCA Acquisition Corp.
1345 Avenue of the Americas, 33rd Floor
New York, New York 10022
Attn: David Shen
Email: [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
Attn: Christian O. Nagler, P.C.; Marshall P. Shaffer, P.C.
E-mail: [***]; [***]

(b) If to the Company or Merger Sub to:

Powermers Smart Industries Inc.
1500 Broadway, Suite 3300A
New York, New York 10036
Attention: Chris Thorne
Email: [***]

with a copy (which shall not constitute notice) to:

Graubard Miller
405 Lexington Avenue, 44th Floor
New York, New York 10174
Attention: David A. Miller; Jeffrey M. Gallant
Email: [***]; [***]

Annex A-57

or to such other address or addresses as the Parties may from time to time designate in writing. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, ordinary mail or electronic mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

Section 11.03 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 11.03 shall be null and void, ab initio.

Section 11.04 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided that notwithstanding the foregoing (a) in the event the Closing occurs, D&O Indemnitees are intended third-party beneficiaries of, and may enforce, Section 7.01, (b) the Non-Recourse Parties are intended third-party beneficiaries of, and may enforce, Section 11.14 and Section 11.15 and (c) the Company Stockholders are intended third-party beneficiaries of, and may enforce, Section 11.17.

Section 11.05 Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the other Transaction Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, for the avoidance of doubt, that (a) if this Agreement is terminated in accordance with its terms, the Company Group shall pay, or cause to be paid, all unpaid Company Transaction Expenses and Acquiror shall pay, or cause to be paid, all unpaid Acquiror Transaction Expenses and (b) if the Closing occurs, then Acquiror shall pay, or cause to be paid, all unpaid Acquiror Transaction Expenses and all unpaid Company Transaction Expenses.

Section 11.06 Governing Law. This Agreement, and all Actions or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 11.07 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.08 Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Certain information set forth in the Schedules is included solely for informational purposes. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

Section 11.09 Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Agreements and Confidentiality Agreement constitute the entire agreement among the Parties relating to the transactions contemplated hereby and thereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions.

Section 11.10 Amendments. This Agreement may be amended or modified in whole or in part only by an agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 10.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 11.10.

Annex A-58

Section 11.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law.

Section 11.12 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the Transactions shall be brought in the Delaware Court of Chancery, and if the Delaware Court of Chancery does not have or take jurisdiction over such Action, any other federal or state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 11.13 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement or any Transaction Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not allege, and each Party hereby waives the defense, that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 11.14 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party intentionally breaches the terms of this Agreement (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or the Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions (each of the Persons identified in clauses (a) or (b), a “Non-Recourse Party”, and collectively, the “Non-Recourse Parties”). For the avoidance of doubt, this Section 11.14 shall not apply to any express obligation of any named party to any other Transaction Agreements under the express terms of such Transaction Agreement.

Section 11.15 Non-Survival. Notwithstanding anything herein or otherwise to the contrary, none of the representations, warranties, covenants, obligations or other agreements of the Parties contained in this Agreement or in any certificate delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and, from and after the Closing, no Action shall be brought and no recourse shall be had against or from any Person in respect of such non-surviving representations, warranties, covenants or agreements, other than in the case of Fraud. All such representations, warranties, covenants, obligations and other agreements shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof). Notwithstanding

Annex A-59

the foregoing, (a) those covenants and agreements contained herein that by their terms expressly require performance after the Closing shall survive the Effective Time but only with respect to that portion of such covenant or agreement that is expressly to be performed following the Closing, and (b) this Article XI shall survive the Closing. For the avoidance of doubt, the terms of the Lockup Agreement and Registration Rights Agreement shall not be affected by this Section 11.15.

Section 11.16 Non-Reliance.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and, in the case of the Company, its Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the representations and warranties in Article IV constitute the sole and exclusive representations and warranties in respect of each Company Party and its Subsidiaries (if applicable); (iii) the representations and warranties in Article V constitute the sole and exclusive representations and warranties in respect of Acquiror; (iv) except for the representations and warranties in Article IV by the Company Parties and the representations and warranties in Article V by Acquiror, none of the Parties or any other Person (including any of the Non-Recourse Parties) makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (v) neither Party nor any of its Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties in Article IV by the Company and the representations and warranties in Article V by Acquiror. The foregoing does not limit any rights of any Party (or any other Person party to any other Transaction Agreements) pursuant to any other Transaction Agreement against any other Party (or any other Person party to any other Transaction Agreements) pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof.

(b) The Company acknowledges that any restatement, revision or other modification of the SEC Reports in connection with the review of any agreements, orders, comments or other guidance from the staff of the SEC, whether made prior to or following the date of this Agreement, regarding the accounting policies of the Acquiror included in any SEC Reports shall be deemed not material for purposes of this Agreement so long as such restatement, revision or other modification is applied on a consistent basis to all similarly situated blank check companies like Acquiror.

Section 11.17 Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege.

(a) Conflicts of Interest.

(i) The Parties, including on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other Equity Interests of Acquiror and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than Acquiror) (collectively, the “Acquiror Group”), on the one hand, and (y) Acquiror and/or any member of the Company Group (as defined below), on the other hand, any legal counsel, including Kirkland & Ellis LLP (“K&E”), that represented Acquiror or a member of the Acquiror Group prior to the Closing may represent any member of the Acquiror Group in such dispute even though the interests of such Persons may be directly adverse to Acquiror, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for Acquiror and/or another member of the Acquiror Group. Neither Acquiror nor the Company shall seek to or have K&E disqualified from any such

Annex A-60

representation with respect to this Agreement or the Transactions based upon the prior representation of the Acquiror Group by K&E. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. Acquiror and the Company, including on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Agreement or the Transactions contemplated hereby or thereby) between or among Acquiror, Sponsor and/or any other member of the Acquiror Group, on the one hand, and K&E on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Closing and belong to the Acquiror Group after the Closing, and shall not pass to or be claimed or controlled by Acquiror.

(ii) The Parties, including on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other Equity Interests of Company and/or any of its Subsidiaries and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company or its Subsidiaries) (collectively, the “Company Group”), on the one hand, and (y) the Company and/or any member of the Acquiror Group, on the other hand, any legal counsel, including Graubard Miller (“Graubard”) or Paul Hastings LLP (“Paul Hastings”), that represented Company or any of its Subsidiaries or another member of the Company Group prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to the Company, and even though such counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for Company and/or a member of the Company Group. Neither Acquiror nor the Company shall seek to or have Graubard or Paul Hastings disqualified from any such representation with respect to this Agreement or the Transactions based upon the prior representation of the Company Group by Graubard and/or Paul Hastings. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. Acquiror and the Company, including on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Agreement or the Transactions contemplated hereby or thereby) between or among the Company and its Subsidiaries, the Company Stockholders and/or any other member of the Company Group, on the one hand, and Graubard or Paul Hastings on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Closing and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by Acquiror.

(b) Non-Exclusivity. The covenants, consents and waivers contained in this Section 11.17 shall not be deemed exclusive of any other rights to which K&E, Graubard or Paul Hastings are entitled whether pursuant to law, contract or otherwise.

(c) Attorney-Client Privilege. Each of Acquiror, Merger Sub, and the Company (each on behalf of itself and its Affiliates) waives and shall not assert any attorney-client privilege, attorney work-product protection or expectation of client confidence with respect to any communication between their respective legal counsel (“Prior Counsel”), on the one hand, and any of the Acquiror’s, Merger Sub’s or the Company’s or Subsidiaries’ respective officers, employees and directors (collectively, the “Pre-Closing Designated Persons”) on the other hand, or any advice given to any Pre-Closing Designated Person by Prior Counsel, relating to this Agreement or any other Transaction Documents or transactions contemplated hereby or thereby (including any matter that may be related to litigation, a claim or dispute arising under or related to this Agreement or such other Transaction Documents or in connection with such transactions) (each, an “Existing Representation”) (collectively, “Pre-Closing Privileges”) in connection with any post-closing representation, including in connection with a dispute between any Designated Person and one or more of Acquiror, Merger Sub, the Company and their respective Affiliates, it being the intention of the Parties that all rights to such Pre-Closing Privileges, and all rights to waiver or otherwise control such Pre-Closing Privilege, shall be retained by the Company Stockholder, and shall not pass to or be claimed or used by Acquiror or the Company and its

Annex A-61

Subsidiaries, except as expressly provided in the last sentence of this Section 11.17(c). Notwithstanding the foregoing, in the event that a dispute arises between Acquiror or any of the Company and its Subsidiaries, on the one hand, and a third party other than a Designated Person, on the other hand, the Company shall (and shall cause its Affiliates to) assert the Pre-Closing Privileges on behalf of the Designated Persons to prevent disclosure of Privileged Materials (defined below) to such third party; provided, however, that such privilege may be waived only with the prior written consent, and shall be waived upon the written instruction, of the Company Stockholder.

(d) Enforceability; Irrevocability. This Section 11.17 is intended for the benefit of, and shall be enforceable by, the Acquiror Group and the Company Group. This Section 11.17 shall be irrevocable, and no term of this Section 11.17 may be amended, waived, or modified without the prior written consent of K&E, Graubard or Paul Hastings, as applicable.

(e) Privileged Materials. All such Pre-Closing Privileges, and all books and records and other documents of the Company and its Subsidiaries containing any advice or communication that is subject to any Pre-Closing Privilege (“Privileged Materials”), shall be excluded from the Transactions and, notwithstanding anything herein or otherwise to the contrary, be distributed to the Company Stockholders (on behalf of the applicable Designated Persons) immediately prior to the Closing with (in the case of such books and records) no copies retained by the Company and its Subsidiaries. Absent the prior written consent of the Company Stockholders, neither Acquiror nor (following the Closing) the Company shall have a right of access to Privileged Materials. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with the Acquiror under a common interest agreement shall remain the privileged communications or information of the Surviving Acquisition Entity.

Section 11.18 Currency. All references to currency amounts in this Agreement shall mean United States dollars.

[Signature Pages Follow]

Annex A-62

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

OCA ACQUISITION CORP.
A Delaware corporation
By:	/s/ David Shen
Name:	David Shen
Title:	Chief Executive Officer and President
POWR MERGER SUB, LLC
A Delaware limited liability company
By:	/s/ Christopher Thorne
Name:	Christopher Thorne
Title:	Chief Executive Officer
POWERMERS SMART INDUSTRIES, INC.
A Delaware corporation
By:	/s/ Christopher Thorne
Name:	Christopher Thorne
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

Annex A-63

EXHIBIT A

NOTE PURCHASE AGREEMENT

(Attached)

Annex A-64

EXHIBIT B

SPONSOR SUPPORT AGREEMENT

(Attached)

Annex A-65

EXHIBIT C

COMPANY STOCKHOLDERS SUPPORT AGREEMENT

(Attached)

Annex A-66

EXHIBIT D

INSIDER SUBSCRIPTION AGREEMENTS

(Attached)

Annex A-67

EXHIBIT E

PRO FORMA CAPITALIZATION

[Intentionally Omitted]

Annex A-68

Annex B

ANNEX B — PSI EQUITY INCENTIVE PLAN

Powermers Smart Industries, Inc.

2024 Long-Term Incentive Equity Plan

Section 1.            Purpose; Definitions.

1.1.             Purpose. The purpose of the Powermers Smart Industries, Inc. 2024 Long-Term Incentive Equity Plan (“Plan”) is to enable Powermers Smart Industries, Inc. (the “Company”) to offer to its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the Company and aligning their interests with those of the Company’s stockholders. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2.             Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)         “Agreement” means the written award agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award granted under the Plan. Any Agreement is subject to the terms and conditions of the Plan.

(b)         “Board” means the Board of Directors of the Company.

(c)         “Cause” means (a) the definition of such term as set forth in the applicable Agreement or in a Holder’s employment or service agreement with the Company or a Subsidiary, or (b) if no such agreement exists, (i) such Holder’s commission of a felony or a crime involving moral turpitude, of a material violation of state or federal securities laws, or of any other act involving fraud, dishonesty, willful malfeasance or material fiduciary breach with respect to the Company or a Subsidiary; (ii) such Holder’s gross negligence or willful misconduct with respect to the Company or a Subsidiary; (iii) such Holder’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Subsidiaries; (iv) such Holder’s material breach of any agreement with the Company or an affiliate, or a material violation of the Company’s or a Subsidiary’s code of conduct or other written policy; or (v) in the case of an employee or consultant, such Holder’s failure to perform such duties as are reasonably requested by the Board. Except as otherwise provided in a Holder’s employment or service agreement, the determination that a termination of a Holder’s Continuous Service is either for Cause or without Cause shall be made by the Board in its sole discretion.

(d)         “Change of Control” means (a) a transaction or series of related transactions in which a person or entity, or a group of related persons or entities (other than any shareholders or any affiliates thereof), acquires shares representing more than fifty percent (50%) of the outstanding voting power of the Company, (b) a merger or consolidation in which the Company is a constituent party or a Subsidiary of the Company is a constituent party and the Company issues shares of its Common Stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of Common Stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, or (c) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries if all or substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned Subsidiary.

Annex B-1

(e)         “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any Treasury regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations, or guidance.

(f)          “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(g)         “Common Stock” means the Common Stock of the Company, par value $0.0001 per share.

(h)         “Company” means Powermers Smart Industries, Inc., a corporation organized under the laws of the State of Delaware.

(i)          “Continuous Service” means that the Holder’s service with the Company or a Subsidiary, whether as an employee, officer, director or consultant, is not interrupted or terminated. A change in the capacity in which the Holder renders service to the Company or a Subsidiary as an employee, officer, director, or consultant or a change in the entity for which the Holder renders such service, provided that there is no interruption or termination of the Holder’s service with the Company or a Subsidiary, shall not terminate a Holder’s Continuous Service; provided, however, if the entity for which a Holder is rendering service ceases to qualify as a Subsidiary, as determined by the Board in its sole discretion, such Holder’s Continuous Service shall be considered to have terminated on the date such entity ceases to qualify as a Subsidiary. For example, a change in status from an employee of the Company to a consultant of an affiliate or to a director shall not constitute an interruption of Continuous Service.

(j)          “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(k)         “Effective Date” means the date determined pursuant to Section 11.1.

(l)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(m)        “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or any other trading or quotation system, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by such exchange or trading or quotation system or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) above, such price as the Committee shall determine, in good faith in a manner that complies with Section 409A of the Code.

(n)         “Holder” means a person who has received an award under the Plan.

(o)         “Incentive Stock Option” means any Stock Option intended to be and designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code and that otherwise meets the requirements set forth in the Plan.

(p)         “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(q)         “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(r)          “Other Stock-Based Award” means an award under Section 8 that is payable by delivery of Common Stock or that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(s)          “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

Annex B-2

(t)          “Plan” means this Powermers Smart Industries, Inc. 2024 Long-Term Incentive Equity Plan, as hereinafter amended from time to time.

(u)         “Repurchase Value” shall mean (i) if the award is to be settled under Section 2.2(a)(v) or repurchased under Section 5.3(g), the Fair Market Value, if the award is comprised of shares of Common Stock, or the difference between the Fair Market Value and the Exercise Price (if lower than the Fair Market Value), if the award is a Stock Option or Stock Appreciation Right, in each case, multiplied by the number of shares subject to the award, or (ii) if the award is to be repurchased under Section 9.1, the value of such award based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event, if the award is comprised of shares of Common Stock, or the difference between (1) the value of such award based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event and (2) the exercise price (if lower than such value), if the award is a Stock Option or Stock Appreciation Right, in each case multiplied by the number of shares subject to the award.

(v)         “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(w)        “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the Holder would have otherwise had to pay to exercise the related Stock Option or (b) if a Stock Appreciation Right is granted unrelated to a Stock Option, the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(x)         “Service Agreement” means the employment agreement or other service agreement with the Company by which a Holder is bound.

(y)         “Stock Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date) as determined under Section 6 and subject to the conditions thereof as well as the applicable Agreement.

(z)         “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to Section 5 of the Plan.

(aa)        “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

Section 2.            Administration.

2.1.             Committee Membership. The Plan shall be administered by the Committee. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2.             Powers of Committee.

(a)         The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(i)          to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder;

(ii)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

Annex B-3

(iii)        to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(iv)        to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(v)         to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

(b)         The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be granted in exchange for the cancellation or surrender of an Option or Stock Appreciation Right or other award having a higher exercise price.

2.3.             Interpretation of Plan.

(a)         Committee Authority. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)         Decisions Final. Any decision, interpretation, or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding, and conclusive on the Company and all employees and their respective heirs, executors, administrators, successors, and assigns.

(c)         Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation Rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan or any Incentive Stock Option under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the special terms and conditions applicable to Incentive Stock Options as described in this Plan, including but not limited to, Section 5, and for the avoidance of doubt, if shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such shares of Common Stock to the Holder upon exercise, the Holder shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

2.4.             Indemnification. In addition to such other rights of indemnification as they may have as directors or members of the Committee, and to the extent allowed by Delaware law, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit, or proceeding or in connection with any appeal therein, to which the members of the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any award granted under the Plan, and against all amounts paid by the members of the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the members of the Committee in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member of the Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of

Annex B-4

was unlawful; provided, however, that within 60 days after the institution of any such action, suit, or proceeding, such members of the Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding. The Company shall advance expenses to members of the Committee in connection with the Company’s indemnification obligations hereunder; provided that such member agrees in writing to reimburse the Company for such advances if such member if ultimately not entitled to indemnification hereunder.

Section 3.            Stock Subject to Plan.

3.1.             Number of Shares. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be [•] shares (the “Shares”), subject to adjustment pursuant to Section 3.3. The Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Notwithstanding the limit in the first sentence of this Section 3.1, the total number of Shares reserved and available for issuance under the Plan will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the total number of Shares for such year or that the increase in the total number of Shares for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. The aggregate number of Shares that may be issued or used with respect to any Incentive Stock Option shall not exceed [•] Shares (subject to any increase or decrease pursuant to Section 3.1).

3.2.             Share Recycling. If any Shares that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any Shares that are subject to any Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such Shares shall again be available for distribution in connection with future grants and awards under the Plan. Shares that are surrendered by a Holder or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any Shares surrendered by a Holder or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under the Plan, shall not be available for subsequent awards under the Plan.

3.3.             Adjustment Upon Changes in Capitalization, Etc. In the event of any Common Stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price), in the aggregate number of shares reserved for issuance under the Plan or in any other amount denominated in shares under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

3.4.             Individual Limits. Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 10% of the total number of Shares (as defined below) issued and issuable under this Plan. The maximum aggregate amount of cash and value of awards (calculated based on grant date fair value of the awards for financial reporting purposes) granted in any calendar year to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $[•]. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

Section 4.            Eligibility. Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company, and who are qualified to receive Shares pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect

Annex B-5

to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5.            Stock Options.

5.1.             Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. The Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-qualified Stock Option. All Options granted under the Plan shall be Non-qualified Stock Options unless the applicable Agreement expressly states that the Option is intended to be an Incentive Stock Option. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-qualified Stock Option appropriately granted under the Plan. The Company shall have no liability to any Holder, or to any other person, if an Option (or any portion thereof) that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option at any time or if an Option (or any portion thereof) is determined to constitute “nonqualified deferred compensation” under Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

5.2.             Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)         Option Term. The term during which a Stock Option may be exercised shall be fixed by the Committee and set forth in the applicable award Agreement; provided, that an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant; provided, further, that an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”), may only be exercised within five years of the date of grant.

(b)         Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee as of the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value on the date of grant.

(c)         Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a three-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000. To the extent that the aggregate fair market value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Non-qualified Stock Options to the extent required by Section 422 of the Code.

5.3.             Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased, as provided in the applicable Agreement. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of

Annex B-6

the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company and the Holder has paid to the Company (or otherwise arranged for satisfaction of any required tax withholding in accordance with Section 12.6) an amount equal to any and all Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld in accordance with Section 12.6 of the Plan. The Committee may permit a Holder to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld in accordance with Section 12.6 of the Plan and resulting from such exercise. The Committee may also permit a Holder to pay the exercise price upon exercise of a Stock Option pursuant to net exercise procedures as determined by the Committee, provided, however, that, with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Committee at the time of grant and specified in the Agreement.

(a)         Stock Payments. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(b)         Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s Immediate Family (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(c)         Termination by Reason of Death. If a Holder’s Continuous Service terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(d)         Termination by Reason of Disability. If a Holder’s Continuous Service terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(e)         Termination by Reason of Normal Retirement. Subject to the provisions of Section 12.3, if such Holder’s Continuous Service terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate,

Annex B-7

except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(f)          Other Termination. Subject to the provisions of Section 12.3, if such Holder’s Continuous Service terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s Continuous Service is terminated by the Company or a Subsidiary without Cause (or, if such term is defined in the applicable Agreement or in a Holder’s employment or service agreement with the Company or a Subsidiary, by the Holder for “good reason”) the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g)         Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(h)         Rights as Shareholder. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

Section 6.            Stock Appreciation Rights.

6.1.             Grant and Exercise. Subject to the terms and conditions of the Plan and such other conditions not inconsistent with the Plan as may be reflected in the applicable Agreement, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option, in each case, to be evidenced by an Agreement reflecting the award grant. The Committee may grant Stock Appreciation Rights to Holders who have been or are being granted Stock Options under the Plan as a means of allowing such Holders to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2.             Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a)         Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Stock Appreciation Rights granted in tandem with an Incentive Stock Option, to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b)         Termination. All or a portion of a Stock Appreciation Right granted in tandem with a Stock Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Stock Option.

(c)         Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Stock Appreciation Rights granted in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option. Upon exercise of all or a portion of a Stock Appreciation Right and, if applicable, surrender of the applicable portion of the related Stock Option, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised, less an amount equal to any Federal, state, local, and non-U.S. income, employment, and any other applicable taxes that are required to be withheld in accordance with Section 12.6.

(d)         Shares Available Under Plan. The granting of a Stock Appreciation Right in tandem with a Stock Option shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Annex B-8

Section 7.            Restricted Stock.

7.1.             Grant. Each Restricted Stock grant shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Agreement. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

7.2.             Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a)         Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b)         Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Subject to the restrictions set forth in this Section 7, Section 12.6 of the Plan and the applicable Agreement, a Holder generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including that the Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)         Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8.            Other Stock-Based Awards. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These Other Stock-Based Awards may include performance shares or options, whose award is tied to specific performance

Annex B-9

criteria. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee, subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Agreement evidencing such award.

Section 9.            Accelerated Vesting and Exercisability.

9.1.             Non-Approved Transactions. In the event of a Change of Control that has not been authorized or otherwise approved by the Board, the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

9.2.             Approved Transactions. In the event of a Change of Control that has been approved by the Board, the Committee may (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, and/or declare that all performance goals have been achieved at a specified target level and all other terms and conditions have been met, (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award, (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option or stock appreciation right in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable, (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option) or (iv) cancel any Restricted Stock in exchange for restricted stock of any successor corporation. Notwithstanding the foregoing, the Committee shall not take any action pursuant to this Section 9 that would (i) cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify, (ii) cause an Option that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Option that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

9.3.             Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10.          Amendment and Termination. The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 11.          Term of Plan.

11.1.           Effective Date. The Effective Date of the Plan shall be the date on which the Plan is adopted by the Board. Awards may be granted under the Plan at any time after the Effective Date and before the date fixed herein for termination of the Plan; provided, however, that if the Plan is not approved by the affirmative vote of the holders of a majority of the Common Stock cast at a duly held stockholders’ meeting at which a quorum is, either in person or by proxy, present and voting within one year from the Effective Date, then (i) no Incentive Stock Options may be granted hereunder and (ii) all Incentive Stock Options previously granted hereunder shall be automatically converted into Non-qualified Stock Options.

11.2.           Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Annex B-10

Section 12.          General Provisions.

12.1.           Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2.           Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3.           Employees.

(a)         Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s Continuous Service is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s Continuous Service is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Stock Option, whichever is later. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b)         Termination for Cause. If a Holder’s Continuous Service is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s Continuous Servive is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c)         No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4.           Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5.           Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

Annex B-11

12.6.           Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall be required to pay in full to the Company or the Holder’s employer (if not the Company), or make alternative arrangements satisfactory to the Committee, for the payment of any Federal, state and local income, employment, and/or other taxes of any kind required by law to be withheld or paid with respect to such an award. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. If such tax obligations are satisfied through the withholding of shares of Common Stock that are otherwise issuable to the Holder pursuant to an award granted (or through the surrender of shares of Common Stock by the Holder to the Company), the number of shares of Common Stock that may be so withheld (or surrendered) shall be limited to the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding equal to the aggregate amount of such tax liabilities as determined by the Company. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to withhold and deduct any such taxes or withholdings from any award granted or any payment of any kind relating to an award under this Plan, including from a distribution of Common Stock, otherwise due to the Holder from the Company or any Subsidiary.

12.7.           Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Delaware (without regard to choice of law provisions).

12.8.           Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9.           Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10.         Applicable Laws. The obligations of the Company with respect to all Stock Options, Stock Appreciation Rights, Restricted Stock, Other Stock Grants, and any other awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

12.11.         Conflicts. If any provision of the Plan or any Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Holder or award granted under the Plan, or would disqualify the Plan or any award granted under the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award granted under the Plan, such provision shall be stricken as to such jurisdiction, Holder or award granted under the Plan and the remainder of the Plan and any such award shall remain in full force and effect. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code (with respect to Incentive Stock Options), then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein or therein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Non-qualified Stock Option for all purposes of the Plan. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions in any Agreement shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein. Further, the applicable provisions of the nonqualified-deferred compensation rules under Section 409A of the Code are hereby incorporated by reference and shall control over any Plan or Agreement provision in conflict therewith.

Annex B-12

12.12.         Certain Awards Deferring or Accelerating the Receipt of Compensation. Some of the awards that may be granted pursuant to the Plan may be considered to be “nonqualified deferred compensation” subject to Section 409A of the Code. It is the general intention, but not the obligation, of the Committee that all awards granted, and all Agreements entered into, under the Plan either will qualify for an exemption or exception or will comply with the requirements of Section 409A of the Code. The Committee, in administering the Plan, intends, and the parties entering into any Agreement intend that the Plan and any applicable Agreement comply with and meet all of the requirements of Section 409A of the Code or qualify for an exception thereto, and shall include such provisions in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exemption or exception thereto. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Holder on account of non-compliance with Section 409A of the Code. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any award is or may become subject to Section 409A of the Code, the Committee may amend the Plan and the related Agreements without the consent of the Holder or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Code Section 409A or to exclude or exempt the Plan or any award granted under the Plan, and any Agreement related thereto, from the requirements of Section 409A of the Code. Notwithstanding any contrary provision in this Plan or any award hereunder, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the award) upon expiration of such delay period.

12.13.         Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

12.14.         Tax Withholding; Sell to Cover. If requested by a Holder at the time of issuance of any Other Stock Grant, in connection with the settlement of any vested Other Stock Grant, the Company shall issue the shares of stock subject to the Other Stock Grant to a broker designated by the Company and acting on behalf and for the account of the Holder with instructions to (i) sell a number of shares of such stock sufficient to satisfy the applicable withholding taxes which arise in connection with such settlement; provided, that the mount sold does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment, along with any applicable third-party commission, and (ii) remit the proceeds of such sale to the Company. In the event the sale proceeds are insufficient to fully satisfy the applicable withholding taxes, such Holder authorizes withholding from payroll and any other amounts payable to the Holder, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the applicable withholding taxes. Unless the withholding tax obligations of the Company and/or any affiliate thereof are satisfied, the Company shall have no obligation to issue any shares of stock on the Holder’s behalf pursuant to the vesting of the Other Stock Grant.

12.15.         Clawbacks. All awards, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. The Holder’s acceptance of an award under the Plan will constitute acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Holder, whether adopted before or after the Effective Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Holder’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

12.16.         Section 16(b) of the Exchange Act. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Holders will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under

Annex B-13

Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 12.19, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

12.17.         [Data Privacy. As a condition of receipt of any award, each Holder explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 12.17 by and among, as applicable, the Company and its affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and awards and the Holder’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its affiliates may hold certain personal information about a Holder, including, but not limited to, the Holder’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and awards and the Holder’s participation in this Plan, the Company and its affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and awards and the Holder’s participation in this Plan. Recipients of the Data may be located in the Holder’s country or elsewhere, and the Holder’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an award, each Holder authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and awards and the Holder’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage this Plan and awards and the Holder’s participation in this Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s eligibility to participate in this Plan, and in the Committee’s discretion, the Holder may forfeit any outstanding awards if the Holder refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.]

12.18.         Successor and Assigns. This Plan shall be binding on all successors and permitted assigns of a Holder, including, without limitation, the estate of such Holder and the executor, administrator, or trustee of such estate.

12.19.         Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

12.20.         Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

Annex B-14

Annex C

December 7, 2023

Board of Directors
OCA Acquisition Corp.
1345 Avenue of the Americas, 33rd Floor
New York, NY 10105

Ladies and Gentlemen:

Houlihan Capital, LLC (“Houlihan Capital”) understands that OCA Acquisition Corp. (“OCA, “Client”, or “Company”) is contemplating a business combination transaction (the “Transaction”) with Powermers Smart Industries, Inc. (“Target”), whereby all of the outstanding shares of capital stock, options — to the extent they are vested as of immediately prior to the effectiveness of the Transaction (the “Effective Time”) — and other equity interest of Target, in each case, held by equity holders of Target as of immediately prior to the Effective Time will be exchanged for a total consideration consisting of shares and options of the combined company resulting from the Transaction (the “Combined Company”) representing a number of shares of common stock of the Combined Company equal to (i) (a) $2.0 billion, divided by (ii) $10.00 (such number of shares, collectively, the “Consideration”).

Pursuant to an engagement letter dated November 14, 2023, the Board of Directors of the Company (the “Board”) engaged Houlihan Capital as its financial advisor to render a written opinion (the “Opinion”), as to whether, as of the date of such Opinion, the Consideration is fair, from a financial point of view, to the shareholders of the Company other than OCA Acquisition Holdings, LLC (such shareholders, the “Unaffiliated Shareholders”).

In completing our analysis for purposes of the Opinion set forth herein, Houlihan Capital’s investigation included, among other things, the following:

•     Held discussions with certain members of Company management (“Company Management”) and Target management (“Target Management”) regarding the Transaction, Target’s historical performance and financial projections, and Target’s future outlook as utilized in the Board Presentation presented by Houlihan Capital to the Board on December 7, 2023, and reaffirmed on December 20, 2023;

•     Reviewed information provided by Client and Target including, but not limited to:

•        Audited financial statements for the Target for the fiscal years ended December 31, 2021, and 2022;

•        Unaudited financial statements for the Target for the year-to-date (“YTD”) periods ended June 30, 2022, and 2023;

•        Projected revenue and EBITDA for the Target for the fiscal year ended December 31, 2023, and 2024;

•        Executed LOI, dated September 21, 2023;

•        Various Company Presentations outlining Target partners and business lines;

•        A draft Agreement and Plan of Merger, dated November 15, 2023;

•        Certain joint venture and partnership agreements between the Target and its partners;

200 West Madison Suite 2150 Chicago, IL 60606 Tel: 312.450.8600 Fax: 312.277.7599 www.houlihan.com

Annex C-1

Board of Directors of OCA Acquisition Corp. December 7, 2023 Fairness Opinion

•        An illustrative Sources and Uses table for the Transaction;

•        An illustrative pro forma capitalization table for the Transaction;

•     Relied upon representations made by Company Management concerning, among other things, certain forecasted financial information of Target prepared by Target Management (the “Forecast”) set forth in a letter, dated January 30, 2024 (the “Representation Letter”);

•     Reviewed the industry in which Target operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses;

•     Developed indications of value for Target using generally accepted valuation methodologies; and

•     Reviewed certain other relevant, publicly available information, including economic, industry, and Target specific information.

Our analyses contained herein are confidential and addressed to, and provided exclusively for use by, the Board. Our Opinion may be used (i) by the Board in evaluating the Transaction, (ii) in disclosure materials to shareholders of the Company, (iii) in filings with the U.S. Securities and Exchange Commission (the “SEC”) (including the filing of the Opinion and the data and analysis presented by Houlihan Capital to the Board), and (iv) in any litigation pertaining to matters relating to the Transaction and covered in the Opinion.

No opinion, counsel, or interpretation was intended or should be inferred with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice. Furthermore, the Opinion does not address any aspect of the Board’s recommendation to its shareholders with respect to the adoption of the Transaction or how any shareholder of the Company should vote with respect to such adoption or the statutory or other method by which the Company is seeking such vote in accordance with the terms of the Transaction, applicable law, and the Company’s organizational instruments.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and subject to the understanding that the obligations of Houlihan Capital and any of its affiliates in the Transaction are solely corporate obligations, and no officer, director, principal, employee, affiliate, or member of Houlihan Capital or their successors or assigns shall be subjected to any personal liability whatsoever (other than for intentional misconduct, fraud, or gross negligence), nor will any such claim be asserted by or on behalf of the Company or its affiliates against any such person with respect to the Opinion other than Houlihan Capital.

We have relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering an opinion. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Target, nor, except as stated herein, have we been furnished with any such evaluation or appraisal. We have not assumed responsibility for any independent verification of information provided by Company Management or Target Management nor have we assumed any obligation to verify this information.

For the avoidance of doubt, Company Management directed Houlihan Capital to rely on the Forecast prepared and provided by Target Management in the Representation Letter in preparation of Houlihan Capital’s Opinion. The Forecast included, among other things:

•        Forecasted revenue for the Combined Company of $2,077,816,758 for CY 2024.

Company Management executed the Representation Letter confirming that the Forecast prepared and provided by Target Management represents Company Management’s good faith assessment of the Combined Company’s future performance, subject to the business combination between the Company and BEN. Houlihan Capital had no role

Annex C-2

Board of Directors of OCA Acquisition Corp. December 7, 2023 Fairness Opinion

whatsoever in the preparation of the Forecast, nor was Houlihan Capital asked to provide an outside “reasonableness review” of the Forecast. Further, the Company did not engage Houlihan Capital to audit or otherwise validate any of the Forecast’s underlying inputs and assumptions.

Several analytical methodologies were considered, and a subset of those were employed, in arriving at the Opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Houlihan Capital did not attribute any particular weight to any single analysis or factor, but instead, made certain qualitative and subjective judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by us and in the context of the circumstances of the Transaction. Accordingly, Houlihan Capital believes that its analyses must be considered as a whole, because considering any portion of such analyses and factors, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the process underlying, and used by Houlihan Capital as support for, the conclusion set forth in the Opinion.

In our analysis and in connection with the preparation of the Opinion, Houlihan Capital has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction. Houlihan Capital’s Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the Opinion. Houlihan Capital is under no obligation, to update, revise, reaffirm or withdraw the Opinion, or otherwise comment on or consider events occurring after the date of the Opinion.

The Opinion is our only formal written opinion as to whether, as of the date of such Opinion, the Consideration is fair, from a financial point of view, to the Unaffiliated Shareholders. The Opinion does not constitute a recommendation to proceed with the Transaction. Houlihan Capital was not requested to opine as to, and the Opinion does not address, the (i) underlying business decision of Company, its shareholders, or any other party to proceed with or effect the proposed Transaction, (ii) financial fairness of any aspect of the proposed Transaction not expressly addressed in the Opinion, (iii) terms of the Transaction (except with respect to financial fairness), including, without limitation, the closing conditions and any of the other provisions thereof, (iv) fairness of any portion or aspect of the proposed Transaction to the holders of any securities, creditors, or other constituencies of the Company, or any other party, other than those set forth in the Opinion, (v) relative corporate or other merits of the proposed Transaction as compared to any alternative business strategies that might exist for the Company, or (vi) tax, accounting, or legal consequences of the proposed Transaction to either the Company, its shareholders, or any other party.

Houlihan Capital, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals, has any ownership or other beneficial interests in the Company or Target and has provided no previous investment banking or consulting services to the Company or Target.

Houlihan Capital has received and is receiving a fee from the Company relating to its services in providing this Opinion that is not contingent on the consummation of the proposed Transaction.

In an engagement letter dated November 14, 2023, Client has agreed to indemnify Houlihan Capital for certain specified matters in connection with Houlihan Capital’s services.

Subject to the foregoing qualifications, assumptions, and limitations, as of the date hereof, it is Houlihan Capital’s opinion that the Consideration is fair, from a financial point of view, to the Unaffiliated Shareholders. The Opinion was unanimously approved by the Fairness Opinion Committee of Houlihan Capital.

Respectfully submitted,

/s/ Houlihan Capital, LLC

Houlihan Capital, LLC

Annex C-3

Annex D

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
POWERMERS SMART INDUSTRIES, INC.

Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law

Powermers Smart Industries, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1.      The name of the Corporation is “Powermers Smart Industries, Inc.”.

2.      The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on January 24, 2022.

3.      This Amended Restated Certificate of Incorporation (this “Certificate”) restates, integrates and amends the Certificate of Incorporation of the Corporation.

4.      This Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

5.      The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

First: The name of the corporation is “Powermers Smart Industries, Inc.” (hereinafter sometimes referred to as the “Corporation”).

Second: The registered office of the Corporation in the State of Delaware is to be located at c/o Vcorp Agent Services, Inc., 108 W. 13th Street, Suite 100, Wilmington, Delaware, County of New Castle, 19801. The name of its registered agent at that address is Vcorp Agent Services, Inc.

Third: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

Fourth: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [•] shares, of which [•] shares shall be Common Stock with par value of $0.0001 per share (“Common Stock”), and [•] shares shall be Preferred Stock with par value of $0.0001 per share (“Preferred Stock”).

A.     Preferred Stock. The Board of Directors of the Corporation (the “Board”) is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The Board is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, stated in this Certificate or the resolution of the Board originally fixing the number of shares of such series. If the number of shares of any series of Preferred Stock is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Annex D-1

B.      Common Stock.

1.      Voting.

i.       Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

ii.     Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of Common Stock shall not have cumulative voting rights.

iii.    Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including any Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or the DGCL.

2.      Dividends.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

3.      Liquidation, Dissolution or Winding Up of the Corporation.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Fifth:

A.     The number of members of the entire Board shall be fixed, from time to time, exclusively by the Board, in accordance with the bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof and thereof, the “Bylaws”), subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if any.

B.      From and after the first date on which Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of Common Stock of the Corporation, the Board shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be fixed exclusively by the Board and shall be as nearly equal as possible. The directors in Class A shall be elected for a term expiring at the first annual meeting of stockholders after such first date, the directors in Class B shall be elected for a term expiring at the second annual meeting of stockholders after such first date and the directors in Class C shall be elected for a term expiring at the third annual meeting of stockholders after such first date. Commencing at the first annual meeting of stockholders after such first date, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors with or without cause, may be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and

Annex D-2

until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

Sixth: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.     Election of directors need not be by ballot unless the Bylaws so provide.

B.      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the Bylaws without the consent of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate. Notwithstanding anything to the contrary contained in this Certificate or any provision of law which might otherwise permit a lesser vote of the stockholders, from and after the first date on which Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of Common Stock of the Corporation, the stockholders may adopt, amend, alter or repeal the Bylaws only with the affirmative vote of the holders of not less than 75% of the voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

C.     From and after the first date on which Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of Common Stock of the Corporation, except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by written consent in lieu of a meeting.

D.     Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the stockholders of the Corporation may be called only by the chairperson of the Board, the chief executive officer of the Corporation or the Board, and the ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.

E.      Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

F.      The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), unless a higher vote is required by applicable law, shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

G.     In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware and of this Certificate.

Seventh:

A.     A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the repeal or modification

Annex D-3

of this paragraph A nor, to the fullest extent permitted by the DGCL, any modification of law shall adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.      The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

C.     The rights to indemnification and advancement of expenses conferred in this Article Seventh of this Certificate shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Eighth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Ninth:

A.     Unless a majority of the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Notwithstanding the foregoing, the Court of Chancery of the State of Delaware shall not be the sole and exclusive forum for any of the following actions: (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal or concurrent federal and state jurisdiction.

B.      Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Annex D-4

C.     If any action the subject matter of which is within the scope of paragraph A immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce paragraph A immediately above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

D.     If any provision or provisions of this Article Ninth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Ninth (including, without limitation, each portion of any sentence of this Article Ninth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Ninth.

Tenth: The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

Eleventh: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article Eleventh. Notwithstanding any other provisions of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, from and after the first date on which Broadline Capital CX LLC no longer beneficially owns more than 50% of the outstanding shares of Common Stock of the Corporation, the stockholders may amend, alter, or repeal, or adopt any provision inconsistent with, any provision of Article Fifth, Sixth or Eleventh of this Certificate only with the affirmative vote of the holders of not less than 75% of the voting power of all outstanding securities of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

[Signature Page Follows]

Annex D-5

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its             , as of the              day of             , 2024.

, Chief Executive Officer

Annex D-6

Annex E

Adopted as of             , 2024

BYLAWS
OF
POWERMERS SMART INDUSTRIES, INC.

ARTICLE I
OFFICES

1.1         Registered Office. The registered office of Powermers Smart Industries, Inc. (the “Corporation”) in the State of Delaware shall be established and maintained at c/o Vcorp Agent Services, Inc., 108 W. 13th Street, Suite 100, Wilmington, Delaware, County of New Castle, 19801 and Vcorp Agent Services, Inc. shall be the registered agent of the corporation in charge thereof.

1.2         Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1         Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2         Annual Meetings.

(a)         The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

(b)         Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

(c)         To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly

Annex E-1

brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.3         Special Meetings.

(a)         Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by the chairperson of the Board, the chief executive officer of the Corporation or the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

(b)         Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4         Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.5         Organization.

(a)         The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

(b)         The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

2.6         Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote on such question. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect each director. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.7         No Stockholder Action by Written Consent. Unless permitted by law and the Certificate of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.

2.8         Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares

Annex E-2

registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held.

2.9         Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10       Adjournment. Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11       Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.12       Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

ARTICLE III
DIRECTORS

3.1         Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into classes as more fully described in the Certificate of Incorporation.

3.2         Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders (or if the Board is divided in classes, the next annual meeting at which such director’s class stands for election) or until such director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall be elected and qualified, or until such director’s earlier resignation, removal from office, death or incapacity.

3.3         Nominations. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.3. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name,

Annex E-3

age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.4         Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5         Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6         Organization of Meetings.

(a)         The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

(b)         Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or in the absence of the Chairman of the Board of Directors and the President by such other person as the Board of Directors may designate or the members present may select.

3.7         Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes of proceedings of the Board of Directors or committee.

3.8         Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. Notwithstanding the foregoing, if the Board of Directors is divided into classes, stockholders may effect such removal only for cause.

Annex E-4

3.9         Resignations. Any Director may resign at any time by submitting his written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10       Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11       Compensation. The Board of Directors shall have the authority to fix the compensation of directors. Without limiting the foregoing, the directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or any committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for service as director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are full-time employees of the Corporation shall not receive any compensation for their service as director.

3.12       Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13       Meetings by Means of Conference Telephone. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

4.1         General. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and

Annex E-5

such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2         Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this ARTICLE IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

4.3         Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4         Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5         President. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

4.6         Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.7         Vice Presidents. At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

4.8         Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and

Annex E-6

special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.9         Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.10       Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.11       Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.12       Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

4.13       Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.14       Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.15       Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.16       Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Annex E-7

ARTICLE V
CAPITAL STOCK

5.1         Form of Certificates. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

5.2         Signatures. Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3         Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4         Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

5.5         Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be

Annex E-8

more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a)         The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)         The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c)         The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6         Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

ARTICLE VI
NOTICES

6.1         Form of Notice. Notices to directors and stockholders other than notices to directors of special meetings of the board of Directors which may be given by any means stated in Section 3.4, shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

6.2         Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1         Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Annex E-9

7.2         Actions by or in Right of the Company. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3         Success on the Merits. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4         Standard of Conduct Determination. Any indemnification under Sections 7.1 or 7.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a)         by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b)         if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c)         by the stockholders.

7.5         Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6         Non-Exclusive Rights. The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7         Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

7.8         Defined Terms.

(a)         For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a

Annex E-10

director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

(b)         For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.9         Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.10       Limitation of Liability. No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time.

ARTICLE VIII
GENERAL PROVISIONS

8.1         Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

8.2         Maintenance and Inspection of Records.

(a)         The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws, as may be amended to date, minute books, accounting books and other records.

(b)         Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the Delaware General Corporation Law. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

(c)         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

8.3         Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

Annex E-11

8.4         Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

8.5         Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

8.6         Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

8.7         Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.8         Amendments. Subject to any limitations in the Certificate of Incorporation, the original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws, subject to any limitations in the Certificate of Incorporation.

8.9         Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

Annex E-12

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

New PSI’s certificate of incorporation and bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the DGCL.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. New PSI’s certificate of incorporation provides for such limitation of liability to the extent permitted by the DGCL.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, New PSI has entered into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require New PSI, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21.     Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

No.	Description of Exhibit
2.1*ß

Business Combination Agreement, dated as of December 21, 2023, by and among OCA Acquisition Corp., POWR Merger Sub, LLC, and Powermers Smart Industries, Inc. (included as Annex A to the proxy statement/prospectus).

3.1*	Form of Amended and Restated Certificate of Incorporation of Powermers Smart Industries, Inc. (included as Annex D to the proxy statement/prospectus).
3.2*	Form of Amended and Restated Bylaws of Powermers Smart Industries, Inc. (included as Annex E to the proxy statement/prospectus).
4.1*

OCA Warrant Agreement, dated as of January 14, 2021, by and between OCA Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 to OCA’s Current Report on Form 8-K filed with the SEC on January 21, 2021).

5.1**	Opinion of Graubard Miller.
8.1**	Opinion of Kirkland & Ellis LLP.
10.1*

Sponsor Letter Agreement, dated as of January 14, 2021, by and among OCA Acquisition Corp, its officers and directors and OCA Acquisition Holdings LLC (incorporated herein by reference to Exhibit 10.1 to OCA’s Current Report on Form 8-K filed with the SEC on January 21, 2021).

10.2*ß

Note Purchase Agreement, dated as of December 21, 2023, by and between Antara Capital Total Return SPAC Master Fund LP and Powermers Smart Industries, Inc. (incorporated herein by reference to Exhibit 10.1 to OCA’s Current Report on Form 8-K filed with the SEC on December 22, 2023).

10.3*

Subscription Agreement, dated as of December 21, 2023, by and between OCA Acquisition Corp. and OCA Acquisition Holdings LLC (incorporated herein by reference to Exhibit 10.2 to OCA’s Current Report on Form 8-K filed with the SEC on December 22, 2023).

10.4*	Form of Company Stockholder Support Agreement (incorporated herein by reference to Exhibit 10.3 to OCA’s Current Report on Form 8-K filed with the SEC on December 22, 2023).
10.5*

Sponsor Support Agreement, dated as of December 21, 2023 by and among OCA Acquisition Corp., OCA Acquisition Holdings LLC, Powermers Smart Industries, Inc., Antara Total Return SPAC Master Fund LP and the insiders party thereto (incorporated herein by reference to Exhibit 10.4 to OCA’s Current Report on Form 8-K filed with the SEC on December 22, 2023).

10.6**	Form of New PSI Registration Rights Agreement to be entered into at Closing.
10.7**	Form of Lockup Agreement to be entered into at Closing.
10.8*∞	Form of PSI 2024 Equity Incentive Plan (included as Annex B to the proxy statement/prospectus).
21.1**	List of Subsidiaries of Powermers Smart Industries, Inc.
23.1*	Consent of B F Borgers CPA PC.
23.2*	Consent of WithumSmith+Brown, PC.
23.3*	Consent of Graubard Miller (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1**	Form of Preliminary Proxy Card.
99.2*	Consent of Houlihan Capital, LLC.
107*	Filing Fee Table.

____________

*        Filed herewith

**      To be filed by amendment

+        The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

∞        Indicates management contract or compensatory plan or arrangement.

#        Confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and submitted to the SEC.

ß       Confidential portions of this exhibit have been omitted as permitted by applicable regulations.

Item 22.     Undertakings.

(a)     The undersigned registrant hereby undertakes as follows:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)    That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 13th day of February, 2024.

POWERMERS SMART INDUSTRIES, INC.
By:	/s/ Christopher Thorne
Name:	Christopher Thorne
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Christopher Thorne his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date
/s/ Christopher Thorne	Chief Executive Officer, Director and Chairman	February 13, 2024
Christopher Thorne	(Principal Executive Officer)
/s/ Joel Thomas	Chief Financial Officer and Executive Vice	February 13, 2024
Joel Thomas	President (Principal Finance and Accounting Officer)
/s/ Doug Brown	Director and Vice Chair	February 13, 2024
Doug Brown
/s/ Craig Forrest	Director	February 13, 2024
Craig Forrest
/s/ Martin R. Wade III	Director	February 13, 2024
Martin R. Wade III